As filed with the Securities and Exchange Commission on February 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OKADA MANILA INTERNATIONAL, INC.1

(Exact name of registrant as specified in its charter)

Republic of the Philippines	7011	98-1640348
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Okada Manila International, Inc.

New Seaside Drive, Entertainment City

Barangay Tambo, Parañaque City

Metro Manila 1701

Philippines

+63 2 880 7555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

James Grandolfo, Esq. Milbank LLP 30/F Alexandra House Central Hong Kong Tel: +852 2971 4888	Jason Ader 26 Capital Acquisition Corp. 701 Brickell Avenue Miami, Florida 33131 Tel: (305) 709-6664	Xavier Kowalski, Esq. Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Tel: (212) 756 2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and on completion of the merger and share acquisition described in the enclosed proxy statement/prospectus.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[1]	Note: Name change to “UE Resorts International, Inc.” is pending approval by the Philippine Securities and Exchange Commission.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS — SUBJECT TO COMPLETION DATED FEBRUARY 22, 2022

PROXY STATEMENT/PROSPECTUS

Okada Manila International, Inc.	26 Capital Acquisition Corp.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF

26 CAPITAL ACQUISITION CORP.

PROSPECTUS FOR UP TO 34,375,000 COMMON SHARES, 22,750,000 WARRANTS AND 22,750,000 COMMON SHARES UNDERLYING WARRANTS OF OKADA MANILA INTERNATIONAL, INC.

The board of directors of 26 Capital Acquisition Corp., a Delaware corporation (“26 Capital”), has approved the agreement and plan of merger and share acquisition (the “Merger and Share Acquisition Agreement”), dated as of October 15, 2021, by and among Tiger Resort Asia Ltd., a Hong Kong private limited company (“TRA”), Okada Manila International, Inc., a Philippine corporation (“OMI”), Project Tiger Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Tiger Resort, Leisure and Entertainment, Inc., a Philippine corporation (“TRLEI”), and 26 Capital. Pursuant to the Merger and Share Acquisition Agreement, Merger Sub will merge with and into 26 Capital and stockholders of 26 Capital will acquire the right to subscribe for OMI common shares (the “Merger and Share Acquisition”). For stockholders of 26 Capital who elect to subscribe for OMI common shares, the subscription price for the OMI common shares will be paid, on behalf of each subscribing 26 Capital stockholder, by 26 Capital, as described under “The Merger and Share Acquisition Agreement — The Subscription”, and 26 Capital stockholders will not be required to pay any additional consideration for the OMI common shares beyond exchanging their shares in the Merger and Share Acquisition. As a result of the Merger and Share Acquisition, and upon consummation thereof and the other transactions contemplated by the Merger and Share Acquisition Agreement, 26 Capital will become a wholly owned subsidiary of OMI, with securityholders of 26 Capital becoming securityholders of OMI.

26 Capital stockholders are being asked to consider a vote upon the Merger and Share Acquisition and certain proposals related thereto as described in this proxy statement/prospectus.

As a result of, and upon consummation of, the Merger and Share Acquisition, all outstanding shares of 26 Capital common stock (except for (i) any shares owned by 26 Capital, Merger Sub or any subsidiary of 26 Capital (“Excluded Shares”), which will be canceled without consideration, (ii) any shares of 26 Capital common shares that are held by stockholders who have made a valid redemption election (“Redeemed Shares”), which shares will be redeemed in accordance with 26 Capital’s organizational documents, and (iii) any shares of 26 Capital common shares that are held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provision of the DGCL (“Dissenting Shares”)), shall be converted into and shall for all purposes represent only the right to subscribe for and purchase, pursuant to the Subscription Agreement and a letter of transmittal and subscription confirmation, one validly issued, fully paid and non-assessable share of common stock of OMI.

Further, at the Effective Time (as defined below), each warrant to acquire shares of 26 Capital that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become a warrant to purchase an equal number of OMI common shares, and OMI shall assume each warrant in accordance with its terms as in effect as of the date of the Merger and Share Acquisition Agreement. Immediately prior to the Effective Time, and subject to the receipt of requisite approvals of the applicable shareholders, the UEC Parties (as defined below) intend to effect a reorganization whereby TRLEI, then a consolidated subsidiary of TRA and beneficial owner of 100% of the issued and outstanding shares in OMI (“OMI Sale Shares”), will sell to TRA the OMI Sale Shares pursuant to a deed of absolute sale of shares. TRA will thereafter subscribe for additional shares in OMI in cash and contribute 100% of the issued and outstanding shares beneficially owned by TRA in TRLEI, including certain receivables due from TRLEI, as additional paid in capital in OMI, pursuant to subscription and contribution agreements (“Reorganization”). At the Effective Time, as a result of the Reorganization, and subject to the receipt of requisite approvals from government agencies to implement the Reorganization, OMI will become a direct wholly owned subsidiary of TRA, with TRLEI becoming a direct wholly owned subsidiary of OMI. In addition, the 22-year lease agreement between TRLEI and Eagle 1 Land Holdings Inc. (“Eagle I”) dated February 8, 2012, as amended (the “Eagle I Lease”), under which TRLEI leases certain land where its building is located, will be amended to exclude certain undeveloped land currently leased by TRLEI. The Reorganization is further described in the Merger and Share Acquisition Agreement. See “Information About OMI — Corporate Structure Charts” beginning on page 162 for more information.

The registration statement includes a prospectus of OMI that covers (i) the OMI common shares issuable to the 26 Capital stockholders in the Merger and Share Acquisition, as discussed above, (ii) the OMI warrants that will be issued in exchange for the 26 Capital warrants, as discussed above, and (iii) the OMI common shares that may become issuable upon the exercise of such OMI warrants. Accordingly, OMI is registering up to an aggregate of 34,375,000 OMI common shares, 22,750,000 OMI warrants and 22,750,000 OMI common shares issuable upon the exercise of the OMI warrants.

Proposals to approve the Merger and Share Acquisition Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the special meeting of 26 Capital stockholders scheduled to be held on                     , 2022 in virtual format.

Although OMI is not currently a public reporting company, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Merger and Share Acquisition, OMI will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). OMI intends to apply for listing of the OMI common shares and OMI warrants on Nasdaq under the proposed symbols “UERI” and “UERIW”, respectively, to be effective at the consummation of the Merger and Share Acquisition. It is a condition of the consummation of the Merger and Share Acquisition that the OMI common shares are approved for listing on Nasdaq (subject only to official notice of issuance thereof). While trading on Nasdaq is expected to begin on the first business day following the date of completion of the Merger and Share Acquisition, there can be no assurance that OMI’s securities will be listed on Nasdaq or that a viable and active trading market will develop. See “Risk Factors” beginning on page 42 for more information.

OMI will be an “emerging growth company” as defined in the JOBS Act and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

OMI will also be a “foreign private issuer” as defined in the Exchange Act and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, OMI’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, OMI will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

In addition, OMI will be a “controlled company” under Nasdaq corporate governance rules since more than 50% of the voting power for the election of OMI’s directors will held by TRA.

The accompanying proxy statement/prospectus provides 26 Capital stockholders with detailed information about the Merger and Share Acquisition and other matters to be considered at the special meeting of 26 Capital stockholders. We encourage you to read the entire accompanying proxy statement/prospectus, including the annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 42 of the accompanying proxy statement/prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE MERGER AND SHARE ACQUISITION, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AND SHARE ACQUISITION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated              and is first being mailed to shareholders of 26 Capital on or about                     , 2022.

PRELIMINARY — SUBJECT TO COMPLETION DATED                     , 2022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF 26 CAPITAL ACQUISITION CORP.

To Be Held On

TO THE STOCKHOLDERS OF 26 CAPITAL ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of 26 Capital Acquisition Corp., a Delaware corporation (“26 Capital”), will be held at              Eastern time, on,             . You are cordially invited to attend and participate in the special meeting online by visiting https://                    . The special meeting will be held for the following purposes:

1.

Proposal No. 1 — The Merger and Share Acquisition Proposal — To consider and vote upon a proposal to approve and adopt the Merger and Share Acquisition Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the Merger and Share Acquisition whereby Merger Sub will merge with and into 26 Capital, with 26 Capital surviving as a wholly-owned subsidiary of OMI (the “Merger and Share Acquisition Proposal”).

2.

Proposal No. 2 — The Charter Proposal — To consider and vote upon a proposal to approve the following material differences between 26 Capital’s amended and restated certificate of incorporation (the “26 Capital Charter”) and OMI’s amended and restated articles of incorporation to be effective upon the consummation of the Merger and Share Acquisition: (i) the name of the new public entity will be “UE Resorts International, Inc.” as opposed to “26 Capital Acquisition Corp.”; (ii) OMI’s amended and restated articles of incorporation will provide for one class of OMI common shares as opposed to the two classes of 26 Capital common stock provided for in the 26 Capital Charter; (iii) OMI’s corporate existence is perpetual as opposed to 26 Capital’s corporate existence terminating if a business combination is not consummated within a specific period of time; and (iv) OMI’s amended and restated articles of incorporation will not include the various provisions applicable only to special purpose acquisition corporations that the 26 Capital Charter contains (the “Charter Proposal”).

3.

Proposal No. 3 — The Subscription Proposal — To consider and vote upon a proposal to (i) approve and adopt the Subscription Agreement, a copy of which is attached to this proxy statement/prospectus as Annex B, and the transactions contemplated therein, (ii) approve the appointment of 26 Capital to act on behalf of its stockholders under the Subscription Agreement, including subscribing for OMI common shares at a purchase price of 0.05 PHP (0.05 Philippine pesos) at the Effective Time with the cash payment for such OMI common shares being made on behalf of the applicable stockholders, (iii) approve the declaration of a cash dividend (the “Subscription Dividend”) on the outstanding shares of 26 Capital common stock immediately prior to the closing of the Merger and Share Subscription (which will not include any Redeemed Shares) in the amount of 0.05 PHP (0.05 Philippine pesos) in order to fund the cash payment on behalf of stockholders of 26 Capital under the Subscription Agreement, and (iv) approve the use of the Subscription Dividend to either be paid by 26 Capital to OMI as the subscription price for the OMI common shares issued by OMI pursuant to the Subscription Agreement or paid to the holders of 26 Capital’s common stock who do not elect to subscribe for OMI common shares (these payments are together referred to as the “Use of Dividend Proceeds”) (the “Subscription Proposal”).

4.

Proposal No. 4 — The 2022 Equity Award Plan Proposal — To consider and vote upon a proposal to approve the Okada Manila International, Inc. 2022 Equity Award Plan (the “Equity Plan”) (the “Equity Plan Proposal”).

5.

Proposal No. 5 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Merger and Share Acquisition (the “Adjournment Proposal”).

We will also transact any other business as may properly come before the special meeting or any adjournment or postponement thereof.

The items of business listed above are more fully described elsewhere in the proxy statement/prospectus. Whether or not you intend to attend the special meeting, we urge you to read the attached proxy statement/prospectus in its entirety, including the annexes and accompanying financial statements, before voting. In particular, we urge you to carefully read the section in the proxy statement/prospectus titled “Risk Factors.”

Only holders of record of 26 Capital common stock at the close of business on              (the “record date”), are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

After careful consideration, 26 Capital’s board of directors has determined that each of the proposals listed is fair and in the best interest of 26 Capital and its stockholders and recommends that you vote or give instruction to vote “FOR” each of the proposals set forth above. When you consider the recommendations of 26 Capital’s board of directors, you should keep in mind that 26 Capital’s directors and officers may have interests in the Merger and Share Acquisition that conflict with, or are different from, your interests as a stockholder of 26 Capital. See the section titled “The Merger and Share Acquisition Proposal — Interests of 26 Capital’s Directors and Officers in the Merger and Share Acquisition.”

The Merger and Share Acquisition Proposal is conditioned on approval of the Subscription Proposal. If either of these proposals are not approved and the applicable closing condition in the Merger and Share Acquisition Agreement is not waived, the remaining proposals will not be presented to stockholders for a vote. The approval of the Charter Proposal is conditioned on the approval of the Merger and Share Acquisition Proposal and the Subscription Proposal. The Equity Plan Proposal is conditioned on the approval of the Merger and Share Acquisition Proposal, the Charter Proposal and the Subscription Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

All 26 Capital stockholders are cordially invited to attend the special meeting, which will be held virtually over the Internet at https://                    . To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a holder of record of 26 Capital common stock on the record date, you may also cast your vote at the special meeting. If your 26 Capital common stock is held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares, or, if you wish to attend the special meeting, obtain a proxy from your broker or bank. Public stockholders of 26 Capital may elect to redeem their public shares even if the vote “FOR” the Merger and Share Acquisition Proposal.

A complete list of 26 Capital stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of 26 Capital for inspection by stockholders during business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting virtually or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly voted and counted.

If you have any questions or need assistance voting your shares, please contact              at             . Questions can also be sent by email to             . This notice of special meeting and the proxy statement/prospectus relating to the Merger and Share Acquisition will be available at https://                    .

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Jason Ader Chairman of the Board of Directors

                    , 2022

IF YOU RETURN YOUR SIGNED PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

ALL HOLDERS OF SHARES OF 26 CAPITAL CLASS A STOCK OUTSTANDING (THE “26 CAPITAL PUBLIC SHARES”) HAVE THE RIGHT TO HAVE THEIR 26 CAPITAL PUBLIC SHARES REDEEMED FOR CASH IN CONNECTION WITH THE PROPOSED MERGER AND SHARE ACQUISITION. 26 CAPITAL PUBLIC STOCKHOLDERS ARE NOT REQUIRED TO AFFIRMATIVELY VOTE FOR OR AGAINST THE MERGER AND SHARE ACQUISITION PROPOSAL, TO VOTE ON THE MERGER AND SHARE ACQUISITION PROPOSAL AT ALL, OR TO BE HOLDERS OF RECORD ON THE RECORD DATE IN ORDER TO HAVE THEIR SHARES REDEEMED FOR CASH.

THIS MEANS THAT ANY PUBLIC STOCKHOLDER HOLDING 26 CAPITAL PUBLIC SHARES MAY EXERCISE REDEMPTION RIGHTS REGARDLESS OF WHETHER THEY ARE ENTITLED TO VOTE ON THE MERGER AND SHARE ACQUISITION PROPOSAL.

TO EXERCISE REDEMPTION RIGHTS, HOLDERS MUST TENDER THEIR STOCK IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, 26 CAPITAL’S TRANSFER AGENT, NO LATER THAN TWO BUSINESS DAYS PRIOR TO THE SPECIAL MEETING. YOU MAY TENDER YOUR STOCK BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DEPOSIT WITHDRAWAL AT CUSTODIAN SYSTEM. IF THE MERGER AND SHARE ACQUISITION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE

YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING OF 26 CAPITAL STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

i

ii

ADDITIONAL INFORMATION

You may request copies of this proxy statement/prospectus and any other publicly available information concerning 26 Capital, without charge, by written request to             , 26 Capital’s proxy solicitor, by calling             , or by emailing             , or from the SEC through the SEC website at http://www.sec.gov.

In order for 26 Capital shareholders to receive timely delivery of the documents in advance of the special meeting of 26 Capital to be held on             , you must request the information no later than five business days prior to the date of the special meeting, by             .

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms a part of a registration statement on Form F-4 filed with the SEC by OMI, constitutes a prospectus of OMI under Section 5 of the Securities Act with respect to (a) the OMI common shares to be issued to 26 Capital stockholders in connection with the Merger and Share Acquisition and (b) the OMI warrants to be issued to 26 Capital stockholders in connection with the Merger and Share Acquisition and the OMI common shares issuable upon exercise thereof. This document also constitutes a proxy statement of 26 Capital under Section 14(a) of the Exchange Act, and the rules thereunder, and a notice of meeting with respect to the special meeting of 26 Capital stockholders to consider and vote upon the Merger and Share Acquisition Proposal, the Charter Proposal, the Subscriptions Proposal, the Equity Plan Proposal and the Adjournment Proposal.

Unless otherwise indicated or the context otherwise requires, all references in this proxy statement/prospectus to the terms “OMI” refer to Okada Manila International, Inc. All references in this proxy statement/prospectus to “26 Capital” refer to 26 Capital Acquisition Corp.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this proxy statement/prospectus concerning OMI’s industry and the regions in which it operates, including OMI’s general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and other industry publications, surveys and forecasts. In addition, OMI has included in this proxy statement/prospectus, as Annex D, the Independent Consultant Report (as defined herein), which contains additional industry and market data relating to OMI. None of these surveys, reports, industry forecasts or market research information, which OMI believes to be reliable based upon its management’s knowledge of the industry, has been independently verified, unless otherwise indicated. While OMI believes that such market data, industry forecasts and similar information are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of OMI’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and “OMI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to OMI, 26 Capital or other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us of, any other companies.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Statements

26 Capital

The historical financial statements of 26 Capital were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and are denominated in U.S. dollars.

TRLEI

TRLEI’s audited financial statements as of and for the years ended December 31, 2020 and 2019 and the unaudited condensed consolidated interim financial statements as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020, included in this proxy statement/prospectus, have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”), and are reported in Philippine pesos.

OMI refers in various places in this proxy statement/prospectus to a non-IFRS financial measure, namely Adjusted EBITDA, which is more fully explained in “— Non-IFRS measure.” The presentation of non-IFRS information is not meant to be considered in isolation or as a substitute for TRLEI’s audited financial statements and unaudited condensed consolidated interim financial statements, in each case prepared in accordance with IFRS.

This proxy statement/prospectus contains translations of certain amounts into U.S. dollars at specified rates solely for the convenience of the reader. These translations should not be construed as representations that the Philippine peso amounts represent such U.S. dollar amounts or could be, or could have been, converted into U.S. dollars at the rates indicated or at all. Unless otherwise indicated, all translations from Philippine pesos to U.S. dollars have been made at a rate of PHP 50.959 = $1.00, being the rate for the conversion of U.S. dollars with Philippine pesos quoted in the Daily Reference Exchange Rate Bulletin of the Bangko Sentral ng Pilipinas (the “BSP”) on September 30, 2021. On December 10, 2021, the closing rate quoted on the Reference Exchange Rate Bulletin was PHP 50.277 = $1.00.

OMI

OMI was incorporated on March 10, 2021 for purposes of acquiring, owning, operating, and/or managing hotels (city and resorts), inns, apartments, private clubs, pension houses, convention halls, lodging houses, restaurants, cocktail bars, and gaming and entertainment businesses, including casino-entertainment complexes with casino, hotel, retail and amusement areas and themed development components (amended purposes). As a newly incorporated company, OMI has no material assets and does not operate any businesses. Accordingly, no financial statements of OMI have been included in this proxy statement/prospectus.

The Merger and Share Acquisition is made up of the series of transactions provided in the Merger and Share Acquisition Agreement as described elsewhere within this proxy statement/prospectus. Following the Merger and Share Acquisition, OMI will qualify as a foreign private issuer and will continue to prepare its consolidated financial statements in accordance with IFRS. In addition, OMI will be a “controlled company” under Nasdaq corporate governance rules.

Accordingly, the unaudited pro forma condensed combined financial information and the comparative per share information that will be presented in this proxy statement/prospectus will be prepared in accordance with IFRS.

Projections and Independent Consultant Report

This proxy statement/prospectus, includes, in Annex D, the Okada Manila Gaming Market Study, dated October 2021, as supplemented and amended (the “Independent Consultant Report”), prepared by The

Innovation Group, an international research and advisory firm in the gaming, entertainment, hospitality, tourism and leisure sectors (the “Independent Consultant”).

The Independent Consultant Report contains projections of certain financial data relating to OMI, including but not limited to revenue, expenses and EBITDA (the “Projections”).

The Projections are for reference purposes only, and accordingly, prospective investors are cautioned not to place undue reliance on the Independent Consultant Report or the Projections or other information derived from the Independent Consultant Report included in this proxy statement/prospectus. Under no circumstances should the inclusion of the Independent Consultant Report and any information derived therefrom, including any Projections, included in this proxy statement/prospectus be regarded as a representation or warranty by OMI, 26 Capital, any of their respective affiliates or any other person with respect to the accuracy of the Projections or the accuracy of their underlying assumptions or that OMI will achieve any of the projected results. Neither OMI, 26 Capital nor the Independent Consultant can give any assurance that the assumptions upon which the Projections have been prepared are correct or that OMI’s actual results of operations will be consistent with the Projections or any estimates provided in this proxy statement/prospectus or the Independent Consultant Report. Therefore, no representations are made, nor are they intended to be made, nor should any be inferred, with respect to the likely existence of a particular future set of facts or circumstances. OMI’s actual results may be materially less favorable than those inferred by any of the Projections.

The Projections are based on certain assumptions that are described in the Independent Consultant Report. While OMI believes that the assumptions are reasonable as of the date of the Independent Consultant Report, they are based on OMI’s and the Independent Consultant’s views as of the date of the Independent Consultant Report and are subject to change or adjustment over time. OMI undertakes no obligation to update the Independent Consultant Report or any of the information set forth therein or any of the Projections to reflect developments that may occur in the future, many of which are beyond OMI control. If the assumptions used in formulating the Projections and estimates prove to be incorrect, or if OMI’s future performance differs materially from the Projections, then OMI’s results may be materially adversely affected. Accordingly, you should not place undue reliance on the Projections. The Independent Consultant Report speaks only as of its date, and the occurrence of unanticipated events or any other events since that time that could render the Projections and the other information set forth therein inaccurate. You should note that the Independent Consultant Report and the information contained therein are provided only as of the date set forth therein and do not contemplate any event, circumstances or changes with respect to OMI or otherwise after such date.

You are further cautioned that while the Independent Consultant Report is included in this proxy statement/prospectus on the basis of the Independent Consultant’s experience and expertise in the matters discussed therein, the Projections contained in this proxy statement/prospectus have not be audited or reviewed by OMI’s or 26 Capital’s independent auditors.

Without limiting the generality of the foregoing, the Independent Consultant Report is expressly subject to the qualifications, assumptions made, procedures followed, matters considered and any limitations on the scope of work contained therein.

Note on Forward Looking Statements and Risks in the Independent Consultant Report

Although the Independent Consultant has compiled the Independent Consultant Report with the utmost care and diligence, the Independent Consultant makes no representations or warranties about the accuracy or suitability of the statements in the Independent Consultant Report and its information for any purpose. These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements.

Non-IFRS measures

This proxy statement/prospectus contains non-IFRS measures, namely Adjusted EBITDA (defined as operating profit / (loss) before depreciation and other adjustments).

Management believes Adjusted EBITDA facilitates operating performance comparisons from period to period and company to company by eliminating potential differences caused by currency fluctuations (affecting exchange gains and losses), variations in capital structures (affecting interest income and expense), tax positions (such as the impact on periods or companies of change in effective tax rates or net operating losses) and the age and book value of tangible and intangible assets (affecting related depreciation and amortization expense).

While OMI believes that presentation of this non-IFRS measure is helpful to investors because similar measures are widely used by certain investors, security analysts and other interested parties as supplemental measures of performance and liquidity, investors should not construe this non-IFRS measure as an alternative to profit or to cash flows from operations. In addition, Adjusted EBITDA of OMI may not be comparable to similarly titled measures used by other companies.

In addition, Adjusted EBITDA (as used by OMI) may not be comparable to EBITDA (as used by the Independent Consultant) for the Projections. Prospective investors should review the Independent Consultant Report accompanying such Projections, which contains a discussion of the assumptions used in preparing the Projections.

FREQUENTLY USED TERMS

In this document, unless the context otherwise requires:

“26 Capital Charter” means the Amended and Restated Certificate of Incorporation of 26 Capital, as currently in effect.

“26 Capital Class A Stock” means the class A common stock, par value $0.0001 per share, of 26 Capital.

“26 Capital Class B Stock” means the class B common stock, par value $0.0001 per share, of 26 Capital.

“26 Capital common stock” means, collectively, the 26 Capital Class A Stock and the 26 Capital Class B Stock.

“26 Capital IPO” means the initial public offering of 26 Capital, which was consummated on January 20, 2021.

“26 Capital public shares” means the shares of 26 Capital Class A Stock outstanding.

“26 Capital units” means the units sold in the 26 Capital IPO , each consisting of one share of 26 Capital Class A Stock and one-half of a redeemable 26 Capital warrant.

“26 Capital warrants” means the warrants issued by 26 Capital, each entitling the holder thereof to purchase one share of 26 Capital common stock for $11.50 per share.

“AML” means anti-money laundering.

“BIR” means the Bureau of Internal Revenue, the national taxation authority in the Philippines.

“BSP” means Bangko Sentral ng Pilipinas, the central bank of the Philippines.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Corporation Code” means Republic Act No. 11232, otherwise known as the Revised Corporation Code, of the Philippines.

“Data Privacy Act” means Republic Act No. 10173, otherwise known as the Data Privacy Act of 2012, of the Philippines.

“DGCL” means the Delaware General Corporation Law, as amended.

“DTC” means the Depository Trust Company.

“Eagle I Lease” means the 22-year lease agreement between TRLEI and Eagle 1, as amended.

“Effective Time” means the time that the Merger and Share Acquisition becomes effective, which shall occur at such time as the certificate of merger is accepted for filing by the Delaware Secretary of State or at such later date and time as specified in the certificate of merger.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Founder Shares” means the 6,875,000 shares of 26 Capital Class B Common Stock held by the Sponsor (or its permitted transferees), which were acquired in a private placement prior to the 26 Capital IPO for an aggregate purchase price of $25,000.

“IFRS” means the International Financial Reporting Standards.

“Independent Consultant” means The Innovation Group, an international research and advisory firm in the gaming, entertainment, hospitality, tourism and leisure sectors.

“Independent Consultant Report” means the Okada Manila Gaming Market Study, dated October 2021, as supplemented and amended, prepared by the Independent Consultant.

“Intellectual Property Code” means Republic Act No. 8293, otherwise known as the Intellectual Property Code of the Philippines, as amended.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IRS” means U.S. Internal Revenue Service.

“ISO” means International Standards Organization.

“JOBS Act” means the U.S. Jumpstart Our Business Startups Act of 2012, as amended.

“Merger” means the merger of Merger Sub with and into 26 Capital, with 26 Capital surviving the merger as a wholly owned subsidiary of OMI.

“Merger and Share Acquisition” means the transactions contemplated by the Merger and Share Acquisition Agreement.

“Merger and Share Acquisition Agreement” means the agreement and plan of merger and share acquisition, dated as of October 15, 2021, by and among TRA, OMI, Merger Sub, TRLEI and 26 Capital.

“Merger and Share Acquisition Proposal” means the proposal to approve and adopt the Merger and Share Acquisition Agreement, and the transactions contemplated thereby, and the Merger and Share Acquisition.

“Merger Sub” means Project Tiger Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of OMI.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Okada Manila” means an integrated casino resort and hotel complex located in the Entertainment City gaming strip in Parañaque City, Metro Manila, Philippines, owned and operated by TRLEI.

“OMI common shares” means the common shares, with a par value of PHP 0.05 per share, of OMI.

“OMI warrants” means the warrants to purchase OMI common shares.

“PAGCOR” means the Philippine Amusement and Gaming Corporation.

“PAGCOR Charter” means Presidential Decree No. 1869, as amended by Republic Act No. 9487, and amending Presidential Decree Nos. 1067-A, 1067-B, 1067-C, 1399, 1632.

“PCAOB” means the U.S. Public Company Accounting Oversight Board.

“PEZA” means the Philippine Economic Zone Authority.

“PFIC” means passive foreign investment company.

“Philippine SEC” means the Philippine Securities and Exchange Commission.

“Provisional License” means the preliminary authorization issued by PAGCOR to establish and operate a casino.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Regulation Code” mean Republic Act No. 8799, otherwise known as the Securities Regulation Code, of the Philippines, as revised, and its implementing rules and regulations.

“Sponsor” means 26 Capital Holdings LLC, a Delaware limited liability company.

“Tax Act” means the U.S. Tax Cuts and Jobs Act of 2017.

“Tax Code” means the National Internal Revenue Code of the Philippines, as amended.

“Trust Account” means the trust account that holds a portion of the proceeds of 26 Capital’s initial public offering.

“U.S. GAAP” or “GAAP” means United States generally accepted accounting principles.

“UEC” means Universal Entertainment Corporation, a joint stock company (kabushiki kaisha) incorporated with limited liability under the laws of Japan, whose common stock is listed on the Tokyo Stock Exchange, JASDAQ (standard) market.

“UEC Parties” means, collectively, TRA, OMI, Merger Sub and TRLEI.

EXCHANGE RATES

The Philippine Dealing System (the “PDS”), a computer network supervised by the BSP, through which the members of the Bankers Association of the Philippines effect spot and forward currency exchange transactions, was introduced in 1992. The Philippine Dealing System was adopted by the BSP as a means to monitor foreign exchange rates. The BSP Rate is the weighted average rate for the purchase of U.S. dollars with Philippine pesos under the Philippine Dealing System and published in the BSP’s Reference Exchange Rate Bulletin. On September 30, 2021, the BSP Rate was PHP 50.959 = $1.00.

The following table sets forth certain information concerning the BSP Rate between the Philippine peso and the U.S. dollar for the periods and dates indicated, expressed in Philippine pesos per $1.00.

Period	Low[1]	Average[2]	High[3]	Period end
	(in PHP per $)
Year ended December 31, 2019	50.489	51.796	52.887	50.744
Year ended December 31, 2020	48.033	49.624	51.320	48.036
Nine months ended September 30, 2021	47.666	48.880	50.959	50.959

Source: BSP Online Statistical Database.

Notes:

1	Lowest daily closing exchange rate for the period.
2	Weighted average rate under the PDS.
3	Highest daily exchange rate for the period.

QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the proposed Merger and Share Acquisition. The following questions and answers do not include all of the information that may be important to 26 Capital’s stockholders. 26 Capital stockholders are urged to carefully read this entire proxy statement/prospectus, including the annexes and the other documents referred to herein, to fully understand the proposed Merger and Share Acquisition and the voting procedures for the special meeting.

Q:	Why am I receiving this proxy statement/prospectus?

A:    26 Capital’s stockholders are being asked to consider and vote upon a proposal to approve and adopt the Merger and Share Acquisition Agreement and the transactions contemplated therein, among other proposals. 26 Capital has entered into the Merger and Share Acquisition Agreement, by and among TRA, OMI, Merger Sub, TRLEI and 26 Capital. Pursuant to the Merger and Share Acquisition Agreement, Merger Sub will merge with and into 26 Capital and stockholders of 26 Capital will receive the right to subscribe for OMI common shares. The subscription price for the OMI common shares shall be paid in cash, and fixed based on an amount equivalent to at least the par value of OMI common shares. For stockholders of 26 Capital who elect to subscribe for OMI common shares, the subscription price for the OMI common shares will be paid, on behalf of each subscribing 26 Capital stockholder, by 26 Capital, as described under “The Merger and Share Acquisition Agreement—The Subscription”, and 26 Capital stockholders will not be required to pay any additional consideration for the OMI common shares beyond exchanging their shares in the Merger and Share Acquisition. The subscription to OMI common shares, by 26 Capital stockholders who elect to subscribe for OMI common shares, as contemplated in the Merger and Share Acquisition Agreement, was structured as a cash transaction in order to efficiently meet Philippine regulatory requirements for subscription to shares in a Philippine company under the Corporation Code. As a result of the Merger and Share Acquisition, and upon consummation thereof and the other transactions contemplated by the Merger and Share Acquisition Agreement, 26 Capital will become a wholly owned subsidiary of OMI, with securityholders of 26 Capital becoming securityholders of OMI. In addition, each outstanding warrant to purchase shares of 26 Capital Class A common stock will entitle the holders to purchase OMI common shares upon consummation of the Merger and Share Acquisition. For additional information, see the section entitled “Proposal No. 1 — The Merger and Share Acquisition Proposal — The Merger and Share Acquisition Agreement — Consideration.” A copy of the Merger and Share Acquisition Agreement is attached to this proxy statement/prospectus as Annex A.

26 Capital’s units, 26 Capital Class A Stock and 26 Capital warrants are traded on Nasdaq under the symbols “ADERU,” “ADER,” and “ADERW,” respectively. Prior to the closing of the Merger and Share Acquisition, OMI will apply to list, to be effective at the time of the Merger and Share Acquisition, its common shares and warrants on Nasdaq. We expect its common shares and warrants to be listed under the symbols “UERI” and “UERIW,” respectively. At the closing, any 26 Capital units that are not already trading separately will automatically separate into their component shares of OMI common shares and warrants to purchase OMI common shares. OMI will not have units traded following consummation of the Merger and Share Acquisition.

This proxy statement/prospectus and its annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its annexes, which 26 Capital urges you to do.

Q:	What is being voted on at the special meeting?

A:    26 Capital’s stockholders are being asked to vote on the following proposals:

Proposal No. 1 — The Merger and Share Acquisition Proposal — To consider and vote upon a proposal to approve and adopt the Merger and Share Acquisition Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the Merger and Share Acquisition whereby Merger Sub will merge with and into 26 Capital, with 26 Capital surviving as a wholly-owned subsidiary of OMI.

Proposal No. 2 — The Charter Proposal — To consider and vote upon a proposal to approve the following material differences between the 26 Capital Charter and OMI’s amended and restated articles of incorporation to be effective upon the consummation of the Merger and Share Acquisition: (i) the name of the new public entity will be “UE Resorts International, Inc.” as opposed to “26 Capital Acquisition Corp.”; (ii) OMI’s amended and restated articles of incorporation will provide for one class of OMI common shares as opposed to the two classes of 26 Capital common stock provided for in the 26 Capital Charter; (iii) OMI’s corporate existence is perpetual as opposed to 26 Capital’s corporate existence terminating if a business combination is not consummated within a specific period of time; and (iv) OMI’s amended and restated articles of incorporation will not include the various provisions applicable only to special purpose acquisition corporations that the 26 Capital Charter contains.

Proposal No. 3 — The Subscription Proposal — To consider and vote upon a proposal to (i) approve and adopt the Subscription Agreement, a copy of which is attached to this proxy statement/prospectus as Annex B, and the transactions contemplated therein, (ii) approve the appointment of 26 Capital to act on behalf of its stockholders under the Subscription Agreement, including subscribing for OMI common shares at a purchase price of 0.05 PHP (0.05 Philippine pesos) at the Effective Time with the cash payment for such OMI common shares being made on behalf of the applicable stockholders, (iii) approve the declaration of the Subscription Dividend on the outstanding shares of 26 Capital common stock immediately prior to the closing of the Merger and Share Subscription (which will not include any Redeemed Shares) in the amount of 0.05 PHP (0.05 Philippine pesos) in order to fund the cash payment on behalf of stockholders of 26 Capital under the Subscription Agreement and (iv) approve the Use of Dividend Proceeds. Pursuant to the Merger and Share Acquisition Agreement, stockholders of 26 Capital will receive the right to subscribe for OMI common shares. For stockholders of 26 Capital who elect to subscribe for OMI common shares, the subscription price for the OMI common shares will be paid, on behalf of each subscribing 26 Capital stockholder, by 26 Capital, as described under “The Merger and Share Acquisition Agreement — The Subscription”, and 26 Capital stockholders will not be required to pay any additional consideration for the OMI common shares beyond exchanging their shares in the Merger and Share Acquisition.

Proposal No. 4 — The 2022 Equity Award Plan Proposal — To consider and vote upon a proposal to approve the Okada Manila International, Inc. 2022 Equity Award Plan.

Proposal No. 5 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Merger and Share Acquisition.

Q:	Who can attend, vote and ask questions at the special meeting?

A:    Only 26 Capital stockholders as of the record date, or their duly appointed proxies, may virtually attend the special meeting. To enter the special meeting and have the ability to submit questions during the special meeting, stockholders must have their 16-digit control number available. Only one stockholder per 16-digit control number can access the special meeting. We encourage stockholders to log in to the website and access the special meeting before the special meeting’s start time.

Stockholders may vote electronically during the special meeting at              by entering your 16-digit control number and following the instructions.

During the special meeting, 26 Capital will endeavor to answer as many questions submitted by stockholders as time permits. 26 Capital reserves the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If 26 Capital receives substantially similar questions, it may group such questions together and provide a single response to avoid repetition.

Q:	Are the proposals conditioned on one another?

A:    The Merger and Share Acquisition Proposal is conditioned on approval of the Subscription Proposal. If either of these proposals are not approved and the applicable closing condition in the Merger and Share Acquisition Agreement is not waived, the remaining proposals will not be presented to stockholders for a vote. The Charter Proposal is conditioned on the approval of the Merger and Share Acquisition Proposal and the Subscription Proposal. The Equity Plan Proposal is conditioned on the approval of the Merger and Share Acquisition Proposal, the Charter Proposal and the Subscription Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that if any of the Merger and Share Acquisition Proposal, the Charter Proposal or the Subscription Proposal is not approved by 26 Capital stockholders, then the Merger and Share Acquisition will not be consummated.

Q:    Why is 26 Capital providing stockholders with the opportunity to vote on the Merger and Share Acquisition?

A:    The 26 Capital Charter requires that 26 Capital provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of its initial business combination in conjunction with either a tender offer or a stockholder vote. For business and other reasons, 26 Capital has elected to provide its stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than pursuant to a tender offer. Therefore, 26 Capital is seeking to obtain the approval of its stockholders of the Merger and Share Acquisition Proposal, as required by the DGCL, in order to provide our public stockholders with the opportunity to redeem their public shares in connection with the closing of the Merger and Share Acquisition.

Q: What	will happen in the Merger and Share Acquisition?

A:    At the closing, Merger Sub will merge with and into 26 Capital, with 26 Capital surviving as a wholly-owned subsidiary of OMI. In connection with the consummation of the Merger and Share Acquisition, stockholders of 26 Capital will receive the right to subscribe for OMI common shares. For stockholders of 26 Capital who elect to subscribe for OMI common shares, the subscription price will be to be paid, on behalf of each subscribing 26 Capital stockholder, by 26 Capital as described under “The Merger and Share Acquisition Agreement—The Subscription,” and 26 Capital stockholders will not be required to pay any additional consideration for the OMI common shares beyond exchanging their shares in the Merger and Share Acquisition. Upon consummation of the Merger and Share Acquisition, OMI will become the public company.

Q: What	equity stake will current 26 Capital stockholders and TRA hold in OMI after the closing?

A:    We anticipate that, upon completion of the Merger and Share Acquisition, assuming that none of the 26 Capital stockholders exercise redemption rights and assuming that all stockholders of 26 Capital who receive the right to subscribe for OMI common shares have subscribed for such OMI common shares, an aggregate of approximately 34,375,000 OMI common shares will be issued in connection with the Merger and Share Acquisition, existing 26 Capital stockholders will hold in the aggregate approximately 13.75% of OMI’s outstanding common stock (approximately 11.00% held by 26 Capital public stockholders and approximately 2.75% held by the Sponsor) and TRA will hold approximately 86.25% of OMI’s outstanding common stock. These ownership percentages do not take into account (1) any warrants or options to purchase OMI common shares that will be outstanding following the Merger and Share Acquisition or (2) any equity awards that may be issued under our proposed Equity Plan following the Merger and Share Acquisition. If the actual facts are different than these assumptions (which is likely), the ownership percentages held by each of our existing stockholders, including Sponsor and TRA, will be different.

For additional information regarding beneficial ownership, see “Security Ownership of Certain Beneficial Owners and Management.”

If any of the 26 Capital stockholders as of              redeem their public shares at the closing of the Merger and Share Acquisition in accordance with the 26 Capital Charter but continue to hold public warrants after the closing of the Merger and Share Acquisition, the aggregate value of the warrants that may be retained by them, based on the closing trading price per warrant as of December 6, 2021, would be approximately $10.2 million, or $0.74 per public warrant, regardless of the amount of redemptions by 26 Capital stockholders. 26 Capital stockholders that do not redeem their shares in connection with the Merger and Share Acquisition will experience dilution upon the exercise of warrants that remain outstanding after the closing of the Merger and Share Acquisition. The percentage of the total number of outstanding shares of OMI common stock that will be owned by public stockholders as a group will vary based on the number of shares for which the holders thereof request redemption in connection with the Merger and Share Acquisition.

The following table illustrates varying beneficial ownership levels in the combined company, as well as possible sources and extents of dilution for non-redeeming 26 Capital stockholders, assuming no redemptions by 26 Capital stockholders, 10% redemption by 26 Capital stockholders, 50% redemption by 26 Capital stockholders, 75% redemption by 26 Capital stockholders and the maximum redemptions by 26 Capital stockholders:

	No Redemptions(1)%		10% Redemption(2)%		50% Redemption(3)%		75% Redemption(4)%		Maximum Redemption(5)%
TRA	250,035,016	87.9%	250,035,016	88.8%	250,035,016	92.4%	250,035,016	94.8%	250,035,016	97.3%
26 Capital public stockholders	27,500,000	9.7%	24,750,000	8.8%	13,750,000	5.1%	6,875,000	2.6%	0	—
Sponsor	6,875,000	2.4%	6,875,000	2.4%	6,875,000	2.5%	6,875,000	2.6%	6,875,000	2.7%
Pro forma OMI shares as of September 30, 2021	284,375,000	100.0%	281,625,000	100.0%	270,625,000	100.0%	263,750,000	100.0%	256,875,000	100.0%
Public warrants	13,750,000		13,750,000		13,750,000		13,750,000		13,750,000
Private warrants	7,500,000		7,500,000		7,500,000		7,500,000		7,500,000

Notes:
(1)	Assumes 2,750,000 shares of 26 Capital Class A Stock are redeemed.
(2)	Assumes 13,750,000 shares of 26 Capital Class A Stock are redeemed.
(3)	Assumes 6,875,000 shares of 26 Capital Class A Stock are redeemed.
(4)	Assumes 20,625,000 shares of 26 Capital Class A Stock are redeemed.
(5)	Assumes all 27,500,000 shares of 26 Capital Class A Stock are redeemed.

Q:	What conditions must be satisfied to complete the Merger and Share Acquisition?

A:    There are a number of closing conditions in the Merger and Share Acquisition Agreement, including that 26 Capital stockholders have approved and adopted the Merger and Share Acquisition Agreement. For a summary of the conditions that must be satisfied or waived prior to completion of the Merger and Share Acquisition, see “The Merger and Share Acquisition Agreement — Conditions to Closing of the Merger.”

Q:	Why is 26 Capital proposing the Charter Proposal?

A:    26 Capital is asking its stockholders to approve material differences between the organizational documents of OMI that will be in effect upon the closing of the Merger and Share Acquisition and the 26 Capital Charter. The proposed material differences that 26 Capital is asking stockholders to approve include the following:

(i)    the name of the new public entity will be “UE Resorts International, Inc.” as opposed to “26 Capital Acquisition Corp.”;

(ii)    OMI’s amended and restated articles of incorporation will provide for one class of OMI common shares as opposed to the two classes of 26 Capital common stock provided for in the 26 Capital Charter;

(iii)    OMI’s corporate existence is perpetual as opposed to 26 Capital’s corporate existence terminating if a business combination is not consummated within a specific period of time; and

(iv)    OMI’s amended and restated articles of incorporation will not include the various provisions applicable only to special purpose acquisition corporations that the 26 Capital Charter contains.

Q:	Why is 26 Capital proposing the Subscription Proposal?

A:    The purpose of the Subscription Proposal is for 26 Capital stockholders to (i) approve and adopt the Subscription Agreement and the transactions contemplated thereby, (ii) authorize 26 Capital to Act on behalf of its stockholders under the Subscription Agreement, including subscribing for OMI common shares, (iii) approve the declaration of the Subscription Dividend and (iv) to approve the Use of Proceeds. The Merger and Share Acquisition was structured to involve a cash subscription by 26 Capital stockholders that elect to subscribe for OMI common shares in connection with the consummation of the transaction in order to efficiently meet Philippine regulatory requirements for subscription to shares in a Philippine company under the Corporation Code.

Q:	Why is 26 Capital proposing the Equity Plan Proposal?

A:    The purpose of the Equity Plan is to provide eligible employees, directors and consultants of OMI and its subsidiaries with the opportunity to receive stock-based incentive awards in order to encourage such persons to contribute materially to the growth of OMI and its subsidiaries and align their economic interests with those of its stockholders. The Equity Plan will be adopted by OMI prior to the completion of the Merger and Share Acquisition. 26 Capital is asking its stockholders to approve the Equity Plan on a non-binding advisory basis.

Q:	What happens if I sell my shares of 26 Capital common stock before the special meeting?

A:    The record date for the special meeting is                     , 2022, and is earlier than the date on which we expect the Merger and Share Acquisition to be completed. If you transfer your shares of 26 Capital common stock before the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in the 26 Capital Trust Account. If you transfer your shares of 26 Capital common stock after the record date, but before the special meeting, unless the transferee obtains a proxy from you to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancelation upon consummation of the Merger and Share Acquisition. Regardless of whether you transfer your shares of common stock before or after the record date, your transferee will be entitled to exercise redemption rights with respect to the shares purchased by following the procedures set forth in this proxy statement/prospectus.

Q:    Why will I need to subscribe for OMI common shares in Merger and Share Acquisition rather than receiving OMI common shares directly?

A:    The Merger and Share Acquisition was structured to involve a cash subscription by 26 Capital stockholders that elect to subscribe for OMI common shares in connection with the consummation of the transaction in order to efficiently meet Philippine regulatory requirements for subscription to shares in a Philippine company under the Corporation Code. 26 Capital stockholders who elect to subscribe for OMI common shares will have the subscription price for the OMI common shares paid, on behalf of such stockholder, by 26 Capital, as described under “The Merger and Share Acquisition Agreement—The Subscription”, and 26 Capital stockholders will not be required to pay any additional consideration for the OMI common shares beyond exchanging their shares in the Merger and Share Acquisition.

Q:	What constitutes a quorum at the special meeting?

A:    A quorum will be present at the special meeting if holders of outstanding shares of 26 Capital common stock representing a majority of the voting power of all outstanding shares of 26 Capital capital stock entitled to vote at such meeting are represented in person or by proxy. If a stockholder fails to vote his, her or its shares online or by proxy, or if a broker fails to vote online or by proxy shares held by it in nominee name, such shares will not be counted for the purposes of establishing a quorum. If a stockholder who holds his, her or its shares in “street name” through a broker or other nominee fails to give voting instructions to such broker or other nominee (a “broker non-vote”) on all of the proposals set forth in this proxy statement/prospectus, such shares will not be counted for the purposes of establishing a quorum. An abstention from voting, shares represented at the special meeting online or by proxy but not voted on one or more proposals, or a broker non-vote, so long as the stockholder has given the broker or other nominee voting instructions on at least one of the proposals in this proxy statement/prospectus, will each count as present for the purposes of establishing a quorum. In the absence of a quorum, the chairman of the special meeting may adjourn the special meeting until a quorum shall attend. As of the record date for the special meeting, the presence online or by proxy of              shares of 26 Capital common stock is required to achieve a quorum.

Q:	What vote is required to approve the proposals presented at the special meeting?

A:    The approval of each of the Merger and Share Acquisition Proposal and the Subscription Proposal requires the affirmative vote of holders of a majority of the outstanding shares of common stock. Accordingly, a stockholder’s failure to vote online or by proxy, a broker non-vote nor an abstention will each have the effect as a vote “AGAINST” each of the Merger and Share Acquisition Proposal and the Subscription Proposal. The approval of each of the Charter Proposal, the Equity Plan Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast on such proposals. Accordingly, neither a stockholder’s failure to vote online or by proxy, a broker non-vote nor an abstention will be considered a “vote cast,” and, thus, will have no effect on the outcome of any of these proposals.

Q:	How will the Sponsor and 26 Capitals’s directors and officers vote?

A:    In connection with the 26 Capital IPO, 26 Capital entered into an agreement with the Sponsor and each of 26 Capital’s executive officers and directors pursuant to which they each agreed to vote any shares of 26 Capital common stock owned by them in favor of a proposed business combination. As of the date of this proxy statement/prospectus, the Sponsor (and its affiliates (as defined by Rule 405 under the Securities Act)) and 26 Capital’s executive officers and directors, in the aggregate, own approximately 20% of the issued and outstanding shares of 26 Capital common stock. None of the Sponsor, nor any of 26 Capital’s executive officers or directors, have entered into agreements, and are not currently in negotiations, to purchase or sell shares prior to the record date.

Q:    May the Sponsor or 26 Capital’s directors or executive officers or their respective affiliates purchase shares in connection with the Merger and Share Acquisition?

A:    At any time prior to the special meeting, the Sponsor or the 26 Capital directors or executive officers or their respective affiliates may purchase shares of 26 Capital common stock on the open market, and may purchase shares in privately negotiated transactions from stockholders who vote, or indicate an intention to vote, against the Merger and Share Acquisition Proposal, or who have elected or redeem, or indicate an intention to redeem, their shares in connection with the Merger and Share Acquisition. Any such privately negotiated purchases may be effected at purchase prices that are in excess of fair market value or in excess of the per-share pro rata portion of the Trust Account. The Sponsor or 26 Capital’s directors or executive officers or their respective affiliates may also enter into transactions with stockholders and others to provide them with incentives to acquire shares of 26 Capital common stock, to vote their shares in favor of the Merger and Share Acquisition Proposal or to not redeem their shares in connection with the Merger and Share Acquisition. While the exact nature of such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such persons against potential loss in value of their shares, including the granting of put options and the transfer to such persons of shares or warrants for nominal value. The Sponsor, 26 Capital’s executive officers or directors or their respective affiliates will not effect any such purchases when they are in possession of any material non-public information relating to 26 Capital or OMI, during a restricted period under Regulation M under the Exchange Act or in a transaction which would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act.

Q:	How many votes do I have at the special meeting?

A:    26 Capital’s stockholders are entitled to one vote at the special meeting for each share of 26 Capital common stock held of record as of                     , 2022, the record date for the special meeting. As of the close of business on the record date, there were              outstanding shares of 26 Capital common stock.

Q:    What interests do the Sponsor and 26 Capital’s executive officers and directors have in the Merger and Share Acquisition?

A:    The Sponsor and 26 Capital’s directors and executive officers have interests in the Merger and Share Acquisition that are different from or in addition to (and which may conflict with) the interests of 26 Capital’s stockholders. As more fully set forth below, the Sponsor and its affiliates have approximately $78.4 million in the aggregate at risk that depends upon the completion of a business combination. Specifically, (i) $25,000 of such amount was paid for the 6,875,000 Founder Shares (which if unrestricted and freely tradable would be valued at approximately $67.4 million, based on the closing price of the 26 Capital common stock on December 6, 2021), (ii) $7,500,000 for its 7,500,000 private placement warrants (which was valued at $1.04 per private placement warrant, or approximately $7.8 million in the aggregate, as of September 30, 2021), and (iii) the Sponsor has loaned 26 Capital an additional $1,500,000 in order to fund working capital, which amount will convert into 1,500,000 private placement warrants upon consummation of the Merger and Share Acquisition (which would be valued at $1.04 per private placement warrant, or approximately $1.6 million in the aggregate, as of September 30, 2021. The foregoing interests, and those set forth in more detail below, present a risk that the Sponsor and its affiliates will benefit from the completion of the Merger and Share Acquisition, including in a manner that may not be aligned with public stockholders. These interests include, among other things, the interests listed below:

•	that the Sponsor and certain of 26 Capital’s officers and directors will hold OMI common shares following the Merger and Share Acquisition, subject to lock-up agreements;

•	that the Sponsor and 26 Capital’s officers and directors will hold private placement warrants to purchase OMI common shares following the Merger and Share Acquisition;

•

the fact that given the differential in purchase price that the Sponsor paid for the Founder Shares as compared to the price of the 26 Capital units sold in the IPO and the substantial number of OMI common shares that the Sponsor will receive upon conversion of the Founder Shares in connection with the Merger and Share Acquisition, the Sponsor and its affiliates may realize a positive rate of return on such investments even if other public stockholders experience a negative rate of return following the Merger and Share Acquisition;

•

that the Sponsor and 26 Capital’s officers and directors have entered into a letter agreement with 26 Capital, pursuant to which they have agreed to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the completion of the initial business combination;

•

that the Sponsor and 26 Capital’s officers and directors have entered into a letter agreement with 26 Capital, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if 26 Capital fails to complete its initial business combination by January 20, 2023. However, if the Sponsor or 26 Capital’s officers or directors acquire public shares in or after the 26 Capital IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares;

•

if the Trust Account is liquidated, including in the event 26 Capital is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify 26 Capital to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which 26 Capital has entered into an acquisition agreement or claims of any third party for services rendered or products sold to 26 Capital, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the nomination of certain individuals by the Sponsor as directors of OMI following the closing; and

•	the continued indemnification of 26 Capital’s current directors and officers and the continuation of directors’ and officers’ liability insurance after the Merger and Share Acquisition.

These interests may influence 26 Capital’s directors in making their recommendation that you vote in favor of the approval of the Merger and Share Acquisition Proposal and the other proposals set forth in this proxy statement/prospectus. See “Security Ownership of Certain Beneficial Owners and Management” for more information.

These interests may influence 26 Capital’s directors in making their recommendation that you vote in favor of the approval of the Merger and Share Acquisition Proposal and the other proposals set forth in this proxy statement/prospectus. See “Security Ownership of Certain Beneficial Owners and Management” for more information.

Q:	Do I have redemption rights?

A:     If you are a holder of shares of 26 Capital Class A Stock, you may redeem your shares for cash equal to a pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Merger and Share Acquisition (including any portion of the interest earned thereon which was not previously used or distributed to 26 Capital to pay dissolution expenses or taxes), upon the consummation of the Merger and Share Acquisition. A holder of 26 Capital Class A Stock, together with any of his, her or its affiliates or any other person with whom such holder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to 15% or more of the outstanding shares of 26 Capital Class A Stock. The Sponsor and 26 Capital’s executive officers and directors have waived their redemption rights with respect to their shares in 26 Capital in connection with the Merger and Share Acquisition. All such shares held by the Sponsor and 26 Capital’s executive officers and directors will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on funds in the Trust Account of approximately $275 million on September 30, 2021, the estimated per share redemption price would have been approximately $10.00. Additionally, shares properly tendered for redemption will only be redeemed if the Merger and Share Acquisition is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including any portion of the interest earned thereon which was not previously used or distributed to 26 Capital to pay dissolution expenses or taxes) upon 26 Capital’s liquidation.

Q:    Do the Sponsor or 26 Capital’s directors and officers have redemption rights in connection with the Merger and Share Acquisition?

A:    The Sponsor and 26 Capital’s executive officers and directors have entered into a letter agreement with 26 Capital, pursuant to which they have agreed to waive their redemption rights with respect to any public shares held by them in connection with the completion of 26 Capital’s initial business combination.

Q:    Do the Sponsor or 26 Capital’s directors and executive officers have liquidating distribution rights in the Trust Account in connection with the Merger and Share Acquisition?

A:    The Sponsor and 26 Capital’s executive officers and directors have entered into a letter agreement with 26 Capital, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if 26 Capital fails to complete its initial business combination by January 20, 2023. However, if the Sponsor or 26 Capital’s executive officers or directors acquire public shares in or after the 26 Capital IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:    No. You may exercise your redemption rights regardless of whether, or how, you vote your shares of 26 Capital common stock on the Merger and Share Acquisition Proposal or any other proposal described in this proxy statement/prospectus. As a result, the Merger Agreement and Share Acquisition can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:	How do I exercise my redemption rights?

A:    In order to exercise your redemption rights, you must prior to 5:00 p.m., Eastern Time on                     , 2022 (two business days before the special meeting), (i) submit a written request, which includes the name of the beneficial owner of the shares to be redeemed, to 26 Capital’s transfer agent that your public shares be redeemed for cash, and (ii) deliver your stock to 26 Capital’s transfer agent physically or electronically through The Depository Trust Company (“DTC”). The address of Continental Stock Transfer & Trust Company, 26 Capital’s transfer agent, is listed under the question “Who can help answer my questions?” below.

Any demand for redemption, once made, may be withdrawn at any time until the date of the special meeting. If you deliver your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares to you (physically or electronically). You may make such a request by contacting our transfer agent at the address listed under the question “Who can help answer my questions?” below.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:    The receipt of cash by a U.S. holder of 26 Capital common stock in redemption of such shares will be a taxable transaction for U.S. federal income tax purposes. Please see the section entitled “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Holders Exercising Redemption Rights with Respect to 26 Capital Common Stock” for additional information. You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:    What are the U.S. federal income tax consequences to me as a result of the Merger and Share Acquisition?

A:    Subject to the limitations and qualifications described in the section of this proxy statement/prospectus entitled “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations,” the parties to the Merger and Share Acquisition intend that (i) the Merger and Share Acquisition qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Merger and Share Acquisition and the Reorganization collectively qualify as a transaction described in Section 351 of the Code, and (ii) any transfer of 26 Capital shares by a U.S. investor pursuant to the Merger and Share Acquisition qualify for an exception to Section 367(a)(1) of the Code as of the Effective Time (other than with respect to any such investor that would own, actually or constructively, 5% or more (by vote or value) of the outstanding OMI shares immediately after the Merger and Share Acquisition and that fails to enter into a valid “gain recognition agreement” with respect to the transferred OMI shares) (collectively, the “Intended Tax Treatment”).

If the Merger and Share Acquisition qualify as a tax-free reorganization pursuant to Section 368 of the Code and additional requirements for tax-free treatment under Section 367(a) of the Code are satisfied, a U.S. Holder generally should not recognize gain or loss if, pursuant to the Merger and Share Acquisition, the U.S. Holder either (i) exchanges only 26 Capital common stock (but not 26 Capital warrants) for OMI common shares, (ii) exchanges 26 Capital warrants for OMI warrants, or (iii) both exchanges 26 Capital common stock for OMI common shares and exchanges 26 Capital warrants for OMI warrants. In such a case, the aggregate tax basis of the OMI common shares received by a U.S. Holder in the Merger and Share Acquisition should be equal to the aggregate adjusted tax basis of the 26 Capital common stock surrendered in exchange therefor. The tax basis in an OMI warrant received by a U.S. Holder in the Merger and Share Acquisition should be equal to the adjusted tax basis of a 26 Capital warrant exchanged therefor. The holding period of the OMI common shares and/or OMI warrants received by a U.S. Holder in the Merger and Share Acquisition should include the period during which the 26 Capital common stock and/or warrants exchanged therefor were held by such U.S. Holder.

If the Merger and Share Acquisition does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, but the Merger and Share Acquisition and Reorganization collectively qualify as a transaction described in Section 351 of the Code, then the tax treatment would be the same with respect to clause (i) of the previous paragraph, but a U.S. Holder that exchanges 26 Capital warrants for OMI warrants in connection with the Merger and Share Acquisition would recognize gain or loss on such exchange, and, in such case, a U.S. Holder’s tax basis in the OMI warrant received in the Merger would be equal to the fair market value of such warrant at the time of the Merger and Share Acquisition, and a U.S. Holder’s holding period in its OMI warrant would begin on the day after the Merger.

The tax consequences of the Merger and Share Acquisition are complex and will depend on your particular circumstances. For a more detailed discussion of the U.S. federal income tax considerations of the Merger and Share Acquisition, see the section this proxy statement/prospectus entitled “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations.” If you are a U.S. Holder exchanging 26 Capital common stock or 26 Capital warrants in the Merger and Share Acquisition, or are contemplating the exercise of your redemption rights with respect to your 26 Capital common stock, you are urged to consult your tax advisor to determine the tax consequences thereof.

Q:	If I am a 26 Capital warrant holder, can I exercise redemption rights with respect to my warrants?

A:    No. The holders of 26 Capital warrants have no redemption rights with respect to 26 Capital warrants or any shares of common stock underlying such warrants. Upon consummation of the Merger and Share Acquisition, the 26 Capital warrants will, by their terms, entitle the holders to purchase OMI common shares in lieu of shares of 26 Capital Class A common stock at a purchase price of $11.50 per share, subject to adjustment.

Q:	Do I have appraisal rights if I object to the proposed Merger and Share Acquisition?

A:    Yes.

Under Delaware law, if the Merger and Share Acquisition is completed, holders of 26 Capital common stock who do not vote in favor of the Merger and Share Acquisition Proposal, who have not validly waived appraisal rights and who otherwise comply with the requirements and procedures of Section 262 of the DGCL may exercise their rights of appraisal, which generally entitle stockholders to receive a cash payment equal to the fair value of their 26 Capital common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger and Share Acquisition, as determined by the Delaware Court of Chancery. The “fair value” could be higher or lower than, or the same as, the consideration provided for in the Merger and Share

Acquisition Agreement. For a more detailed description of the appraisal rights available to 26 Capital stockholders and the procedures required to exercise appraisal rights, see “The Merger and Share Acquisition —Appraisal Rights”. A copy of the full text of Section 262 of the DGCL is attached as Annex E to this proxy statement/prospectus.

Q:    What happens to the funds held in the Trust Account upon consummation of the Merger and Share Acquisition?

A:    If the Merger and Share Acquisition is consummated, the funds held in the Trust Account will be released to OMI, and those funds will be used to pay or fund (i) the redemption price for shares of 26 Capital common stock redeemed by 26 Capital stockholders who properly exercise redemption rights, (ii) $9,625,000 in deferred underwriting compensation payable to Cantor Fitzgerald & Co. for 26 Capital’s IPO, (iii) fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by or on behalf of 26 Capital and its affiliates in connection with the Merger and Share Acquisition, and (iv) general corporate purposes of OMI, including, but not limited to, working capital for operations, capital expenditures and future acquisitions.

Q:	What happens if the Merger and Share Acquisition is not consummated?

A:    There are certain circumstances under which the Merger and Share Acquisition Agreement may be terminated. See “The Merger and Share Acquisition Agreement — Termination” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Merger and Share Acquisition Agreement or otherwise, 26 Capital is unable to complete the Merger and Share Acquisition or another business combination transaction by January 20, 2023, the 26 Capital Charter provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to 26 Capital for the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of 26 Capital’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

26 Capital expects that the amount of any distribution that its public stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Merger and Share Acquisition, subject in each case to 26 Capital’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and 26 Capital’s officers and directors have waived their redemption rights with respect to their Founder Shares.

In the event of liquidation, there will be no distribution with respect to the 26 Capital outstanding warrants. Accordingly, the warrants will expire worthless.

Q:	When is the Merger and Share Acquisition expected to be completed?

A:    26 Capital currently anticipates that the Merger and Share Acquisition will be consummated within [            ] business days following the date that all conditions to the consummation of the Merger and Share Acquisition have been satisfied or waived in accordance with the Merger and Share Acquisition Agreement. In any event, 26 Capital expects the closing of the Merger and Share Acquisition to occur on or prior to             , 2022.

For a description of the conditions to the consummation of the Merger and Share Acquisition, see “The Merger and Share Acquisition Agreement — Conditions to Closing of the Merger.”

Q:	What do I need to do now?

A:    Whether or not you plan to virtually attend the special meeting, 26 Capital urges you to read this proxy statement/prospectus and its annexes carefully, including “Risk Factors” beginning on page 39, and to consider how the Merger and Share Acquisition will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and online or on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:    If you were a holder of record of 26 Capital common stock on                     , 2022, the record date for the special meeting, you may vote with respect to the proposals at the special meeting or any adjournment thereof, electronically by using the 16-digit control number included in the notice, proxy card, or the voting instructions that accompanied this proxy statement/prospectus, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly represented and voted at the meeting. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to virtually attend the special meeting and vote, obtain a legal proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting or fail to vote at the special meeting?

A:    At the special meeting, if you abstain from voting with respect to a particular proposal, your shares will be counted as present for purposes of establishing a quorum. A failure to vote or an abstention will have the effect of a vote “AGAINST” each of the Merger and Share Acquisition Proposal and the Subscription Proposal, but will have no effect on the outcome of the Charter Proposal, the Equity Plan Proposal or the Adjournment Proposal.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:    Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders at the special meeting or any adjournment thereof.

Q:	If I am not going to attend the special meeting, should I return my proxy card instead?

A:    Yes. Whether you plan to virtually attend the special meeting or not, please read this proxy statement/prospectus carefully, and vote your shares online or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:    If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:    No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders will be considered non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining the existence of a quorum at the special meeting so long as a stockholder has given the broker or other nominee voting instructions on at least one of the proposals set forth in this proxy statement/prospectus. However, broker non-votes will not be counted as “votes cast” at the special meeting. This will have the effect of a vote cast “AGAINST” each of the Merger and Share Acquisition Proposal and the Subscription Proposal, but will have no effect on the outcome of the vote on the other proposals. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have mailed my signed proxy card?

A:    Yes. You may change your vote by sending a later-dated, signed proxy card to 26 Capital transfer agent at the address listed under “Who can help answer my questions?” below so that it is received by the transfer agent prior to the special meeting, or attend the special meeting online and vote. You also may revoke your proxy by sending a notice of revocation to 26 Capital’s chief executive officer, which must be received by 26 Capital’s chief executive officer prior to the special meeting.

Q:    What should I do if I receive more than one set of voting materials?

A:    You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:    The board of directors of 26 Capital is soliciting proxies to be voted at the special meeting. 26 Capital will pay the cost of soliciting proxies for the special meeting. 26 Capital intends to engage             , to assist in the solicitation of proxies for the special meeting. 26 Capital will pay              a fee of              for such services. 26 Capital will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of its common stock for their expenses in forwarding soliciting materials to beneficial owners of 26 Capital common stock and in obtaining voting instructions from those owners. 26 Capital’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:    If you have questions about the proposals or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact 26 Capital’s proxy solicitor at:

To obtain timely delivery, 26 Capital stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about 26 Capital from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, please see the section entitled “Special Meeting of 26 Capital Stockholders — Redemption Rights and Procedures” for additional information. Generally, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to 26 Capital’s transfer agent prior to the special meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact our transfer agent:

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Merger and Share Acquisition and the other matters to be considered at the special meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. For additional information, see the section of this proxy/statement prospectus titled “Where You Can Find More Information” beginning on page 260.

The Parties to the Merger and Share Acquisition

Okada Manila International, Inc.

OMI was incorporated in the Philippines on March 10, 2021 for purposes of acquiring, owning, operating, and/or managing hotels (city and resorts), inns, apartments, private clubs, pension houses, convention halls, lodging houses, restaurants, cocktail bars, and gaming and entertainment businesses, including casino-entertainment complexes with casino, hotel, retail and amusement areas and themed development components. As a newly incorporated company, OMI has no material assets and does not operate any businesses.

Tiger Resort, Leisure and Entertainment, Inc.

TRLEI was incorporated and registered with the Philippine Securities and Exchange Commission (“Philippine SEC”) on June 13, 2008. TRLEI is the holder of the Provisional License and the operator of Okada Manila. TRLEI’s registered office address is at Okada Manila, New Seaside Drive, Entertainment City, Barangay Tambo, Parañaque City 1701, Metro Manila, Philippines.

26 Capital Acquisition Corp.

26 Capital Acquisition Corporation was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. 26 Capital was incorporated under the laws of the State of Delaware on August 24, 2020.

On January 20, 2021, 26 Capital closed the 26 Capital IPO consisting of 27,500,000 26 Capital units, with each unit consisting of one share of 26 Capital Class A Stock and one-half of one 26 Capital public warrant, with each whole warrant entitling the holder to purchase one share of 26 Capital Class A Stock at a price of $11.50.

26 Capital units, the 26 Capital 26 Class A Stock and the 26 Capital warrants are listed on Nasdaq under the symbols ADERU, ADER, and ADERW, respectively.

The mailing address of 26 Capital’s principal executive office is 701 Brickell Ave, Suite 1550, Miami, FL 33131, and its telephone number is (305) 709-6664. After the consummation of the Merger and Share Acquisition, 26 Capital’s principal executive office will be that of OMI.

Tiger Resort Asia Ltd.

TRA was incorporated under the laws of Hong Kong on June 21, 2010. TRA is a wholly owned subsidiary of UEC and, prior to the Reorganization, holds substantially all shares of TRLEI. In addition, TRA holds 100% of Brontia Limited, which in turn holds 40% of Eagle I. Following the Merger and Share Acquisition, TRA will continue as the majority shareholder of OMI.

Project Tiger Merger Sub, Inc.

Merger Sub is a newly formed Delaware corporation and a wholly owned subsidiary of OMI. Merger Sub was formed solely for the purpose of effecting the transactions contemplated by the Merger and Share Acquisition and has not carried on any activity other than those in connection with such transactions. The address and telephone number for Merger Sub’s principal executive offices are the same as those for OMI.

The Merger and Share Acquisition Agreement

The terms and conditions of the Merger of Merger Sub with and into 26 Capital, with 26 Capital surviving the merger as a wholly owned subsidiary of OMI, are contained in the Merger and Share Acquisition Agreement, which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the Merger and Share Acquisition Agreement carefully, as it is the legal document that governs the Merger and Share Acquisition.

The Reorganization

Prior to the Closing, TRA will effect a reorganization of parts of its business in accordance with the Merger and Share Acquisition Agreement. Pursuant to such reorganization, among other matters, OMI will become a direct subsidiary of TRA, TRLEI will become a subsidiary wholly, beneficially owned by OMI, and intercompany receivables (other than ordinary course trade receivables) due from TRLEI to TRA and certain of its affiliates will be contributed to OMI. In addition, TRLEI’s lease with Eagle I (under which TRLEI leases land where its building is located) will be amended to exclude certain undeveloped land currently leased by TRLEI.

Consideration to be Received in the Merger

At the Effective Time, all outstanding shares of 26 Capital common stock (except for (i) any shares owned by 26 Capital, Merger Sub or any subsidiary of 26 Capital, which will be canceled without consideration, (ii) any shares of 26 Capital common shares that are held by stockholders who have made a valid redemption election, which shares will be redeemed in accordance with 26 Capital’s organizational documents, and (iii) any shares of 26 Capital common shares that are held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provision of the DGCL), shall be converted into and shall for all purposes represent only the right to subscribe for and purchase, pursuant to the Subscription Agreement and a letter of transmittal and subscription confirmation, one validly issued, fully paid and non-assessable share of common stock of OMI upon the exercise of such subscription right.

Further, at the Effective Time, each warrant to acquire shares of 26 Capital that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become a warrant to purchase an equal number of OMI common shares, and OMI shall assume each warrant in accordance with its terms as in effect as of the date of the Merger and Share Acquisition Agreement).

The terms of the OMI warrants issued in exchange for the 26 Capital warrants will be substantially identical to the 26 Capital warrants, except that they will entitle the holder to purchase OMI common shares rather than shares of 26 Capital common stock. In particular, OMI will have the ability to redeem outstanding OMI warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the last reported sales price of the OMI common shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of OMI common shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date OMI sends the notice of such redemption to the warrant holders. Redemption of the outstanding OMI warrants could force warrant holders to (i) exercise their OMI warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) sell their OMI warrants at the then-current market price when they might otherwise wish to hold their OMI warrants or (iii) accept the nominal redemption price which, at the time the outstanding OMI warrants are called for redemption, is likely to be substantially less than the market value of the OMI warrants.

Since the 26 Capital initial public offering, the trading price of the 26 Capital common stock has not exceeded the $11.50 per share exercise price of the 26 Capital warrants.

In the event that OMI elects to redeem the OMI warrants, OMI will mail a notice of redemption by first class mail, postage prepaid, or deliver such notice electronically through the facilities of DTC, not less than 30 days prior to the redemption date to the registered holders of the warrants to be redeemed at their last addresses as they appear on the books of the warrant agent.

Expected Pro Forma Ownership

The parties to the Merger and Share Acquisition Agreement anticipate that, upon completion of the Merger and Share Acquisition, the OMI common shares issued to the 26 Capital stockholders, including the Sponsor, as Merger Consideration will represent an ownership interest in OMI of approximately 13.75% and the OMI common shares held by or issuable to OMI shareholders immediately prior to the Effective Time, will represent an ownership interest in OMI of approximately 86.25%. These relative percentages assume that none of 26 Capital’s existing stockholders exercise their redemption rights. In addition, these percentages include the OMI common shares that will be held by the Sponsor, but such shares will be subject to transfer restrictions. These percentages do not include OMI warrants issued to holders of 26 Capital warrants pursuant to the Merger and Share Acquisition. If any of the 26 Capital stockholders exercise the 26 Capital stockholder redemption rights, the percentage ownership of the 26 Capital stockholders will be lower. See the section of this proxy statement/prospectus titled “The Merger and Share Acquisition Agreement — Ownership of the Combined Company Upon Completion of the Merger and Share Acquisition” for further information.

The following table illustrates varying beneficial ownership levels in the combined company, as well as possible sources and extents of dilution for non-redeeming 26 Capital stockholders, assuming no redemptions by 26 Capital stockholders, 10% redemption by 26 Capital stockholders, 50% redemption by 26 Capital stockholders, 75% redemption by 26 Capital stockholders and the maximum redemptions by 26 Capital stockholders:

	No Redemptions(1)%		10% Redemption(2)%		50% Redemption(3)%		75% Redemption(4)%		Maximum Redemption(5)%
TRA	250,035,016	87.9%	250,035,016	88.8%	250,035,016	92.4%	250,035,016	94.8%	250,035,016	97.3%
26 Capital public stockholders	27,500,000	9.7%	24,750,000	8.8%	13,750,000	5.1%	6,875,000	2.6%	0	—
Sponsor	6,875,000	2.4%	6,875,000	2.4%	6,875,000	2.5%	6,875,000	2.6%	6,875,000	2.7%
Pro forma OMI shares as of September 30, 2021	284,375,000	100.0%	281,625,000	100.0%	270,625,000	100.0%	263,750,000	100.0%	256,875,000	100.0%
Public warrants	13,750,000		13,750,000		13,750,000		13,750,000		13,750,000
Private warrants	7,500,000		7,500,000		7,500,000		7,500,000		7,500,000

Notes:
(1)	Assumes 2,750,000 shares of 26 Capital Class A Stock are redeemed.
(2)	Assumes 13,750,000 shares of 26 Capital Class A Stock are redeemed.
(3)	Assumes 6,875,000 shares of 26 Capital Class A Stock are redeemed.
(4)	Assumes 20,625,000 shares of 26 Capital Class A Stock are redeemed.
(5)	Assumes all 27,500,000 shares of 26 Capital Class A Stock are redeemed.

In addition to the changes in percentage ownerships depicted above, variation in the levels of redemption will impact the dilutive effect of the warrants. Increasing levels of redemption will increase the dilutive effects of these issuances on non-redeeming stockholders and reduce the value of the OMI common shares.

	No Redemptions	Value per OMI common share	10% Redemption(1)	Value per OMI common share	50% Redemption(2)	Value per OMI common share	75% Redemption(3)	Value per OMI common share	Maximum Redemption(4)	Value per OMI common share
Base scenario(5)	284,375,000	$10.00	281,625,000	$10.00	270,625,000	$10.00	263,750,000	$10.00	256,875,000	$10.00
Exercise of public warrants(5)	298,125,000	$9.54	295,375,000	$9.53	281,625,000	$9.61	277,500,000	$9.50	270,625,000	$9.49
Exercise of private warrants(6)	291,875,000	$9.74	289,125,000	$9.74	275,375,000	$9.83	271,250,000	$9.72	264,375,000	$9.72
Exercise of all warrants(6)	305,625,000	$9.30	302,875,000	$9.30	289,125,000	$9.36	285,000,000	$9.25	278,125,000	$9.24

Notes:
(1)	Assumes 2,750,000 shares of 26 Capital Class A Stock are redeemed.
(2)	Assumes 13,750,000 shares of 26 Capital Class A Stock are redeemed.
(3)	Assumes 20,625,000 shares of 26 Capital Class A Stock are redeemed.
(4)	Assumes all 27,500,000 shares of 26 Capital Class A Stock are redeemed.
(5)	Assumes a value per share of $10.00 per OMI common share upon the closing of the Merger and Share Acquisition.
(6)	Giving effect to the issuance of OMI common shares upon the exercise of warrants for cash, but does not reflect proceeds to OMI for such exercise price.

The level of redemption also impacts the effective underwriting fee incurred in connection with the 26 Capital initial public offering. In a no redemption scenario, 26 Capital’s $9,625,000 in deferred underwriting fees represents an effective deferred underwriting fee of approximately 3.5%. In a 50% redemption scenario in which 11,675,533 shares of 26 Capital common stock are redeemed in connection with the Merger and Share Acquisition, the funds remaining in the trust account following such redemption would be approximately $158,252,019 and the effective underwriting fee would be approximately 6.1%. In a maximum redemption scenario, the funds remaining in the trust account following such redemption would be approximately $39,605,300 and the effective underwriting fee would be approximately 23.2%.

26 Capital’s Board of Directors’ Reasons for the Merger and Share Acquisition

26 Capital’s board of directors, in evaluating the Merger and Share Acquisition, consulted with 26 Capital’s officers and legal advisors and other advisors. In reaching its resolution (i) that the Merger and Share Acquisition Agreement and the transactions contemplated thereby are advisable and in the best interests of 26 Capital and its stockholders and (ii) to recommend that the stockholders adopt the Merger and Share Acquisition Agreement and approve the transactions contemplated thereby, 26 Capital’s board of directors considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Merger and Share Acquisition, 26 Capital’s board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. 26 Capital’s board of directors viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of 26 Capital’s reasons for the Merger and Share Acquisition and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.”

26 Capital’s board of directors reviewed the results of the due diligence review conducted by its directors, officers and advisors, and also considered a number of factors pertaining to the Merger and Share Acquisition as generally supporting its decision to enter into the Merger and Share Acquisition Agreement and the transactions contemplated thereby. 26 Capital’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Merger and Share Acquisition.

26 Capital’s board of directors concluded that the potential benefits that it expected 26 Capital and its stockholders to achieve as a result of the Merger and Share Acquisition outweighed the potentially negative factors associated with the Merger and Share Acquisition. Accordingly, 26 Capital’s board of directors unanimously determined that the Merger and Share Acquisition Agreement and the Merger and Share Acquisition contemplated therein were advisable, fair to and in the best interests of 26 Capital and its stockholders. See the section of this proxy statement/prospectus titled “The Merger and Share Acquisition — 26 Capital’s Board of Directors’ Reasons for the Merger and Share Acquisition and the Recommendation of the Board of Directors.”

Interests of 26 Capital’s Directors and Officers in the Merger and Share Acquisition

In considering the recommendation of the 26 Capital board of directors in favor of the Merger and Share Acquisition Proposal, 26 Capital stockholders should keep in mind that the Sponsor, and certain of 26 Capital’s officers and directors, have interests in such proposal that are different from, or in addition to, those of the 26 Capital stockholders generally. These interests include, among other things, the interests listed below:

•

If the Merger and Share Acquisition with OMI or another Merger and Share Acquisition is not consummated by January 20, 2023 (or such later date as may be approved by 26 Capital’s stockholders), 26 Capital will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding 26 Capital public shares for cash and, subject to the approval of its remaining stockholders and 26 Capital’s board of directors, dissolving and liquidating. In such event, the Founder Shares held by the Sponsor and 26 Capital’s directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to 26 Capital’s IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $6.7 million based upon the closing price of $9.81 per share on Nasdaq on December 6, 2021.

•

The Sponsor purchased 26 Capital private placement warrants from 26 Capital for $1.50 per warrant. All of the proceeds 26 Capital received from these purchases were placed in the Trust Account. Such 26 Capital private placement warrants had an aggregate market value of $5.6 million based upon the closing price of $0.74 per warrant on Nasdaq on December 6, 2021. The 26 Capital private placement warrants will become worthless if 26 Capital does not consummate a Merger and Share Acquisition by January 20, 2023 (or such later date as may be approved by 26 Capital stockholders in an amendment to the 26 Capital Charter).

•	The Sponsor and certain of 26 Capital’s officers and directors will hold OMI common shares following the Merger and Share Acquisition, subject to lock-up agreements.

•	The Sponsor and 26 Capital’s officers and directors will hold private placement warrants to purchase OMI common shares following the Merger and Share Acquisition.

•

The fact that given the differential in purchase price that the Sponsor paid for the Founder Shares as compared to the price of the 26 Capital units sold in the IPO and the substantial number of OMI common shares that the Sponsor will receive upon conversion of the Founder Shares in connection with the Merger and Share Acquisition, the Sponsor and its affiliates may realize a positive rate of return on such investments even if other public stockholders experience a negative rate of return following the Merger and Share Acquisition.

•

The Sponsor and 26 Capital’s officers and directors have entered into a letter agreement with 26 Capital, pursuant to which they have agreed to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the completion of the initial business combination. 26 Capital did not provide any separate consideration to the Sponsor or its officers and directors for such waiver.

•

The Sponsor and 26 Capital’s officers and directors have entered into a letter agreement with 26 Capital, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if 26 Capital fails to complete its initial business combination by January 20, 2023. 26 Capital did not provide any separate consideration to the Sponsor or its officers and directors for such waiver. However, if the Sponsor or 26 Capital’s officers or directors acquire public shares in or after the 26 Capital IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares.

•

If the Trust Account is liquidated, including in the event 26 Capital is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify 26 Capital to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which 26 Capital has entered into an acquisition agreement or claims of any third party for services rendered or products sold to 26 Capital, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

•	The nomination of one or more directors or executive officers of 26 Capital as a director of OMI following the closing.

•	The continued indemnification of 26 Capital’s current directors and officers and the continuation of directors’ and officers’ liability insurance after the Merger and Share Acquisition.

Certain officers and members of the 26 Capital board also participate in arrangements that may provide them with other interests in the Merger and Share Acquisition that are different from yours, including, among others, arrangements for the continued service as directors of OMI following the consummation of the Merger and Share Acquisition.

Further, the Sponsor and the officers and directors of 26 Capital have, pursuant to the Sponsor Letter Agreement, each agreed (A) to vote any 26 Capital common stock owned by them in favor of the Merger and Share Acquisition and (B) not to redeem any shares in connection with a shareholder vote to approve the Merger and Share Acquisition.

Date, Time and Place of Special Meeting of 26 Capital’s Stockholders

The special meeting will be held at              a.m., Eastern time, on                     , 2022, via live webcast at https://                    , or such other date, time and place to which such meeting may be adjourned, to consider and vote upon the proposals.

26 Capital stockholders will have one vote for each share of 26 Capital common stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. 26 Capital warrants do not have voting rights.

Redemption Rights

Pursuant to the 26 Capital Charter, a holder of 26 Capital public shares may demand that 26 Capital convert such shares into cash if the Merger and Share Acquisition is consummated. Holders of 26 Capital public shares will be entitled to receive cash for these shares only if they deliver their shares to 26 Capital’s transfer agent no later than two business days prior to the special meeting. Holders of 26 Capital public shares do not need to affirmatively vote on the Merger and Share Acquisition Proposal or be a holder of such 26 Capital public shares as of the record date to exercise redemption rights. If the Merger and Share Acquisition is not consummated, these shares will not be converted into cash. If a holder of 26 Capital public shares properly demands redemption, delivers his, her or its shares to 26 Capital’s transfer agent as described above, and the Merger and Share Acquisition is consummated, 26 Capital will convert each 26 Capital public share into a full pro rata portion of the Trust Account, calculated as of two business days prior to the date of the special meeting. This would amount to approximately $10.00 per share. If a holder of 26 Capital public shares exercises his, her or its conversion rights, then it will be exchanging its shares of 26 Capital Class A Stock for cash and will not become a shareholder of OMI. See the section of this proxy statement/prospectus titled “Special Meeting of 26 Capital Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to convert your shares into cash.

26 Capital warrant holders do not have conversion rights with respect to such securities.

Listing of OMI common shares

OMI intends to file an initial listing application for the OMI common shares on The Nasdaq Global Market, effective as of the closing of the Merger and Share Acquisition, but such listing is subject to OMI fulfilling all of the listing requirements of The Nasdaq Global Market. There can be no assurance that the OMI common shares will be accepted for trading on The Nasdaq Global Market.

Delisting and Deregistration of 26 Capital Common Stock and Warrants

Conditioned on the approval for listing on The Nasdaq Global Market of the OMI common shares and OMI Warrants, in exchange of existing 26 Capital common stock and warrants, respectively, holders of 26 Capital common stock will have the opportunity to subscribe for common shares of OMI commencing on trading on The Nasdaq Global Market immediately following the closing of the Merger and Share Acquisition, and holders of 26 Capital warrants will receive warrants of OMI to purchase common shares of OMI that will commence trading on The Nasdaq Global Market immediately following the closing of the Merger and Share Acquisition. As a result, the 26 Capital common stock, warrants and units will be delisted from The Nasdaq Capital Market and deregistered with the SEC.

Material Tax Considerations

For a description of certain material U.S. federal income tax consequences of Merger and Share Acquisition, the exercise of 26 Capital stockholder redemptions in respect of shares of 26 Capital common stock and the ownership and disposition of OMI ordinary shares and/or OMI warrants, please see “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations” beginning on page 120.

For a description of certain material Philippine tax consequences of the acquisition, ownership, and disposition of the OMI common shares, OMI warrants, or OMI shares that may be issuable upon the exercise of the OMI warrant, please see “Material Tax Considerations — Philippine Tax Considerations” beginning on page 136.

Expected Accounting Treatment

The Merger and Share Acquisition will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, 26 Capital will be treated as the “acquired” company for accounting purposes. Accordingly, the Merger and Share Acquisition will be treated as the equivalent of TRLEI issuing shares at the closing of the Merger and Share Acquisition for the net assets of 26 Capital as of the closing date, accompanied by a recapitalization. The net assets of 26 Capital will be stated at historical cost, with no goodwill or other intangible assets recorded.

TRLEI has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	TRLEI’s shareholders will have the largest voting interest in OMI under both the no redemption and maximum redemption scenarios;

•	the board of directors of the post-combination company has seven members, and TRLEI shareholders have the ability to nominate at least the majority of the members of the board of directors;

•	TRLEI’s senior management is the senior management of the post-combination company;

•	the business of TRLEI will comprise the ongoing operations of OMI; and

•	TRLEI is the larger entity, in terms of substantive operations and employee base.

The Merger and Share Acquisition, which is not within the scope of IFRS 3 since 26 Capital does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. Any excess of fair value of OMI’s common shares issued over the fair value of 26 Capital’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Comparison of Rights of 26 Capital Stockholders and OMI Shareholders

As a result of the Merger and Share Acquisition, 26 Capital stockholders will have the right to subscribe for OMI common shares, in consideration for their 26 Capital common stock. Former 26 Capital stockholders will have different rights as holders of OMI common shares than they did as 26 Capital Stockholders. The differences between the rights of these respective holders result from the differences among (1) Philippines and Delaware law, and (2) the respective governing documents of 26 Capital and OMI. For additional information, see “Comparison of Your Rights as a Holder of 26 Capital’s Shares and Your Rights as a Potential Holder of OMI common shares” and “Description of OMI Common Shares.” For a copy of 26 Capital’s current certificate of incorporation or bylaws, see “Where You Can Find More Information.”

Summary of Equity Plan

The following summarizes the material terms of the Equity Plan.

Shares Subject to the Plan. The maximum number of OMI common shares that may be issued under the Equity Plan after it becomes effective will be ten percent (10%) of the total number of OMI common shares that are outstanding (on a fully diluted basis) upon consummation of the Merger and Share Acquisition. For the avoidance of doubt, the 750,000 OMI common shares reserved under the management bonus plan (as described in the Merger and Share Acquisition Agreement) will not count against the share reserve under the Equity Plan.

If and to the extent an award expires, terminates or is cancelled without all shares covered by the award having been issued, such expiration, termination or cancellation will not reduce the number of OMI common shares that may be available for issuance under the Equity Plan. Any OMI common shares issued pursuant to an award that are repurchased, and any OMI common shares reacquired in satisfaction of any tax withholding on an award or withheld or reacquired in satisfaction of the exercise or purchase price of an award, will again become available for issuance under the Equity Plan.

Capitalization Adjustment. In the event there is (a) a specified type of change in OMI’s capital structure, such as a share split, reverse share split, or recapitalization; or (b) a change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of rights consistent with the Equity Plan, appropriate equitable adjustments will be made to the number, price or kind of shares reserved for issuance under the Equity Plan.

Types of Awards. The Equity Plan permits the awards of options, share appreciation rights, restricted shares, restricted share units (“RSUs”) and other awards. OMI’s Compensation Committee shall have the authority, at the time of grant of any award under the Equity Plan, to grant performance-based awards under the Equity Plan.

Eligibility. Employees, directors and consultants of OMI and its subsidiaries and affiliates are eligible to participate in the Equity Plan.

Director Stock Option. (i) Upon consummation of the Merger and Share Acquisition each non-employee Director of OMI shall be automatically granted an option to purchase such number of OMI common shares with an aggregate value of $200,000; and (ii) on the date any person first becomes a non-employee Director of OMI after consummation of the Merger and Share Acquisition, such person shall be automatically granted an option to purchase such number of OMI common shares with an aggregate value of $200,000 ((i) and (ii) collectively, “Director Stock Options”). All Directors Stock Options shall have an option price per share equal to the fair market value of one OMI common share on the date of grant. All Director Stock Options shall vest and become exercisable over a period of three years at the rate of 33.33% on each of the three consecutive anniversaries of the applicable date of grant, provided the non-employee Director’s service as a director continues through each such anniversary.

Plan Administration. OMI’s Compensation Committee, or another committee as delegated by the board of directors, administers the Equity Plan. The administrator, amongst other functions, determines the participants to receive awards, how awards will be granted, the type of award to be granted, the number of awards to be granted, and the other terms and conditions of each award. The administrator may delegate certain authorities under the Equity Plan to the CEO and/or other senior officers of OMI.

Award Agreements. Awards granted under the Equity Plan are evidenced by award agreements that set forth, consistent with the Equity Plan, the terms, conditions and limitations for each award.

Conditions of Awards. The administrator determines the provisions, terms and conditions of each award granted under the Equity Plan.

Change in Control. Except to the extent provided for in a separate agreement between the participant and OMI or an affiliate, or in the absence of such agreement, any award agreement, in the event of a change in control all options and stock appreciation rights will become immediately exercisable and the restricted period with respect to any restricted shares or RSUs and other awards shall expire immediately. All incomplete performance periods shall end on the date of such change in control and the administrator will determine the extent to which any such performance goals have been met. Notwithstanding the above, the administrator may in its discretion (by providing notice within the specified period) cancel any outstanding award for cash or stock consideration provided that such option or award is at or in the money. The obligations of OMI under the Equity Plan will be binding upon any surviving or acquiring organization.

Non-exclusivity. The Equity Plan does not limit OMI’s board of directors from adopting other incentive arrangements.

Amendments and Termination. Unless amended, altered, suspended, discontinued or terminated earlier, the Equity Plan has a term of ten years from the date when 26 Capital’s shareholders vote to approve both the

Merger and Share Acquisition and the Equity Plan. OMI’s board of directors has the authority to amend, alter, suspend, discontinue or terminate the Equity Plan at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination will be made without shareholder approval if it is necessary to comply with any applicable tax, regulatory or stock exchange listing requirement; and provided further that no such amendment, alternation, suspension, discontinuation or termination may impair the rights and obligations under any awards previously granted without the written consent of the participant, holder or beneficiary.

The administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue, cancel or terminate any award or associated award agreement to the extent consistent with the applicable award agreement; provided, however, that no such waiver, amendment, alteration, suspension, discontinuation, cancellation or termination will be made under any awards previously granted without the written consent of the participant, holder or beneficiary; and provided, further that, without shareholder approval, (i) no amendment or modification may reduce the option price of any option and (ii) the administrator may not cancel and replace any outstanding option in a manner which would be reportable by OMI as an option which has been “repriced” (as such term is used in Item 402 of Regulation S-K).

Summary Risk Factors

Investing in the OMI common shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in the OMI common shares. Below please find a summary of the principal risks OMI faces, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to OMI’s Business and Operations

Risks and uncertainties related to OMI’s business and operations include, but are not limited to, the following:

•	The COVID-19 pandemic has had, and is expected to continue to have, a material adverse effect on OMI’s business, financial results and liquidity.

•

There are currently a number of travel restrictions and other limitations affecting entry to the Philippines, and OMI is unable to predict when all, or any of, such travel restrictions will be eased, whether any additional restrictions will be reintroduced, or the period of time required for tourism to return to pre-pandemic levels, if at all.

•

Okada Manila is operating with limited amenities and subject to certain occupancy limitations, and OMI is unable to predict the length of time it will take for operations to return to normal or if Okada Manila will be required to close in the future due to the COVID-19 pandemic.

•	Past financial results of Okada Manila may not be indicative of future performance.

•	OMI faces competition in the Philippines and elsewhere in Asia, and it may not compete successfully and may be unable to gain or sustain its market share.

•	Okada Manila is still in a development stage and is subject to significant risks and uncertainties.

•	TRLEI’s gaming operations are dependent on the Provisional License issued by PAGCOR.

•	TRLEI’s fiscal incentives are subject to continued compliance with its registration agreement with PEZA and to future legislations on tax incentives for PEZA-registered entities.

•	The Philippine Government could grant additional rights to conduct gaming in the future, which could significantly increase competition and cause OMI to lose or be unable to gain market share.

•	OMI may be unable to maintain, or develop additional, successful relationships with reputable independent gaming promoters, or compete for such relationships as the Philippine gaming industry grows.

•

The success of Okada Manila will depend on the reputation and integrity of the independent gaming promoters that OMI engages, and it may be adversely affected by a lack of probity and integrity of such operators.

•	There is no assurance that the independent gaming promoters that OMI engages will continue operations.

•	OMI’s success depends on the effective execution of its business strategy and its inability to do so may affect its financial condition and results of operations.

•	VIP gaming customers may cause significant volatility in OMI’s revenues and cash flows.

•	OMI may be exposed to credit risk on credit extended to its clients.

•	The interests of certain significant shareholders of OMI may differ from those of other shareholders.

•	OMI may experience difficulty in managing its expected growth.

•

OMI depends on existing members of management and key employees to implement its growth strategy, and the failure to retain them or to attract appropriately qualified new personnel could affect OMI’s ability to implement its growth strategy successfully.

•	OMI may encounter problems that substantially increase the costs of completing Okada Manila.

•

OMI may require additional equity or debt financing in order to complete Okada Manila, and OMI’s ability to obtain such financing may be limited, which could delay or prevent the completion of Okada Manila.

•	The ongoing construction may continue to have a negative impact on OMI’s business.

•	The ongoing and future construction and fit-out of Okada Manila is subject to hazards that may cause personal injury or loss of life.

•	OMI expects to continue to record significant depreciation in the near future.

•	Ongoing unionization efforts may affect OMI’s cost structure.

•	The win rates for Okada Manila’s gaming operations depend on a variety of factors, some of which are beyond OMI’s control.

•	OMI may be unable to maintain effective internal controls.

•	OMI may be unable to maintain effective data protection mechanisms.

•	OMI is subject to risks relating to litigation, disputes and regulatory investigations which may adversely affect its reputation, results of operation and financial condition.

•	OMI may not be able to prevent money laundering at Okada Manila.

•	Violations of anti-corruption laws could have a negative impact on OMI.

•	The former Chairman of UEC, Kazuo Okada, has engaged in, and may continue to engage in, activities that may interfere with OMI’s business.

•	Okada Manila could encounter security issues from time to time.

•	OMI may not be able to prevent cheating and fraud at Okada Manila.

•	OMI’s gaming business depends entirely on Okada Manila, which may subject OMI to greater concentration risk than its competitors with multiple gaming properties.

•	Changes in public acceptance of gaming in the Philippines may adversely affect OMI.

•	The validity of the title to the land forming the Okada Manila site may be subject to certain lawsuits, challenges and claims.

•	TRLEI’s lease agreements are subject to certain legal risks.

•	The ownership of the lessor over the properties in Mausonan Island, El Nido, Palawan which are leased to TRLEI is subject to certain legal risks.

•	The ownership structure of the entity holding the title to the land forming the Okada Manila site may be challenged on the grounds of violating the Philippine Anti-Dummy Law.

•	TRLEI may be held liable for the alleged non-payment of services rendered by its contractors.

•	The gaming industry in the Philippines is highly regulated.

•	OMI may be subject to corporate income tax if the Philippine Congress amends the tax regime currently enjoyed by PAGCOR and its licensees.

•	A conflict between the interpretation of PAGCOR and the Local City Government of Parañaque as to PAGCOR’s tax exemption may trigger TRLEI’s obligation to pay real property taxes on leased properties.

•	OMI may be required to secure a legislative franchise if Congress passes legislation imposing such a requirement.

•	Casinos in the Philippines may become subject to even stricter Anti-Money Laundering Regulation.

Risks Related to the Philippines

Risks and uncertainties related to the Philippines include, but are not limited to, the following:

•

Overseas investors may face difficulties in protecting their interests as a shareholder because OMI is subject to Philippine corporate rules and regulations which provide less extensive shareholder protections than other jurisdictions.

•	Corporate governance, disclosure and financial reporting standards in the Philippines may differ from those in other countries.

•

The activities and assets of OMI are based in the Philippines, therefore, any downturn in the Philippine economy could have a material adverse impact on OMI’s business, financial condition, results of operations, and prospects.

•	Political instability in the Philippines may have a negative effect on the Philippine economy and business environment which could have a material adverse impact on OMI’s business.

•	The credit ratings of the Philippines may restrict the access to capital of Philippine companies, including OMI.

•

Public health crises or outbreaks of diseases could have an adverse effect on economic activity in the Philippines, and could materially and adversely affect OMI’s business, financial condition and results of operations.

•	Acts of terrorism could destabilize the country and could have a material adverse effect on OMI’s assets and financial condition.

•	Natural or other catastrophes, including severe weather conditions, may adversely affect OMI’s business, materially disrupt OMI’s operations and result in losses not covered by its insurance.

•	Territorial disputes with China and a number of Southeast Asian countries may disrupt the Philippine economy and business environment.

•	Investors may face difficulties enforcing judgments against OMI.

Risks Related to Being a Public Company

Risks and uncertainties related to being a public company include, but are not limited to, the following:

•	OMI will incur increased costs as a result of operating as a public company, and its management will devote substantial time to new compliance initiatives.

•	A market for OMI’s securities may not develop or be sustained.

•

26 Capital has identified a material weakness in its internal control over financial reporting. This material weakness could continue to adversely affect its ability to report its results of operations and financial condition accurately and in a timely manner.

Risks Related to Ownership of the Combined Entity

Risks and uncertainties related to ownership of the combined entity include, but are not limited to, the following:

•	OMI’s amended articles of incorporation, amended by-laws and Philippine law could prevent a takeover that shareholders consider favorable and could also reduce the market price of OMI common shares.

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OMI has never declared or paid cash dividends on its shares, and may never do so. Accordingly, you may not receive any return on investment unless you sell your OMI common shares for a price greater than the price you paid for the 26 Capital common stock.

•

The OMI common shares and OMI warrants may not be listed on a national securities exchange after the Merger and Share Acquisition, which could limit investors’ ability to make transactions in such securities and subject OMI to additional trading restrictions.

•	The market price and trading volume of the OMI common shares may be volatile and could decline significantly following the Merger and Share Acquisition.

•

If, following the Merger and Share Acquisition, securities or industry analysts do not publish or cease publishing research or reports about OMI, its business or its market, or if they change their recommendations regarding the OMI common shares adversely, then the price and trading volume of the OMI common shares could decline.

•	OMI’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its securities.

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OMI will qualify as an emerging growth company within the meaning of the Securities Act, and if OMI takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make OMI’s securities less attractive to investors and may make it more difficult to compare OMI’s performance with other public companies.

•

OMI will be a foreign private issuer and, as a result, it will not be subject to U.S. proxy rules but will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. issuer.

•	OMI may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

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As OMI is a foreign private issuer and follows certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

•	Changes in tax laws or exposure to additional income tax liabilities could affect OMIs’ future profitability and reduce net returns to OMI’s shareholders.

•	U.S. holders of OMI common shares and/or warrants may suffer adverse tax consequences if OMI is treated as a passive foreign investment company.

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The Merger and Share Acquisition may not qualify as a reorganization under Section 368(a) of the Code or a transaction described in Section 351 of the Code or may be taxable under Section 367(a) of the Code, potentially causing U.S. investors who own 26 Capital shares and/or 26 Capital warrants to recognize gain or loss for U.S. federal income tax purposes.

•	The IRS may not agree that OMI should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Risks Related to the Merger and Share Acquisition

Risks and uncertainties related to the Merger and Share Acquisition include, but are not limited to, the following:

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The completion of the Merger and Share Acquisition is subject to a number of important conditions, and the Merger and Share Acquisition Agreement may be terminated before the completion of the Merger and Share Acquisition in accordance with its terms. As a result, there is no assurance that the Merger and Share Acquisition will be completed.

•	The Unaudited Pro Forma Condensed Combined Financial Information included in this proxy statement/prospectus may not be representative of our results after the Merger and Share Acquisition.

•	Your ownership percentage in OMI will be less than the ownership percentage you currently hold in 26 Capital.

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The board of directors of 26 Capital did not obtain a fairness opinion in determining whether or not to proceed with the Merger and Share Acquisition, and as a result, we cannot assure you that the terms of the transaction are fair, from a financial point of view, to the stockholders of 26 Capital.

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Some of 26 Capital’s officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Merger and Share Acquisition without regard to your interests or in determining whether OMI is appropriate for 26 Capital’s initial business combination.

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If you elect not to purchase OMI common shares in the Subscription, you will not receive any OMI common shares or any other securities of OMI and the only consideration that you receive in the Merger and Share Acquisition will be an amount of cash equal to 0.05 PHP per share.

Risks Related to the Redemption

Risks and uncertainties related to the Redemption include, but are not limited to, the following:

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26 Capital stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

•	There is no guarantee that a 26 Capital stockholder’s decision to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

Risks Related to the Reorganization

Risks and uncertainties related to the Reorganization include, but are not limited to, the following:

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The BIR may require a tax ruling on the Reorganization which may affect the timeline of the transaction and the settlement of legal ownership of Okada Manila if the parties close the Business Combination prior to receipt of the tax ruling.

•	There are governmental approvals that should be secured to implement the Reorganization, and there is no assurance on the timeline to secure these.

Risks Related to the Projections

Risks and uncertainties related to the Projections include, but are not limited to, the following:

•	The Projections contained herein, as well as their underlying assumptions, may be inaccurate.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement/prospectus, including statements regarding OMI’s, 26 Capital’s or the combined company’s future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, OMI’s or 26 Capital’s expectations concerning the outlook for their or the combined company’s business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the combined company as set forth in the section of this proxy statement/prospectus titled “The Merger and Share Acquisition Proposal — 26 Capital’s Board of Directors’ Reasons for the Merger and Share Acquisition and the Recommendation of the Board of Directors.” Forward-looking statements also include statements regarding the expected benefits of the proposed Merger and Share Acquisition between OMI and 26 Capital.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

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If any 26 Capital stockholder fails to properly demand a 26 Capital stockholder redemptions, such stockholder will not be entitled to convert its 26 Capital common stock into a pro rata portion of the Trust Account;

•	The financial and other interests of 26 Capital’s board of directors may have influenced 26 Capital’s board of directors’ decision to approve the Merger and Share Acquisition;

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The OMI securities to be received by 26 Capital’s securityholders as a result of the Merger and Share Acquisition will have different rights from 26 Capital securities and 26 Capital’s stockholders will have a reduced ownership and voting interest of the combined company after consummation of the Merger and Share Acquisition;

•	The amount of redemption requests made by 26 Capital public stockholders;

•	Potential litigation relating to the Merger and Share Acquisition;

•	OMI’s and/or TRLEI’s ability to recover from the COVID-19 pandemic, generate revenue and achieve profitability;

•	The accuracy of the Projections by the Independent Consultant, as well as the underlying assumptions of the Projections; and

•	Changes in general economic or political conditions;

•	Competitive factors in the gaming industry in which OMI competes;

•	Varying legal and regulatory requirements in the United States and the Philippines;

•	The other matters described in the section titled “Risk Factors” beginning on page 39.

In addition, the Merger and Share Acquisition is subject to the satisfaction of the conditions to the completion of the Merger and Share Acquisition set forth in the Merger and Share Acquisition Agreement and the absence of events that could give rise to the termination of the Merger and Share Acquisition Agreement, the possibility that the Merger and Share Acquisition does not close, and risks that the proposed Merger and Share Acquisition disrupts current plans and operations and business relationships, or poses difficulties in attracting or retaining employees for OMI and/or TRLEI.

OMI and 26 Capital caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this proxy statement/prospectus. Neither OMI nor 26 Capital undertakes any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that OMI or 26 Capital will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, up to the consummation of the Merger and Share Acquisition, in 26 Capital’s public filings with the SEC or, upon and following the consummation of the Merger and Share Acquisition, in OMI’s public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information” beginning on page 260.

Market and industry data used throughout this proxy statement/prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of OMI’s management, which in turn are based upon OMI’s management’s review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While OMI is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and “OMI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/prospectus.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus. The risks described below are those which OMI and 26 Capital believe are the material risks that they face. Additional risks not presently known to them or which they currently consider immaterial may also have an adverse effect on them or the combined company following the Merger and Share Acquisition. Some statements in this proxy statement/prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to OMI’s Business and Operations

The COVID-19 pandemic has had, and is expected to continue to have, a material adverse effect on OMI’s business, financial results and liquidity.

The COVID-19 pandemic and measures to prevent the spread of the novel coronavirus have had, and are expected to continue to have a material negative impact on Okada Manila, and ultimately, on OMI’s business. In response to the outbreak of the pandemic in early 2020, governmental authorities in a number of countries and territories, including the Philippines, took certain actions to attempt to mitigate the spread of the virus. Such actions included the imposition of regional and nationwide lockdowns and other restrictions, many of which have remained in place or become more stringent since the beginning of 2020. Certain travel restrictions affecting the Philippines remain in place as of the date of this registration statement.

The inability and unwillingness of consumers to travel since the outbreak of the pandemic has had a significant impact on tourism and foreign visitation to the Philippines and Okada Manila, which has had, and which OMI expects to continue to have, a material adverse effect on OMI’s business and results of operations. OMI’s total revenues decreased by 62.0% from PHP 28,176 million in the year ended December 31, 2019 to PHP 10,711 million in the year ended December 31, 2020, its net loss increased from PHP 438 million in the year ended December 31, 2019 to PHP 9,107 million in the year ended December 31, 2020 and its Adjusted EBITDA reversed from earnings of PHP 6,872 million in the year ended December 31, 2019 to a loss of PHP 1,262 million in the year ended December 31, 2020. In addition, in order to comply with social distancing regulations, Okada Manila’s casino was required to operate at not more than 30% venue capacity during general community quarantine (“GCQ”), 50% during Alert 4, 75% during Alert 3 and 90% during Alert 2.

Furthermore, in the wake of the declaration of COVID-19 as a global pandemic, PAGCOR directed casinos to “temporarily cease gaming operations” from March 15, 2020 until the enhanced community quarantine (“ECQ”) was lifted. In June 2020, Okada Manila was permitted to resume gaming operations on a “dry/trial run” and opened its casino to junket operators and selected patrons. In August 2020, the gaming operations started accepting carded patrons subject to compliance with the 30% venue capacity required by the Interagency Task Force on the Management of Emerging Infectious Diseases (“IATF”). Further expansion of gaming operations was implemented in subsequent months, pursuant to PAGCOR’s directives and IATF’s restrictions on physical distancing and hygiene protocols which are being strictly observed to date. In March to May 2021, and in August to early September 2021, certain restrictions on gaming operations were re-imposed, which were then gradually relaxed starting mid-September 2021. Further, the numerous travel restrictions and social distancing policies instituted by local and overseas governmental authorities have resulted in a significant reduction in visitation to Okada Manila and there can be no assurance that Okada Manila will not be forced to close or suspend operations in the future because of future COVID-19-related restrictions as the introduction of additional variants (such as Delta and Omicron) continues to complicate the global response to the pandemic.

Given the evolving conditions created by and in response to the COVID-19 pandemic, OMI is currently unable to determine when travel-related restrictions and conditions will be further eased in the Philippines. Measures that have been lifted or are expected to be lifted may be reintroduced if there are adverse developments in the COVID-19 situation in the Philippines.

As of the date of this registration statement, there are no fully-effective treatments that are broadly approved for COVID-19 and there can be no assurance that a fully-effective treatment will be developed. While the Philippine Government has granted emergency use authorization to several vaccines for use by certain governmental health agencies, there is considerable uncertainty with regard to how quickly such vaccines can be produced, distributed and deployed to the general public across the globe, whether governments will be willing and able to procure a sufficient supply of vaccinations, how widely-accepted the vaccines will be within different communities, and how effective the vaccines will be at reducing or preventing the spread of COVID-19, especially in light of new variants (such as Delta and Omicron).

Even once travel advisories and restrictions have been lifted, demand for casino resorts may remain weak for a significant length of time and inbound tourism to the Philippines may be slow to recover. OMI cannot predict when, or even if, operating results at Okada Manila will return to pre-pandemic levels. In particular, consumer behavior related to discretionary spending and traveling, including demand for casino resorts, may be negatively impacted by the adverse changes in the perceived or actual economic climate, including higher unemployment rates, declines in income levels and loss of personal wealth resulting from the impact of the COVID-19 pandemic. In addition, OMI cannot predict the impact that the COVID-19 pandemic will have on its partners, which may adversely impact its operations.

Given the uncertainty around the extent and timing of the potential future spread or mitigation of COVID-19 and around the imposition or relaxation of containment measures, the impact on OMI’s results of operations, cash flows and financial condition in 2021 and beyond may be material, but cannot be reasonably estimated at this time. The extent of the effects of the outbreak on OMI’s business and the casino resort industry more generally is highly uncertain and will ultimately depend on future developments, including the duration and severity of the COVID-19 pandemic; the negative impact it has on global and regional economies and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence even after travel advisories and restrictions are lifted; the ability of OMI and its business partners to successfully navigate the impacts of the pandemic; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel and limiting or banning leisure, casino and entertainment (including sporting events) activities; and how quickly economies, travel activity, and demand for gaming, entertainment and leisure activities recovers after the pandemic subsides. To the extent the COVID-19 pandemic adversely affects OMI’s business, operations, financial condition and operating results, it may also have the effect of heightening many of the other risks related to OMI’s business, including those relating to its level of indebtedness, OMI’s need to generate sufficient cash flows to service its indebtedness, and OMI’s ability to comply with the covenants or other restrictions contained in the agreements that govern its indebtedness.

There are currently a number of travel restrictions and other limitations affecting entry to the Philippines, and OMI is unable to predict when all, or any of, such travel restrictions will be eased, whether any additional restrictions will be reintroduced, or the period of time required for tourism to return to pre-pandemic levels, if at all.

Since March 2020, travel to the Philippines has only been open to Filipino citizens and foreign nationals classified as foreign investors or employed in companies holding offices in the country. In special cases, entry to the Philippines for foreign nationals may be granted through an exemption issued upon endorsement from an appropriate government agency. Inbound travel of foreign tourists is still generally prohibited as of the date of this registration statement. As a result of the foregoing, Okada Manila’s hotel occupancy rate fell from 98.1% for the year ended December 31, 2019 to 83.0% for the year ended December 31, 2020 and from 90.9% for the nine months ended September 30, 2020 to 69.9% for the nine months ended September 30, 2021.

Certain travel restrictions affecting the Philippines remain in place as of the date of this registration statement. OMI is unable to predict when all, or any of, such travel restrictions will be eased, whether any additional restrictions will be reintroduced, or the period of time required for tourism to return to pre-pandemic levels, if at all.

Okada Manila is operating with limited amenities and subject to certain occupancy limitations, and OMI is unable to predict the length of time it will take for operations to return to normal or if Okada Manila will be required to close in the future due to the COVID-19 pandemic.

Although Okada Manila remains open as of the date of this registration statement, Okada Manila is operating without all amenities and subject to certain occupancy limitations. To mitigate the risk of transmission of COVID-19, OMI has been required to implement a number of measures, including limiting casino players based on seated capacity, temperature checks, mask protection, the need to present COVID-19 vaccination results and health declarations in order to enter certain areas of Okada Manila, limitations on restaurant capacity, entertainment events and conventions, and other measures to enforce social distancing. Many social distancing and health measures remain in place as of the date of this registration statement. Accordingly, Okada Manila is generating revenues that are significantly lower than historical results. While OMI engaged in aggressive cost reduction efforts to minimize cash outflows and has continued to engage in such cost reduction efforts, OMI still has significant fixed and variable expenses, which have had, and which OMI expects will continue to have, an adverse effect on its profitability.

If Okada Manila is subject to temporary partial or complete shutdowns in the future due to COVID-19-related concerns, OMI’s revenue, profitability and cash flows could be adversely affected and there can be no assurance that the impact on Okada Manila’s, and ultimately OMI’s, business and financial results would not be materially different than the impact it has experienced previously in connection with the pandemic.

Past financial results of Okada Manila may not be indicative of future performance.

Okada Manila has been subject to various mandatory closures as well as occupancy limitations throughout the course of the COVID-19 pandemic. As a result, the operational and financial performance of Okada Manila during the year ended December 31, 2020 and the nine months ended September 30, 2020 and 2021 may not be representative of Okada Manila’s performance during other periods.

In addition, the operational interruptions have reduced the time that Okada Manila was open for business, resulting in lower volumes in the corresponding fiscal periods. Due to application of the law of large numbers, Okada Manila may have been subject to greater wins and losses during these periods, and operational data during these periods may not be representative of the same during other periods.

OMI faces competition in the Philippines and elsewhere in Asia, and it may not compete successfully and may be unable to gain or sustain its market share.

The hotel, resort and gaming businesses are highly competitive. OMI competes internationally, in Asia and within the Philippines, with many of the largest gaming, hospitality, leisure and resort companies in the world, as well as operators of smaller, “boutique” style, luxury and upscale resorts. Some of these current and future competitors are larger than OMI and may have more diversified resources and greater access to capital to support their developments and operations in the Philippines and elsewhere.

In the Philippine gaming market, OMI competes with both Filipino- and foreign-owned hotels and resorts. OMI competes domestically with the numerous PAGCOR-operated gaming facilities across the Philippines, as well as other private casino and gambling operations, including eight licensed private casino operators in the special economic zones of Entertainment City in Manila, such as City of Dreams Manila and Solaire Resort & Casino, and Clark Freeport Zone, such as Widus Hotel, Midori Hotel and Royce Hotel. In addition, OMI will compete with other casinos and integrated resorts which are currently in the early stages of planning and/or construction, including planned projects in Mactan Island, Kawit Island and Mandaue City in Cebu and Sun Valley in Clark.

OMI believes some or all of these gaming competitors may, to the extent they have not yet, partner with international gaming companies for the development and ongoing operation of their integrated tourism resorts.

See “Information About OMI — Competition”. OMI also competes with other competitors specializing in horse racing, online gaming, jueteng, cockfighting, lotteries, sweepstakes and other smaller-scale gaming operators. To the extent that the other companies with PAGCOR or other Philippine Government licenses develop their own resorts and casinos or partner with international gaming companies, and to the extent that PAGCOR further develops its existing gaming establishments or opens or grants licenses for new gaming establishments, there may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

OMI also competes with gaming operators in other more established gaming centers across the Asia region, particularly those of Macau and Singapore. Macau has built a strong reputation as a premier gaming destination within Asia and the largest gaming market in the world, according to the Gaming Inspection and Coordination Bureau of Macau. As of September 2021, there were a total of 41 casinos in Macau, operated by, among others, Wynn Resorts, Las Vegas Sands, SJM Holdings, Galaxy Entertainment Group, Melco Resorts and MGM China Holdings. In Singapore, two large-scale integrated tourism resort and gaming complexes have been in operation since 2010, contributing significant competition in the region. Further, other countries, such as South Korea, Cambodia, Malaysia and Vietnam, have legalized casinos under certain conditions with most casinos only open to foreign tourists. Other regions in Asia, such as Japan, Taiwan and Thailand, may legalize casino gaming in the future, which could further increase regional competition. OMI also faces competition from other major gaming centers located around the world, including Las Vegas and Australia, and cruise ships with gaming facilities operating out of Hong Kong and other areas of Asia. OMI competes directly with these existing and future gaming destinations to attract international customers and business from independent gaming promoters. Because a number of these destinations have a longer track record of gaming operations and more established reputations as gaming centers, OMI may not be successful in its efforts to attract foreign customers and independent gaming promoters to Okada Manila. Any failure by OMI to successfully compete may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

Okada Manila is still in a development stage and is subject to significant risks and uncertainties.

Okada Manila commenced construction in December 2012, had a soft opening in December 2016 and had a grand opening on November 17, 2018. OMI still expects to complete additional development, including Tower B by 2022. Due to the foregoing, Okada Manila is not yet generating its full potential revenue, and there is limited historical financial information available about Okada Manila’s operations upon which investors can make an evaluation of Okada Manila’s business and prospects.

OMI may encounter risks and difficulties in relation to the development of Okada Manila, which may be heightened in a rapidly developing market such as the gaming market in the Philippines and in Southeast Asia. Some of these risks relate to OMI’s ability to:

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complete construction of Okada Manila within its anticipated time schedule and on budget, which is in part dependent upon factors beyond OMI’s control, as described in more detail in “— OMI may encounter problems that substantially increase the costs of completing Okada Manila”;

•	successfully comply with the terms of the Provisional License;

•	attract and retain customers and qualified employees;

•	operate, support, expand and develop Okada Manila’s operations and facilities;

•	successfully partner with independent gaming promoters to attract VIP customers to Okada Manila;

•	successfully market Entertainment City as an alternative to Macau, Singapore and other Asian destinations with legalized gaming facilities and integrated tourism resorts;

•	maintain effective control of OMI’s operating costs and expenses;

•	develop and maintain internal personnel, systems and procedures to assure compliance with the regulatory requirements applicable to the Philippine gaming industry;

•	respond to changes in the regulatory environment; and

•	respond to competitive market pressures and general economic conditions.

If OMI is unable to complete any of these tasks, it may be unable to complete and operate Okada Manila in the manner it anticipates or at all, or to generate revenues in the amounts and by the periods it anticipates. The occurrence of any of these events may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

TRLEI’s gaming operations are dependent on the Provisional License issued by PAGCOR.

PAGCOR is the Philippine regulatory body with jurisdiction over all gaming activities in the Philippines except for lotteries, sweepstakes, jueteng, horse racing, and gaming inside certain special economic zones such as the Cagayan Export Zone. Okada Manila’s gaming areas may only legally operate under the Provisional License granted by PAGCOR, which imposes certain requirements with which TRLEI and its service providers must comply.

The Provisional License is expected to be replaced with a regular casino gaming license upon Okada Manila’s completion and PAGCOR’s approval of a final report of Okada Manila’s construction. TRLEI is currently in the process of applying for such replacement with PAGCOR. The regular casino gaming license issued to replace the Provisional License (which is expected to have the same terms and conditions as the Provisional License), is coterminous with Presidential Decree No. 1869, as amended by Republic Act No. 9487, and amending Presidential Decree Nos. 1067-A, 1067-B, 1067-C, 1399, 1632 (the “PAGCOR Charter”), which will expire on July 11, 2033 and will be renewed subject to the terms of the extension of the PAGCOR Charter. The PAGCOR Charter can be renewed only by an act of the Philippine Congress.

The Provisional License is also subject to suspension or termination upon the occurrence of certain events. Some of the requirements and provisions imposed by the Provisional License include the following requirements, among others:

•	to pay license fees monthly to PAGCOR;

•	not to exceed a 70% debt to 30% equity ratio for the licensee;

•	to ensure at least 95% of Okada Manila’s employees involved in the gaming operations are locally-hired;

•	to deposit an aggregate amount of $100 million into one or more escrow accounts and maintain, at any given time, an aggregate minimum balance of $50 million in such accounts;

•	to ensure that no violations of Philippine AML laws take place in Okada Manila;

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to remit 2% of the gross gaming revenue (“GGR”) generated from non-junket tables to a foundation established by TRLEI and approved by PAGCOR that is devoted to the restoration of Philippine cultural heritage;

•	to submit a bank guarantee, letter of credit or surety bond to PAGCOR in the amount of PHP 100 million;

•	to secure from PAGCOR a Notice to Commence Casino Operations prior to the casino opening/ commencement of casino operations;

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to pay PAGCOR, upon collection, a fee equivalent to 5% of non-gaming revenue received from all food and beverage, retail and entertainment outlets of Okada Manila (excluding revenues in connection with hotel operations but including rental income from retail concessionaires within hotels); and

•	to obtain a regular license to replace the Provisional License upon the completion of Okada Manila.

Moreover, certain provisions and requirements of the Provisional License are open to different interpretations and have not been tested in Philippine courts or made subject to more detailed interpretative rules. There is no guarantee that TRLEI’s proposed mode of compliance with the requirements of the Provisional License will be free from administrative or judicial scrutiny in the future. Any difference in interpretation between PAGCOR and TRLEI with respect to the Provisional License could result in sanctions against TRLEI, including fines or other penalties, such as suspension or termination of the Provisional License.

The Provisional License requires TRLEI to post a performance assurance of PHP 100,000,000 which was made subject to forfeiture in case of delay in the construction or development of Okada Manila exceeding 50.0% of the schedule in the project implementation plan submitted by TRLEI and approved by PAGCOR. Furthermore, TRLEI was required to indicate an operations commencement date and agree to pay a monthly penalty of PHP 10,000,000 for its failure to commence operations on that date. TRLEI was required to forfeit its performance bond of PHP 100,000,000 and pay a monthly penalty of PHP 10,000,000 a month for three months to PAGCOR as a result of its previous delay in opening. There can be no assurance that TRLEI will be able to comply with all of the Provisional License’s requirements, or that the Provisional License will not be modified to contain more onerous terms or amended in such a manner that would cause TRLEI to lose interest in the development of Okada Manila.

TRLEI’s fiscal incentives are subject to continued compliance with its registration agreement with PEZA and to future legislations on tax incentives for PEZA-registered entities.

On March 22, 2010, former Philippine President Gloria Macapagal-Arroyo issued Proclamation No. 2026 under which Okada Manila, with an aggregate area of 407,993 sq.m., was declared as a tourism economic zone. Subsequently, TRLEI executed a registration agreement and was issued Registration Certificate No. 12-03-T on April 17, 2012 by the Philippine Economic Zone Authority (“PEZA”).

As a PEZA-registered Ecozone Tourism Economic Zone Enterprise, TRLEI is entitled to certain fiscal and non-fiscal incentives. TRLEI’s fiscal incentives include (i) a corporate income tax holiday for four years, (ii) tax and duty free importation of capital equipment required for technical validity and operation of TRLEI’s registered activities, (iii) exemption from wharfage dues and export tax, impost or fees, (iv) exemption from all local government imposts, fees, licenses or taxes except real estate tax on land, and (v) VAT zero-rating of its local transactions with its local suppliers of goods, properties, and services directly related to its PEZA-registered project i.e., establishment and operation of Okada Manila. However, the VAT zero-rating incentive does not apply to any goods, properties, and services related to TRLEI’s casino operations. After the lapse of the four-year income corporate income tax holiday, the following incentives will apply: (i) exemption from national and local taxes, in lieu thereof a payment of 5% final tax on gross taxable income solely derived from servicing foreign client, in lieu of all national and local taxes, and (ii) additional deduction for training expenses against the 5% tax on gross income. TRLEI’s non-fiscal incentives include (i) the permanent resident status within the ecozone for foreign investors with initial investment of at least $50,000, (ii) employment of foreign nationals, and (iii) simplified import and export duties.

On March 19, 2014, the City Government of Parañaque and PEZA entered into a Memorandum of Agreement (“MOA”) on the effective implementation of the incentives of PEZA registered entities exempting them from the payment of local taxes and licenses. Under the MOA, for proper coordination on which entities within the City Government of Parañaque are enjoying the fiscal incentives, PEZA agreed to provide a list of PEZA-registered entities entitled to income tax holiday and 5% gross income tax. 2% of the 5% gross income tax must be remitted to the City Government of Parañaque after the expiration of the four-year income tax holiday enjoyed by PEZA registered entities identified by PEZA. PEZA will remain fully responsible and accountable for the issuance of permits, including building permits on the spaces occupied by PEZA registered companies.

Under PEZA’s Letter of Approval No. 17-ERD-ITH/WAIV/TEZE-2751 dated November 27, 2017, PEZA approved TRLEI’s waiver of its Income Tax Holiday incentive. Consequently, when TRLEI commenced commercial operations on December 30, 2016, it began to enjoy a 5% Gross Income Tax (“GIT”) incentive in lieu of all local and national taxes.

If TRLEI is unable to comply with its PEZA Registration Agreement, its PEZA registration may be suspended or revoked and it may be prevented from enjoying fiscal and non-fiscal incentives available to other Tourist Economic Zone Enterprises.

Moreover, certain PEZA incentives are open to different interpretations by the taxing authorities and have not been tested in Philippine courts or made subject to more detailed interpretative rules. There is no guarantee that TRLEI’s mode of availment of such incentives will be free from administrative or judicial scrutiny in the future.

However, on April 11, 2021, Republic Act No. 11534, otherwise known as the Corporate Recovery & Tax Incentives for Enterprises Act (“CREATE”), became effective. Under Section 311-C of CREATE, registered business enterprises already enjoying the 5% GIT incentive shall be allowed to continue availing of the said incentive for ten (10) years from effectivity of CREATE, or until April 10, 2031 only.

The Philippine Government could grant additional rights to conduct gaming in the future, which could significantly increase competition and cause OMI to lose or be unable to gain market share.

PAGCOR has issued the Provisional License to OMI and provisional gaming licenses to three other companies in Entertainment City, Philippines for the development and operation of integrated casino resorts as of the date of this registration statement. PAGCOR has also licensed private casino operators in special economic zones, including Clark Ecozone, Poro Point, La Union, Binangonan, Rizal and Newport City CyberTourism Zone, Pasay City. The Provisional License granted by PAGCOR to OMI is non-exclusive, and PAGCOR has given no assurances to OMI that it will not issue additional gaming licenses, or that it will limit the number of licenses it issues.

Any additional gaming licenses issued by PAGCOR could increase competition in the Philippine gaming industry, which could diminish the value of OMI’s Provisional License and the regular license that OMI expects to obtain upon Okada Manila’s completion. This may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

OMI may be unable to maintain, or develop additional, successful relationships with reputable independent gaming promoters, or compete for such relationships as the Philippine gaming industry grows.

OMI intends to attract additional foreign gaming visitors to Okada Manila, particularly VIP guests, and expects to increase the percentage of such visitors to be brought in by independent gaming promoters, similar to the junket operators currently conducting business in the Philippines and at other gaming destinations across Asia. It is difficult to gauge OMI’s ability to attract and maintain independent gaming promoters given the limited historical operations of Okada Manila prior to the COVID-19 pandemic and the disruptions caused by the pandemic. The competition to attract independent gaming promoters and their customers is growing increasingly difficult as more integrated tourism resorts commence operations in the Philippines and as the country’s gaming industry continues to develop. There can also be no assurance that independent gaming promoters will be able to effectively market Okada Manila to potential international VIP customers, especially since competitor gaming and tourism resorts in established gaming destinations, both within Entertainment City, and internationally, such as in Macau and Singapore, are likely to have relationships with these independent gaming promoters. Any failure by OMI to maintain strong relationships with a sufficient number and quality of independent gaming promoters will force OMI to seek alternative means of attracting foreign VIP visitors, which may be less successful or not successful at all, and which may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

The success of Okada Manila will depend on the reputation and integrity of the independent gaming promoters that OMI engages, and it may be adversely affected by a lack of probity and integrity of such operators.

The reputation and integrity of the parties with whom OMI engages in its gaming business, particularly independent gaming promoters, will be crucial to OMI’s reputation as a gaming company and its ability to operate in compliance with the Provisional License and Philippine gaming regulations and policies. The Provisional License requires OMI to regularly inform PAGCOR regarding independent gaming promoters with whom it deals and prohibits OMI from dealing with persons listed on a blacklist maintained by PAGCOR. OMI will endeavor, through contractual protections and otherwise, to ensure that the independent gaming promoters with whom OMI partners will comply with the high standards of probity and integrity required by PAGCOR but OMI cannot guarantee that such standards will be maintained. Any failure by such independent gaming promoters to maintain these standards may damage OMI’s reputation, attribute a lack of probity and integrity to OMI, or lead PAGCOR to adversely modify or revoke the Provisional License or otherwise penalize OMI, any of which may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

There is no assurance that the independent gaming promoters that OMI engages will continue operations.

There is no assurance that independent gaming promoters that OMI engages will continue operations. For example, in December 2021, Suncity Group’s VIP gaming room operations were terminated in Macau following the arrest of its controlling shareholder Alvin Chau by the Macau police. Similarly, OMI also terminated Suncity Group’s VIP gaming room at Okada Manila. While OMI believes that the developments relating to Suncity Group will not have a material impact on its business, there is no assurance that other junket operators will continue their respective businesses, or that the closing of VIP gaming rooms will not occur in the Philippines or at Okada Manila, any of which may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

OMI’s success depends on the effective execution of its business strategy and its inability to do so may affect its financial condition and results of operations.

OMI’s business strategy focuses on attracting customers to Okada Manila through delivering a first class experience to all customer segments and effective marketing. The successful execution of its business strategy may be adversely affected by a number of factors, such as delays in the ongoing construction of Okada Manila and effectiveness of marketing campaigns as well as factors beyond OMI’s control, such as slowdown in the domestic, regional and/or global economies, change in the Philippine Government’s policies with respect to gaming, real estate and/or tourism industries and natural disasters or epidemic diseases that impact the tourism industry in the Philippines. If OMI is unable to successfully execute its business strategy, it may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

VIP gaming customers may cause significant volatility in OMI’s revenues and cash flows.

Notwithstanding existing travel restrictions as a result of the COVID-19 pandemic, OMI intends to resume attracting foreign gaming visitors to Okada Manila once travel restrictions are loosened, particularly VIP players who typically place large individual wagers and have generally high daily spends. High-end gaming of this type is typically more volatile than other forms of gaming, beyond the volatility already inherent and variances in win-loss results attributable to high-end gaming. Such volatility could have a material impact on OMI’s revenues, cash flows and financial results in a particular quarter. In such a case, OMI’s gaming revenues may experience significant volatility during a particular interim period and may not be indicative of such revenues for a full year. Further, a default in payment by a VIP guest, or material cases of fraud involving guests, could adversely affect OMI’s operating results during the relevant interim period.

OMI may be exposed to credit risk on credit extended to its clients.

OMI extends credit to certain VIP clients whose level of play and financial resources, in the opinion of OMI’s management, warrant such an extension. This credit is typically unsecured. For these extensions of credit, OMI may provide a certain amount of “front money” as a deposit, or secure such credit by uncertified or personal checks as collateral.

OMI may not be able to collect all of the gaming receivables from its credit players. OMI expects that it will be able to enforce gaming obligations only in a limited number of jurisdictions, including the Philippines. To the extent that OMI extends credit to clients from other jurisdictions, it may not have access to a forum in which it will be able to collect all of its gaming receivables because, among other reasons, courts of many jurisdictions do not enforce gaming debts and OMI may encounter forums that will refuse to enforce such debts.

The interests of certain significant shareholders of OMI may differ from those of other shareholders.

As of the date of this registration statement, Universal Entertainment Corporation (“UEC”) holds all of the voting rights in OMI and is the controlling shareholder of OMI. In addition, Okada Holdings holds 67.9% of the total voting rights in UEC. There can be no assurance that the interests of such shareholders will align with those of other shareholders of OMI.

OMI may experience difficulty in managing its expected growth.

OMI may not be able to implement an effective growth strategy in the future to keep pace with the development OMI expects in the Philippine gaming market, and OMI may not be able to construct, fit-out and operate additional facilities or expand Okada Manila. The failure by OMI to take advantage of the opportunities presented by a growing market may have a material adverse effect on OMI’s business, condition, results of operation and prospects. In addition, if OMI is unable to successfully manage the potential difficulties associated with growing its operations or expanding Okada Manila, it may not be able to maintain operating efficiencies as Okada Manila expands. If OMI is not able to continue to capture scale efficiencies, successfully manage personnel and hiring, improve its systems, continue its cost discipline strategies and enhance its product offerings, OMI may not be able to achieve or maintain its goals with respect to operating margins.

OMI depends on existing members of management and key employees to implement its growth strategy, and the failure to retain them or to attract appropriately qualified new personnel could affect OMI’s ability to implement its growth strategy successfully.

The successful implementation of OMI’s growth strategy depends in part on its ability to retain its experienced management team and key employees and on OMI’s ability to attract appropriately qualified new personnel. As such, the loss of any key member of OMI’s management team or other key employees could hinder or delay its ability to implement its growth strategy effectively. Furthermore, if OMI is unable to attract appropriately qualified new personnel, OMI may not be successful in implementing its growth strategy. Either instance may have a material adverse effect on the business, condition, results of operation and prospects of OMI.

OMI may encounter problems that substantially increase the costs of completing Okada Manila.

The total minimum remaining required project costs for OMI (for purposes of OMI’s contractual and regulatory requirements) is estimated to be approximately $110 million as of November 2021. This amount includes the value of anticipated construction costs, furniture, fixtures and equipment (“FF&E”), supplies and equipment, consultant fees and retention amounts.

Okada Manila is subject to significant development and construction risks, which could have a material adverse impact on its projected timetable and costs. These risks include the following:

•	engineering problems, including defective plans and specifications;

•	shortages of, and price increases in, energy, materials and skilled and unskilled labor, and inflation in key supply markets;

•	delays in obtaining or the inability to obtain necessary permits, licenses and approvals;

•

changes in laws and regulations, or in the interpretation and enforcement of laws and regulations, applicable to gaming, leisure, real estate development or construction projects, or in regulatory or government personnel;

•	labor disputes or work stoppages;

•	disputes with and defaults by contractors and subcontractors;

•	environmental, health and safety issues, including site accidents;

•	weather interferences or delays;

•	floods, fires, typhoons, earthquakes or other natural disasters;

•	geological, construction, excavation, regulatory and equipment problems; and

•	other unanticipated circumstances or cost increases.

The occurrence of any of these development and construction risks could increase the total costs of Okada Manila, delay or prevent construction or otherwise affect the design and features of Okada Manila, and therefore delay OMI’s ability to increase operations of Okada Manila and grow its revenues. Any of the foregoing may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

OMI may require additional equity or debt financing in order to complete Okada Manila, and OMI’s ability to obtain such financing may be limited, which could delay or prevent the completion of Okada Manila.

OMI may require additional debt or equity funding in order to complete Okada Manila and make debt service payments to its creditors. The amount of additional financing is dependent to an extent on whether Okada Manila can be completed within budget, the timing of completion and continued ramp up of operations, as well as the amount of cash flow from its existing and expected future operations. If delays and cost overruns prove to be significant, or if the actual operating revenues of Okada Manila are lower than OMI’s projections, the additional funding that OMI will require could be substantial and raising such funding may not be possible. Even if such funding can be obtained, any additional indebtedness would result in increased debt service obligations and could result in the imposition of operating and financing covenants, or liens on OMI’s assets, any of which could restrict and have a significant effect on its operations. Moreover, the sale of equity securities of OMI would result in dilution of your interest in OMI.

OMI’s ability to obtain required capital on acceptable terms is subject to a variety of uncertainties, including:

•

limitations on OMI’s ability to incur debt, including as a result of prospective lenders’ evaluations of its creditworthiness and pursuant to restrictions on incurrence of debt in its existing and anticipated loan facilities, including limitations on liens, financial and other covenants;

•

investors’ and lenders’ perception of, and demand for, debt and equity securities of gaming, leisure and hospitality companies, as well as the availability of competing financing and investment opportunities in the Philippines;

•	internal policies or restrictions of certain lenders and investors against investing in gaming and hospitality companies;

•	investor interest in any potential future equity capital offering by OMI;

•

whether it is necessary to provide credit support or other assurances from OMI’s affiliates, and whether such affiliates are willing to provide such support or assurances at all or on terms and conditions and in amounts that are commercially acceptable to lenders;

•	OMI’s future financial condition, results of operations and cash flows;

•	requirements for approval or notification for certain transactions from Philippine authorities, the Philippine SEC and/or shareholders of OMI;

•	Philippine governmental regulation related to gaming in the Philippines;

•	conditions of the U.S., Hong Kong, Japan, Philippine and other capital markets in which OMI may seek to raise funds;

•	economic, political and other conditions in the Philippines, Japan and Asia generally; and

•	changes in interest rates.

Without the necessary capital, OMI may not be able to complete all current development or any future development of Okada Manila.

There can be no assurance that the necessary financing will be available in amounts or on terms acceptable to OMI, or at all. Past lenders in the Philippines have imposed restrictive project and financial covenants on OMI. Lenders for subsequent debt financings may impose even stricter financial covenants on OMI, which could hamper its free cash flow and also restrict its financial and operational flexibility moving forward. If OMI fails to raise additional funds in such amounts and at such times as it may need, OMI may be forced to reduce its expenditures and growth to a level that can be supported by its cash flow and delay the development and expansion of Okada Manila and the ramp up of operations or the future development and operations of Okada Manila, which may result in OMI’s inability to meet drawing conditions under its existing or future financing arrangements or default and exercise of remedies by the lenders under such loan facilities. In that event, OMI may not be able to complete all current development or any future development of Okada Manila and could suffer a partial or complete loss of its investments in Okada Manila as a result.

The ongoing construction may continue to have a negative impact on OMI’s business.

As OMI continues to complete the development of Okada Manila, guests may be subject to noise and other inconveniences as a result of the ongoing construction. The noise complaints from ongoing construction impacts OMI’s ability to attract visitors to the casino, most notably VIP gamers. Until construction is completed, OMI may continue to experience a negative impact on its business, financial condition and results of operations.

The ongoing and future construction and fit-out of Okada Manila is subject to hazards that may cause personal injury or loss of life.

The construction and fit-out of large scale properties such as Okada Manila can be dangerous. Workers and employees of contractors at Okada Manila are subject to hazards that may cause personal injury or loss of life, which may subject OMI to liabilities, possible losses, delays in completion of Okada Manila, negative publicity and damage to its reputation. Although OMI believes it has taken the necessary safety precautions that are consistent with industry practice, these precautions may not be adequate to prevent serious personal injuries or loss of life, damage to property or delays. Any accidents or other incidents which occur during the ongoing or future construction and fit-out of Okada Manila may subject Okada Manila’s future development to delays, including delays imposed by regulators, liabilities and possible losses, which may not be covered by insurance, and which may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

OMI expects to continue to record significant depreciation in the near future.

Under IFRS, TRLEI commenced recording depreciation for each structure as such structure was completed and turned over to TRLEI. Beginning in 2018, TRLEI commenced recording significant depreciation due to completion and turnover of a significant number of structures relating to Okada Manila. OMI expects to continue recording significant depreciation in the near future as a result of its newly-completed structures at Okada Manila.

Ongoing unionization efforts may affect OMI’s cost structure.

As of the date of this registration statement, there is no existing collective bargaining agreement between TRLEI and any of its certified labor unions. For supervisory employees of TRLEI, the labor union called “Obrero Pilipino Tiger Resort Chapter” has been certified as their exclusive bargaining agent, and a collective bargaining agreement has been negotiated but remains pending ratification by a majority of the bargaining unit. In addition, efforts to unionize rank-and-file employees are ongoing. However, legal proceedings relating to such unionization are ongoing and the union representing rank-and-file employees remains to be determined by the Philippine Department of Labor and Employment. The unionization of Okada Manila’s employees may require OMI to negotiate and enter into one or more collective bargaining agreements which may affect OMI’s cost structure and increase operating costs as a result.

The win rates for Okada Manila’s gaming operations depend on a variety of factors, some of which are beyond OMI’s control.

The gaming industry is characterized by an element of chance. In addition to the element of chance, theoretical win rates are also affected by other factors, including players’ skill, experience and financial resources, the mix of games played, the spread of table limits, the volume of bets that players place and the amount of time players spend on gambling. Thus, Okada Manila’s actual win rates may differ greatly over interim periods, such as from quarter to quarter and may cause OMI’s quarterly results to be volatile. In addition, OMI may not have full control over its winnings or the winnings of its casino patrons.

The factors described above, alone or in combination, along with the possibility of guests’ casino winnings exceeding those of Okada Manila’s, have the potential to negatively impact Okada Manila’s win rates, and may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

OMI may be unable to maintain effective internal controls.

The internal control systems at Okada Manila are intended to effectively monitor and ensure efficient functioning of all departments of operations. The internal controls, comprised of monitoring systems, information technology and security systems, and cash management and security systems, are only able to provide reasonable, not absolute, assurance that the objectives of such systems are met. OMI may be adversely affected by the failure of any or all of its internal control systems and cannot guarantee that it will be able to adapt its internal control systems to the new forms of gaming or new practices that continually and rapidly emerge in the gaming industry. A failure in internal control systems, including any that affect the ability of Okada Manila to accurately report its casino revenues, may also lead PAGCOR to adversely modify or revoke the Provisional License. Any of these failures could materially and adversely impact OMI’s business, financial condition and results of operations.

OMI may be unable to maintain effective data protection mechanisms.

OMI is required to maintain effective data protection mechanisms under the Data Privacy Act and other privacy related regulations and issuances given its processing of personal information of hotel guests, casino players, reward circle members, and even employees, among other data subjects. OMI has complied with the Data Privacy Act by completing a required data privacy impact assessment, securing and registering its data processing system with the National Privacy Commission (“NPC”), and registering a data protection officer with the NPC. While OMI has policies and procedures and security and information technology infrastructure in place for the protection of personal data, there is no insurance against breaches to the security of customer information data. A data breach can result in fines and penalties being imposed by the NPC, other authorized government agencies or a Philippine court of competent jurisdiction, and a decline in reputation and patronage from customers, a number of whom require a high level of discretion from us. Such a breach may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

OMI is subject to risks relating to litigation, disputes and regulatory investigations which may adversely affect its reputation, results of operation and financial condition.

OMI is currently subject to several legal actions, such as the ongoing dispute with Kazuo Okada, and may, from time to time, be subject to legal actions, disputes and regulatory investigations in the ordinary course of its business. OMI is also subject to risks relating to legal and regulatory proceedings and investigations that it or its affiliates may be a party to from time to time, or that could develop in the future. OMI’s reputation as well as results of operation and financial condition may be adversely affected by its involvement or the involvement of its affiliates in litigation and regulatory proceedings. In addition, regulatory and government authorities in the Philippines have wide discretion to take procedural actions in support of their investigations and regulatory proceedings, including limitation or suspension of licenses or approvals, as well as seizures and freezing of assets and other properties that are perceived to be connected or related to such investigations or regulatory proceedings. Given such wide discretion, regulatory or government authorities may take procedural actions that may affect OMI’s assets and properties in connection with any investigation or legal or regulatory proceeding involving OMI or any of its affiliates, which may have a material adverse effect on its business, condition, results of operation and prospects.

In addition, if OMI is unsuccessful in defending against any claims alleging that OMI has received misappropriated or misapplied funds, this may require further improvements to its anti-money laundering (“AML”) procedures, and systems and controls and OMI’s business operations may be subject to greater scrutiny from relevant regulatory authorities, all of which may increase compliance costs. No assurance can be provided that any provisions OMI has made for such matters will be sufficient. Litigation and regulatory proceedings and investigation are inherently unpredictable and OMI’s results of operations or cash flows may be adversely affected by an unfavorable resolution of any pending or future litigation, disputes and regulatory investigation.

OMI may not be able to prevent money laundering at Okada Manila.

Large amounts of cash move through casinos daily and OMI has implemented strict AML measures in compliance with, or in excess of, the requirements of Philippine Republic Act No. 9160 (as amended by Republic Act Nos. 9194, 10167, 10365, 10927 and 11521), known as the Anti-Money Laundering Act of 2001. In addition, in the normal course of business, TRLEI is required by the regulatory authorities from the Philippines to attend meetings and interviews from time to time to discuss its operations as they relate to AML laws and regulations. OMI also trains its employees to recognize and report covered and suspicious transactions, as well as proper procedures in reporting and minimizing anomalous transactions and practices. In addition, OMI’s board of directors and the AML Compliance Committee which is mostly composed of certain senior officers are regularly provided with special training regarding updates of AML laws and practices. See “Information About OMI — Quality Assurance, Internal Controls and Government Oversight — Anti-Money Laundering”.

There is no guarantee that measures adopted by OMI to detect attempted money laundering at Okada Manila will be successful. In 2016, one of the integrated resorts in Entertainment City was implicated in relation to alleged theft and money laundering of funds which belonged to the central bank of Bangladesh, wherein the said integrated resort was allegedly the outlet for which such illegal funds were circulated to certain individuals in the Philippines. Representatives of the integrated resort were asked to testify in legislative inquiries into the matter, specifically to examine whether the Philippines’ statutory exemption for casinos in respect of certain money laundering reporting obligations should be amended. Although the integrated resort in question has not been found liable for any wrongdoing as of the date of this registration statement, incidents such as these demonstrate the importance of strict money laundering controls for the gaming industry in the Philippines. In addition, the non-regulation of proxy gambling in the Philippines has been identified as a potential deficiency in the AML system. Finally, the Philippines’ threshold for reporting large transactions exceeding PHP 5,000,000 (approximately $95,000) is generally higher than the thresholds applicable in other jurisdictions such as Macau (approximately $62,000) and Singapore ($10,000).

Any incidents of money laundering at Okada Manila or allegations of money laundering, whether true or not, may damage OMI’s reputation and its relationship with PAGCOR and the Anti-Money Laundering Council (“AMLC”). Investigations by regulators directed at Okada Manila may disrupt OMI’s gaming operations and damage its reputation. Incidents of money laundering may also cause OMI, its management and employees substantial penalties. The failure of measures to detect money laundering at Okada Manila may have a material adverse effect on OMI’s business, condition, results of operation and prospects and lead AMLC to charge sanctions and penalties or PAGCOR to revoke or adversely modify the Provisional License, among other possible sanctions.

Violations of anti-corruption laws could have a negative impact on OMI.

Violations of the United States Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws (collectively, “Anti-Corruption Laws”) may result in substantial sanctions and monetary penalties, including criminal sanctions and penalties. OMI has in place an ongoing compliance program that includes internal policies, procedures and training aimed to prevent and detect compliance issues and risks with these Anti- Corruption Laws. However, there can be no assurance that OMI’s directors, officers, employees, contractors and agents have always or will continually adhere to such compliance programs or allegations will not be made accusing OMI or its directors, officers, employees, contractors or agents of violating the Anti-Corruption Laws. In the event of any actual or alleged violation of Anti-Corruption Laws, OMI could be subject to investigations, prosecutions and other legal proceedings and actions that could result in penalties, administrative remedies and criminal sanctions, which may have a material adverse effect on its business, condition, results of operation and prospects.

The former Chairman of UEC, Kazuo Okada, was previously under investigation by the Hong Kong Independent Commission Against Corruption and was apparently arrested in August 2018 as a result. In 2012, as a result of allegations in a news article, the Philippine National Bureau of Investigation (the “NBI”) initiated an investigation into possible illegality in connection with alleged fund transfers between companies affiliated with, owned by or controlled by Kazuo Okada and a consultant of PAGCOR. The NBI later confirmed that the case had been closed due to lack of evidence. Through their impact on OMI’s reputation, such investigations may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

The former Chairman of UEC, Kazuo Okada, has engaged in, and may continue to engage in, activities that may interfere with OMI’s business.

Mr. Kazuo Okada, the former Chairman of TRLEI and UEC, filed an intra-corporate complaint (docketed as Civil Case No. 2018-226) against TRLEI asking for a declaration of nullity as regards his removal in 2017 as a shareholder, director and officer of TRLEI, and an order for his reinstatement to the aforesaid positions. The Regional Trial Court dismissed the case. Mr. Okada appealed to the Court of Appeals, but his appeal was denied. Mr. Okada appealed to the Supreme Court. TRLEI is waiting for notice from the Supreme Court on its action on the appeal. See “Information About OMI — Legal Proceedings”.

Management of OMI view these cases as frivolous, but have been required to dedicate significant time and resources to address such behavior in the past and may be required to continue to dedicate time and resources in the future, which in turn may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

Okada Manila could encounter security issues from time to time.

OMI is involved in the gaming, integrated tourism, hotel and leisure industries, which are all dependent on a substantial number of people visiting Okada Manila every day. As a result, OMI may encounter security risks and issues from such a large number and wide variety of patrons at its facilities. Although OMI believes that it has established a security system for Okada Manila consistent with international standards and best practices, there can be no assurance that no security incidents will occur at Okada Manila from time to time. These types of incidents may range from immaterial disturbances to material property-wide breaches such as has been the case for similar properties in the recent past.

For example, in June 2017, an armed man attempted to steal casino chips from Resorts World Manila and in the process set fire to several casino facilities and caused a stampede of the casino patrons, which resulted in the death of 38 people and caused 70 non-fatal injuries. As a result of this security breach, PAGCOR temporarily suspended the operating license of Resorts World Manila, pending rectification of the security deficiencies which enabled the armed man to enter the casino.

Any similar occurrences, or any failure of OMI’s security system to address or curb these security incidents, could affect the general reputation of OMI or result in a suspension of its licenses, any of which may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

In addition, OMI collects, handles and maintains customer information, including personal information and other confidential information, in the course of its business operations. OMI is subject to various regulations regarding the storage and protection of customer information, and OMI is required to exercise care in protecting the confidentiality of personal information, as well as to take steps to ensure the security of its services. Any material leak of personal information, due to hacking or other unauthorized access of one of OMI’s databases, or due to the willful misconduct or inadvertent mistake of one of OMI’s own employees or otherwise, could result in claims or lawsuits against OMI, and OMI could be held legally responsible for any damages sustained by the affected persons. Such events could also result in reputational damage even if OMI is not held legally responsible. Furthermore, OMI may also face fines and penalties including the removal of any of its registrations, permits, and/or licenses from Philippine regulators such as the NPC, AMLC, and the SEC. Any of the above consequences may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

OMI may not be able to prevent cheating and fraud at Okada Manila.

OMI may not be able to detect and prevent cheating and fraud in Okada Manila’s games due to sophisticated methods of cheating. OMI’s employees may collude with guests to cheat or themselves defraud OMI, which may make such cheating and fraud more difficult to detect and prevent. Independent gaming promoters operating in Okada Manila and other persons may also enter into betting arrangements regarding the outcome of games in the facility without the knowledge of OMI’s staff, depriving it of revenue. OMI may be unable to prevent attempts to alter or counterfeit gaming chips, despite the multiple security measures and marks of authenticity built into such chips. Gaming chips will function similarly to currency within Okada Manila’s gaming areas and successful attempts to cash in counterfeit gaming chips will reduce OMI’s revenues. Finally, reports of cheating, fraud and counterfeiting in Okada Manila, regardless of their truth, may damage the reputation of OMI and Okada Manila. Any of these incidents, whether successful or not, may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

OMI’s gaming business depends entirely on Okada Manila, which may subject OMI to greater concentration risk than its competitors with multiple gaming properties.

Okada Manila is OMI’s sole integrated tourism resort. As a result, OMI’s gaming business depends entirely on Okada Manila, which may subject it to greater risks than a gaming company with multiple operating properties due to a lack of diversification of its gaming businesses, including in relation to its sources of gaming revenues and cash flows. Specifically, on the occurrence of any event which could cause disruption in the operations of Okada Manila, such as power outages, civil disturbances, terrorist attacks, among others, OMI would not have any other revenue-generating gaming properties or projects. Any of these factors may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

Changes in public acceptance of gaming in the Philippines may adversely affect OMI.

Public acceptance of gaming changes periodically in various gaming locations in the world and represents an inherent risk to the gaming industry. This risk of a decline in public acceptance is increased in the Philippines because its population is predominantly Roman Catholic and the Philippine Catholic Church, community groups, non-governmental organizations and individual government officials have, on occasion, taken strong and explicit stands against gaming. PAGCOR has, in the past, been subject to lawsuits by individuals trying to halt the construction of casinos in their communities, and church leaders have, on occasion, called for PAGCOR’s abolition. President Duterte, who himself has repeatedly publicly declared his dislike for casino gambling, has taken some very strong though ambivalent measures with respect to certain sectors of the gaming industry. Since assuming office on June 30, 2016, he has (a) refused to renew the license for PAGCOR e-casino licensee Philweb Corporation, (b) strictly enforced rules against illegal online gambling operations and the use of illegal aliens by casinos, and (c) issued an Executive Order clarifying the definition of illegal gambling and the limitations to the power of the special economic zones in licensing online gaming operators.

OMI cannot guarantee that negative sentiments will not be expressed in the future against OMI or Okada Manila, or integrated tourism resorts in general and that such expressions will not be to a degree that could reduce the number of visitors to Okada Manila, which may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

The validity of the title to the land forming the Okada Manila site may be subject to certain lawsuits, challenges and claims.

The Okada Manila site is entirely located on reclaimed land (the “Project Reclaimed Land”). It is possible that the ownership, registration, possession and validity of the registered owner’s title to the Okada Manila site may be challenged before the Philippine courts pursuant to the Philippine Constitution and the Public Land Act, as interpreted by the Philippine Supreme Court.

Based on Philippine law, reclaimed lands are, upon reclamation, inalienable lands of the public domain which may not be sold or disposed. Mere reclamation of foreshore lands by a Philippine Government agency tasked to distribute such land (an “End User Agency”) does not convert these inalienable natural resources of the State into alienable or disposable lands of the public domain. Such lands must first be classified as, and converted into, alienable land of the public domain before they can be sold to Filipino citizens. In addition, certain legal requirements (i.e. presidential proclamation and special patent) and procedures must be complied with to convert reclaimed lands into alienable lands of the public domain.

Furthermore, pursuant to the Supreme Court decision in Chavez v. Public Estates Authority (G.R. No. 133250, July 9, 2002, reconsideration denied on May 6, 2003 and November 11, 2003, the decision and resolutions, collectively, the “PEA Amari Decision”), reclaimed foreshore land may only be transferred from the Philippine Government if there is a law which declares the land as patrimonial property for sale to private parties, or such transfer is made by a Philippine Government agency considered an End User Agency and to an individual who is a Philippine citizen. However, the PEA Amari Decision and subsequent decisions also recognize that certain transfers of land prior to the PEA Amari Decision’s promulgation will not be invalidated, despite violation of the Philippine Constitution, due to considerations of equity and social justice to avoid prejudice to vested rights years after such land was transferred from the Philippine Government. It remains unsettled to what degree such considerations apply to transfers to corporations by a non-End User Agency.

TRLEI’s lease agreements are subject to certain legal risks.

The land on which Okada Manila stands consists of a 31.1 hectare property (11.7 hectares of which are undeveloped) (the “Property”) which is leased by TRLEI from Eagle I (40% of which is owned by Brontia Limited), and a 3.4 hectare property which is leased by TRLEI from PAGCOR.

The lease with Eagle I is covered by the Eagle I Lease. The lease also gives TRLEI the right to use and manage certain road lots and open space with a total area of approximately 6.9 hectares. The Eagle I Lease sets the term of the lease for 21 years, from January 1, 2012 to December 31, 2033, or the same year that the Provisional License will expire, renewable by written agreement of the parties under terms mutually acceptable to them. This was subsequently amended to change the term of the lease to 50 years (from January 1, 2012 to December 31, 2061), subject to renewal for another 25 years at the option of TRLEI. However, the additional leasehold right period is yet to be annotated in the title. The Eagle I Lease provides for the construction of a casino and hotel, budget hotel, commercial and amusement areas, residential areas, and other related facilities, including administrative facilities (the “Improvements”) over the Property.

Based on the Amendment to Restated and Amended Contract of the Lease dated October 16, 2019, the rent beginning on October 1, 2019 is PHP 119,180,416.71 per month, subject to an escalation rate of 3% annually beginning January 1, 2020.

The original Eagle I Lease is registered with the office of the Register of Deeds and annotated on the titles to the Property. In a subsequent amendment to the Eagle I Lease, Eagle I agreed to give TRLEI an assignable right of first refusal in case Eagle I intends to sell the Property. In case the right of first refusal is not exercised, Eagle I will require any transferee of the Property to respect and abide by the terms of the Eagle I Lease. The Eagle I Lease can be canceled by Eagle I on any of the following grounds: (a) default or breach of the conditions of the Eagle I Lease, subject to applicable grace periods; (b) dissolution, bankruptcy, or insolvency of TRLEI; and (c) abandonment of Property and Improvements for more than 60 days.

The Eagle I Lease, as amended, stipulates that all improvements to the leased premises, except the movables, furniture and those items which can be removed without causing damage or defacement, shall become the property of Eagle I upon expiration of the lease, without any obligation to pay or reimburse TRLEI.

The Eagle I Lease will be further amended to carve out from the lease the portion of the undeveloped land with an aggregate area of 11.7 hectares. After the amendment of the Eagle I Lease, the leased property will have a total aggregate area of 19.4 hectares. The amendment of the Eagle I Lease shall be subject to corporate approvals of the board of directors of Eagle I and TRLEI, and will require prior approval or confirmation of no objection from PEZA. PAGCOR notice/approval may also be needed, but this is subject to further determination. See “Business — Real Property — Eagle I Lease” for more information.

The lease with PAGCOR is covered by a Contract of Lease dated March 16, 2017 and Addendum dated February 22, 2019 (collectively, the “PAGCOR Lease”). The term of the PAGCOR Lease is coterminous with the term of the PAGCOR Charter, that is, until July 11, 2033, with an option to renew for the extended period of the PAGCOR Charter. The purpose of the lease is to develop and maintain thereon a world-class entertainment and gaming complex.

The PAGCOR Lease may be revoked or canceled in the event of (a) habitual delay in the performance of contractual obligations; (b) three consecutive delays in the payment of rental, interest or penalty; (c) failure to comply with a material provision; (d) bankruptcy, insolvency or rehabilitation; (e) falsity of material representation or warranty; (f) failure to comply with pertinent law, rule or regulation; (g) assignment or transfer of the lease without prior written approval of PAGCOR; or (h) order of closure or liquidation of lessee. Upon revocation or cancelation of the lease on such grounds, PAGCOR will take possession of the leased property including improvements thereon.

Any future termination of the Eagle I Lease or the PAGCOR Lease would have a material adverse effect on TRLEI’s business, condition, results of operation and prospects.

The ownership of the lessor over the properties in Mausonan Island, El Nido, Palawan which are leased to TRLEI is subject to certain legal risks.

TRLEI and Babel Holdings, Inc. entered into a Contract of Lease dated June 6, 2016 whereby the lessor allows TRLEI to lease the property for a period of 25 years. However, the transfer certificate of title and tax declarations over the property have not yet been transferred to or consolidated in the name of Babel Holdings Inc.

Currently, the leased property is reserved for possible future projects. However, in the event that a new project will be constructed therein by TRLEI, and pending the issuance of a new transfer certificate of title under the name of Babel Holdings, Inc., there is a risk that third parties may, to the detriment of the enjoyment of the property to be constructed, purchase the property from the registered owner and solely rely on the information provided in the annotations of the current transfer certificate of title as recorded in the register of deeds.

The ownership structure of the entity holding the title to the land forming the Okada Manila site may be challenged on the grounds of violating the Philippine Anti-Dummy Law.

The initial ownership structure of Eagle I, the entity that holds the title to the land forming the Okada Manila site, was questioned in the past by the Philippine Department of Justice (the “Philippine DOJ”) and the NBI for, among others, a violation of the Philippine Anti-Dummy Law (“ADL”).

Under the Philippine Constitution and the Public Land Act, only Philippine citizens or Philippine corporations at least 60% of whose capital stock is owned by Philippine citizens (“Philippine Nationals”) are allowed to purchase and own private land in the Philippines. The ADL prohibits the lending by a Philippine citizen of his name or citizenship to be used for the purpose of evading a constitutional or legal provision requiring Philippine citizenship for the exercise or enjoyment of a right, franchise or privilege; falsely simulating the existence of a certain percentage of capital as being owned by Philippine citizens when such minimum capital is required for the enjoyment of a right, franchise or privilege; transfer, conveyance of said right, franchise or privilege to a person or corporation not otherwise qualified under the Philippine Constitution or the provisions of existing laws, permitting one who is not a Philippine citizen to acquire, use, exploit or enjoy a right, franchise, privilege, property or business the exercise and enjoyment of which are expressly reserved by the Philippine Constitution or existing laws to Philippine Nationals, and knowingly aiding, assisting, or abetting in the planning, consummation or perpetration of any such acts. Violation of the ADL carries a penalty of imprisonment, fine and/or forfeiture.

In a series of opinions on the ADL, the Philippine DOJ has held that one of many possible significant indicators of a dummy arrangement is a foreign investor providing practically all the funds for a joint investment undertaken by Philippine businessmen and their foreign partner.

In July 2013, the NBI filed a criminal complaint against UEC, TRLEI, Eagle I, and certain other entities and individuals with the Philippine DOJ, the agency tasked to investigate ADL violations, for violating ADL when Eagle I purchased the land to be used for Okada Manila (the “Land”). The complaint primarily alleged that UEC, despite not being a Philippine National, wholly owned Eagle I through direct and indirect investments, including advancing to Eagle I the amount of PHP 13,651,534,858 in order to fully fund the PHP 13,134,973,244.70 purchase price for the Land.

A panel of Philippine DOJ prosecutors conducted a preliminary investigation on such and other allegations in the criminal complaint. On September 28, 2015, the panel issued a Resolution provisionally dismissing the complaint with respect to the charge of an ADL violation “for integration and completion of complainant NBI’s evidence, without prejudice to the refiling of the same, if the evidence so warrants.” A year later, the Philippine

DOJ confirmed via written notification to UEC that the NBI did not find any new evidence that would justify the re-filing of the case. The Philippine DOJ panel of prosecutors recommended that the case be closed for lack of additional evidence.

Since October 2015, the ownership structure of Eagle I has been reorganized twice. Under its current ownership structure, 40% of Eagle I’s capital is owned by Brontia Limited, a wholly-owned subsidiary of UEC, and 60% owned by Eagle II Holdco, Inc., which is owned in turn by All Seasons Hotels & Resorts Corporation and Copperstar Holdings, Inc., both of which are ultimately wholly owned by Philippine citizens. UEC continues to book a deposit in Eagle I in the amount of ¥27,167 million which has been partially repaid and may continue to be repaid by Eagle I from rent paid to it by TRLEI.

There is no guarantee that the Philippine Government will not in the future re-file the criminal complaint, file new cases or seek other sanctions against UEC, OMI, or Eagle I for an ADL violation. Any future filing or other sanctions may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

TRLEI may be held liable for the alleged non-payment of services rendered by its contractors.

TransAsia Construction Development Corp. (“TCDC”), a corporation engaged in construction, filed a case against Mitsukazu Nakata, Byron Yip, Kenji Sugiyama, Hans Van Der Sande, Takako Okada, Hajime Tokuda, Toji Takeuchi, Kenshi Asano, Maria Jeanette Gringio Tayag, Liza Engay-Carlos, Ronaldo Patani, Ropert Demdam, Roland Azurin, Jun Fujimoto, Kentaro Amamoto, and Tomohiro Okada for alleged violations of Articles 315 (Estafa) and 316 (Other forms of swindling) of the Revised Penal Code. TCDC was engaged by TRLEI as its main contractor for certain mechanical electrical plumbing and fire protection works in respect of Okada Manila. TCDC claims that it has unpaid invoices for services rendered amounting to approximately PHP 500 million. The case is undergoing preliminary investigation before the public prosecutor. In their counter-affidavits, the respondents denied and disputed TCDC’s allegations and sought the dismissal of TCDC’s complaint for lack of legal and factual basis.

The TCDC case is in the nature of a criminal complaint against the aforementioned directors and officers of TRLEI. The general rule is that a corporation is invested by law with a personality separate and distinct from that of the persons composing it or its directors and officers, or from any other legal entity that it may be related to. Thus, TRLEI may not be held accountable for actions of the aforementioned individuals should they be held responsible in the criminal case.

However, there is the risk that TCDC may file a separate civil case against TRLEI for payment of the services rendered that were allegedly unpaid. The obligations of a corporation, acting through its directors, officers, and employees, are its own sole liabilities. Therefore, TRLEI may be held liable for the alleged claims.

The gaming industry in the Philippines is highly regulated.

The Philippine gaming industry is highly regulated. OMI is subject to the regulation of PAGCOR. See “— OMI’s gaming operations are dependent on the Provisional License issued by PAGCOR”.

In addition to PAGCOR licenses and approvals, OMI and its gaming collaborators will have to obtain all requisite approvals, permits, certificates and licenses from various Philippine Government and local government agencies in relation to business operations, labor, public works, safety, fire, buildings, health and AML, including a letter of no objection (“LONO”) from the city council. OMI or its gaming collaborators may be unable to obtain or renew all required approvals, permits, LONO, certificates, and licenses or requirements may be imposed that prove unduly onerous, which may have a material adverse effect on OMI’s business, condition, results of operation and prospects.

In addition to complying with terms and conditions of its Provisional License and general regulation on casino gaming operations, OMI is subject to increasingly specific regulation with respect to junket and chipwashing (rolling chip volume) operations and video streaming. Currently, junket and chipwashing (rolling chip volume) tables cannot exceed 25% of the total gaming tables and strict identification, registration, and monitoring requirements are required for junket operators, players, and runners. Video streaming, while previously unregulated, is now limited to 50% of the approved junket tables and is not open to local players. Proxy betting is not recognized in the current regulations.

Current laws, such as licensing requirements, tax rates and other regulatory obligations, including those for junket operations and video streaming, could change or become more stringent, resulting in additional regulations being imposed upon the gaming operations in the Philippines. For example, there have been recent overtures by the Philippine national government and the local government to adopt more stringent rules on the prohibition of smoking in public places. If such changes materialize and are strictly implemented, Philippine casinos will either have to prohibit smoking on their gaming floors or retrofit their gaming floors to be compliant with stringent standards for designated smoking areas.

Any such adverse developments in the regulation of the Philippine gaming industry could be difficult to comply with and could significantly increase OMI’s costs, which may have a material adverse effect on its business, condition, results of operation and prospects.

OMI may be subject to corporate income tax if the Philippine Congress amends the tax regime currently enjoyed by PAGCOR and its licensees.

The Provisional License provides that the licensee will pay license fees as a percentage of casino revenues to PAGCOR “in lieu of national and local taxes” with reference to the income component of the casino revenue. On March 15, 2011, the Supreme Court of the Philippines decision in “PAGCOR v. Bureau of Internal Revenue”, (G.R. No. 172087, March 15, 2011) (the “2011 Decision”) held that PAGCOR’s exemption from corporate income tax under the PAGCOR Charter was implicitly revoked by R.A. No. 9337 in 2005. R.A. No. 9337 amended the National Internal Revenue Code of 1997 (“NIRC”) by deleting PAGCOR from the list of Philippine Government owned and controlled corporations which are exempt from paying corporate income tax.

The 2011 Decision was superseded in a Supreme Court ruling (GR No. 215427) dated December 10, 2014 (the “2014 Decision”), in which the Supreme Court clarified that PAGCOR shall be subject to income tax only with respect to its operation of other related services, whereas PAGCOR’s income from its gaming operations is exempt from income tax under PD 1869 and shall be subject to the 5% franchise tax, in lieu of all taxes. The decision emphasized that R.A. 9337 only revoked PAGCOR’s exemption from corporate income tax in relation to its income from other related services, and PAGCOR’s income from its gaming operations remain to be exempt from income tax.

Section 13(2)(a) of the PAGCOR Charter entitles PAGCOR to pay a 5% franchise tax in lieu of any income or other tax, whether national or local, and Section 13(2)(b) extends the same exemption to corporations, associations, agencies and individuals with whom PAGCOR or the casino operator has any contractual relationship in connection with the operations of casinos and those receiving compensation or remuneration from PAGCOR or the casino operator as a result of essential facilities furnished and/ or technical services rendered to PAGCOR or the casino operator. Although the 2014 Decision clarified the exemption of the income of PAGCOR from corporate income taxes, it did not rule on whether PAGCOR’s tax privilege of paying 5% franchise tax inures to the benefit of third parties with a contractual relationship with PAGCOR in connection with the operation of casinos, including OMI, considering that such issue was not raised with the Supreme Court.

In the 2016 case “Bloomberry Resorts and Hotels, Inc. v. BIR” (G.R. No. 212530, August 10, 2016), the Supreme Court confirmed that the 2014 Decision in favor of PAGCOR inures to the benefit of third parties with a contractual relationship with PAGCOR in connection with the operation of casinos, including gaming licensees. Thus, based on this Bloomberry ruling, upon PAGCOR’s payment of the 5% franchise tax, the income of licensees (such as OMI) from their gaming operations is exempt from corporate income tax.

In 2018, the Court of Tax Appeals (“CTA”) issued a consistent ruling in “Thunderbird Pilipinas Hotels and Resorts, Inc. v. Commissioner of Internal Revenue” (C.T.A. Case No. 8612, September 6, 2018). The CTA canceled the alleged deficiency tax on Special Preferential Tax Rate (“SPRT”) granted by Republic Act No. 9400 otherwise known as “The Bases Conversion and Development Act of 1992” for the income received as a Poro- Point Freeport Zone Enterprise. The CTA ruled that the tax for the said income should have been included in the 5% franchise tax already paid, in light of the earlier supreme court decision on PAGCOR’s tax exemption status which held that it inures to the benefit of its licensees such as the petitioner.

Despite the favorable ruling in Bloomberry and Thunderbird, there is no assurance that the current tax exemption enjoyed by PAGCOR and its licensees (regarding their casino revenue) will remain. Congress has the power to pass amendatory legislation that may remove or change this tax exemption. Any change to OMI’s tax exemption status may have a material adverse effect on its business, condition, results of operation and prospects.

A conflict between the interpretation of PAGCOR and the Local City Government of Parañaque as to PAGCOR’s tax exemption may trigger TRLEI’s obligation to pay real property taxes on leased properties.

PAGCOR has received a Statement of Account for the alleged non payment and delinquency for its failure to pay real property tax on some of the properties leased by PAGCOR to TRLEI. PAGCOR insists that under Section 13 of its charter, P.D. No. 1869, it is not liable to pay real property taxes. On August 5, 2020, PAGCOR wrote a Letter to TRLEI clarifying that PAGCOR maintains its position that it is exempt from local taxes.

Non-payment of real property tax for a period of exceeding 10 years may result in the declaration of the property as a delinquent account in the records of the Office of the City Treasurer. As a remedy available to the government, the local government may levy the real property and sell the same, including the improvements situated thereon, in a public auction in order to satisfy the delinquent taxes.

If the issue remains unsolved, the matter may ripen into a litigation matter to the detriment of TRLEI’s leasehold rights. As an alternative, the provision of Section 7 of the Contract of Lease may be applied wherein the Lessee/TRLEI shall pay the real property taxes assessed and imposed.

On March 26, 2021, the Corporate Recovery and Tax Incentives for Enterprises (“CREATE”) Law was signed into law. CREATE focuses on lowering corporate income tax rates and rationalizing fiscal incentives to attract more local and foreign investments in the Philippines. To give registered entities ample time to adjust to the new incentives, registered entities are given a transitory period. Under CREATE, income tax holidays granted under existing registered activities will be permitted to continue the remaining period of such income tax holidays. On the other hand, existing registered activities granted either an income tax holidays and 5% gross income tax (“GIR”), or are currently availing the 5% gross income tax, will be able to enjoy a 10 year 5% special corporate income tax (“SCIT”) transition period. TRLEI waived its right to the income tax holiday and is currently availing the 5% gross income tax.

The proposal to extend the availment of tax incentives of existing registered business enterprises was vetoed by President Duterte. In this regard, after the lapse of the period for TRLEI to avail of its 5% gross income tax incentive, TRLEI will be subject to the regular corporate income tax rate of 25%.

OMI may be required to secure a legislative franchise if Congress passes legislation imposing such a requirement.

There were certain legislative bills (particularly House Bill Nos. 6111 and 6514) which sought to reorganize PAGCOR into the Philippine Amusement and Gaming Authority (“PAGA”), which would consolidate all regulatory functions in the gaming industry. Said House Bills proposed to transfer to PAGA all the regulatory functions currently spread out to the Philippine Charity Sweepstakes Office (“PCSO”), the Games and Amusement Board (“GAB”), the Cagayan Economic Zone Authority (“CEZA”), the Aurora Pacific Economic Zone and Freeport (“APECO”), and other special economic zones. Consequently, PAGA will be purely regulatory in nature and shall not be an operator of games of chance, in contrast to the current dual function of PAGCOR.

Further, both House Bills provided for the abolition of the GAB, and would require all gaming operations to secure their legislative franchise from Congress before they are allowed to operate gaming activities. PAGCOR’s licensees will be required to secure a legislative franchise from Congress within one year from the effectivity of the Act, otherwise, their operations would be considered illegal. In addition, franchisees under the legislative franchise would be subject to a 5% franchise tax on aggregate gross earnings. The full amount of tax collections would then be utilized to fund charitable obligations of PAGCOR and the PCSO.

PAGCOR opposed the passing of the aforementioned bills when they submitted a position paper entitled “The Opinion of PAGCOR for RA 9587. An Act further amending PD 1869, otherwise known as ‘the PAGCOR Charter’ enacted by Senate and the House of Representatives,” wherein it stated that the legislative franchise by Congress for gaming is not necessary. This was refuted by certain legislators who argued that the PAGCOR franchise under PD 1869 was extended for another 25 years by an act of Congress, which in effect shows that PAGCOR continues to exist precisely because Congress has the power to grant franchises for gaming.

PAGCOR’s licensees, including OMI, also opposed the passage of such bills insofar as they would require the licensees to secure a legislative franchise, primarily on the ground that such a requirement would be an unconstitutional impairment of contract. The bills were not passed by the previous Congress, but there is no guarantee that they will not be revived or passed in the next Congress after the 2022 national elections. If similar bills become law, OMI’s business, financial condition and results of operations would be adversely affected.

Casinos in the Philippines may become subject to even stricter Anti-Money Laundering Regulation.

On July 14, 2017, President Duterte signed into law Republic Act No. 10927 which amended AMLA and classified casinos as covered institutions required to comply with AML and anti-terrorism financing safeguards. The inclusion of casinos was in response to a legislative inquiry into the theft of approximately $81,000,000 of the Bangladesh Central Bank’s funds with the Federal Reserve Bank of New York using SWIFT credentials of Bangladesh Central Bank. That inquiry concluded that of the $81,000,000 hacked from the Bangladesh Central Bank, the Senate Blue Ribbon Committee determined that approximately $63,000,000 were delivered to junkets at Solaire Resort & Casino and Midas Hotel & Casino and which later could not be located. The inclusion of casinos also ensured the compliance by the Philippines with Recommendation 22 of the Financial Action Task Force which requires casinos and other designated non-financial businesses and professions to comply with the same or similar reporting, record-keeping, and customer due diligence requirements of financial institutions.

Aside from including casinos as covered persons, the rules and regulations implementing R.A. No. 10927 or the Casino Implementing Rules and Regulations (“CIRR”) impose multiple preventive mechanisms against money laundering and terrorism financing, i.e., the mandatory adoption of a Money Laundering Prevention Program (“MLPP”), which requires detailed policies on KYC processes, record-keeping and retention, transaction reporting, a continuous AML training program, risk-based screening and recruitment processes, an internal audit system and mechanism for addressing audit findings, policies governing cooperation with the AMLC and PAGCOR, designation of an AML compliance officer, and risk identification, assessment, and mitigation.

Suspicious transactions are reported to the AMLC within the next working date from the occurrence thereof, which shall be the date of the establishment of the suspicion or determination of the suspicious nature of the transaction.

A covered transaction is defined as “a single casino cash transaction involving an amount in excess of PHP 5,000,000.00 or its equivalent in any other currency.” Covered transaction reports (“CTRs”) are submitted to AMLC within 5 working days from the date of the occurrence of the transaction.

While OMI’s AML policy is based on global best practices and fully complies and in some sectors exceeds the requirements of Philippine law, Philippine regulation is continuously evolving and may result in the enactment of strict requirements that could result in inefficiencies in OMI’s operations.

Risks Related to the Philippines

Overseas investors may face difficulties in protecting their interests as a shareholder because OMI is subject to Philippine corporate rules and regulations which provide less extensive shareholder protections than other jurisdictions.

OMI’s corporate affairs are governed by its amended articles of incorporation, amended by-laws, the Corporation Code and the Securities Regulation Code, which differ from the legal principles that would apply if OMI was incorporated in a jurisdiction outside the Philippines. In addition, investors’ rights or the rights of holders of the OMI common shares under the Philippine corporation law to protect their interests relative to actions by OMI’s Board of Directors may be fewer and less-defined than under the laws of those other jurisdictions. Although insider trading and price manipulation are crimes under Philippine law, the Philippine securities markets are not as highly regulated and supervised as markets in certain other jurisdictions. In addition, rules and policies against self-dealing and regarding the preservation of shareholder interests may be less well-defined and enforced in the Philippines than elsewhere, putting holders of the Shares at a potential disadvantage.

Corporate governance, disclosure and financial reporting standards in the Philippines may differ from those in other countries.

There may be less publicly available information about Philippine companies than what is regularly made available by public companies in the U.S. and other jurisdictions. Philippine SEC requirements with respect to corporate governance standards may also be less stringent than those applicable in certain other jurisdictions.

Furthermore, rules against self-dealing and those protecting minority shareholders may be less developed in the Philippines. Such differing standards in certain areas of disclosure and corporate governance may materially and adversely affect the interests of OMI’s shareholders.

The activities and assets of OMI are based in the Philippines, therefore, any downturn in the Philippine economy could have a material adverse impact on OMI’s business, financial condition, results of operations, and prospects.

OMI derives operating income and operating profits from the Philippines and, as such, is highly dependent on the state of the Philippine economy. Factors that may adversely affect the Philippine economy include: decreases in business, industrial, manufacturing or financial activities in the Philippines, the Southeast Asian region or globally; scarcity of credit or other financing, resulting in lower demand for products and services; the sovereign credit ratings of the country; foreign exchange rate fluctuations; foreign exchange controls; a prolonged period of inflation or increase in interest rates; levels of employment, consumer confidence and income; decrease in remittances from overseas Filipino workers (“OFWs”); changes in the Philippine Government’s taxation policies; Philippine Government budget deficits; the emergence of infectious diseases and epidemics in the Philippines or in other countries in Southeast Asia and any related restrictions on travel and movement to control the spread of disease; natural disasters, including but not limited to tsunamis, typhoons, earthquakes, fires, floods and similar events; political instability, terrorism or military conflict in the Philippines, other countries in the region or globally; and other regulatory, social, political or economic developments in or affecting the Philippines.

The Philippines is currently experiencing an economic downturn due to the COVID-19 pandemic and resultant community quarantine. The country’s gross domestic product suffered a 9.6% contraction for the whole of 2020 with economists forecasting it to rise sharply in 2021 by 6.5% to 7.5%. The World Bank expects the Philippine economy to grow by 4.7%, 5.9% and 6.0% in 2021, 2022 and 2023, respectively.

Factors that may adversely affect the Philippine economy include:

•	decreases in business, industrial, manufacturing or financial activities in the Philippines, Southeast Asia or globally;

•	scarcity of credit or other financing, resulting in lower demand for products and services provided by companies in the Philippines, Southeast Asia or globally;

•	exchange rate fluctuations and foreign exchange controls;

•	rising inflation or increases in interest rates;

•	levels of employment, consumer confidence and income;

•	changes in the Philippine Government’s fiscal and regulatory policies and regulations, including tax laws and regulations that impact or may impact inflation and consumer demand;

•	Philippine Government budget deficits;

•	adverse trends in the current accounts and balance of payments of the Philippine economy;

•	public health epidemics or outbreaks of diseases;

•	natural disasters, including but not limited to tsunamis, typhoons, earthquakes, fires, floods and similar events;

•	political instability, terrorism or military conflict in the Philippines, in other countries in the region or globally; and

•	other regulatory, social, political or economic developments in or affecting the Philippines.

Uncertainty surrounding the global economic outlook could cause economic conditions in the Philippines to deteriorate and there can be no assurance that current or future Government policies will continue to be conducive to sustaining economic growth. There can be no assurance that the Philippines will maintain strong economic fundamentals in the future.

Any future deterioration in economic conditions in the Philippines due to these or other factors could materially and adversely affect the Company’s customers and contractual counterparties. This, in turn, could materially and adversely affect OMI’s financial position and results of operations. Therefore, changes in the conditions of the Philippine economy could materially and adversely affect OMI’s business, financial condition or results of operations.

Political instability in the Philippines may have a negative effect on the Philippine economy and business environment which could have a material adverse impact on OMI’s business.

The Philippines has from time to time experienced political and military instability. In recent history, there has been political instability in the Philippines, including alleged extra-judicial killings, alleged electoral fraud, impeachment proceedings against two former presidents and two chief justices of the Supreme Court of the Philippines, hearings on graft and corruption issues against various government officials, and public and military protests arising from alleged misconduct by previous and current administrations. In addition, a number of officials of the Philippine government are currently under investigation or have been indicted on corruption charges stemming from allegations of misuse of public funds, extortion, bribery, or usurpation of authority. There can be no assurance that acts of political violence will not occur in the future and any such events could negatively impact the Philippine economy. An unstable political environment may negatively affect the general economic conditions and operating environment in the Philippines, which in turn could have a material adverse effect on OMI’s business, operations, and financial condition.

In addition, OMI may be affected by political and social developments in the Philippines and changes in the political leadership and/or government policies in the Philippines. Such political or regulatory changes may include (but are not limited to) the introduction of new laws and regulations that could impact the Company’s business.

The Philippine general elections for national and local officials are scheduled to take place on May 9, 2022. As the general elections draw closer, there has been increased partisan political activity by potential candidates for national or local office, political parties, and their supporters. The 2022 general election may also take place against the backdrop of the COVID-19 pandemic and the Philippine Commission on Elections has cautioned the public that, while it is unlikely for the 2022 elections to be postponed, there may be politicians and interest groups who would push for such an agenda.

Furthermore, there can be no assurance that the current administration, or the new administration after the 2022 general elections, will continue to implement social and economic policies that promote a favorable and stable macroeconomic and business environment. Policy instabilities or fundamental change of policy directions, including those with respect to Philippine foreign policy, may lead to an increase in political or social uncertainty and the loss of investor confidence in the Philippines. Any potential instability could have an adverse effect on the Philippine economy, which may impact OMI’s business, prospects, financial condition and results of operations.

The credit ratings of the Philippines may restrict the access to capital of Philippine companies, including OMI.

International credit rating agencies issue credit ratings for companies with reference to the country in which they are resident. As a result, the sovereign credit ratings of the Philippines directly affect companies that are residents in the Philippines, such as OMI. Historically the Philippines’ sovereign debt has been rated relatively low by international credit rating agencies. As of December 31, 2019, the Philippines’ long-term foreign-currency denominated debt was rated Baa2 by Moody’s, BBB+ S&P Global Ratings, and BBB by Fitch. However, no assurance can be given that Fitch, Moody’s, S&P Global Ratings or any other international credit rating agency, will not downgrade the credit ratings of the Philippine Government in the future and, therefore, of Philippine companies, including OMI. Any such downgrade could have a material adverse effect on liquidity in the Philippine financial markets and the ability of the Philippine government and Philippine companies, including OMI, to raise additional financing, and will increase borrowing and other costs. As of July 16, 2020, Moody’s has affirmed the Philippines Baa2 rating with stable outlook. As of January 10, 2021, Fitch has affirmed the Philippines’ long-term foreign-currency issuer default rating at BBB, noting that the outlook is stable. As of May 28, 2021, S&P has maintained its BBB+ long-term credit rating for the Philippines with a stable outlook, and also has affirmed its A-2 short-term credit rating for the Philippines.

Public health crises or outbreaks of diseases could have an adverse effect on economic activity in the Philippines, and could materially and adversely affect OMI’s business, financial condition and results of operations.

An outbreak of disease or similar public health threat, such as COVID-19, or a pandemic, could trigger a public health crisis which would have an adverse effect on economic activity in the Philippines, and could materially and adversely affect the Company’s business, financial condition and results of operations. In addition, outbreaks of disease could result in increased government restrictions and regulation, including quarantines of personnel and customers, or an inability to access OMI’s facilities or network infrastructure, which could adversely affect its operations.

As of the date of this registration statement, Metro Manila is under Alert Level 2 until December 15, 2021. These measures have caused disruption to businesses and economic activities, and their impacts on businesses continue to evolve. The quarantine measures remain subject to further evaluation by the Inter-Agency Task Force for the Management of Emerging Infectious Diseases.

Based on reports from the Philippine Statistics Authority, the country’s gross domestic product (“GDP”) contracted by 9.6% in 2020, and by 4.2% in the first quarter of 2021. Most recently, the Philippines reported GDP growth of 7.1% in the third quarter of 2021.

The extent of the impact of COVID-19 on the Philippine economy and the speed and certainty of any economic recovery cannot be predicted for certain, and any new surge in infections may result in stricter quarantine or lockdown measures across provinces, cities and municipalities and may lead to further contraction of the Philippine economy, closure of businesses, and rise in unemployment rates.

The extent of the impact of the COVID-19 on OMI’s operational and financial performance will depend on future developments, including the duration and spread of the outbreak and related restrictions, and the overall impact of COVID-19 on the Philippine economy and demand for OMI’s services, all of which are highly uncertain and cannot be predicted.

The Philippines has also experienced other public health epidemics or outbreaks of diseases, such as avian influenza or bird flu, African Swine Fever, dengue and polio, among others, which have adversely affected the local economy. For example, in 2019, the Department of Health declared a national dengue with 430,282 cases recorded for the year with 1,612 deaths. Furthermore, in September 2019, the Department of Health declared a polio epidemic after a case of the disease was recorded in Lanao del Sur after 19 years recording no cases in the country. If any such localized outbreak or any public health epidemic becomes widespread in the Philippines or increases in severity, this could have an adverse effect on economic activity in the Philippines, and could materially and adversely affect OMI’s business, financial condition and results of operations.

Acts of terrorism could destabilize the country and could have a material adverse effect on OMI’s assets and financial condition.

The Philippines has been subject to a number of terrorist attacks in the past several years. The Philippine army has been in conflict with various groups which have been identified as being responsible for kidnapping and terrorist activities in the Philippines as well as clashes with separatist groups. In addition, bombings have taken place in the Philippines, mainly in cities in the southern part of the country. For example, in January 2019, bombs were detonated in the Jolo Cathedral in the Municipality of Jolo, Sulu and a Mosque in Zamboanga City, Zamboanga del Sur. In May 2017, a clash erupted in Marawi, Lanao del Sur between government security forces and the ISIS-affiliated Maute group, following the government’s offensive to capture alleged ISIS leader in Southeast Asia, Isnilon Hapilon, who was believed to be in the city. President Duterte immediately declared Martial Law in Mindanao amid protests from the opposition and sectors of civil society. In a special joint session convened on July 22, 2017, both Houses of Congress voted to extend Martial Law until the end of 2017. On October 17, 2017, President Duterte declared the liberation of Marawi City. The clashes resulted in the loss of lives of civilians, soldiers and ISIS inspired extremists, as well as damage to property and livelihood of Marawi residents and the reconstruction of the city is on going. Martial Law in Mindanao was extended by both Houses of Congress until December 31, 2019. The martial law in Mindanao was lifted on January 1, 2020, however certain areas in Mindanao remain under a state of emergency and law enforcement groups are in heightened security as a measure against potential terror threats.

On July 3, 2020, Republic Act No. 11479, otherwise known as the Ant-Terrorism Act of 2020, was signed into law and to replace Republic Act No. 9372, otherwise known as the Human Security Act of 2007. The law is currently being challenged in the Supreme Court by multiple groups.

An increase in the frequency, severity or geographic reach of these terrorist acts, violent crimes, bombings and similar events could have a material adverse effect on investment and confidence in, and the performance of, the Philippine economy. Any such destabilization could cause interruption to OMI’s business and materially and adversely affect OMI’s financial conditions, results of operations and prospects.

Continued conflicts between the Government and separatist groups could lead to further injuries or deaths by civilians and members of the Armed Forces of the Philippines, which could destabilize parts of the Philippines and adversely affect the Philippine economy. There can be no assurance that the Philippines will not be subject to further acts of terrorism or violent crimes in the future, which could have a material adverse effect on OMI’s business, financial condition, and results of operations.

Natural or other catastrophes, including severe weather conditions, may adversely affect OMI’s business, materially disrupt OMI’s operations and result in losses not covered by its insurance.

The Philippines has experienced a number of major natural catastrophes over the years, including typhoons, droughts, volcanic eruptions and earthquakes. There can be no assurance that the occurrence of such natural catastrophes will not materially disrupt OMI’s operations. These factors, which are not within OMI’s control, could potentially have significant effects on OMI’s assets and operations. Should an uninsured loss or a loss in excess of insured limits occur, OMI could lose all or a portion of the capital invested in such business, as well as the anticipated future turnover, while remaining liable for any costs or other financial obligations related to the business. Any material uninsured loss could materially and adversely affect OMI’s business, financial condition and results of operations.

Territorial disputes with China and a number of Southeast Asian countries may disrupt the Philippine economy and business environment.

The Philippines, China and several Southeast Asian nations have been engaged in a series of longstanding territorial disputes over certain islands in the West Philippine Sea, also known as the South China Sea. The Philippines maintains that its claim over the disputed territories is supported by recognized principles of international law consistent with the United Nations Convention on the Law of the Sea (“UNCLOS”). Despite efforts to reach a compromise, a dispute arose between the Philippines and China over a group of small islands and reefs known as the Scarborough Shoal. Actions taken by both sides have threatened to disrupt trade and other ties between the two countries, including a temporary ban by China on Philippine banana imports, a temporary suspension of tours to the Philippines by Chinese travel agencies and the rejection by China of the Philippines’ request for arbitral proceedings administered in accordance with the UNCLOS to resolve the disputes.

In 2016, the Permanent Court of Arbitration ruled in favor of the Philippines against China over territorial disputes in the West Philippine Sea. The arbitral tribunal unanimously ruled, among others, that (a) China has “no historical rights” to the resources within the sea areas falling within the “nine dash line;” (b) Chinese reclamation activity in the West Philippine Sea has caused irreparable damage to the environment, obligating the Chinese government to stop further activities in the West Philippine Sea; and (c) China has violated the Philippines’ sovereign rights in its exclusive economic zone by interfering with Philippine fishing and petroleum exploration, constructing artificial islands, and failing to prevent Chinese fishermen from fishing in the zone. However, China has said it will not recognize the ruling. With no formal enforcement mechanism in place, the territorial dispute in the West Philippine Sea remains contentious and unresolved. There is no guarantee that the territorial dispute between the Philippines and other countries, would end or that any existing tension will not escalate further, as China has taken steps to exercise control over the disputed territory.

There had been other occurrences of territorial disputes with Malaysia and Taiwan. In March 2013, several hundred armed Filipino Muslims illegally entered Malaysia in a bid to enforce an alleged historical claim on the territory. Clashes between the Filipino Muslim individuals and the Malaysian armed forces resulted in casualties on both sides. Taiwan imposed economic sanctions on the Philippines as a result of an incident in May 2013, whereby a Taiwanese fisherman was unintentionally killed by a Philippine coast guard ship that opened fire on his vessel in a disputed exclusive economic zone between Taiwan and the Philippines. The sanctions were eventually lifted after a formal apology was issued by the Government.

Recently, the Chinese coast guards blocked and fired water cannons on two Philippine ships that would take food supplies to the military personnel within Philippines’ exclusive economic zone. The continued territorial disputes between China and the Philippines could cause effects on the relationship of the two countries and the number of tourists that may go through and out of the country.

Should territorial disputes between the Philippines and other countries in the region continue or escalate further, the Philippines and its economy may be disrupted and OMI’s operations could be adversely affected as a result.

Investors may face difficulties enforcing judgments against OMI.

It may be difficult for investors to enforce judgments against OMI obtained outside of the Philippines. In addition, the majority of OMI’s directors and officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside of the United States. As a result, it may be difficult for investors to effect service of process upon such persons, or to enforce against them judgments obtained in courts or arbitral tribunals of the United States predicated upon the laws of the United States.

The Philippines is party to the United Nations Convention on Recognition and Enforcement of Foreign Arbitral Awards, but it is not party to any international treaty relating to the recognition or enforcement of foreign judgments. Nevertheless, the Philippine Rules of Civil Procedure provide that a final and conclusive judgment of a foreign court is enforceable in the Philippines through an independent action filed to enforce such judgment, and without re trial or re examination of the issues, only if: (i) such judgment was obtained by collusion or fraud, (ii) the foreign court rendering such judgment did not have jurisdiction, (iii) such order or judgment is contrary to good customs, public order, or public policy of the Philippines, (iv) the party against whom the enforcement is sought did not receive notice of the proceedings before the foreign court, or (v) such judgment was based upon a clear mistake of law or fact.

Risks Related to Being a Public Company

OMI will incur increased costs as a result of operating as a public company, and its management will devote substantial time to new compliance initiatives.

Upon the completion of the Merger and Share Acquisition, OMI will become a public company subject to reporting requirements in the United States, and it will incur significant legal, accounting and other expenses that it did not incur as a private company, and these expenses may increase even more after OMI is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, OMI will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. OMI’s management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, OMI expects these changing rules and regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, substantially increasing legal and financial compliance costs and making some activities more time-consuming and costly. For example, OMI expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance and it may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. OMI cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for OMI to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.

A market for OMI’s securities may not develop or be sustained.

Following the Merger and Share Acquisition, the price of OMI’s securities may fluctuate significantly due to general market and economic conditions. An active trading market for OMI’s securities following the Merger and Share Acquisition may not develop as expected or, if developed, it may not be sustained. In addition, the price of OMI’s securities after the Merger and Share Acquisition can vary due to general economic conditions and forecasts, OMI’s general business condition and the release of OMI’s financial reports. Additionally, if OMI’s securities become delisted from Nasdaq and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange), the liquidity and price of OMI’s securities may be more limited than if OMI was quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

26 Capital has identified a material weakness in its internal control over financial reporting. This material weakness could continue to adversely affect its ability to report its results of operations and financial condition accurately and in a timely manner.

26 Capital’s management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. 26 Capital’s management is likewise required, on a quarterly basis, to evaluate the effectiveness of its internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of 26 Capital’s annual or interim financial statements will not be prevented or detected on a timely basis.

26 Capital identified a material weakness in its internal control over financial reporting related to its accounting for complex financial instruments. As a result of this material weakness, 26 Capital’s management concluded that its internal control over financial reporting was not effective as of September 30, 2021. This material weakness resulted in a material misstatement of 26 Capital’s Class A common stock subject to possible redemption, Class A common stock, additional paid-in capital, accumulated deficit and related financial disclosures for the affected periods. See “Note 2 — Restatement of Previously Issued Financial Statements” in the accompanying unaudited condensed financial statements of 26 Capital as of and for the nine months ended September 30, 2021, included elsewhere in this proxy statement/prospectus.

Any failure to maintain internal control over 26 Capital’s financial reporting could adversely impact 26 Capital’s ability to report its financial position and results of operations on a timely and accurate basis, which could delay or disrupt its efforts to consummate an initial business combination. If 26 Capital’s financial statements are not accurate, investors may not have a complete understanding of its operations. Likewise, if 26 Capital’s financial statements are not filed on a timely basis, 26 Capital could be subject to sanctions or investigations by the stock exchange on which its ordinary shares is listed, the SEC or other regulatory authorities. In either case, this could result in a material adverse effect on 26 Capital’s ability to consummate an initial business combination.

26 Capital can give no assurance as to its ability to timely remediate the material weakness identified, if at all, or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls.

The Sarbanes-Oxley Act requires, among other things, that OMI maintain effective disclosure controls and procedures and internal control over financial reporting. OMI is continuing to develop and refine its disclosure controls, internal control over financial reporting and other procedures that are designed to ensure that information required to be disclosed by it in the reports that it will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to OMI’s principal executive and financial officers.

OMI’s current controls and any new controls that it develops may become inadequate because of changes in conditions in its business. Further, weaknesses in OMI’s internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could adversely affect OMI’s operating results or cause it to fail to meet its reporting obligations and may result in a restatement of OMI’s financial statements for prior periods. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations. Since OMI is an “emerging growth company,” as defined in the Securities Act, as modified by the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in OMI’s reported financial and other information.

In order to maintain and improve the effectiveness of its disclosure controls and procedures and internal control over financial reporting, OMI has expended and anticipates that it will continue to expend significant resources, including accounting-related costs, and provide significant management oversight. Any failure to maintain the adequacy of its internal controls, or consequent inability to produce accurate financial statements on a timely basis, could increase OMI’s operating costs and could materially and adversely affect its ability to operate its business. In the event that OMI’s internal controls are perceived as inadequate or that it is unable to produce timely or accurate financial statements, investors may lose confidence in OMI’s operating results and the stock price of OMI may decline. In addition, if OMI is unable to continue to meet these requirements, it may not be able to obtain or maintain listing on Nasdaq.

OMI’s independent registered public accounting firm is not required to formally attest to the effectiveness of its internal control over financial reporting until after OMI is no longer an emerging growth company. At such time, OMI’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which OMI’s controls are documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on OMI’s business and operating results.

Risks Related to Ownership of the Combined Entity

OMI’s amended articles of incorporation, amended by-laws and Philippine law could prevent a takeover that shareholders consider favorable and could also reduce the market price of OMI common shares.

Certain provisions of OMI’s amended articles of incorporation, amended by-laws and Philippine law could have the effect of delaying or preventing a change in control and may make it more difficult for a third party to acquire OMI or for OMI’s shareholders to elect different individuals to its board of directors, even if doing so would be beneficial to its shareholders, and may limit the price that investors may be willing to pay in the future for the OMI common shares. Further, Philippine tax considerations may make potential transactions undesirable to OMI or to some of its shareholders whose country of residence does not have a tax treaty with the Philippines granting tax relief to such shareholders from Philippine tax.

OMI has never declared or paid cash dividends on its shares, and may never do so. Accordingly, you may not receive any return on investment unless you sell your OMI common shares for a price greater than the price you paid for the 26 Capital common stock.

OMI has never declared or paid any cash dividends on its shares. OMI does not intend to pay dividends for the foreseeable future. It currently intends to retain all available funds and any future earnings for use in the operation of its business and does not anticipate paying any dividends on the OMI common shares in the foreseeable future. Consequently, you may be unable to realize a gain on your investment except by selling your OMI common shares after price appreciation, which may never occur.

OMI’s board of directors has sole discretion whether to pay dividends. If OMI’s board of directors decides to pay dividends, the form, frequency and amount will depend upon its future, operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that its directors may deem relevant. Payment of dividends may also be subject to Philippine withholding taxes.

The OMI common shares and OMI warrants may not be listed on a national securities exchange after the Merger and Share Acquisition, which could limit investors’ ability to make transactions in such securities and subject OMI to additional trading restrictions.

OMI intends to apply to have the OMI common shares and OMI warrants approved for listing on Nasdaq after the consummation of the Merger and Share Acquisition. OMI will be required to meet certain initial listing requirements to be listed, including having a minimum number of round lot shareholders. OMI may not be able to meet the initial listing requirements in connection with the Merger and Share Acquisition. Further, even if the OMI common shares and OMI warrants are so listed, OMI may be unable to maintain the listing of such securities in the future. If OMI fails to meet the initial listing requirements and Nasdaq does not list the OMI common shares and OMI warrants (and the related closing condition with respect to the listing of the OMI common shares is waived by the parties), OMI could face significant material adverse consequences, including:

•	a limited availability of market quotations for the OMI common shares and OMI warrants;

•	a reduced level of trading activity in the secondary trading market for the OMI common shares and OMI warrants;

•	a limited amount of news and analyst coverage for OMI;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

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OMI’s securities would not be “covered securities” under the National Securities Markets Improvement Act of 1996, which is a federal statute that prevents or pre-empts the states from regulating the sale of certain securities, including securities listed on Nasdaq, in which case OMI’s securities would be subject to regulation in each state where OMI offers and sells securities.

The market price and trading volume of the OMI common shares may be volatile and could decline significantly following the Merger and Share Acquisition.

The stock markets, including Nasdaq on which OMI intends to list the OMI common shares and OMI warrants to be issued in the Merger and Share Acquisition, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for the OMI common shares and OMI warrants following the Merger and Share Acquisition, the market price of the OMI common shares and OMI warrants may be volatile and could decline significantly. In addition, the trading volume in the OMI common shares and OMI warrants may fluctuate and cause significant price variations to occur. If the market price of the OMI common shares and OMI warrants declines significantly, you may be unable to resell OMI common shares or warrants at or above the market price of the OMI common shares and OMI warrants as of the date immediately following the consummation of the Merger and Share Acquisition. OMI and 26 Capital cannot assure you that the market price of the OMI common shares and OMI warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this proxy statement/prospectus;

•	actual or anticipated differences in OMI’s estimates, or in the estimates of analysts, for OMI’s revenues, earnings, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of OMI’s securities including due to the expiration of contractual lock-up agreements;

•	publication of research reports about OMI;

•	the performance and market valuations of other similar companies;

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failure of securities analysts to initiate or maintain coverage of OMI, changes in financial estimates by any securities analysts who follow OMI or OMI’s failure to meet these estimates or the expectations of investors;

•	new laws, regulations, subsidies or credits or new interpretations of existing laws applicable to OMI;

•	commencement of, or involvement in, litigation involving OMI;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

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other events or factors, including those resulting from infectious diseases, health epidemics and pandemics (including the ongoing COVID-19 public health emergency), natural disasters, war, acts of terrorism or responses to these events.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert OMI’s management’s attention and resources, which could have a material adverse effect on us.

If, following the Merger and Share Acquisition, securities or industry analysts do not publish or cease publishing research or reports about OMI, its business or its market, or if they change their recommendations regarding the OMI common shares adversely, then the price and trading volume of the OMI common shares could decline.

The trading market for the OMI common shares will be influenced by the research and reports that industry or financial analysts publish about its business. OMI does not control these analysts, or the content and opinions included in their reports. As a new public company, OMI may be slow to attract research coverage and the analysts who publish information about the OMI common shares will have relatively little experience with OMI, which could affect their ability to accurately forecast OMI’s results and make it more likely that OMI fails to meet their estimates. In the event OMI obtains industry or financial analyst coverage, if any of the analysts who cover OMI issues an inaccurate or unfavorable opinion regarding it, OMI’s share price would likely decline. In addition, the share prices of many companies in the gaming industry have declined significantly after those companies have failed to meet, or significantly exceed, the financial guidance publicly announced by the companies or the expectations of analysts. If OMI’s financial results fail to meet, or significantly exceed, its announced guidance or the expectations of analysts or public investors, analysts could downgrade the OMI common shares or publish unfavorable research about it. If one or more of these analysts cease coverage of OMI or fail to publish reports on it regularly, OMI’s visibility in the financial markets could decrease, which in turn could cause its share price or trading volume to decline.

OMI’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its securities.

If, after listing, OMI fails to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist its securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, OMI can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its securities to become listed again, stabilize the market price or improve the liquidity of its securities, prevent its securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if OMI’s securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of OMI’s securities may be more limited than if it were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an initial public offering and may create risks for unaffiliated investors.

An initial public offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of a company’s business, financial condition and results of operations. Going public via a business combination with a SPAC does not involve any underwriters and may therefore result in less careful review of information that is presented to the public.

In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an initial public offering. In an initial public offering, the initial value of a company is set by investors who indicate the price at which they are prepare to purchase shares from the underwriters. In the case of a SPAC business combination transaction, the value of the company is established by means of negotiations between the target company, the SPAC and, in some cases, “PIPE” investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a SPAC business combination may be less effective than an IPO book-building process and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. Furthermore, initial public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the initial public offering. There is no such book of demand built up in connection with SPAC transaction which may result in the share price being less likely to be sustained after the transaction.

Lastly, because OMI will not become a public reporting company by means of a traditional underwritten initial public offering, securities or industry analysts may be less likely to provide coverage of OMI. Investment banks may also be less likely to agree to underwrite securities offerings on behalf of OMI than they might if OMI became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with OMI as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the OMI common shares could have an adverse effect on OMI’s ability to develop a liquid market for the OMI common shares or to raise capital.

OMI will qualify as an emerging growth company within the meaning of the Securities Act, and if OMI takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make OMI’s securities less attractive to investors and may make it more difficult to compare OMI’s performance with other public companies.

OMI will qualify as an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. Under the JOBS Act, and if OMI takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make OMI’s securities less attractive to investors and may make it more difficult to compare OMI’s performance with other public companies. Furthermore, under the JOBS Act, emerging growth companies can delay adopting new or revised financial accounting standards until such time as those standards apply to private companies. OMI intends to take advantage of this extended transition period under the JOBS Act for adopting new or revised financial accounting standards.

For as long as OMI continues to be an emerging growth company, it may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result, its shareholders may not have access to certain information that they may deem important. OMI could be an emerging growth company for up to five years, although circumstances could cause it to lose that status earlier, including if its total annual gross revenue exceeds $1.07 billion, if it issues more than $1.0 billion in non-convertible debt securities during any three-year period, or if before that time it is a “large accelerated filer” under U.S. securities laws.

OMI cannot predict if investors will find OMI common shares less attractive because it may rely on these exemptions. If some investors find OMI common shares less attractive as a result, there may be a less active trading market for OMI common shares and OMI’s share price may be more volatile. Further, there is no guarantee that the exemptions available to OMI under the JOBS Act will result in significant savings. To the extent that OMI chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact OMI’s financial condition.

OMI will be a foreign private issuer and, as a result, it will not be subject to U.S. proxy rules but will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. issuer.

Upon the closing of the Merger and Share Acquisition, OMI will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because OMI qualifies as a foreign private issuer under the Exchange Act and, although OMI will follow Philippine laws and regulations with regard to such matters, OMI will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers will be required to file their annual report on Form 20-F by 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, even though OMI is contractually obligated and intends to make interim reports available to OMI’s shareholders, copies of which OMI is required to furnish to the SEC on a Form 6-K, and even though OMI is required to file reports on Form 6-K disclosing whatever information OMI has made or are required to make public pursuant to Philippine law or distribute to OMI’s shareholders and that is material to the company, you may not have the same protections afforded to shareholders of companies that are United States domestic issuers.

OMI may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, OMI is a foreign private issuer, and therefore OMI is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to OMI on June 30, 2022. In the future, OMI would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or if OMI fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If OMI loses its foreign private issuer status, OMI will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. OMI will also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, OMI will lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, OMI would incur significant additional legal, accounting and other expenses that OMI will not incur as a foreign private issuer.

As OMI is a foreign private issuer and follows certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, OMI has the option to follow certain home country corporate governance practices rather than those of the Nasdaq, provided that OMI discloses the requirements OMI is not following and describes the home country practices OMI is following. OMI intends to rely on this “foreign private issuer exemption” with respect to the Nasdaq rules requiring, amongst others, the majority of the board to be comprised of independent directors, independent directors to conduct regularly scheduled executive sessions and shareholder approval prior to certain types of securities issuances. OMI may in the future elect to follow home country practices with regard to other matters. As a result, OMI’s shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements. For more information, see “Management After the Merger and Share Acquisition — Corporate Governance Practices.”

OMI may redeem the OMI warrants prior to their exercise at a time that is disadvantageous to holders, thereby making such warrants worthless. Additionally, the exercise price for the OMI warrants will be $11.50 per OMI common share and the OMI warrants may expire worthless unless the stock price is higher than the exercise price during the exercise period.

OMI will have the ability to redeem outstanding OMI warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the last reported sales price of the OMI common shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of OMI common shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date OMI sends the notice of such redemption to the warrant holders. Redemption of the outstanding OMI warrants could force warrant holders to (i) exercise their OMI warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) sell their OMI warrants at the then-current market price when they might otherwise wish to hold their OMI warrants or (iii) accept the nominal redemption price which, at the time the outstanding OMI warrants are called for redemption, is likely to be substantially less than the market value of the OMI warrants.

The exercise price of the OMI warrants will be $11.50 per OMI common share, subject to adjustment. As a result, the warrants may expire worthless unless the stock price reaches that level during the exercise period.

The private placement warrants are identical to the public warrants except that, so long as they are held by the Sponsor, or 26 Capital’s officers or directors or their respective permitted transferees, (i) they will not be redeemable, (ii) they will not be transferable, assignable or salable until 30 days after the completion of the business combination (subject to limited exceptions), (iii) they may be exercised by the holders on a cashless basis, and (iv) they are entitled to registration rights. If the private placement warrants are held by holders other than the Sponsor or 26 Capital’s officers or directors or their respective permitted transferees, the private placement warrants will be redeemable by OMI in all redemption scenarios and exercisable by the holders on the same basis as the public warrants. If the holders of the private placement warrants exercise their warrants on a cashless basis OMI will not receive cash proceeds from the exercise of such warrants.

Changes in tax laws or exposure to additional income tax liabilities could affect OMIs’ future profitability and reduce net returns to OMI’s shareholders.

OMI’s tax treatment is subject to changes in tax laws, regulations, and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration, and the practices of tax authorities in jurisdictions in which we operate. The income and other tax rules in the jurisdictions in which OMI operates are constantly under review by taxing authorities and other governmental bodies. Changes to tax laws (which changes may have retroactive application) could adversely affect OMI or its shareholders. We are unable to predict what tax proposals may be proposed or enacted in the future or what effect such changes would have on OMI’s business, but such changes, to tax legislation, regulations, policies or practices, could affect OMI’s financial position and overall or effective tax rates in the future in countries where we have operations and where OMI is organized or resident for tax purposes, and increase the complexity, burden and cost of tax compliance. We urge investors to consult with their legal and tax advisers regarding the implication of potential changes in tax laws on an investment in OMI common shares and OMI Warrants.

U.S. holders of OMI common shares and/or warrants may suffer adverse tax consequences if OMI is treated as a passive foreign investment company.

A non-U.S. corporation generally will be treated as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes, in any taxable year if either (ii) at least 75% of its gross income for such year is passive income or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is generally treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains. Based on the current and anticipated composition of the income, assets and operations of OMI and its subsidiaries, it is not expected that OMI will be a PFIC for U.S. federal income tax purposes for the taxable year that includes the Merger and Share Acquisition or in foreseeable future taxable years. Although, this is a factual determination that depends on, among other things, the composition of OMI’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time, and thus a complete determination can only be made annually after the close of each taxable year. If OMI is a PFIC for any taxable year, a U.S. Holder of OMI common shares may be subject to adverse tax consequences and may incur certain information reporting obligations. Under the PFIC rules, unless such U.S. Holder makes an election available under the Code (which election could itself have adverse consequences for such U.S. Holder), such U.S. Holder may be subject to U.S. federal income tax at the then prevailing maximum rates on ordinary income and possibly an “interest” charge, in respect of “excess distributions” and upon any gain from the disposition of OMI common shares, as if the excess distribution or gain had been recognized ratably over such U.S. Holder’s holding period of the OMI common shares. Certain elections (including a qualified electing fund or a mark-to-market election) that may be available to U.S. Holders of OMI common shares to mitigate some of the adverse tax consequences resulting from PFIC treatment, however, are not available with respect to the OMI warrants. For a further discussion, see “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Considerations of Ownership and Disposition of OMI common Shares and OMI Warrants — Passive Foreign Investment Company Rules.” U.S. Holders of OMI shares and warrants are strongly encouraged to consult their own advisors regarding the potential application of these rules to OMI and the ownership of OMI shares and/or warrants.

The Merger and Share Acquisition may not qualify as a reorganization under Section 368(a) of the Code or a transaction described in Section 351 of the Code or may be taxable under Section 367(a) of the Code, potentially causing U.S. investors who own 26 Capital shares and/or 26 Capital warrants to recognize gain or loss for U.S. federal income tax purposes.

It is intended that (i) the Merger and Share Acquisition qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Merger and Share Acquisition and the Reorganization collectively qualify as a transaction described in Section 351 of the Code, and (ii) any transfer of 26 Capital shares by a U.S. investor pursuant to the Merger and Share Acquisition qualify for an exception to Section 367(a)(1) of the Code as of the Effective Time (other than with respect to any such investor that would own, actually or constructively, 5% or more (by vote or value) of the outstanding OMI shares immediately after the Merger and Share Acquisition and that fails to enter into a valid “gain recognition agreement” with respect to the transferred OMI shares) (collectively, the “Intended Tax Treatment”). The parties intend to report the Merger and Share Acquisition in a manner consistent with the Intended Tax Treatment to the extent permitted by law. However, there are significant factual and legal uncertainties as to whether the Merger and Share Acquisition will qualify for the Intended Tax Treatment. See “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Considerations of the Merger and Share Acquisition — Tax Consequences of the Merger and Share Acquisition Under Section 368(a) of the Code.” Moreover, the closing of the Merger and Share Acquisition is not conditioned upon the receipt of an opinion of counsel that the Merger and Share Acquisition will qualify for the Intended Tax Treatment, and neither 26 Capital nor OMI intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Merger and Share Acquisition. Accordingly, no assurance can be given that the IRS will not challenge the Intended Tax Treatment or that a court will not sustain a challenge by the IRS.

The IRS may not agree that OMI should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under generally applicable U.S. federal income tax rules, OMI, which is incorporated and tax resident in the Philippines, would generally be classified as a non-U.S. corporation for U.S. federal income tax purposes. Section 7874 of the Code and the Treasury regulations promulgated thereunder, however, contain specific rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that OMI is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury regulations promulgated thereunder, OMI would be liable for U.S. federal income tax on its income in the same manner as any other U.S. corporation and certain distributions made by OMI to Non-U.S. Holders (as defined in “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations”) of OMI may be subject to U.S. withholding tax.

As more fully described in the section titled “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations,” based on the terms of the Merger and Share Acquisition and certain factual assumptions, OMI does not currently expect to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Merger and Share Acquisition. However, the application of Section 7874 of the Code is complex, subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury regulations with possible retroactive effect) and subject to certain factual uncertainties, some of which must be finally determined after the completion of the Merger and Share Acquisition. Accordingly, there can be no assurance that the IRS will not challenge the status of OMI as a non-U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code OMI’s status as a non U.S. corporation for U.S. federal income tax purposes, OMI and certain OMI shareholders may be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on OMI and the application of U.S. withholding taxes on dividends paid on OMI shares to non-U.S. shareholders, subject to reduction under an applicable income tax treaty.

See “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations” for a more detailed discussion of the application of Section 7874 of the Code to OMI. Investors should consult their own tax advisors regarding the application of Section 7874 of the Code to the Merger and Share Acquisition and the tax consequences to OMI and its shareholders if the classification of OMI as a non-U.S. corporation is not respected.

Risks Related to the Merger and Share Acquisition

The completion of the Merger and Share Acquisition is subject to a number of important conditions, and the Merger and Share Acquisition Agreement may be terminated before the completion of the Merger and Share Acquisition in accordance with its terms. As a result, there is no assurance that the Merger and Share Acquisition will be completed.

The completion of the Merger and Share Acquisition is subject to the satisfaction or waiver, as applicable, of a number of important conditions set forth in the Merger and Share Acquisition Agreement, including the approval of the Merger and Share Acquisition by the stockholders of 26 Capital, the approval of the listing of the OMI common shares on Nasdaq, and several other customary closing conditions. If these conditions are not satisfied or, if applicable, waived, the Merger and Share Acquisition Agreement may be terminated by either party and you will not receive the opportunity to acquire OMI common shares. For more information, see “The Agreement and Plan of Merger and Share Acquisition.”

The Unaudited Pro Forma Condensed Combined Financial Information included in this proxy statement/prospectus may not be representative of our results after the Merger and Share Acquisition.

The Unaudited Pro Forma Condensed Combined Financial Information included elsewhere in this proxy statement/prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the transactions been consummated as of the dates indicated, nor is it indicative of our future operating results or financial position after the assumed consummation of the transactions. The Unaudited Pro Forma Condensed Combined Financial Information present the combination of our financial information and the financial information of OMI after giving effect to the Merger and Share Acquisition and related adjustments described in the accompanying notes. See “Unaudited Pro Forma Condensed Combined Financial Information.”

The Unaudited Pro Forma Condensed Combined Financial Information does not reflect future events that may occur, including any future nonrecurring charges resulting from the Merger and Share Acquisition, and does not consider potential impacts of current market conditions on future operating results or financial position. The Unaudited Pro Forma Condensed Combined Financial Information is based in part on certain assumptions that we believe are reasonable under the circumstances. Our assumptions may not prove to be accurate over time.

Your ownership percentage in OMI will be less than the ownership percentage you currently hold in 26 Capital.

Your ownership percentage in OMI common shares following the Merger and Share Acquisition will be less than your existing ownership percentage in 26 Capital as a result of dilution attributable to the relative equity values of the companies involved in the Merger and Share Acquisition. Immediately after the Merger and Share Acquisition, it is anticipated that (i) the former shareholders of 26 Capital will hold as a group approximately 13.75% of the OMI common shares and (ii) the current shareholder of OMI will hold as a group approximately 86.25% of the outstanding OMI common shares. As a result, you may have less influence over matters submitted to a vote of OMI shareholders.

The board of directors of 26 Capital did not obtain a fairness opinion in determining whether or not to proceed with the Merger and Share Acquisition, and as a result, we cannot assure you that the terms of the transaction are fair, from a financial point of view, to the stockholders of 26 Capital.

In analyzing the Merger and Share Acquisition, the management team of 26 Capital conducted significant due diligence on TRLEI and engaged in comprehensive discussions regarding the terms of the transaction, including the relative ownership of the combined company following the Merger and Share Acquisition. Neither party is required to obtain an opinion from an unaffiliated third party that the relative ownership of the combined company following the Merger and Share Acquisition is fair to its stockholders from a financial point of view. Based on the due diligence efforts, the scope of the negotiations, input from its advisors, and the background of 26 Capital’s board of directors and management, the board of directors of 26 Capital believes that the valuation implied by the relative ownership of the combined company is fair to its stockholders from a financial perspective. Notwithstanding the foregoing, the board of directors of 26 Capital did not obtain a formal fairness opinion to assist it in this determination. Accordingly, the board of directors of 26 Capital may be incorrect in its assessment of the Merger and Share Acquisition.

Some of 26 Capital’s officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Merger and Share Acquisition without regard to your interests or in determining whether OMI is appropriate for 26 Capital’s initial business combination.

The personal and financial interests of the Sponsor, officers and directors may influence or have influenced their motivation in identifying and selecting a target for the Merger and Share Acquisition, their support for completing the Merger and Share Acquisition and the operation of OMI following the Merger and Share Acquisition.

The Sponsor owns 6,875,000 shares of Class B common stock of 26 Capital, which were initially acquired prior to the 26 Capital IPO for an aggregate purchase price of $25,000 and 26 Capital’s directors and officers have pecuniary interests in the 26 Capital Class B common stock held by the Sponsor through their ownership interest in the Sponsor. Such shares had an aggregate market value of approximately $67.4 million based upon the closing price of $9.81 per share on Nasdaq on December 6, 2021. In addition, the Sponsor purchased an aggregate of 7,500,000 private placement warrants, each exercisable for one share of 26 Capital Class A Stock at $11.50 per share, for a purchase price of $7,500,000, or $1.00 per warrant. Such 26 Capital private placement warrants had an aggregate market value of $5.6 million based upon the closing price of $0.74 per warrant on Nasdaq on December 6, 2021.

26 Capital’s Amended and Restated Certificate of Incorporation require 26 Capital to complete an initial business combination prior to January 20, 2023 (unless 26 Capital submits and its stockholders approve an extension of such date). If the Merger and Share Acquisition, or another business combination, is not completed and 26 Capital is forced to wind up, dissolve and liquidate in accordance with its Amended and Restated Certificate of Incorporation, the shares of 26 Capital Class B Stock currently held by the Sponsor and the private placement warrants purchased by Sponsor will be worthless.

The Sponsor, its directors and officers, and their respective affiliates have incurred significant out-of-pocket expenses in connection with performing due diligence on suitable targets for business combinations and the negotiation of the Merger and Share Acquisition. At the closing, the Sponsor, its directors and officers, and their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on 26 Capital’s behalf, such as identifying potential target businesses and performing due diligence on suitable targets for business combinations. If a business combination is not completed prior to January 20, 2023, the Sponsor, directors and officers, or any of their respective affiliates will not be eligible for any such reimbursement.

The Sponsor and 26 Capital’s officers and directors (or their affiliates) may make loans from time to time to 26 Capital to fund certain capital requirements. The Sponsor had previously loaned 26 Capital an aggregate of up to $275,000 to cover expenses related to 26 Capital’s initial public offering pursuant to a promissory note that was repaid in full on January 20, 2021. As of the date of this proxy statement/prospectus, no additional loans have been made, but loans may be made after the date of this proxy statement/prospectus. If the Merger and Share Acquisition is not consummated or another business combination is not otherwise completed, the loans may not be repaid and would be forgiven except to the extent there are funds available to 26 Capital outside of the Trust Account.

Certain officers and members of the 26 Capital board of directors also participate in arrangements that may provide them with other interests in the Merger and Share Acquisition that are different from yours, including, among others, arrangements for the continued service as directors of OMI following the consummation of the Merger and Share Acquisition.

These interests, among others, may influence or have influenced the Sponsor and the officers and members of the 26 Capital board of directors to support or approve the Merger and Share Acquisition, as the Sponsor has incentives to complete an acquisition of a less favorable target company or on terms less favorable to 26 Capital stockholders rather than to liquidate. For more information concerning the interests of 26 Capital’s officers and directors, see “The Merger and Share Acquisition Proposal—Interests of 26 Capital’s Directors and Officers in the Merger and Share Acquisition” beginning on page 97 of this proxy statement/prospectus.

If you elect not to purchase OMI common shares in the Subscription, you will not receive any OMI common shares or any other securities of OMI and the only consideration that you receive in the Merger and Share Acquisition will be an amount of cash equal to 0.05 PHP per share.

As described under “The Merger and Share Acquisition Agreement — The Subscription,” the consideration that 26 Capital stockholders receive in the Merger and Share Acquisition will be the right to subscribe for OMI common shares upon the completion of the Merger and Share Acquisition. Unless you elect not to subscribe for such OMI common shares, 26 Capital will be deemed to have purchased one OMI common share on your behalf for each share of 26 Capital Class A common stock exchanged in connection with the Merger and Share Acquisition.

However, if you elect not to subscribe for OMI common shares, the only consideration that you receive will be an amount of cash equal to 0.05 PHP per share, which is expected to be significantly less than the amount of cash that you would receive if you instead elect to have your shares redeemed as described under “Special Meeting of 26 Capital Common Stockholders — Redemption Rights.” 26 Capital stockholders should be aware that they can elect not to subscribe for OMI common shares by either affirmatively electing to “opt out” in the letter of transmittal/subscription confirmation that will be sent to them following the Effective Time or by failing to deliver a completed letter of transmittal/subscription confirmation within one year of the Effective Time.

Risks Related to the Redemption

26 Capital stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

A public stockholder, together with any affiliate or any other person with whom such stockholder is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the 26 Capital common stock sold in its initial public offering. Accordingly, if you hold more than 15% of such shares and the Merger and Share Acquisition Proposal is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold the shares in excess of 15% or sell them in the open market. 26 Capital cannot assure you that the value of such excess shares will appreciate over time following the Merger and Share Acquisition or that the market price of OMI common shares will exceed the per-share redemption price.

There is no guarantee that a 26 Capital stockholder’s decision to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

There is no assurance as to the price at which a 26 Capital stockholder may be able to sell its OMI common shares in the future following the completion of the Merger and Share Acquisition or shares with respect to any alternative business combination. Certain events following the consummation of any initial business combination, including the Merger and Share Acquisition, may cause an increase in the share price, and may result in a lower value realized now than a 26 Capital stockholder might realize in the future had the stockholder not redeemed his, her or its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price. A stockholder should consult the stockholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Risks Related to the Reorganization

The BIR may require a tax ruling (“Tax Ruling”) on the Reorganization which may affect the timeline of the transaction.

Pursuant to the Reorganization, OMI Sale Shares shall be sold by TRLEI to TRA pursuant to a deed of absolute sale. At this point, TRLEI and OMI shall both be wholly-owned subsidiaries of TRA. Thereafter, in order for TRLEI to be a subsidiary of OMI, TRA will subscribe to additional shares in OMI payable in cash and contribute 100% of its issued and outstanding shares in TRLEI (“TRLEI Shares”), including certain receivables due from TRLEI, as additional paid in capital (“APIC”) in OMI.

The transfer of the OMI Sale Shares to TRA requires the issuance of a Certificate Authorizing Registration (“CAR”) from the BIR. Furthermore, the contribution by TRA of TRLEI Shares in OMI as APIC will also require issuance of a CAR. A CAR is, in effect, a tax clearance relative to transfer certain properties such as transfers of shares of stocks in a Philippine corporation. It is also a mandatory requirement before the legal ownership over the shares can be recorded in the stock and transfer book of a corporation, and the corresponding stock certificates canceled and issued in favor of the transferee or buyer.

The issuance of a CAR requires the submission of supporting documents for the evaluation by the BIR’s regional/district office in order to determine whether taxes have been duly paid. While OMI believes that the contribution of TRLEI Shares as APIC in OMI will not be subject to capital gains tax (“CGT”) being in the nature of a capital investment rather than taxable income, the complex and unique nature of the transaction may pose challenges in justifying the tax exemption from CGT despite the supporting legal basis for said exemption. In the event that the BIR would interpret the transaction as a taxable event, and would require the parties to the transaction to secure a Tax Ruling to confirm the non-applicability and exemption from CGT and/or other taxes, there is a risk that the transaction would be delayed as the processing time for securing a Tax Ruling could extend to more than one (1) year, on a case to case basis. The delay would also impact the timeline to secure the CAR, and ultimately, in the recording of the ownership of OMI over the TRLEI Shares, to implement the Reorganization.

The UEC Parties currently anticipate that the Tax Ruling will be obtained, and the ownership of the TRLEI Shares by OMI will be recorded, by the end of the third quarter of 2022. In the event that the timeline for securing a Tax Ruling extends beyond the date when the other conditions to closing the Merger and Share Acquisition are satisfied, OMI and 26 Capital nonetheless intend to proceed with the transaction, which may result in OMI possessing only contractual rights over the TRLEI Shares for a period of time.

If OMI does not own legal title to the TRLEI Shares upon the closing of the Merger and Share Acquisition, OMI will initially need to rely on contractual arrangements with TRLEI and such contractual arrangements may not be as effective in providing control over TRLEI as direct ownership.

If, as described under “— The BIR may require a tax ruling (“Tax Ruling”) on the Reorganization which may affect the timeline of the transaction.” above, OMI does not possess legal ownership of the TRLEI Shares upon the closing of the Merger and Share Acquisition, OMI will instead rely on contractual arrangements with TRLEI. For a description of these contractual arrangements, see “The Merger and Share Acquisition Agreement — The Reorganization.” These contractual arrangements may not be as effective as direct ownership in providing OMI with control over TRLEI.

If OMI has direct legal ownership of the TRLEI Shares, OMI would be able to exercise its rights directly as an equity holder and appoint representatives to TRLEI’s board of directors, which could effect changes to the management and operations of TRLEI. If, instead, OMI relies on contractual arrangements, OMI may not be able to directly change the members of the board of directors of TRLEI and would have to rely on TRA to perform its contractual obligations to make any such changes in the board of directors of TRLEI. TRA may have conflicts of interest with OMI or its shareholders, and TRA may not act in the best interests of OMI or may not perform its obligations under these contracts. If OMI is required to enforce its contractual rights or there is any dispute relating to these contracts that remains unresolved, OMI will need to enforce its rights under the contractual arrangements under Philippine law, which may be costly and time-consuming and will be subject to uncertainties in the outcome of such enforcement. Consequently, the contractual arrangements may not be as effective in ensuring control over TRLEI as direct ownership.

There are governmental approvals that should be secured to implement the Reorganization, and there is no assurance on the timeline to secure these.

On October 19, 2018, the BSP issued a certificate of registration (“Certificate of Registration”) with MSB Registration No. 60-00731-0-00000 in favor of TRLEI. Pursuant to this registration, TRLEI is allowed to operate as a Money Changer (“MC”) / Foreign Exchange Dealer (“FXD”) with a Type “E” registration in the Philippines, subject to the applicable provisions of law and BSP rules and regulations, as well as the provisions of the Anti-Money Laundering Act of 2001, as amended, and its implementing rules and regulations. In a letter dated October 29, 2018, one of the conditions imposed by the BSP on the issuance of the Certificate of Registration as MC/FXD to TRLEI is for TRLEI to assume full responsibility to comply with all the requirements, rules and regulations of the BSP regarding the registration and notification of all its offices/branches and its compliance with the registration requirements. The BSP issued BSP Circular No. 942-17 on January 20, 2017 amending Section 4511N of the Manual of Regulations for Non-Bank Financial Institutions and providing the rules and regulations governing the operations and reporting obligations of non-bank entities engaged in money service business operations, including MCs and FXDs dealers. Under this issuance, MCs and FXDs are required to obtain prior approval from the BSP for any change in control of a corporation. “Control” shall refer to any transaction involving voting shares of stock of an MC/FXD that will result in ownership or control of at least twenty percent (20%) of voting shares of stock of the MC/FXD by any person, whether natural or juridical, or which will enable such person to elect, or be elected as, a director of such MC/FXD.

The MC/FXD shall submit the names of its proposed new controlling shareholder for evaluation of the BSP. Apart from the submission of the names of the new controlling shareholder, the MC/FXD shall also submit a duly notarized DET-generated Form 3M with all the relevant details of the entity, a copy of the contract/agreement/arrangement, schedule of stockholdings before and after the transfer of ownership, the Personal Data and Authorization Form, National Bureau of Investigation clearances and proof of attendance to the mandatory training on anti-money laundering/combating the financing of terrorism of newly elected/appointed directors, and other documents which the BSP may require in the course of their evaluation. Prior to the Reorganization, TRA owned 100% of the shares in TRLEI. Eventually, TRLEI will be a wholly-owned subsidiary of OMI. The transfer of ownership in TRLEI from TRA to OMI will trigger the application of the notification requirement under BSP Circular No. 942-17. The processing time for securing an approval from the BSP of the change in control is two

(2) months to three (3) months, which may affect the timeline to complete the Reorganization. If OMI is unable to comply with the notification requirement, this may result in the cancelation of TRLEI’s registration as an MC/FXD.

Furthermore, pursuant to Article II of the Provisional License, any material change in the master development plan or the project implementation plan will need prior written approval and consent of PAGCOR, which approval and consent shall not be unreasonably withheld. TRLEI is of the view that excluding the undeveloped areas from TRLEI’s lease would not be such a material change, because the actual project implementation plan that was approved by PAGCOR and is being implemented by TRLEI does not need or involve those undeveloped areas. However, there is a risk that PAGCOR may view the situation differently and require TRLEI to obtain prior approval and consent from PAGCOR. If TRLEI does seek prior approval and consent from PAGCOR, there is a further risk that PAGCOR may not approve.

In addition, TRLEI will need to secure a letter of no objection or letter of authority from PEZA to exclude undeveloped land on the properties to be leased and used for the operations of Okada Manila. Under TRLEI’s Registration Agreement with PEZA, TRLEI shall ensure and maintain continuous possession of the 407,993 sq.m. lot area inside Okada Manila, under the terms and conditions of its Lease Agreement with the owner/lessor.

In view of the intention to exclude the undeveloped land on the opposite side of the road surrounding the lease land where Okada Manila is located, TRLEI must obtain a letter of no objection or letter of authority and submit a copy of the amended lease agreement with the PEZA. Otherwise, TRLEI’s fiscal and non-fiscal incentives may be revoked.

See “Business — Real Property — Eagle I Lease” for more information.

Risks Related to the Projections

The Projections contained herein, as well as their underlying assumptions, may be inaccurate.

This proxy statement/prospectus, including the Independent Consultant Report attached as Annex D, contains certain assumptions and Projections with respect to revenue, expenses and EBITDA of OMI. Prospective investors should review the Independent Consultant Report accompanying such Projections, which contains a discussion of the assumptions used in preparing the projections, together with this proxy statement/prospectus (including, without limitation, “Risk Factors”, “OMI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and TRLEI’s audited financial statements and the accompanying notes thereto, included in this proxy statement/prospectus), in their entirety. The information in this proxy statement/prospectus in the section “OMI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and TRLEI’s audited financial statements and the accompanying notes describe OMI’s actual historical results of operations, while the Independent Consultant Report and the Projections contained therein do not represent any past results of OMI’s operations nor do they necessarily represent any of OMI’s future results. Moreover, following the date of the Independent Consultant Report contained herein, neither OMI nor the Independent Consultant will provide revised Projections, or any report or analysis of any differences between the Projections contained therein and actual results later achieved, and OMI has no duty to, and does not intend to, update the Projections, even if material events or conditions occur, or become known, that would affect the assumptions, Projections or other information set forth in the Independent Consultant Report.

For the purposes of preparing the Projections and such estimates, certain assumptions were made with respect to technical and performance parameters of Okada Manila, material contingencies and other matters that are not within OMI’s, the Independent Consultant’s or any other person’s control and the outcome of which cannot be predicted, including, among others, operating performance, future capital expenditures, future operation and maintenance costs, future revenues, the non-occurrence of force majeure or other similar events. Accordingly, the financial projections do not necessarily reflect future costs or cash flows.

The assumptions used for the Projections are subject to significant uncertainties and the actual results of our operations could differ materially from those projected. There is no assurance that these assumptions are correct or that the projections and estimates will reflect OMI’s actual results of operations. Therefore, no representations are made or intended nor should any be inferred, with respect to the accuracy of the projections or estimates. If OMI’s actual results are materially less favorable than those shown or contained in the Projections, or if the assumptions used in formulating the Projections and estimates prove to be incorrect, then OMI’s results may be materially impaired.

In addition, the terms of the engagement of the Independent Consultant do not allow investors to rely on its reports. Accordingly, investors will not have recourse against the Independent Consultant in connection with its report.

SPECIAL MEETING OF 26 CAPITAL STOCKHOLDERS

General

26 Capital is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by its board of directors for use at the special meeting to be held on                     , 2022, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to 26 Capital’s stockholders on or about                     , 2022.

Date and Time of Special Meeting

The special meeting will be held at             , Eastern Time, on                     , 2022, or such other date and time to which such meeting may be adjourned or postponed, for the purposes set forth in the accompanying notice.

The special meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the special meeting online, vote and submit your questions during the special meeting by visiting             . The virtual meeting format allows attendance from any location in the world.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of 26 Capital common stock at the close of business on                     , 2022, which is the record date for the special meeting. You are entitled to one vote for each share of 26 Capital common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that shares held beneficially by you are voted in accordance with your instructions. On the record date, there were              shares of 26 Capital common stock outstanding, of which              are public shares and              are Founder Shares held by the Sponsor.

Vote of 26 Capital’s Initial Stockholders

In connection with the 26 Capital IPO, 26 Capital entered into an agreement with the Sponsor and its officers and directors pursuant to which they agreed to vote any shares of 26 Capital common stock owned by them in favor of the Merger and Share Acquisition Proposal. As of the date of this proxy statement/prospectus, the Sponsor (and its affiliates (as defined in Rule 405 under the Securities Act)), executive officers and directors own approximately 20% of the outstanding shares of 26 Capital common stock.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum will be present at the special meeting if a majority of the voting power of all outstanding shares of capital stock entitled to vote at such meeting are represented at the meeting online or by proxy. An abstention from voting, shares represented at the special meeting online or by proxy (but not voted on one or more proposals) or a broker non-vote (so long as the stockholder has given the broker or other nominee voting instructions on at least one proposal in this proxy statement/prospectus) will each count as present for the purposes of establishing a quorum. In the absence of a quorum, the chairman of the special meeting may adjourn the special meeting. As of the record date for the special meeting, the presence online or by proxy of              shares of 26 Capital common stock would be required to achieve a quorum.

The approval of the Merger and Share Acquisition Proposal requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. The approval of each of the other proposals requires the affirmative vote of holders of a majority of the outstanding shares of common stock.

The Merger and Share Acquisition Proposal is conditioned on the approval of the Subscription Proposal. In addition, (i) the Charter Proposal is conditioned on the approval of the Merger and Share Acquisition Proposal and Subscription Proposal, (ii) the Subscription Proposal is conditioned on the approval of the Merger and Share Acquisition Proposal, (iii) the Equity Plan Proposal is conditioned on the approval of the Merger and Share Acquisition Proposal, the Charter Proposal and the Subscription Proposal, and (iv) the Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the proxy statement/prospectus. It is important for you to note that if the Merger and Share Acquisition Proposal or the Subscription Proposal is not approved by 26 Capital stockholders, then 26 Capital will not consummate the Merger and Share Acquisition. If 26 Capital does not consummate the Merger and Share Acquisition and fails to complete an initial business combination by January 20, 2023, 26 Capital will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to its public stockholders.

Recommendation to 26 Capital Stockholders

The 26 Capital board of directors believes that each of the Merger and Share Acquisition Proposal, the Charter Proposal, the Subscription Proposal, the Equity Plan Proposal and the Adjournment Proposal to be presented at the special meeting is fair to and in the best interests of 26 Capital and its stockholders and unanimously recommends that 26 Capital stockholders vote “FOR” each of the proposals.

When you consider the recommendation of the 26 Capital board of directors in favor of approval of the Merger and Share Acquisition Proposal, you should keep in mind that 26 Capital’s directors and officers have interests in the Merger and Share Acquisition that are different from or in addition to (or which may conflict with) your interests as a stockholder. See the section entitled “The Merger and Share Acquisition Proposal — Interests of 26 Capital’s Directors and Officers in the Merger and Share Acquisition” for additional information.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. 26 Capital believes the proposals presented to our stockholders will be considered non-discretionary and, therefore, your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions to your bank, broker or other nominee, it may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”

An abstention from voting, shares represented at the special meeting online or by proxy (but not voted on one or more proposals), or a broker non-vote (so long as the stockholder has given the broker or other nominee voting instructions on at least one of the proposals in this proxy statement/prospectus) will each count as present for the purposes of establishing a quorum. A stockholder’s failure to vote by proxy or to vote online at the special meeting, an abstention from voting or a broker non-vote will have the effect of a vote “AGAINST” each of the Merger and Share Acquisition Proposal and the Subscription Proposal, but will not have any effect on the outcome of the vote on the Charter Proposal, the Equity Plan Proposal or the Adjournment Proposal.

Voting Your Shares

Each share of 26 Capital common stock that you own in your name entitles you to one vote on each of the proposals for the special meeting. Your proxy card or cards show the number of shares of 26 Capital common stock that you own. There are several ways to vote your shares of common stock:

•

You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly represented and voted at the meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of 26 Capital common stock will be voted as recommended by our board of directors. Our board of directors recommends voting “FOR” each of the proposals.

•

You can attend the special meeting and vote online even if you have previously voted by submitting a proxy as described above. You will be able to virtually attend, vote your shares and submit questions during the special meeting via a live webcast available at             . You will need your control number for access.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify 26 Capital’s chief executive officer prior to the special meeting; or

•	you may virtually attend the special meeting, revoke your proxy, and vote online, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the approval of the Merger and Share Acquisition Proposal, the Charter Proposal, the Subscription Proposal, the Equity Plan Proposal and the Adjournment Proposal. Under the 26 Capital bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of 26 Capital common stock, you may call             , our proxy solicitor, at              (toll free) for individuals. Banks and Brokerage Firms may call collect at:             .

Redemption Rights and Procedures

Pursuant to the 26 Capital charter, any holders of 26 Capital common stock may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Merger and Share Acquisition. If demand is properly made and the Merger and Share Acquisition is consummated, these shares, immediately prior to the Merger and Share Acquisition, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account (calculated as of two business days prior to the consummation of the Merger and Share Acquisition, less franchise and income taxes payable).

In order to exercise your redemption rights, you must:

•	check the box on the enclosed proxy card to elect redemption;

•	submit a request in writing, which includes the name of the beneficial owner of the shares to be redeemed, to 26 Capital’s transfer agent that your public shares be redeemed for cash; and

•

deliver your public shares either physically or electronically through DTC to our transfer agent at least two business days before the special meeting. Stockholders seeking to exercise redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

If you do not properly comply with the procedures and requirements to redeem your public shares described above, your shares will not be redeemed. Any demand for redemption, once made, may be withdrawn at any time until the date of the special meeting. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above prior to the date of the special meeting.

Prior to exercising redemption rights, stockholders should verify the market price of 26 Capital common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights. We cannot assure you that you will be able to sell your shares of 26 Capital common stock in the open market, even if the market price per share is higher than the redemption price, as there may not be sufficient liquidity in 26 Capital common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of 26 Capital common stock will cease to be outstanding immediately prior to the Merger and Share Acquisition and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of OMI following the Merger and Share Acquisition, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Merger and Share Acquisition is not approved and we do not consummate an initial Merger and Share Acquisition by January 20, 2023, 26 Capital will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to the 26 Capital stockholders and the 26 Capital warrants will expire worthless.

Appraisal Rights

Under Delaware law, holders of 26 Capital common stock that have not otherwise waived appraisal rights have the right to dissent from the Merger and Share Acquisition and to receive payment in cash for the fair value of their shares of 26 Capital common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration 26 Capital stockholders would otherwise be entitled to pursuant to the merger agreement if they follow the procedures set forth in Section 262 of the DGCL. These rights are known as appraisal rights.

26 Capital stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a 26 Capital stockholder in order to dissent from the Merger and Share Acquisition and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex E hereto. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of 26 Capital common stock unless otherwise indicated. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of 26 Capital common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This joint proxy statement/prospectus constitutes notice to 26 Capital stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 and a copy of Section 262 is attached hereto as Annex E. If a 26 Capital stockholder wishes to consider exercising appraisal rights, such stockholder should carefully review the text of Section 262 contained in Annex E hereto because failure to timely and properly comply with the requirements of Section 262 will result in the loss of appraisal rights under Delaware law.

If you are a record holder of shares of 26 Capital common stock and wish to elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to 26 Capital a written demand for appraisal of your shares before the vote with respect to the Merger and Share Acquisition Proposal is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the Merger and Share Acquisition Proposal. Voting against or failing to vote for the adoption and approval of the Merger and Share Acquisition Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

•

You must not vote in favor of, or consent in writing to, the adoption and approval of the Merger and Share Acquisition Proposal. A vote in favor of the adoption and approval of the Merger and Share Acquisition Proposal, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in accordance with the recommendation of the boards of directors of 26 Capital, which recommendation, to the extent not changed before the 26 Capital special meeting is FOR the Merger and Share Acquisition Proposal. Therefore, a 26 Capital stockholder who votes by proxy and who wishes to exercise appraisal rights must affirmatively vote against the Merger and Share Acquisition Proposal or abstain from voting on the Merger and Share Acquisition Agreement and the Merger and Share Acquisition.

•

You must continue to hold your shares of 26 Capital common stock through the effective date of the Merger and Share Acquisition. Therefore, a stockholder who is the record holder of shares of 26 Capital common stock on the date the written demand for appraisal is made but who thereafter transfers such shares prior to the effective date of the Merger and Share Acquisition will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the Merger and Share Acquisition is completed, you will be entitled to receive the consideration (subject to your continued ownership of the 26 Capital common stock as of the consummation of the Merger and Share Acquisition) contemplated by the Merger and Share Acquisition Agreement, but you will have no appraisal rights with respect to your shares of 26 Capital common stock. All demands for appraisal should be addressed to 26 Capital Acquisition Corp., 701 Brickell Avenue, Suite 1550, Miami, FL 33131, Attention: Chief Executive Officer, and must be delivered before the vote on the merger proposal is taken at the 26 Capital special meeting and should be executed by, or on behalf of, the record holder of the shares of 26 Capital common stock. The demand must reasonably inform 26 Capital of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of 26 Capital common stock.

To be effective, a demand for appraisal by a holder of 26 Capital common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his, her or its 26 Capital stock certificate(s) or 26 Capital book-entry shares. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to 26 Capital. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If a 26 Capital stockholder holds shares of 26 Capital common stock in a brokerage account or in other nominee form and wishes to exercise appraisal rights, such stockholder should consult with his, her or its broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within ten days after the Effective Time, the surviving corporation must give written notice that the Merger and Share Acquisition has become effective to each former 26 Capital stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger proposal. Within 120 days after the Effective Date, any stockholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger and Share Acquisition Proposal and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of 26 Capital common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the surviving corporation the statement described in the previous sentence. Such written statement will be given to the requesting 26 Capital stockholder within ten days after such written request is received by the surviving corporation or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective date of the Merger and Share Acquisition, either the surviving corporation or any 26 Capital stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all 26 Capital stockholders entitled to appraisal. A person who is the beneficial owner of shares of 26 Capital common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a 26 Capital stockholder, service of a copy of such petition will be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting 26 Capital stockholders. Accordingly, the failure of a 26 Capital stockholder to file such a petition within the period specified could nullify the 26 Capital stockholder’s previously written demand for appraisal. There is no present intent on the part of 26 Capital to file an appraisal petition, and 26 Capital stockholders seeking to exercise appraisal rights should not assume that 26 Capital will file such a petition or that 26 Capital will initiate any negotiations with respect to the fair value of such shares. Accordingly, 26 Capital stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a 26 Capital stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all 26 Capital stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those 26 Capital stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the 26 Capital stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their 26 Capital stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any 26 Capital stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Additionally, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all 26 Capital stockholders who asserted appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of 26 Capital’s common stock as measured in accordance with subsection (g) of Section 262 of the DGCL or (b) the value of the merger consideration in respect of such shares exceeds $1 million. After determination of the 26 Capital stockholders entitled to appraisal of their shares of 26 Capital Class A Stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger and Share Acquisition, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger and Share Acquisition through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Date and the date of payment of the judgment. Notwithstanding the foregoing, at any time before the entry of judgment in the proceedings, 26 Capital may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, to the 26 Capital stockholders entitled to receive the same, upon surrender by such holders of the 26 Capital stock certificates representing those shares or of any applicable 26 Capital book-entry shares.

In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation.

Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

26 Capital stockholders should be aware that the fair value of shares of 26 Capital common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that such 26 Capital stockholder is entitled to receive under the terms of the Merger and Share Acquisition Agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the 26 Capital stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a 26 Capital stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any 26 Capital stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any 26 Capital stockholder who had demanded appraisal rights will not, after the Effective Time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time, or if the 26 Capital stockholder delivers a written withdrawal of such stockholder’s demand for appraisal and an acceptance of the terms of the merger either within 60 days after the effective time or thereafter with the written consent of the surviving corporation, then the right of that 26 Capital stockholder to appraisal will cease and that 26 Capital stockholder will be entitled to receive the consideration contemplated by the Merger and Share Acquisition Agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any 26 Capital stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any 26 Capital stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the consideration that such holder would have received pursuant to the Merger and Share Acquisition Agreement within 60 days after the effective date of the Merger and Share Acquisition.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a 26 Capital stockholder’s statutory appraisal rights. In view of the complexity of Section 262 of the DGCL, 26 Capital stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

THE MERGER AND SHARE ACQUISITION PROPOSAL

General

26 Capital is asking its stockholders to approve and adopt the Merger and Share Acquisition Agreement and the transactions contemplated thereby. 26 Capital stockholders should read carefully this proxy statement/prospectus in its entirety, including the “The Merger and Share Acquisition Agreement,” for more detailed information concerning the Merger and Share Acquisition and the Merger and Share Acquisition Agreement. 26 Capital also urges its stockholders to read carefully the Merger and Share Acquisition Agreement in its entirety before voting on this proposal. A copy of the Merger and Share Acquisition Agreement is attached as Annex A to this proxy statement/prospectus.

Because 26 Capital is holding a stockholder vote on the Merger and Share Acquisition, our charter provides that we may consummate the Merger and Share Acquisition only if it is approved by the affirmative vote of holders of a majority of the outstanding shares of common stock.

Pro Forma Capitalization

The pro forma implied equity valuation of OMI upon consummation of the Merger and Share Acquisition is estimated to be approximately $2.5 billion, assuming no redemptions, based on a $10.00 per share price. We estimate that, immediately following the Effective Time, assuming none of 26 Capital’s public stockholders demand redemption of their 26 Capital Class A Stock pursuant to the 26 Capital Charter, the securityholders of OMI will own approximately 13.75% of the outstanding OMI common shares, and securityholders of 26 Capital will own the remaining OMI common shares. We estimate that, at the Effective Time, assuming all of 26 Capital’s public stockholders demand redemption of their 26 Capital Class A Stock pursuant to the 26 Capital Charter, the securityholders of OMI will own approximately 86.25% of the outstanding OMI common shares, and the securityholders of 26 Capital will own the remaining OMI common shares. The pro forma ownership percentages described in this paragraph exclude the 26 Capital warrants to be issued pursuant to the Merger and Share Acquisition upon conversion of the 26 Capital warrants.

Background of the Merger and Share Acquisition Proposal

26 Capital is a Delaware corporation formed on August 24, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Merger and Share Acquisition with the UEC Parties is the result of an active search for a potential transaction utilizing the network and investment experience of 26 Capital’s management team and board of directors. The terms of the Merger and Share Acquisition Agreement and the other ancillary agreements are the result of arm’s-length negotiations between the UEC Parties and 26 Capital and their respective representatives and advisors. The following is a discussion of the background of these negotiations, the Merger and Share Acquisition Agreement (and the ancillary agreements) and the Merger and Share Acquisition. The following chronology summarizes the key meetings and events that led to the signing of the Merger and Share Acquisition Agreement, but it does not purport to catalog every conversation and correspondence by and among representatives of 26 Capital, the UEC Parties and their respective advisors.

On January 20, 2021, 26 Capital consummated its initial public offering of 27,500,000 units (the “26 Capital IPO”). Each unit consisted of one share of 26 Capital Class A Stock and one-half of one redeemable warrant to purchase one share of 26 Capital Class A Stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $275,000,000. Simultaneously with the closing of the initial public offering, 26 Capital consummated the sale of 7,500,000 warrants at a price of $1.00 per warrant in a private placement to the Sponsor, generating gross proceeds of $7,500,000. Following the closing of the initial public offering, an amount of $275,000,000 from the net proceeds of the sale of the units in 26 Capital IPO and the sale of the warrants in the private placement was placed in the Trust Account.

Prior to the closing of the 26 Capital IPO, neither 26 Capital, nor any authorized person on its behalf, initiated any substantive discussions, formal or otherwise, with respect to a business combination involving any of the UEC Parties.

After the closing of the 26 Capital IPO, representatives of 26 Capital commenced an active search for prospective acquisition targets, with an emphasis on companies in gaming and gaming technology, branded consumer, lodging and entertainment, and internet commerce industries. During this period, representatives of 26 Capital reviewed self-generated ideas and initiated contact with, and were contacted by, a number of individuals and entities with respect to business combination opportunities. 26 Capital identified the following general criteria in evaluating candidates for an initial business combination:

•	companies that were financially sound, but were potentially in need of financial, operational, strategic or managerial transformations;

•	segments of existing public companies which do not fit strategically within their existing structure and/or which were significantly undervalued;

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companies that offered an attractive valuation combined with the opportunity for value creation through a combination of elements, such as a clear plan to unlock incremental value through operational and/or strategic improvements, a partial sale of existing operations or a clear path to bring the target company to the public market;

•	companies that would benefit from the leadership and strategic vision of the 26 Capital board and management team; and

•	companies which could benefit from access to additional capital as well as the 26 Capital board’s and management team’s industry relationships and expertise to rapidly scale.

Based on these criteria, 26 Capital’s officers, directors and other representatives ultimately identified and evaluated over 50 potential target businesses from a wide range of industries during the period following the 26 Capital IPO. The potential target businesses considered included companies in the gaming, online gaming and gaming technology, casual online gaming, financial technology, branded consumer, travel, tourism and hospitality, lodging and entertainment, internet commerce, sports and eSports, aerospace, metaverse, internet marketing, payment processing, telecommunications and internet networking, and software as a service industries. In connection with such evaluation, representatives of 26 Capital had discussions regarding potential transactions with members of management and other representatives of certain potential acquisition targets. Some of these potential targets were eliminated because 26 Capital concluded that the valuation for the target business would be too high or there were structural impediments that would be difficult to overcome. Some were eliminated because the acquisition candidate did not fit within the criteria specified above. And some potential targets were eliminated because the target was not interested in pursuing a business combination at the time of the discussions. 26 Capital ultimately entered into substantive discussions with nine potential target businesses, signed confidentiality agreements with five and submitted preliminary, non-binding letters of interest to four potential target companies, including UEC.

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The first company seriously evaluated by 26 Capital, Company A, was in the video game industry. Following preliminary conversation, 26 Capital entered into a confidentiality agreement with Company A in February 2021 and ultimately executed a non-binding letter of intent with Company A that same month. 26 Capital conducted business, commercial, technology and financial due diligence and held numerous meetings with Company A’s management and other representatives. On the basis that 26 Capital’s diligence did not support the valuation that the parties had been discussing, 26 Capital decided not to pursue further discussions with Company A.

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Following preliminary conversations, 26 Capital entered into a confidentiality agreement with Company B, a company in the aerospace industry, in March 2021. 26 Capital conducted initial business, commercial and financial due diligence and held several discussions with Company B’s management and other representatives. 26 Capital decided to terminate discussions with Company B due to concerns regarding its future prospects.

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Following preliminary conversations, 26 Capital entered into a confidentiality agreement with Company C, a company in the tourism, lodging and entertainment industries, in March 2021. 26 Capital conducted substantial business, commercial and financial due diligence and held numerous discussions with Company C’s management and other representatives and ultimately submitted a non-binding letter of intent in March 2021. Company C did not sign the letter of intent and ultimately chose to pursue a transaction with a partner other than 26 Capital.

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26 Capital entered into preliminary discussions with Company D, a company involved in a professional sports league, in April 2021. Following several discussions with Company D’s management, discussions lapsed due to potential valuation, use of proceeds and structural issues.

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26 Capital entered into preliminary discussions with Company E, a company involved in the eSports industry, in April 2021. 26 Capital conducted business, commercial and financial due diligence and held numerous discussions with Company E’s management and other representatives, but ultimately terminated discussions with Company E over valuation concerns.

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Following preliminary conversations, 26 Capital entered into a confidentiality agreement and ultimately a non-binding letter of intent with Company F, a company in the gaming and payment processing industries, in April 2021. 26 Capital conducted substantial business, commercial and financial due diligence and held numerous meetings with Company F’s management and other representatives. 26 Capital ultimately decided to let discussions with Company F lapse due to concerns regarding its future prospects.

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26 Capital entered into discussions with Company G, a company in the eSports and gaming sectors, in April 2021. 26 Capital conducted business, commercial and financial due diligence and held several meetings with Company G’s management and other representatives. 26 Capital ultimately decided to let discussions lapse with Company G due to concerns regarding its future prospects.

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Following preliminary conversations, 26 Capital entered into a confidentiality agreement with Company H, a company in the eSports and gaming sectors, in July 2021. 26 Capital conducted initial business due diligence and held several meetings with Company H’s management. Given that Company H was at a very early stage without a clear path forward, as well as concerns regarding the timing of any transaction and conditions in Company H’s home market, 26 Capital decided not to continue further discussions with Company H.

On February 12, 2021, UEC publicly announced that it had made the decision to start formally examining a listing of its integrated resort business, known as Okada Manila, in the United States through the use of a SPAC. Mr. Ader, the Chief Executive Officer and Chairman of 26 Capital, who has followed gaming in Asia widely throughout his career, learned of this public announcement shortly after its release. However, 26 Capital was occupied with identifying other potential target companies and pursuing at least preliminary negotiations with several such companies, and did not focus on the Okada Manila opportunity at that time.

On July 12, 2021, Mr. Ader was introduced via videoconference to Mr. Toji Takeuchi, Executive Officer and Head of the Corporate Planning Division of UEC and Board Member of TRLEI, by an investor in UEC. Following this initial meeting, Mr. Ader submitted a non-binding letter of intent to UEC that proposed a merger between TRLEI and 26 Capital at an enterprise value of $2.6 billion. UEC did not sign this letter of intent, although it did elect to engage in further discussions with 26 Capital.

On July 19, 2021, Mr. Ader, along with Matthew Katzeff, Managing Director and Senior Analyst of 26 Capital, and Andrew Wallach, Co-Founder and Partner, and Barry Konig, Co-Founder and Director, of Spring Owl Capital Management, which is affiliated with the Sponsor and controlled by Mr. Ader, and other advisors to 26 Capital held a videoconference with Mr. Takeuchi and Hans Van Der Sande, Chief Financial Officer, of

TRLEI. The primary purpose of this call was for Mr. Ader to provide additional background information regarding 26 Capital and its key team members, as well as Mr. Ader’s experience in the gaming industry. The parties also used part of the call to review some of the key terms raised in 26 Capital’s letter of intent.

Following its identification of TRLEI as a potential partner for a business combination, 26 Capital and its representatives started conducting business, commercial, operational, financial and legal due diligence, and 26 Capital started exploring potential structures with its U.S. legal counsel, Schulte Roth & Zabel LLP (“SRZ”), and eventually its Philippine legal counsel, Gorriceta Africa Cauton & Saavedra (“Gorriceta”), for the proposed transaction. Preliminary business diligence requests were agreed between 26 Capital and UEC in mid-July 2021, and from July 2021 until the signing of the Merger and Share Acquisition Agreement, representatives of 26 Capital and its advisors conducted due diligence on Okada Manila through document review and conference calls with representatives of Okada Manila. 26 Capital’s diligence covered various areas, including, among others, commercial operations and contracts, financial results, litigation, legal compliance, intellectual property, tax, employment matters and general corporate matters. 26 Capital also engaged third party consultants to conduct financial and tax diligence and to perform a gaming market study with respect to the Philippines, including developing business and financial forecasts for Okada Manila based on its books and records (the “Independent Consultants Report”).

During August and September, Mr. Ader and Mr. Takeuchi, in consultation with their respective U.S. and Philippine advisors, held numerous calls and videoconferences to review and discuss several potential transaction structures in light of the various impacts of U.S. and Philippine securities, tax and regulatory requirements, as well as the contractual obligations of the parties, before ultimately agreeing on the structure set forth in the Merger and Share Acquisition Agreement. It was during these discussion that the parties decided to effect the Reorganization prior to consummating the proposed transaction and to structure the Merger and Share Acquisition to include the cash subscription by 26 Capital, acting as agent for its stockholders, for equity securities of OMI in order to efficiently meet Philippine regulatory requirements under the Corporation Code. Also during this time period, Mr. Ader spoke periodically with individual directors of 26 Capital regarding the Okada Manila opportunity and the progress of discussions regarding the potential transaction.

On August 28, 2021, Mr. Ader delivered the initial draft of the Merger and Share Acquisition Agreement to UEC, which was subsequently shared with Baker & McKenzie LLP, a member of Baker & McKenzie International, a Swiss Verein with member law firms around the world, and its relevant local affiliates (“BM”), U.S., Philippine and Japanese counsel to UEC and the UEC Parties. The initial draft of the Merger and Share Acquisition Agreement used the structure that the parties and their advisors had developed over the prior weeks, including the Reorganization and the cash subscription construct. It proposed a transaction with an enterprise value of $2.6 billion, which would be subject to adjustment in connection with the closing of the transaction for net indebtedness in order to establish the applicable equity value. An adjustment for working capital was also under consideration at that time. The initial draft did not include a minimum cash condition or any obligation with respect to obtaining a PIPE investment, but did include, among other provisions, very broad expense reimbursement obligations in favor of 26 Capital and expansive covenants obligating UEC and the UEC Parties to complete the transaction, including a performance guarantee by UEC.

Over the following weeks, UEC and its advisors had the draft agreement translated into Japanese for a detailed review, held several meetings to discuss the terms proposed by 26 Capital and potential responses and worked to identify an auditor for TRLEI.

On September 23, 2021, BM delivered to SRZ a list of material issues that UEC and the UEC Parties had identified in the initial draft of the Merger and Share Acquisition Agreement. These issues included the treatment of a potential PIPE investment, a proposal to use a fixed valuation structure as of signing for the transaction (rather than the adjustment mechanism proposed by 26 Capital), the treatment of expenses incurred by 26 Capital, the scope of the representations and warranties and pre-closing covenants, the scope of the closing conditions, and 26 Capital’s request for a guarantee by UEC. Throughout the course of that day and the morning of September 24, 2021, 26 Capital’s management and SRZ held several conference calls to discuss the issues raised by UEC. On the afternoon of September 24, 2021, representatives of BM and SRZ had a conference call to discuss the issues list, and reached agreement on several of the open points, including the inclusion of a covenant to seek a PIPE investment post-signing, the scope of the closing conditions and the deletion of UEC’s performance guarantee given assets held by TRLEI.

On September 30, 2021, BM circulated a revised draft of the Merger and Share Acquisition Agreement, which reflected the discussions held on September 24, 2021, and an initial draft of the Subscription Agreement.

During the week of October 4, 2021, representatives of 26 Capital, UEC, the UEC Parties, SRZ, Gorriceta and BM held numerous conference calls and videoconferences to negotiate and finalize the terms of the Merger and Share Acquisition Agreement (and related disclosure schedules), as well as the terms of the Subscription Agreement, the Registration Rights Agreement and the other ancillary agreements in order to resolve the remaining significant open points in the transaction documents. These open points included, among other things, (a) the scope of the Reorganization and mechanics of the cash subscription construct, (b) the overall suite of representations, warranties and covenants to be provided by each party under the Merger and Share Acquisition Agreement, (c) post-closing governance arrangements, and (d) the circumstances under which 26 Capital would be reimbursed for its transaction-related expenses.

On October 7, 2021, 26 Capital’s board of directors held a videoconference with representatives from 26 Capital’s management team and SRZ to discuss the status of the transaction, as well as the potential timeline to signing and closing the transactions contemplated by the Merger and Share Acquisition Agreement.

From October 11, 2021 through the execution of the Merger and Share Acquisition Agreement, representatives of 26 Capital, UEC, the UEC Parties, SRZ, Gorriceta and BM continued to hold numerous calls and videoconferences to finalize the Merger and Share Acquisition Agreement (and related disclosure schedules) and the ancillary agreements and to work on the public relations materials regarding the announcement of the transaction. On October 13, 2021, representatives of UEC proposed a fixed equity valuation amount of $2.5 billion for the transaction, with the enterprise value remaining at $2.6 billion, which 26 Capital ultimately accepted.

On October 14, 2021, the board of directors of 26 Capital held a special meeting to discuss the proposed Merger and Share Acquisition. Representatives of SRZ presented a summary of the transaction structure and the terms of the Merger and Share Acquisition Agreement and the ancillary agreements. Representatives of SRZ also reviewed the fiduciary duties of the directors both in general and for approving the contemplated transaction.

Representatives of the Independent Consultant then presented the Independent Consultant Report and their review of the opportunity presented by Okada Manila, which had been prepared with input from the management of 26 Capital and Okada Manila. The board of directors of 26 Capital discussed the transaction, reviewed the press release and investor presentation related to the proposed transaction and then unanimously adopted resolutions (a) determining that it is in the best interests of 26 Capital and its stockholders for 26 Capital to enter into the Merger and Share Acquisition Agreement, (b) adopting the Merger and Share Acquisition Agreement and approving 26 Capital’s execution, delivery and performance of the same and the consummation of the transactions contemplated by the Merger and Share Acquisition Agreement including the entry into the ancillary agreements, and (c) approving the filing of the proxy statement with the SEC.

On October 14, 2021, the respective boards of directors of TRA, TRLEI and OMI held special meetings to discuss the proposed Merger and Share Acquisition. The boards of directors of each company discussed the proposed transaction and unanimously adopted resolutions, subject to the approval of the board of UEC having been obtained in respect of the proposed transaction, (a) to authorize their respective corporations to enter into the Merger and Share Acquisition Agreement and appoint authorized representatives therefor, and, (b) in respect of OMI, to authorize OMI to incorporate a subsidiary under the laws of the State of Delaware, and the ratification of Byron Yip’s authority to execute and deliver documents for such purpose.

On October 15, the board of directors of UEC held a special meeting to discuss the proposed Merger and Share Acquisition and adopted a resolution to authorize the respective corporations to enter into the Merger and Share Acquisition Agreement.

On October 15, 2021, the parties executed the Merger and Share Acquisition Agreement. 26 Capital then filed a Current Report on Form 8-K on October 15, 2021, that included a press release, and filed a Current Report on Form 8-K on October 18, 2021, that included a copy of the Merger and Share Acquisition Agreement and an investor presentation.

26 Capital’s Board of Directors’ Reasons for the Merger and Share Acquisition and the Recommendation of the Board of Directors

26 Capital’s board of directors, in evaluating the Merger and Share Acquisition, consulted with 26 Capital’s officers and legal advisors and other advisors. In reaching its resolution (i) that the Merger and Share Acquisition Agreement and the transactions contemplated thereby are advisable and in the best interests of 26 Capital and its stockholders and (ii) to recommend that the stockholders adopt the Merger and Share Acquisition Agreement and approve the transactions contemplated thereby, 26 Capital’s board of directors considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Merger and Share Acquisition, 26 Capital’s board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. 26 Capital’s board of directors viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of 26 Capital’s reasons for the Merger and Share Acquisition and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.”

Before reaching its decision, the 26 Capital board of directors reviewed the results of the due diligence review conducted by its directors, officers and advisors, which included:

•	numerous meetings and calls with the management team and advisors of the UEC Parties regarding past and future operations;

•	review of material contracts, material liabilities and other material matters;

•	technical, financial, legal, insurance, market and accounting due diligence;

•	consultation with Okada Manila management and legal counsel to the UEC Parties;

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review of historical financial performance of Okada Manila (including audited and unaudited financials) and the Independent Consultant Report (including projections for Okada Manila included therein); and

•	financial and valuation analysis of Okada Manila and the Merger and Share Acquisition.

Based on its review of the industry data and the operational, financial and other relevant information related to Okada Manila provided by the UEC Parties and the Independent Consultant and presented to 26 Capital’s board of directors, factors considered by the 26 Capital board of directors included, but were not limited to, the following material factors:

•	Attractive Valuation. After consulting with its advisors, including the financial comparison prepared by 26 Capital management, 26 Capital’s board of directors believes:

•	Okada Manila’s implied equity valuation of $2.5 billion is favorable for 26 Capital relative to the current valuations experienced by comparable publicly traded companies in the gaming sector; and

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Okada Manila’s implied enterprise valuation of $2.6 billion is favorable for 26 Capital as it is significantly less than the identified replacement costs of Okada Manila’s property and equipment alone;

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Unique Growth Optionality. 26 Capital’s board of directors believes Okada Manila is uniquely positioned to pursue, in addition to expected growth from domestic and tourist gaming visitors, growth from the newly regulated online Philippine domestic gaming market and the potential to participate with its largest stockholder in a future integrated resort development in Japan.

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High Growth Market. 26 Capital’s board of directors believes Okada Manila is favorably positioned in the high growth, capacity constrained Entertainment City casino market, which market grew 24% annually from 2013-2019 and achieved gross gaming revenue in 2019 of over $3.3 billion. As travel and hospitality restriction resulting from the global pandemic ease, 26 Capital’s board of directors believes that there could be significant demand for Okada Manila’s offerings;

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Stockholder Liquidity. The obligation in the Merger and Share Acquisition Agreement to have the OMI common shares issued as consideration listed on the Nasdaq, a major U.S. stock exchange, which 26 Capital’s board of directors believes has the potential to offer stockholders greater liquidity;

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Strategic Alignment. 26 Capital’s board of directors believes that the combination of the accomplished Okada Manila management team, who are known for their decades of experience in the Asian gaming and hospitality sector, with the financial and legal expertise that UEC can provide and Mr. Ader’s contacts and expertise in gaming, gaming technology, lodging, entertainment and internet commerce will help unlock value and drive growth opportunities for Okada Manila;

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Projected Revenue Profile. 26 Capital’s board of directors evaluated the gross gaming revenue, total gross revenue and Adjusted EBITDA projections for the combined company through 2025, and noted, in particular, the projected sustainable growth across this period;

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Nature of the Property. 26 Capital’s board of directors took note of the fact that Okada Manila is the largest world-class destination integrated resort in the Philippines, with a gaming floor that is the largest in the country and one of the largest in the world since 2017, but which also presents a far reaching and appealing mix of attractions across gaming options, accommodations, retail options and dining options and other amenities. 26 Capital’s board of directors also evaluated the benefits of Okada Manila being newly-constructed, which may give it a certain cache with potential visitors and suggests that the property should not require substantial capital expenditures in order to update the property in the next several years;

•	Due Diligence. 26 Capital’s due diligence examinations of Okada Manila and the Philippine gaming market and discussions with the UEC Parties’ management and legal advisors;

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Other Alternatives. 26 Capital’s board of directors believes, after a thorough review of other business combination opportunities reasonably available to 26 Capital, that the Merger and Share Acquisition represents the best potential business combination for 26 Capital and the most attractive opportunity for 26 Capital’s management to accelerate its business plan based upon the process utilized to evaluate and assess other potential business combination targets, and 26 Capital’s board of directors’ belief that such process has not presented a better alternative; and

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Terms and Conditions of the Merger and Share Subscription Agreement. The terms and conditions of the Merger and Share Subscription Agreement and the transactions contemplated thereby, including the Merger and the Subscription, were, in the opinion of 26 Capital’s board of directors, generally consistent (other than with respect to the subscription mechanic) with similar transactions, with the benefit of not being subject to a minimum cash condition, and the product of arm’s-length negotiations between 26 Capital and the UEC Parties.

In the course of its deliberations, in addition to the various other risks associated with the combined business, as described in the section titled “Risk Factors” appearing elsewhere in this proxy statement/

prospectus, 26 Capital’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Merger and Share Acquisition, including, but not limited to, the following:

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Competition. Competition in the gaming, lodging and hospitality industries, and the potential failure to continually develop, improve and market its offerings and services in a timely manner to compete successfully against competitors;

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Intellectual Property. Okada Manila depends on its intellectual property, and its future success is dependent on its ability to retain access to and protect its intellectual property and not infringe on the rights of others;

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Key Personnel. Key personnel in Okada Manila’s industries are vital and competition for such personnel is intense. The loss of any key personnel and/or Okada Manila’s inability to recruit additional personnel could be detrimental to its operations;

•	Public Company Risks. Okada Manila’s executive team does not have experience operating or managing public companies and the added administrative, regulatory and reporting requirements that ensue;

•	Macroeconomic Risks. Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic and the resulting uncertainty in the Asian and Philippine gaming markets;

•	Benefits Not Achieved. The risk that the potential benefits of the Merger and Share Acquisition may not be fully achieved or may not be achieved within the expected timeframe;

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Redemption Risk. The potential that a significant number of 26 Capital stockholders elect to redeem their shares prior to the consummation of the Merger and Share Subscription and pursuant to the 26 Capital Charter, which would potentially make the Merger and Share Acquisition more difficult to complete;

•	Stockholder Vote. The risk that 26 Capital’s stockholders may fail to provide the respective votes necessary to effect the Merger and Share Acquisition;

•	Closing Conditions. The fact that the completion of the Merger and Share Acquisition is conditioned on the satisfaction of certain closing conditions that are not within 26 Capital’s control;

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Litigation. The possibility of litigation challenging the Merger and Share Acquisition or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Merger and Share Acquisition;

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Liquidation of 26 Capital. The risks and costs to 26 Capital if the Merger and Share Acquisition is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in 26 Capital being unable to effect a business combination within the completion window, which could require 26 Capital to liquidate;

•	26 Capital Stockholders Receiving Minority Position. The fact that existing 26 Capital stockholders will hold a minority position in the combined company;

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Distractions to Operations. The risk that the potential diversion of the management of the combined business and employee attention as a result of the Merger and Share Acquisition may adversely affect operations of the combined business; and

•	Fees and Expenses. The fees and expenses associated with completing the Merger and Share Acquisition.

In addition to considering the factors described above, 26 Capital’s board of directors also considered other factors including, without limitation:

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Interests of Certain Persons. Some officers and directors of 26 Capital may have separate interests in the Merger and Share Acquisition. See the section above titled “— Interests of 26 Capital’s Directors and Officers in the Merger and Share Acquisition;”

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Waiver of Corporate Opportunity Doctrine. 26 Capital’s certificate of incorporation contains a waiver of the corporate opportunity doctrine, and there could have been business combination targets that have been appropriate for a combination with 26 Capital but were not offered due to a 26 Capital director’s duties to another entity. 26 Capital does not believe that the waiver of the corporate opportunity doctrine in its certificate of incorporation interfered with its ability to identify an acquisition target; and

•	Other Risks. Various other risks associated with Okada Manila’s business, as described in the section titled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

26 Capital’s board of directors concluded that the potential benefits that it expected 26 Capital and its stockholders to achieve as a result of the Merger and Share Acquisition outweighed the potentially negative factors associated with the Merger and Share Acquisition. Accordingly, 26 Capital’s board of directors determined that the Merger and Share Acquisition Agreement and the transactions contemplated therein were advisable, fair to and in the best interests of 26 Capital and its stockholders.

Interests of 26 Capital’s Directors and Officers in the Merger and Share Acquisition

The Sponsor and 26 Capital’s directors and executive officers have interests in the Merger and Share Acquisition that are different from or in addition to (and which may conflict with) the interests of 26 Capital’s stockholders. As more fully set forth below, the Sponsor and its affiliates have approximately $78.4 million in the aggregate at risk that depends upon the completion of a business combination. Specifically, (i) $25,000 of such amount was paid for the 6,875,000 Founder Shares (which if unrestricted and freely tradable would be valued at approximately $67.4 million, based on the closing price of the 26 Capital common stock on December 6, 2021), (ii) $7,500,000 for its 7,500,000 private placement warrants (which was valued at $1.04 per private placement warrant, or approximately $7.8 million in the aggregate, as of September 30, 2021), and (iii) the Sponsor has loaned 26 Capital an additional $1,500,000 in order to fund working capital, which amount will convert into 1,500,000 private placement warrants upon consummation of the Merger and Share Acquisition (which would be valued at $1.04 per private placement warrant, or approximately $1.6 million in the aggregate, as of September 30, 2021. As part of 26 Capital’s initial public offering, the Sponsor and 26 Capital’s officers directors agreed, among other things, to waive their respective redemption rights with respect to any Founder Shares and any public shares held by them in connection with the completion of a business combination and their respective rights to liquidating distributions from the trust account in respect of the Founder Shares if 26 Capital fails to complete a business combination within the required period. 26 Capital did not provide any separate consideration to the Sponsor or its officers and directors for such waiver. The foregoing interests, and those set forth in more detail below, present a risk that the Sponsor and its affiliates will benefit from the completion of the Merger and Share Acquisition, including in a manner that may not be aligned with public stockholders. These interests include, among other things, the interests listed below:

•	that the Sponsor and certain of 26 Capital’s officers and directors will hold OMI common shares following the Merger and Share Acquisition, subject to lock-up agreements;

•	that the Sponsor and 26 Capital’s officers and directors will hold private placement warrants to purchase OMI common shares following the Merger and Share Acquisition;

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the fact that given the differential in purchase price that the Sponsor paid for the Founder Shares as compared to the price of the 26 Capital units sold in the IPO and the substantial number of OMI common shares that the Sponsor will receive upon conversion of the Founder Shares in connection with the Merger and Share Acquisition, the Sponsor and its affiliates may realize a positive rate of return on such investments even if other public stockholders experience a negative rate of return following the Merger and Share Acquisition;

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that the Sponsor and 26 Capital’s officers and directors have entered into a letter agreement with 26 Capital, pursuant to which they have agreed to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the completion of the initial business combination;

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that the Sponsor and 26 Capital’s officers and directors have entered into a letter agreement with 26 Capital, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if 26 Capital fails to complete its initial business combination by January 20, 2023. However, if the Sponsor or 26 Capital’s officers or directors acquire public shares in or after the 26 Capital IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares;

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if the Trust Account is liquidated, including in the event 26 Capital is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify 26 Capital to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which 26 Capital has entered into an acquisition agreement or claims of any third party for services rendered or products sold to 26 Capital, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the nomination of certain individuals by the Sponsor as directors of OMI following the closing; and

•	the continued indemnification of 26 Capital’s current directors and officers and the continuation of directors’ and officers’ liability insurance after the Merger and Share Acquisition.

These interests may influence 26 Capital’s directors in making their recommendation that you vote in favor of the approval of the Merger and Share Acquisition Proposal and the other proposals set forth in this proxy statement/prospectus. See “Security Ownership of Certain Beneficial Owners and Management” for more information.

Expected Accounting Treatment

The Merger and Share Acquisition will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, 26 Capital will be treated as the “acquired” company for accounting purposes. Accordingly, the Merger and Share Acquisition will be treated as the equivalent of TRLEI issuing shares at the closing of the Merger and Share Acquisition for the net assets of 26 Capital as of the closing date, accompanied by a recapitalization. The net assets of 26 Capital will be stated at historical cost, with no goodwill or other intangible assets recorded.

TRLEI has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	TRLEI’s shareholders will have the largest voting interest in OMI under both the no redemption and maximum redemption scenarios;

•	the board of directors of the post-combination company has seven members, and TRLEI shareholders have the ability to nominate at least the majority of the members of the board of directors;

•	TRLEI’s senior management is the senior management of the post-combination company;

•	the business of TRLEI will comprise the ongoing operations of OMI; and

•	TRLEI is the larger entity, in terms of substantive operations and employee base.

The Merger and Share Acquisition, which is not within the scope of IFRS 3 since 26 Capital does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. Any excess of fair value of OMI’s common shares issued over the fair value of 26 Capital’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Independent Consultant Report

In connection with its consideration of the potential Merger and Share Acquisition, 26 Capital’s board of directors was provided with the Independent Consultant Report.

26 Capital engaged the Independent Consultant based on the Independent Consultant’s experience and reputation in the gaming sector. The Independent Consultant is regularly engaged to analyze companies in the gaming sector. Pursuant to its engagement by 26 Capital, the Independent Consultant is entitled to receive compensation based on agreed-upon hourly rate schedule, with the total expense not to exceed $20,000. 26 Capital has also agreed to reimburse the Independent Consultant for certain expenses related to the Independent Consultant’s engagement.

In the ordinary course of business, certain of the Independent Consultant’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, 26 Capital, the UEC Parties or any other party that may be involved in the Merger and Share Acquisition.

The Independent Consultant and its affiliates may provide consulting, advisory or other services to 26 Capital, the UEC Parties, other participants in the Merger and Share Acquisition or their respective affiliates or security holders in the future, for which the Independent Consultant and its affiliates may receive compensation. Since January 1, 2020, neither 26 Capital nor the UEC Parties, nor any of their respective affiliates have engaged in any transactions with, or paid or received any consideration from, the Independent Consultant, other than in connection with the Merger and Share Acquisition as set forth above.

In preparing its report, the Independent Consultant assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with the Independent Consultant and upon the assurances of the managements and other representatives of 26 Capital and the UEC Parties that they were not aware of any relevant information that was omitted or that remained undisclosed to the Independent Consultant.

The Independent Consultant Report includes certain prospective financial information (the “Projections”). The Projections are included in this proxy statement/prospectus solely to provide 26 Capital’s stockholders access to information made available in connection with its board of directors’ consideration of the proposed Merger and Share Acquisition. The Projections should not be viewed as public guidance.

Furthermore, the Projections did not take into account any circumstances or events occurring after the date on which the Projections were prepared, which was October 14, 2021. Furthermore, the Projections were prepared by the Independent Consultant rather than by UEC Parties.

The Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. The Projections have not been audited. Neither the independent registered public accounting firms of OMI nor 26 Capital nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the independent accounting firms of OMI and 26 Capital assume no responsibility for, and disclaim any association with, the Projections.

While presented with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

The Projections are not included in this proxy statement/prospectus in order to induce any 26 Capital stockholders to vote in favor of any of the proposals at the special meeting.

We encourage you to review the financial statements of 26 Capital included in this proxy statement/prospectus, as well as the financial information in “Unaudited Pro Forma Condensed Combined Financial Information” and the audited and unaudited historical financial statements of TRLEI included in this proxy statement/prospectus and to not rely on any single financial measure.

None of the Independent Consultant, 26 Capital or OMI, or any of their respective affiliates, intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.

Adjusted EBITDA Improvement Opportunities

Actual 2019 Adjusted EBITDA for Okada Manila was $134 million. Based on analysis by the Independent Consultant, Okada Manila may attain steady-state Adjusted EBITDA levels in excess of $516 million annually in the fifth year, a difference of approximately $382 million. To bridge this gap, the Independent Consultant has identified several opportunity areas for revenue enhancement and cost savings. The Independent Consultant’s ramp-up forecasts attainment of this goal – along with five years of 4.0% inflation. The broad areas of opportunity and corresponding bridge from 2019 actual to 2025 Adjusted EBITDA projection are reflected in the waterfall below:

Source:	The Independent Consultant

According to the Independent Consultant, the Projections are predicated upon the realization of a number of Adjusted EBITDA improvement opportunities, namely the following:

•

Land-based Revenue Growth to Contribute $113.3 million in 2025 Adjusted EBITDA – At 2019 margins, the growth of land-based GGR from 2019 levels to 2025 levels is expected to contribute $113.3 million to Adjusted EBITDA in 2025.

•

Changes in Gaming and Non-Gaming Mix to Contribute $14.4 million – The weight of non-gaming revenues, especially those with higher margin (such as beverage sales at bars and nightclubs), is expected to gradually increase over the years from 2021 to 2025. This is anticipated to contribute approximately $14.4 million to 2025 Adjusted EBITDA.

•

Changes in VIP and Mass Gaming Mix to Contribute $139.5 million – Okada Manila has been pursuing a shift from junket business to in-house direct high roller play. In-house high rollers still play on rolling chip programs; however, the commission/rebate rates are lower than those through junkets. Reduced weight of junket and increased high roller gaming revenue improves margin by reducing costly commissions and marketing costs such as comps, although partially offset higher taxes on mass gaming revenue.

•

Reductions in Payroll and Payroll-related Benefits to Contribute $86.4 million – The Independent Consultant estimates that benefit saving of approximately $25 million from strategic eliminations during the pandemic will remain in effect. Additionally, a total of approximately $61 million in saving is anticipated from margin improvement through leveraging scale and non-variable job positions. Labor cost is projected to account for 10.8% of total gross revenue, in contrast to nearly 15% of total gross revenue in 2019.

•

Other Margin Benefits of Scale to Contribute $15.0 million – This category of opportunities cover margin improvement by leveraging fixed costs in General/Administrative, Repairs/Maintenance, Utilities, and other operating areas. A total of approximately $15 million is anticipated to contribute to 2025 Adjusted EBITDA.

•

Addition of iGaming to Contribute $14.0 million – With the PIGO license secured, Okada Manila is ready to roll out its offering of online gaming to domestic VIP and premium players, which is expected to contribute $14 million to 2025 Adjusted EBITDA.

Adjusted EBITDA Forecast

According to the Independent Consultant, the Adjusted EBITDA forecast for Okada Manila is as follows:

(in $ thousands)	2021	2022	2023	2024	2025	2026
Total gross revenues	391,438	892,675	1,300,568	1,446,467	1,601,553	1,802,496
Total expenses	390,027	652,160	911,282	992,859	1,085,256	1,205,975

EBITDA	1,411	240,515	389,285	453,608	516,297	596,521

Regulatory Approvals

There are no regulatory approvals required in connection with the consummation of the Merger and Share Acquisition.

The Reorganization shall be subject to notices and/or approvals from government agencies in the Philippines, including, among others:

(a)	Philippine SEC approval on the amendment to OMI’s organizational documents;

(b)

in respect of the contribution by TRA of TRLEI Shares in OMI as APIC: (i) notice of the change in ownership of TRLEI to the PAGCOR; and (ii) prior approval or letter of no objection from the BSP on the change in ownership of TRLEI; and,

(c)

in respect of the amendments to the lease with Eagle I: (i) prior approval by the PAGCOR (subject to further determination) and (ii) prior approval or confirmation of no objection from the PEZA, regarding the reduction of the area of the land leased by TRLEI from Eagle I.

The (a) transfer of OMI Sale Shares by TRLEI to TRA, and (b) the contribution by TRA of TRLEI Shares in OMI as APIC, will require the issuance of a CAR by the BIR. A CAR is, in effect, a tax clearance relative to transfer certain properties such as transfers of shares of stocks in a Philippine corporation. It is also a mandatory requirement before the legal ownership over the shares can be recorded in the stock and transfer book of a corporation, and the corresponding stock certificates cancelled and issued in favor of the transferee or buyer. The issuance of a CAR requires the submission of supporting documents for the evaluation by the BIR’s regional/district office in order to determine whether taxes have been duly paid. While OMI believes that the contribution of TRLEI Shares as APIC in OMI will not be subject to CGT being in the nature of a capital investment rather than taxable income, the complex and unique nature of the transaction may pose challenges in justifying the tax exemption from CGT despite the supporting legal basis for said exemption. In the event that the BIR would interpret the transaction as a taxable event, the BIR may require the parties to the transaction to secure a Tax Ruling to confirm the non-applicability and exemption from CGT and/or other taxes.

Satisfaction of 80% Test

After consideration of the factors identified and discussed in the section entitled “— 26 Capital’s Board of Directors’ Reasons for the Merger and Share Acquisition and the Recommendation for the Board of Directors,” the 26 Capital board of directors concluded that the Merger and Share Acquisition met all of the requirements disclosed in the prospectus for its initial public offering with respect to its initial business combination, including that the Merger and Share Acquisition had a fair market value of at least 80% of the balance of the funds in the Trust Account at the time of execution of the Merger and Share Acquisition Agreement.

Vote Required for Approval

The approval of the Merger and Share Acquisition Proposal, as well as the approval of the Subscription Proposal, requires the affirmative vote of holders of a majority of the outstanding shares of common stock of 26 Capital as of the Record Date. Abstentions, broker non-votes or a failure to vote by proxy or in person (which would include presence at a virtual meeting) at the special meeting will each have the effect of a vote “AGAINST” each of the Merger and Share Acquisition Proposal and the Subscription Proposal. The Charter Proposal, the Equity Plan Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by 26 Capital stockholders, voting together as a single class. Abstentions, broker non-votes or a failure to vote by proxy or in person (which would include presence at a virtual meeting) at the special meeting will have no effect on the approval of these proposals. The Merger and Share Acquisition Proposal is conditioned on the approval of the Subscription Proposal. If the Subscription Proposal is not approved, this proposal will have no effect, even if approved by 26 Capital stockholders.

As of the Record Date, there were 6,875,000 shares of 26 Capital Class B common stock entitled to vote at the special meeting. This represents approximately 20% of the total votes entitled to be cast at the special meeting. The holders of the 26 Capital Class B common stock have agreed to vote such shares in favor of the Merger and Share Acquisition Proposal.

Recommendations of the Board of Directors

26 CAPITAL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE MERGER AND SHARE ACQUISITION PROPOSAL.

THE MERGER AND SHARE ACQUISITION AGREEMENT

The following is a summary of the material terms of the Merger and Share Acquisition Agreement. A copy of the Merger and Share Acquisition Agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The Merger and Share Acquisition Agreement has been attached to this proxy statement/prospectus to provide you with information regarding its terms. It is not intended to provide any other factual information about 26 Capital or OMI. The rights and obligations of the parties are governed by the express terms and conditions of the Merger and Share Acquisition Agreement and not by this summary or any other information contained in this proxy statement/prospectus. You should refer to the full text of the Merger and Share Acquisition Agreement for details of the Merger and Share Acquisition and the terms and conditions of the Merger and Share Acquisition Agreement.

The Merger and Share Acquisition Agreement contains representations and warranties that the parties have made to one another as of specific dates and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors. These representations and warranties have been made for the benefit of the other parties to the Merger and Share Acquisition Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Merger and Share Acquisition Agreement. While 26 Capital and OMI do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger and Share Acquisition Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information because they were made as of specific dates, may be intended merely as a risk allocation mechanism among the parties to the Merger and Share Acquisition Agreement and are modified by the disclosure schedules.

The Reorganization

Prior to the Closing, TRA will effect a reorganization of parts of its business (the “Reorganization”) in accordance with the Merger and Share Acquisition Agreement. Pursuant to the Reorganization, among other matters, OMI will become a direct subsidiary of TRA and intercompany receivables (other than ordinary course trade receivables) due from TRLEI to TRA and certain of its affiliates will be contributed to OMI as additional paid-in capital. In addition, TRLEI’s lease with Eagle 1 Land Holdings Inc. (under which TRLEI leases land where its building is located) will be amended to exclude certain undeveloped land currently leased by TRLEI.

Pursuant to the Merger and Share Acquisition, TRLEI will become a wholly-owned subsidiary of OMI. However, unless TRA receives the Tax Ruling (as discussed under “Risk Factors—Risks Related to the Reorganization—The BIR may require a tax ruling (“Tax Ruling”) on the Reorganization which may affect the timeline of the transaction.”) before all of the conditions to closing the Merger and Share Acquisition are satisfied, the parties intend to consummate the Merger and Share Acquisition without transferring legal ownership of TRLEI to OMI. Instead, pursuant to the contribution agreement that will transfer TRLEI’s outstanding equity to OMI, TRA shall, pending issuance of the Tax Ruling and the recording of the transfer of legal ownership: (i) at all times deal with, transfer and dispose of the shares of TRLEI, including with respect to any dividends thereon, the proceeds thereof, and any rights or privileges relating thereto, solely in accordance with instructions given to it by OMI; (ii) at all times, at OMI’s request, sign, execute, and deliver any transfer, proxy form, receipt, notice, or other instrument relating to the TRLEI shares or any dividends, proceeds, rights or privileges relating thereto; and (iii) not exercise any voting or other right in respect of the TRLEI shares contrary to the direction of OMI. The UEC Parties currently anticipate that the Tax Ruling will be obtained, and the ownership of the TRLEI Shares by OMI will be recorded, by the end of the third quarter of 2022. In addition, TRA will execute an irrevocable proxy, appointing OMI as TRA’s proxy to vote the TRLEI shares at all regular and special meetings of TRLEI’s stockholders.

The Subscription

Prior to the Closing, but after the redemption of any shares of 26 Capital as described under “Special Meeting of 26 Capital Stockholders — Redemption Rights,” 26 Capital will, acting on behalf of its stockholders, subscribe for OMI common shares at a purchase price of 0.05 PHP, with the payment for such OMI common shares being made in cash by 26 Capital on behalf of its applicable stockholders (the “Subscription”). In order to fund this cash payment on behalf the applicable 26 Capital stockholders, 26 Capital will, prior to Closing, declare and pay a cash dividend on the shares of 26 Capital common stock in the amount of 0.05 PHP per share (which is equal to the par value of the OMI common shares underlying the OMI common shares). The proceeds from the dividend will either be paid by 26 Capital to OMI in accordance with the Subscription Agreement in exchange for OMI common shares or paid to holders of 26 Capital common stock who elect not to participate in the Subscription (but have not elected to have their shares redeemed by 26 Capital). If 26 Capital is unable to ensure that the Subscription Dividend is compliant with the DGCL, then 26 Capital and the UEC Parties have agreed to negotiate in good faith to determine and alternative procedure to fund the Subscription.

The Merger

The terms and conditions of the Merger of Merger Sub with and into 26 Capital, with 26 Capital surviving the Merger as a wholly owned subsidiary of OMI, are contained in the Merger and Share Acquisition Agreement, which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the Merger and Share Acquisition Agreement carefully, as it is the legal document that governs the Merger and related transactions.

Closing and Effective Time of the Merger and Subscription

The closing will take place as promptly as reasonably practicable, but in no event later than the second business day following the satisfaction of the conditions set forth in the Merger and Share Acquisition Agreement and summarized below under “— Conditions to Closing of the Merger and Share Acquisition,” unless the parties agree in writing to another time or unless the Merger and Share Acquisition Agreement is terminated pursuant to its terms.

The Merger will become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State or at such later date or time as is agreed between the parties and specified in the certificate of merger.

Consideration to be Received in the Merger

At the Effective Time, all outstanding shares of 26 Capital common stock (except for (i) any shares owned by 26 Capital, Merger Sub or any subsidiary of 26 Capital, which will be canceled without consideration, (ii) any shares of 26 Capital common shares that are held by stockholders who have made a valid redemption election, which shares will be redeemed in accordance with 26 Capital’s organizational documents, and (iii) any shares of 26 Capital common shares that are held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provision of the DGCL), shall be converted into and shall for all purposes represent only the right to subscribe for and purchase, pursuant to the Subscription Agreement and a letter of transmittal and subscription confirmation, one validly issued, fully paid and non-assessable (the “Exchange Ratio”) OMI common share upon the exercise of such subscription right. Each American depositary share of OMI will represent one share of common stock of OMI.

Further, at the Effective Time, each warrant to acquire shares of 26 Capital that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become a warrant to purchase an equal number of OMI common shares, and OMI shall assume each warrant in accordance with its terms as in effect as of the date of the Merger and Share Acquisition Agreement).

Ownership of the Combined Company Upon Completion of the Merger and Share Acquisition

We anticipate that, upon completion of the Merger and Share Acquisition, assuming that none of the 26 Capital stockholders exercise redemption rights and assuming that all stockholders of 26 Capital who receive the right to subscribe for OMI common shares have subscribed for such OMI common shares, an aggregate of approximately 34,375,000 OMI common shares will be issued in connection with the Merger and Share Acquisition, existing 26 Capital stockholders will hold in the aggregate approximately 13.75% of OMI’s outstanding common stock (approximately 11.00% held by 26 Capital public stockholders and approximately 2.75% held by the Sponsor) and TRA will hold approximately 86.25% of OMI’s outstanding common stock. These ownership percentages do not take into account (1) any warrants or options to purchase OMI common shares that will be outstanding following the Merger and Share Acquisition or (2) any equity awards that may be issued under our proposed Equity Plan following the Merger and Share Acquisition. If the actual facts are different than these assumptions (which is likely), the ownership percentages held by each of our existing stockholders, including Sponsor and TRA, will be different.

Representations and Warranties

The Merger and Share Acquisition Agreement contains representations and warranties that the parties have made to one another as of specific dates and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors. These representations and warranties have been made for the benefit of the other parties to the Merger and Share Acquisition Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Merger and Share Acquisition Agreement. While 26 Capital and OMI do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger and Share Acquisition Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information because they were made as of specific dates, may be intended merely as a risk allocation mechanism among the parties to the Merger and Share Acquisition Agreement and are modified by the disclosure schedules.

The Merger and Share Acquisition Agreement contains representations and warranties of 26 Capital relating, among other things, to:

•	corporate organization

•	authority

•	conflicts, consents and approvals

•	capitalization

•	SEC filings

•	financial statements

•	undisclosed liabilities

•	permits and compliance with laws

•	litigation

•	absence of certain changes or events

•	brokers

•	transactions with affiliates

•	trust agreement

•	business activities

•	NASDAQ listing

•	taxes

•	disclosure documents

The Merger and Share Acquisition Agreement contains representations and warranties of the UEC Parties relating, among other things, to:

•	corporate organization

•	authority

•	capitalization of the UEC Parties

•	subsidiaries of certain UEC Parties

•	conflicts, consents and approvals

•	financial statements

•	undisclosed liabilities

•	assets and real property

•	contracts

•	vendors

•	labor matters

•	employees and benefit plans

•	intellectual property

•	permits and compliance with laws

•	litigation

•	taxes

•	absence of certain changes or events

•	insurance

•	environmental matters

•	brokers

•	transactions with affiliates

•	indebtedness

•	solvency

•	prior operations of OMI or Merger Sub

•	OMI common shares

•	disclosure documents

Conduct of Business Pending Consummation of the Merger and Share Acquisition and Covenants

Each of the parties have agreed to use reasonable best efforts to take, or cause to be taken, or to do or cause to be done, all actions and things necessary or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Merger and Share Acquisition Agreement.

Each of the parties have also each agreed to conduct and operate their respective businesses in the ordinary course consistent with past practice, but subject to COVID-19 measures, through the earlier of the closing or the valid termination of the Merger and Share Acquisition Agreement pursuant to its terms, except to the extent either of the parties otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), as required by applicable law or as permitted under the Merger and Share Acquisition Agreement.

The parties have agreed that, unless otherwise required or permitted under the Merger and Share Acquisition Agreement, and subject to certain disclosed exceptions, the UEC Parties will not take the following actions during the interim period from the date of the Merger and Share Acquisition Agreement through the earlier of the closing or the valid termination of the Merger and Share Acquisition Agreement pursuant to its terms, among others, except as consented to in writing by 26 Capital (such consent, not to be unreasonably withheld, conditioned or delayed), as required by applicable law or as contemplated under the Merger and Share Acquisition Agreement:

•	split, combine or reclassify any of their capital stock, or declare any dividend on any class of their capital stock;

•

authorize for issuance, issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents;

•	merge or consolidate with any person or entity;

•	acquire any material assets or series of related assets, individually or in a series of related transactions, in excess of $10,000,000, other than in the ordinary course of business;

•	make any change to its organizational or governing documents;

•

sell, lease, license, pledge, otherwise dispose of, any material properties or material assets in excess of $10,000,000 in the aggregate, other than (i) in the ordinary course of business or (ii) in connection with the Okada Manila Lease (as defined in the Merger and Share Acquisition Agreement);

•	materially change accounting policies or procedures, except as required by applicable Law or by IFRS;

•

make, rescind or change any material Tax election or amend any material Tax Return, settle any material Tax claim or assessment or change its residence for any Tax purpose, in each case except as required by applicable Law;

•

take any action that would reasonably be expected to (i) prevent the Reorganization and the Merger and Share Acquisition, taken together, from qualifying as an exchange governed by Section 351 of the Code and the Treasury Regulations thereunder and (ii) prevent the Merger and Share Acquisition from qualifying as a reorganization pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder;

•	terminate (other than for cause) any executive officer;

•

except as required pursuant to the terms of any Company Benefit Plan, employment or consulting agreement, or collective bargaining agreement in effect as of the date of this Agreement, or in connection with the management bonus plan contemplated by the Merger and Share Acquisition Agreement: (i) materially increase in the aggregate the compensation and benefits provided to employees and directors; (ii) grant any equity- or equity-based awards; or (iii) become a party to, establish or adopt any collective bargaining agreement or similar agreement or arrangement with a labor union, labor organization or other employee-representative body;

•

except as set forth on Schedule 6.1(l) of the CDL, incur or assume any Indebtedness, or issue or sell any debt securities or warrants or other rights to acquire any debt securities, other than incurring indebtedness for borrowed money in an aggregate amount not to exceed $50,000,000; or

•	enter into any binding agreement committing it to take any of the foregoing actions.

The parties have agreed that, unless otherwise required or permitted under the Merger and Share Acquisition Agreement, and subject to certain disclosed exceptions, 26 Capital will not take the following actions during the interim period from the date of the Merger and Share Acquisition Agreement through the earlier of the closing or the valid termination of the Merger and Share Acquisition Agreement pursuant to its terms, among others, except as consented to in writing by the UEC Parties, as applicable (such consent, not to be unreasonably withheld, conditioned or delayed), as required by applicable law or as contemplated under the Merger and Share Acquisition Agreement:

•	split, combine or reclassify any of its capital stock;

•

authorize for issuance, issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents;

•	merge or consolidate with any person or entity;

•	acquire any material assets other than in the ordinary course of business;

•	make any change to its organizational or governing documents;

•	sell, lease, license, pledge, abandon or otherwise dispose of, any material properties or material assets, other than in the ordinary course of business;

•	materially change accounting policies or procedures, except as required by applicable Law or by GAAP;

•

make, rescind or change any material Tax election or amend any material Tax Return, settle any material Tax claim or assessment or change its residence for any Tax purpose, in each case except as required by applicable Law;

•

take any action that would reasonably be expected to (i) prevent the Reorganization and the Merger and Share Acquisition, taken together, from qualifying as an exchange governed by Section 351 of the Code and the Treasury Regulations thereunder and (ii) prevent the Merger and Share Acquisition from qualifying as a reorganization pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder;

•

incur or assume any Indebtedness or issue or sell any debt securities or warrants or other rights to acquire any debt securities, other than (i) incurring indebtedness for borrowed money in an aggregate amount not to exceed $50,000 and (ii) Working Capital Loans in an aggregate amount not to exceed $1,500,000;

•	take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger and Share Acquisition or the other Transactions; or

•	enter into any binding agreement committing it to take any of the foregoing actions.

The Merger and Share Acquisition Agreement also contains additional covenants of the parties, including, among other things:

•	non-solicitation of other acquisition proposals;

•	making certain required regulatory filings;

•	using reasonable best efforts to secure the PIPE Financing;

In addition, the parties agreed that, as promptly as practicable following the execution of the Merger and Share Acquisition Agreement, the parties would jointly prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either party ) and OMI will file with the SEC, this registration statement/proxy statement on Form F-4 relating to the Merger.

Conditions to Closing of the Merger

Conditions to Each Party’s Obligations

The respective obligations of each party to the Merger and Share Acquisition Agreement to consummate the transactions contemplated by the Merger and Share Acquisition Agreement are subject to the satisfaction or waiver, if permitted by applicable law, in writing by the party for whose benefit such condition exists, of the following conditions:

•

there shall not be in effect any injunction or other order of any governmental entity of competent jurisdiction prohibiting, enjoining, restricting or making illegal the consummation of the transactions contemplated by the Merger and Share Acquisition Agreement;

•	approval from the required 26 Capital stockholders, including the holders of a majority of the 26 Capital common stock, shall have been obtained;

•

this registration statement shall have become effective in accordance with the provisions of the Securities Act, and shall not be subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a stop order;

•	the OMI common shares and OMI warrants shall be approved for listing on Nasdaq, subject to official notice of issuance;

•	the Reorganization as set forth in the Merger and Share Acquisition Agreement shall have been completed;

•	the organizational documents of OMI shall have been amended in accordance with the Merger and Share Acquisition Agreement ; and

•

the Subscription Dividend having been declared and distributed (or an alternative process to fund the Subscription as permitted under the Merger and Share Acquisition Agreement shall have been implemented) and the obligations under the Subscription Agreement shall have been performed.

Other Conditions to the Obligations of 26 Capital

The obligations of 26 Capital to consummate the transactions contemplated by the Merger and Share Acquisition Agreement are subject to the satisfaction or waiver, if permitted by applicable law, waiver by 26 Capital of the following further conditions, among others:

•

certain representations and warranties of the UEC Parties regarding organization, authority, subsidiaries, and brokers, shall be true and correct in all material respects (without giving effect to any limitation as to “materiality”, “material adverse effect” or any similar limitation contained therein) at and as of the closing as though made at and as of the closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date);

•

certain representations and warranties of the UEC Parties regarding the issuance of OMI common shares shall be true and correct in all respects (without giving effect to any limitation as to “materiality”, “material adverse effect” or any similar limitation contained therein) at and as of the closing as though made at and as of the closing;

•

the other representations and warranties of the UEC Parties shall be true and correct (without giving effect to any limitation as to “materiality”, “material adverse effect” or any similar limitation contained therein) at and as of the closing as though made at and as of the closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date) except where any failure of such representations and warranties to be so true and correct would not reasonably be expected, individually or in the aggregate to have a Group Company Material Adverse Effect; and

•

each of the UEC Parties shall have performed in all material respects with all covenants required to be performed by it under the Merger and Share Acquisition Agreement on or prior to the closing; provided that, for purposes of this provision a covenant the UEC Parties shall only be deemed to have not been performed if the UEC Parties have materially breached such material covenant and failed to cure within 30 days after written notice thereof from 26 Capital.

Other Conditions to the Obligations of the UEC Parties

The obligations of each of the UEC Parties to consummate the transactions contemplated by the Merger and Share Acquisition Agreement are subject to the satisfaction or waiver, if permitted by applicable law, by the Group Companies of the following further conditions, among others:

•

certain representations and warranties of 26 Capital regarding organization, authority, capitalization, authority and brokers shall be true and correct in all material respects (without giving effect to any limitation as to “materiality”, “material adverse effect” or any similar limitations) at and as of the closing as though made at and as of the closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct in all material respects as of such earlier date);

•

the other representations and warranties of 26 Capital shall be true and correct in all material respects (without giving effect to any limitation as to “materiality”, “material adverse effect” or any similar limitations) at and as of the closing as though made at and as of the closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct in all material respects as of such earlier date), except to the extent the failures of such representations and warranties to be true and correct would not have a 26 Capital Material Adverse Effect;

•

26 Capital shall have performed in all material respects all covenants required to be performed with by it under the Merger and Share Acquisition Agreement on or prior to closing; provided that, for purposes of this provision that a covenant 26 Capital shall only be deemed to have not been performed if 26 Capital materially breached such material covenant and failed to cure within thirty (30) days after written notice thereof from the UEC Parties; and

•	there shall not have been any material adverse effect at and as of the closing with respect to 26 Capital.

Termination

The Merger and Share Acquisition Agreement may be terminated under certain customary and limited circumstances at any time prior to the closing, including, among others, the following:

•	by mutual written agreement of 26 Capital and the UEC Parties;

•

by either 26 Capital or TRA if the closing shall not have occurred by July 1, 2022 (the “Termination Date”); provided, however, that the right to terminate the Merger and Share Acquisition Agreement under this provision is not available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the closing to occur on or before such date and such action or failure to act constitutes a breach of the Merger and Share Acquisition Agreement;

•

by either 26 Capital or TRA if a governmental entity shall have issued any final non-appealable order, or any applicable legal requirement shall be in effect, making the transactions contemplated by the Merger and Share Acquisition Agreement illegal or permanently prohibiting such transactions, including the Merger;

•

by TRA, if any representation or warranty of 26 Capital set forth in the Merger and Share Acquisition Agreement was inaccurate as of the date of the Merger and Share Acquisition Agreement or becomes inaccurate or if 26 Capital breaches any covenant or agreement set forth in the Merger and Share

Acquisition Agreement, in each case, such that the conditions set forth in Section 7.2(a) or Section 7.2(b) of the Merger and Share Acquisition Agreement would not be satisfied as of the time of such inaccuracy or breach; provided that if such inaccuracy or breach by 26 Capital is curable by 26 Capital prior to (i) 30 days after delivery of written notice from the UEC Parties to 26 Capital of such inaccuracy or breach; and (ii) two business days prior to the Termination Date; provided, that TRA may not terminate the Merger and Share Acquisition Agreement pursuant to this provision if it is then in material breach of any of its representations, warranties, covenants or other agreements such that it would give rise to the failure of the closing conditions set forth in the Merger and Share Acquisition Agreement to be satisfied;

•

by 26 Capital, if any representation or warranty of the UEC Parties set forth in the Merger and Share Acquisition Agreement was inaccurate as of the date of the Merger and Share Acquisition Agreement or becomes inaccurate or the UEC Parties breach any covenant or agreement set forth in the Merger and Share Acquisition Agreement, in each case, such that the conditions set forth in Merger and Share Acquisition Agreement would not be satisfied as of the time of such inaccuracy or breach; provided that if such inaccuracy or breach is curable by the UEC Parties, as applicable, prior to (i) 30 days after delivery of written notice from the UEC Parties of such inaccuracy or breach; and (ii) two business days prior to the Termination Date; provided, that 26 Capital may not terminate the Merger and Share Acquisition Agreement pursuant to this provision if it is then in material breach of any of its representations, warranties, covenants or other agreements such that it would give rise to the failure of the closing conditions set forth in the Merger and Share Acquisition Agreement to be satisfied; and

•	by 26 Capital or TRA if the requisite stockholder approval of 26 Capital has not been obtained at the special meeting.

In the event that the Merger and Share Acquisition Agreement is terminated either:

•

by 26 Capital as a result of a breach of the agreement by the UEC Parties that would result in the failure of the closing condition related to the representations, warranties and covenants made by the UEC parties; or

•

by either TRA or 26 Capital if the transactions contemplated by the agreement have not been consummated by July 1, 2022 (if 26 Capital could have terminated the agreement pursuant to the right described in the prior bullet;

then OMI shall reimburse 26 Capital for certain reasonable and documented out-of-pocket expenses related to the Merger and Share Acquisition incurred by 26 Capital, up to a maximum amount of $5,000,000.

Amendment of the Merger and Share Acquisition Agreement

The Merger and Share Acquisition Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties. No modification, termination, rescission, discharge or cancelation of the Merger and Share Acquisition Agreement shall be effective unless in writing signed by the party against whom it is sought to be enforced, or shall affect the right of any party to enforce any claim or right thereunder, whether or not liquidated, where circumstances giving rise to such claim or right occurred prior to the date of such modification, termination, rescission, discharge or cancelation.

Governing Law; Consent to Jurisdiction

The Merger and Share Acquisition Agreement and the consummation of the transactions contemplated thereunder, and any action, suit, dispute, controversy or claim arising out of the Merger and Share Acquisition Agreement and the consummation of the transactions contemplated thereunder, or the validity, interpretation, breach or termination of the Merger and Share Acquisition Agreement and the consummation of the transactions contemplated thereunder, shall be governed by and construed in accordance with the internal law of the State of

Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

Expenses

Except as otherwise expressly provided in the Merger and Share Acquisition Agreement, whether or not the transactions contemplated by the Merger and Share Acquisition Agreement are consummated, each party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of the Merger and Share Acquisition Agreement and the agreements to be entered in connection with the Merger and Share Acquisition Agreement and the consummation of the transactions contemplated thereby; provided, however, that should the closing occur, OMI shall pay (or reimburse) certain fees and expenses related to the Merger and Share Acquisition Agreement and the transactions contemplated thereunder.

Amendment No. 1 to the Merger and Share Acquisition Agreement

This section describes Amendment No. 1 to the Merger and Share Acquisition Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the amendment. The full text of the amendment is filed as Annex A-1 to this proxy statement/prospectus, and the following description is qualified in its entirety by the full text of such Annex A-1. Stockholders and other interested parties are urged to read such amendment in its entirety prior to voting on the proposals presented at the special meeting.

On February 15, 2022, the parties entered into an amendment to the Merger and Share Acquisition Agreement (the “Amendment”). The Amendment eliminates the requirement that OMI issue American Depositary Shares representing the OMI common shares. Instead, stockholders of 26 Capital will receive OMI common shares and OMI common shares will be issuable upon the exercise of the OMI warrants.

CERTAIN AGREEMENTS RELATED TO THE MERGER AND SHARE ACQUISITION

The Subscription Agreement

Prior to the Closing, OMI and 26 Capital will enter into a share subscription agreement (the “Subscription Agreement”), a copy of which is attached hereto as Annex B, in order for 26 Capital to facilitate the acquisition by certain of its stockholders of OMI common shares in connection with the Merger and Share Acquisition. Pursuant to the Subscription Agreement, 26 Capital will, acting on behalf of its stockholders, subscribe for, and OMI will agree to issue and sell to 26 Capital stockholders, as represented by 26 Capital, OMI common shares at a purchase price of 0.05 PHP per OMI common share (the “Subscription”). The number of OMI common shares to be purchased pursuant to the Subscription Agreement will be determined after the redemption of any shares of 26 Capital as described under “Special Meeting of 26 Capital Stockholders — Redemption Rights,” but prior to the Closing. The payment for the OMI common shares will be made in cash by 26 Capital on behalf of its stockholders. In order to fund this cash payment on behalf of the applicable 26 Capital stockholders, 26 Capital will, prior to Closing, declare and pay a cash dividend (the “Subscription Dividend”) on the shares of 26 Capital common stock in the amount of 0.05 PHP per share (which is equal to the par value of the OMI common shares). The proceeds from the Subscription Dividend will either be paid by 26 Capital to OMI in accordance with the Subscription Agreement in exchange for OMI common shares or paid to holders of 26 Capital common stock who elect not to participate in the Subscription (but have not elected to have their shares redeemed by 26 Capital or to assert appraisal rights).

The obligations of 26 Capital and OMI to purchase and sell any OMI common shares will be conditioned on the closing of the transactions contemplated by the Merger and Share Subscription Agreement, and as to each 26 Capital stockholder that elects to subscribe for OMI common shares, the delivery of a letter of transmittal and subscription confirmation (the “LOT/Subscription Confirmation”) in such form and substance as is reasonably agreed by 26 Capital and OMI. The LOT/Subscription Confirmation shall permit each 26 Capital stockholder to either (i) confirm its election to participate in the Subscription or (ii) decline to participate in the Subscription. Any stockholder who declines to participate in the Subscription (but who has not elected to have their shares redeemed by 26 Capital or to assert appraisal rights) will not receive any OMI common shares or other consideration in connection with the Merger and Share Acquisition other than the amount of the Subscription Dividend on its shares of 26 Capital common stock.

Until a LOT/Subscription Confirmation is executed by a 26 Capital stockholder, the OMI common shares issued under the Subscriptions with respect to such stockholder shall be held in trust by the Exchange Agent. If a 26 Capital stockholder either declines to participate in the Subscription pursuant to the LOT/Subscription Confirmation or fails to deliver its LOT/Subscription Confirmation within one year of the Effective Time, then the Subscription will be cancelled with respect to that stockholder and it will only be entitled to receive its portion of the Subscription Dividend as a result of the Merger and Share Subscription.

In the event that 26 Capital is not able to declare and pay the Subscription Dividend under applicable law, the UEC Parties and 26 Capital have agreed in the Merger and Share Acquisition Agreement to negotiate in good faith to determine an alternative funding procedure in connection with the Subscription, which may include a loan by 26 Capital to its stockholders.

The Registration Rights Agreement

Concurrently with the consummation of the Merger and Share Acquisition, OMI, the Sponsor, TRA, certain directors and officers of 26 Capital (the “Insiders”) and, for limited purposes, 26 Capital will enter into a registration rights agreement (the “Registration Rights Agreement”), a copy of which is attached hereto as Annex F. The Registration Rights Agreement will provide the Sponsor and TRA with (i) demand registration rights (up to three demands in the case of the Sponsor and unlimited demands in the case of TRA) and (ii) piggyback registration rights. The Registration Rights Agreement provides that OMI will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities. Pursuant to the Registration Rights Agreement, effective as of the closing of the Merger and Share Acquisition, (i) the existing registration rights agreement of 26 Capital, dated as of January 14, 2021, will automatically terminate and be of no further force and effect, and (ii) that certain letter agreement between 26 Capital and the Insiders will automatically terminate and be of no further force and effect.

The Registration Rights Agreement will also include the agreement of the Sponsor and the Insiders not to transfer any of the OMI equity securities held by them until the earlier of (i) the one year anniversary of the Effective Time, (ii) the date on which the stock price of the OMI common shares is greater than or equal to $12.00 per OMI common share for any 20 trading days within any period of 30-trading day period or (iii) the date on which OMI liquidates), subject to certain specified exceptions.

OTHER PROPOSALS TO BE CONSIDERED BY 26 CAPITAL’S STOCKHOLDERS

PROPOSAL NO 2 —THE CHARTER PROPOSAL

At the closing, OMI will adopt an amended and restated articles of incorporation (the “proposed certificate”) in the form set forth in Annex C. Assuming the Merger and Share Acquisition Proposal is approved, 26 Capital’ stockholders are also being asked to approve the amendments that will be effected in the proposed certificate.

The Charter Proposal, if approved, will approve the following material differences between the 26 Capital Charter and the proposed to be effective upon the consummation of the Merger and Share Acquisition:

•	the name of the new public entity will be “UE Resorts International, Inc.” as opposed to “26 Capital Acquisition Corp.”;

•	OMI’s amended and restated articles of incorporation will provide for one class of OMI common shares as opposed to the two classes of 26 Capital common stock provided for in the 26 Capital Charter;

•	OMI’s corporate existence is perpetual as opposed to 26 Capital’s corporate existence terminating if a business combination is not consummated within a specific period of time; and

•	OMI’s amended and restated articles of incorporation will not include the various provisions applicable only to special purpose acquisition corporations that the 26 Capital Charter contains.

For a comparison of the 26 Capital Charter and OMI’s amended and restated articles of association, see “Comparison of Your Rights as a Holder of 26 Capital’s Shares and Your Rights as a Potential Holder of OMI Common Shares.”

Vote Required for Approval

The approval of the Charter Proposal requires the affirmative vote of a majority of the votes cast by 26 Capital stockholders, voting together as a single class, as of the Record Date, present in person (which would include presence at a virtual meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions, broker non-votes or a failure to vote by proxy or in person (which would include presence at a virtual meeting) at the special meeting will have no effect on the approval of this proposal. The Charter Proposal is conditioned on the approval of each of the Merger and Share Acquisition Proposal and the Subscription Proposal. If the Merger and Share Acquisition Proposal and the Subscription Proposal are not approved, this proposal will have no effect, even if approved by 26 Capital stockholders.

Recommendations of the Board of Directors

26 CAPITAL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE CHARTER PROPOSAL.

PROPOSAL NO 3 —THE SUBSCRIPTION PROPOSAL

26 Capital is requesting that its stockholders approve and adopt the Subscription Agreement, a copy of which is attached to this proxy statement/prospectus as Annex B, and the transactions contemplated therein, including 26 Capital, acting as agent on behalf of its stockholders, subscribing for OMI common shares at a purchase price of 0.05 PHP (0.05 Philippine pesos) at the Effective Time with the cash payment for such OMI common shares being deemed made on behalf of the applicable stockholders and (ii) approve the declaration of a cash dividend (the “Subscription Dividend”) on the outstanding shares of 26 Capital common stock immediately prior to the closing of the Merger and Share Subscription (which will not include any Redeemed Shares) in the amount of 0.05 PHP (0.05 Philippine pesos), which amount will either be paid by 26 Capital to OMI as the subscription price for the OMI common shares issued by OMI pursuant to the Subscription Agreement or paid to the holders of 26 Capital’s common stock who do not elect to subscribe for OMI common shares.

The Merger and Share Acquisition was structured to involve a cash subscription by 26 Capital stockholders that elect to subscribe for OMI common shares in connection with the consummation of the transaction in order to efficiently meet Philippine regulatory requirements for subscription to shares in a Philippine company under the Corporation Code. 26 Capital stockholders who elect to subscribe for OMI common shares will have the subscription price for the OMI common shares paid in cash, on behalf of such stockholder, by 26 Capital, as described under “The Merger and Share Acquisition Agreement — The Subscription,” and 26 Capital stockholders will not be required to pay any additional consideration for the OMI common shares beyond exchanging their shares in the Merger and Share Acquisition.

Vote Required for Approval

The approval of the Subscription Proposal, as well as the approval of the Merger and Share Acquisition Proposal, requires the affirmative vote of holders of a majority of the outstanding shares of common stock of 26 Capital as of the Record Date. Abstentions, broker non-votes or a failure to vote by proxy or in person (which would include presence at a virtual meeting) at the special meeting will each have the effect of a vote “AGAINST” each of the Subscription Proposal, as well as the Merger and Share Acquisition Proposal. The Subscription Proposal is conditioned on the approval of the Merger and Share Acquisition Proposal. If the Merger and Share Acquisition Proposal is not approved, this proposal will have no effect, even if approved by 26 Capital stockholders.

Recommendations of the Board of Directors

26 CAPITAL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE SUBSCRIPTION PROPOSAL.

PROPOSAL NO. 4 — THE 2022 EQUITY AWARD PLAN PROPOSAL

The Equity Plan will be adopted by OMI immediately prior to the consummation of the Merger and Share Acquisition. Accordingly, 26 Capital stockholders are not required to approve the Equity Plan. However, 26 Capital is asking its stockholders to vote on a proposal to approve the Equity Plan on an advisory basis.

The Equity Plan

The following summarizes the material terms of the Equity Plan.

Shares Subject to the Plan. The maximum number of OMI common shares that may be issued under the Equity Plan after it becomes effective will be ten percent (10%) of the total number of OMI common shares that are outstanding (on a fully diluted basis) upon consummation of the Merger and Share Acquisition. For the avoidance of doubt, the 750,000 OMI common shares reserved under the management bonus plan (as described in the Merger and Share Acquisition Agreement) will not count against the share reserve under the Equity Plan.

If and to the extent an award expires, terminates or is cancelled without all shares covered by the award having been issued, such expiration, termination or cancellation will not reduce the number of OMI common shares that may be available for issuance under the Equity Plan. Any OMI common shares issued pursuant to an award that are repurchased, and any OMI common shares reacquired in satisfaction of any tax withholding on an award or withheld or reacquired in satisfaction of the exercise or purchase price of an award, will again become available for issuance under the Equity Plan.

Capitalization Adjustment. In the event there is (a) a specified type of change in OMI’s capital structure, such as a share split, reverse share split, or recapitalization; or (b) a change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of rights consistent with the Equity Plan, appropriate equitable adjustments will be made to the number, price or kind of shares reserved for issuance under the Equity Plan.

Types of Awards. The Equity Plan permits the awards of options, share appreciation rights, restricted shares, RSUs and other awards. OMI’s Compensation Committee shall have the authority, at the time of grant of any award under the Equity Plan, to grant performance-based awards under the Equity Plan.

Eligibility. Employees, directors and consultants of OMI and its subsidiaries and affiliates are eligible to participate in the Equity Plan.

Director Stock Option. (i) Upon consummation of the Merger and Share Acquisition each non-employee Director of OMI shall be automatically granted an option to purchase such number of OMI common shares with an aggregate value of $200,000; and (ii) on the date any person first becomes a non-employee Director of OMI after consummation of the Merger and Share Acquisition, such person shall be automatically granted an option to purchase such number of OMI common shares with an aggregate value of $200,000. All Directors Stock Options shall have an option price per share equal to the fair market value of one OMI common share on the date of grant. All Director Stock Options shall vest and become exercisable over a period of three years at the rate of 33.33% on each of the three consecutive anniversaries of the applicable date of grant, provided the non-employee Director’s service as a director continues through each such anniversary.

Plan Administration. OMI’s Compensation Committee, or another committee as delegated by the board of directors, administers the Equity Plan. The administrator, amongst other functions, determines the participants to receive awards, how awards will be granted, the type of award to be granted, the number of awards to be granted, and the other terms and conditions of each award. The administrator may delegate certain authorities under the Equity Plan to the CEO and/or other senior officers of OMI.

Award Agreements. Awards granted under the Equity Plan are evidenced by award agreements that set forth, consistent with the Equity Plan, the terms, conditions and limitations for each award.

Conditions of Awards. The administrator determines the provisions, terms and conditions of each award granted under the Equity Plan.

Change in Control. Except to the extent provided for in a separate agreement between the participant and OMI or an affiliate, or in the absence of such agreement, any award agreement, in the event of a change in control all options and stock appreciation rights will become immediately exercisable and the restricted period with respect to any restricted shares or RSUs and other awards shall expire immediately. All incomplete performance periods shall end on the date of such change in control and the administrator will determine the extent to which any such performance goals have been met. Notwithstanding the above, the administrator may in its discretion (by providing notice within the specified period) cancel any outstanding award for cash or stock consideration provided that such option or award is at or in the money. The obligations of OMI under the Equity Plan will be binding upon any surviving or acquiring organization.

Non-exclusivity. The Equity Plan does not limit OMI’s board of directors from adopting other incentive arrangements.

Amendments and Termination. Unless amended, altered, suspended, discontinued or terminated earlier, the Equity Plan has a term of ten years from the date when 26 Capital’s shareholders vote to approve both the Merger and Share Acquisition and the Equity Plan. OMI’s board of directors has the authority to amend, alter, suspend, discontinue or terminate the Equity Plan at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination will be made without shareholder approval if it is necessary to comply with any applicable tax, regulatory or stock exchange listing requirement; and provided further that no such amendment, alternation, suspension, discontinuation or termination may impair the rights and obligations under any awards previously granted without the written consent of the participant, holder or beneficiary.

The administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue, cancel or terminate any award or associated award agreement to the extent consistent with the applicable award agreement; provided, however, that no such waiver, amendment, alteration, suspension, discontinuation, cancellation or termination will be made under any awards previously granted without the written consent of the participant, holder or beneficiary; and provided, further that, without shareholder approval, (i) no amendment or modification may reduce the option price of any option and (ii) the administrator may not cancel and replace any outstanding option in a manner which would be reportable by OMI as an option which has been “repriced” (as such term is used in Item 402 of Regulation S-K).

Vote Required for Approval

The approval of the Equity Plan Proposal requires the affirmative vote of a majority of the votes cast by 26 Capital stockholders, voting together as a single class, as of the Record Date, present in person (which would include presence at a virtual meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions, broker non-votes or a failure to vote by proxy or in person (which would include presence at a virtual meeting) at the special meeting will have no effect on the approval of this proposal. This proposal is on an advisory basis and will have no effect, even if approved by 26 Capital stockholders.

Recommendations of the Board of Directors

26 CAPITAL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE EQUITY PLAN PROPOSAL.

PROPOSAL NO. 5 —THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will approve the chairman’s adjournment of the special meeting to a later date to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes received at the time of the special meeting to approve the Merger and Share Acquisition Proposal, the Charter Proposal, the Subscription Proposal or the Equity Plan Proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, the chairman will not adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes received at the time of the special meeting to approve the Merger and Share Acquisition Proposal, the Charter Proposal, the Subscription Proposal or the Equity Plan Proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by 26 Capital stockholders, voting together as a single class, as of the Record Date, present in person (which would include presence at a virtual meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions, broker non-votes or a failure to vote by proxy or in person (which would include presence at a virtual meeting) at the special meeting will have no effect on the approval of this proposal.

Recommendations of the Board of Directors

26 CAPITAL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MATERIAL TAX CONSIDERATIONS

Certain Material U.S. Federal Income Tax Considerations

The following discussion is a summary of the material U.S. federal income tax consequences of the Merger and Share Acquisition to U.S. Holders (as defined below) of 26 Capital common stock and 26 Capital warrants (collectively “26 Capital Securities”). The following discussion also summarizes the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of 26 Capital common stock that elect to have their common stock redeemed for cash and the material U.S. federal income tax consequences of the ownership and disposition of OMI common shares and OMI warrants following the Merger and Share Acquisition. This discussion applies only to the 26 Capital Securities, OMI common shares and OMI warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the Merger and Share Acquisition, the redemptions of 26 Capital common stock or the ownership and disposal of OMI common shares and OMI warrants. The effects of and consequences under other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum tax or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Neither 26 Capital nor OMI has sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take, or a court will not sustain, a contrary position to any of the positions reflected in the discussion of tax consequences below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	banks, insurance companies, and certain other financial institutions;

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers or traders in securities that use a mark to market method of accounting;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

persons holding 26 Capital Securities or OMI common shares and/or OMI warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons subject to special tax accounting rules under Section 451(b) of the Code;

•	persons that actually or constructively own 5% or more (by vote or value) of the outstanding 26 Capital common stock or, after the Merger and Share Acquisition, the outstanding OMI common shares;

•	“controlled foreign corporations,” PFICs and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders having a functional currency other than the U.S. dollar;

•	persons who hold or received 26 Capital Securities or OMI common shares and/or OMI warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of 26 Capital Securities and OMI common shares and/or OMI warrants, as the case may be, that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation) that is created or organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds 26 Capital Securities, OMI common shares and/or OMI warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER AND SHARE ACQUISITION AND THE U.S. FEDERAL INCOME TAX TREATMENT TO HOLDERS OF 26 CAPITAL SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER AND SHARE ACQUISITION AND THE U.S. FEDERAL INCOME TAX TREATMENT OF OWNING OMI COMMON SHARES AND OMI WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF 26 CAPITAL SECURITIES, OMI COMMON SHARES AND OMI WARRANTS.

U.S. Federal Income Tax Treatment of OMI

Tax Residence of OMI for U.S. Federal Income Tax Purposes

Although OMI is incorporated and tax resident in Philippines, the IRS may assert that it should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not organized in the United States. Because OMI is an entity incorporated and tax resident in Philippines, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. However, Section 7874 of the Code provides an exception under which a foreign incorporated and foreign tax resident entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the former shareholders of the acquired U.S. corporation hold or are treated as holding, by vote or value, at least 80% (or, in certain circumstances that are not relevant in the case of the Merger and Share Acquisition, 60%) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of tax residency relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, located and derived, respectively, in the country in which the foreign acquiring corporation is a tax resident after the acquisition. The Treasury regulations promulgated under Section 7874 of the Code (the “Section 7874 Regulations”) provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Section 7874 of the Code as part of a plan or conducted over a 36-month period. Moreover, certain acquisitions of U.S. corporations over a 36-month period will impact the Section 7874 Percentage, making it more likely that Section 7874 of the Code will apply to a foreign acquiring corporation.

OMI will indirectly acquire substantially all of the assets of 26 Capital as a result of the Merger and Share Acquisition. As such, Section 7874 of the Code may apply to cause OMI to be treated as a U.S. corporation for U.S. federal income tax purposes following the Merger and Share Acquisition depending on whether the Section 7874 Percentage equals or exceeds 80% or whether the Substantial Business Activities Exception is met.

Based upon the terms of the Merger and Share Acquisition, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, 26 Capital and OMI expect that the Section 7874 Percentage of the 26 Capital stockholders in OMI will be less than 80% after the Merger and Share Acquisition. Accordingly, OMI is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. The calculation of the Section 7874 Percentage is complex and is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such Treasury regulations with possible retroactive effect) and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 80% must be finally determined after completion of the Merger and Share Acquisition, by which time there could be adverse changes to the relevant facts and circumstances. Moreover, former 26 Capital securityholders will be deemed to own an amount of OMI common shares in respect to certain redemptions by OMI of shares of OMI common stock prior to the Merger and Share Acquisition for purposes of determining the Section 7874 Percentage. Accordingly, there can be no assurance that the IRS will not challenge the status of OMI as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code OMI’s status as a foreign corporation for U.S. federal income tax purposes, OMI and certain OMI shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on OMI and potential future withholding taxes on distributions to non-U.S. OMI shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes.

However, even if the Section 7874 Percentage was such that OMI were still respected as a foreign corporation under Section 7874 of the Code, OMI may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Merger and Share Acquisition. If OMI were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Merger and Share Acquisition, the Section 7874 Regulations would exclude certain shares of OMI attributable to the Merger and Share Acquisition for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Section 7874 of the Code would apply to such subsequent acquisition.

The remainder of this discussion assumes that OMI will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Utilization of 26 Capital’s Tax Attributes and Certain Other Adverse Tax Consequences to OMI and OMI’s Shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, such as here, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. Specifically, Section 7874 of the Code can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold or are treated as holding at least 60% (by vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

Based upon the terms of the Merger and Share Acquisition, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, 26 Capital and OMI currently expect that the Section 7874 Percentage will be less than 60% after the Merger and Share Acquisition. Accordingly, the limitations and other rules described above are not expected to apply to OMI or 26 Capital after the Merger and Share Acquisition.

If the Section 7874 Percentage applicable to the Merger and Share Acquisition is at least 60% but less than 80%, OMI and certain of OMI’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a ten-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by OMI include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%. 26 Capital is not expected to have tax attributes to offset any inversion gain which might exist, regardless of whether 26 Capital has any amount of inversion gain. However, as a blank check company whose assets are primarily comprised of cash and cash equivalents, 26 Capital is not expected to have a significant amount of inversion gain as a result of the Merger and Share Acquisition.

The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such Treasury regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 60% must be finally determined after completion of the Merger and Share Acquisition, by which time there could be adverse changes to the relevant facts and circumstances. There can be no assurance that the IRS will not challenge whether OMI is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to OMI, significant adverse tax consequences would result for OMI and for certain OMI shareholders, including a higher effective corporate tax rate on OMI.

The remainder of this discussion assumes that the limitations and other rules described above will not apply to OMI or 26 Capital after the Merger and Share Acquisition.

U.S. Holders

U.S. Federal Income Tax Considerations of the Merger and Share Acquisition.

Tax Consequences of the Merger and Share Acquisition Under Section 368(a) of the Code

The parties to the Merger and Share Acquisition intend for (i) the Merger and Share Acquisition to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code and (ii) the Merger and Share Acquisition and the Reorganization, collectively, to qualify as a transaction described under Section 351 of the Code.

There are significant factual and legal uncertainties as to whether the Merger and Share Acquisition will qualify as a reorganization within the meaning of Section 368(a) of the Code. For example, under Section 368(a) of the Code, the acquiring corporation must continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business. However, there is an absence of guidance directly on point as to how provisions of Section 368(a) of the Code apply in the case of an acquisition of a corporation with only investment-type assets, such as 26 Capital. Because of the foregoing uncertainty, inter alia, as to whether 26 Capital may be viewed as conducting a historic business for this purpose, no opinion will be delivered that the Merger and Share Acquisition qualifies as a reorganization within the meaning of Section 368(a) of the Code or that the consequences incident to such treatment will or should be sustained. Moreover, the closing of the Merger and Share Acquisition is not conditioned upon the receipt of an opinion of counsel that the Merger and Share Acquisition will qualify as a reorganization, and neither 26 Capital nor OMI intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Merger and Share Acquisition. Accordingly, although the parties intend to report the Merger and Share Acquisition in a manner consistent with treatment as a reorganization within the meaning of Section 368(a) to the extent permitted by law, no assurance can be given that the IRS will not challenge the Merger and Share Acquisition’s qualification as a reorganization or that a court will not sustain such a challenge by the IRS.

If the Merger and Share Acquisition qualifies as a reorganization under Section 368(a) of the Code and is not taxable under Section 367(a) of the Code, a U.S. Holder generally should not recognize gain or loss if, pursuant to the Merger and Share Acquisition, the U.S. Holder either (i) exchanges only 26 Capital common stock (but not 26 Capital warrants) for OMI common shares, (ii) exchanges 26 Capital warrants for OMI warrants, or (iii) both exchanges 26 Capital common stock for OMI common shares and exchanges 26 Capital warrants for OMI warrants. In such a case, the aggregate tax basis of the OMI common shares received by a U.S. Holder in the Merger and Share Acquisition should be equal to the aggregate adjusted tax basis of the 26 Capital common stock surrendered in exchange therefor. The tax basis in an OMI warrant received by a U.S. Holder in the Merger and Share Acquisition should be equal to the adjusted tax basis of an OMI warrant exchanged therefor. The holding period of the OMI common shares and/or OMI warrants received by a U.S. Holder in the Merger and Share Acquisition should include the period during which the 26 Capital common stock and/or warrants exchanged therefor were held by such U.S. Holder.

Even if the Merger and Share Acquisition does not qualify as a reorganization within the meaning of Section 368(a) of the Code, the Reorganization and the Merger and Share Acquisition collectively should qualify as a transaction governed by Section 351 of the Code and Milbank LLP, counsel to OMI, will deliver an opinion to that effect, subject to the qualifications and limitations set forth therein. If the Merger and Share Acquisition does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, but the Merger and Share Acquisition and Reorganization collectively qualify as a transaction described in Section 351 of the Code, then the tax treatment would be the same with respect to clause (i) of the previous paragraph, but a U.S. Holder that exchanges 26 Capital warrants for OMI warrants in connection with the Merger and Share Acquisition would recognize gain or loss on such exchange, and, in such case, a U.S. Holder’s tax basis in the OMI warrant received in the Merger would be equal to the fair market value of such warrant at the time of the Merger and Share Acquisition, and a U.S. Holder’s holding period in its OMI warrant would begin on the day after the Merger.

The opinion of Milbank LLP described above is not free from doubt, nor is it binding on the IRS or any court, and, accordingly, there can be no absolute assurance that the Reorganization and the Merger and Share

Acquisition collectively will qualify as a transaction governed by Section 351 of the Code. If the Merger and Share Acquisition does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Merger and Share Acquisition and Reorganization collectively do not qualify as a transaction described in Section 351 of the Code, a U.S. holder of 26 Capital Securities would recognize gain or loss in amount equal to the difference, if any, between the fair market value as of the closing date of the Merger and Share Acquisition of, OMI common shares and/or OMI warrants received by such U.S. Holder in the Merger and Share Acquisition over such U.S. Holder’s tax basis in the 26 Capital Securities surrendered by such U.S. Holder in the Merger and Share Acquisition. In such case, a U.S. Holder’s tax basis in the OMI common shares and/or OMI warrants received in the Merger would be equal to the fair market value of such shares and/or warrants at the time of the Merger and Share Acquisition, and a U.S. Holder’s holding period in such shares and/or warrants would begin on the day after the Merger.

Any gain or loss recognized would generally be long-term capital gain or loss if the U.S. Holder had held the applicable 26 Capital Securities for more than one year (or short-term capital gain or loss otherwise). Long-term capital gains of non-corporate U.S. Holders (including individuals) currently are eligible for preferential U.S. federal income tax rates. It is unclear, however, whether the redemption rights with respect to the 26 Capital common stock described herein may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the 26 Capital common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Tax Consequences of the Merger and Share Acquisition Under Section 367(a) of the Code

Section 367(a) of the Code and the Treasury regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a non-U.S. corporation in a transaction that would otherwise qualify as a reorganization under Section 368(a) of the Code or as a transaction under Section 351 of the Code, the U.S. person is required to recognize any gain (but not loss) realized on such exchange unless certain requirements are satisfied. In general, for the Merger and Share Acquisition to meet these additional requirements, certain reporting requirements must be satisfied and (i) no more than 50% of both the total voting power and the total value of the stock of the transferee non-U.S. corporation is received, in the aggregate, by the “U.S. transferors” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) in the transaction; (ii) no more than 50% of each of the total voting power and the total value of the stock of the transferee non-U.S. corporation is owned, in the aggregate, immediately after the transaction by “U.S. persons” (as defined in the Treasury regulations) that are either officers or directors or “five-percent target shareholders” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of the transferred U.S. corporation; and (iii) the “active trade or business test” as defined in Treasury regulation Section 1.367(a)-3(c)(3) must be satisfied. The active trade or business test generally requires (A) OMI or any qualified subsidiary of OMI to be engaged in an “active trade or business” outside of the United States for the 36-month period immediately before the transfer and neither the transferors nor OMI to have an intention to substantially dispose of or discontinue such trade or business and (B) the fair market value of OMI to be at least equal to the fair market value of 26 Capital, as specifically determined for purposes of Section 367 of the Code, at the time of the transfer.

It is intended that the conditions (i), (ii), and (iii) set forth in the previous paragraph should be met, and, as a result, the Merger and Share Acquisition is expected to satisfy the applicable requirements under Section 367(a) of the Code on account of such conditions. Accordingly, it is intended that the Merger and Share Acquisition and Reorganization collectively not result in gain recognition under Section 367(a) of the Code as of the Effective Time by a U.S. Holder exchanging 26 Capital common stock for OMI common shares so long as either (A) the U.S. Holder is not a “five-percent transferee shareholder” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of OMI (by total voting power or by total value) or (B) the U.S. Holder is a “five-percent transferee shareholder” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of the OMI and enters into a “gain recognition agreement” with respect to the transferred 26 Capital common stock. Each U.S. Holder that will own, actually or constructively, 5% or more of either the total voting power or the total value of the outstanding shares of OMI after the Merger and Share Acquisition (taking into account, for this purpose, ownership of OMI common shares, and any OMI common shares not acquired in connection with the Merger and Share Acquisition) should consider entering into a valid “gain recognition agreement” under applicable Treasury regulations and are strongly urged to consult their own tax advisors to determine the particular consequences to them of the Merger and Share Acquisition.

Whether the requirements described above are met will depend on facts existing at the Effective Time, and the closing of the Merger and Share Acquisition is not conditioned upon the receipt of an opinion of counsel or ruling from the IRS that any transfer of 26 Capital common stock by a U.S. Holder pursuant to the Merger and Share Acquisition will qualify for an exception to Section 367(a)(1) of the Code as of the Effective Time. In addition, no assurance can be given that the IRS will not challenge that the relevant requirements under Section 367(a) of the Code and the Treasury regulations promulgated thereunder have been met with respect to the Merger and Share Acquisition, or that a court would not sustain such a challenge.

If at the Effective Time any requirement for Section 367(a) of the Code not to impose gain on U.S. Holder is not satisfied, then a U.S. Holder of 26 Capital common stock would recognize gain (but not loss) in an amount equal to the excess, if any, of the fair market value as of the closing date of the Merger and Share Acquisition of the OMI common shares (and, if such U.S. Holder’s 26 Capital warrants convert to OMI warrants, the fair market value of the OMI warrants) received by such U.S. Holder in the Merger and Share Acquisition over such U.S. Holder’s tax basis in the 26 Capital common stock (and 26 Capital warrants, if any) surrendered by such U.S. Holder in the Merger and Share Acquisition. Any gain so recognized would generally be long-term capital gain if the U.S. Holder had held the 26 Capital common stock (and 26 Capital warrants, if any) for more than one year at the closing date of the Merger and Share Acquisition (or short-term capital gain otherwise). Long-term capital gain of non-corporate U.S. Holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. It is unclear, however, whether the redemption rights with respect to the 26 Capital Securities described herein may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the 26 Capital Securities is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. A U.S. Holder’s holding period in the OMI common shares received in the Merger and Share Acquisition, if any, would not include the holding period for the 26 Capital common stock (and 26 Capital warrants, if any) surrendered in exchange therefor. In the case of a U.S. Holder that holds 26 Capital Securities with differing tax bases and/or holding periods, which generally occurs when blocks of shares are purchased at different times or for different amounts, these tax basis and holding period rules must be applied separately to each identifiable block of 26 Capital Securities.

U.S. Holders Exercising Redemption Rights with Respect to 26 Capital Common Stock

In the event that a U.S. Holder’s shares of 26 Capital common stock are redeemed for cash pursuant to the redemption provisions described herein, the treatment of such redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of stock under Section 302 of the Code. Whether a redemption qualifies as a sale of stock under Section 302 of the Code will depend largely on the total number of shares of 26 Capital common stock treated as held by the U.S. Holder relative to all of the shares of 26 Capital common stock outstanding, both before and after the redemption.

The redemption of 26 Capital common stock generally will be treated as a sale of stock under Section 302 of the Code (rather than a distribution) if the redemption (i) results in a “complete termination” of the U.S. Holder’s interest in 26 Capital, (ii) is “substantially disproportionate” with respect to the U.S. Holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests (determined immediately after the Merger and Share Acquisition) are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally should take into account not only 26 Capital common stock actually owned by such U.S. Holder, but also 26 Capital common stock constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include 26 Capital common stock that could be directly or constructively acquired pursuant to the exercise of 26 Capital warrants.

There will be a complete termination of a U.S. Holder’s interest if either (i) all of the 26 Capital common stock actually and constructively owned by the U.S. Holder is redeemed or (ii) all of the 26 Capital common stock actually owned by the U.S. Holder is redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules set forth in the Code and Treasury regulations, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares (including any shares constructively owned by the U.S. Holder as a result of owning warrants). In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. Holder immediately following the redemption generally must be less than 80% of the voting stock actually or constructively owned by such U.S. Holder immediately prior to the redemption and such U.S. Holder immediately following the redemption actually and constructively owned less than 50% of the total combined voting power of 26 Capital common stock. Because the 26 Capital common stock may not be considered voting stock prior to the Merger and Share Acquisition, it is unclear whether this test could be satisfied by a U.S. Holder. The redemption of the 26 Capital common stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in 26 Capital. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in 26 Capital will depend on such U.S. Holder’s particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of a redemption.

If the redemption qualifies as a sale of stock by the U.S. Holder under Section 302 of the Code, the U.S. Holder would generally be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of 26 Capital common stock redeemed. Such gain or loss generally would be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. Holder’s tax basis in such U.S. Holder’s 26 Capital common stock generally will equal the cost of such shares.

If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. Holder will be treated as receiving a corporate distribution. Such distribution will constitute a dividend for U.S. federal income tax purposes to the extent paid from 26 Capital’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s 26 Capital common stock. Any remaining excess will be treated as capital gain realized on the sale or other disposition of the 26 Capital common stock. After the application of these rules, any remaining tax basis of the U.S. Holder in the redeemed 26 Capital common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining 26 Capital common stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its 26 Capital warrants or possibly in other shares of common stock constructively owned by it.

U.S. Federal Income Tax Considerations of Ownership and Disposition of OMI Common Shares and OMI Warrants

Distributions on OMI common shares

If OMI makes distributions of cash or property on the OMI common shares, the gross amount of such distributions will be treated for U.S. federal income tax purposes first as a dividend to the extent of OMI’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. If OMI does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations. U.S. Holders should consult their own tax advisors regarding the appropriate U.S. federal income tax treatment of any distribution received from OMI.

Subject to the discussions above under “— Utilization of 26 Capital’s Tax Attributes and Certain Other Adverse Tax Consequences to OMI and OMI’s Shareholders” and below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•

either (a) the shares are readily tradable on an established securities market in the United States (such as the Nasdaq, where the OMI common shares are intended to be listed), or (b) OMI is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

•

OMI is neither a PFIC (as discussed below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for OMI’s taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements; and

•	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There can be no assurances that OMI will be or remain eligible for benefits of an applicable comprehensive income tax treaty between the United States and the Philippines or that the OMI common shares will be considered readily tradeable on an established securities market in the United States in future years. Furthermore, OMI will not constitute a “qualified foreign corporation” for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to OMI common shares. The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain conditions and limitations, non-refundable withholding taxes, if any, on dividends paid on OMI common shares may be treated as foreign taxes eligible for a credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. Dividends paid by OMI generally will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by OMI with respect to the OMI common shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” The rules governing the U.S. foreign tax credit are complex and U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of OMI Common Shares and OMI Warrants.

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of OMI common shares or OMI warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such OMI common shares and/or OMI warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of OMI common shares or OMI warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the OMI common shares and/or OMI warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any Philippines tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the income tax treaty between the United States and Philippines (the “Treaty”), which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their own tax advisors regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Exercise or Lapse of an OMI Warrant

Except as discussed below with respect to the cashless exercise of an OMI warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an OMI common share on the exercise of an OMI warrant for cash. A U.S. Holder’s tax basis in any OMI common shares received upon exercise of the OMI warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the OMI warrant exercised and the exercise price. The U.S. Holder’s holding period for an OMI common share received upon exercise of the OMI warrant will generally begin on the date following the date of exercise (or possibly the date of exercise) of the OMI warrant and will not include the period during which the U.S. Holder held the OMI warrant. If an OMI warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such OMI warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the OMI warrant.

The tax consequences of a cashless exercise of an OMI warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the OMI common shares received would generally equal the U.S. Holder’s basis in the OMI warrants exercised for such shares. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the OMI common shares would generally be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the OMI warrants. If the cashless exercise were treated as a recapitalization, the holding period of the OMI common shares would generally include the holding period of the OMI warrants exercised therefor.

It is also possible that a cashless exercise of an OMI warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of OMI Common Shares and OMI Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the OMI warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such OMI warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the OMI common shares received would equal the sum of (i) U.S. Holder’s tax basis in the OMI warrants deemed exercised and (ii) the exercise price of such OMI warrants. A U.S. Holder’s holding period for the OMI common shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the OMI warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of OMI warrants.

Possible Constructive Distributions

The terms of each OMI warrant provide for an adjustment to the number of OMI common shares for which the OMI warrant may be exercised or to the exercise price of the OMI warrant in certain events, as discussed under “Description of OMI Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of an OMI warrant would, however, be treated as receiving a constructive distribution from OMI if, for example, the adjustment increases the holder’s proportionate interest in OMI’s assets or earnings and profits (for instance, through an increase in the number of OMI common shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the OMI common shares which is taxable to the U.S. Holders of such shares as described under “— Distributions on OMI common shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such OMI warrant received a cash distribution from OMI equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the OMI common shares could be materially different from that described above, if OMI is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•	at least 75% of its gross income for such year is passive income; or

•

at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (including cash).

For this purpose, OMI will generally be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which OMI owns, directly or indirectly, 25% or more (by value) of the stock. Passive income generally includes dividends, interest, rents, royalties and capital gains.

Based on the current and anticipated composition of the income, assets and operations of OMI and its subsidiaries, it is not expected that OMI will be treated as a PFIC for the taxable year that includes the Merger and Share Acquisition or in foreseeable future taxable years. However, this is a factual determination that depends on, among other things, the composition of OMI’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time, and thus a complete determination can only be made annually after the close of each taxable year. Accordingly, there can be no assurances that OMI will not be treated as a PFIC in the taxable year that includes the Merger and Share Acquisition or any future taxable year.

Whether OMI or any of its subsidiaries is treated as a PFIC is determined on an annual basis. The determination of whether OMI or any of its subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of OMI’s income and assets, and the value of its and its subsidiaries’ shares and assets. Changes in the composition of the income or assets of OMI and its subsidiaries may cause OMI to be or become a PFIC for the current or subsequent taxable years. Under the PFIC rules, if OMI were considered a PFIC at any time that a U.S. Holder owns OMI common shares or OMI warrants, OMI would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its OMI common shares and/or OMI warrants at their fair market value on the last day of the last taxable year in which OMI is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below, but any loss would not be recognized. After the deemed sale election, the OMI common shares or OMI warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless OMI subsequently becomes a PFIC.

For each taxable year that OMI is treated as a PFIC with respect to a U.S. Holder’s OMI common shares or OMI warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its OMI common shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid qualified electing fund (“QEF”) election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the OMI common shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the OMI common shares;

•

the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which OMI is a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the OMI common shares or OMI warrants cannot be treated as capital gains, even though the U.S. Holder holds the OMI common shares or OMI warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which OMI may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that OMI does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of OMI’s subsidiaries.

If OMI is a PFIC, a U.S. Holder of OMI common shares (but not OMI warrants) may avoid taxation under the Excess Distribution Rules described above by making a QEF election. However, a U.S. Holder may make a QEF election with respect to its OMI common shares only if OMI provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. OMI will endeavor to provide U.S. Holders, on an annual basis, information reasonably necessary to allow U.S. Holders to make a QEF election with respect to the OMI common shares in the event OMI is treated as a PFIC for any taxable year. There can be no assurance, however, that OMI will have timely knowledge of its status as a PFIC or that OMI will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. In addition, U.S. Holders of OMI warrants will not be able to make a QEF election with respect to their warrants.

In the event OMI is a PFIC, a U.S. Holder that makes a QEF election with respect to its OMI common shares would generally be required to include in income for each year that OMI is treated as a PFIC the U.S.

Holder’s pro rata share of OMI’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the OMI common shares. Any net deficits or net capital losses of OMI for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in the OMI common shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on the OMI common shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the OMI common shares by a corresponding amount.

If OMI owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to OMI’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that OMI will have timely knowledge of the status of any such Lower-Tier PFIC or that OMI will be able to cause the Lower-Tier PFIC to provide such required information.

If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the OMI common shares in which OMI is a PFIC, then the OMI common shares will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Rules to its OMI common shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the OMI common shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Rules described above. A U.S. Holder that is eligible to make a QEF election with respect to its OMI common shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective.

It is not entirely clear how various aspects of the PFIC rules apply to warrants. However, a U.S. Holder may not make a QEF election with respect to its OMI warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and OMI was a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired OMI common shares (or has previously made a QEF election with respect to the OMI common shares), the QEF election will apply to the newly acquired OMI common shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired OMI common shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the OMI warrants), unless the U.S. Holder makes a “deemed sale” election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing “deemed sale” elections to their particular circumstances.

A QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its OMI common shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its OMI common shares to elect out of the Excess Distribution Rules discussed above if OMI is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its OMI common shares, such U.S. Holder will include in income for each year that OMI is treated as a PFIC with respect to such OMI common shares an amount equal to the excess, if any, of the fair market value of the OMI common shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the OMI common shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the OMI common shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the OMI common shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the OMI common shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the OMI common shares, as well as to any loss realized on the actual sale or disposition of the OMI common shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such OMI common shares previously included in income. A U.S. Holder’s basis in the OMI common shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions OMI makes would generally be subject to the rules discussed above under “— Distributions on OMI common shares,” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of OMI warrants will not be able to make a mark-to-market election with respect to their OMI warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The OMI common shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that OMI common shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for OMI.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the OMI common shares in which OMI is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the OMI common shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its OMI common shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if OMI is a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Additional Reporting Requirements

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to OMI common shares and

OMI warrants, subject to certain exceptions, by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold OMI common shares or OMI warrants. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. Holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of OMI common shares and OMI warrants.

Non-U.S. Holders

The section applies to Non-U.S. Holders of 26 Capital Securities, OMI common shares and OMI warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of 26 Capital Securities, OMI common shares or OMI warrants that is not a U.S. Holder, and is:

•	a nonresident alien individual, other than certain former citizens and residents of the United States;

•	an entity that is classified for U.S. federal income tax purposes as a corporation but not as a domestic corporation; or

•	an estate or trust that is not a U.S. Holder.

Non-U.S. Holders Exercising Redemption Rights with Respect to 26 Capital Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s 26 Capital common stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s 26 Capital common stock, as described above under “U.S. Holders — U.S. Holders Exercising Redemption Rights with Respect to 26 Capital Common Stock.”

If the redemption qualifies as a sale of stock under Section 302 of the Code (see the discussion of Section 302 above under “U.S. Holders — U.S. Holders Exercising Redemption Rights with Respect to 26 Capital Common Stock”) then subject to the discussion of backup withholding below under “— Information Reporting and Backup Withholding,” any gain recognized by a Non-U.S. Holder upon the redemption will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business (and, if an applicable United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder;

•

in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more during the taxable year of the disposition, and certain other conditions are met; or

•

26 Capital is or has been a “United States real property holding corporation” (a “USRPHC”) at any time during the period that such Non-U.S. Holder held shares of 26 Capital common stock, and either (i) the shares of 26 Capital common stock are not regularly traded on an established securities market, or (ii) the Non-U.S. Holder owns, directly or constructively, more than 5% of the total fair market value of the 26 Capital common stock at any time during the period that such Non-U.S. Holder held shares of 26 Capital common stock.

In the case of a Non-U.S. Holder that is described in the first bullet point above, any gain derived from the redemption will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments.

A Non-U.S. Holder that is described in the second bullet point above will be subject to a flat 30% tax (or lower rate under an applicable income tax treaty) on the gain derived from the redemption, which may be offset by U.S.-source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) provided that the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, 26 Capital believes that it is not and has never been a USRPHC.

If the redemption does not qualify as a sale of stock under Section 302 of the Code, then (subject to the discussion of backup withholding below under “— Information Reporting and Backup Withholding”) any portion of the redemption distribution that is treated as a dividend will be subject to U.S. federal income tax and withholding at a 30% rate (or lower applicable income tax treaty rate) if the dividend is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder. A dividend that is effectively connected with the conduct of a trade or business (and, if an applicable United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. Such effectively connected income will not be subject to U.S. federal income tax withholding, however, if the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable successor form) to the person that otherwise would be required to withhold U.S. tax.

If the redemption does not qualify as a sale of stock under Section 302 of the Code, any portion of the redemption distribution that is treated as capital gain will be subject to U.S. federal income tax in the same manner as capital gain recognized on a redemption qualifying as a sale of stock under Section 302 of the Code.

U.S. Federal Income Tax Consequences to Non-U.S. Holders regarding the Ownership and Disposition of OMI Common Shares and OMI Warrants

Subject to the discussion of backup withholding below under “— Information Reporting and Backup Withholding,” any (i) distributions of cash or other property paid to a Non-U.S. Holder in respect of OMI common shares (including constructive distributions treated as dividends as discussed above under “— U.S. Holders Possible Constructive Distributions”) or (ii) gain realized upon the sale or other taxable disposition of OMI common shares and/or OMI warrants generally will not be subject to U.S. federal income taxation unless:

•

the gain or distribution is effectively connected with the conduct of a trade or business (and, if an applicable United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder; or

•

in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met.

In the case of a Non-U.S. Holder that is described in the first bullet point above, any gain realized upon the sale or other taxable disposition of OMI common shares and/or OMI warrants, and any portion of a distribution that (as described above under “— Distributions on OMI common shares”) is treated as a dividend or capital gain, will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments.

A Non-U.S. Holder that is described in the second bullet point above will be subject to a flat 30% tax (or lower rate under an applicable income tax treaty) on the gain derived from the redemption, which may be offset by U.S.-source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) provided that the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a OMI warrant, or the lapse of a OMI warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a OMI Warrant,” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the OMI common shares and OMI warrants.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to cash received by a U.S. Holder in redemption of 26 Capital common stock, or dividends received by a U.S. Holder on OMI common shares, or proceeds received by a U.S. Holder on sale or other taxable disposition of OMI common shares or OMI warrants effected within the United States (and, in certain cases, outside the United States). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9) to the withholding agent, or is otherwise subject to backup withholding.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of 26 Capital common stock or 26 Capital warrants or their OMI common shares or OMI warrants, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to OMI common shares and proceeds from the sale of other disposition of OMI common shares or OMI warrants received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

The preceding discussion is not tax advice. Each prospective investor should consult the prospective investor’s own tax advisor regarding the particular U.S. federal, state, and local and non-U.S. tax consequences of the Merger and Share Acquisition or the ownership and disposition of the combined company shares, including the consequences of any proposed change in applicable laws.

Philippine Tax Considerations

The following is a discussion of the material Philippine tax consequences of the acquisition, ownership, and disposition of the OMI common shares, OMI warrants, or OMI shares that may be issuable upon the exercise of the OMI warrant. The statements made regarding taxation in the Philippines are based on the laws in force at the date of this proxy statement/prospectus and are subject to any changes in law occurring after such date. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to invest in the OMI shares and OMI warrants, and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rates or tax incentives under special laws. As such, 26 Capital stockholders are advised to consult with their own tax advisers concerning the tax consequences of their investments.

As used in this section, the term “resident alien” refers to an individual whose residence is within the Philippines and who is not a citizen thereof. A “nonresident alien”, on the other hand, is an individual whose residence is not within the Philippines nor a citizen hereof. A nonresident alien who stayed in the Philippines within an aggregate period of more than 180 days during any calendar year shall be considered as a “nonresident alien engaged in trade or business”; otherwise, he/she shall be considered as a “nonresident alien not engaged in trade or business”.

OMI Original Issuance of Shares of Stocks, OMI Warrants, and OMI Options

Under Section 22(L) of the Tax Code, the term “shares of stock” include shares of stock of corporation, warrants and/or options to purchase shares of stock. A documentary stamp tax (“DST”) at the rate of 1% of the par value is imposed upon the original issuance of shares of stocks, OMI warrants and OMI Options. The DST is collectible on the fifth day following the month when the shares of stocks of OMI has been issued.

Taxation on the Sale, Transfer, Donation or Assignment of OMI Common Shares, OMI Warrants, and OMI Options

Considering that the OMI common shares are not listed or traded through the Local Stock Exchange or the Philippine Stock Exchange, the stock and transfer tax shall not be applicable. If there is a transfer of OMI common shares, OMI warrants, or OMI options from one person to another, the said transfer may be subject to 15% CGT based on the net gain from the sale, transfer or assignment, or 6% donor’s tax (“Donor’s Tax”) based on the total gifts/donations in excess of PHP 250,000 in case of donation, and 0.75% DST based on par value of the underlying shares.

Income from Dividend Declaration Based on OMI Common Shares

Upon OMI’s declaration of cash or property dividends, a final withholding tax (“FWT”) at the rate depending on the status of the income recipient. If the shareholder is a resident alien, a FWT at the rate of 10% shall be imposed. If the shareholder is a nonresident alien engaged in trade or business, a FWT at the rate of 20% shall be imposed. Lastly, if the shareholder is a nonresident alien not engaged in trade or business, a FWT at the rate of 25% shall be imposed.

As a FWT, OMI shall have the duty, as the tax withholding agent of the Philippines, to withhold the tax and remit the same to the BIR prior to pay-out to the shareholders.

A resident alien and nonresident alien engaged in trade or business shall be subject to the schedular income tax rates from 0% to 35% on their taxable income. On the other hand, a nonresident alien not engaged in trade or business shall be subject to FWT of 25% based on their gross income.

Applicability of Tax Treaties Between the Republic of the Philippines and the Country of Residence of the Foreign Shareholder, as the case may be.

In order to avoid the effects of double taxation, foreign income tax recipients from sources within the Philippines may avail the applicable tax treaty between the Philippines and their country of residence. As of date of this proxy statement/prospectus, the Philippines has entered into Double Taxation Agreements (“DTA”) with forty-three (43) countries namely: Australia, Austria, Bahrain, Bangladesh, Belgium, Brazil, Canada, China, Czech, Denmark, Finland, France, Germany, Hungary, India, Indonesia, Israel, Italy, Japan, Korea, Kuwait, Malaysia, Mexico, Netherlands, New Zealand, Nigeria, Norway, Pakistan, Poland, Qatar, Romania, Russia, Singapore, Sri Lanka, Spain, Sweden, Switzerland, Thailand, Turkey, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America and Vietnam.

The preferential tax rates for dividends and business profits differ in each DTA. If the shareholder is entitled and would like to avail the preferential tax rates under the applicable DTA, documentary requirements must be submitted to the BIR pursuant to the BIR Revenue Memorandum Order (“RMO”) No. 14-2021. The RMO provides two categories of requirements: the general requirements, and specific requirements depending on the type of the income.

The withholding agent may (1) rely on the submitted BIR Form No. 0901, Tax Residency Certificate duly issued by the shareholder’s foreign tax authority, and use the relevant preferential tax rate/provision of the DTA being invoked, and file a Confirmatory Ruling; or (2) apply the regular tax rates under the Tax Code and file a Tax Treaty Application (“TTRA”) with the BIR International Tax Affairs Division (“ITAD”).

Taxation Outside the Philippines

The tax treatment to nonresident citizens in jurisdictions outside the Philippines may vary depending on the tax laws applicable to such nonresident citizens by reason of its domicile, residence, business activity and other matters containing a particular situation.

As such, 26 Capital stockholders are advised to consult with their own tax advisers outside the Philippines concerning the tax consequences of their investments in the Philippines.

INFORMATION ABOUT 26 CAPITAL

Introduction

26 Capital is a Nasdaq-listed blank check company formed on August 24, 2020 as a Delaware corporation for the purpose of creating stockholder value by identifying an acquisition target with significant growth opportunities that the 26 Capital team can enhance by utilizing its experience and track record of creating and unlocking value. 26 Capital’s efforts to identify a prospective target business are not limited to a particular industry or geographic region, although 26 Capital intends to focus on businesses primarily operating in the gaming, gaming technology, lodging, and entertainment sector.

Initial Public Offering

On January 20, 2021, 26 Capital consummated the 26 Capital IPO consisting of 27,500,000 26 Capital units. Each unit consists of one share of 26 Capital Class A Stock, par value $0.0001 per share, and one-half of one 26 Capital redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of 26 Capital Class A Common Stock for $11.50 per share. The 26 Capital units were sold at a price of $10.00 per unit, generating gross proceeds to 26 Capital of $275.0 million.

Simultaneously with the closing of the 26 Capital IPO, 26 Capital completed the private sale of an aggregate of 7,500,000 26 Capital private placement warrants to the Sponsor at a purchase price of $1.00 per warrant, generating gross proceeds of $7.5 million.

A total of $275.0 million million of the proceeds from the 26 Capital IPO and the sale of the 26 Capital private placement warrants was placed in the Trust Account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

26 Capital may withdraw from the Trust Account interest earned on the funds held therein necessary to pay its income taxes, if any. Except as described in the prospector for the 26 Capital IPO and described in the subsection below titled “26 Capital’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” these proceeds will not be released until the earlier of the completion of an initial business combination and 26 Capital’s redemption of 100% of the outstanding 26 Capital public shares upon its failure to consummate a business combination within the required time period.

The remaining proceeds from the 26 Capital IPO and simultaneous private placement, net of underwriting discounts and commissions and other costs and expenses, became available to be used as working capital and to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

Fair Market Value of Target Business

The target business or businesses that 26 Capital acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the amount of deferred underwriting commissions held in trust and taxes payable) at the time of the execution of a definitive agreement for its initial Merger and Share Acquisition, although 26 Capital may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. 26 Capital’s board of directors determined that this test was met in connection with the proposed Merger and Share Acquisition with OMI as described in the section of this proxy statement/prospectus titled “The Merger and Share Acquisition — Satisfaction of 80% Test” above.

Stockholder Approval of Merger and Share Acquisition

Under the 26 Capital Charter, 26 Capital must seek stockholder approval of an initial business combination at a meeting called for such purpose at which 26 Capital public stockholders may seek to have their 26 Capital public shares converted into cash, regardless of whether they vote for or against a proposed business combination or do not vote at all, subject to the limitations described in the prospectus for the 26 Capital IPO. Accordingly, in connection with the Merger and Share Acquisition, the 26 Capital public stockholders may seek to have their 26 Capital public shares redeemed for cash in accordance with the procedures set forth in this proxy statement/prospectus. See “Special Meeting of 26 Capital Stockholders — Redemption Rights.”

Voting in Connection with the Stockholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the Merger and Share Acquisition Proposal, 26 Capital’s stockholders prior to the 26 Capital IPO and its officers and directors have each agreed to vote their 26 Capital shares in favor of such proposed Merger and Share Acquisition.

At any time prior to the special meeting of 26 Capital stockholders, during a period when they are not then aware of any material nonpublic information regarding 26 Capital or its securities, the 26 Capital initial stockholders, its officers and directors, OMI shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger and Share Acquisition Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire common stock or vote their shares in favor of the Merger and Share Acquisition Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the shares entitled to vote at the special meeting to approve the Merger and Share Acquisition Proposal vote in its favor and that the conditions to the closing of the Merger and Share Acquisition otherwise will be met, where it appears that such requirements or conditions would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in the value of their shares, including the granting of put options and the transfer to such investors or holders of shares for nominal value.

Entering into any such arrangements may have a depressive effect on the shares of 26 Capital common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the Merger and Share Acquisition to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Merger and Share Acquisition Proposal and the other proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved. Moreover, any such purchases may make it more likely that the conditions to the closing of the Merger and Share Acquisition are met.

No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus. 26 Capital will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Merger and Share Acquisition Proposal or the satisfaction of any closing conditions, assessing the materiality and significance of such purchases based on the aggregate amount of any such purchases. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Liquidation if No Merger and Share Acquisition

Under the 26 Capital Charter, if 26 Capital does not complete the Merger and Share Acquisition with OMI or another initial business combination by January 20, 2023 (or such later date as may be approved by 26

Capital’s stockholders in an amendment to the 26 Capital Charter), 26 Capital shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to 26 Capital for the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of 26 Capital’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to 26 Capital’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Each of the Sponsor and 26 Capital’s officers and directors has agreed to waive its rights to participate in any distribution from 26 Capital’s Trust Account or other assets with respect to the shares held by them prior to 26 Capital’s IPO. There will be no distribution from the Trust Account with respect to the 26 Capital warrants, which will expire worthless if 26 Capital is liquidated.

The proceeds deposited in the Trust Account could, however, become subject to the claims of 26 Capital’s creditors which would be prior to the claims of the 26 Capital public stockholders. Although 26 Capital has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses 26 Capital has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, and although 26 Capital will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the Trust Account notwithstanding such agreements. The Sponsor has agreed that it will be liable under certain circumstances to pay debts and obligations to target businesses or vendors or other entities that are owed money by 26 Capital for services rendered or contracted for or products sold to it, but 26 Capital cannot ensure that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so. Additionally, there are two exceptions to the Sponsor’s indemnity: the Sponsor will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with 26 Capital waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims under the indemnity with the underwriter of the 26 Capital IPO against certain liabilities, including liabilities under the Securities Act. Moreover, the Sponsor will not be liable to the 26 Capital public stockholders and instead will only have liability to 26 Capital. Furthermore, 26 Capital has not asked the Sponsor to reserve for such indemnification obligations, nor has 26 Capital independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations; therefore, the Sponsor may not be able to satisfy its indemnification obligations if it is required to as the Sponsor’s only assets are securities of 26 Capital and 26 Capital has not taken any further steps to ensure that the Sponsor will be able to satisfy any indemnification obligations that arise. Accordingly, the actual per-share redemption price could be less than approximately $10.00, plus interest, due to claims of creditors. Additionally, if 26 Capital is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in 26 Capital’s bankruptcy estate and subject to the claims of third parties with priority over the claims of 26 Capital’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, 26 Capital cannot assure you it will be able to return to the 26 Capital public stockholders at least approximately $10.00 per share. 26 Capital’s public stockholders are entitled to receive funds from the Trust Account only in the event of its failure to complete a Merger and Share Acquisition within the required time period or if the stockholders properly seek to have 26 Capital redeem their respective shares for cash upon a Merger and Share Acquisition which is actually completed by 26 Capital. In no other circumstances does a stockholder have any right or interest of any kind to or in the Trust Account. None of the 26 Capital officers or directors will indemnify 26 Capital for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

If 26 Capital is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor, creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by 26 Capital’s stockholders. Because 26 Capital intends to distribute the proceeds held in the Trust Account to it’s the 26 Capital public stockholders promptly after the expiration of the time period to complete a Merger and Share Acquisition, this may be viewed or interpreted as giving preference to the 26 Capital public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, by paying 26 Capital public stockholders from the Trust Account prior to addressing the claims of creditors, 26 Capital’s board of directors may be viewed as having breached its fiduciary duty to 26 Capital’s creditors and/or may be viewed as having acted in bad faith, which may subject 26 Capital and OMI to claims of punitive damages. 26 Capital cannot assure you that such claims will not be brought against it.

26 Capital will pay the costs of any subsequent liquidation from its remaining assets outside of the Trust Account plus the up to $100,000 of interest earned on the funds in the Trust Account that 26 Capital may use for liquidation and dissolution expenses.

Facilities

Upon the closing of the Merger and Share Acquisition, the principal executive offices of 26 Capital will be those of OMI.

Directors and Executive Officers

26 Capital’s current directors and executive officers are as follows:

Name	Age	Position
Jason Ader	53	Chief Executive Officer and Chairman
John Lewis	58	Chief Financial Officer
Rafi Ashkenazi	46	Director
Joseph Kaminkow	62	Director
Gregory S. Lyss	58	Director
J. Randall Waterfield	48	Director

Jason Ader has served as 26 Capital’s Chief Executive Officer and Chairman since inception. He is the co-founder and Chief Executive Officer of SpringOwl Asset Management LLC. Founded in 2013, SpringOwl is a New York-based SEC-registered asset management firm and independent sponsor leading corporate turnarounds, with a particular focus on the real estate, gaming and lodging sectors. Mr. Ader has been involved in turning around companies in the gaming and hospitality industry for many years, including with the Las Vegas Sands Corp. where he served as an independent director from 2009-2016, IGT, The Stars Group and most recently, Playtech. Mr. Ader earned his MBA in Finance from New York University and a BA in Economics from New York University. Mr. Ader is well qualified to serve on 26 Capital’s Board of Directors due to his position as 26 Capital’s Chief Executive Officer, the Managing Member of the Sponsor and his extensive experience in leading corporate turnarounds.

John Lewis has served as 26 Capital’s Chief Financial Officer and Secretary since inception. He is the Chief Financial Officer of SpringOwl Asset Management LLC. He spent the past 22 years in the hedge fund industry as a Chief Financial Officer and controller, including a combined 17 years at SpringOwl Associates LLC (formerly known as Cumberland Associates LLC) and three years at Ardea Capital Management LP, a start-up hedge fund. Prior to that, he was assistant controller at a mid-sized retail/wholesale corporation with 17 stores. He has a BA in accounting from The State University of New York at Oswego. He is also a New York State Certified Public Accountant and member of the AICPA.

Rafi Ashkenazi has served as a non-executive director of gaming company Flutter Entertainment Plc. until August 2020. Previously, Mr. Ashkenazi served in various roles at gaming company The Stars Group Inc. from January 2013 until its merger with Flutter Entertainment in May 2020. Mr. Ashkenazi served as CEO at The Stars Group from March 2016 to May 2020, COO from January 2013 to March 2015. From January 2006 to January 2013, Mr. Ashkenazi served in various roles at gaming company Playtech PLC, including COO from January 2006 to January 2010 and then from September 2011 to December 2012. Mr. Ashkenazi earned a B.A. in industrial engineering from Shankar College in Israel in 2002. Mr. Ashkenazi is well qualified to serve on 26 Capital’s Board of Directors due to his experience as an executive officer of numerous companies in the gaming industry.

Joseph Kaminkow has served as Special Advisor to the Chief Product Officer at Aristocrat Technologies Australia Pty Ltd., a leading gaming provider and games publisher. Mr. Kaminkow previously served as Aristocrat’s Chief Innovation Officer from May 2013 to October 2018. Mr. Kaminkow also currently serves as Vice President of Game Design at Zynga Inc., where he has been since September 2019. He previously served as Zynga’s Chief Game Designer from June 2012 to September 2019. From August 2010 to June 2012, Mr. Kaminkow served as CEO of software company Spooky Cool Labs, LLC. Mr. Kaminkow earned a B.A. from Curry College in 1983. Mr. Kaminkow is well qualified to serve on 26 Capital’s Board of Directors due to his background in the design and production of gaming products.

Gregory S. Lyss is a member of an affiliate of Saddle Point Management, L.P., an investment adviser registered with the SEC, which affiliate is serving as the co-sponsor of a Special Purpose Acquisition Company that is in formation and for which Mr. Lyss will serve as Chief Operating Officer. From 2011 to 2019, he served as the Chief Investment Officer for TABLE Management, L.P., a single family office. Prior to TABLE, Mr. Lyss was a partner and analyst at Alson Capital Partners, L.P., an investment manager to multibillion dollar hedge funds. Mr. Lyss had previously worked as an investment analyst at Gotham Partners, L.P. and co-founded Cohanzick Management, L.P., a private investment partnership. Prior to Cohanzick Management, Mr. Lyss worked as an analyst for Leucadia National Corporation (now Jeffries Financial Group Inc.). Mr. Lyss serves on the board of directors of Alpha Precision Media Inc. (an Amazon media buying specialist). He previously served on the boards of Calendre Company, MD Insider, and Maverick Brands. He currently serves as the Treasurer and a member of the Board of UJA-Federation of New York, one of the largest local philanthropy in the U.S. Mr. Lyss received his A.B. from Harvard College and an M.B.A. from Harvard Graduate School of Business. Mr. Lyss is well qualified to serve on 26 Capital’s Board of Directors due to his extensive business experience, specifically, his investment experience.

J. Randall Waterfield has served as Chairman of Waterfield Group, a diversified holding company, since June 1999. Mr. Waterfield also has served on the Board of Directors of Waterfield Technologies since January of 2014; SEC registered investment adviser, Red Oak Partners since May 2012; SMTC Corporation (Nasdaq: SMTX) since April 2012, and Missouri Cobalt since February 2018; and has formerly served on the boards of Asure Software (Nasdaq: ASUR from March 2011 to March 2020), RF Industries (Nasdaq: RFIL from April 2012 to March 2013), and was the 2017-2018 Global Chairman of the Young Presidents’ Organization (YPO). Previously, Mr. Waterfield was at Goldman Sachs & Co., where he worked as an equity research analyst from May 1996 through March of 1999, responsible for the small capitalization growth portfolios. Mr. Waterfield is a member of Mensa, a Chartered Financial Analyst and earned a B.S. from Harvard University in 1996. Mr. Waterfield is qualified to serve on 26 Capital’s Board of Directors due to his extensive knowledge of the financial and investment industry.

Officer and Director Compensation

Commencing on January 14, 2020, we have paid the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial business combination or liquidation, 26 Capital will cease paying these monthly fees. No compensation of any kind, including any finder’s fee, advisory fee, reimbursement or consulting fee, will be paid by 26 Capital to the Sponsor or its officers and directors, or any of their affiliates, prior to, or in connection with any services rendered in order to effectuate, the consummation of 26 Capital’s initial business combination (regardless of the type of transaction that it is). However, these individuals are reimbursed for any out-of-pocket expenses incurred in connection with activities on 26 Capital’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. 26 Capital does not have a policy that prohibits the Sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. The audit committee of the board of directors of 26 Capital reviews on a quarterly basis all payments that were made to the Sponsor, officers or directors, or their respective affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, 26 Capital does not expect to have any additional controls in place governing reimbursement payments to directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against 26 Capital, and 26 Capital has not been subject to any such proceeding in the ten years preceding the date of this proxy statement/prospectus.

Periodic Reporting and Audited Financial Statements

26 Capital has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. 26 Capital has filed with the SEC its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.

26 CAPITAL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

26 Capital is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Proposed Business Combination

On October 15, 2021, 26 Capital entered into the Merger and Share Acquisition Agreement with the UEC Parties

26 Capital expects to continue to incur significant costs in the pursuit of the Merger and Share Acquisition. 26 Capital cannot assure you that its plans to raise capital or to complete the Merger and Share Acquisition will be successful.

Results of Operations

26 Capital’s entire activity since inception up to September 30, 2021 relates to its formation, the initial public offering and, since the closing of the initial public offering, a search for a business combination candidate. 26 Capital will not be generating any operating revenues until the closing and completion of its initial business combination, at the earliest.

For the nine months ended September 30, 2021, 26 Capital had a net income of $3,974,089 which was comprised of operating costs of $1,193,649, loss on sale of private placement warrants of $2,422,739, offering expenses related to warrant issuance of $1,021,001, unrealized gain on change in fair value of warrants of $8,599,904, and interest income of $11,574 from investments held in the Trust Account.

Liquidity and Capital Resources

As of September 30, 2021, 26 Capital had approximately $0.3 million in its operating bank account, and working capital of approximately $0.3 million.

Prior to the completion of the initial public offering, 26 Capital’s liquidity needs had been satisfied through a payment from the Sponsor of $25,000 for the Founder Shares to cover certain offering costs and the loan under an unsecured promissory note from the Sponsor of $275,000. The promissory note from the Sponsor was paid in full as of January 20, 2021. Subsequent to the consummation of the initial public offering and private placement, 26 Capital’s liquidity needs have been satisfied through the proceeds from the consummation of the private placement not held in the Trust Account.

In addition, in order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor or certain of 26 Capital’s officers and directors may, but are not obligated to, provide 26 Capital working capital loans. As of September 30, 2021, there were no amounts outstanding under any working capital loans.

Based on the foregoing, management believes that 26 Capital will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a business combination or one year from this filing. Over this time period, 26 Capital will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial business combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Merger and Share Acquisition.

Critical Accounting Policies and Estimates

The preparation of the unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

26 Capital has identified the following as our critical accounting policies:

Common Stock Subject to Possible Redemption

26 Capital accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480-10-S99 “Classification and Measurement of Redeemable Securities.” Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within 26 Capital’s control) is classified as temporary equity. At all other times, common stock are classified as stockholders’ equity. 26 Capital’s Class A common stock features certain redemption rights that is considered to be outside of 26 Capital’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2021, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of 26 Capital’s balance sheet.

Net Income Per Share of Common Stock

26 Capital has two classes of stock, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of stock. The 21,250,000 potential common stock for outstanding warrants to purchase 26 Capital’s stock were excluded from diluted earnings per share for the three and nine months ended September 30, 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income per common stock is the same as basic net income per common stock for the periods presented.

Off-Balance Sheet Arrangements

As of September 30, 2021, 26 Capital did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. 26 Capital qualifies as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. 26 Capital is electing to delay the adoption of new or revised accounting standards, and as a result, it may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, 26 Capital’s financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, 26 Capital is in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, 26 Capital chooses to rely on such exemptions it may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on its system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until 26 Capital is no longer an “emerging growth company,” whichever is earlier.

CERTAIN 26 CAPITAL RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Founder Shares

In connection with the 26 Capital IPO, 26 Capital issued an aggregate of 6,875,000 shares of Class B common stock to the Sponsor for an aggregate purchase price of $25,000, of which 25,000 were later forfeited.

Under the terms of the letter agreement that was executed by the Sponsor and 26 Capital’s directors and officers concurrently with the 26 Capital initial public offering, the Sponsor has agreed not to transfer, assign or sell any of its Class B common stock until the earlier to occur of: (x) if the last sale price of 26 Capital’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after 26 Capital’s initial business combination, or (y) the date on which 26 Capital completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. As a result of the lock-up agreement, the OMI common shares issued to the Sponsor shall be subject to the transfer restrictions set forth therein following the closing of the Merger and Share Acquisition.

26 Capital Private Placement Warrants

Simultaneously with the consummation of the 26 Capital initial public offering and the subsequent exercise of the underwriter’s overallotment option, 26 Capital consummated the private sale of 7,500,000 26 Capital private placement warrants to the Sponsor at $1.00 per warrant generating gross proceeds of $7,500,000. Each 26 Capital private placement warrant entitles the holder thereof to purchase one share of 26 Capital Class A Stock at a price of $11.50 per share. The 26 Capital private placement warrants are identical to the 26 Capital public warrants underlying the units sold in the 26 Capital IPO, except that the 26 Capital private placement warrants are not transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions.

Agreements with the Sponsor

26 Capital agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the nine months ended September 30, 2021, 26 Capital accrued $86,452 in fees for these services, of which such amounts are included in accrued expenses in 26 Capital’s balance sheet as of September 30, 2021.

Affiliate Loans

Prior to the closing of the 26 Capital initial public offering, the Sponsor loaned 26 Capital $275,000 to be used for a portion of the expenses of the 26 Capital initial public offering. Such loans were repaid upon consummation of the 26 Capital initial public offering.

In order to finance transaction costs in connection with an intended initial business combination, the Sponsor, an affiliate of the Sponsor, or 26 Capital’s officers and directors may, but are not obligated to, make working capital loans to 26 Capital. Such working capital loans would be evidenced by promissory notes. The notes would be repaid upon consummation of an initial business combination. In the event that an initial business combination does not close, 26 Capital may use a portion of proceeds held outside the Trust Account to repay the working capital loans but no proceeds held in the Trust Account would be used to repay the working capital loans.

Reimbursement of Expenses

Other than as described above, no compensation of any kind was or will be paid by 26 Capital to the Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals have been or will be reimbursed for any out-of-pocket expenses incurred in connection with activities on 26 Capital’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, which such unreimbursed amounts totaled approximately $25,000 as of the date of this proxy statement/prospectus. 26 Capital’s audit committee reviews on a quarterly basis all payments that were made to the Sponsor and 26 Capital officers, directors or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed.

Registration Rights

On January 14, 2021, 26 Capital entered into a registration rights agreement with respect to the 26 Capital private placement warrants, any warrants the Sponsor or its affiliates may be issued in payment of working capital loans made to 26 Capital, and the shares of 26 Capital Class A stock issuable upon exercise of the foregoing and upon conversion of the Class B stock. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that 26 Capital register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an initial business combination and rights to require 26 Capital to register for resale such securities pursuant to Rule 415 under the Securities Act. 26 Capital will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the Registration Rights Agreement to be entered into between OMI, Sponsor and the other parties thereto, the January 14, 2021 registration rights agreement would be terminated, effective as of the consummation of the Merger and Share Acquisition.

INFORMATION ABOUT OMI

You should review the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following description of OMI’s business.

Overview

OMI, through its subsidiary TRLEI, is the developer, owner and operator of Okada Manila, the largest integrated casino resort in the Philippines. Set on 34.5 hectares (with approximately 11.7 hectares undeveloped) of prime waterfront leased land in Entertainment City in the Manila Bay area of the Philippines, Okada Manila is the only Japanese majority-owned and operated casino in the world. OMI, through its subsidiary TRLEI, is responsible for the development, management and operation of Okada Manila, as well as its furniture, fixtures and equipment (including gaming equipment), working capital expenses and interior fit-out.

Okada Manila is strategically located on the Manila Bay waterfront on the largest parcel of land within the 120-hectare Entertainment City. Okada Manila is an approximate 15 minute drive from Metro Manila’s international airport, less than an hour drive to Manila’s central business districts and a short drive from the Mall of Asia, one of the world’s largest shopping malls. Okada Manila is the largest integrated casino resort project in the Philippines, with a 34,950 sq.m. current gaming area that includes 407 gaming tables installed, with games such as baccarat, blackjack, pontoon, roulette and craps, and 2,539 electronic gaming machines (“EGMs”) available. Its maximum regulatory capacity based on current stage of development is 599 tables and 4,263 EGMs, which is expected to increase to 974 tables and 6,890 EGMs, respectively, upon completion of construction. These figures are further subject to an adjustment based on a gaming area cap of maximum 7.5% of total gross floor area. While adjusted gaming table capacity and adjusted gaming machine capacity are currently set at 910 tables and 6,168 EGMs, respectively, Okada Manila may request PAGCOR to increase adjusted gaming table capacity to up to 974 by reducing some of its adjusted gaming machine capacity and vice versa. The gaming area is divided into four key zones: Mass Market, Premium Mass (Mass Market customers who play table games and slots with relatively higher minimum bets than general Mass Market customers), VIP Direct (one of the two sub-segments of the VIP market who visit the casino as a result of direct marketing efforts by Okada Manila rather than being sourced through gaming promoters) and VIP Junket (one of the two sub-segments of the VIP market who are sourced through gaming promoters). Each zone is strategically designed to tailor gaming options to its target clientele, with Premium Mass and VIP areas focused on providing an additional sense of exclusivity and added service benefits.

Okada Manila offers VIP customers a high-end gaming experience consistent with world-class gaming standards. The VIP gaming area currently includes both VIP Direct and Junket salons strategically located in prime gaming areas that offer privacy to players. VIP customers are offered premium services such as access to a dedicated limousine fleet, luxurious hotel suites, private concierge, bars, private dining facilities and an array of other personalized services. Credit is extended to junkets in accordance with OMI’s credit policy and risk appetite. The junket business is managed by OMI’s international marketing team.

The following table provides key operational data relating to Okada Manila as of September 30, 2021.

Feature
Number of tables / EGMs installed	407 / 2,539
Hotel room inventory	732
Gross retail area (sq.m.)	9,594
Self-operated food and beverage outlets available	18
Other non-gaming features	Fountain, Cove Manila Night/Beach Club

The below is a current picture of Okada Manila.

The following table shows Okada Manila’s gaming and non-gaming revenue for the years ended December 31, 2019 and 2020, and the nine months ended September 30, 2020 and 2021:

	For the year ended December 31,		For the nine months ended September 30,
	2019	2020	2020	2021
	(in PHP millions)	(in PHP millions)	(in PHP millions)	(in PHP millions)	(in $ millions)
Gaming revenue	25,320	10,023	7,193	8,252	162
Non-gaming revenue	2,855	687	506	479	9

Management of OMI believes the Philippines has become an alternative market for those who traditionally travel to Macau, and has also become a leading destination for visitors from South East Asian countries.

Management of OMI believes that the favorable tax regime and generally lower operating costs in the Philippines as compared to other Asian gaming centers allows for competitive commission programs to gaming promoters and VIP Direct players that will assist in attracting and retaining players. The lower operating cost structure also provides the flexibility to offer incentives to Mass Market and Premium Mass customers to grow the player base and loyalty. Management of OMI believes the Philippines is becoming a leading destination for Korean, Japanese and Malaysian gaming customers attracted by the award winning facilities, world-class amenities, and gaming offerings in Entertainment City, including those at Okada Manila, in a friendly English speaking environment.

Competitive Strengths

Largest integrated luxury resort in the Philippines with differentiated offerings to drive visitation

Okada Manila is the largest integrated casino resort project in Entertainment City and one of the largest in Asia, sitting on 34.5 hectares of land (with approximately 11.7 hectares undeveloped) with a casino floor size of 34,950 sq.m., which enables Okada Manila to provide and flexibly optimize a broad range of offerings to target various gaming customer segments. Unlike the other casinos in Entertainment City, Okada Manila’s parking is located underground, which allows OMI to maximize all of the surface area for the development of gaming and non-gaming attractions.

The design, development and operation of Okada Manila features a keen focus on the quality of the buildings, fixtures, product offerings and services, including the following world-class amenities: casino, luxurious hotels, one of the world’s largest multicolor water fountains, indoor beach themed day and night club, high-end restaurants and an expansive retail corridor.

Management of OMI believes Okada Manila is an industry leader in table game technology in the Philippines by developing a progressive jackpot system that currently links to approximately seven game types across 30 tables. Okada Manila was also the first table game operator in the Philippines to utilize RFID technology across all baccarat tables on the mass gaming floor, thereby maximizing efficiency and reducing exposure to dealer error.

Management of OMI believes that Okada Manila’s scale, amenities, and high-quality gaming and entertainment offerings, all with a focus on quality and services represent a compelling offering to international and domestic gaming customers and tourists.

One of a limited number of licenses to operate in Entertainment City and well-positioned to capitalize on the Philippines’ status as one of the most attractive emerging gaming markets in Asia

As a holder of provisional license issued by PAGCOR, OMI is one of the only four operators currently licensed by PAGCOR to conduct casino gaming business in Entertainment City. As such, management of OMI believes that Okada Manila is ideally positioned to capitalize on the favorable gaming prospects of the Philippine market by offering the largest integrated resort complex in Entertainment City, featuring the most spacious rooms and top-quality fixtures, furnishings and services.

Asia, mainly through Macau and Singapore, has emerged as the world’s largest and fastest-growing gaming market. Similarly, the growth in the Philippine gaming market has been significant. The Philippine government had placed a policy emphasis on developing the Philippines as a world-class tourism destination, as evidenced by the Philippine government’s “It’s More Fun in the Philippines” promotional campaign. As a result, the Philippines recorded 8.3 million visitations in 2019, representing 15% growth year on year, and the highest visitation levels ever achieved. The GGR of Entertainment City increased at a CAGR of approximately 24% from 2013 to 2019, reaching $3.3 billion in 2019.

To support increased tourist arrivals into the country, the Philippine government had placed a strong emphasis on improving the country’s transportation infrastructure, including investments in improved airports in the Metro Manila area and the NAIA Expressway, which upon opening in 2016, directly connected NAIA with Entertainment City. On March 16, 2020, the Philippines implemented a ban that effectively prohibited all foreign tourists from entering the country in response to the COVID-19 pandemic. As of the date of this registration statement, this travel ban is still generally in place. Recently, the Government has announced that fully vaccinated foreign tourists from “Green List” countries will be allowed to enter the Philippines, although the detailed implementing guidelines are yet to be issued. OMI management believes that, once this ban is lifted, foreign gamers will return to the Philippines at a robust pace. The Philippines enjoyed strong tourism growth prior to the COVID-19 pandemic and such growth is expected to resume as part of the post-COVID-19 recovery.

Despite the challenging effects of COVID-19 on the Philippine gaming market over the last two years, management expects a full recovery of the market to occur by mid-2023 or 2024. A combination of expected improvements in local employment as COVID-19 restrictions are eased, recovering average income, perception of safety, ease of access and pent-up demand for entertainment are expected to contribute to a quick recovery in local gaming demand. Meanwhile, factors such as tourist sentiment, spending for leisure activities, international travel policies and added travel requirements are expected to result in a relatively slower recovery in tourists. Nevertheless, the Company expects prioritized segments such as VIP Direct and Junket guests to benefit from assisted travel arrangements (such as priority access in airports) and recover at a higher pace. Furthermore, given Okada Manila’s large size and capacity, management does not expect social distancing and casino capacity constraints to have any material impact on operations at Okada Manila.

The Philippine gaming market presents one of the most attractive growth opportunities in Asia, underpinned by robust regional gaming growth, the establishment of Entertainment City in Manila Bay, favorable economic growth and demographic fundamentals of the Philippines, and a concerted government effort to boost international tourism and improve infrastructure. According to the Independent Consultant, based on an estimated $1.1 billion in GGR in Entertainment City alone for 2021, the Entertainment City gaming market is expected to increase at a CAGR of approximately 38.3% over the next four years, reaching $4.0 billion by 2025. Management of OMI believes that the Philippine domestic gaming market will continue to grow, supported by increasing GDP, increasing per capita income and OFW remittances, additional infrastructure developments underway in Metro Manila as well as an underserved sizeable local eligible gamer population. Management of OMI believes that gaming revenues generated from foreign players will likewise grow strongly, driven by increasing tourist arrivals and the marketing activities of the integrated tourism resorts such as Okada Manila.

Favorable gaming tax rate

The Philippines benefits from some of the most favorable gaming tax rates in Asia, as well as operational cost advantages compared with other gaming centers such as Macau and Singapore. Under the initial arrangements between PAGCOR and the existing licensees, the licensees are required to pay license fees as a percentage of casino revenues to PAGCOR “in lieu of national and local taxes”. In a 2016 case, the Philippine Supreme Court held that the gaming income of licensees, such as TRLEI, are exempt from corporate income tax on income derived from its registered gaming activities. The Philippine gaming tax regime, comprising 15% for VIP GGR, 25% for Mass Market GGR and an additional 2% foundation fee on non-junket table GGR, remains commercially competitive when compared to gaming tax rates within other major Asian gaming markets, such as Macau (39%), Singapore (12% for VIP GGR and 22% GGR), Malaysia (35%) and Vietnam (35%). While Singapore has slightly lower gaming tax rates, it also imposes a 17% corporate income tax, has implemented regulations that restrict the licensing of gaming promoters and has higher labor and other costs. Management of OMI believes that Okada Manila will continue to be able to leverage the Philippines’ lower gaming tax rates to further incentivize gaming promoters to encourage their clients to visit Okada Manila.

Prime location both within Asia and Metro Manila

Okada Manila is located in the Entertainment City area of Manila. The capital city of Manila is within a four hour flight from nearly all of the major population centers of South and North East Asia, making it ideally situated to take advantage of the growing demand for gaming in Asia. Okada Manila’s prime location provides a distinctive advantage over competing properties in Metro Manila. Entertainment City is located less than four kilometers from NAIA, the Philippines’ main international airport and is close to Chinatown, Binondo, Pasay City and Makati and public transport hubs, such as bus terminals and an MRT station. Okada Manila is located on a 34.5 hectare area (with approximately 11.7 hectares undeveloped) on the Manila Bay waterfront and is the first stop in Entertainment City off the NAIA Expressway from NAIA. Despite a reputation for bad traffic, travelers headed to Okada Manila from NAIA or Makati are less impacted due to the NAIA Expressway. Management of OMI also believes that Okada Manila’s easy access to public transportation is a key factor in driving local Mass Market visitation. Okada Manila is located less than three kilometers from the Mall of Asia, SM’s flagship commercial property. Due to its proximity, management of OMI believes Okada Manila captures a portion of the foot traffic generated by Mall of Asia.

Similar to Macau’s Cotai Strip where the various competing players create a “cluster” or a centralized gaming and entertainment center, management of OMI believes that Okada Manila will continue to benefit from the critical mass within Entertainment City and the surrounding area resulting from the presence of integrated resort developments by Bloomberry Resorts and Hotels Incorporated (Solaire Resorts & Casino) and Melco Resorts & Entertainment Limited (City of Dreams Manila).

Well positioned to take advantage of the high-quality workforce and low labor costs in the Philippines

The Philippines has a well-educated workforce and one of largest English speaking populations in the world. The Philippines has an adult literacy rate of over 90%, which is higher than most of its neighboring Asian countries. Management of OMI believes that the country’s large English language educated population and service-oriented work force provides a deep domestic talent pool that enables the development of a skilled and motivated team of employees. To benefit from this abundance of available labor, OMI’s strategy continues to be to develop an international standard training syllabus to ensure its team members deliver an enjoyable and tailored experience when customers visit Okada Manila.

According to the World Bank, GDP per person employed in the Philippines is low at $20,630, compared to $31,416 in China, $31,676 in Thailand, $56,361 in Malaysia and $160,594 in Singapore for 2020. Staffing costs, often the highest cost to a casino resort’s operations after gaming tax, are significantly lower than that of competitive jurisdictions. In order to promote and encourage development of local talent, the Provisional License requires 95% of the resort’s workforce to be Filipino. Management of OMI believes OMI has ample scope for bringing in additional experienced expatriate executives and managers to operate the property at the highest of international standards.

Impact of COVID-19

COVID-19, an infectious disease that was first reported to have been transmitted to humans in late 2019, has spread globally over the course of 2020, and in March 2020 it was declared as a pandemic by the World Health Organization. As of the date of this registration statement, there have been over 267 million confirmed cases worldwide according to the World Health Organization and over 2.8 million confirmed cases in the Philippines according to the Department of Health of the Philippines. Countries have taken measures in varying degrees to contain the spread, including social distancing measures, community quarantine, suspension of operations of nonessential businesses and travel restrictions.

The Philippine government issued a series of directives and social distancing measures as part of its efforts to contain the outbreak in the Philippines. On March 16, 2020, Presidential Proclamation No. 929 was issued, declaring a State of Calamity throughout the Philippines for a period of six months and an ECQ was imposed on the island of Luzon, including Metro Manila. Initially, the ECQ was set to end by April 12, 2020 but was subsequently extended for two-week periods until May 15, 2020 (the period from March 16, 2020 through May 15, 2020, the “ECQ period”). Under the ECQ guidelines, restrictions on movement outside of people’s residences were set in place (ranging from stay-at-home orders to total lockdowns), mass transport facilities were suspended, schools were closed and alternative work arrangements were implemented. The COVID-19 pandemic affected most daily activities and forced many businesses to suspend operations or shut down for the duration of the ECQ. Only essential businesses such as plants involved in manufacturing and processing basic food products, medicine, medical devices/equipment and essential products such as hygiene products, and delivery services transporting food, medicine and essential goods, as well as essential sectors such as hospitals, power and water utilities were allowed to operate, subject to certain conditions and limitations on operating capacity.

After the ECQ was lifted in certain areas, a modified ECQ (“MECQ”), GCQ or modified GCQ (“MGCQ”) was implemented. On June 1, 2020, Metro Manila was placed under GCQ, which allowed certain sectors, including agriculture, food manufacturing and all supply chains, packaging and raw materials, supermarkets and logistics, among others, to resume full operations. The graduated lockdown schemes from ECQ, MECQ, GCQ, and MGCQ impose varying degrees of restrictions on travel and business operations. The Philippine government continues to calibrate the imposition of lockdown or community quarantine measures across the country depending on the situation in specific localities. Following a surge of COVID-19 cases in Metro Manila and surrounding provinces, the region was again placed under ECQ again from March 29, 2021 until April 11, 2021 and was eased to MECQ from April 12, 2021 until May 14, 2021. Thereafter, government eased the community quarantine measures in Metro Manila and surrounding provinces to GCQ with heightened restrictions until June 15, 2021. Metro Manila was then placed under GCQ with some restrictions from June 16, 2021 to July 15, 2021, and thereafter to GCQ from July 16, 2021 until end of July 2021. Following the confirmation of the Department of Health on July 22, 2021 of the local transmission of the COVID-19 Delta variant, the Government reimposed stricter quarantine restrictions in Metro Manila and other provinces to GCQ with heightened restrictions from July 23, 2021 to July 31, 2021. Under GCQ with heightened restrictions, only essential travel is allowed. Subsequently and amid the threat of the more infectious COVID-19 Delta variant, Metro Manila was placed under ECQ for a third time from August 6, 2021 to August 20, 2021 which has been eased to MECQ starting August 21, 2021 until September 7, 2021. On August 26, 2021, the Department of Interior and Local Government of the Philippines announced that the Government will phase out the large-scale community quarantine measures and replace the same with granular lockdowns. While the Government had initially intended to implement pilot testing of granular lockdowns in Metro Manila commencing on September 8, 2021 to September 30, 2021, the Government announced on September 7, 2021 that Metro Manila will remain under MECQ until September 15, 2021. The Government subsequently placed Metro Manila under Alert Level 4 through October 15, 2021, Alert Level 3 from October 16, 2021 to November 4, 2021 and Alert Level 2 from November 5, 2021 through December 15, 2021.

In the wake of the declaration of COVID-19 as a global pandemic, PAGCOR directed casinos to “temporarily cease gaming operations” from March 15, 2020 to until the ECQ was lifted. In June 2020, Okada Manila was permitted to resume gaming operations on a “dry/trial run” and opened its casino to junket operators and selected patrons. In August 2020, the gaming operations started accepting carded patrons subject to compliance with the 30% venue capacity required by the IATF. Further expansion of gaming operations was implemented in subsequent months, pursuant to PAGCOR’s directives and IATF’s restrictions on physical distancing and hygiene protocols which are being strictly observed to date. In March to May 2021, and in August to early September 2021, certain restrictions on gaming operations were re-imposed, which were then gradually relaxed starting mid-September 2021. The measures imposed have adversely affected OMI’s operations and resulted in losses to OMI, especially during the shutdown.

To ensure stringent safety measures, OMI put in place certain operational controls such as stricter hygiene protocols, physical distancing, temperature scanning and quarantine of individuals exhibiting symptoms of the illness to reduce the contagion effects of COVID-19. Furthermore, regular disinfection and daily decontamination are being performed with Okada Manila’s premises.

Recent Developments

On December 10, 2021, OMI submitted a response to a request for information (“RFI”) by the New York State Gaming Commission (“NYSGC”), indicating OMI’s interest in obtaining approval for a gaming license for a potential project in the New York City metropolitan region. Based on OMI’s current understanding of the licensing process, the NYSGC will issue a request for proposal in the second half of 2022 based on feedback received in the RFI process and will only award any licenses in 2023. Construction for projects, if any, would commence 12 months later in 2024.

OMI may also consider other opportunities that arise from time to time, including in relation to potential legalization of casino gaming in the future by Japan.

Corporate Structure Charts

Prior to the Reorganization, the corporate structure for OMI is as follows:

After giving effect to the Reorganization (and subject to receipt of approvals — see “Risk Factors — Risks Related to the Reorganization”), the corporate structure for OMI is as follows:

Operations

Okada Manila is an integrated gaming, entertainment, leisure and hospitality resort located in the Entertainment City area of Parañaque City, Metro Manila. As of September 30, 2021, Okada Manila comprises the largest casino floor in the Philippines, with 407 gaming tables installed and 2,539 EGMs installed, one of the world’s largest dancing water fountains, one of South East Asia’s largest night clubs and beach clubs, inventory of 732 hotel rooms, 18 self-operated F&B outlets and 26 retail shops. As of September 30, 2021, Okada Manila had 5,576 full-time employees.

The following site map presents the layout of Okada Manila.

As of September 30, 2021
Aggregate gaming area (sq.m.)	34,950
Gaming units installed:
VIP tables	167
Mass Market tables	240
EGMs	2,539
Inventory of hotel rooms	732
Total retail space (sq.m.)	9,594
Number of shops/outlets/kiosks	26
Number of self-operated food & beverage outlets	18
Parking spaces installed	2,645

The following tables set out summary data on the operations at Okada Manila.

	For the year ended December 31,		For the nine months ended September 30,
	2019	2020	2021
Gaming statistics:
VIP rolling chip (in millions)	PHP 607,713	PHP 220,662	PHP 194,138	$3,810
Mass Market table drop (in millions)	PHP 19,675	PHP 11,243	PHP 8,954	$176
EGM handle (in millions)	PHP 159,868	PHP 65,851	PHP 59,859	$1,175
Hotel statistics:
Average daily room rate	PHP 9,780	PHP 8,532	PHP 7,762	$152
Average occupancy percentage (%)	98.1%	83.0%	69.9%	69.9%
Revenue per available room	PHP 9,590	PHP 7,082	PHP 5,429	$107
Retail mall leasing statistics:
Occupancy percentage	37%	35%	33%	33%

Casino and Gaming

The Okada Manila gaming facility is situated over an aggregate area of 34,950 sq.m., making it the largest casino floor in the Philippines. Okada Manila’s gaming area includes 407 gaming tables installed, with games such as baccarat, blackjack, pontoon, roulette and craps. Okada Manila also features 2,539 EGMs installed. Its maximum regulatory capacity based on current stage of development is 599 tables and 4,263 EGMs, which is expected to increase to 974 tables and 6,890 EGMs, respectively, upon completion of construction. These figures are further subject to an adjustment based on a gaming area cap of maximum 7.5% of total gross floor area. While adjusted gaming table capacity and adjusted gaming machine capacity are currently set at 910 tables and 6,168 EGMs, respectively, Okada Manila may request PAGCOR to increase adjusted gaming table capacity to up to 974 by reducing some of its adjusted gaming machine capacity and vice versa. Okada Manila offers dedicated VIP junket rooms for leading junket operators.

The gaming facility includes both VIP and Mass Market gaming areas. The VIP area comprises VIP Direct and Junket areas that offer a high end and private gaming experience to customers. As of September 30, 2021, there were 167 VIP tables and 240 Mass Market tables installed.

The table below presents a key operating summary of Okada Manila’s casino and gaming facilities.

	For the years ended December 31,		For the nine months ended September 30,
	2019	2020	2020	2021
Gaming units installed (as of the period end)
VIP tables	180	176	167	167
Mass Market tables	229	257	259	240
EGMs	2,591	2,547	2,545	2,539
Total volume (PHP millions)
VIP rolling chip volume	607,713	220,662	175,340	194,318
Mass Market table drop	43,419	11,243	8,465	8,954
EGM handle	159,868	65,851	44,215	59,857
Hold (%)
VIP tables	3.1%	3.7%	3.7%	3.0%
Mass Market tables	24.5%	26.7%	26.5%	27.7%
EGMs	6.4%	6.2%	6.2%	6.0%
GGR (PHP millions)
VIP tables	19,024	8,266	6,482	5,850
Mass Market tables	10,640	3,001	2,246	2,477
EGMs	10,295	4,058	2,732	3,580

Hotel

The hotel within Okada Manila comprises an aggregate inventory of 732 hotel rooms and suites as of September 30, 2021, with the remaining rooms to be completed in 2022, bringing the total to 993 available rooms and suites. The hotel is designed to primarily cater to the high-end market segment. It has a gross floor area of 125,237 sq.m. across 12 floors and is located above the main gaming facility. Upon full completion, the hotel will offer a wide range of suites from 55 sq.m. to 1,400 sq.m. villas. The hotel also includes an exclusive spa and wellness center, two state-of-the-art gym and swimming pool facilities for the use of hotel guests. Personal butler service is available in all two-bedroom suites and above. All hotel standards follow the Forbes Travel Guide five star international rating. Tower A of the hotel and the facade of Tower B were both completed in 2019. The remaining rooms of Tower B are expected to be completed in 2022.

The table below presents a key operating summary of the hotel.

	For the year ended December 31,		For the nine months ended September 30,
	2019	2020	2020	2021
Average rooms inventory	680	732	726	732
Average daily room rate (PHP)	9,780	8,532	8,535	7,762
Average occupancy rate (%)	98.1%	83.0%	90.9%	69.9%
Revenue per available room (“RevPAR”) (PHP)	9,590	7,082	7,755	5,429

Entertainment

Okada Manila features one of South East Asia’s largest night clubs and indoor beach clubs, Cove Manila. Opened to the public in December 2017, Cove Manila features over 9,000 sq.m. of entertainment space that can accommodate up to 4,000 guests with the latest audio and video facilities. Cove Manila features a large dance club as well as the Philippines’ only indoor hotel swimming pool with an ultra violet protected dome and private cabanas.

As a result of the COVID-19 pandemic, management has not been able to operate Cove Manila as a night club due to social distancing restrictions, among others. Nevertheless, Cove Manila has remained a popular venue for corporate events, private functions and as a resort pool. Management of OMI believes that Cove Manila’s popularity has helped build the overall brand image of the property.

The following image is Cove Manila.

In addition, Okada Manila also features Okada Lounge, a sports bar, a children’s entertainment facility named Play, and the Retreat Spa. Okada Manila is also home to one of the world’s largest dancing water fountains that features water shows, as shown in the image below.

Meetings, Incentives, Conventions and Exhibitions

Okada Manila has a meetings, incentives, conventions and exhibitions (“MICE”) space that covers more than 4,500 sq.m. The property features 3 ballrooms, 18 meeting rooms and 2 boardrooms ranging in size from 44 sq.m. to 1,649 sq.m. The ballrooms and meeting rooms are among the most technologically advanced in the Philippines. Okada Manila can accommodate all types of events from 10 person intimate meetings to 2,500 person conventions. Management of OMI believes that once OMI increases the availability of available hotel rooms and COVID-19 restrictions have been eased, it will be able to significantly increase its MICE operations.

Retail

The retail space in Okada Manila occupies approximately 9,594 sq.m. of gross leasable area across two levels. The space is currently occupied by 26 retail outlets, including Lucerne, Pandora, Jo Malone, Lukfook, Avene, Moressi, Digital Walker, Starbucks, Jollibee, Mary Grace Café, Lawson and 7 Eleven, among others. The retail space is managed in-house by OMI’s dedicated retail team.

The table below presents a key operating summary of the retail at Okada Manila.

	As at or for the year ended December 31,		As at or for the nine months ended September 30,
	2019	2020	2020	2021
Total retail space (sq.m.)	10,574	9,498	9,498	9,594
Number of outlets	50	32	35	26
Average occupancy (%)	37.0%	35.2%	35.2%	33.2%
Rental per sq.m. per month (in PHP)	2,941	457	12	128

Food & Beverage

Okada Manila features multiple dining options to cater to the broad array of customer tastes. Fine-dining options include a range of culinary cuisines from international chefs, such as Okada Dining, Kappou Imamura, and Yu Lei. Casual dining options include Enbu, La Piazza, Goryeo, Medley and Red Spice. Fast food options include Kiapo and Players Kitchen which is operated by third parties.

The table below presents a key operating summary of the self-operated food & beverage outlets at Okada Manila.

	As at or for the years ended December 31,		As at or for the nine months ended September 30,
	2019	2020	2020	2021
Total food & beverage space (sq.m.)	15,762	15,762	15,762	15,762
Number of outlets	18	18	18	18
Average number of covers	1,426,038	407,185	276,903	473,155

When including third party-operated food & beverage outlets, Okada Manila has approximately 25 dining options in total.

Online Gaming

In April 2021, Okada Manila became one of the first properties within Entertainment City to obtain an approval from PAGCOR to offer online gaming for players within the Philippines. This is sometimes informally referred to as Philippine Inland Gaming Operator (“PIGO”) operations. The approval would allow Okada Manila to offer to registered members of its Rewards Circle program within the Philippines the ability to play remotely at its onsite table games and slot machines. As of the date of this registration statement, Okada Manila has not commenced its online gaming operations, and management expects to commence such operations in 2022. According to the Independent Consultant, online gaming is a flourishing industry in the Philippines, with government revenues from Philippine Offshore Gaming Operators (“POGO”) showing exponential growth in 2020 as compared to previous years and near term growth anticipated to continue at similar levels. Online gaming has been gaining traction among Filipinos, especially among the younger generations, boding well for sustainable growth in the future. Furthermore, improving internet infrastructure in the country is expected to enhance the online gaming experience for domestic players and pave the way for future market growth. OMI management believes that government support of online gaming, including the legalization of PIGO in 2020, could result in similar success as the land based gaming industry. The online gaming approval allows Okada Manila to tap into the underserved domestic demand and grow together with the market in future years. For the avoidance of doubt, the license obtained by Okada Manila does not allow for any online gaming operations outside of the Philippines.

Marketing and Sales

OMI has developed a sales and marketing program for Okada Manila. The sales teams are responsible for sales revenues and new customer acquisition. The marketing teams are responsible for product bundling/

packaging, customer relation management and marketing campaigns, as well as advertising, promotions, events, product pricing and market research and surveys. The business development teams are responsible for direct-relationship marketing and other promotional efforts tailored to the VIP segment.

OMI has tailored marketing plans for each of the Mass Market segment and the VIP segment at Okada Manila. For all marketing efforts, OMI uses a comprehensive membership management and customer database system. In addition, OMI advertises through various media outlets to promote general market awareness of Okada Manila as a leading entertainment, leisure and hospitality resort destination in the Philippines.

Okada Manila has a VIP and Mass Market business development team focused on expanding its gaming business. The business development team leverages upon their extensive client relationships within the Philippines and throughout Asia to drive business to Okada Manila. The in-house host services are managed through the VIP services desk at Okada Manila to ensure full customer satisfaction during their stay. OMI also utilizes call-center facilities for out-bound telemarketing.

Targeted promotions

OMI utilizes targeted marketing strategies to reach potential customer segments. OMI aims to provide convenient and continuous promotions, tournaments and entertainment events to attract and drive new customer traffic to the resort.

To increase net sales from existing gaming patrons and attract new gaming patrons, OMI offers regular raffles, direct offer giveaways and various other promotions.

OMI also hosts different types of entertainment events and exclusive functions designed to attract and retain Mass Market customers and VIP patrons to Okada Manila, including parties at peak period times or during special occasions. OMI targets various market segments with customer-specific events designed to cater to the customers’ needs and expectations, with the objective of cultivating repeat customer visitation and developing long-term customer relationships. OMI issues invitations by conducting direct mail, SMS messaging and e-mail campaigns, as well as by placing personal phone calls and making personal visits to select customers.

Advertising

OMI utilizes local, regional and international media to market Okada Manila to a wide demographic across several market segments. OMI employs both internal (on-property TV and digital channels) as well as external (TV, radio, print, out-of-home and online) platforms to ensure maximum exposure for its campaigns and promotions. OMI makes use of paid media, earned media (public relations) and owned media (social media and website). OMI is supported by a dedicated branding team that conceptualizes, develops and executes thematic and tactical campaigns and publicity efforts. This includes creative executions, as well as press releases or conferences relating to Okada Manila’s continued development and operations. Members of the media and public relations team specialize in communicating with the media on matters that are of public interest and work to ensure that accurate and timely messages are communicated to the public on matters which are important for Okada Manila’s brand image.

Due to the impact of COVID-19, OMI has engaged in very limited advertising activity since the beginning of 2020. OMI plans to significantly increase its domestic and overseas advertising once travelling and other restrictions related to COVID-19 are relaxed, including in key markets such as Japan, which management of OMI believes is a market with large pool of potential customers since Okada Manila is the only Japanese majority-owned and operated casino in the world.

Branding

Through research and analytics, OMI monitors the Okada Manila brand’s health whether in the context of the overall property or within the space of a specific category of service and offer. Regular research, social media listening, and collaboration with external review aggregators helps the team in finding out if OMI is able to deliver exceptional service and exceed consumer expectations, but at the same time also discover areas that may need immediate attention or long-term strategies towards improvement. OMI’s dedicated branding department is responsible for building Okada Manila’s brand image and monitoring the health of its brand equity. This is accomplished through a wide range of initiatives, including publishing content internally (guest rooms, digital screens and kiosks on the property) and externally (website, social media and other mobile applications).

Loyalty program and membership

Okada Manila’s loyalty program, the Reward Circle, allows members to accumulate points eligible for redemption at Okada Manila. In addition, differentiated membership privileges will be offered to patrons based on gaming activity.

Indirect sales through gaming promoters

To promote its premium business and VIP rooms, OMI engages gaming promoters with specialized knowledge of the regional gaming market and operations, experience in the logistics of sourcing and attracting VIP patrons and extensive customer relations networks. Gaming promoters are independent third parties that include both individuals and corporate entities. See “Risk Factors — Risks Related to OMI’s Business and Operations — There is no assurance that the independent gaming promoters that OMI engages will continue operations.”

Gaming promoters can participate in various rebate programs offered by OMI and can be rewarded either via commission, revenue share or based on rolling chip volume.

Indirect sales through travel and tour operators

Okada Manila has implemented a program in coordination with certain travel and tour operators for foreign and domestic tourists to visit Okada Manila. Under these arrangements, the travel and tour operators organize group travel packages with corresponding discount rates on airfare, accommodation and other costs. As compensation, OMI pays such travel and tour operators commissions based on foot traffic and/or sales they bring to Okada Manila, according to the terms and conditions of each particular arrangement.

Gaming Patrons

Okada Manila’s gaming patrons include VIP Direct and Junket patrons and Mass Market players (including both general and Premium Mass players).

VIP

Okada Manila’s VIP patrons are those gaming patrons who play on a rolling chip program through junket operations or as individual high rollers playing in cash or on a rolling chip program. VIP patrons typically play in Okada Manila’s VIP areas where higher limit gaming options are available. VIP patrons who play through junket operations are sourced from gaming promoters in the Philippines or across other parts of Asia.

VIP patrons may be entitled to commissions (in the form of rebates on chip purchases) and incentives, including complimentary suite accommodations, limousine and private jet transfers. OMI may selectively extend credit to overseas VIP players. The decision to extend such credit is based on the recommendation of Okada Manila’s international marketing department. Prior to granting such credit, Okada Manila’s credit department will conduct a thorough background check on the player. If a player requesting credit is on any “banned / excluded” list the application is denied.

Credit to local players can be granted via a check cashing facility. The same process is conducted by the credit department. However the player must provide a personal check drawn on a local bank each time the credit is drawn.

All types of credit can only be drawn down via non-negotiable chips to play on a gaming table or non-cashable slot credits. Credit cannot be taken as cash.

Mass Market

Okada Manila’s Mass Market comprises the largest percentage of all gaming guests to the property. The Mass Market players demographic are generally those that play table games and EGMs of lower limits than Premium Mass players and VIP players. Of the Mass Market players, Okada Manila will develop and customize relationships with those deemed to be “High Value” players who are offered specific benefits based on their levels of play.

Okada Manila’s Premium Mass customers are those that play wager minimum bets between those of general Mass Market customers and VIP patrons.

Suppliers

OMI currently depends on its suppliers to provide products and services to Okada Manila such as EGMs, security and surveillance systems, retail goods, other gaming equipment and accessories (including playing cards, chips and plaques), and construction, engineering, marketing, advertising and consulting services. In 2019, 2020 and for the nine months ended September 30, 2021, Okada Manila’s five largest suppliers (excluding contractors) accounted for approximately 22%, 51% and 43% of total product and services purchased, respectively. Okada Manila does not believe that the prices of its suppliers are volatile.

Competition

As an integrated tourism resort designed, planned and developed according to world-class industry standards, Okada Manila believes its main competitors are integrated tourism resorts and casinos located domestically in the Philippines, as well as in other major gaming and leisure centers in the Asia Pacific region.

The Philippine gaming market consists of privately-owned hotel casinos, large scale integrated casino resorts and gaming facilities operated by PAGCOR. The first large scale integrated casino resort in Entertainment City, Solaire Resort & Casino, opened in 2013, followed by the opening of City of Dreams Manila in December 2014 and Okada Manila in December 2016. A fourth integrated resort, as part of the Westside City Project development, is currently under construction within Entertainment City. Originally expected to open in 2018, the opening of Westside City integrated resort has been delayed to 2024.

Apart from Entertainment City, Metro Manila also contains Resorts World Manila, which opened in 2009. Outside of Entertainment City and Metro Manila, PAGCOR has licensed private casino operators in various areas across the Philippines, including six in Clark Special Economic Zone, one in Poro Point, La Union, and one in Binangonan, Rizal. Additionally, PAGCOR manages 28 casinos located across the country. In addition to its managed and licensed casinos, PAGCOR operates members-only VIP slot clubs and slot arcades across the country branded as PAGCOR Clubs with approximately 9 locations, as well as internet gaming sites.

With respect to international competitors, Okada Manila competes for domestic and foreign customers with gaming operations in established foreign gaming destinations in the Asia Pacific region. In particular with respect to VIP patrons, Okada Manila competes primarily with Macau, Singapore, Malaysia and Australia for direct customers or customers of gaming promoters.

In terms of its hotel business, Okada Manila competes domestically with both Philippine and foreign-owned hotels and resorts.

Employees

Since the onset of the COVID-19 pandemic, we have significantly reduced our headcount in an effort to reduce costs. See “— Impact of COVID-19”. We expect to hire a limited number of employees for operations once restrictions related to the COVID-19 pandemic are relaxed and business volumes return to pre COVID-19 pandemic levels.

As of September 30, 2021, Okada Manila had 5,576 full-time employees. These employees are employed by TRLEI, and temporary employees are hired on an as-needed basis. Most of Okada Manila’s workforce has been recruited from the Philippines but Okada Manila also employs experienced casino or gaming staff recruited from outside of the Philippines. Okada Manila’s casino and gaming workforce undergo an in-house training program. The following table sets out the number of employees as of the date indicated:

	As of December 31, 2019	As of December 31, 2020	As of September 30, 2021
Management and Administrative	651	503	455
Gaming	3,388	2,499	2,448
Hotel	1,010	847	783
Food & Beverage	1,149	1,050	1,008
Property Operations	1,346	944	853
Corporate Marketing Communications	38	28	29

Total	7,582	5,871	5,576

As of the date of this registration statement, there is no existing collective bargaining agreement between TRLEI and any of its employees. For supervisory employees of TRLEI, the labor union called “Obrero Pilipino Tiger Resort Chapter” has been certified as their exclusive bargaining agent, and a collective bargaining agreement has been negotiated but remains pending ratification by a majority of the bargaining unit. In addition, efforts to unionize rank-and-file employees are ongoing. However, legal proceedings relating to such unionization are ongoing and the union representing rank-and-file employees remains to be determined by the Philippine Department of Labor and Employment. See “Risk Factors — Risks Relating to OMI — Ongoing unionization efforts may affect OMI’s cost structure.” Okada Manila has not experienced any disruptive labor disputes, strikes or threats of strikes, and management believes that Okada Manila’s relationship with its employees in general is satisfactory.

Okada Manila complies with minimum compensation and benefits standards as well as all other applicable labor and employment regulations. In accordance with Philippine retirement pay law under R.A. No. 7641, Okada Manila also provides estimated minimum retirement benefits. Okada Manila has in place internal control systems and risk management procedures, primarily overseen by its human resources and legal department, to monitor its continued compliance with labor, employment and other applicable regulations.

Gaming Operations

Security, Safety and Surveillance

The security of Okada Manila’s gaming operations and the safety of its clients and employees are of the utmost importance. Okada Manila employs a security team whose primary responsibilities are to ensure the safety of the casino and gaming areas, including the employees, visitors, gaming floors, cage and count room facilities. In addition, Okada Manila’s security team is in charge of guarding and protecting Okada Manila’s premises and properties against theft, vandalism and other criminal and unlawful activities as well as transporting cash and chips within the casino and gaming areas. All members of Okada Manila’s security team are carefully screened and selected, and trained in enforcement, crisis management, communications and client service.

Okada Manila’s casino and gaming areas are divided into different security patrol sections. Each patrol section consists of a specified area of the gaming floor and generally includes several gaming tables, cash counters and slot machines. Okada Manila generally assigns at least one security officer to each cash counter and private casino VIP room, and typically positions several security officers in key areas of the gaming floor, such as at the entrances and exits of the casino and gaming areas as well as near the casino cages.

Okada Manila uses a sophisticated electronic surveillance system consisting of moving closed circuit television cameras to monitor and record all activities in the casino and gaming areas. Okada Manila’s surveillance system is designed to assist the security team in maintaining the highest levels of client and employee security in the casino and gaming areas.

Okada Manila has also taken steps to ensure its customers’ safety in the event of natural disasters such as floods, typhoons, earthquakes, power outages and other events, including a fire safety unit and crisis management teams.

OMI is further committed to the safety and security of its patrons through its programs which promote responsible gaming. OMI’s employees are trained to recognize and react when a patron is believed to have a gambling problem, and to provide assistance such as information pamphlets. Patrons may also place their name on a self-exclusion list, prohibiting Okada Manila from allowing them to enter the casino and authorizing Okada Manila to require them to leave the resort should they return.

Gaming Floor Operations

Okada Manila’s gaming floor is segregated into multiple areas designed to cater to various demographics of gaming patrons. Each gaming area consists of pods of tables or pits that are positioned so that players have maximum exposure to all available gaming tables and ease of movement throughout the floor. All pits are equipped with the necessary paraphernalia needed to facilitate gaming operations, including playing cards, shoes and table management system. As of September 30, 2021, Okada Manila had approximately 2,448 employees working in its gaming division.

Junket Operators

Prior to the COVID-19 pandemic, junket operators were responsible for a significant amount of Okada Manila’s casino play. Junket operators have historically played a critical role in the Asian gaming market and are a critical component of our casino business. Junket operators introduce VIP clients to Okada Manila and typically assist those clients with their travel and entertainment arrangements. In exchange for their services, we pay junket operators a commission that is a fixed percentage of either the gross gaming win or the rolling chip volume generated by their clients at Okada Manila. In addition, junket operators may receive a complimentary allowance based on their productivity. Junket operators are required to generate certain amounts of revenue. If a junket operator fails to generate the required amounts of revenue, it would typically be given a warning, and in some cases tables allocated to such junket operator may be reallocated to maximize the tables’ utility. OMI believes that the revenue-based commission structure reduces the volatility of its earnings.

Furthermore, with respect to junket operators receiving commission based on gross gaming win, OMI is not obligated to pay commissions to such junket operators in the event the junket operators’ players do not generate any gross gaming win during any monthly period. In addition, junket contracts generally provide that if the aggregate gaming activity attributable to a given junket operator results in a loss during a month, the junket operator is obligated to pay OMI a fixed percentage of such loss in cash prior to commencing operations for the next month, unless OMI determines in its sole discretion to carry such amounts forward.

OMI’s gaming compliance team conducts extensive background checks on each junket operator and engages in periodic reviews of the junket operators.

Junket operators are permitted to extend credit to their clients to use while playing in Okada Manila. Okada Manila is not involved in these credit arrangements between the junket operators and their clients, and does not assume credit risk with respect to such extensions of credit. The extension of credit by junket operators to clients is an important function of the junket operators, as it helps Okada Manila minimize credit risk caused by the lack of reliable credit databases on the basis of which to perform accurate credit check or asset verifications on Okada Manila’s patrons. The use of junket operators in this way also reduces Okada Manila’s exposure to credit risk associated with patrons who reside in jurisdictions where gaming related debts are not legally enforceable or where the enforcement of such debts is burdensome.

See “Risk Factors — Risks Related to OMI’s Business and Operations — There is no assurance that the independent gaming promoters that OMI engages will continue operations.”

Quality Assurance, Internal Controls and Government Oversight

Okada Manila employs internal controls, in-house training and procedures designed with a view to ensure that gaming and other operations at Okada Manila are conducted in a professional manner and in compliance with Philippine’s gaming regulations and provisions against money laundering and other applicable laws. Furthermore, Okada Manila is subject to on-site government oversight by PAGCOR.

Training

Okada Manila has an in-house gaming training and development unit which is charged with ensuring adequate training for employees. Training includes induction programs designed to introduce new and experienced gaming personnel to Okada Manila’s gaming operations, as well as continuous development and career development programs. With respect to gaming operations, training modules are designed to improve the technical proficiency of gaming personnel in operating and overseeing the various games on the casino floor, as well as to ensure employees are conducting themselves in a professional manner in compliance with all applicable laws and in line with OMI’s internal controls.

Internal Controls on Gaming Operations

Okada Manila’s gaming operations are subject to risk of loss resulting from employee or client dishonesty or fraud by Okada Manila’s gaming promoters. Minimizing these risks requires the development of procedures that can control the authorization, accountability and safekeeping of gaming chips, cash and gaming equipment. Accordingly, Okada Manila takes numerous preventative and mitigating measures for the handling of chips, cash and gaming equipment to prevent, detect and deter the use of counterfeit chips, playing cards and currency as well as other fraudulent activities within the casino and gaming areas. These measures include:

•	Video surveillance;

•	Employee training;

•	Regular rotation of dealer, gaming supervisors and cash counter cashiers;

•	RFID supported gaming chips;

•	Computer supported security systems; and

•	Reconciliation and balancing.

Access to all sensitive areas such as count rooms, cage, electronic storage rooms, cashiers and accounting offices is safeguarded with the use of physical access controls, including staff identification cards, passwords, keys, double-layered doors and security guards.

Internal Control Measures Relating to Chips and Cards

All gaming activities at Okada Manila’s table games are conducted exclusively through the use of gaming chips or plaques. All players are required to purchase gaming chips prior to gaming and the total amount of chips purchased is monitored and recorded by Okada Manila’s table games and cage staff.

Okada Manila uses plastic-compound, high-quality, injection-molded chips with embedded RFID technology as authentication features. The placement and the type of authentication markings in different series of chips are different. Each series of chips has different denominations and the appearance of each denomination is also different. These chips allow Okada Manila to both protect gaming integrity and monitor drop, and revenue. Okada Manila has also implemented various measures to prevent the use of counterfeit chips, including:

•	Inventory checks at the end of each shift to verify receipts and issues of chips from the inventory room; and

•	Storage of chips not in use in secure locations.

Okada Manila employs stringent internal control measures on the creation, issuance and redemption of chips, including the following measures:

•	PAGCOR governs the issuance of new chips. Before purchasing any new chips, Okada Manila must submit to PAGCOR the design of the new chips and plaques prior to production;

•	Chips that are not yet in circulation are stored in secure locations;

•	Electronic security systems and surveillance cameras have been installed in all sensitive cash and chip handling areas; and

•

Okada Manila representatives have inspected the facilities that manufacture gaming chips for use at Okada Manila as well as the facilities that produce the playing cards used at Okada Manila to ensure that strict security standards and controls are in place. Where appropriate, Okada Manila has required that the manufacturer’s meet specific security requirements to ensure the integrity of the products.

Okada Manila has established elaborate recording and control systems with respect to the chips in inventory and in circulation. It maintains inventory accounts for gaming chips and informs PAGCOR of Okada Manila’s inventory of chips. Okada Manila periodically inspects its chips and retires chips which are worn or damaged. It also informs PAGCOR before destroying issued chips or taking chips permanently out of circulation. Destruction of gaming chips is conducted under tightly controlled and fully accountable conditions. Similarly, destruction of used playing cards is also conducted under tightly controlled and fully accountable conditions.

Okada Manila utilizes special technologies to prevent and detect potential fraudulent and counterfeiting activities in its casino and gaming areas. These methods include the use of electronic equipment, infra-red readers, money note scanners and a 24-hour closed circuit television surveillance system. All gaming equipment inventory is also under 24-hour closed circuit television surveillance. Okada Manila has installed scanning technology on its currency sorters in the soft count room and main cage that facilitates detection of counterfeit currency notes.

Anti-Money Laundering

The terms of OMI’s Provisional License agreement and relevant laws and regulations impose strict obligations upon Okada Manila and by extension, OMI with respect to AML protections. In 2017, casinos in the Philippines became subject to national AML laws. Even before the implementation of the national laws, OMI had developed a comprehensive AML policy and related procedures for OMI’s financial closing and reporting process; the procedures cover accounts preparation, recording, reconciliations and reporting. OMI’s AML policy is based on global best practices and was developed by personnel with significant international experience from leading global gaming markets such as Macau and Australia. An AML Compliance Officer, appointed by the Board of Directors, oversees AML policy implementation in Okada Manila.

Okada Manila uses casino management systems for covered and suspicious transaction reporting to the AMLC. OMI’s cage, gaming operations and casino marketing staff are trained to identify and to follow correct procedures in relation to high value and suspicious transactions. In addition, all of OMI’s employees receive and are required to acknowledge receipt of OMI’s code of business conduct and ethics, and are provided with access to its AML policy and training modules. Okada Manila also monitors transactions from OMI’s gaming promoters with respect to transactions between OMI’s gaming promoters and their clients. Furthermore, OMI performs probity check on all the gaming operators before engaging them, and maintains a record to capture information on gaming promoters, including matters such as ownership, business structure and programs enrolled.

Government Oversight

The activities and operation of Okada Manila are closely monitored by PAGCOR. PAGCOR maintains an office inside Okada Manila where inspectors are stationed 24 hours a day. OMI’s management is in continuous close contact with PAGCOR regarding compliance with its gaming concession and all applicable Philippine gaming laws. Inspectors from PAGCOR are involved in inspecting and monitoring key processes, such as the movement of gaming equipment (e.g., EGMs, gaming tables, etc.), issuance of chips, table fills and credits, drop box collections and the counting of cash and chips, on a daily basis. Weekly revenues from slot machines and daily revenues from table games are verified by PAGCOR. OMI’s dealers, gaming supervisors, other senior gaming operations managers, cashiers and also security and surveillance personnel are subject to a rotation plan. Monthly and quarterly financial reports are prepared by OMI’s accounting department and reviewed by OMI’s management. OMI is also required to provide periodic reports to PAGCOR that include, but are not limited to:

•	Semi-annual financial statements and debt-to-equity ratio;

•	Monthly reporting of lists of fixed assets; and

•	Monthly reporting of gaming tax payment schedules.

Real Property

As of September 30, 2021, the land occupied by TRLEI under lease with Eagle I Landholdings Inc. has a total lot area of 311,491 sq.m. and comprises seven tracts of land. Two of these tracts, with a total area of 194,025 sq.m., are developed and being used as the location for Okada Manila’s casino/hotel complex and its central Generation Plant. The rest are undeveloped. In addition, and as part of the lease, TRLEI is also given by Eagle I Landholdings Inc. the right to use and manage certain road lots and open spaces with a total area of 69,425 sq.m.

The gross floor area of currently completed and planned structures is 542,232 sq.m. and divided as follows:

Structure	Gross Floor Area (sq.m.)
Tower A	211,280
Glass Dome	24,615
Tower B	233,690
Glass Corridor	72,657

Total	542,232

Eagle I Lease

On January 1, 2012, TRLEI and Eagle I entered into the Eagle I Lease. On December 21, 2018, TRLEI and Eagle I entered into a Memorandum of Agreement with a third party buyer whereby TRLEI agreed to release its leasehold rights over a certain parcel of land with an area of 19,952 sq.m. to allow Eagle I to sell the said parcel of land to the third party buyer. Eagle I is 40% owned by Brontia Limited, a subsidiary of UEC and an affiliate of OMI and TRLEI.

The leased property has a total aggregate area of 311,491 sq.m. and is located at Barangay Tambo and Barangay Don Galo, Parañaque City. The lease also gives TRLEI the right to use and manage certain road lots and open space with a total area of approximately 69,425 sq.m. The Eagle I Lease sets the term of the lease for 21 years, from January 1, 2012 to December 31, 2033, or the same year that the Provisional License will expire, renewable by written agreement of the parties under terms mutually acceptable to them. This was subsequently amended to change the term of the lease to 50 years (from January 1, 2012 to December 31, 2061), subject to renewal for another 25 years at the option of TRLEI. The leasehold rights of TRLEI through December 31, 2033 are annotated in the transfer certificate of title.

Based on the latest amendment of the Eagle I Lease, the rent beginning on October 1, 2019 is PHP 119,180,416.71 per month, subject to escalation rate of 3% annually beginning January 1, 2020.

The Eagle I Lease will be further amended to carve out from the lease the portion of the undeveloped land with an aggregate area of 11.7 hectares. After the amendment of the Eagle I Lease, the leased property will have a total aggregate area of 19.4 hectares. The amendment of the Eagle I Lease shall be subject to corporate approvals of the board of directors of Eagle I and TRLEI, and will require prior approval or confirmation of no objection from PEZA. PAGCOR approval/notice may also be needed, but this is subject to further determination.

PACGOR Lease

On March 16, 2017, TRLEI and PACGOR entered into the PAGCOR Lease. The leased property has a total area of approximately 27,165 sq.m. and is adjacent to the land leased under the Eagle I Lease. The lease period will expire on July 11, 2033, unless sooner revoked or canceled, and can be renewed upon any extension of the PAGCOR Charter under substantially the same terms and conditions. On February 22, 2019, TRLEI and PAGCOR signed an addendum to cover an additional 7,485 sq.m. of the total leased property. Rent payable under the PACGOR Lease for the 27,165-square meter area is PHP 131,654,006.67 per annum for the first year, with certain variations for each succeeding year, and escalates by 2.5% annually beginning on the sixteenth year of the lease period. Rent payable for the 7,485-sq.m. area is PHP 24,606,133.85 per annum for the first year, with certain variations for each succeeding year, and escalates by 2.5% annually beginning on the sixteenth year of the lease period.

Palawan Lease

On June 6, 2016, TRLEI entered into a contract to lease parcels of land in Mausonon Island, El Nido, Palawan, covering approximately 453,890 sq.m. for a period of 25 years subject to renewal. The lease is intended for the development of another resort project of TRLEI. Rent payable under this lease is PHP 2,400,000 inclusive of VAT and withholding tax, per month, subject to compounding escalation rate of 5% yearly effective after the fifth year of the Lease Period.

Intellectual Property

OMI, through TRLEI, has registered or applied to register numerous trademarks for various goods, services and establishments offered at Okada Manila. OMI intends to pursue and maintain its trademark registrations, consistent with OMI’s goals for brand development and identification, and enforcement of OMI’s trademark rights.

TRLEI has registered the following trademarks with the Intellectual Property Office of the Philippines: Okada Manila, Tiger Resort Leisure and Entertainment, Inc., The Fountain, The Cove, Reward Circle, The Crystal Corridor, Medley, Red Spice, Imamura, Goryeo, La Piazza, Kiapo, Enbu, Ginza Nagaoka, Yu Lei, Maharlika Club, Cove Manila, The Retreat Spa, Catch by the Bay, among others.

Information Technology

OMI utilizes industry standard software to track Okada Manila’s business information. Okada Manila’s information technology team consists of departments ranging from security and compliance to infrastructure, with ready contingency measures for day-to-day operations.

Insurance

OMI carries insurance of the types and in amounts that are customary in the gaming industry and that it believes will reasonably protect its interests, including general liability, automobile liability, property damage and limited business interruption insurance policies for the hotels. OMI also requires certain contractors who perform work at Okada Manila, as well as other vendors, to maintain certain insurance policies. In each case, these insurance policies are subject to various caps on liability, on both per claim and aggregate basis, as well as certain deductibles, exclusions, and other terms and conditions. During the ongoing development and construction of Okada Manila, OMI will arrange for contractors’ all risks and third party liability insurance. OMI will also require its contractors to maintain certain insurance policies.

Government Regulation

Gambling in the Philippines

Unless otherwise specifically allowed by laws, gambling activities in all its forms are prohibited and punishable if conducted within the Philippines. In addition, gambling becomes illegal if it is not authorized by a franchise from an appropriate government agency. The Revised Penal Code, the Philippines’ omnibus criminal law, and special penal laws criminalize illegal gambling. The Revised Penal Code and other special penal laws impose penalties of imprisonment or fine on any person who shall directly or indirectly engage in illegal gambling that includes monte, jueteng, other form of lottery, policy, banking or percentage game, dog races, illegal cockfighting, illegal betting on horse races, illegal numbers game or any other games of scheme, where the result depends wholly upon chance or hazard. Under contemporary Philippine penal laws, an activity is considered gambling when the following elements concur: (1) the game or scheme depends upon purely chance, purely skill or both; (2) wagers are made or are at stake; and (3) wagers consist of money, articles of value, or representatives of value. Accordingly, the critical element to determine whether an act constitutes illegal gambling is the element of a wager of money or value.

PAGCOR License

By way of exception, there are gambling activities that are allowed within the Philippines, subject to license requirements, namely: horse racing; cockfighting; gaming casinos; lotteries; sweepstakes; and computer-based electronic games accessible only within designated gaming sites/e-casinos of the PAGCOR. Notably, laws which legalize otherwise illegal gambling activity punishable by law must be strictly construed and every reasonable doubt must be resolved to limit the powers and rights claimed under its authority.

PAGCOR is a government-owned and controlled corporation that regulates all games of chance that are allowed by law but not subject to regulation by another authority. The regulatory power of PAGCOR stems from Presidential Decree No. 1869, otherwise known as the PAGCOR Charter, which was thereafter amended by Republic Act No. 9487 dated June 20, 2007.

Aside from being a regulator, PAGCOR is authorized to operate casinos in the Philippines under its own chains. In fact, for many years, PAGCOR’s casino operation authority was exclusive. However, in 2007, pursuant to Republic Act No. 9487, the Philippine Congress limited the authority and power of PAGCOR to authorize, license and regulate games of chance, games of cards and games of numbers. Under Section 10 of the said law, the authority and power of the PAGCOR to authorize, license and regulate games of chance, games of cards and games of numbers shall not extend to (1) games of chance authorized, licensed and regulated or to be authorized, licensed and regulated by, in, and under existing franchises or other regulatory bodies; (2) games of chance, games of cards and games of numbers authorized, licensed, regulated by, in, and under special laws such as Republic Act No. 7922; and (3) games of chance, games of cards and games of numbers like cockfighting, authorized, licensed and regulated by local government units. The conduct of such games of chance, games of cards and games of numbers covered by existing franchises, regulatory bodies or special laws, to the extent of the jurisdiction and powers granted under such franchises and special laws, shall be outside the licensing authority and regulatory powers of the PAGCOR.

Consequently, PAGCOR granted licenses to various integrated casino resorts. In Entertainment City, there are four integrated casino resorts, namely Okada Manila, Solaire Resort & Casino, City of Dreams Manila and Resorts World Bayshore City. Okada Manila opened in 2017. It is owned and operated by OMI through TRLEI.

By the time Okada Manila officially opened, PAGCOR had already issued 2016 amendments to the Casino Regulatory Manual for Entertainment City Licensees, particularly Part 1 of Section 6, Regulation 20 (Video Streaming of Junket Tables) and Section 16, Regulation 3 (Progressive Wagering). In addition, the PAGCOR Game Licensing and Development Department (“GLDD”) issued the Implementing Rules and Guidelines for Foundations for the Restoration of Cultural Heritage in March 2017, to supplement the requirement imposed on all four (4) Entertainment City Licensees to establish a beneficiary foundation devoted to the restoration of cultural heritage in order to meet the corporate social responsibility objectives of PAGCOR. This requirement was made an integral part of the Provisional License issued to each of the four (4) Entertainment City Licensees.

Further consideration should be made regarding the reports made public on April 25, 2018 about the thrust of the Governance Commission for GOCCs (“GCG”) for the separation of the regulatory and commercial functions of PAGCOR, citing issues in competitive neutrality. According to the report, the GCG conducted a study on PAGCOR and eleven (11) other government-owned and controlled corporations (“GOCCs”) as part of its commitment to the Philippine Development Plan 2017-2022. Its aforementioned recommendation to separate the regulatory and commercial functions of PAGCOR was made pursuant to its mandate under Section 5(l) of the GOCC Governance Act of 2011 to give the incumbent President a recommendation on GOCCs for dispositive action upon determination that there is a conflict between the regulatory and commercial functions of a GOCC.

PAGCOR Provisional License and Casino Regulatory Manual for Entertainment City Licensees

The PAGCOR issues either a Provisional License or an Authority to Operate in favor of licensees in order for them to operate a casino.

Specific terms for compliance of licensees shall depend on the Provisional License of the respective licensee. The terms may include, but is not limited to, the following:

•	compliance with zoning ordinances of the Philippine Reclamation Authority and the local government wherein the licensee’s casino is located;

•	compliance with the rules and regulations of the Department of Public Works and Highways;

•	compliance with the height restrictions of the Air Transportation Office;

•	compliance with the provisions of the National Building Code;

•	compliance with the provisions of the Fire Code;

•	compliance with the annotations/encumbrances on the title to the parcel of land on which Okada Manila stands;

•	payment of monthly license fees to PAGCOR;

•	maintenance of a 70% debt to 30% equity ratio for the licensee;

•	investment of at least $1.0 billion in the licensee’s project, as well as any new or additional conditions, guidelines or other regulations PAGCOR may impose;

•	maintenance of a workforce of which at least 95% are Filipinos;

•	deposit of an aggregate amount of $100 million into one or more escrow accounts and maintain, at any given time, an aggregate minimum balance of $50 million in such accounts;

•	strict compliance with Philippine AML laws;

•

remittance of 2% of the GGR generated from non-junket tables to a beneficiary foundation to be established by the licensee and approved by PAGCOR which is devoted to the restoration of Philippine cultural heritage;

•	submission of a bank guarantee, letter of credit or surety bond to PAGCOR in the amount of PHP 100 million;

•	securing from PAGCOR of a Notice to Commence Casino Operations prior to the casino opening/commencement of casino operations;

•

payment to PAGCOR, upon collection, a fee equivalent to 5% of non-gaming revenue received from all food and beverage, retail and entertainment outlets of the licensee’s casino (excluding revenues in connection with hotel operations but including rental income from retail concessionaries within hotels); and

•	completion of the licensee’s project in satisfaction of the requirement for the issuance of a Regular Casino Gaming License.

The Regular Casino Gaming License shall be co-terminus with PAGCOR’s franchise until July 11, 2033. The renewal of the Regular Casino Gaming License shall then be subject to the terms of extension of the PAGCOR Charter. The Provisional License and Authority to Operate may be amended, supplemented or modified from time to time in accordance with their respective terms, and should be read in conjunction with the Casino Regulatory Manual for Entertainment City Licensees (“Casino Regulatory Manual”), the latest version of which is Version 4.0 released in January 2016 by the PAGCOR Gaming Licensing and Development Department.

The Casino Regulatory Manual regulates the following matters: 1) casino layout; 2) gaming tables; 3) electronic gaming machines; 4) peripheral gaming equipment; 5) casino management system; 6) surveillance; 7) gaming chips and plaques; 8) playing cards; 9) procurement of gaming equipment and gaming paraphernalia; 10) accreditation of suppliers of gaming equipment and paraphernalia; 11) movement of gaming equipment; 12) permanent decommissioning and disposal of gaming equipment and paraphernalia; 13) casino operational rules and guidelines; 14) qualifying fees; 15) conduct of gaming; 16) advertising; 17) casino player incentives; 18) marketing and promotions; 19) chipwashing (rolling chip volume) and junket operations; 20) banned personalities; 21) determination of GGR and PAGCOR license fees for gaming tables and other regulatory fees; 22) determination of GGR and PAGCOR license fees for electronic gaming machines; 23) collection and remittance of PAGCOR license fees; 24) patron disputes; 25) prescribed offenses; 26) disciplinary proceedings; 27) responsible gaming; 28) gaming employment license; 29) the PAGCOR monitoring team; 30) prevention of money laundering; 31) ancillary games; 32) and cruise ship casino.

Similar to the Provisional License and Authority to Operate, the Casino Regulatory Manual may be amended, supplemented or modified to meet the objectives of PAGCOR, such as but not limited to ensuring a level playing field among industry proponents, maintaining an orderly and predictable regulatory environment, enforcing license terms and conditions, promoting fairness and integrity in the conduct of games, and preventing licensed gaming venues from being used for illegal activities.

Anti-Money Laundering

On July 14, 2017, the President of the Republic of the Philippines signed Republic Act No. 10927, otherwise known as “An Act Designating Casinos as Covered Persons under Republic Act No. 9160, otherwise known as The Anti Money-Laundering Act of 2001 (“AMLA”)” which was then enacted into a law. Said law expanded the coverage of AMLA to include casinos. It applies to all casinos, including internet and ship-based casinos operating within the territorial jurisdiction of the Philippines and authorized by the appropriate government agencies to engage in gaming operations.

In particular, casinos are now designated as “Covered Persons” which are regulated by AMLA to prevent money-laundering and terrorist financing, with respect to their casino cash transactions related to their gaming operations. Based on said law, Casinos, in operating their businesses, are required to: (i) conform with high ethical standards and observe good corporate governance; (ii) know sufficiently their respective customers to prevent suspicious individuals or entities from transacting with, or maintaining relationships with casinos; (iii) adopt and effectively implement an appropriate AML and countering the financing of terrorism risk management system that identifies, assesses, monitors and controls risks associated with money laundering and terrorist financing; (iv) ensure that officers and employees are aware of their respective responsibilities and carry them out in accordance with its Money Laundering Prevention Program; and (v) cooperate with the Anti-Money Laundering Council and appropriate government agencies for the effective implementation of AMLA and the said law.

Furthermore, casinos are required under the law to develop sound risk management policies and practices, perform institutional risk assessment, establish internal controls to ensure AMLA compliance, adopt and implement its own Money Laundering Prevention Program, and adopt monitoring system for AML and terrorist financing. They are also required to designate a compliance officer and ensure an active board and senior management oversight, among others.

Banking Laws on Foreign Exchange Dealer/Money Changer

Under Circular No. 471 issued by the Central Bank of the Philippines in 2005, qualified persons or non-bank institutions wishing to act as foreign exchange dealers (“FXD”) or money changer (“MC”) and/or remittance agents (“RAs”) are required to register with the Central Bank before they can operate as such. A Certificate of Registration to act as FXD/MC or RA shall be issued by the Central Bank and shall become a basis for an electronic registry of all Central Bank-registered FXD/MC or RAs.

FXD/MC or RAs are subject to the provisions of Republic Act No. 7653 otherwise known as “The New Central Bank Act” and Republic Act No. 9160 otherwise known as “The Anti-Money Laundering Act of 2001, as amended by Republic Act No. 9194” and their respective implementing rules and regulations, particularly on customer identification, record keeping and reporting of covered transactions and suspicious transactions.

Special Economic Zone

On March 22, 2010, the President of the Republic of the Philippines issued Proclamation No. 2026, series of 2010 under which Okada Manila, with an aggregate area of 407,993 sq.m., was declared as a Tourism Economic Zone. TRLEI thereafter obtained a license from the PEZA as a Tourism Economic Zone Enterprise for the operation and establishment of Okada Manila. On December 1, 2015, the PEZA allowed the inclusion of the off-site laundry and warehouse facility of TRLEI in Light Industry & Science Park 3 Ecozone in Batangas (“LISP III — SEZ”) as registered activity which is co-terminus with its originally issued license. TRLEI’s PEZA Registration Certificate is Registration Certificate No. 12-03-T dated April 17, 2012.

PEZA is a body corporate attached to the Department of Trade and Industry having the powers and function of operating, administering, managing, registering, regulating and supervising the Ecozones and Ecozone

Enterprises. Its powers and mandate stemmed from Presidential Decree No. 1716, Republic Act No. 7916, and its Implementing Rules and Regulations. The registration with the PEZA as an Ecozone Operator and Locator has fiscal and non-fiscal incentives.

As a PEZA-registered Ecozone Tourism Economic Zone Enterprise, TRLEI is entitled to certain fiscal and non-fiscal incentives. TRLEI’s fiscal incentives include (i) a corporate income tax holiday for four years, (ii) tax and duty free importation of capital equipment required for technical validity and operation of TRLEI’s registered activities, (iii) exemption from wharfage dues and export tax, impost or fees, (iv) exemption from all local government imposts, fees, licenses or taxes except real estate tax, and (v) VAT zero-rating of its local transactions with its local suppliers of goods, properties, and services directly related to its PEZA-registered project i.e., establishment and operation of Okada Manila. However, the VAT zero-rating incentive does not apply to any goods, properties, and services related to any goods, properties, and services related to TRLEI’s casino operations.

After the lapse of the four-year income corporate income tax holiday, the following incentives will apply: (i) exemption from national and local taxes, in lieu thereof a payment of 5% final tax on gross taxable income solely derived from servicing foreign client, in lieu of all national and local taxes, and (ii) additional deduction for training expenses against the 5% tax on gross income. TRLEI’s non-fiscal incentives include (i) the permanent resident status within the ecozone for foreign investors with initial investment of at least $150,000, (ii) employment of foreign nationals, and (iii) simplified import and export duties. TRLEI’s entitlement to the abovementioned incentives shall continue as long as it remains in good standing, and commits no violation of PEZA Rules and Regulations or the terms and conditions of its Registration Agreement with PEZA.

On March 19, 2014, the City Government of Parañaque and PEZA entered into a Memorandum of Agreement (“MOA”) on the effective implementation of the incentives of PEZA registered entities exempting them from the payment of local taxes and licenses. Under the MOA, for proper coordination on which entities within the City Government of Parañaque are enjoying the fiscal incentives, PEZA agreed to provide a list of PEZA-registered entities entitled to income tax holiday and 5% gross income tax. 2% of the 5% gross income tax must be remitted to the City Government of Parañaque after the expiration of the four-year income tax holiday enjoyed by PEZA registered entities identified by PEZA. PEZA will remain fully responsible and accountable for the issuance of permits, including building permits on the spaces occupied by PEZA registered companies.

TRLEI waived its income tax holiday incentive and availed the 5% gross income tax incentive in lieu of all local and national taxes effective on the date of its commercial operations which is December 30, 2016. The waiver and availment of 5% gross income tax was approved by PEZA on November 27, 2017.

Foreign Investment Act of 1991

The Foreign Investment Act of 1991 (the “FIA”) liberalized the entry of foreign investment into the Philippines. Under the FIA, in domestic market enterprises, foreigners can own as much as 100% equity except in areas specified in the Foreign Investment Negative List (the “Negative List”). The Negative List enumerates industries and activities which have foreign ownership limitations under the FIA and other existing laws. The Negative List is updated regularly. The most recent version is the 11th Negative List which took effect in 2018. The National Economic and Development Authority (“NEDA”) is in the process of completing the draft 12th Negative List of industries restricted to foreign investment after its regular release date was pushed back by the pandemic.

For the purpose of complying with nationality laws, the term “Philippine National” is defined under the FIA as any of the following:

1.	a citizen of the Philippines;

2.	a domestic partnership or association wholly-owned by citizens of the Philippines;

3.	a corporation organized under the laws of the Philippines of which at least 60% of the capital stock outstanding and entitled to vote is owned and held by citizens of the Philippines;

4.

a corporation organized abroad and registered to do business in the Philippines under the Corporation Code, of which 100% of the capital stock outstanding and entitled to vote is wholly owned by Filipinos; or

5.

a trustee of funds for pension or other employee retirement or separation benefits, where such trustee is a Philippine National and at least 60% of the fund will accrue to the benefit of Philippine Nationals.

Compliance with the required ownership by Philippine Nationals of a corporation is to be determined on the basis of outstanding capital stock whether fully paid or not, but only such stocks which are generally entitled to vote are considered.

A corporation with more than 40% foreign equity may be allowed to lease land for a period of 50 years, renewable for another 25 years. In connection with the ownership of private land, however, the Philippine Constitution states that no private land shall be transferred or conveyed except to citizens of the Philippines or to corporations or associations organized under the laws of the Philippines at least 60% of whose capital is owned by such citizens.

Environmental Laws

Environmental Impact Statement System

Development projects that are classified by law as environmentally critical or projects within statutorily defined environmentally critical areas are required to obtain an Environmental Compliance Certificate (“ECC”) prior to commencement. DENR through its regional offices or through the Philippine Environmental Management Bureau (“EMB”), determines whether a project is environmentally critical or located in an environmentally critical area. An ECC application shall be accompanied by an Environmental Impact Assessment Report in the form of an Environmental Impact Statement (“EIS”), Initial Environmental Examination (“IEE”) Checklist Report, an Environmental Performance Report and Management Plan (“EPRMP”), Programmatic EIS or Programmatic EPRMP.

The EIS refers to both the document and the study of a project’s environmental impact, including a discussion of the direct and indirect consequences to human welfare as well as ecological and environmental integrity. The EIS may vary from project to project but shall contain in every case all relevant details and information about the project, including the appropriate mitigating and enhancement measures to address the identified environmental impacts. The IEE refers to the document and the study describing the environmental impact, including mitigation and enhancement measures, for projects in environmentally critical areas.

The entire process of organization, administration and assessment of the effects of any project on the quality of the physical, biological and socio-economic environment as well as the design of appropriate preventive, mitigating and enhancement measures is known as the EIS System. The EIS System successfully culminates in the issuance of an ECC. The issuance of an ECC is a government certification that the proposed project or undertaking will not cause a significant negative environmental impact, that the proponent has complied with all the requirements of the EIS System and that the proponent is committed to implement its approved Environmental Management Plan in the EIS, and in some cases, during the project’s abandonment phase, to mitigate identified environmental impacts.

Project proponents are required to establish an Environmental Guarantee Fund (“EGF”) if the project(s) have been determined by DENR to pose a significant public risk to life, health, property and the environment or where the project requires rehabilitation or restoration. The EGF is intended to meet any damages caused by such project as well as any rehabilitation and restoration measures. After an ECC is issued for the project, the proponent shall establish an Environmental Monitoring Fund (“EMF”). In any case, the establishment of an EMF must not be later than the initial construction phase of the project. The EMF shall be used to support the activities of a multi-partite monitoring team, which will be organized to monitor compliance with the ECC and applicable laws, rules and regulations.

Aside from the EIS and IEE, engineering geological and geo-hazard assessment are also required for ECC applications covering subdivisions, housing and other land development and infrastructure projects.

Data Privacy and Cybercrime Laws

Data Privacy Act

The Philippine Government enacted the Data Privacy Act with the aim to protect the fundamental human right to privacy while ensuring the free flow of information for innovation, growth, and national development. The Data Privacy Act applies to processing of personal data by any individual or legal entity, including the government.

The Data Privacy Act provides that when an entity collects personal data, the purpose and extent of processing of such information collected must be legitimate and declared specifically to the owner of the personal information (i.e. whether such information will be used for marketing, data-sharing and the like), and that consent must be obtained from the owner. This requirement applies to all personal information controllers and personal information processors, as defined under the Data Privacy Act. The term personal information controller refers to a natural or juridical person who controls the processing of personal data, or instructs another to process personal data on its behalf , while the term personal information processors refers to a natural or juridical person who to whom a PIC may outsource or instruct the processing of personal data about a data subject.

The processing of information shall be compatible with a declared and specified purpose which must not be contrary to law, morals, or public policy.

Personal information that is collected must be retained for as long as necessary. Such a reasonable period of time is the reasonable amount of time the personal information controller needs the information needs to fulfill the declared, specified, and legitimate purpose, or when the processing relevant to the purpose has been terminated. The personal information controller may also retain the personal data for the establishment, exercise, or defense of legal claims for legitimate business purposes, which must be consistent with standards followed by the applicable industry or approved by the appropriate government agency. Thereafter, the personal data shall be disposed or discarded in a secure manner that would prevent further processing, unauthorized access, or disclosure to any other party or the public, or prejudice the interests of the data subjects.

The personal information controller or processor, as applicable, must implement appropriate measures for the storage and protection of the collected personal information from accidental alteration, destruction, disclosure and unlawful processing. Furthermore, the personal information controller or processor must assign a Data Protection Officer to ensure compliance with the provisions of the data privacy law and its accompanying implementing rules and regulations, among its other obligations.

Legal Proceedings

Mr. Kazuo Okada, the former Chairman of TRLEI, filed an intra-corporate complaint (Civil Case No. 2018-226) against TRLEI asking for a declaration of nullity as regards his removal in 2017 as a shareholder, director and officer of TRLEI, and an order for his reinstatement to the aforesaid positions. The Regional Trial Court dismissed the case. Mr. Okada appealed to the Court of Appeals, but his appeal was denied. Mr. Okada appealed to the Supreme Court. TRLEI is waiting for notice from the Supreme Court on its action on the appeal.

Aside from this intra-corporate case, the dispute with Mr. Kazuo Okada gave rise to several criminal cases filed by TRLEI against him, and filed by him against some of TRLEI’s directors. The criminal case filed by TRLEI against Mr. Okada under Criminal Cases Nos. 2018-3100, 2018-3101 and 2018-3102 resulted in his indictment and issuance of a warrant of arrest against him. The criminal case filed by Mr. Okada against TRLEI directors was dismissed for lack of probable cause. Mr. Okada filed an appeal on the dismissal, and his appeal is currently pending before the Philippine Department of Justice.

TRLEI also has pending cases relating to employment or labor matters, mostly for alleged illegal dismissal and money claims. These include about 17 cases relating to the company’s retrenchment program in 2020. Most of these cases have been resolved in favor of TRLEI.

Certain contractors of TRLEI have informed TRLEI of claims for payment which TRLEI is disputing. Some of these claims may result in litigation or arbitration proceedings. TRLEI has been recently informed that one of its contractors recently filed a criminal case for “syndicated estafa” against some of its directors and officers in connection with an alleged non-payment of sums due to the contractor. TRLEI disputes those claims and believes there is no basis for the criminal case. The case is undergoing preliminary investigation before the city prosecutor, and respondents are seeking the dismissal of the case for lack of merit or basis.

OMI’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the selected financial and operating data and the audited financial statements and related notes of TRLEI as of and for the years ended December 31, 2019 and 2020 and the selected financial and operating data and the unaudited condensed consolidated interim financial statements and related notes of TRLEI as of September 30, 2021 and for the nine months ended September 30, 2020 and 2021 included elsewhere in this registration statement. These financial statements have been prepared in accordance with IFRS, which differs in certain respects from U.S. GAAP.

The discussion below contains forward-looking statements and reflects the current view of OMI and its subsidiaries and associates with respect to future events and financial performance. Actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors such as those set forth under “Risk Factors” and elsewhere in this registration statement.

Unless the context otherwise requires, all references in this section to “OMI,” “we,” “us,” or “our” refer to TRLEI and its subsidiaries prior to the closing of the Merger and Share Acquisition.

Overview

OMI, through its subsidiary TRLEI, is the developer, owner and operator of Okada Manila, the largest integrated casino resort in the Philippines. Set on 34.5 hectares (with approximately 11.7 hectares undeveloped) of prime waterfront leased land in Entertainment City in the Manila Bay area of the Philippines, Okada Manila is the only Japanese majority-owned and operated casino in the world. OMI, through its subsidiary TRLEI, is responsible for the development, management and operation of Okada Manila, as well as its furniture, fixtures and equipment (including gaming equipment), working capital expenses and interior fit-out.

Okada Manila is strategically located on the Manila Bay waterfront on the largest parcel of land within the 120-hectare Entertainment City. Okada Manila is an approximate 15 minute drive from Metro Manila’s international airport, less than an hour drive to Manila’s central business districts and a short drive from the Mall of Asia, one of the world’s largest shopping malls. Okada Manila is the largest integrated casino resort project in the Philippines, with a 34,950 sq.m. current gaming area that includes 407 gaming tables installed, with games such as baccarat, blackjack, pontoon, roulette and craps, and 2,539 EGMs available. Its maximum regulatory capacity based on current stage of development is 599 tables and 4,263 EGMs, which is expected to increase to 974 tables and 6,890 EGMs, respectively, upon completion of construction. These figures are further subject to an adjustment based on a gaming area cap of maximum 7.5% of total gross floor area. While adjusted gaming table capacity and adjusted gaming machine capacity are currently set at 910 tables and 6,168 EGMs, respectively, Okada Manila may request PAGCOR to increase adjusted gaming table capacity to up to 974 by reducing some of its adjusted gaming machine capacity and vice versa. The gaming area is divided into four key zones: Mass Market, Premium Mass (Mass Market customers who play table games and slots with relatively higher minimum bets than general Mass Market customers), VIP Direct (one of the two sub-segments of the VIP market who visit the casino as a result of direct marketing efforts by Okada Manila rather than being sourced through gaming promoters) and VIP Junket (one of the two sub-segments of the VIP market who are sourced through gaming promoters). Each zone is strategically designed to tailor gaming options to its target clientele, with Premium Mass and VIP areas focused on providing an additional sense of exclusivity and added service benefits.

Okada Manila offers VIP customers a high-end gaming experience consistent with world-class gaming standards. The VIP gaming area currently includes both VIP Direct and Junket salons strategically located in prime gaming areas that offer privacy to players. VIP customers are offered premium services such as access to a dedicated limousine fleet, luxurious hotel suites, private concierge, bars, private dining facilities and an array of other personalized services. Credit is extended to junkets in accordance with OMI’s credit policy and risk appetite. The junket business is managed by OMI’s international marketing team.

Factors Affecting Results of Operations and Financial Condition

OMI’s results of operations are affected by a variety of factors. Set out below is a discussion of what management of OMI believes to be the most significant factors that have affected OMI’s results in the past and which management of OMI expects will continue to affect OMI’s results in the foreseeable future. Factors other than those set forth below could also have a significant impact on OMI’s results of operations and financial condition in the future.

The continuing impact of COVID-19

In the wake of the declaration of COVID-19 as a global pandemic, PAGCOR directed casinos to “temporarily cease gaming operations” from March 15, 2020 until the ECQ was lifted. In June 2020, Okada Manila was permitted to resume gaming operations on a “dry/trial run” and opened its casino to junket operators and selected patrons. In August 2020, the gaming operations started accepting carded patrons subject to compliance with the 30% venue capacity required by the IATF. Further expansion of gaming operations was implemented in subsequent months, pursuant to PAGCOR’s directives and IATF’s restrictions on physical distancing and hygiene protocols which are being strictly observed to date. In March to May 2021, and in August to early September 2021, certain restrictions on gaming operations were re-imposed, which were then gradually relaxed starting mid-September 2021. In addition, various local and international governmental authorities have imposed travel and social-distancing restrictions.

The measures imposed have adversely affected OMI’s operations and resulted in losses to OMI, especially during the shutdown, resulting in a material adverse impact on our business operations and financial position and performance during the year ended December 31, 2020 and the nine months ended September 30, 2021.

If travel restrictions and other global restrictions on inbound travel from other countries are not lifted or relaxed or the global response to contain the COVID-19 pandemic escalates or is unsuccessful, our operations, cash flows and financial condition will be further materially impacted. The duration and intensity of the global health emergency and related disruptions arising as a result of the pandemic are uncertain, with the introduction of additional variants (such as Delta and Omicron) continuing to complicate the global response to the pandemic. Given the dynamic nature of the situation, the anticipated impact on our results of operations, cash flows and financial condition in 2021 and beyond are currently unknown.

Access to and cost of financing

OMI’s ability to obtain financing, as well as the cost of such financing, affects its business. A number of factors may result in OMI’s requiring additional financing in relation to the operations of Okada Manila. Furthermore, OMI expects additional financing will be required for any future expansion of Okada Manila. OMI’s ability to access such additional financing is subject to a variety of factors, including interest rates and other funding costs and market conditions. Any lack of access or higher costs in relation to additional financing that may be required by OMI could negatively impact OMI’s plans to operate Okada Manila.

Growth of the Philippines and its gaming, hotel and tourism market

OMI’s revenues and operating profits are highly dependent on the state of the Philippine economy and Philippine tourism, as well as the amount of remittances received from OFWs. Any deterioration in the Philippine economy may negatively affect consumer sentiment and lead to a reduction in visitors. Deterioration in the economies of other Asian countries, as well as any travel restrictions, may also negatively affect tourism to the Philippines and the number of gaming clients that visit Okada Manila.

The levels of tourism and overall gaming activity in the Philippines are expected to be key drivers of OMI’s business. Historically, gaming clients traveling to the Philippines have been from nearby regions in Asia including Hong Kong, China, Taiwan, South Korea and Japan. These gaming clients have also significantly impacted non-gaming revenues at Okada Manila. Management of OMI believes that visitation and casino revenue growth for the Philippine market have been, and will continue to be, driven by a combination of factors. These factors include growth in the Philippine economy; the expected increase in the level of regional wealth in Asia, which should continue to drive a growing middle class with rising disposable income; the Philippines’ proximity to major Asian population centers; infrastructure improvements that are expected to facilitate more convenient travel to Manila; and the increasing supply of better quality casino, hotel, and entertainment offerings in Manila, most notably in Entertainment City which has experienced a concentration effect as more casinos commence full operations.

Competition in the Philippine and international gaming and hotel industries

With respect to our casino business, we will compete with other Philippine integrated resorts, such as Resorts World Manila, City of Dreams Manila and Solaire Resort & Casino in and near Entertainment City, Manila, future developments by Millennium Group, JG Summit Holdings and Universal Hotels and Resorts in Cebu, PAGCOR-operated casinos, other PAGCOR-licensed gaming operators and both Philippine and foreign-owned hotels and resorts. We also expect to compete with other companies that have acquired gaming licenses from PAGCOR for the establishment of casinos and other gaming facilities, such as online gaming, in various areas of the country. We expect certain of these new market entrants to partner with international gaming companies, and these companies or consortiums may have greater experience or resources than us in constructing and operating resorts and gaming establishments. In addition, we expect to compete for domestic and foreign customers with gaming operations in established foreign gaming destinations such as Macau, Singapore, Vietnam and Australia. Our results of operations will depend on the effectiveness of Okada Manila in distinguishing its offerings from competitors and attracting Mass Market and VIP customers and on our effectiveness to successfully market and operate Okada Manila in a way that differentiates the resort from similar or competitor offerings in the region. See “Information About OMI — Competition”.

Number and mix of table games and electronic gaming machines

We expect the mix of VIP table games, Mass Market table games, and electronic gaming machines at Okada Manila to change from time to time, subject to applicable PAGCOR requirements, as a result of marketing and operating strategies in response to changing market demand and industry competition. Any shift in the mix of Okada Manila’s games may affect its profitability, as profit margins and applicable license fees and tax rates on casino revenues imposed by PAGCOR vary according to the type of customer and casino games that they participate in.

During the pre-grand opening of Okada Manila, we targeted VIP table games due to their relatively faster ramp up as compared to Mass Market table games. We are now shifting our strategy to increasingly target Mass Market table games, which have relatively lower minimum bet denominations, higher margins and less volatility. We will continue to evaluate our number and mix of table games and EGMs to achieve what we believe is the ideal mix for revenue generation and stable growth. Our results of operations will depend on our ability to optimize the mix of our casino gaming operations.

Success of gaming promoters in attracting players to the Philippines

Independent gaming promoters introduce players to gaming destinations and often assist those players with their travel and entertainment arrangements. In addition, independent gaming promoters in certain cases may grant credit to their players. Subject to applicable PAGCOR regulations, we will establish incentive and commission programs for independent gaming promoters, based on either a percentage of rolling chip volume or gaming revenue generated by the customers introduced by the gaming promoters. We expect these programs to be at least as competitive as the programs already established for such promoters in major gaming centers such as Macau and Entertainment City in Manila. The responsiveness of gaming promoters to incentives extended by us and the success of these gaming promoters in attracting players will affect revenues from Okada Manila’s gaming operations.

Construction, fit-out, development and operation of Okada Manila

Our results of operations have been, and will continue to be, significantly affected by the ongoing design, development, construction and fit-out of Okada Manila, including our ability to complete the construction, development and fit-out on time and within budget. We have incurred, and expect to continue to incur, significant expenses in relation to the construction, development, fit-out and furnishing of Okada Manila, such as the payments under our construction contracts, capitalized fees and finance costs, and other initial working capital requirements, rental payments for the land on which Okada Manila is located, and other related costs. Furthermore, the ongoing construction, development and fit-out of Okada Manila has required us to operate at less than full capacity during historical periods, which in turn has limited our ability to maximize revenue. In addition, we may incur higher amortization and interest charges in relation to higher construction costs if the development of Okada Manila is subject to delay.

Critical Accounting Policies

For our critical accounting policies, please see note 2 to TRLEI’s audited financial statements as of and for the years ended December 31, 2019 and 2020.

Description of Selected Statement of Income Line Items

Gaming revenue

Gaming revenue comprises revenue from gaming activities at Okada Manila.

Hotel, food and beverage revenue

Hotel, food and beverage revenue comprises revenue from hotel rooms and food and beverage goods and services at Okada Manila.

Retail and other revenue

Retail and other revenue comprises rental revenue from tenants, sale of merchandise, entertainment, communication and transportation services to players and guests.

Operating costs and expenses

Operating costs and expenses comprises gaming costs (such as gaming taxes and licenses and casino marketing promotion) and non-gaming costs (such as hotel and food and beverage business expenses, payroll, utilities and repairs and maintenance) at Okada Manila.

Interest and finance charges

Interest and finance charges comprises amounts payable on OMI’s shorts and long-term loans.

Foreign exchange gains – net

Foreign exchange gains arise from the exchange between the Philippine peso and other currencies OMI earn or have expenses in. The main sources are cash, trade receivables and payables, related party receivables and payable and short-term loan and long-term loan denominated in foreign currencies.

Interest income

Interest income comprises income earned from deposits (including restricted cash in escrow).

Interest cost on retirement

OMI has an unfunded, non-contributory defined benefit retirement plan covering its regular employees. Benefits are dependent on the years of service and the employees’ compensation and the cost of providing benefits is valued every year by a professionally qualified independent actuary. Interest cost on retirement comprises net interest expense on the (i) defined benefit obligation; (ii) interest income on plan assets; and (iii) interest on the effect of the asset ceiling as defined in the latest actuary report from 2020.

Gain (loss) on disposal of property and equipment – net

Gain (loss) on disposal of property and equipment – net comprises of gains and losses from equipment disposals and trade-ins.

Settlement expense

Settlement expense comprises the unrecovered portion of certain advances to contractor and construction costs. In 2017, OMI terminated a project with a contractor and commenced litigation to recover such amounts. The case was settled in 2019.

Gain on sale and leaseback – net

Gain (loss) on disposal of property and equipment – net comprises recognition of a loss due to full settlement of a sale and leaseback agreement at a pre-termination amount.

On August 11, 2017, OMI executed a Deed of Sale for certain transportation equipment in favor of BDO Leasing and Finance, Inc. (“BLFI”) for a consideration of PHP 245.68 million. Subsequently, on August 14, 2017, OMI as lessee entered into a leaseback transaction with BLFI as lessor for a period until February 14, 2022. The lease is payable in arrears for 18 quarters beginning in November 2017.

In June 2019, OMI repurchased a certain type of vehicle included in the leaseback agreement at a gain of PHP 0.42 million. Subsequently, during the second half of 2019, OMI fully settled the loan from BLFI at a pre-termination amount of PHP 134.15 million and recognized loss on sale and leaseback amounting to PHP 0.79 million. Deferred income on sale and leaseback was also fully amortized due to the pre-termination.

Others

Others comprises handling fees from casino patrons and revaluation gain on the outstanding institutional cash reserve fund (“ICRF”) investments with a local bank.

Results of Operations

Nine Months Ended September 30, 2021 Compared to Nine Months Ended September 30, 2020

Revenues. OMI’s total revenues increased by 13.4% from PHP 7,699 million in the nine months ended September 30, 2020 to PHP 8,731 million ($171 million) in the nine months ended September 30, 2021.

GGR from VIP table games decreased from PHP 6,710 million in the nine months ended September 30, 2020 to PHP 6,357 million ($125 million) in the nine months ended September 30, 2021 mainly due to fewer number of junket groups that operated in 2021 as a result of the international travel ban brought by the

COVID-19 pandemic. GGR from mass market table games also decreased from PHP 2,018 million in the nine months ended September 30, 2020 to PHP 1,970 million ($39 million) in the nine months ended September 30, 2021 mainly due to reduced volume of gaming activities. Meanwhile, GGR from gaming machines increased from PHP 2,732 million in the nine months ended September 30, 2020 to PHP 3,580 million ($70 million) in the nine months ended September 30, 2021 mainly due to higher turnover or increased play in gaming machines. As a result of the foregoing, OMI’s gaming revenues increased by 14.7% from PHP 7,193 million in the nine months ended September 30, 2020 to PHP 8,252 million ($162 million) in the nine months ended September 30, 2021.

	Nine Months Ended September 30,
	2020	2021
	(PHP millions)		($ millions)(1)
VIP Table Games	6,710	6,357	125
Mass Market Table Games	2,018	1,970	39
Electronic Games	2,732	3,580	70

Gross Gaming Revenue	11,460	11,907	234
Other Gaming Revenue	6	7	0.1
Promo Allowance	(4,191)	(3,503)	(69)
IFRS 15 Adjustment	(82)	(159)	(3)

Gaming Revenue – net	7,193	8,252	162.1

Note:

(1)

The translation of Philippine peso amounts into U.S. dollars is provided for convenience only and is unaudited. Amounts in Philippine pesos were converted to U.S. dollars on the basis of the rate for the conversion quoted in the BSP Daily Reference Exchange Rate Bulletin on September 30, 2021 of PHP 50.959 = $1.00. See “Exchange Rates.”

Hotel, food and beverage revenue remained flat at PHP 447 million ($9 million) in the nine months ended September 30, 2020 and nine months ended September 30, 2021 due to continuous implementation of the quarantine lockdown prompting a temporary shutdown as well as limited property visitation. Revenue generation was further affected by an upsurge in infections related to the COVID-19 Delta variant in the third quarter of 2021. Retail and other revenue decreased from PHP 59 million in the nine months ended September 30, 2020 to PHP 32 million ($1 million) in the nine months ended September 30, 2021 due to temporary cessation of operations of Okada Manila’s ancillary business units triggered by the strict quarantine guidelines, temporary closure of Cove Manila beginning in March 2020 and implementation of rental concessions (reduced based on percentage of sales) and waivers extended to tenants remaining operational during the various quarantine lockdowns.

Operating costs and expenses. OMI’s operating costs and expense decreased by 9.6% from PHP 13,934 million in the nine months ended September 30, 2020 to PHP 12,590 million ($247 million) in the nine months ended September 30, 2021, in line with its increase in revenue. In addition, in 2020 OMI recorded impairment related to trade receivable write-offs.

Income (loss) from operations. As a result of the foregoing, OMI’s loss from operations decreased by 38.1% from PHP 6,235 million for the nine months ended September 30, 2020 to PHP 3,859 million ($76 million) for the nine months ended September 30, 2021.

Interest and finance charges. OMI’s interest and finance charges increased by 3.6% from PHP 1,427 million in the nine months ended September 30, 2020 to PHP 1,479 million ($29 million) in the nine months ended September 30, 2021 due to increase in the interest rate on loans.

Foreign exchange gains (loss) – net. OMI’s foreign exchange gains – net reversed from PHP 487 million in the nine months ended September 30, 2020 to a foreign exchange loss of PHP 910 million ($18 million) in the nine months ended September 30, 2021 mainly due to increase in foreign exchange loss on payables, short-term and long-term loans primarily due to the increase in Philippine peso to U.S. dollar exchange rate from PHP 48.46 to $1.00 as at September 30, 2020 to PHP 50.96 to $1.00 as at September 30, 2021.

Write-off of construction in progress. OMI’s recorded write-off of construction in progress of PHP 214 million ($4 million) in the nine months ended September 30, 2021 due to assessment on certain project costs being unrecoverable.

Interest income. OMI’s interest income decreased from PHP 17 million in the nine months ended September 30, 2020 to PHP 0.5 million in the nine months ended September 30, 2021 due to minimal interest rates offered by local Philippine banks in 2021, which in turn affected OMI’s cash in banks and time deposits.

Interest cost on retirement. OMI recorded an interest cost on retirement of PHP 2 million in the nine months ended September 30, 2021, reflecting the accrual of interest expense on retirement in the period.

Gain (loss) on disposal of property and equipment – net. OMI recorded a reversal from a gain on disposal of property and equipment – net of PHP 3 million in the nine months ended September 30, 2020 to a loss on disposal of property and equipment – net of PHP 1 million in the nine months ended September 30, 2021 primarily due to the loss on trade-in of slots machines and signage in 2021.

Other income. OMI’s other income decreased by 49.4% from PHP 29 million in the nine months ended September 30, 2020 to PHP 15 million in the nine months ended September 30, 2021 due to lower ICRF placements in 2021 as compared to 2020 and reimbursement income from accounting services rendered to related parties. Income from revaluation and redemption of ICRFs also affect other income.

Loss before income tax. As a result of the foregoing, OMI’s loss before income tax decreased by 9.5% from PHP 7,125 million for the nine months ended September 30, 2020 to PHP 6,450 million ($127 million) for the nine months ended September 30, 2021.

Provision for (benefit from) deferred income tax. OMI recorded a provision for deferred income tax of PHP 754 million ($15 million) in the nine months ended September 30, 2021 due to an adjustment in deferred taxes as a result of cancelation of a memorandum of agreement relating to potential sale of land.

Net loss. As a result of the foregoing, OMI’s net loss increased by 1.1% from PHP 7,125 million for the nine months ended September 30, 2020 to PHP 7,205 million ($141 million) for the nine months ended September 30, 2021.

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

Revenues. OMI’s total revenues decreased by 62.0% from PHP 28,176 million in the year ended December 31, 2019 to PHP 10,711 million in the year ended December 31, 2020.

GGR from VIP table games decreased from PHP 19,872 million in the year ended December 31, 2019 to PHP 8,640 million in the year ended December 31, 2020 due to lower VIP visitation attributable to COVID restrictions, including shutdown, quarantine and international travel restrictions. GGR from mass market table games also decreased from PHP 9,792 million in the year ended December 31, 2019 to PHP 2,704 million in the year ended December 31, 2020 due to lower mass market visitation attributable to COVID restrictions, including shutdown and quarantine. Similarly, GGR from gaming machines decreased from PHP 10,295 million in the year ended December 31, 2019 to PHP 4,058 million in the year ended December 31, 2020 due to lower VIP and mass market visitation. As a result of the foregoing, OMI’s gaming revenues decreased by 60.4% from PHP

25,320 million in the year ended December 31, 2019 to PHP 10,023 million in the year ended December 31, 2020.

	Year Ended December 31,
	2019	2020
	(PHP millions)
VIP Table Games	19,872	8,640
Mass Market Table Games	9,792	2,704
Electronic Games	10,295	4,058

Gross Gaming Revenue	39,959	15,402
Other Gaming Revenue	22	9
Promo Allowance	(14,242)	(5,267)
IFRS 15 Adjustment	(419)	(121)

Gaming Revenue – net	25,320	10,023

Hotel, food and beverage revenue decreased from PHP 2,398 million in the year ended December 31, 2019 to PHP 584 million in the year ended December 31, 2020 due to lower visitation and shutdown. Similarly, retail and other revenue decreased from PHP 457 million in the year ended December 31, 2019 to PHP 103 million in the year ended December 31, 2020 due to lower visitation and shutdown.

Operating costs and expenses. OMI’s operating costs and expense decreased by 33.9% from PHP 28,021 million in the year ended December 31, 2019 to PHP 18,523 million in the year ended December 31, 2020, primarily as a result of the decline in PACGOR license fees due to lower gross gaming revenue as a result of the shutdown and a decline in personnel costs from an employee retrenchment program and reduction in business activities, partially offset by impairment related to trade receivable write-offs.

Income (loss) from operations. As a result of the foregoing, OMI recorded a reversal from income from operations of PHP 155 million in the year ended December 31, 2019 to loss from operations of PHP 7,813 million in the year ended December 31, 2020.

Interest and finance charges. OMI’s interest and finance charges increased by 1.2% from PHP 1,897 million in the year ended December 31, 2019 to PHP 1,920 million in the year ended December 31, 2020 primarily due to increase on the interest expense on leases.

Foreign exchange gains – net. OMI’s foreign exchange gains – net increased from PHP 184 million in the year ended December 31, 2019 to PHP 610 million in the year ended December 31, 2020 due to the increase in foreign exchange gains on payables, short-term and long-term loans primarily due to the decrease in Philippine peso to U.S. dollar exchange rate from PHP 50.74 to $1.00 as at December 31, 2019 to PHP 48.04 to $1.00 as at December 31, 2020.

Interest income. OMI’s interest income decreased by 65.8% from PHP 53 million in the year ended December 31, 2019 to PHP 18 million in the year ended December 31, 2020 due to lower cash balance during 2020 as compared to 2019.

Interest cost on retirement. OMI’s interest cost on retirement increased by 5.7% from PHP 4.2 million in the year ended December 31, 2019 to PHP 4.4 million in the year ended December 31, 2020 due to retrenchment of employees.

Gain (loss) on disposal of property and equipment – net. OMI recorded a reversal from net loss on disposal of property and equipment of PHP 1 million in the year ended December 31, 2019 to net gain on disposal of property and equipment of PHP 1 million in the year ended December 31, 2020 due to gain from disposal of various equipment in 2020.

Settlement expense. OMI recorded a settlement expense of PHP 337 million in the year ended December 31, 2019, reflecting the settlement of a case with a case with a contractor during the year.

Gain on sale and leaseback – net. OMI recorded gain on sale and leaseback – net of PHP 11 million in the year ended December 31, 2019 due to pre-termination of the sale and leaseback transaction with BLFI for certain transportation equipment in 2019.

Other income. OMI’s other income decreased by 22.7% from PHP 57 million in the year ended December 31, 2019 to PHP 44 million in the year ended December 31, 2020 due to decrease in income from handling fees from casino patrons.

Loss before income tax. As a result of the foregoing, OMI’s loss before income tax increased from PHP 1,779 million in the year ended December 31, 2019 to PHP 9,063 million in the year ended December 31, 2020.

Provision for (benefit from) deferred income tax. OMI recorded a reversal from benefit from deferred income tax of PHP 1,342 million in the year ended December 31, 2019 to provision for deferred income tax of PHP 44 million in the year ended December 31, 2020 due to reduced casino related operations and other non-deductible expenses.

Net loss. As a result of the foregoing, OMI’s net loss increased from PHP 438 million in the year ended December 31, 2019 to PHP 9,107 million in the year ended December 31, 2020.

Liquidity and Capital Resources

OMI’s principal sources of liquidity used to finance its capital requirements have been, and will continue to be, cash flows from operations, capital markets and other financing activities and amounts available under OMI’s bank facilities. OMI’s liquidity has been and will continue to be influenced by a variety of factors, including: OMI’s ability to generate cash flow from its operations, the level of OMI’s outstanding indebtedness and the interest OMI is obligated to pay on this indebtedness, OMI’s credit rating, changes in exchange rates which will impact OMI’s generation of cash flows from operations, and OMI’s capital expenditure requirements.

	Year Ended December 31,		Nine Months Ended September 30,
	2019	2020	2020	2021	2021(1)
	(PHP millions)				($ millions)
	(audited)	(audited)	(unaudited)	(unaudited)	(unaudited)
Net cash generated from (used in) operating activities	9,385	(277)	(2,553)	2,148	42
Net cash used in investing activities	(9,023)	(4,149)	(3,789)	(2,034)	(40)
Net cash provided by (used in) financing activities	(117)	1,566	1,941	(1,316)	(26)
Effect of foreign exchange rate changes on cash and cash equivalents	(196)	(209)	(182.0)	178	3

Net increase (decrease) in cash and cash equivalents	50	(3,068)	(4,583)	(1,024)	(20)
Cash and cash equivalents at beginning of period	8,836	8,886	8,886	5,817	114

Cash and cash equivalents at end of period	8,886	5,817	4,303	4,793	94

Note:

(1)

The translation of Philippine peso amounts into U.S. dollars is provided for convenience only and is unaudited. Amounts in Philippine pesos were converted to U.S. dollars on the basis of the rate for the conversion quoted in the BSP Daily Reference Exchange Rate Bulletin on September 30, 2021 of PHP 50.959 = $1.00. See “Exchange Rates.”

Cash Flows from Operating Activities

In the nine months ended September 30, 2021, net cash generated from operating activities was PHP 2,148 million ($42 million), primarily as a result of operating income before working capital changes of PHP 1,010 million, increase in trade and other payables of PHP 561 million ($11 million) due to increase in foreign currency payables as an effect on the increase in Philippine peso to U.S. dollar exchange rate and increase in construction in progress accruals and a decrease in trade and other receivables of PHP 401 million ($8 million) due to decrease in credit markers from patrons, partially offset by an increase in prepaid expenses and other current assets of PHP 80 million as a result of increases in prepaid insurance, maintenance, rentals and security deposit offset by decreases in prepaid life and medical insurance and taxes and interest.

In the year ended December 31, 2020, net cash used in operating activities was PHP 277 million, primarily as a result of operating loss before working capital changes of PHP 362 million and decrease in trade and other payables of PHP 2,494 million due to increases in construction in progress accruals and purchases of equipment, partially offset by decrease in trade and other receivables of PHP 1,858 million due to lower visitation of casino players and hotel guests, decrease in advances to contractors and suppliers of PHP 527 million due to fewer construction and decrease in prepaid expenses and other current assets of PHP 272 million due to amortization of prepaid life and medical insurance and full amortization of prepaid operating equipment in 2020.

In the year ended December 31, 2019, net cash provided by operating activities was PHP 9,385 million, primarily as a result of operating income before working capital changes of PHP 6,722 million and increase in trade and other payables of PHP 4,839 million due to higher license fees payable as a result of higher gaming revenue and a large amount of trade purchases of gaming equipment from UEC, increase in trade and other receivables of PHP 2,076 million due to increase in casino credit markers from playing patrons and increase in inventories of PHP 219 million due to increase in casino inventories, engineering supplies and food and beverage inventories.

Cash Flows from Investing Activities

In the nine months ended September 30, 2021, net cash used in investing activities was PHP 2,034 million ($40 million), comprising acquisitions of property and equipment of PHP 1,565 million ($31 million) relating to construction and operating equipment, acquisitions of intangible assets of PHP 69 million ($1 million) relating to software used in operations and placement of financial assets at fair value through profit or loss of PHP 400 million ($8 million) relating to investments in ICRFs with a local bank.

In the year ended December 31, 2020, cash flows used in investing activities was PHP 4,149 million, comprising acquisitions of property and equipment of PHP 4,069 million relating to construction and operating equipment and acquisitions of intangible assets of PHP 80 million relating to software used in operations.

In the year ended December 31, 2019, cash flows used in investing activities was PHP 9,023 million, comprising acquisitions of property and equipment of PHP 8,869 million relating to construction and other equipment and acquisitions of intangible assets of PHP 153 million relating to software used in operations.

Cash Flows from Financing Activities

In the nine months ended September 30, 2021, net cash used in financing activities was PHP 1,316 million ($26 million), primarily as a result of the repayment of loans of PHP 3,172 million ($62 million) and the payment of rent of PHP 327 million ($6 million), partially offset by proceeds from long term loans payable of PHP 2,401 million ($47 million).

In the year ended December 31, 2020, net cash provided by financing activities was PHP 1,566 million, primarily as a result of proceeds from short-term loans payable of PHP 2,504 million, partially offset by loan repayment of PHP 567 million and interest paid on loans of PHP 272 million.

In the year ended December 31, 2019, net cash used in financing activities was PHP 117 million, primarily as a result of loan repayment of PHP 6,622 million and interest paid on loans of PHP 723 million, partially offset by proceeds from long-term loans payable of PHP 5,042 million and proceeds from short-term loans payable of PHP 2,614 million.

Indebtedness

As of September 30, 2021, OMI had incurred a total of PHP 8,835 million ($173 million) of indebtedness in aggregate, with denominations in Philippine peso and United States dollars. PHP 6,287 million ($123 million) of OMI’s indebtedness is at fixed interest rates while the remaining PHP 2,548 million ($50 million) of OMI’s indebtedness is at floating interest rates. The breakdown of OMI’s indebtedness as of September 30, 2021 is as follows:

	As at September 30, 2021
	(PHP millions)	($ millions)(1)
Less than 1 year	3,917	77
Between 1 and 2 years	2,612	51
Between 2 and 5 years	2,306	45
More than 5 years	—	—

Total	8,835	173

Note:

(1)

The translation of Philippine peso amounts into U.S. dollars is provided for convenience only and is unaudited. Amounts in Philippine pesos were converted to U.S. dollars on the basis of the rate for the conversion quoted in the BSP Daily Reference Exchange Rate Bulletin on September 30, 2021 of PHP 50.959 = $1.00. See “Exchange Rates.”

OMI holds a $50.0 million working capital facility in the form of a one-year promissory note which is extendable at its expiration. The facility is subject to an interest rate of 2.15% per annum and is secured by OMI’s $50 million escrow account required to be held pursuant to the terms of the Provisional License.

Capital Commitments

OMI does not have any material capital commitments.

Capital Expenditures

In the nine months ended September 30, 2021, the year ended December 31, 2020 and the year ended December 31, 2019, OMI’s capital expenditure amounted to PHP 2,565 million ($50 million), PHP 5,667 million and PHP 32,558 million, respectively, the majority of which pertained to construction in progress.

The table below summarizes OMI’s primary capital expenditures for the periods indicated:

	Year ended December 31		Nine months ended September 30,
	2019	2020	2021
	(PHP millions)	(PHP millions)	(PHP millions)	($ millions)(1)
	(audited)		(unaudited)
Additions to construction in progress	9,783	4,948	2,176	43
Purchase of equipment	385	344	212	4
Purchase of furniture & fixtures	558	220	114	2
Additions to building	101	155	58	1
Additions to right-of-use assets	21,727	—	—	—
Additions to leasehold improvements	4	—	5	—

Total	32,558	5,667	2,565	50

Note:

(1)

The translation of Philippine peso amounts into U.S. dollars is provided for convenience only and is unaudited. Amounts in Philippine pesos were converted to U.S. dollars on the basis of the rate for the conversion quoted in the BSP Daily Reference Exchange Rate Bulletin on September 30, 2021 of PHP 50.959 = $1.00. See “Exchange Rates.”

The total minimum remaining required project costs for OMI (for purposes of OMI’s contractual and regulatory requirements) is estimated to be approximately $110 million as of November 2021. This amount includes the value of anticipated construction costs, FF&E, supplies and equipment, consultant fees and retention amounts.

Contingent Liabilities

Other than the standby letters of credit discussed in the notes to OMI’s financial statements, OMI does not have any other contingent liabilities. The outstanding potential liability of these letters of credit as of September 30, 2021 was PHP 100 million ($2 million).

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as foreign currency exchange rates. OMI’s exposure to market risk primarily relate to its indebtedness. OMI does not hold or issue financial instruments for trading purposes and do not enter into derivative transactions that would be considered speculative positions.

Interest Rate Risk

As of September 30, 2021, PHP 6,287 million ($123 million) of OMI’s indebtedness is at fixed interest rates while the remaining PHP 2,548 million ($50 million) of OMI’s indebtedness is at floating interest rates. OMI is exposed to market risk relating to changes in interest rates through repricing of its float interest rates, as well as through any refinancing of its fixed rate indebtedness and any additional financing.

Foreign Currency Risk

OMI’s foreign exchange risk results primarily from movements of the peso against the U.S. dollar. As of September 30, 2021, OMI’s liabilities were denominated in pesos and U.S. dollars. OMI does not hedge any of its foreign currency exposure. OMI is also subject to foreign currency risk from the credit it extends to VIP customers at Okada Manila, who provide security in the form of foreign currency-denominated accounts, as well as foreign currency risk generally from VIP players who may exchange foreign currency for casino chips, which are denominated in Philippine pesos.

Liquidity Risk

OMI faces the risk that it will not have sufficient cash flows to meet its financing obligations when they come due. OMI manages liquidity risks by forecasting projected cash flows and maintaining balance between continuity of funding and the expected commencement of operations. Treasury controls and procedures are in place to ensure that sufficient cash is maintained to cover daily operational working capital requirements. Management closely monitors OMI’s future and contingent obligations and set up required cash reserves as necessary in accordance with internal requirements.

Seasonality

Management of OMI believes that the operation of Okada Manila is not subject to any material seasonal fluctuations and operations throughout the year will be relatively stable.

CERTAIN OMI RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Registration Rights Agreement

As a condition to closing the Merger and Share Acquisition Agreement, OMI, the Sponsor and TRA (collectively with the Sponsor, the “OMI Holders”) will enter into a Registration Rights Agreement that will become effective at the Effective Time. The Registration Rights Agreement also provides the OMI Holders with (i) piggyback registration rights and (ii) three demand rights in any twelve-month period for an underwritten shelf takedown, in certain circumstances. The Registration Rights Agreement provides that OMI will pay certain expenses relating to such registration and indemnify the OMI Holders against certain liabilities.

Eagle I Lease

On January 1, 2012, TRLEI and Eagle I entered into the Eagle I Lease. On December 21, 2018, TRLEI and Eagle I entered into a Memorandum of Agreement with a third party buyer whereby TRLEI agreed to release its leasehold rights over a certain parcel of land with an area of 19,952 sq.m. to allow Eagle I to sell the said parcel of land to the third party buyer. Eagle I is 40% owned by Brontia Limited, a subsidiary of UEC and an affiliate of OMI and TRLEI.

The leased property has a total aggregate area of 311,491 sq.m. and is located at Barangay Tambo and Barangay Don Galo, Parañaque City. The lease also gives TRLEI the right to use and manage certain road lots and open space with a total area of approximately 69,425 sq.m. The Eagle I Lease sets the term of the lease for 21 years, from January 1, 2012 to December 31, 2033, or the same year that the Provisional License will expire, renewable by written agreement of the parties under terms mutually acceptable to them. This was subsequently amended to change the term of the lease to 50 years (from January 1, 2012 to December 31, 2061), subject to renewal for another 25 years at the option of TRLEI. The leasehold rights of TRLEI through December 31, 2033 are annotated in the transfer certificate of title.

Based on the latest amendment of the Eagle I Lease, the rent beginning on October 1, 2019 is PHP 119,180,416.71 per month, subject to escalation rate of 3% annually beginning January 1, 2020.

The Eagle I Lease will be further amended to carve out from the lease the portion of the undeveloped land with an aggregate area of 11.7 hectares. After the amendment of the Eagle I Lease, the leased property will have a total aggregate area of 19.4 hectares. The amendment of the Eagle I Lease shall be subject to corporate approvals of the board of directors of Eagle I and TRLEI, and will require prior approval or confirmation of no objection from PEZA. PAGCOR notice/approval may also be needed, but this is subject to further determination.

Working Capital

TRLEI has non-interest-bearing receivable from and payable to its related parties for purposes of additional working capital. Receivables and payables are settled on demand through cash payments or offsetting arrangements.

On December 26, 2017, UEC transferred cash to TRLEI amounting to $20 million for purpose of additional working capital. Additionally, TRLEI previously received several rounds of cash funding from UEC totaling $40 million. The purpose of these rounds of funding is for additional working capital for operations and payment for construction. As at September 30, 2021, the total funding received by TRLEI from UEC amounted to PHP 7.12 billion.

Machine Purchases

TRLEI purchased from UEC and Aruze Philippines Manufacturing, Inc. (“APMI”) certain machines and equipment in 2020 and 2019 totaling PHP 106.95 million and PHP 812.14 million, respectively. As at

September 30, 2021, trade payables to UEC and APMI related to these purchases amounted to PHP 2.84 billion. APMI is indirectly owned by the former chairman and chief executive officer of TRLEI. Trade payables related to these purchases are unsecured.

Master Contribution Agreement

On August 24, 2015, TRLEI entered into a Master Contribution Agreement with TRA and UEC where UEC agreed to contribute funds to TRLEI in separate tranches through TRA in exchange for TRLEI’s shares to be issued in favor of TRA. In 2018, several funding from UEC in favor of TRA were received by TRLEI totaling PHP 56.14 billion and were recorded as deposit for future subscription.

Tiger II Loan

In February and March 2014, Tiger Resorts Property Management Incorporated (“Tiger II”), a related party by virtue of common officer/director, obtained loans totaling $140 million from a Philippine bank. TRLEI and Tiger II entered into an agreement to pass on the interest on the loans since the proceeds were used in the construction of Okada Manila. In 2016, Tiger II settled in full the loan from the local bank. As at September 30, 2021, the passed-on interest is considered impaired by TRLEI.

Reimbursement Agreement

In 2014, TRLEI and Eagle I entered into a two-year reimbursement agreement subject to automatic renewal for another year unless otherwise terminated. Under the agreement, TRLEI shall provide administrative support services to the related parties. This was recorded as “Other income” in the statements of comprehensive income.

Administrative Support and Advisory Services for Asiabest Group International Inc.

On November 7, 2019, TRLEI has entered into an agreement with Asiabest Group International Inc. (“ABG”), an entity under common control, whereas TRLEI would be providing certain administrative support and advisory services in connection with its operations. ABG was incorporated and registered with the Philippine SEC on October 23, 1970 and was listed in the Philippine Stock Exchange on July 10, 1979. ABG is an entity wherein TRA owned 200,000,000 common shares representing two-thirds of its outstanding capital stock.

UEC Notes

On December 6, 2018, UEC entered into a note purchase agreement to issue privately-placed three-year corporate notes to raise additional funding for the continuous construction of Okada Manila and for the repayment of borrowings. The notes are secured by a guarantee and collateral agreement dated December 11, 2018 with TRLEI as one of the subsidiary guarantors. The subsidiary guarantors jointly and severally, unconditionally and irrevocably guaranteed UEC’s performance of its obligations under the notes and the note purchase agreement in favor of the note purchasers and other secured parties. Pursuant to the terms of the notes, TRLEI will be released as a subsidiary guarantor upon consummation of the Merger and Share Acquisition.

Guarantee Fee

In 2020, TRLEI and Eagle I entered into an agreement that TRLEI will pay Eagle I a guarantee fee as consideration for the mortgage of the properties of Eagle I for a one-year term loan facility availed by TRLEI from Asia United Bank.

SELECTED HISTORICAL FINANCIAL DATA OF OMI

You should read the selected financial information presented below in conjunction with the financial statements and the notes thereto included elsewhere in this registration statement. You should also read the section of this registration statement entitled “OMI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

OMI has derived its consolidated statements of income, balance sheet and statements of cash flow data as of and for the years ended December 31, 2019 and 2020 from TRLEI’s audited consolidated financial statements included elsewhere in this registration statement, which have been audited by UHY LLP. OMI has derived its consolidated statement of income and balance sheet as of September 30, 2021 and for the nine months ended September 30, 2020 and 2021 from TRLEI’s unaudited condensed consolidated interim financial statements included elsewhere in this registration statement, which have been reviewed by UHY LLP. A review is substantially less in scope than an audit and consequently does not enable UHY LLP to obtain assurance that they would become aware of all significant matters that might be identified in an audit. Accordingly, UHY LLP does not express an audit opinion on the unaudited condensed consolidated financial statements.

The Company has prepared and presented its consolidated financial statements in accordance with IFRS, which differ in certain material respects from U.S. GAAP. The Company’s financial statements are presented in Philippine peso, have been prepared in accordance with IFRS, and are not intended to present the Company’s financial condition, financial performance and cash flows in accordance with accounting principles other than IFRS. In making an investment decision, you should rely upon your own examination of the financial information contained in this registration statement.

Consolidated Statement of Income

	Year Ended December 31,		Nine Months Ended September 30,
	2019	2020	2020	2021
	(PHP millions)				($ millions)(1)
	(audited)	(audited)	(unaudited)	(unaudited)	(unaudited)
Gaming	25,320	10,023	7,193	8,252	162
Hotel, food and beverage	2,398	584	447	447	9
Retail and others	457	103	59	32	1

Total revenues	28,176	10,711	7,699	8,731	171
Operating costs and expenses	28,021	18,523	13,934	12,590	247

(Loss) income from operations	155	(7,813)	(6,235)	(3,859)	(76)
Other income (charges) — net
Interest and finance charges	(1,897)	(1,920)	(1,427)	(1,479)	(29)
Foreign exchange gains (loss) — net	184	610	487	(910)	(18)
Write-off on construction in progress	—	—	—	(214)	(4)
Interest income	53	18	17	1	0
Interest cost on retirement	(4)	(4)	—	(2)	(0)
Gain (loss) on disposal of property and equipment — net	(1)	1	3	(1)	(0)
Settlement expense	(337)	—	—	—	—
Gain on sale and leaseback — net	11	—	—	—	—
Others	57	44	29	15	0

	(1,934)	(1,250)	(890)	(2,591)	(51)

Loss before income tax	(1,779)	(9,063)	(7,125)	(6,450)	(127)
Provision for (benefit from) deferred income tax	(1,342)	44	—	755	15

Net loss	(438)	(9,107)	(7,125)	(7,205)	(141)

Note:

(1)

The translation of Philippine peso amounts into U.S. dollars is provided for convenience only and is unaudited. Amounts in Philippine pesos were converted to U.S. dollars on the basis of the rate for the conversion quoted in the BSP Daily Reference Exchange Rate Bulletin on September 30, 2021 of PHP 50.959 = $1.00. See “Exchange Rates.”

Consolidated Balance Sheet

	As of December 31,		As of September 30,
	2019	2020	2021
	(PHP millions)			($ millions)(1)
	(audited)	(audited)	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	6,338	3,404	2,234	44
Financial asset at fair value through profit or loss	1	1	402	8
Trade and other receivables	4,787	2,061	1,681	33
Inventories	748	773	697	14
Prepaid expenses and other current assets	1,780	1,462	1,506	30
Restricted cash	2,548	2,413	2,560	50

Total current assets	16,201	10,114	9,079	178
Noncurrent assets:
Advances to contractors and suppliers	3,297	2,770	2,590	51
Property and equipment — net	164,002	163,296	161,022	3,160
Intangible assets — net	623	464	356	7
Deferred tax asset — net	2,816	2,761	2,007	39
Other noncurrent assets	111	110	107	2

Total noncurrent assets	170,850	169,401	166,082	3,259

Total assets	187,051	179,515	175,161	3,437
Liabilities
Current liabilities:
Trade and other payables	19,862	17,935	19,717	387
Short-term loans payable	2,537	4,784	2,548	50
Accrued rent	1,616	3,089	4,012	79
Current portion of:
Lease liability	61	65	52	1
Long-term loans payable — net	538	944	1,331	26

Total current liabilities	24,614	26,817	27,659	543
Noncurrent liabilities:
Noncurrent portion of:
Lease liability	26,420	26,959	27,347	537
Long-term loans payable — net	4,479	3,293	4,885	96
Retirement benefit liability	116	78	107	2
Deposits for future stock subscription	56,135	56,135	56,135	1,102
Other noncurrent liabilities	26	27	27	1

Total non-current liabilities	87,176	86,492	88,501	1,737

Total liabilities	111,790	113,310	116,161	2,279
Equity
Capital stock	8,670	8,670	8,670	171
Additional paid-in capital	78,172	78,172	78,172	1,534
Other comprehensive gain (loss) on remeasurement of retirement benefit liability	(12)	40	40	1
Deficit	(11,599)	(20,707)	(27,912)	(548)

Total equity	75,260	66,205	59,000	1,158

Total liabilities and equity	187,051	179,515	175,161	3,437

Note:

(1)

The translation of Philippine peso amounts into U.S. dollars is provided for convenience only and is unaudited. Amounts in Philippine pesos were converted to U.S. dollars on the basis of the rate for the conversion quoted in the BSP Daily Reference Exchange Rate Bulletin on September 30, 2021 of PHP 50.959 = $1.00. See “Exchange Rates.”

Consolidated Statement of Cash Flows

	Year Ended December 31,		Nine Months Ended September 30,
	2019	2020	2020	2021
	(PHP millions)				($ millions)(1)
	(audited)	(audited)	(unaudited)	(unaudited)	(unaudited)
Net cash generated from (used in) operating activities	9,385	(277)	(2,553)	2,148	42
Net cash used in investing activities	(9,023)	(4,149)	(3,789)	(2,034)	(40)
Net cash provided by (used in) financing activities	(117)	1,566	1,941	(1,316)	(26)
Effect of foreign exchange rate changes on cash and cash equivalents	(196)	(209)	(182)	178	3

Net increase (decrease) in cash and cash equivalents	50	(3,068)	(4,583)	(1,024)	(20)
Cash and cash equivalents at beginning of period	8,836	8,886	8,886	5,817	114

Cash and cash equivalents at end of period	8,886	5,817	4,303	4,793	94

Note:

(1)

The translation of Philippine peso amounts into U.S. dollars is provided for convenience only and is unaudited. Amounts in Philippine pesos were converted to U.S. dollars on the basis of the rate for the conversion quoted in the BSP Daily Reference Exchange Rate Bulletin on September 30, 2021 of PHP 50.959 = $1.00. See “Exchange Rates.”

Non-IFRS Financial Measures and Other Financial Measures

OMI defines “Adjusted EBITDA” as operating profit / (loss) before depreciation and other adjustments. Adjusted EBITDA is presented exclusively as supplemental disclosures because management of OMI believes that it is widely used to measure the performance of gaming companies. OMI uses Adjusted EBITDA as a measure of the operating performance of OMI and to compare the operating performance of OMI with those of its competitors.

Adjusted EBITDA is a supplemental measure of performance and liquidity that is not required by, or presented in accordance with, IFRS, is not a measurement of financial performance or liquidity under IFRS and should not be considered as alternatives to profit (loss) attributable to owners of the company, operating income or any other performance measures derived in accordance with IFRS or as alternatives to cash flows from operating activities as a measure of liquidity. In addition, Adjusted EBITDA is not a standardized term; hence, a direct comparison of Adjusted EBITDA as reported by different companies may not be possible or meaningful.

Management of OMI believes Adjusted EBITDA facilitates comparisons of operating performance from period to period and company to company by eliminating potential differences caused by variations in capital structures (affecting interest and finance charges), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation and amortization of tangible and intangible assets (affecting relative depreciation and amortization expenses). Adjusted EBITDA has been presented because management of OMI believes that it is frequently used by securities analysts, investors and other interested parties in evaluating similar companies, many of whom present such non-IFRS financial measures when reporting their results. Nevertheless, Adjusted EBITDA has limitations as a analytical tool and should not be considered in isolation from, or as substitutes for, analysis of OMI’s financial condition or results of operations as reported under IFRS. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to OMI to invest in the growth of its business.

Adjusted EBITDA

	Year ended December 31,		Nine months ended September 30,
	2019	2020	2020	2021
	(PHP millions)				($millions)(1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	(438)	(9,107)	(7,125)	(7,205)	(141)
Provision for (benefit from) deferred income tax	(1,342)	44	—	755	15

Loss before income tax	(1,779)	(9,063)	(7,125)	(6,450)	(127)
Other income (expenses) – net	(1,934)	(1,250)	(890)	(2,591)	(51)

(Loss) income from operations	155	(7,813)	(6,235)	(3,859)	(76)
Litigation expense(2)	18	—	—	—	—
Property charges and others(3)	383	88	7	82	2
Depreciation and amortization	6,315	6,462	4,901	4,708	92

Adjusted EBITDA	6,872	(1,262)	(1,326)	932	18

Notes:

(1)

The translation of Philippine peso amounts into U.S. dollars is provided for convenience only and is unaudited. Amounts in Philippine pesos were converted to U.S. dollars on the basis of the rate for the conversion quoted in the BSP Daily Reference Exchange Rate Bulletin on September 30, 2021 of PHP 50.959 = $1.00. See “Exchange Rates.”

(2)	Litigation expense comprises all of our legal and related expenses arising from litigation.
(3)	Property charges and other includes asset write-offs, impairments, gain / (loss), and other non-recurring expenses included in operating profit.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF 26 CAPITAL

The following tables summarize the relevant financial data for 26 Capital’s business and should be read in conjunction with the section entitled “26 Capital’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and 26 Capital’s audited financial statements, and the notes related thereto, which are included elsewhere in this registration statement.

26 Capital’s balance sheet data as of September 30, 2021 and statement of operations data for the nine months ended September 30, 2021 are derived from 26 Capital’s unaudited financial statements included elsewhere in this registration statement. 26 Capital’s balance sheet data as of December 31, 2020 and statement of operations data for the period from August 24, 2020 (inception) through December 31, 2020 are derived from 26 Capital’s audited financial statements included elsewhere in this registration statement.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information in conjunction with 26 Capital’s financial statements and related notes and the section entitled “26 Capital Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this registration statement.

(in thousands of U.S. dollars, except share and per share data)

Income Statement Data:	Nine Months Ended September 30, 2021	For the Period from August 24, 2020 (inception) Through December 31, 2020
Revenue	$—	$—
Loss from operations	(1,194)	(1)
Interest income on marketable securities	11	—
Other income (expense)	5,168	—
Net income (loss)	3,974	(1)
Basic and diluted net income per Class A common stock	0.12	—
Weighted average Class A common stock outstanding — basic and diluted	25,680,147	—
Basic and diluted net income per share	0.12	(0.00)
Weighted average Class A common stock outstanding — basic and diluted	6,814,103	6,000,000

Balance Sheet Data:	September 30, 2021	December 31, 2020
Working capital	$334	$(102)
Trust account	275,012	—
Total assets	275,629	300
Total liabilities	29,205	276
Value of ordinary shares subject to redemption	275,000	—
Stockholders’ equity (deficit)	(28,576)	24

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statement of financial position as of September 30, 2021 combines the historical statement of financial position of TRLEI and the historical statement of financial position of 26 Capital on a pro forma basis as if the Merger and Share Acquisition and related transactions had been consummated on September 30, 2021. The unaudited pro forma condensed combined statement of comprehensive loss for the nine months ended September 30, 2021 and the twelve months ended December 31, 2020 combines the historical statements of comprehensive loss of TRLEI and 26 Capital for such period on a pro forma basis as if the Merger and Share Acquisition and related transactions had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Merger and Share Acquisition and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with TRLEI’s and 26 Capital’s audited financial statements and related notes, as applicable, and the sections titled “OMI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “26 Capital’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Merger and Share Acquisition

The Merger and Share Acquisition Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Merger and Share Acquisition Agreement, the “Transactions”), following the Reorganization and the Subscription (each as defined below):

(a)

at the closing of the transactions contemplated by the Merger and Share Acquisition Agreement (the “Closing”), upon the terms and subject to the conditions of the Merger and Share Acquisition Agreement and in accordance with the Delaware General Corporation Law, as amended (“DGCL”), Merger Sub will merge with and into 26 Capital, the separate corporate existence of Merger Sub will cease and 26 Capital will be the surviving corporation and a wholly-owned subsidiary of OMI (the “Merger”); and

(b)

as a result of the Merger, among other things, all outstanding shares of common stock of 26 Capital immediately prior to Closing (except with respect to (i) any shares owned by 26 Capital, Merger Sub or any subsidiary of 26 Capital, which shares will be cancelled as part of the Merger, (ii) any shares in 26 Capital that are held by shareholders who have made a valid redemption election, which shares will be redeemed in accordance with 26 Capital’s organizational documents, and (iii) any shares in 26 Capital that are held by shareholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provision of the DGCL) will be converted into and shall for all purposes represent only the right to subscribe for and purchase, pursuant to the Subscription Agreement (as defined herein) and a letter of transmittal and subscription confirmation, one validly issued, fully paid and non-assessable common share of OMI upon the exercise of such subscription right.

Prior to the Closing, TRA will effect a reorganization of parts of its business (the “Reorganization”) in accordance with the Merger and Share Acquisition Agreement. Pursuant to the Reorganization, among other matters, OMI will become a direct subsidiary of TRA, TRLEI will become a wholly-owned direct subsidiary of OMI, and intercompany receivables (other than ordinary course trade receivables) due from TRLEI to TRA and certain of its affiliates will be contributed to OMI. In addition TRLEI’s lease with Eagle 1 Land Holdings Inc. (under which OMI leases land where its building is located) will be amended to exclude certain undeveloped land currently leased by TRLEI.

Prior to Closing, but after the redemption of certain shares of 26 Capital, 26 Capital will, as agent acting on behalf of its stockholders, subscribe for shares of common stock of OMI, at a price equal to their par value of 0.05 PHP (0.05 Philippine pesos), with the cash payment for such shares being deemed made by and on behalf of the applicable stockholders of 26 Capital (the “Subscription”). In order to fund the cash payment on behalf the applicable 26 Capital stockholders, 26 Capital will, prior to Closing, declare and pay a cash dividend on the shares of common stock of 26 Capital in the amount of 0.05 PHP per share of common stock of 26 Capital, which amount will either be paid by 26 Capital to OMI in accordance with the Subscription Agreement or paid to holders of 26 Capital’s shares of common stock who elect not to participate in the Subscription (but have not elected to have their shares redeemed by 26 Capital).

Anticipated Accounting Treatment

The Merger and Share Acquisition will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, 26 Capital will be treated as the “acquired” company for accounting purposes. Accordingly, the Merger and Share Acquisition will be treated as the equivalent of TRLEI issuing shares at the closing of the Merger and Share Acquisition for the net assets of 26 Capital as of the closing date, accompanied by a recapitalization. The net assets of 26 Capital will be stated at historical cost, with no goodwill or other intangible assets recorded.

TRLEI has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	TRLEI’s shareholders will have the largest voting interest in OMI under both the no redemption and maximum redemption scenarios;

•	The board of directors of the post-combination company has seven members, and TRLEI shareholders have the ability to nominate at least the majority of the members of the board of directors;

•	TRLEI’s senior management is the senior management of the post-combination company;

•	The business of TRLEI will comprise the ongoing operations of OMI; and

•	TRLEI is the larger entity, in terms of substantive operations and employee base.

The Merger and Share Acquisition, which is not within the scope of IFRS 3 since 26 Capital does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. Any excess of fair value of OMI’s common shares issued over the fair value of 26 Capital’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Basis of Pro Forma Presentation

Because 26 Capital reports its historical financial information in U.S. dollars and TRLEI reports its historical financial information in PHP, for purposes of preparing this presentation, all U.S. dollar amounts have been translated into the PHP using an exchange rate of $1.00 to PHP 50.96, which was the exchange rate published by the Daily Reference Exchange Rate Bulletin of the BSP the as of September 30, 2021.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by 26 Capital’s public shareholders of 26 Capital’s Class A Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account:

•

Scenario 1 — Assuming No Redemptions: This presentation assumes that no 26 Capital stockholders exercise redemption rights with respect to their Class A common stock upon consummation of the Merger and Share Acquisition; and

•

Scenario 2 — Assuming Maximum Redemptions: This presentation assumes that 27,500,000 shares of 26 Capital Class A Common Stock are redeemed for their pro rata share of the cash in the Trust Account. This presentation assumes that 26 Capital stockholders exercise their redemption rights with respect to a maximum of 27,500,000 shares of common stock upon consummation of the Merger and Share Acquisition at a redemption price of approximately $10.00 per share. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 250,000,000 combined company shares to be issued to TRLEI stockholders under both Scenario 1 and Scenario 2.

After the Merger and Share Acquisition, assuming no redemptions of 26 Capital shares for cash, 26 Capital’s current stockholders will own approximately 12.1% of the outstanding combined company shares, and the former stockholders of TRLEI will own approximately 87.9% of the outstanding combined company shares. Assuming redemption by holders of 27,500,000 26 Capital shares, 26 Capital stockholders will own approximately 2.7% of the outstanding combined company shares, and the former stockholders of TRLEI will own approximately 97.3% of the outstanding combined company shares (in each case, not giving effect to any shares issuable upon the exercise or conversion of warrants).

The foregoing scenarios are for illustrative purposes only as the actual number of redemptions by 26 Capital’s public shareholders is unknowable prior to the 26 Capital shareholder vote with respect to the Merger and Share Acquisition.

The following presents the calculation of basic and diluted weighted average shares outstanding. The computation of diluted loss per share excludes the effect of warrants to purchase 21,250,000 shares and 1,500,000 warrants upon conversion of the convertible notes to be issued because the inclusion of any of these securities would be anti-dilutive.

	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
26 Capital public shares	27,500,000	—
Founder Shares	6,875,000	6,875,000
Combined company shares issued in Merger and Share Acquisition	250,000,000	250,000,000

Weighted average shares outstanding	284,375,000	256,875,000

Percent of shares owned by TRLEI holders	87.9%	97.3%
Percent of shares owned by 26 Capital holders	12.1%	2.7%

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined statement of financial position as of September 30, 2021 assumes that the Merger and Share Acquisition occurred on September 30, 2021. The unaudited pro forma condensed combined statement of comprehensive loss for the nine months ended September 30, 2021 and the twelve months ended December 31, 2020 presents pro forma effect to the Merger and Share Acquisition as if it had been completed on January 1, 2020. These periods are presented on the basis that TRLEI is the accounting acquirer.

The pro forma combined balance sheet as of September 30, 2021 has been prepared using the following:

•	TRLEI’s historical condensed consolidated balance sheet as of September 30, 2021, as included elsewhere in this registration statement.

•	26 Capital’s historical condensed balance sheet as of September 30, 2021, as included elsewhere in this registration statement.

The pro forma combined statement of operations for the nine months ended September 30, 2021 has been prepared using the following:

•	TRLEI’s historical condensed consolidated statement of comprehensive loss for the nine months ended September 30, 2021, as included elsewhere in this registration statement.

•	26 Capital’s condensed statement of operations for the nine months ended September 30, 2021, as included elsewhere in this registration statement.

The pro forma combined statement of operations for the year ended December 31, 2020 has been prepared using the following:

•	TRLEI’s historical statement of comprehensive loss for the year ended December 31, 2020, as included elsewhere in this registration statement.

•	26 Capital’s condensed statements of operations for the period from August 24, 2020 (inception) through December 31, 2020.

The combined financial statements of TRLEI have been prepared in accordance with IFRS and in its functional and presentation currency of the PHP. The historical financial statements of 26 Capital have been prepared in accordance with U.S. GAAP in its functional and presentation currency of United States dollars. The financial statements of 26 Capital have been translated into PHP for purposes of having pro forma combined financial information at the rate on September 30, 2021 of $1.00 to PHP 50.96.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of OMI after giving effect to the Merger and Share Acquisition. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the the Merger and Share Acquisition are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the the Merger and Share Acquisition based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the the Merger and Share Acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of TRLEI and OMI.

2.	IFRS Policy and Presentation Alignment

The historical financial information of 26 Capital has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. The only adjustment required to convert 26 Capital’s financial statements from US GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify 26 Capital’s common stock subject to redemption to non-current financial liabilities under IFRS.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align 26 Capital’s historical financial information in accordance with the presentation of TRLEI’s historical financial information.

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in PHP and in thousands)

	As of September 30, 2021							As of September 30, 2021					As of September 30, 2021		As of September 30, 2021	As of September 30, 2021
															In USD (thousands)	In USD (thousands)
	TRLEI (Historical)		26 Capital (Historical)		Transaction Accounting Adjustments (Assuming No Redemptions) (Note 4)			Pro Forma Combined (Assuming No Redemptions)		Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions) (Note 4)			Pro Forma Combined (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Assets
Cash and cash equivalents	₱	2,233,655	₱	15,872	₱	14,014,315	(1)	₱	15,321,101	₱	(14,014,315)	(3)	₱	1,306,786	$300,655	$25,644
						(1,019,180)	(2)
						76,439	(4)
Financial assets and fair value through profit or loss		401,563				—			401,563					401,563	7,880	7,880
Trade receivables		1,681,206		—		—			1,681,206		—			1,681,206	32,991	32,991
Inventories		696,789		—		—			696,789		—			696,789	13,674	13,674
Prepaid expenses and other current assets		1,506,154		15,568		—			1,521,723		—			1,521,723	29,862	29,862
Restricted cash		2,559,764		—		—			2,559,764		—			2,559,764	50,232	50,232

Total Current Assets		9,079,132		31,440		13,071,574			22,182,146		(14,014,315)			8,167,831	435,294	160,282
Advances to contractors and suppliers		2,589,759				—			2,589,759					2,589,759	50,820	50,820
Property, plant and equipment, net		161,021,703		—		—			161,021,703		—			161,021,703	3,159,829	3,159,829
Intangible assets, net		356,157		—		—			356,157		—			356,157	6,989	6,989
Deferred tax assets, net		2,006,718		—		—			2,006,718		—			2,006,718	39,379	39,379
Other non current assets		107,394				—			107,394					107,394	2,107	2,107
Investments held in Trust Account - US Treasury Securities Money Market Fund		—		14,014,315		(14,014,315)	(1)		—		—			—	—	—

Total Assets	₱	175,160,863	₱	14,045,755	₱	(942,741)		₱	188,263,877	₱	(14,014,315)		₱	174,249,562	$3,694,419	$3,419,407

Liabilities and Stockholders’ Equity
Current Liabilities
Trade payables	₱	19,716,902	₱	13,895	₱	—		₱	19,730,796	₱	—		₱	19,730,796	$387,190	$387,190
Short-term loans payable		2,547,950		—		—			2,547,950		—			2,547,950	50,000	50,000
Accrued rent		4,011,703		—		—			4,011,703		—			4,011,703	78,724	78,724
Current portion of:															—	—
Lease liabilities		51,622		—		—			51,622					51,622	1,013	1,013
Long-term loans payable, net		1,331,261		—					1,331,261		—			1,331,261	26,124	26,124
Advances from related party		—		510		56,135,327	(6)		56,135,837		—			56,135,837	1,101,588	1,101,588

Total Current Liabilities		27,659,438		14,404		56,135,327			83,809,169		—			83,809,169	1,644,639	1,644,639
Lease liabilities		27,346,750		—					27,346,750		—			27,346,750	536,642	536,642
Long-term loans payable, net		4,885,001		—					4,885,001		—			4,885,001	95,861	95,861
Retirement benefits liability		106,783		—					106,783					106,783	2,095	2,095

	As of September 30, 2021							As of September 30, 2021				As of September 30, 2021	As of September 30, 2021	As of September 30, 2021
													In USD (thousands)	In USD (thousands)
	TRLEI (Historical)		26 Capital (Historical)		Transaction Accounting Adjustments (Assuming No Redemptions) (Note 4)			Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions) (Note 4)			Pro Forma Combined (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Deposits for future stock subscription		56,135,327		—		(56,135,327)	(6)	—				—	—	—
Other noncurrent liabilities		27,217		—				27,217				27,217	534	534
Class A common stock subject to possible redemption		—		14,013,725		(14,013,725)	(3)	—				—	—	—
Warrant liability		—		983,357		79,771	(4)	1,063,128		—		1,063,128	20,862	20,862
Deferred underwriting fee payable		—		490,480		(490,480)	(2)	—		—		—	—	—

Total Liabilities		116,160,515		15,501,967		(14,424,434)		117,238,047		—		117,238,047	2,300,635	2,300,635
Stockholders’ Equity
Capital stock		8,699,746		—		(8,699,746)	(5)	—		—		—	—	—
Class A common stock						3	(3)	28		(3)	(3)	26
						26	(5)
Class B common stock		—		1		(1)	(5)	—		—		—	—	—
Additional paid in capital		78,171,957		—		14,013,722	(3)	104,489,284		(14,014,312)	(3)	90,818,158	2,050,458	1,782,181
						7,243,508	(5)			343,186			—	—
						5,060,097	(7)						—	—
													—	—
Other comprehensive gain (loss) on remeasuremnt of retirment benefit liability		40,164		—				40,164		—		40,164	788	788
Retained earnings (Accumulated deficit)		(27,911,518)		(1,456,212)		(528,700)	(2)	(33,503,647)		(343,186)		(33,846,833)	(657,463)	(664,197)
						1,456,212	(5)							—
						(3,332)	(4)
						(5,060,097)	(7)

Total Stockholders’ Equity		59,000,348		(1,456,212)		13,481,693		71,025,830		(14,014,315)		57,011,515	1,393,783	1,118,772

Total Liabilities and Stockholders’ Equity	₱	175,160,863	₱	14,045,755	₱	(942,741)		₱ 188,263,877	₱	(14,014,315)		₱ 174,249,562	$3,694,418	$3,419,407

Unaudited Condensed Combined Pro Forma Adjustments to the Statement of Financial Position

(in PHP and in thousands, except share and per-share data)

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of financial position as of September 30, 2021 are as follows:

(A)	Derived from the unaudited condensed consolidated balance sheet of TRLEI as of September 30, 2021.

(B)	Derived from the unaudited condensed balance sheet of 26 Capital as of September 30, 2021, after giving effect to the translation of the amounts into PHP.

(1)	To reflect the release of cash from marketable securities held in the trust account.

(2)

To reflect the payment of an aggregate of PHP 528,700 of estimated legal, financial advisory and other professional fees related to the Merger and Share Acquisition, including PHP 102 of accounts payable and accrued expenses directly attributable to the Merger and Share Acquisition, PHP 490,480 of deferred underwriting fees. The direct, incremental costs of the Merger and Share Acquisition related to the legal, financial advisory, accounting and other professional fees of approximately PHP 528,700 is reflected as an adjustment to accumulated deficit.

(3)

In Scenario 1, which assumes no 26 Capital stockholders exercise their redemption rights, the Class A common stock subject to redemption for cash amounting to PHP 14,013,722 would be transferred to permanent equity. In Scenario 2, which assumes the same facts as described in Items 1 and 2 above, but also assumes the maximum number of shares are redeemed for cash by the 26 Capital stockholders, PHP 14,014,312 would be paid out in cash. The PHP 14,014,312, or 27,500,000 shares, represents the maximum redemption, after giving effect to payments to redeeming stockholders based on a consummation of the Merger and Share Acquisition on September 30, 2021.

(4)

Reflects the proceeds received from the Convertible Promissory Note of $1.5 million or PHP 79,771 of proceeds received by the Sponsor, which are convertible to 26 Capital Warrants at $1. The convertible note was fair valued at PHP 79,771.

(5)

To reflect the recapitalization of TRLEI through (a) the contribution of all the share capital in TRLEI to 26 Capital in the aggregate amount of PHP 8,699,746, (b) the issuance of 250,000,000 combined company shares, (c) the elimination of the historical accumulated deficit of 26 Capital of PHP 1,456,212, the legal acquiree and (d) the conversion of 6,875,000 Class B shares outstanding in 26 Capital to combined company shares, on a one-for-one basis, at the consummation of the Merger and Share Acquisition.

(6)	Reflects the impact of reorganization of OMI and TRLEI, resulting in the reclassification of deposits for future stock subscription from TRA to related party payable due to OMI of PHP 56,135,327.

(7)

Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of OMI common shares issued over the fair value of 26 Capital’s identifiable net assets at the date of the Merger and Share Acquisition, resulting in a PHP 5,060 million and PHP 5,403 million increase to accumulated loss assuming no redemptions and maximum redemptions, respectively. The net assets of 26 Capital have been reduced by the expected transaction costs to be paid by 26 Capital and are reflected as a reduction to cash in the unaudited pro forma condensed combined balance sheet. The fair value of shares issued was estimated based on a market price of $9.88 per share (as of

December 8, 2021). The value is preliminary and will change based on fluctuations in the share price of 26 Capital Class A common stock through Closing. A one percent change in the market price per share would result in a change of PHP 170 million and PHP 34 million in the estimated expense assuming no redemptions and maximum redemptions, respectively.

	Pro Forma Combined Assuming No Redemptions into Cash		Pro Forma Combined Assuming Maximum Redemptions into Cash
	Shares	(in 000s)	Shares	(in 000s)
26 Capital stockholders	27,500,000		—
Sponsor	6,875,000		6,875,000

Total OMI common shares to be issued to 26 Capital shareholders	34,375,000		6,875,000
Fair value of shares as of December 8, 2021	$9.88		$9.88
Exchange rate as of December 8, 2021	PHP 50.317		PHP 50.317
Estimated market value of shares		PHP 17,088,911		PHP 3,417,782
Net assets of 26 Capital as of September 30, 2021		12,557,513		12,557,513
Less: Effect of maximum redemption of 27,500,000 26 Capital’s Class A common stock		—		(14,014,315)
Less: Transaction cost		(528,700)		(528,700)

Adjusted net assets of 26 Capital as of September 30, 2021		12,028,814		(1,985,501)

Difference — being IFRS 2 change for listing services		PHP 5,060,097		PHP 5,403,283

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2021

(in PHP and in thousands, except share and per share data)

	For the nine months ended September 30, 2021													For the nine months ended September 30, 2021	For the nine months ended September 30, 2021
														IN USD (thousands)	IN USD (thousands)
	TRLEI (Historical)		26 Capital (Historical)		Transaction Accounting Adjustments (Assuming No Redemptions) (Note 4)			Pro Forma Combined (Assuming No Redemptions)		Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions) (Note 4)		Pro Forma Combined (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Revenues
Gaming	₱	8,251,832	₱	—	₱	—		₱	8,251,832	₱	—	₱	8,251,832	$168,818	$168,818
Hotel, food and beverage		447,073		—		—			447,073		—		447,073	9,146	9,146
Retail and others		32,358		—		—			32,358		—		32,358	662	662

Total Revenue		8,731,263		—		—			8,731,263		—		8,731,263	178,626	178,626
Operating costs and expenses		12,590,491		58,346		(102)	(1)		12,648,735		—		12,648,735	258,771	258,771

(Loss) Income from Operations		(3,859,228)		(58,346)		102			(3,917,472)		—		(3,917,472)	(80,145)	(80,145)

Other Income (Expenses), net
Change in fari value of warrants		—		420,363					420,363				420,363	8,600	8,600
Interest earned on investments held in trust account		—		566		(566)	(2)		—		—		—	—	—
Loss on initial issuance of private warrants		—		(118,423)		—			(118,423)		—		(118,423)	(2,423)	(2,423)
Transaction costs allocated to warrants liabilities		—		(49,907)		—			(49,907)		—		(49,907)	(1,021)	(1,021)
Interest and finance charges		(1,478,794)		—		—			(1,478,794)		—		(1,478,794)	(30,254)	(30,254)
Foreign exchange gains - net		(909,706)		—		—			(909,706)		—		(909,706)	(18,611)	(18,611)
Write -off of construction in progress		(214,306)							(214,306)				(214,306)	(4,384)	(4,384)
Interest income		—		—		—			—		—		—	—	—
Interest cost on retirement		(2,233)		—		—			(2,233)		—		(2,233)	(46)	(46)
Gain (loss) on disposal of property and equipment - net		(1,253)		—		—			(1,253)		—		(1,253)	(26)	(26)
Interest income		544		—		—			544		—		544	11	11
Settlement expense		—		—		—			—		—		—	—	—
Gain on sale and leaseback - net		—		—		—			—		—		—	—	—
Other		14,693		—		—			14,693		—		14,693	301	301

Total Other Income (Expenses), net		(2,591,057)		252,599		(566)			(2,339,024)		—		(2,339,024)	(47,852)	(47,852)

Loss Before Income Tax		(6,450,285)		194,253		(464)			(6,256,496)		—		(6,256,496)	(127,997)	(127,997)
Benefit (provision) for taxes		(754,605)		—		(32,557)			(787,161)		—		(787,161)	(16,104)	(16,104)

Net (loss) income	₱	(7,204,890)₱	₱	194,253	₱	(33,021)		₱	(7,043,657)	₱	—	₱	(7,043,657)	$(144,101)	$(144,101)

Weighted average shares outstanding, basic		8,825,000		32,494,250		251,880,750			284,375,000		(27,500,000)		256,875,000	284,375,000	256,875,000

Basic net (loss) income per share	₱	(816.42)	₱	5.98				₱	(24.77)			₱	(27.42)	$(0.51)	$(0.56)

Weighted average shares outstanding, diluted		8,825,000		32,494,250		251,880,750			284,375,000		(27,500,000)		256,875,000	284,375,000	256,875,000

Diluted net (loss) income per share	₱	(816.42)	₱	5.98				₱	(24.77)			₱	(27.42)	$(0.51)	$(0.56)

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2020

(in PHP and in thousands, except share and per share data)

	For the year ended December 31, 2020													For the year ended December 31, 2020	For the year ended December 31, 2020
														IN USD (thousands)	IN USD (thousands)
	TRLEI (Historical)		26 Capital (Historical)		Transaction Accounting Adjustments (Assuming No Redemptions) (Note 4)			Pro Forma Combined (Assuming No Redemptions)		Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions) (Note 4)		Pro Forma Combined (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Revenues
Gaming	₱	10,023,457	₱	—	₱	—		₱	10,023,457	₱	—	₱	10,023,457	$201,988	$201,988
Hotel, food and beverage		584,455		—		—			584,455		—		584,455	11,778	11,778
Retail and others		102,712		—		—			102,712		—		102,712	2,070	2,070

Total Revenue		10,710,624		—		—			10,710,624		—		10,710,624	215,836	215,836
Operating costs and expenses		18,523,455		51		528,700	(1)		24,112,302		343,186		24,455,488	485,900	492,816
						5,060,097	(5)

(Loss) Income from Operations		(7,812,831)		(51)		(5,588,797)			(13,401,678)		(343,186)		(13,744,864)	(270,064)	(276,980)

Other Income (Expenses), net
Change in fari value of warrants		—		—					—				—	—	—
Interest earned on investments held in trust account		—		—		—			—		—		—	—	—
Loss on initial issuance of private warrants		—		—		—			—		—		—	—	—
Transaction costs allocated to warrants liabilities		—		—		—			—		—		—	—	—
Interest and finance charges		(1,919,617)		—		—			(1,919,617)		—		(1,919,617)	(38,683)	(38,683)
Foreign exchange gains - net		610,128		—		—			610,128		—		610,128	12,295	12,295
Write-off of construction in progress		—							—				—	—	—
Interest income		18,123		—		—			18,123		—		18,123	365	365
Interest cost on retirement		(4,472)		—		—			(4,472)		—		(4,472)	(90)	(90)
Gain (loss) on disposal of property and equipment - net		1,235		—		—			1,235		—		1,235	25	25
Interest income		—		—		—			—		—		—	—	—
Settlement expense		—		—		—			—		—		—	—	—
Gain on sale and leaseback - net		—		—		—			—		—		—	—	—
Other		44,126		—		—			44,126		—		44,126	889	889

Total Other Income (Expenses), net		(1,250,478)		—		—			(1,250,478)		—		(1,250,478)	(25,199)	(25,199)

Loss Before Income Tax		(9,063,309)		(51)		(5,588,797)			(14,652,156)		(343,186)		(14,995,342)	(295,264)	(302,179)
Benefit (provision) for taxes		(43,916)		—		1,676,654	(3)		1,632,739		102,956		1,735,695	32,902	34,977

Net (loss) income	₱	(9,107,224)	₱	(51)	₱	(3,912,143)		₱	(13,019,418)	₱	(240,230)	₱	(13,259,647)	$(262,361)	$(267,202)

Weighted average shares outstanding, basic		8,825,000		6,000,000		278,375,000			284,375,000		(27,500,000)		256,875,000	284,375,000	256,875,000

Basic net (loss) income per share	₱	(1,031.98)	₱	(0.01)				₱	(45.78)			₱	(51.62)	$(0.92)	$(1.04)

Weighted average shares outstanding, diluted		8,825,000		6,000,000		278,375,000			284,375,000		(27,500,000)		256,875,000	284,375,000	256,875,000

Diluted net (loss) income per share	₱	(1,031.98)	₱	(0.01)				₱	(45.78)			₱	(51.62)	$(0.92)	$(1.04)

Unaudited Condensed Combined Pro Forma Adjustments to the Statements of Comprehensive Loss

(in PHP and in thousands, except share and per share data)

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Comprehensive Loss

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of comprehensive loss for the nine and twelve months ended September 30, 2021 and December 30, 2020 are as follows:

(A)	Derived from the unaudited condensed consolidated statement of comprehensive loss of TRLEI for the nine months ended September 30, 2021.

(B)	Derived from the unaudited condensed statements of operations of 26 Capital for the nine months ended September 30, 2021, after giving effect to the translation of the amounts into PHP.

(C)	Derived from the consolidated statement of comprehensive loss of TRLEI for the year ended December 31, 2020.

(D)	Derived from the statements of operations of 26 Capital for the period from August 24, 2020 (inception) through December 31, 2020, after giving effect to the translation of the amounts into PHP.

(1)

Represents an adjustment to eliminate direct, incremental costs of the Merger and Share Acquisition which are reflected in the historical consolidated financial statements of TRLEI and 26 Capital in the amount of PHP 102, and zero respectively, for the nine months ended September 30, 2021. Total expected transaction cost of PHP 528,700 have been recorded into the earliest period presented as of January 1, 2020 and included in the twelve months ended December 31, 2020.

(2)	Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(3)

To record normalized blended statutory income tax benefit rate of 16.8% and 30% for the nine months period ended September 30, 2021 and for the twelve month period ended December 31, 2020, respectively, for pro forma financial presentation purposes resulting in the recognition of an income tax benefit.

(4)

The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that 26 Capital’s initial public offering occurred as of the beginning of the earliest period presented. In addition, as the Merger and Share Acquisition is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

(5)

Represents PHP 5,060 million and PHP 5,403 million of expense recognized assuming no redemptions and maximum redemptions, respectively, in accordance with IFRS 2, for the excess of the fair value of OMI common shares issued over the fair value of 26 Capital’s identifiable net assets, as described in (7) above. These costs are a nonrecurring item.

4.	Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger and Share Acquisition and related transactions, assuming the shares were outstanding since January 1, 2020. As the Merger and Share Acquisition and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Merger and Share Acquisition have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of 26 Capital’s public shares:

	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Nine Months Ended September 30, 2021
Net (loss) income	PHP (7,043,657)	PHP (7,043,657)
Weighted average shares outstanding — basic and diluted	284,375,000	256,875,000
Basic and diluted net (loss) income per share	(24.77)	(27.42)

	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Weighted average shares calculations, basic and diluted
26 Capital’s public shares	27,500,000	—
26 Capital initial stockholders’	6,875,000	6,875,000
OMI stockholders	250,000,000	250,000,000

	284,375,000	256,870,000

	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Year Ended December 31, 2020 (TRLEI) and for the period from August 24, 2020 (inception) through December 31, 2020 (26 Capital)
Net loss	PHP (13,019,418)	PHP (13,259,647)
Weighted average shares outstanding — basic and diluted	284,375,000	256,875,000
Basic and diluted net loss per share	(45.78)	(51.62)
26 Capital’s public shares	27,500,000	—
26 Capital initial stockholders’	6,875,000	6,875,000
OMI stockholders	250,000,000	250,000,000

	284,375,000	256,875,000

COMPARATIVE PER SHARE DATA

The following table sets forth the historical comparative share information for TRLEI and 26 Capital on a stand-alone basis and pro forma combined per share information after giving effect to the Merger and Share Acquisition, (1) assuming no 26 Capital stockholders exercise redemption rights with respect to their Class A common stock upon the consummation of the Merger and Share Acquisition; and (2) assuming that 26 Capital stockholders exercise their redemption rights with respect to a maximum of 27,500,000 Class A common stock upon consummation of the Merger and Share Acquisition.

The financial statements of TRLEI have been prepared in accordance with IFRS and in its functional and presentation currency presented in Philippine peso (PHP). The historical financial statements of 26 Capital have been prepared in accordance with U.S. GAAP in its functional and presentation currency of United States dollars. The financial statements of 26 Capital have been translated into PHP for purposes of having pro forma combined financial information.

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial and Other Data of 26 Capital” and “Selected Historical Financial Data of OMI” and the historical financial statements of 26 Capital and TRLEI incorporated by reference in or included elsewhere in this prospectus. The pro forma combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this registration statement entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The TRLEI pro forma equivalent per share financial information is based on 250,000,000 combined shares to be issued at closing.

The pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would have been had the companies been combined during the periods presented, nor to project the combined company’s results of operations or earnings per share for any future date or period. The pro forma combined stockholders’ equity per share information below does not purport to represent what the value of 26 Capital and TRLEI would have been had the companies been combined during the periods presented.

	(in PHP, in thousands, except share and per share data)
	TRLEI	26 Capital	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Nine Months Ended September 30, 2021
Net (loss) income	PHP (7,204,890)	PHP 194,253	PHP (7,043,657)	PHP (7,043,657)
Stockholders’ equity	59,000,348	(1,456,212)	71,025,830	57,011,515
Weighted average shares outstanding — basic and diluted	8,825,000	32,494,250	284,375,000	256,875,000
Basic and diluted net (loss) income per share	(816.42)	5.98	(24.77)	(27.42)
Book value per share — basic and diluted	6,686	(44.81)	249.76	221.94
Cash dividends declared per share — basic and diluted	—	—	—	—

	TRLEI	26 Capital	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Year Ended December 31, 2020 (TRLEI) and for the period from August 24, 2020 (inception) through December 31, 2020 (26 Capital)
Net loss	PHP (9,107,224)	PHP (49)	PHP (13,019,418)	PHP (13,259,647)
Weighted average shares outstanding — basic and diluted	8,825,000	6,000,000	284,375,000	256,875,000
Basic and diluted net loss per share	(1,031.98)	(0.01)	(45.78)	(51.62)
Cash dividends declared	—	—	—	—

MANAGEMENT AFTER THE MERGER AND SHARE ACQUISITION

The following table provides information about those persons who are expected to serve as directors and executive officers of the combined company following completion of the Merger and Share Acquisition.

Name	Age	Position(s) to be Held in OMI following Merger and Share Acquisition
Jun Fujimoto	63	Chairman
Kenshi Asano	58	Director and President
Toji Takeuchi	63	Director
Byron Yip	45	Director
Jason Ader	54	Independent Director
Masayoshi Miyanaga	63	Independent Director
Ira H. Raphaelson	68	Independent Director
Hans Van Der Sande	51	Chief Financial Officer and Treasurer

Jun Fujimoto has served as the President and Representative Director, Chief Executive Officer and Chief Information Officer of UEC since June 2011. Mr. Fujimoto has more than 20 years of experience with UEC, prior to which he was Representative Director and President of Seta Corp., a company which Mr. Fujimoto established. Mr. Fujimoto has a degree in Electronic Engineering from Nihon Kogakuin College in Japan. Mr. Fujimoto is well qualified to serve on OMI’s Board of Directors due to his position as UEC’s President and Representative Director, CEO and CIO and extensive experience in managing the UEC group of companies, including TRLEI and OMI.

Kenshi Asano has served as Director and the Chief Financial Officer of UEC since June 2017. Mr. Asano has also been a board member of TRA since 2017, a board member of TRLEI since 2018 and a board member of OMI since 2021. Prior to joining UEC in 2010, Mr. Asano was a director and the Chief Financial Officer of Gaba Co., Ltd., the Chief Financial Officer, Executive Officer and General Manager of Administrative Division of SGI Japan, Ltd., Executive Officer and Chief Financial Officer of Cyber Communications Inc., and an accountant at Aoyama Audit Corporation/Pricewaterhouse (currently PricewaterhouseCoopers Aarata LLC). Mr. Asano has a degree in Mechanical Engineering from Komatsu Institute of Technology in Japan. Mr. Asano is a certified public accountant in Japan. Mr. Fujimoto is well qualified to serve on OMI’s Board of Directors due to his position as UEC’s Director and CFO and his experience in managing the finance, accounting, HR, general affairs, sales, administration and legal divisions of the UEC group of companies, including TRLEI and OMI.

Toji Takeuchi has served as Executive Officer and Head of Corporate Planning Division of UEC since June 2010 and was an audit board member of UEC from 2014 to 2017. Mr. Takeuchi has also served as a board member of TRLEI and Asiabest Group International Inc., a public company in the Philippines (“ABG”), since 2019 and a board member of OMI since 2021. Mr. Takeuchi is in charge of establishing UEC’s corporate governance structure and policies and procedures as well as UEC’s group-wide business strategy and budget management. Mr. Takeuchi holds a BS in economics from Sophia University in Japan. Mr. Takeuchi is well qualified to serve on OMI’s Board of Directors due to his track record in leading and establishing UEC’s corporate governance structure and policies and procedures as well as UEC’s group-wide business strategy and budget management.

Byron Yip has served as the President and Chief Operating Officer of TRLEI since October 2020. He has been a board member of TRLEI since May 2018, a board member of ABG since January 2021 and a board member of OMI since 2021. In addition, Mr. Yip has served as trustee of Okada Foundation Inc. since August 2021. Mr. Yip joined TRLEI in April 2018 as Chief Operating Officer and was promoted to President in October 2020, overseeing responsibility for the revenue generating divisions, IT, HR and finance operations of Okada Manila. Prior to joining TRLEI, Mr. Yip was previously Managing Director at Union Gaming Securities Asia Limited and Director in the investment banking division at Deutsche Bank in Hong Kong where he focused on the Asian gaming sector. Mr. Yip holds a MBA from Yale School of Management and a bachelor of commerce from Queen’s University. Mr. Yip also holds a Canadian chartered professional accountant designation. Mr. Yip is well qualified to serve on OMI’s Board of Directors due to his chartered professional accountant designation, experience as an investment banker for over one decade and experience in managing TRLEI as a member of senior management and a director since 2018.

Jason Ader has served as 26 Capital’s Chief Executive Officer and Chairman since inception. He is the co-founder and Chief Executive Officer of SpringOwl Asset Management LLC. Founded in 2013, SpringOwl is a New York-based SEC-registered asset management firm and independent sponsor leading corporate turnarounds, with a particular focus on the real estate, gaming and lodging sectors. Mr. Ader has been involved in turning around companies in the gaming and hospitality industry for many years, including with the Las Vegas Sands Corp., IGT, The Stars Group and Playtech. Mr. Ader served as an independent director of Las Vegas Sands Corp. from 2009-2017. Mr. Ader earned his MBA in Finance from New York University and a BA in Economics from New York University. Mr. Ader is well qualified to serve on OMI’s Board of Directors due to his position as 26 Capital’s Chief Executive Officer, the Managing Member of the Sponsor and his extensive experience in leading corporate turnarounds.

Masayoshi Miyanaga has served as Independent Director of UEC since June 2017. Mr. Miyanaga is a Professor at the Graduate School of Management, Tokyo University of Science. Mr. Miyanaga was previously a representative director of IRB, Inc. (currently FALCON Research & Consulting Ltd.), Chief Information Officer in charge of Stock Investment of Prudential Asset Management Japan Co., Ltd. (currently Prudential Investment Management Japan Co., Ltd.) and Director of Schroder Investment Management (Japan) Limited. Mr. Miyanaga also worked for The Nippon Credit Bank, Ltd. (currently Aozora Bank, Ltd.). Mr. Miyanaga holds a BA in law, a MBA in business and a PhD in finance from Waseda University in Japan, as well as a JD from Tokyo University in Japan. Mr. Miyanaga is well qualified to serve on OMI’s Board of Directors due to his position as UEC’s Independent Director, his extensive academic experience and his prior role as independent board member of other public companies.

Ira H. Raphaelson is Senior Counsel at the law firm of White & Case LLP, in Washington, D.C and Chicago, Illinois. Since December 2016, Mr. Raphaelson has served on the board of Inspired Entertainment, Inc. (NASDAQ: INSE), a global supplier of content, platform and other products and services to online and land-based lottery, betting, and gaming operators, where he sits on all committees and chairs the Nominating, Governance & Compliance Committee. Mr. Raphaelson has also been an adjunct professor of law at Northwestern University’s Pritzker School of Law since September 2017. Mr. Raphaelson served as Executive Vice President and Global General Counsel of Las Vegas Sands Corp. from November 2011 and as its Secretary from January 2015 until August 2016. Mr. Raphaelson served as vice president and general counsel of Scientific Games Corp. from February 2006 until October 2011 and as its secretary from June 2006 until October 2011. Mr. Raphaelson was a partner in and helped manage the Washington D.C. office of the law firm of O’Melveny & Myers LLP for ten years and a partner in the Washington D.C. office of Shaw Pittman for three years. Prior to entering private practice, he was a state and federal prosecutor for 15 years, serving the last two years as a Presidentially appointed Special Counsel for Financial Institutions Crime within the Department of Justice. Mr. Raphaelson earned an undergraduate degree and a law degree from Northwestern University. Mr. Raphaelson is well qualified to serve on OMI’s Board of Directors due to his decades of experience investigating financial crimes, including those involving AML and corruption as a prosecutor and defense counsel, and involvement in developing an internationally recognized AML program for the world’s largest gaming company in his capacity as the General Counsel of Las Vegas Sands Corp.

Hans Van Der Sande has served as the Chief Financial Officer of TRLEI since September 2015 and also as its Treasurer since June 2017. Mr. Van Der Sande has been a board member of TRLEI since 2017 and ABG since 2019 and a board member of OMI since inception in 2021. Mr. Van Der Sande joined TRLEI in October 2015 and was previously Director and Head of Strategic Transactions Group at Deutsche Bank in Japan. Mr. Van Der Sande holds a JD from Harvard Law School, a LLM from Tokyo University, Graduate School of Law and a BA in economics from Columbia University. Mr. Van Der Sande is also a registered attorney in the State of New York.

Corporate Governance Practices

OMI’s affairs are governed by its amended articles of incorporation and by-laws, applicable Philippine law, and specifically, the Corporation Code and the Securities Regulations Code.

As a foreign private issuer whose shares will be listed on The Nasdaq Global Market, OMI is permitted to follow certain home country corporate governance practices instead of certain requirements of the rules of The Nasdaq Global Market. Pursuant to the “foreign private issuer exemption,” OMI is permitted to comply with Philippine corporate governance practices instead of the Nasdaq corporate governance rules, provided that it disclose which requirements it is not following and the equivalent Philippine requirement. Pursuant to this “home country practice exemption,” OMI intends to follow applicable Philippine corporate governance practices instead of the following Nasdaq corporate governance rules:

•

Independent directors to comprise a majority of the board of directors. In accordance with applicable Philippine law, OMI’s bylaws provide that the board of directors will be comprised of such number of independent directors that are mandatory under applicable laws and stock exchange rules.

•

Conduct of regularly scheduled executive sessions each year by independent directors. In accordance with applicable Philippine law, OMI’s bylaws provide that the time and manner of regular or special meetings of the board will be determined by the president of OMI, or upon the request of the majority of the directors.

•

Formal written audit committee charter. In accordance with applicable Philippine law, and in lieu of a formal written audit committee charter, OMI’s bylaws specify the scope of the audit committee’s responsibilities, the structure of the committee, procedures to be followed by the committee and its responsibilities to oversee the relationship with the external auditor.

•	Independent compensation committee members. In accordance with applicable Philippine law, OMI’s bylaws specify that a majority of the compensation committee’s members shall be independent.

•

Independent director oversight of director nominations. In accordance with applicable Philippine law, OMI’s bylaws specify that the nomination and compensation committees may set forth procedures for the nomination of directors.

•	Solicitation of proxies and provision of proxy statements for all shareholder meetings. OMI’s bylaws provide for the solicitation of proxies and proxy statements in accordance with Philippine law.

•	Adoption of a code of conduct applicable to all directors, officers and employees. OMI intends to adopt such code as may be required under applicable Philippine law.

•

Review and oversight of related party transactions by the audit committee or an independent body of directors. OMI intends for such review to be conducted by directors under the independence requirements of applicable Philippine law.

•

Shareholder approval prior to certain types of securities issuances. In the event of any issuance meeting Nasdaq’s specified criteria, OMI intends to follow applicable Philippine corporate governance practices and may not be required to seek prior shareholder approval under applicable Philippine law. If the occasion arises, OMI intends to submit a certification to Nasdaq from Philippine counsel to such effect.

•

Prohibition against disparate reduction or restriction of voting rights of existing shareholders through corporate actions or issuance. In the event of any such action or issuance, OMI intends to submit a certification to Nasdaq from Philippine counsel that any such action or issuance is compliant with applicable Philippine law.

OMI otherwise intends to comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. It may in the future decide to use the foreign private issuer exemption with respect to some or all of the other corporate governance rules.

In addition, OMI will be a “controlled company” under Nasdaq corporate governance rules since more than 50% of the voting power for the election of OMI’s directors will held by TRA.

Disclosure of Executive Compensation

As a public company under the Securities Regulation Code, OMI will be subject to the compliance and reporting requirements under the Securities Regulation Code and its implementing rules and regulations (the “SRC IRR”). Pursuant to the SRC IRR, Philippine public companies must, on an annual basis, submit to the Philippine SEC a Form 17-A, which, in turn, requires disclosure of all plan and non-plan compensation awarded to, earned by, paid to, or estimated to be paid to, directly or indirectly, to:

(1)

the executive offices of the company, such as (i) all individuals serving as the CEO or acting in a similar capacity during the last completed fiscal year, regardless of compensation level; and (ii) the four executive officers other than the CEO with the highest compensation, who were serving as executive officers at the end of the last completed fiscal year;

(2)	directors; and

(3)

in the aggregate, all officers and directors during the last two completed fiscal years and the ensuing fiscal year, by any person for all services rendered in all capacities to the company and its subsidiaries, unless otherwise specified.

Apart from items (1) and (2) above, individual disclosure is not required for any executive officer whose total annual salary and bonus, as so determined, does not exceed PHP 500,000.

In respect of the compensation of directors in item (2) above, the SRC IRR provide that the disclosure shall also specify the terms of standard arrangements or other arrangements (including consulting contracts), stating the amounts, pursuant to which directors are compensated, or are to be compensated, directly or indirectly, for any services provided as a director, including any additional amounts payable for committee participation or special assignments, for the last completed fiscal year and the ensuing year.

Board of Directors

Under OMI’s amended articles of incorporation, OMI’s board of directors consists of seven (7) directors. The Board of Directors shall be comprised of individuals meeting the requirements of applicable laws and stock exchange rules. As a public company under Philippine law (i.e., a corporation with assets in excess of fifty million Philippine pesos (PHP 50,000,000.00) and having 200 or more holders, at least of two hundred 200 of which are holding at least one hundred 100 shares of a class of its equity securities), OMI shall have at least two (2) independent directors or such number of independent directors which shall constitute at least twenty percent (20%) of the members of such board, whichever is the lesser.

Unless otherwise provided by law, the corporate powers of OMI shall be exercised, all business conducted and all property of OMI controlled and held by the Board of Directors to be elected, by and from among the stockholders. Without prejudice to such general powers and such other powers as may be granted by law, the Board of Directors shall have the following express powers:

(a)	from time to time, to make and change rules and regulations not inconsistent with OMI’s by-laws for the management of OMI’s business and affairs;

(b)

to purchase, receive, take or otherwise acquire in any lawful manner, for and in the name of OMI, any and all properties, rights, interests or privileges, including securities and bonds of other corporations, as the transaction of the business of OMI may reasonably or necessarily require, for such consideration and upon such terms and conditions as the board may deem proper or convenient;

(c)

to invest the funds of OMI in another corporation or business or for any other purposes other than those for which OMI was organized, whenever in the judgment of the Board of Directors the interests of OMI would thereby be promoted, subject to such stockholders’ approval as may be required by law;

(d)

to incur such indebtedness as the Board of Directors may deem necessary and, for such purpose, to make and issue evidence of such indebtedness including, without limitation, notes, deeds of trust, instruments, bonds, debentures, or securities, subject to such stockholders’ approval as may be required by law, and/or pledge, mortgage, or otherwise encumber all or part of the properties and rights of OMI;

(e)	to guarantee, for and on behalf of OMI, obligations of other corporations or entities in which has lawful interest;

(f)

to make provisions for the discharge of the obligations of OMI as they mature, including payment of any property, or in stocks, bonds, debentures, or other securities of OMI lawfully issued for the purpose;

(g)

to sell, lease, exchange, assign, transfer or otherwise, dispose of any property, real or personal, belonging to OMI whenever in the Board of Directors’ judgment, OMI’s interest would thereby be promoted;

(h)

to establish pension, retirement, bonus, profit-sharing, or other types of incentives or compensation plans for the employees, including officers and directors of OMI and to determine the persons to participate in any such plans and the amount of their respective participations;

(i)

to prosecute, maintain, defend, compromise or abandon any lawsuit in which OMI or its officers are either plaintiffs or defendants in connection with the business of OMI, and likewise, to grant installments for the payments or settlement of whatsoever debts payable to OMI;

(j)

to delegate, from time to time, any of the powers of the Board of Directors which may lawfully be delegated in the course of the current business or businesses of OMI to any standing or special committee or to any officer or agent and to appoint any person to be agent of OMI with such powers (including the power to sub-delegate), and upon such terms, as may be deemed fit;

(k)	to resolve doubts as to the meaning, interpretation and/or application of OMI’s by-laws and supply the omissions thereof, and give an account to the stockholders at their regular meeting;

(l)	to authorize the issuance of shares out of the authorized but unissued capital stock of OMI;

(m)	to determine whether any part of the surplus profits of OMI available for declaration as dividends shall be declared as dividends;

(n)

to determine and prescribe the qualifications, duties, term of office, compensation, remuneration, incentives and other benefits of officers and/or employees pursuant thereto, to appoint or elect or enter into contract with such officers and/or employees, under such terms and conditions as the Board of Directors may determine to be in the best interest of OMI;

(o)

to enter into any transaction, obligation or contract and perform such acts and execute such deeds, as it may deem essential for the proper administration of OMI’s property, business and affairs or the accomplishment of any of the purposes for which OMI was organized; and

(p)

to implement OMI’s by-laws and to act on any matter not covered by OMI’s by-laws, provided such matter does not require the approval or consent of the stockholders under any existing law, rules or regulation.

Any vacancy occurring in the Board of Directors other than by removal by OMI’s stockholders or by expiration of term, may be filled by the vote of at least a majority of the remaining directors, if still constituting a quorum; otherwise, the vacancy must be filled by OMI’s stockholders at a regular or at any special meeting of stockholders called for the purpose. A director so elected to fill a vacancy shall be elected only for the unexpired term of his predecessor in office.

Any directorship to be filled by reason of an increase in the number of directors shall be filled only by an election at a regular or at a special meeting of OMI’s stockholders duly called for the purpose, or in the same meeting authorizing the increase of directors if so stated in the notice of the meeting.

The vacancy resulting from the removal of a director by OMI’s stockholders in the manner provided by law may be filled by election at the same meeting of stockholders without further notice, or at any regular or at any special meeting of stockholders called for the purpose, after giving notice as prescribed in the amended by-laws.

When the vacancy prevents the remaining directors from constituting a quorum and emergency action is required to prevent grave, substantial, and irreparable loss or damage to OMI, the vacancy may be temporarily filled from among the officers of OMI by the vote of at least the majority of unanimous vote of the remaining directors. The action by the designated director shall be limited to the emergency action necessary, and the term shall cease within a reasonable time from the termination of the emergency or upon election of the replacement director, whichever comes earlier. OMI must notify the Philippine SEC within three (3) days from the creation of the emergency board, stating therein the reason for its creation.

All nominations for election of directors by OMI’s stockholders shall be submitted in writing to the Board of Directors through the President and the Secretary at OMI’s principal place of business at least ninety (90) working days before the regular or special meeting of stockholders for the purpose of electing directors. The Nomination and Compensation Committee may, from time to time, set forth procedures for the nomination of directors for election by the stockholders, including information that must be furnished to OMI in connection therewith. The Nomination and Compensation Committee may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of OMI or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

All nominations for appointment of a director by the Board of Directors to fill a vacancy in the Board of Directors for any cause or reason whatsoever, other than removal by OMI’s stockholders or by expiration of term of office, shall be submitted in writing to the Nomination and Compensation Committee through the President and the Secretary at OMI’s principal place of business at least thirty (30) working days before the meeting of the Board of Directors for the aforestated purpose.

By resolution of the Board of Directors, each director shall receive a reasonable per diem allowance for his attendance at each meeting of the Board of Directors. Compensation of each director shall be determined in such manner as the Board of Directors may deem proper, subject to the approval of stockholders representing at least a majority of the outstanding capital stock at a regular or special meeting of OMI’s stockholders.

Officers

Immediately after their election, the Board of Directors shall formally organize by electing the President, the Secretary, the Treasurer and the Compliance Officer of OMI at said meeting. The Board of Directors may, from time to time, appoint such other officers as it may determine to be necessary or proper. Any two (2) or more positions may be held concurrently by the same person, except that no one shall act as President and Treasurer or President and Secretary at the same time.

The President, who shall be a director, shall have administration and direction of the day-to-day business affairs of OMI. He shall exercise the following duties and responsibilities:

(a)	to preside at the meetings of the Board of Directors and of the stockholders;

(b)

to initiate and develop corporate objectives and policies and formulate long range projects, plans and programs for the approval of the Board of Directors, including those for executive training, development and compensation;

(c)	to have general supervision and management of the business affairs and property of OMI;

(d)	to ensure that the administrative and operational policies of OMI n are carried out under his supervision and control;

(e)	subject to guidelines prescribed by law, to appoint remove, suspend or discipline employees of OMI, prescribe their duties, and determine their salaries;

(f)	to oversee the preparation of the budgets and the statements of accounts of OMI;

(g)	to prepare such statements and reports of OMI as may be required of him by law;

(h)	to represent OMI at all functions and proceedings;

(i)

to execute on behalf of OMI all contracts, agreements and other instruments affecting the interests of OMI, which require the approval of the Board of Directors, except as otherwise directed by the Board of Directors;

(j)	to make reports to the Board of Directors and stockholders;

(k)	to sign certificates of stock; and

(l)	to perform such other duties as are incident to his office or are entrusted to him by the Board of Directors.

The President may assign the exercise or performance of any of the foregoing powers, duties and functions to any other officer(s), subject always to his supervision and control.

The Secretary must be a resident and a citizen of the Philippines. He shall be the custodian of and shall maintain the corporate books and records and shall be the recorder of OMI’s formal actions and transactions. He shall exercise the following duties and responsibilities:

(a)

to record or see to the proper recording of the minutes and transactions of all meetings of the directors and the stockholders and to maintain minute books of such meetings in the form and manner required by law;

(b)

to keep or cause to be kept record books showing the details required by law with respect to the stock certificates of OMI, including ledgers and transfer books showing all shares of OMI subscribed, issued and transferred;

(c)	to keep the corporate seal and affix it to all papers and documents requiring a seal, and to attest by his signature all corporate documents requiring the same;

(d)	to attend to the giving and serving of all notices of OMI required by law or OMI’s by-laws to be given;

(e)	to certify to such corporate acts, countersign corporate documents or certificates, and make reports or statements as may be required of him by law or by government rules and regulations;

(f)

to act as the inspector at the election of directors and, as such, to determine the number of shares of stock outstanding and entitled to vote, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and to receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote. The Secretary may assign the exercise or performance of any or all of the foregoing duties, powers and functions to any other person or persons, subject always to his supervision and control; and

(g)	to perform such other duties as are incident to his office or as may be assigned to him by the Board of Directors or the President.

The Treasurer of the OMI shall be its chief financial officer and the custodian of its funds, securities and property. He shall exercise the following duties and responsibilities:

(a)	to keep full and accurate accounts of receipts and disbursements in the books of OMI;

(b)	to have custody of, and be responsible for, all the funds, securities and bonds of OMI;

(c)

to deposit in the name and, to the credit of OMI, in such bank as may be designated from time to time by the Board of Directors, all the moneys, funds, securities, bonds, and similar valuable effects belonging to OMI which may come under his control;

(d)	to render annual statements showing the financial condition of OMI and such other financial reports as the Board of Directors or the President may from time to time require;

(e)

to prepare such financial reports, statements, certifications and other documents, which may, from time to time, be required by government rules and regulations and to submit the same to the proper government agencies; and

(f)	to exercise such powers and perform such duties and functions as may be assigned to him by the Board of Directors or the President.

The term of office of each officer shall be for the period prescribed under their respective employment agreement with the OMI.

If any position of the officers becomes vacant by reason of death, resignation, disqualification or for any other cause, the Board of Directors may elect a successor who shall hold office for the unexpired term.

Committees of the Board of Directors

Nomination and Compensation Committee

The Board of Directors shall create a nomination and compensation committee (the “Nomination and Compensation Committee”) composed of at least three (3) Directors, a majority of whom shall be an independent Directors. Meetings of the Nomination and Compensation Committee shall be presided over by a chairman, who shall be an independent Director.

The directors and officers shall receive such remuneration as the Nomination and Compensation Committee may determine. In addition, the Nomination and Compensation Committee may act, by majority of all its members, on such specific matters within their competence of, and as may be delegated by the Board of Directors, provided that in all transactions for the consideration of the Nomination and Compensation Committee, at least three Directors are present and vote on the matter presented. Unless otherwise prohibited by law or regulation, a director shall not be precluded from serving OMI in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Meetings of the Nomination and Compensation Committee may be held in person or by remote communication.

During every meeting of the Board of Directors, the Nomination and Compensation Committee shall report in summary form all matters acted upon by it, all of which matters shall be deemed to be acts of the Board of Directors. The Secretary is authorized to certify to all such acts of the Nomination and Compensation Committee.

The members of the Nomination and Compensation Committee are expected to be             ,              and             .

Executive Committee

The Board of Directors may create an executive committee (the “Executive Committee”) composed of at least three (3) Directors.

The Executive Committee may act, by majority of all its members, on such specific matters within their competence of, and as may be delegated by the Board of Directors, provided that in all transactions for the consideration of the Committee, at least three (3) Directors are present and vote on the matter presented.

Meetings of the Executive Committee may be held in person or by remote communication.

During every meeting of the Board of Directors, the Executive Committee shall report in summary form all matters acted upon by it, all of which matters shall be considered ratified unless otherwise expressly revoked. The Secretary is authorized to certify to all such acts of the Executive Committee as if it were the acts of the Board.

The members of the Executive Committee are expected to be             ,              and             .

Audit Committee

The Board of Directors shall create an audit committee (the “Audit Committee”) composed of at least three (3) Directors, each of whom shall be an independent Director.

The Audit Committee may act, by majority of all its members, on such specific matters within their competence of, and as may be delegated by the Board of Directors, provided that in all transactions for the consideration of the Audit Committee, at least three (3) Directors are present and vote on the matter presented.

The Audit Committee shall:

(a)

be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for OMI, and each such registered public accounting firm must report directly to the Audit Committee;

(b)	establish procedures for:

(1)	the receipt, retention, and treatment of complaints received by OMI regarding accounting, internal accounting controls, or auditing matters; and

(2)	the confidential, anonymous submission by employees of OMI of concerns regarding questionable accounting or auditing matters.

(c)	have the authority to engage independent counsel and other advisers, as the Audit Committee determines necessary to carry out its duties;

(d)	be provided by OMI with appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of:

(1)	compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for OMI;

(2)	compensation to any advisers employed by the Audit Committee under paragraph (c) above; and

(3)	ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Meetings of the Audit Committee may be held in person or by remote communication.

During every meeting of the Board of Directors, the Audit Committee shall report in summary form all matters acted upon by it, all of which matters shall be deemed to be acts of the Board of Directors. The Secretary is authorized to certify to all such acts of the Audit Committee as if it were the acts of the Board.

The members of the Audit Committee are expected to be             ,              and             . The Board of Directors is also expected to determine that each member of the Audit Committee is “independent” as defined under the Exchange Act rules and regulations.

Aggregate Compensation of Executive Officers and Directors

The aggregate compensation paid by OMI to its key management as a group for the year ended December 31, 2020 and the nine months ended September 31, 2021 was PHP 688 million and PHP 327 million ($6 million). These amounts include PHP 219 million and PHP 52 million ($1 million), respectively, of thirteenth month bonus pay, incentives and fixed allowances, but does not include accrued pension, severance, retirement or similar benefits or expenses.

Equity Plan

The following summarizes the material terms of the Equity Plan.

Shares Subject to the Plan. The maximum number of OMI common shares that may be issued under the Equity Plan after it becomes effective will be ten percent (10%) of the total number of OMI common shares that are outstanding (on a fully diluted basis) upon consummation of the Merger and Share Acquisition. For the avoidance of doubt, the 750,000 OMI common shares reserved under the management bonus plan (as described in the Merger and Share Acquisition Agreement) will not count against the share reserve under the Equity Plan.

If and to the extent an award expires, terminates or is cancelled without all shares covered by the award having been issued, such expiration, termination or cancellation will not reduce the number of OMI common shares that may be available for issuance under the Equity Plan. Any OMI common shares issued pursuant to an award that are repurchased, and any OMI common shares reacquired in satisfaction of any tax withholding on an award or withheld or reacquired in satisfaction of the exercise or purchase price of an award, will again become available for issuance under the Equity Plan.

Capitalization Adjustment. In the event there is (a) a specified type of change in OMI’s capital structure, such as a share split, reverse share split, or recapitalization; or (b) a change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of rights consistent with the Equity Plan, appropriate equitable adjustments will be made to the number, price or kind of shares reserved for issuance under the Equity Plan.

Types of Awards. The Equity Plan permits the awards of options, share appreciation rights, restricted shares, RSUs and other awards. OMI’s Compensation Committee shall have the authority, at the time of grant of any award under the Equity Plan, to grant performance-based awards under the Equity Plan.

Eligibility. Employees, directors and consultants of OMI and its subsidiaries and affiliates are eligible to participate in the Equity Plan.

Director Stock Option. (i) Upon consummation of the Merger and Share Acquisition each non-employee Director of OMI shall be automatically granted an option to purchase such number of OMI common shares with an aggregate value of $200,000; and (ii) on the date any person first becomes a non-employee Director of OMI after consummation of the Merger and Share Acquisition, such person shall be automatically granted an option to purchase such number of OMI common shares with an aggregate value of $200,000. All Directors Stock Options shall have an option price per share equal to the fair market value of one OMI common share on the date of grant. All Director Stock Options shall vest and become exercisable over a period of three years at the rate of 33.33% on each of the three consecutive anniversaries of the applicable date of grant, provided the non-employee Director’s service as a director continues through each such anniversary.

Plan Administration. OMI’s Compensation Committee, or another committee as delegated by the board of directors, administers the Equity Plan. The administrator, amongst other functions, determines the participants to receive awards, how awards will be granted, the type of award to be granted, the number of awards to be granted, and the other terms and conditions of each award. The administrator may delegate certain authorities under the Equity Plan to the CEO and/or other senior officers of OMI.

Award Agreements. Awards granted under the Equity Plan are evidenced by award agreements that set forth, consistent with the Equity Plan, the terms, conditions and limitations for each award.

Conditions of Awards. The administrator determines the provisions, terms and conditions of each award granted under the Equity Plan.

Change in Control. Except to the extent provided for in a separate agreement between the participant and OMI or an affiliate, or in the absence of such agreement, any award agreement, in the event of a change in control all options and stock appreciation rights will become immediately exercisable and the restricted period with respect to any restricted shares or RSUs and other awards shall expire immediately. All incomplete performance periods shall end on the date of such change in control and the administrator will determine the extent to which any such performance goals have been met. Notwithstanding the above, the administrator may in its discretion (by providing notice within the specified period) cancel any outstanding award for cash or stock consideration provided that such option or award is at or in the money. The obligations of OMI under the Equity Plan will be binding upon any surviving or acquiring organization.

Non-exclusivity. The Equity Plan does not limit OMI’s board of directors from adopting other incentive arrangements.

Amendments and Termination. Unless amended, altered, suspended, discontinued or terminated earlier, the Equity Plan has a term of ten years from the date when 26 Capital’s shareholders vote to approve both the Merger and Share Acquisition and the Equity Plan. OMI’s board of directors has the authority to amend, alter, suspend, discontinue or terminate the Equity Plan at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination will be made without shareholder approval if it is necessary to comply with any applicable tax, regulatory or stock exchange listing requirement; and provided further that no such amendment, alternation, suspension, discontinuation or termination may impair the rights and obligations under any awards previously granted without the written consent of the participant, holder or beneficiary.

The administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue, cancel or terminate any award or associated award agreement to the extent consistent with the applicable award agreement; provided, however, that no such waiver, amendment, alteration, suspension, discontinuation, cancellation or termination will be made under any awards previously granted without the written consent of the participant, holder or beneficiary; and provided, further that, without shareholder approval, (i) no amendment or modification may reduce the option price of any option and (ii) the administrator may not cancel and replace any outstanding option in a manner which would be reportable by OMI as an option which has been “repriced” (as such term is used in Item 402 of Regulation S-K).

DESCRIPTION OF OMI COMMON SHARES

A summary of the material provisions governing OMI’s share capital immediately following the completion of the Merger and Share Acquisition is described below. This summary is not complete and should be read together with OMI’s amended articles of incorporation and amended by-laws, to be effective upon completion of the Merger and Share Acquisition, a copy of which is appended to this proxy statement/prospectus as Annex C.

The following descriptions of share capital and provisions of the amended articles of incorporation are summaries and are qualified by reference to the amended articles of incorporation and amended by-laws. The description of the OMI common shares reflects changes to OMI’s capital structure that will occur upon the closing of the Merger and Share Acquisition.

General

This section summarizes the material rights of OMI shareholders under Philippine law, and the material provisions of OMI’s amended articles of incorporation and amended by-laws that will become effective upon completion of the Merger and Share Acquisition. The description of the OMI common shares reflects changes to OMI’s capital structure that will occur upon the closing of the Merger and Share Acquisition.

Share Capital

The authorized share capital of OMI upon the closing of the Merger and Share Acquisition will consist of (i) 500,000,000 OMI common shares with a par value of PHP 0.05 and (ii) 75,000,000 OMI preferred shares, of which 250,035,023 common shares are expected to be outstanding following the reorganization of OMI as contemplated by the Merger and Share Acquisition Agreement.

All of the outstanding OMI common shares are validly issued, fully paid and non-assessable. OMI common shares are not redeemable and do not have any preemptive rights.

Listing, Registration Number and Purposes of OMI

Upon the consummation of the Merger and Share Acquisition, OMI common shares are expected to be listed and traded on Nasdaq under the trading symbol, “UERI”. OMI is registered with the Philippine SEC. OMI’s Philippine SEC registration number is 2021030008487-06. OMI’s affairs are governed by its amended articles of incorporation and amended by-laws, applicable Philippine law, and specifically, the Corporation Code and the Securities Regulations Code.

OMI’s primary purpose, as set forth in its amended articles of incorporation, is to engage in the business of a holding company – that is, to invest in, purchase, or otherwise acquire and own, hold, use, sell, assign, lease, transfer, mortgage, pledge, exchange, or otherwise dispose of personal property of every kind and description, including buildings, shares of stock, membership certificates, bonds, debentures, notes, evidences of indebtedness, and other securities or obligations of any corporation or association, whether domestic or foreign, for whatever lawful purpose the same may have been organized, and to pay therefor in money or by exchanging therefor stocks, bonds, property or other evidences of indebtedness or securities of this or any other corporation, stocks, bonds, debentures, contracts or obligations; to receive, collect and dispose of the interest, dividends, and income arising from such personal property, and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, including all voting powers of any stock so owned, provided that OMI shall not engage as a stockbroker or dealer in securities.

Voting Rights

All OMI common shares will have the same rights and privileges and rank equally, share ratably and be identical in all respects.

Transfer of Shares

OMI’s fully paid common shares are issued and may be freely transferred under OMI’s amended articles of incorporation, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of the Nasdaq. The ownership or voting of OMI common shares by non-Philippine residents is not restricted in any way by OMI’s amended articles of incorporation and amended by-laws, or the laws of the Republic of the Philippines.

Election of Directors

Under OMI’s amended articles of incorporation, OMI’s board of directors consists of seven (7) directors. Pursuant to OMI’s amended by-laws, each of OMI’s directors shall be elected during each regular meeting of the stockholders of OMI and shall hold office for one (1) year and until their successors are elected and qualified.

Any vacancy occurring in the Board of Directors other than by removal by OMI’s stockholders or by expiration of term, may be filled by the vote of at least a majority of the remaining directors, if still constituting a quorum; otherwise, the vacancy must be filled by the stockholders at a regular or at any special meeting of stockholders called for the purpose. A director so elected to fill a vacancy shall be elected only for the unexpired term of his predecessor in office.

Any directorship to be filled by reason of an increase in the number of directors shall be filled only by an election at a regular or at a special meeting of OMI’s stockholders duly called for the purpose, or in the same meeting authorizing the increase of directors if so stated in the notice of the meeting.

The vacancy resulting from the removal of a director by OMI’s stockholders in the manner provided by law may be filled by election at the same meeting of stockholders without further notice, or at any regular or at any special meeting of stockholders called for the purpose, after giving notice as prescribed in OMI’s amended by-laws.

When the vacancy prevents the remaining directors from constituting a quorum and emergency action is required to prevent grave, substantial, and irreparable loss or damage to OMI, the vacancy may be temporarily filled from among the officers of OMI by unanimous vote of the remaining directors. The action by the designated director shall be limited to the emergency action necessary, and the term shall cease within a reasonable time from the termination of the emergency or upon election of the replacement director, whichever comes earlier. OMI must notify the Philippine SEC within three (3) days from the creation of the emergency board, stating therein the reason for its creation.

All nominations for election of directors by OMI’s stockholders shall be submitted in writing to the Board of Directors through the President and the Secretary at OMI’s principal place of business at least ninety (90) working days before the regular or special meeting of stockholders for the purpose of electing directors.

The Nomination and Compensation Committee may, from time to time, set forth procedures for the nomination of directors for election by the stockholders, including information that must be furnished to OMI in connection therewith. The Nomination and Compensation Committee may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of OMI or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

All nominations for appointment of a director by the Board of Directors to fill a vacancy in the Board of Directors for any cause or reason whatsoever, other than removal by OMI’s stockholders or by expiration of term of office, shall be submitted in writing to the Nomination and Compensation Committee through the President and the Secretary at OMI’s principal place of business at least thirty (30) working days before the meeting of the Board of Directors for the aforestated purpose.

Dividend and Liquidation Rights

OMI may declare a dividend to be paid to the holders of OMI common shares in proportion to their respective shareholdings. Under the Corporation Code, cash or property dividend distributions are determined by the board of directors and do not require the approval of the shareholders. On the other hand, stock dividends require the approval by majority of the Board of Directors and by shareholders representing at least 2/3 of the issued and outstanding capital stock of OMI.

Pursuant to the Corporation Code, OMI must have sufficient unrestricted retained earnings before it may declare dividends.

In the event of OMI’s liquidation, after satisfaction of liabilities to creditors, its assets will be distributed to the holders of OMI common shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights which may be authorized or issued in the future.

Exchange Controls

Under the BSP foreign exchange manual, foreign investments in shares of a Philippine corporation may be registered with the BSP. Upon registration, and without need to obtain additional BSP approvals, OMI may purchase foreign exchange from the Philippine banking system for dividends of a duly registered foreign equity investment upon presentation of a BSP Registration Document (“BSRD”), together with other supporting documents. The BSRD is issued by the BSP upon registration of the foreign investment and serves as the authority to repatriate such divestment and sales proceeds or remittance of cash dividends.

The BSP should be notified of the transfer of sale of foreign investments in equity or securities already registered with the BSP, in order that the registration of the foreign investment may be transferred in the name of the transferee or purchaser.

Registration Rights

In connection with the consummation of the Merger and Share Acquisition, OMI, the Sponsor, TRA and certain directors and officers of 26 Capital will enter into a Registration Rights Agreement. The Registration Rights Agreement provides the holders with certain customary piggyback registration rights and demand rights for underwritten takedowns, in each case subject to certain limitations set forth in the Registration Rights Agreement. In addition, the Registration Rights Agreement provides that OMI will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities. The rights granted under the Registration Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to OMI securities, and all such prior agreements shall be terminated.

Shareholder Meetings

Under its amended by-laws, OMI is required to hold a regular meeting of stockholders, for the purpose of electing directors and for the transaction of such business as may properly come before the meeting, which shall be held on last Thursday of May of each year. If such date falls on a legal holiday, then the meeting will be held on the following day. All meetings other than the annual general meeting of shareholders are referred to in the amended by-laws of OMI as special general meetings. The special meetings of stockholders, for any purpose or purposes, may at any time be called by any of the following: (i) the Board of Directors, at its own instance, or at the written request of stockholders representing a majority of the outstanding voting capital stock; or (ii) the President.

Under the amended by-laws of OMI, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof in writing to the Secretary even if such matter is already (i) the subject of any notice to the stockholders from the Board of Directors or (ii) the subject of a press release reported by a national news service or in a document filed by OMI with the Securities and Exchange Commission (the disclosures described in clause (ii), “Public Disclosure”). To be timely, a Proposing Stockholder’s notice of a proposal for a meeting must be delivered to or mailed and received at the principal office of OMI not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

The amended by-laws of OMI provide that notices of stockholder meetings, which should state, among others, the date, time and place of the meeting, must be sent to every stockholder at least twenty one (21) calendar days prior to the scheduled meeting. Notices of regular or special meetings may be sent by the Secretary by personal delivery or by mail in the period stated above, to each stockholder of record at his last known post office address, by email or facsimile transmission or by publication in a newspaper of general circulation, or such other manner as may be allowed by the Philippine SEC. The notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. In case of special meetings, only matters stated in the notice can be the subject of motions or deliberations at such meeting.

Quorum

Unless otherwise provided by law, in all regular or special meetings of stockholders, a majority of OMI’s outstanding capital stock entitled to vote on the matters to be considered must be present or represented in order to constitute a quorum. If no quorum is constituted, the meeting shall be adjourned until the requisite amount of stock shall be present.

A stockholder who participates through remote communication shall be deemed present for purposes of quorum.

Vote Requirements

The amended by-laws of OMI provide that, except where the law provides for a higher voting requirement, in all regular or special meetings of stockholders, a resolution of the stockholders shall be deemed to have been adopted if it is approved, or assented to in writing (if allowed under the law) by a majority of the outstanding capital stock entitled to vote on such resolution at a meeting in which there is a quorum.

Stockholders may vote in person or by proxy executed in writing by the stockholders or his duly authorized attorney-in-fact, or through remote communication which shall include, but is not limited to, teleconferencing, videoconferencing, or other alternatives modes of communication. Unless otherwise provided in the proxy, it shall be valid only for the meeting at which it has been presented to the Secretary.

All proxies must be in the hands of the Secretary at least 7 calendar days before the meeting. Such proxies filed with the Secretary may be revoked by the stockholders either in an instrument in writing duly presented and recorded with the Secretary prior to a scheduled meeting or by their personal presence at the meeting.

Unless the notice of meeting provides an earlier period, all proxies may be validated on the date, at the place, and before the time, of the regular or special meeting of the stockholders.

There shall be a presumption of regularity in the execution of proxies and the same shall be accepted in the absence of a timely and valid challenge.

If the name of the proxy is left in blank, the person to whom it is given, or the corporation receiving the proxy is at liberty to fill in any name he/it chooses.

A proxy executed by a corporation shall be in the form of a board resolution duly certified by the Secretary or in a proxy form executed by a duly authorized corporate officer. If executed in a proxy form, it is presumed that the corporate officer who signed and executed the proxy is duly authorized to do so.

Proxies need not be notarized, and if signed abroad need not be authenticated.

A stockholder may also vote through remote communication or in absentia.

Access to Corporate Records

Under the Corporation Code, corporate records, regardless of the form in which they are stored, shall be open to inspection by any director, trustee, stockholder or member of the corporation in person or by a representative at reasonable hours on business days, and a demand in writing may be made by such director, trustee or stockholder at their expense, for copies of such records or excerpts from said records. The inspecting or reproducing party shall remain bound by confidentiality rules under prevailing laws, such as the rules on trade secrets or processes under the Intellectual Property Code, the Data Privacy Act, the Securities Regulation Code and the rules of Philippine courts.

A requesting party who is not a stockholder or member of record, or is a competitor, director, officer, controlling stockholder or otherwise represents the interests of a competitor shall have no right to inspect or demand reproduction of corporate records.

Any stockholder who shall abuse the rights granted under this section shall be penalized under Section 158 of the Corporation Code, without prejudice to the provisions of the Intellectual Property Code and the Data Privacy Act.

Transfer Agent and Registrar

The transfer agent and registrar for OMI common shares is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718)921-8568.

DESCRIPTION OF OMI WARRANTS

Pursuant to the Merger and Share Acquisition Agreement, at the Effective Time, each 26 Capital warrant that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become a OMI warrant. The following provides a summary of the material provisions governing the OMI warrants. As it is only a summary, it may not contain all the information that is important to you.

Each whole OMI warrant entitles the registered holder to purchase one OMI common share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on 30 days after the completion of the Merger and Share Acquisition. Pursuant to the warrant agreement, a warrantholder may exercise its OMI warrants only for a whole number of OMI common shares. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole OMI warrants will trade. The OMI warrants will expire five years after the completion of the Merger and Share Acquisition, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

A holder of an OMI warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such OMI warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of OMI common shares outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of OMI common shares is increased by a stock dividend payable in shares of OMI common shares, or by a split-up of shares of OMI common shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of OMI common shares issuable on exercise of each OMI warrant will be increased in proportion to such increase in the outstanding shares of OMI common shares. A rights offering to holders of OMI common shares entitling holders to purchase shares of OMI common shares at a price less than the fair market value will be deemed a stock dividend of a number of shares of OMI common shares equal to the product of (i) the number of shares of OMI common shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for OMI common shares) and (ii) one (1) minus the quotient of (x) the price per share of OMI common shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for OMI common shares, in determining the price payable for OMI common shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of OMI common shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of OMI common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if OMI, at any time while the OMI warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of OMI common shares on account of such shares of OMI common shares (or other shares of OMI’s capital stock into which the OMI warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the OMI warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of OMI common shares in respect of such event.

If the number of outstanding shares of OMI common shares is decreased by a consolidation, combination, reverse stock split or reclassification of shares of OMI common shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of OMI common shares issuable on exercise of each OMI warrant will be decreased in proportion to such decrease in outstanding shares of OMI common shares.

Whenever the number of shares of OMI common shares purchasable upon the exercise of the OMI warrants is adjusted, as described above, the OMI warrant exercise price will be adjusted by multiplying the OMI warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of OMI common shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of OMI common shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of OMI common shares (other than those described above or that solely affects the par value of such shares of OMI common shares), or in the case of any merger or consolidation of OMI with or into another corporation (other than a consolidation or merger in which OMI is the continuing corporation and that does not result in any reclassification or reorganization of OMI’s outstanding shares of OMI common shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of OMI as an entirety or substantially as an entirety in connection with which OMI is dissolved, the holders of the OMI warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the OMI warrants and in lieu of the shares of OMI common shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the OMI warrants would have received if such holder had exercised their OMI warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of OMI common shares in such a transaction is payable in the form of OMI common shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the OMI warrant properly exercises the OMI warrant within thirty days following public disclosure of such transaction, the OMI warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the OMI warrant. The purpose of such exercise price reduction is to provide additional value to holders of the OMI warrants when an extraordinary transaction occurs during the exercise period of the OMI warrants pursuant to which the holders of the OMI warrants otherwise do not receive the full potential value of the OMI warrants in order to determine and realize the option value component of the OMI warrant. This formula is to compensate the OMI warrant holder for the loss of the option value portion of the OMI warrant due to the requirement that the OMI warrant holder exercise the OMI warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The OMI warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and OMI. You should review a copy of the warrant agreement, which will be filed as an exhibit to this registration statement, for a complete description of the terms and conditions applicable to the OMI warrants. The warrant agreement provides that the terms of the OMI warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the OMI warrants and the warrant agreement set forth in this registration statement, or to correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding OMI warrants to make any change that adversely affects the interests of the registered holders of OMI warrants.

The OMI warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to OMI, for the number of OMI warrants being exercised. The warrantholders do not have the rights or privileges of holders of OMI common shares and any voting rights until they exercise their OMI warrants and receive OMI common shares. After the issuance of shares of OMI common shares upon exercise of the OMI warrants, each holder will be entitled to one (1) vote for each OMI common share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the OMI warrants. If, upon exercise of the OMI warrants, a holder would be entitled to receive a fractional interest in a share, OMI will, upon exercise, round down to the nearest whole number of shares of OMI common shares to be issued to the warrantholder.

OMI will have the ability to redeem outstanding OMI warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the last reported sales price of the OMI common shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of OMI common shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date OMI sends the notice of such redemption to the warrant holders. Redemption of the outstanding OMI warrants could force warrant holders to (i) exercise their OMI warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) sell their OMI warrants at the then-current market price when they might otherwise wish to hold their OMI warrants or (iii) accept the nominal redemption price which, at the time the outstanding OMI warrants are called for redemption, is likely to be substantially less than the market value of the OMI warrants.

Since the 26 Capital initial public offering, the trading price of the 26 Capital common stock has not exceeded the $11.50 per share exercise price of the 26 Capital warrants.

In the event that OMI elects to redeem the OMI warrants, OMI will mail a notice of redemption by first class mail, postage prepaid, or deliver such notice electronically through the facilities of DTC, not less than 30 days prior to the redemption date to the registered holders of the warrants to be redeemed at their last addresses as they appear on the books of the warrant agent.

OMI has agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and OMI irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

COMPARISON OF YOUR RIGHTS AS A HOLDER OF 26 CAPITAL’S SHARES AND YOUR RIGHTS AS A POTENTIAL HOLDER OF OMI COMMON SHARES

The rights of the stockholders of 26 Capital and the relative powers of the 26 Capital board of directors are governed by the laws of the State of Delaware and the 26 Capital Charter. As a result of the Merger and Share Acquisition, securities held by the 26 Capital securityholders will be canceled and automatically converted into the right to receive OMI common shares and/or OMI warrants. Each OMI common share will be issued in accordance with, and subject to the rights and obligations of, OMI’s amended articles of incorporation and amended by-laws that will be effective upon the consummation of the Merger and Share Acquisition, in substantially the form attached hereto as Annex B. Because OMI will be, at the Effective Time, a company organized under the laws of the Republic of the Philippines, the rights of the stockholders of 26 Capital will then be governed by Philippine law and OMI’s amended articles of incorporation and amended by-laws.

Many of the principal attributes of the OMI common shares and 26 Capital common stock will be similar. However, there are differences between the right of shareholders of OMI under Philippine law and the rights of stockholders of 26 Capital, as in effect prior to the consummation of the Merger and Share Acquisition under DGCL. In addition, there are differences between OMI’s amended articles of incorporation and amended by-laws as such will be in effect from and after the consummation of the Merger and Share Acquisition and the 26 Capital Charter and bylaws of 26 Capital.

The following is a summary of comparison of the material differences between the rights of 26 Capital securityholders under the 26 Capital Charter, 26 Capital bylaws and the DGCL, and the rights of OMI shareholders under Philippine law and OMI amended articles of incorporation and by-laws to be effective upon consummation of the Merger and Share Acquisition. The discussion in this section does not include a description of rights or obligations under the United States federal securities laws or Nasdaq listing requirements or of OMI or 26 Capital’s governance or other policies.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Corporation Code, the Securities Regulation Code, OMI’s amended articles of incorporation and amended by-laws, the DGCL and the 26 Capital Charter and bylaws of 26 Capital. You are also urged to carefully read the relevant provisions of the Corporation Code, the Securities Regulation Code and the DGCL for a more complete understanding of the differences between being a shareholder of OMI and a stockholder of 26 Capital.

	OMI	26 Capital
Authorized and Outstanding Capital Stock	The authorized share capital of OMI upon the closing of the Merger and Share Acquisition will consist of (i) 500,000,000 OMI common shares with a par value of PHP 0.05 per share and (ii) 75,000,000 OMI preferred shares, of which 250,035,023 common shares are expected to be outstanding following the reorganization of OMI as contemplated by the Merger and Share Acquisition Agreement.

26 Capital common stock: 26 Capital is currently authorized to issue 110,000,000 shares of common stock, par value $0.0001, which includes 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Stock. As of December 6, 2021, there were 34,375,000 shares of 26 Capital common stock outstanding, which includes 27,500,000 shares of Class A Stock and 6,875,000 shares of Class B Stock.

26 Capital preferred stock. 26 Capital is currently authorized to issue 1,000,000 shares of

	OMI	26 Capital
undesignated preferred stock, par value $0.0001 per share. As of December 6, 2021, there were no shares of 26 Capital preferred stock outstanding.

Special Meeting of Shareholders or Stockholders	The special meetings of OMI’s stockholders, for any purpose or purposes, may at any time be called by any of the following: (i) the board of directors, at its own instance, or at the written request of stockholders representing a majority of OMI’s outstanding voting capital stock; or (ii) the President.	A special meeting of 26 Capital’s stockholders may be called only by the Chairman of 26 Capital’s board of directors, Chief Executive Officer, or 26 Capital’s board of directors pursuant to a resolution adopted by a majority of 26 Capital’s board of directors, and may not be called by any other person.

Action by Written Consent

Except where the law provides for a higher voting requirement, in all regular or special meetings of stockholders, a resolution of the stockholders shall be deemed to have been adopted if it is approved, or assented to in writing (if allowed under the law) by a majority of the outstanding capital stock entitled to vote on such resolution at a meeting in which there is a quorum.

Unless otherwise prescribed by the Corporation Code or by Philippine special law(s), and for legitimate purposes, any provision or matter stated in OMI’s amended articles of incorporation may be amended by a majority vote of the board of directors and the vote or written assent of the stockholders representing at least two-thirds (2/3) of the outstanding capital stock, without prejudice to the appraisal right of dissenting stockholders in accordance with the provisions of the Corporation Code.

Any action required or permitted to be taken by the 26 Capital stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the holders of Class B Stock with respect to which action may be taken by written consent.

Quorum	Board of Directors. In any meeting of the board of directors, there must be present at least a majority of the number of the board of directors provided in the OMI’s amended articles of incorporation, for a quorum to exist.

Board of Directors: At all meetings of 26 Capital’s board of directors, a majority of the members of 26 Capital’s board of directors shall constitute a quorum for the transaction of business.

Stockholders: The presence in person or by proxy of the holders of

	OMI	26 Capital

All resolutions of the board of directors, except for the filling of vacancies on the board of directors, which may be filled by the vote of at least the majority of the then-remaining directors, shall require the affirmative vote of a majority of the directors constituting a quorum.

Shareholders. Unless otherwise provided by law, in all regular or special meetings of stockholders, a majority of OMI’s outstanding capital stock entitled to vote on the matters to be considered must be present or represented in order to constitute a quorum. If no quorum is constituted, the meeting shall be adjourned until the requisite amount of stock shall be present. A stockholder who participates through remote communication shall be deemed present for purposes of quorum.

a majority in voting power of the outstanding shares of stock entitled to vote at the meeting will constitute a quorum at any meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. Shares of its own stock belonging to 26 Capital or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by 26 Capital, shall neither be entitled to vote nor be counted for quorum purposes.

Notice of Meetings	The amended by-laws of OMI provide that notices of stockholder meetings, which should state, among others, the date, time and place of the meeting, must be sent to every stockholders at least twenty one (21) calendar days prior to the scheduled meeting. Notices of regular or special meetings may be sent by the Secretary by personal delivery or by mail in the period stated above, to each stockholder of record at his last known post office address, by email or facsimile transmission or by publication in a newspaper of general circulation, or such other manner as may be allowed by the Philippine SEC. The notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. In case of special meetings, only matters stated in the notice can be the subject of motions or deliberations at such meeting.	Under 26 Capital’s bylaws, 26 Capital stockholder meetings generally require notice not less than ten nor more than 60 days before the date of the meeting unless otherwise required by the DGCL.

	OMI	26 Capital

Advance Notice Provisions	Under the amended by-laws of OMI, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the Proposing Stockholder must have given timely notice thereof in writing to the Secretary even if such matter is already (i) the subject of any notice to the stockholders from the Board of Directors or (ii) the subject of a Public Disclosure. To be timely, a Proposing Stockholder’s notice of a proposal for a meeting must be delivered to or mailed and received at the principal office of OMI not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).	The 26 Capital stockholder must (i) give timely notice thereof in proper written form to the Secretary, and (ii) the business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of 26 Capital not less than 90 or more than 120 days before the anniversary date of the immediately preceding meeting. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Additionally, the stockholder must provide information pursuant to the advance notice provisions in the 26 Capital bylaws.

Charter Amendments	Pursuant to the Corporation Code, unless otherwise prescribed by the Corporation Code or by Philippine special law(s), and for legitimate purposes, any provision or matter stated in OMI’s amended articles of incorporation may be amended by a majority vote of the board of directors and the vote or written assent of the stockholders representing at least two-thirds (2/3) of the outstanding capital stock, without prejudice to the appraisal right of dissenting stockholders in accordance with the provisions of the Corporation Code.	Pursuant to the DGCL, the affirmative vote of the holders of a majority of the voting power of the 26 Capital common stock entitled to vote thereon is required to amend, alter, or repeal provisions of the 26 Capital Charter, subject to any additional vote required therein. In addition, for so long as any shares of Class B Stock shall remain outstanding, the, affirmative vote of the holders of a majority of the shares of Class B Stock outstanding, voting separately as a single class, shall be required to amend, alter or repeal any provision of the 26 Capital Charter, in a manner that would alter or change the powers, preferences or relative, participating,

	OMI	26 Capital
optional or other or special rights of the Class B Stock; and the affirmative vote of the holders of at least 65% of all outstanding shares of 26 Capital common stock, shall be required to amend Article IX regarding business combinations and redemption rights.

Size of Board, Election of Directors

Size of Board. Under OMI’s amended articles of incorporation, OMI’s board of directors consists of seven (7) directors.

Election of Directors. Pursuant to OMI’s amended by-laws, each of OMI’s directors shall be elected during each regular meeting of the stockholders of OMI and shall hold office for one (1) year and until their successors are elected and qualified.

The Board of Directors shall be comprised of individuals meeting the requirements of applicable laws and stock exchange rules. As a public company under Philippine law (i.e., a corporation with assets in excess of fifty million Philippine pesos (PHP 50,000,000.00) and having 200 or more holders, at least of two hundred 200 of which are holding at least one hundred 100 shares of a class of its equity securities), OMI shall have at least two (2) independent directors or such number of independent directors which shall constitute at least twenty percent (20%) of the members of such board, whichever is the lesser.

Size of Board: Under the 26 Capital Charter, the number of directors, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the 26 Capital board of directors pursuant to a resolution adopted by a majority of the 26 Capital board of directors.

Election of Directors: Under the 26 Capital Charter, the 26 Capital board of directors is divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The 26 Capital board of directors is authorized to assign members of the 26 Capital board already in office to Class I, Class II or Class III. Each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

Removal of Directors	OMI shareholders shall have the right to elect, remove and replace directors and vote on certain corporate acts, in accordance with the Corporation Code. Cumulative voting shall be used in the election of directors. A director shall not be removed without cause, if it will deny minority shareholders of representation in the Board of Directors.	Under the 26 Capital Charter, whenever the holders of one or more series of the 26 Capital preferred stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the 26 Capital preferred stock as set forth in the 26 Capital

	OMI	26 Capital

Charter and such directors shall not be included in any of the classes created pursuant to this 26 Capital Charter unless expressly provided by such terms.

Any or all of the other directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of 26 Capital capital stock entitled to vote generally in the election of directors, voting together as a single class.

Board Vacancies and Newly Created Directorships

Any vacancy occurring in the Board of Directors other than by removal by OMI’s stockholders or by expiration of term, may be filled by the vote of at least a majority of the remaining directors, if still constituting a quorum; otherwise, the vacancy must be filled by the stockholders at a regular or at any special meeting of stockholders called for the purpose. A director so elected to fill a vacancy shall be elected only for the unexpired term of his predecessor in office.

Any directorship to be filled by reason of an increase in the number of directors shall be filled only by an election at a regular or at a special meeting of OMI’s stockholders duly called for the purpose, or in the same meeting authorizing the increase of directors if so stated in the notice of the meeting.

The vacancy resulting from the removal of a director by OMI’s stockholders in the manner provided by law may be filled by election at the same meeting of stockholders without further notice, or at any regular or at any special meeting of stockholders called for the purpose, after giving notice as prescribed in OMI’s amended by-laws.

When the vacancy prevents the remaining directors from

Under the 26 Capital Charter, newly created directorships resulting from an increase in the number of directors and any vacancies on 26 Capital’s board of directors resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by 26 Capital stockholders), and any director so chosen will hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

	OMI	26 Capital
constituting a quorum and emergency action is required to prevent grave, substantial, and irreparable loss or damage to OMI, the vacancy may be temporarily filled from among the officers of OMI by unanimous vote of the remaining directors. The action by the designated director shall be limited to the emergency action necessary, and the term shall cease within a reasonable time from the termination of the emergency or upon election of the replacement director, whichever comes earlier. OMI must notify the Philippine SEC within three (3) days from the creation of the emergency board, stating therein the reason for its creation.

Limitation of Liability of Directors and Officers

Under the Corporation Code, directors who willfully and knowingly vote for or assent to patently unlawful acts of the corporation or who are guilty of gross negligence or bad faith in directing the affairs of the corporation or acquire any personal or pecuniary interest in conflict with their duty as such directors or trustees shall be liable jointly and severally for all damages resulting therefrom suffered by the corporation, its stockholders and other persons.

A director or officer shall not attempt to acquire, or acquire any interest adverse to the corporation in respect of any matter which has been reposed in them in confidence, and upon which, equity imposes a disability upon themselves to deal in their own behalf; otherwise the said director or officer shall be liable as a trustee for the corporation and must account for the profits which otherwise would have accrued to the corporation.

Under the 26 Capital Charter, a director shall not be personally liable to 26 Capital or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under DGCL unless a director violated his or her duty of loyalty to 26 Capital or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.

	OMI	26 Capital

The Corporation Code further states that where a director, by virtue of such office, acquires a business opportunity which should belong to the corporation, thereby obtaining profits to the prejudice of such corporation, the director must account for and refund to the latter all such profits, unless the act has been ratified by a vote of the stockholders owning or representing at least two-thirds (2/3) of the outstanding capital stock. This provision shall be applicable, notwithstanding the fact that the director risked one’s own funds in the venture.

For all other violations of the Corporation Code, if the offender is a corporation, the penalty may, at the discretion of the court, be imposed upon such corporation and/or upon its directors, trustees, stockholders, members, officers, or employees responsible for the violation or indispensable to its commission.

Indemnification, Insurance, and Advancement of Expenses	Under OMI’s by-laws, subject to the terms of any indemnification agreement entered into by OMI and a director or officer, OMI shall indemnify every director or officer and his heirs, executors and administrators against all costs and expenses reasonably incurred by such person in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by OMI) to which he may be, or is made, a party by reason of his being or having been a director or officer of OMI, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding, to be liable for acts or omissions that involve malice, gross negligence, misconduct, or breach of fiduciary duty.	Under the 26 Capital Charter, 26 Capital, to the fullest extent permitted by Section 145 of DGCL, shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of 26 Capital or, while a director or officer of 26 Capital, is or was serving at the request of 26 Capital as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, each of whom is an “indemnitee,” whether the basis of such proceeding is alleged action in

	OMI	26 Capital

an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding.

Expenses (including attorneys’ fees) incurred by an indemnitee in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification under the 26 Capital Charter shall be paid by 26 Capital in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall finally be determined that he is not entitled to be indemnified by 26 Capital.

Power of Inspection	Subject to reasonable restrictions in accordance with the Corporation Code and jurisprudence, all shareholders shall be allowed to inspect the corporate books and records of OMI, including minutes of meetings of the Board of Directors and stock registries, and shall be furnished with annual reports, including financial statements, without cost.	26 Capital stockholders have certain rights pursuant to Section 220 of the DGCL to be allowed to inspect 26 Capital’s stock ledger and its books and records, subject to the limitations set forth therein.

Right to Information

OMI’s shareholders shall be provided, upon request, with periodic reports which disclose personal and professional information about the directors and officers of OMI, and certain other matters such as the directors’ and officers’ holdings of the OMI’s shares, dealings with OMI, relationships among directors and

26 Capital has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. 26 Capital has filed with the SEC its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.

	OMI	26 Capital

key officers of OMI, and the aggregate compensation of the directors and officers.

OMI’s shareholders shall have access to any and all information relating to matters for which the management is accountable for and should disclose to the shareholders.

Right to Dividends	All OMI shareholders shall have the right to receive dividends, subject to the discretion of the Board of Directors.	26 Capital stockholders have the right to receive dividends to the extent declared by the board of directors.

Appraisal Right	OMI’s shareholders shall have appraisal right or the right to dissent and demand payment of the fair value of their shares in the manner provided for under the Corporation Code.	26 Capital stockholders have appraisal rights in certain circumstances as provided for under the DGCL.

OMI COMMON SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the Merger and Share Acquisition, OMI will have 500,000,000 OMI common shares authorized and, based on the assumptions set out elsewhere in this proxy statement/prospectus, 250,035,023 OMI common shares issued and outstanding, assuming the Reorganization has occurred as further described in the section of this proxy statement/prospectus titled “The Merger and Share Acquisition Agreement — The Reorganization,” and no shares of 26 Capital common stock are redeemed in connection with the Merger and Share Acquisition. Following the closing of the Merger and Share Acquisition, OMI common shares will be freely transferable by persons other than by OMI’s “affiliates” without restriction or further registration under the Securities Act, except 6,875,000 OMI common shares issued to the Sponsor, which are subject to the lock-up described below. OMI expects the OMI common shares underlying the OMI warrants to be freely transferable upon exercise, as OMI intends to file registration statements registering such shares with the SEC. The remaining OMI common shares held by existing OMI shareholders are subject to the lock-up restrictions described below and are subject to securities law restrictions, though may still be sold pursuant to the Registration Rights Agreement (as further described in the section of this proxy statement/prospectus titled “Certain Agreements Related to the Merger and Share Acquisition”) or under Rule 144 of the Securities Act. Sales of substantial amounts of OMI common shares in the public market could adversely affect prevailing market prices of the OMI common shares.

Lock-up Periods and Registration Rights

Concurrently with the consummation of the Merger and Share Acquisition, OMI, the Sponsor, TRA, certain directors and officers of 26 Capital and, for limited purposes, 26 Capital will enter into the Registration Rights Agreement, a copy of which is attached hereto as Annex F. The Registration Rights Agreement will provide the Sponsor and TRA with (i) demand registration rights (up to three demands in the case of the Sponsor and unlimited demands in the case of TRA) and (ii) piggyback registration rights. The Registration Rights Agreement provides that OMI will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

Pursuant to the Registration Rights Agreement, effective as of the closing of the Merger and Share Acquisition, (i) the existing registration rights agreement of 26 Capital, dated as of January 14, 2021, will automatically terminate and be of no further force and effect, and (ii) that certain letter agreement between 26 Capital and the Insiders will automatically terminate and be of no further force and effect.

The Registration Rights Agreement will also include the agreement of the Sponsor and the Insiders not to transfer any of the OMI equity securities held by them until the earlier of (i) the one year anniversary of the Effective Time, (ii) the date on which the stock price of the OMI common shares is greater than or equal to $12.00 per OMI common share for any 20 trading days within any period of 30-trading day period or (iii) the date on which OMI liquidates), subject to certain specified exceptions.

Rule 144

Pursuant to Rule 144 under the Securities Act, a person who has beneficially owned restricted OMI common shares for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of OMI at the time of, or at any time during the three months preceding, a sale and (ii) OMI has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as OMI was required to file reports) preceding the sale.

Persons who have beneficially owned restricted OMI common shares for at least six months but who are affiliates of OMI at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of OMI common shares then outstanding; or

•	the average weekly reported trading volume of the OMI common shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of OMI under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about OMI.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•

at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after consummation of the Merger and Share Acquisition, reflecting its status as an entity that is not a shell company.

Options

Following the completion of this offering, OMI intends to file a registration statement on Form S-8 under the Securities Act to register OMI’s common shares reserved for issuance under OMI’s equity compensation programs. The registration statement on Form S-8 will become effective automatically upon filing.

Common shares issued upon exercise of a share option and registered under the Form S-8 registration statement will, subject to vesting provisions, lock-up restrictions and Rule 144 volume limitations applicable to OMI’s affiliates, be available for sale in the open market immediately.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of 26 Capital common stock as of December 6, 2021, based on information obtained from the persons named below, with respect to the beneficial ownership of 26 Capital common stock by:

•	each person known by 26 Capital to beneficially own more than 5% of the outstanding shares of 26 Capital common stock;

•	each of 26 Capital’s current executive officers and directors; and

•	all of 26 Capital’s current executive officers and directors as a group.

In the table below, percentage ownership is based on 34,375,000 shares of 26 Capital common stock, consisting of (i) 27,500,000 shares of 26 Capital Class A Stock and (ii) 6,875,000 shares of 26 Capital Class B Stock, issued and outstanding as of December 6, 2021. On all matters to be voted upon, holders of shares of 26 Capital Class A Stock and shares of 26 Capital Class B Stock vote together as a single class. Currently, all of the shares of 26 Capital Class B Stock are convertible into 26 Capital Class A Stock on a one-for-one basis.

Unless otherwise indicated, 26 Capital believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the 26 Capital warrants as these warrants are not exercisable within 60 days of the date of this proxy statement/prospectus.

Unless otherwise noted, the business address of each of the following entities or individuals is c/o 26 Capital Acquisition Corp., 701 Brickell Avenue Suite 1550, Miami, Florida 33131.

	26 Capital Class A Stock		26 Capital Class B Stock		Combined Voting Power
Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Approximate Percentage of Class	Amount of Beneficial Ownership’	Approximate Percentage of Class	Amount of Beneficial Ownership’	Percentage of Outstanding 26 Capital Common Stock
Current Directors and Executive Officers of 26 Capital:
Jason Ader(1) (2)	—	—	6,875,000	100.0%	6,875,000	20.0%
John Lewis	—	—	—	—	—	—
Rafi Ashkenazi(2)	—	—	—	—	—	—
Joseph Kaminkow(2)	—	—	—	—	—	—
Gregory S. Lyss(2)	—	—	—	—	—	—
J. Randall Waterfield	—	—	—	—	—	—
All directors and executive officers as a group	—	—	6,875,000	100.0%	6,875,000	20.0%
Five Percent or More Holders and Certain Other Holders:
26 Capital Holdings LLC(1)	—	—	6,875,000	100.0%	6,875,000	20.0%
Highbridge Capital Management, LLC(3)	1,684,085	6.1%	—	—	1,684,085	4.9%
BlueCrest Capital Management Limited4)	1,800,000	6.5%	—	—	1,800,000	5.2%

(1)

The Sponsor is the record holder of such shares. The Sponsor is owned by an affiliate of SpringOwl Capital Management, of which Jason Ader, the 26 Capital Chairman and Chief Executive Officer is the managing member, and as such, he has voting and investment discretion with respect to the common stock held of record by the Sponsor and may be deemed to have sole beneficial ownership of the common stock held directly by the Sponsor.

(2)

Each of Messrs. Ader, Askenazi, Kaminkow and Lyss hold a direct or indirect interest in the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(3)

This information is based solely on a Schedule 13G filed by Highbridge Capital Management, LLC with the SEC on May 21, 2021. Highbridge Capital Management, LLC has shared voting and dispositive power with respect to all of the 1,684,085 shares reported.

(4)

This information is based solely on a Schedule 13G filed by BlueCrest Capital Management Limited with the SEC on January 22, 2021. BlueCrest Capital Management Limited has shared voting and dispositive power with respect to all of the 1,800,000 shares reported. Michael Platt serves as principal, director and control person of BlueCrest Capital Management Limited.

The following table sets forth information regarding the beneficial ownership of OMI’s voting securities as of December 6, 2021.

Unless otherwise indicated, OMI believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Except as otherwise noted herein, the number and percentage of OMI common shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any OMI common shares as to which the holder has sole or shared voting power or investment power and also any OMI common shares which the holder has the right to acquire within 60 days of December 6, 2021 through the exercise of any option, warrant, conversion or any other right. As of December 6, 2021, there were 2,500,000 OMI common shares outstanding.

	OMI Common Shares
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Outstanding
Tiger Resort Leisure and Entertainment Inc. New Seaside Drive, Entertainment City, Brgy. Tambo, Paranaque City 1701, Manila.	2,500,000	100%

The following table shows the beneficial ownership of OMI common shares following the consummation of the Merger and Share Acquisition by:

•	each person known by OMI who will beneficially own more than 5% of the OMI common shares issued and outstanding immediately after the consummation of the Merger and Share Acquisition;

•	each person who will become an executive officer or a director of OMI upon consummation of the Merger and Share Acquisition; and

•	all of the executive officers and directors of OMI as a group upon consummation of the Merger and Share Acquisition.

Except as otherwise noted herein, the number and percentage of OMI common shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any OMI common shares as to which the holder has sole or shared voting power or investment power and also any OMI common shares which the holder has the right to acquire within 60 days of             , 2022 through the exercise of any option, warrant or any other right.

The expected beneficial ownership of OMI common shares post-Merger and Share Acquisition assuming none of the 26 Capital public shares are redeemed has been determined based upon the following: (i) that no holders of shares of 26 Capital Class A Stock exercise their redemption rights (no redemption scenario), (ii) none of the investors set forth in the table below has purchased or purchases OMI common shares (post-Merger and Share Acquisition), (iii) 27,500,000 OMI common shares are issued to holders of shares of 26 Capital Class A Stock, (iv) 6,875,000 OMI common shares are issued to holders of shares of 26 Capital Class B Stock and (v) there will be an aggregate of 250,000,000 OMI common shares issued and outstanding at the closing of the Merger and Share Acquisition.

The expected beneficial ownership of OMI common shares post-Merger and Share Acquisition assuming the maximum number of shares of 26 Capital Class A Stock have been redeemed has been determined based on the following: (i) holders of 27,500,000 shares of 26 Capital Class A Stock exercise redemption rights (maximum redemption scenario), (ii) none of the investors set forth in the table below has purchased or purchases OMI common shares (post-Merger and Share Acquisition), (iii) zero OMI common shares are issued to holders of shares of 26 Capital Class A Stock, (iv) 6,875,000 OMI common shares are issued to holders of shares of 26 Capital Class B Stock and (v) there will be an aggregate of 222,500,000 OMI common shares issued and outstanding at closing.

Unless otherwise noted, the business address of each beneficial owner is c/o Okada Manila International, Inc., New Seaside Drive, Entertainment City, Barangay Tambo, Parañaque City, Metro Manila 1701, Philippines.

	Post-Merger and Share Acquisition (assuming no redemptions)			Post-Merger and Share Acquisition (assuming maximum redemptions)
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Outstanding		Number of Shares Beneficially Owned	Percentage Outstanding
Directors and Executive Officers of OMI Post-Merger and Share Acquisition:
Jun Fujimoto	1	*	%	1	*	%
Kenshi Asano	1	*	%	1	*	%
Toji Takeuchi	1	*	%	1	*	%
Byron Yip	1	*	%	1	*	%
Jason Ader(1)	6,875,001	2.4%		6,875,001	2.7%
Masayoshi Miyanaga	1	*	%	1	*	%
Ira H. Raphaelson	1	*	%	1	*	%
Hans Van Der Sande	—	—		—	—
All executive officers and directors as a group (8 individuals)	6,875,007	2.4%		6,875,007	2.7%
Five Percent or More Holders:
Tiger Resort Asia Limited	250,035,016	87.9%		250,035,016	97.3%

Note:
*	less than 1%
(1)

The Sponsor is expected to be the record holder of 6,875,000 OMI common shares. The Sponsor is owned by an affiliate of SpringOwl Capital Management, of which Jason Ader, 26 Capital’s Chairman and Chief Executive Officer, is the managing member. As such, he has voting and investment discretion with respect to the OMI common shares that will be held of record by the Sponsor and may be deemed to have sole beneficial ownership of the OMI common shares to be held directly by the Sponsor.

After the consummation of the Merger and Share Acquisition, the Sponsor and its affiliates are also expected to own warrants to purchase an additional 9,000,000 OMI common shares. The warrants will not be exercisable until              days following the consummation of the Merger and Share Acquisition. Assuming the exercise of all of the Sponsor’s warrants (and none of the public warrants), the Sponsor and its affiliates would be deemed to own 15,875,000 OMI common shares, which constitutes 6.1% of the OMI common shares outstanding assuming no redemptions, or 6.9% of the OMI common shares outstanding assuming maximum redemptions, in each case on a fully diluted basis.

PRICE RANGE OF SECURITIES AND DIVIDEND INFORMATION

Market Price of 26 Capital Units, 26 Capital Class A Stock and 26 Capital Warrants

26 Capital’s units, 26 Capital Class A Stock and 26 Capital warrants are traded on Nasdaq under the symbols “ADERU,” “ADER,” and “ADERW,” respectively. 26 Capital units commenced public trading on January 14, 2021, and 26 Capital’s Class A Stock and 26 Capital warrants commenced public trading on March 8, 2021.

Market price information regarding 26 Capital Class B Stock is not provided here because there is no established public trading market for 26 Capital’s Class B Stock.

The closing price of 26 Capital’s units, 26 Capital Class A Stock and 26 Capital warrants on October 14, 2021, the last trading day before announcement of the execution of the Merger and Share Acquisition Agreement, was $9.97, $9.74 and $0.826, respectively. As of                     , 2022, the record date, the closing price for each 26 Capital unit, share of 26 Capital Class A Stock and 26 Capital warrant was $            , $             and $            , respectively.

Holders of 26 Capital units, 26 Capital Class A Stock and 26 Capital warrants should obtain current market quotations for their securities. The market price of 26 Capital’s securities could vary at any time before the Merger and Share Acquisition.

Holders of 26 Capital Securities

As of December 6, 2021, there was one holder of record of 26 Capital units, one holder of record of 26 Capital Class A Common Stock, one holder of record of 26 Capital Class B Stock and two holders of record of 26 Capital warrants.

Dividends of 26 Capital Securities

26 Capital has not paid any cash dividends on the 26 Capital Class A Stock or the 26 Capital Class B Stock to date and does not intend to pay cash dividends prior to the completion of the Merger and Share Acquisition other than in connection with the Subscription as described under “The Agreement and Plan of Merger and Share Acquisition — The Subscription.” The payment of cash dividends in the future will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Merger and Share Acquisition. The payment of any cash dividends subsequent to the Merger and Share Acquisition will be within the discretion of the board of directors of the combined company at such time. In addition, 26 Capital’s board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if 26 Capital or OMI incurs any indebtedness in connection with the Merger and Share Acquisition or otherwise, the ability of the combined company to declare dividends may be limited by restrictive covenants that such parties may agree to in connection therewith.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Upon completion of the Merger and Share Acquisition, OMI shareholders will be entitled to attend and participate in OMI’s annual regular and/or special meetings of shareholders. OMI will provide notice of the date on which its annual regular and/or special meeting will be held in accordance with OMI’s amended by-laws and the Corporation Code.

Under the amended by-laws of OMI, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to the relevant provisions of the amended by-laws in writing to the Secretary even if such matter is already (i) the subject of any notice to the stockholders from the Board of Directors or (ii) the subject of a press release reported by a national news service or in a document filed by OMI with the U.S. Securities and Exchange Commission (the “Public Disclosure”). To be timely, a Proposing Stockholder’s notice of a proposal for a meeting must be delivered to or mailed and received at the principal office of OMI not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

LEGAL MATTERS

The legality of the OMI common shares and OMI warrants offered by this proxy statement/prospectus and certain other Philippine legal matters will be passed upon for OMI by Quisumbing Torres. Certain legal matters relating to U.S. law will be passed upon for OMI by Milbank LLP. Certain legal matters relating to U.S. law will be passed upon for 26 Capital by Schulte Roth & Zabel LLP. Certain Philippine legal matters will be passed upon for 26 Capital by Gorriceta Africa Cauton  & Saavedra.

ENFORCEABILITY OF CIVIL LIABILITY

OMI is a company incorporated under the laws of the Republic of the Philippines. Accordingly, you may have difficulty serving legal process within the United States upon OMI. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against OMI in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that Philippine courts would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, OMI may be served with process in the United States with respect to actions against OMI arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of OMI’s securities by serving OMI’s U.S. agent irrevocably appointed for that purpose.

EXPERTS

The audited financial statements of TRLEI as of and for the years ended December 31, 2020 and 2019 and the unaudited condensed consolidated interim financial statements of TRLEI as of and for the nine months ended September 30, 2021 and 2020 have been included herein in reliance upon the report of UHY LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of 26 Capital Acquisition Corp. as of December 31, 2020 and for the period from August 24, 2020 (date of inception) to December 31, 2020, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, 26 Capital and service providers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of 26 Capital’s proxy statement. Upon written or oral request, 26 Capital will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of such document was delivered and who wishes to receive separate copies of such document. Stockholders receiving multiple copies of such document may likewise deliver single copies of such document in the future. Stockholders may notify 26 Capital of their requests by writing or calling 26 Capital at its principal executive offices at 26 Capital Acquisition Corp., 26 Capital Acquisition Corp., 701 Brickell Avenue, Miami, Florida 33131, attention: Jason Ader.

TRANSFER AGENT AND REGISTRAR

The transfer agent for OMI’s securities will be American Stock Transfer & Trust Company, LLC.

WHERE YOU CAN FIND MORE INFORMATION

OMI has filed a registration statement on Form F-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

26 Capital files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on 26 Capital at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Merger and Share Acquisition, you should contact via phone or in writing:

26 Capital Acquisition Corp.

701 Brickell Avenue

Miami, Florida 33131

Attention: Jason Ader

(305) 709-6664

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the special meeting, or no later than                     , 2022.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. All information contained or incorporated by reference in this proxy statement/prospectus relating to 26 Capital has been supplied by 26 Capital, and all such information relating to OMI has been supplied by OMI. Information provided by either 26 Capital or OMI does not constitute any representation, estimate or projection of any other party.

Neither 26 Capital nor OMI has authorized anyone to give any information or make any representation about the Merger and Share Acquisition or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Tiger Resort, Leisure and Entertainment, Inc.

Opinion on the Financial Statements

We have audited the accompanying statements of financial position of Tiger Resort, Leisure and Entertainment Inc. dba: Okada Manila (the “Company”) as of December 31, 2020 and 2019, and the related statements of comprehensive loss, changes in equity, and cash flows for the years ended December 31, 2020, and 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years ended December 31, 2020 and 2019 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021.

Melville, NY

November 30, 2021

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.

Doing Business under the Name and Style of Okada Manila

(A Wholly-owned Subsidiary of Tiger Resort Asia Limited)

STATEMENTS OF FINANCIAL POSITION

	Note	December 31, 2020		December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	4	₱	3,403,940,493	₱	6,337,524,278
Financial asset at fair value through profit or loss			1,096,575		1,078,402
Trade and other receivables	5		2,060,824,891		4,787,012,888
Inventories	6		772,837,782		747,556,423
Prepaid expenses and other current assets	7, 9		1,461,915,927		1,779,544,307
Restricted cash	8		2,413,492,519		2,548,204,075

Total Current Assets			10,114,108,187		16,200,920,373

Noncurrent Assets
Advances to contractors and suppliers	9		2,770,129,509		3,297,095,370
Property and equipment - net	10, 21		163,295,611,961		164,002,241,709
Intangible assets - net	11		464,224,472		622,847,861
Deferred tax asset - net	22		2,761,322,163		2,816,104,439
Other noncurrent assets	12		109,686,765		111,342,566

Total Noncurrent Assets			169,400,974,870		170,849,631,945

Total Assets		₱	179,515,083,057	₱	187,050,552,318

LIABILITIES AND EQUITY
Current Liabilities
Trade and other payables	13	₱	17,935,270,550	₱	19,862,266,227
Short-term loans payable	14		4,784,065,854		2,537,200,000
Accrued rent	15, 21		3,088,777,269		1,615,707,318
Current portion of:
Lease liability	14, 21		65,174,070		60,790,414
Long-term loans payable - net	14		944,124,207		538,252,541

Total Current Liabilities			26,817,411,950		24,614,216,500

Non current Liabilities
Noncurrent portion of:
Lease liability	14, 21		26,958,904,743		26,419,700,068
Long-term loans payable - net	14		3,293,436,878		4,478,597,638
Retirement benefit liability	16		77,748,079		116,452,779
Deposits for future stock subscription	17		56,135,327,408		56,135,327,408
Other noncurrent liabilities			27,016,496		25,832,259

Total Noncurrent Liabilities			86,492,433,604		87,175,910,152

Total Liabilities			113,309,845,554		111,790,126,652

Equity
Capital stock	17		8,699,745,507		8,699,745,507
Additional paid-in capital	17		78,171,956,571		78,171,956,571
Other comprehensive gain (loss) on remeasurement of retirement benefit liability	16		40,163,957		(11,872,332)
Accumulated deficit			(20,706,628,532)		(11,599,404,080)

Total Equity			66,205,237,503		75,260,425,666

Total Liabilities and Equity		₱	179,515,083,057	₱	187,050,552,318

The accompanying notes are an integral part of these financial statements.

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.

Doing Business under the Name and Style of Okada Manila

(A Wholly-owned Subsidiary of Tiger Resort Asia Limited)

STATEMENTS OF COMPREHENSIVE LOSS

	Years Ended December 31
	Note	2020		2019
REVENUES	18
Gaming		₱	10,023,457,163	₱	25,320,422,233
Hotel, food and beverage			584,454,709		2,398,269,916
Retail and others	21		102,712,076		457,055,885

			10,710,623,948		28,175,748,034
OPERATING COSTS AND EXPENSES	19		18,523,454,965		28,020,711,864

(LOSS) INCOME FROM OPERATIONS			(7,812,831,017)		155,036,170

OTHER INCOME (EXPENSES) - Net
Interest and finance charges	14, 21		(1,919,617,280)		(1,896,989,900)
Foreign exchange gains - net			610,128,100		183,742,735
Interest income	4,8		18,122,742		52,928,802
Interest cost on retirement	16		(4,472,037)		(4,231,341)
Gain (loss) on disposal of property and equipment - net	10		1,234,618		(1,381,270)
Settlement expense	9		—		(336,630,400)
Gain on sale and leaseback - net	10, 14		—		11,194,459
Others	2		44,126,250		57,059,517

			(1,250,477,607)		(1,934,307,398)

LOSS BEFORE INCOME TAX			(9,063,308,624)		(1,779,271,228)
PROVISION FOR (BENEFIT FROM) DEFERRED INCOME TAX	22		43,915,828		(1,341,509,637)

NET LOSS			(9,107,224,452)		(437,761,591)
OTHER COMPREHENSIVE(GAIN) LOSS - NET OF TAX
Item that will not be reclassified to profit or loss in subsequent periods
Remeasurement (gain) loss on retirement benefit liability			(52,036,289)		25,943,290

TOTAL COMPREHENSIVE LOSS			(₱9,055,188,163)		(₱463,704,881)

Basic Earnings (Loss) Per Share	23		(1,031.98)		(49.61)

Diluted Earnings (Loss) Per Share	23		(1,031.98)		(49.61)

The accompanying notes are an integral part of these financial statements.

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.

Doing Business under the Name and Style of Okada Manila

(A Wholly-owned Subsidiary of Tiger Resort Asia Limited)

STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Capital Stock (Note 17)		Additional Paid-in Capital (Note 17)		Other Comprehensive Gain (Loss) on Remeasurement of Retirement Benefit Liability		Accumulated Deficit	Total
Balance at January 1, 2019	₱	8,699,745,507	₱	78,171,956,571	₱	14,070,958	(₱11,161,642,489)	₱	75,724,130,547

Net loss		—		—		—	(437,761,591)		(437,761,591)
Other comprehensive gain		—		—		(25,943,290)	—		(25,943,290)

Total comprehensive loss		—		—		(25,943,290)	(437,761,591)		(463,704,881)

Balance at December 31, 2019	₱	8,699,745,507	₱	78,171,956,571		(₱11,872,332)	(₱11,599,404,080)	₱	75,260,425,666

Balance at January 1, 2020	₱	8,699,745,507	₱	78,171,956,571		(₱11,872,332)	(₱11,599,404,080)	₱	75,260,425,666

Net loss		—		—		—	(9,107,224,452)		(9,107,224,452)
Other comprehensive loss		—		—		52,036,289	—		52,036,289

Total comprehensive loss		—		—		52,036,289	(9,107,224,452)		(9,055,188,163)

Balance at December 31, 2020	₱	8,699,745,507	₱	78,171,956,571	₱	40,163,957	(₱20,706,628,532)	₱	66,205,237,503

The	accompanying notes are an integral part of these financial statements.

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.

Doing Business under the Name and Style of Okada Manila

(A Wholly-owned Subsidiary of Tiger Resort Asia Limited)

STATEMENTS OF CASH FLOWS

	Years Ended December 31
	Note	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Loss before income tax		(₱9,063,308,624)	(₱1,779,271,228)
Adjustments for:
Depreciation and amortization	10, 11	6,462,117,914	6,315,387,849
Interest expense	14	1,919,617,280	1,896,989,900
Provision for doubtful accounts	5, 19	862,407,332	182,914,109
Unrealized foreign exchange gains - net		(615,688,233)	(198,657,225)
Retirement benefit cost	16	93,982,081	30,844,636
Interest income - net	4, 8	(18,122,742)	(52,928,802)
Loss (gain) on asset disposal	10	(2,904,705)	1,381,270
Revaluation of short-term investments		(18,173)	(37,598)
Settlement expense	9	—	336,630,400
Gain on sale and leaseback - net	10, 14	—	(11,194,459)

Operating (loss) income before working capital changes		(361,917,870)	6,722,058,852
Decrease (increase) in:
Trade and other receivables	5	1,857,510,685	(2,075,578,344)
Advances to contractors and suppliers	9	526,965,862	19,796,668
Inventories	6	(25,281,359)	(218,861,816)
Prepaid expenses and other current assets	7	271,739,195	63,659,960
Other noncurrent assets	12	(1,946,133)	(3,513,484)
Increase (decrease) in:
Trade and other payables	3, 4, 21	(2,493,596,968)	4,838,514,609
Other noncurrent liabilities		1,184,237	(1,246,249)

Net cash (used in) generated from operations		(225,342,351)	9,344,830,196
Interest received - net	4, 8	18,122,812	51,994,445
Retirement benefits and settlement paid	16	(69,809,119)	(1,370,690)
Income taxes paid		—	(9,992,335)

Net cash flows (used in) provided by operating activities		(277,028,658)	9,385,461,616

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of property and equipment	10	(4,068,633,066)	(8,869,304,504)
Acquisitions of intangible assets	11	(80,020,469)	(153,258,114)

Cash flows used in investing activities		(4,148,653,535)	(9,022,562,618)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans:
Availment of:
Short-term loans payable	14	2,503,600,000	2,613,570,000
Long-term loans payable	14	—	5,042,070,000
Repayment	14	(567,120,400)	(6,622,100,000)
Interest paid	14	(271,601,079)	(722,856,457)
Payment of transaction costs		(38,915,877)	(66,385,795)
Payment of lease liabilities	21	(59,944,648)	(180,844,833)
Repayment of sales and leaseback	14	—	(180,511,367)

Net cash flows provided by (used in) financing activities		1,566,017,996	(117,058,452)

Forward

	Years Ended December 31
	Note	2020		2019
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS			(₱208,631,144)		(₱196,044,612)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS			(3,068,295,341)		49,795,934

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR
Cash and cash equivalents	4		6,337,524,278		4,493,806,452
Restricted cash	8		2,548,204,075		4,342,125,967

			8,885,728,353		8,835,932,419

CASH AND CASH EQUIVALENTS AT END OF YEAR
Cash and cash equivalents	4		3,403,940,493		6,337,524,278
Restricted cash	8		2,413,492,519		2,548,204,075

		₱	5,817,433,012	₱	8,885,728,353

The accompanying notes are an integral part of these financial statements.

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.

Doing Business under the Name and Style of Okada Manila

(A Wholly-owned Subsidiary of Tiger Resort Asia Limited)

NOTES TO THE FINANCIAL STATEMENTS

1.	Corporate Information

General Information

Tiger Resort, Leisure and Entertainment, Inc. Doing Business under the Name and Style of Okada Manila (the “Company”) was incorporated and registered with the Philippine Securities and Exchange Commission (Philippine SEC) on June 13, 2008. The principal activities of the Company are to acquire, own, maintain, operate and/or manage hotels (city and resort), inns, apartments, private clubs, pension houses, convention halls, lodging houses, restaurants, cocktail bars (provided that such cocktail bars are inside the hotels or inns and will only cater to clients or customers of such hotels or inns), casinos, other similar recreational or amusement places, gaming pools, and any and all services and facilities necessary, suitable, convenient, related or incidental to the accomplishment of the above purposes (excluding ownership of land).

The Company is wholly-owned by Tiger Resort Asia Limited (TRAL or the Parent Company), a foreign company incorporated in Hong Kong while its ultimate parent company is Universal Entertainment Corporation (UEC), a foreign company incorporated in Japan and listed on the Tokyo Stock Exchange. The majority of the shares of UEC are owned by Okada Holdings, Ltd., a foreign company incorporated in the Hong Kong Special Administrative Region.

The Company’s registered office address is at Okada Manila, New Seaside Drive, Entertainment City, Barangay Tambo, Parañaque City 1701, Metro Manila.

Philippine Economic Zone Authority (PEZA) Registration

The Company is a PEZA-registered Tourism Economic Zone Enterprise with Registration Certificate No. 12-03-T dated April 17, 2012, as amended on December 22, 2015. The Company’s registered activities are limited to the establishment and operation of the hotel and resort project and the importation of raw materials, machinery, equipment, tools, goods, wares, articles, or merchandise directly used in its registered operations at the Ecozone.

As a PEZA-registered entity, the Company is entitled to the following incentives:

a)

Four-year Income Tax Holiday (ITH) on income solely derived from servicing foreign clients; b) Tax and duty-free importation of capital equipment for the technical feasibility and operation of the Company’s registered activity in accordance with the guidance issued by the PEZA Board for importations by PEZA Ecozone Tourism Enterprises; and c) Value-added tax (VAT) zero-rating on local purchases of goods and services, excluding gaming operations. Upon expiry of the ITH period, the Company shall pay the five percent Gross Income Tax (5% GIT) on income solely derived from servicing foreign clients, in lieu of all national and local taxes.

Waiver of ITH Incentive

In a special meeting of the Board of Directors (BOD) on November 7, 2017, the Company decided to waive its four-year ITH incentive and immediately avail of the 5% GIT effective December 30, 2016. Said decision of the Company was submitted to PEZA and was approved on November 27, 2017.

Casino Provisional License

On August 5, 2008, the Company was granted a Provisional License by Philippine Amusement and Gaming Corporation (“PAGCOR”). The Provisional License is co-terminus with the franchise of PAGCOR as provided under Section 10 of Presidential Decree No. 1869, otherwise known as the PAGCOR Charter. The Provisional License is valid until the issuance of the regular casino gaming license. Further details of the terms and commitments under the Provisional License are included in Notes 8, 12, and 26.

Under the Notice to Commence Casino Operations granted by PAGCOR, the Company opened doors and started its commercial operations under the brand name Okada Manila on December 30, 2016.

Money Changer/Foreign Exchange Dealer Registration

On October 19, 2018, the Company was registered to operate as a Money Changer/Foreign Exchange Dealer under Money Service Business (MSB) Registration No. 60-00731-0-00000 granted by the Bangko Sentral ng Pilipinas (BSP) pursuant to Subsection 4511N.2 of the Manual of Regulations for Non-Bank Financial Institutions. Subsequently on January 21, 2019, the Company started its MSB operations which mainly provides foreign exchange services to its patrons.

Effectivity of Revised Corporation Code

On February 20, 2019, Republic Act (RA) No. 11232 or the Revised Corporation Code of the Philippines (Revised Code) was signed into law. The Revised Code expressly repeals Batas Pambansa Blg. 68 or the Corporation Code of the Philippines, and aims to improve the ease of doing business in the country. The Revised Code took effect on February 23, 2019.

Among the amendments of the Revised Code that is relevant to the Company is Section 11, Corporate Term, which repeals the prior fifty (50) year maximum corporate term to perpetual term unless its articles of incorporation provide otherwise. The Company deemed further that other amendments and new provisions contained in the revised Code are not material to the Company.

PAGCOR’s Directive for Suspension of Gaming Operations

In the wake of the declaration of Novel Corona Virus Disease-2019 (COVID-19) as a global pandemic, PAGCOR directed casinos to “temporarily cease gaming operations from March 15, 2020 up to April 14, 2020 or until the community quarantine is lifted. The Company fully and satisfactorily complied with the instructions.

To ensure stringent safety measures, the Company put in place certain operational controls such as stricter hygiene protocols, physical distancing, temperature scanning and quarantine of individuals exhibiting symptoms of the illness to reduce the contagion effects of COVID-19. Furthermore, regular disinfection and daily decontamination procedures are being performed on the property.

On June 4, 2020, the Company was allowed to resume gaming operations on a “dry/trial run” and opened its casino to junket operators and selected patrons. On August 24, 2020, the gaming operations started accepting carded patrons subject to compliance with the 30% venue capacity required by the Interagency Task Force on the Management of Emerging Infectious Diseases (IATF). Further expansion of gaming operations was implemented on October 1, 2020, pursuant to PAGCOR’s directives and IATF’s restrictions on physical distancing and hygiene protocols which are being strictly observed to date.

The measures imposed have adversely affected the operations and caused losses to the Company during the implementation of the quarantine. The specific impact to the Company is included in Note 3 but the overall degree to which COVID-19 will ultimately affect the Company is highly uncertain and cannot be predicted as the same is dependent as to when normal economic and operating conditions can resume.

To address such uncertainties, the Company has undertaken and continues to explore various measures to mitigate the adverse impact of COVID-19. These immediate measures include deferment or reduction in capital expenditures of operating expenses and streamlining and reduction of personnel expenses. In this regard, the Company has sufficient liquidity to meet the uncertainties and rationalization and it has the capability of raising additional funds should it need to do so. In view of this, the Company has assessed that it continues and will continue to be a going concern. The going concern basis of presentation assumes that the Company will continue in operation for at least a period of one year after the date these financial statements are issued and contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Issuance of Financial Statements

The financial statements of the Company as at December 31, 2020 and 2019 and for the years then ended were authorized for issue by the Company’s Board of Directors (“BOD”) on November 30, 2021.

2.	Basis of Preparation, Statement of Compliance, Changes in Accounting Policies and Disclosures and Summary of Accounting Policies

Basis of Preparation

The financial statements have been prepared in accordance with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). IFRS includes both standard titles and International Accounting Standards (IAS) and interpretations from International Financial Reporting Interpretations Committee (IFRIC) as issued by the IASB.

First-time adoption of IFRS

These financial statements are the first the Company has prepared in accordance with IFRS, with an IFRS transition date of January 1, 2019. For periods up to and including the year ended December 31, 2019, the Company prepared its consolidated financial statements in accordance with the provisions of Philippine Financial Reporting Standards (PFRS), as published by the Philippine Accounting Standards (PAS) as local generally accepted accounting principles (Philippine GAAP).

Accordingly, the Company has prepared financial statements that comply with IFRS as of December 31, 2020, together with the comparative period data for the year ended December 31, 2019. In preparing the financial statements, the Company’s opening statement of financial position was prepared as of January 1, 2019, the Company’s date of transition to IFRS.

The Company did not identify any differences between PFRS and IFRS.

Basis of Measurement

The financial statements have been prepared under the historical cost basis, except for the following:

•	Retirement benefit liability which is measured at the fair value of plan assets less present value of defined benefit obligation, and

•	Financial assets measured at fair value through profit and loss

All are presented in Philippine peso (PHP), which is also the Company’s functional currency. All financial information has been rounded to the nearest PHP, except when otherwise indicated.

Changes in Accounting Policies and Disclosures

The accounting policies adopted are consistent with those of the previous financial years, except that the Company has adopted the following “amendments” to IFRS and IAS which are effective for the Company beginning January 1, 2020.

•	Amendments to References to Conceptual Framework in IFRS Standards, set out the amendments to IFRS Standards, their accompanying documents and IFRS practice statements to reflect the issuance of the revised Conceptual Framework for Financial Reporting in 2018 (2018 Conceptual Framework). The 2018 Conceptual Framework includes:

•	a new chapter on measurement;

•	guidance on reporting financial performance;

•	improved definitions of an asset and a liability, and guidance supporting these definitions; and

•	clarifications in important areas, such as the roles of stewardship, prudence and measurement uncertainty in financial reporting.

Some Standards, their accompanying documents and IFRS practice statements contain references to, or quotations from, the International Accounting Standards Committee’s Framework for the Preparation and Presentation of Financial Statements adopted by the IASB in 2001 or the Conceptual Framework for Financial Reporting issued in 2010. The amendments update some of those references and quotations so that they refer to the 2018 Conceptual Framework, and makes other amendments to clarify which version of the Conceptual Framework is referred to in particular documents.

These amendments do not have material impact in the financial statements.

•	IFRS 3, Business Combination - Definition of a Business (Amendments)

The amendments narrowed and clarified the definition of a business. They also permit a simplified assessment of whether an acquired set of activities and assets is a group of assets rather than a business. The amendments:

•	confirmed that a business must include inputs and a process, and clarified that:

•	the process must be substantive; and

•	the inputs and process must together significantly contribute to creating outputs;

•

narrowed the definitions of a business by focusing the definition of outputs on goods and services provided to customers and other income from ordinary activities, rather than on providing dividends or other economic benefits directly to investors or lowering costs; and

•

added a test that makes it easier to conclude that a company has acquired a group of assets, rather than a business, if the value of the assets acquired is substantially all concentrated in a single asset or group of similar assets.

The amendments do not have an impact in the financial statements.

•	IAS 1, Presentation of Financial Statements and IAS 8, Accounting Policies, Changes in Accounting Estimates and Errors - Definition of Material (Amendments)

The amendments refine the definition of material. The amended definition of material states that information is material if omitting, misstating or obscuring it could reasonably be expected to influence the decisions that the primary users of general purpose financial statements make on the basis of those financial statements, which provide financial information about a specific reporting entity. The amendments clarify the definition of material and its application by:

•	raising the threshold at which information becomes material by replacing the term ‘could influence’ with ‘could reasonably be expected to influence’;

•	including the concept of ‘obscuring information’ alongside the concept of ‘omitting’ and ‘misstating’ information in the definition;

•	clarifying that the users to which the definition refers are the primary users of general purpose financial statements referred to in the Conceptual Framework;

•	clarifying the explanatory paragraphs accompanying the definition; and

•	aligning the wording of the definition of material across IFRS Standards and other publications.

The amendments are expected to help entities make better materiality judgements without substantively changing existing requirements.

The amendments do not have material impact in the Company’s financial statements.

•	IFRS 9, Financial Instruments, IAS 39, Financial Instruments: Recognition and Measurement and IFRS 7, Financial Instruments: Disclosures - Interest Rate Benchmark Reform (Amendments)

The amendments provide temporary exceptions to all hedging relationships directly affected by interest rate benchmark reform - the market-wide reform of an interest rate benchmark, including the replacement of an interest rate benchmark with an alternative benchmark rate such as that resulting from the recommendations set out in the Financial Stability Board’s July 2014 report ‘Reforming Major Interest Rate Benchmarks’. The exceptions relate to the following requirements:

•

The Highly Probable Requirement. When determining whether a forecast transaction is highly probable, an entity shall assume that the interest rate benchmark on which the hedged cash flows are based is not altered as a result of the reform.

•

Prospective Assessments. When performing prospective assessments, a company shall assume that the interest rate benchmark on which the hedged item, hedged risk and/or hedging instrument are based is not altered as a result of the interest rate benchmark reform.

•

IAS 39 Retrospective Assessment. An entity is not required to undertake the IAS 39 retrospective assessment for hedging relationships directly affected by the reform. However, the entity must comply with all other IAS 39 hedge accounting requirements, including the prospective assessment.

•

Separately Identifiable Risk Components. For hedges of a non-contractually specified benchmark component of interest rate risk, an entity shall apply the separately identifiable requirement only at the inception of such hedging relationships.

An entity shall cease applying the exceptions when the uncertainty arising from interest rate benchmark reform is no longer present with respect to the timing and the amount of the interest rate benchmark-based cash flows or the hedging relationship is discontinued. End of application does not apply to the test for separately identifiable risk components.

Specific disclosure requirements apply to hedging relationships affected by the amendments including information about the significant interest rate benchmarks, extent of risk exposure directly affected by the reform, how the entity manages the process to transition to alternative benchmark rates, significant assumptions and judgements made in applying the exceptions, and the nominal amount of the hedging instruments in those hedging relationships.

The amendments do not have an impact in the financial statements.

•	IFRS 16, Leases - COVID-19-related Concessions (Amendments)

The amendments provide relief to lessees from applying the IFRS 16 requirement on lease modifications to rent concessions arising as a direct consequence of the COVID-19 pandemic. A lessee may elect not to assess whether a rent concession from a lessor is a lease modification if it meets all of the following criteria:

•	The rent concession is a direct consequence of COVID-19;

•	The change in lease payments results in a revised lease consideration that is substantially the same as, or less than, the lease consideration immediately preceding the change;

•	Any reduction in lease payments affects only payments originally due on or before June 30, 2021; and

•	There is no substantive change to other terms and conditions of the lease.

A lessee that applies this practical expedient will account for any change in lease payments resulting from the COVID-19 related rent concession in the same way it would account for a change that is not a lease modification, i.e., as a variable lease payment.

The amendments are effective for annual reporting periods beginning on or after June 1, 2020. Early adoption is permitted. The Company adopted the amendments beginning January 1, 2020.

These amendments do not have any impact in the Company’s financial statements.

Standards Issued but Not Yet Effective

The Company will adopt the following standards and interpretations when these become effective. The Company has assessed that the following new and amended IFRS, IAS, and IFRS Interpretations are not expected to have a significant impact on the Company’s financial statements:

Effective January 1, 2021

•	Interest Rate Benchmark Reform - Phase 2 (Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 Insurance Contract and IFRS 16 Leases).

To ensure that financial statements best reflect the economic effects of interest rate benchmark reforms, the Phase 2 amendments were issued and focus on the accounting once a new benchmark rate is in place. The reliefs allow companies not to recognize significant modification gains or losses on financial instruments and mitigate the risk of discontinuations of existing hedging relationships because of changes required by reforms. The amendments address issues that might affect financial reporting during the reform in the following key areas:

•

Practical Expedient for Particular Changes to Contractual Cash Flows. As a practical expedient, a company will account for a change in the basis for determining the contractual cash flows that is required by the reform by updating the effective interest rate of the financial instrument. If there are other changes to the basis for determining the contractual cash flows, then a company first applies the practical expedient to the changes required by the reform and then applies other applicable requirements of IFRS 9 to other changes. A similar practical expedient applies to insurers applying IAS 39 and lessees for lease modifications required by a reform.

•

Relief from Specific Hedge Accounting Requirements. The amendments enable and require companies to continue hedge accounting in circumstances when changes to hedged items and hedging instruments arise as a result of changes required by the reform. A company is required to amend the formal designation of hedging relationships to reflect the changes required by the reform. Reliefs are also provided for amounts accumulated in the cash flow hedge reserve, the separately identifiable requirement, groups of items designated as hedged items and retrospective effectiveness assessment under IAS 39.

•

Disclosure Requirements. To enable users of financial statements to understand the effect of reforms on a company’s financial instruments and risk management strategy, additional disclosures are required on how transition to alternative benchmark rates are being managed, quantitative information about financial instruments indexed to rates yet to transition due to benchmark reform at the end of the reporting period, and the extent to which changes to the risk management strategy have occurred due to the risks identified in the transition.

The amendments are effective for annual reporting periods beginning on or after January 1, 2021. Earlier application is permitted. The amendments retrospectively, but restatement of comparative information is not required. Reinstatement of a discontinued hedging relationship is required if the hedging relationship was discontinued solely because of changes required by the reform, and that discontinued hedging relationship meets all qualifying criteria for hedge accounting at the date of initial application. The amendments are still subject to the approval by the FRSC.

Effective January 1, 2022

•	Onerous contracts - Cost of Fulfilling a Contract (Amendments to IAS 37 Provisions, Contingent Liabilities and Contingent Assets)

The amendments clarify that the cost of fulfilling a contract when assessing whether a contract is onerous includes all costs that relate directly to a contract -i.e. it comprise both incremental costs and an allocation of other direct costs.

The amendments are effective for annual reporting periods beginning on or after January 1, 2022 to contracts existing at the date when the amendments are first applied. At the date of initial application, the cumulative effect of applying the amendments is recognized as an opening balance adjustment to retained earnings or other component of equity, as appropriate. The comparable prior periods are not restated. Earlier application is permitted.

•	Annual Improvements to IFRS Standards 2018 - 2020. This cycle of improvements contains amendments to four standards:

•

Subsidiary as a First-time Adopter (Amendment to IFRS 1 First-time Adoption of International Financial Reporting Standards). The amendment simplifies the application of IFRS 1 for a subsidiary that becomes a first-time adopter of IFRS later than its parent. The subsidiary may elect to measure cumulative translation differences for all foreign operations at amounts included in the consolidated financial statements of the parent, based on the parent’s date of transition to IFRS.

•

Fees in the ’10 per cent’ Test for Derecognition of Financial Liabilities (Amendment to IFRS 9 Financial Instruments). The amendment clarifies that for the purpose of performing the ’10 per cent’ test for derecognition of financial liabilities, the fees paid net of fees received included in the discounted cash flows include only fees paid or received between the borrower and the lender, including fees paid or received by either the borrower or lender on the other’s behalf.

•

Lease Incentives (Amendment to Illustrative Examples accompanying IFRS 16 Leases). The amendment deletes from the Illustrative Example 13 the reimbursement relating to leasehold improvements to remove the potential for confusion because the example had not explained clearly enough the conclusion as to whether the reimbursement would meet the definition of a lease incentive in IFRS 16.

•

Taxation in Fair Value Measurements (Amendment to IAS 41 Agriculture). The amendment removes the requirement to exclude cash flows for taxation when measuring fair value, thereby aligning the fair value measurement requirements in IAS 41 with those in IFRS 13 Fair Value Measurement.

The amendments are effective for annual reporting periods beginning on or after January 1, 2022. Earlier application is permitted.

•	Property, Plant and Equipment: Proceeds before Intended Use (Amendments to IAS 16 Property, Plant and Equipment).

The amendments prohibit an entity from deducting from the cost of an item of property, plant and equipment the proceeds from selling items produced before that asset is available for use. The proceeds before intended use should be recognized in profit or loss, together with the costs of producing those items which are identified and measured in accordance with IAS 2 Inventories.

The amendments also clarify that testing whether an item of property, plant and equipment is functioning properly means assessing its technical and physical performance rather than assessing its financial performance.

For the sale of items that are not part of a company’s ordinary activities, the amendments require the company to disclose separately the sales proceeds and related production cost recognized in profit or loss and specify the line items in which such proceeds and costs are included in the statement of comprehensive income. This disclosure is not required if such proceeds and cost are presented separately in the statement of comprehensive income.

The amendments are effective for annual reporting periods beginning on or after January 1, 2022. Earlier application is permitted. The amendments apply retrospectively, but only to items of property, plant and equipment made available for use on or after the beginning of the earliest period presented in the financial statements in which the company first applies the amendments.

•	Reference to the Conceptual Framework (Amendments to IFRS 3). The amendments:

•	updated IFRS 3 so that it now refers to the 2018 Conceptual Framework;

•

added a requirement that, for transactions and other events within the scope of IAS 37 or IFRIC 21 Levies, an acquirer applies IAS 37 or IFRIC 21 instead of the Conceptual Framework to identify the liabilities it has assumed in a business combination; and

•	added an explicit statement that an acquirer does not recognize contingent assets acquired in a business combination.

The amendments are effective for business combinations occurring in reporting periods starting on or after January 1, 2022. Earlier application is permitted.

Effective January 1, 2023

•	Classification of Liabilities as Current or Non-current (Amendments to IAS 1).

To promote consistency in application and clarify the requirements on determining whether a liability is current or non-current, the amendments:

•

removed the requirement for a right to defer settlement of a liability for at least twelve months after the reporting period to be unconditional and instead requires that the right must have substance and exist at the end of the reporting period;

•

clarified that a right to defer settlement exists only if the company complies with conditions specified in the loan agreement at the end of the reporting period, even if the lender does not test compliance until a later date; and

•

clarified that settlement of a liability includes transferring a company’s own equity instruments to the counterparty, but conversion options that are classified as equity do not affect classification of the liability as current or non-current.

The amendments apply retrospectively for annual reporting periods beginning on or after January 1, 2023. Earlier application is permitted.

Summary of Accounting Policies

Presentation of Financial Statements

The Company has elected to present all items of recognized income and expense in one single statement of comprehensive income (loss).

Current vs. Non-current Classification

The Company presents assets and liabilities in the statement of financial position based on current and non-current classification. An asset is current when it is:

•	Expected to be realized or intended to be sold or consumed in the normal operating cycle;

•	Held primarily for the purpose of trading;

•	Expected to be realized within twelve months after the reporting period; or

•	Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting periods

All other assets are classified as non-current.

A liability is current when:

•	It is expected to be settled in the normal operating cycle;

•	It is held primarily for the purpose of trading;

•	It is due to be settled within twelve months after the reporting period; or

•	There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting periods

The Company classifies all other liabilities as non-current. Deferred tax assets and liabilities are classified net as non-current assets or liabilities.

Operating Segments

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (the “CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. Management views the hotel and casino business as one integrated business segment, i.e., an integrated resort facility. As such, the Company has determined that it operates as one operating segment and one reportable segment. The Company will continue to assess the operating segments reviewed by the CODM and the associated reportable segments per IAS 8.

Financial Instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Date of Recognition

The Company recognizes a financial asset or a financial liability in the statements of financial position when it becomes a party to the contractual provisions of the instrument. In the case of a purchase or sale of financial assets, recognition is done using trade date accounting.

Initial Recognition and Measurement of Financial Assets

The Company classifies its financial assets in the following measurement categories:

•	Financial assets measured at fair value through other comprehensive income (FVOCI);

•	Financial assets measured at fair value through profit or loss (FVPL); and

•	Financial assets measured at amortized cost.

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Company’s business model for managing them. With the exception of trade receivables that do not contain a significant financing component or for which the Company has applied the practical expedient, the Company initially measures a financial asset at its fair value plus, in the case of a financial asset not at FVPL, transaction costs. Trade receivables that do not contain a significant financing component or for which the Company has applied the practical expedient are measured at the transaction price determined under IFRS 15, Revenue from Contract with Customers.

In order for a financial asset to be classified and measured at amortized cost or FVOCI, it needs to give rise to cash flows that are solely payments of principal and interest (SPPI) on the principal amount outstanding. This assessment is referred to as the SPPI test and is performed at an instrument level.

For purpose of this assessment, “principal” is defined as the fair value of the financial asset on initial recognition. “Interest” is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs, as well as a profit margin.

In assessing whether the contractual cash flows are SPPI, the Company considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition.

The Company’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. The information considered includes:

•

The stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets.

•	How the performance of the portfolio is evaluated and reported to the Company’s management.

•	The risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the market place (regular way trades) are recognized on the trade date (i.e., the date that the Company commits to purchase or sell the asset).

Subsequent Measurement of Financial Assets

For purposes of subsequent measurement, financial assets are classified in four categories:

•	Financial assets at amortized cost (debt instruments)

•	Financial assets at FVOCI with recycling of cumulative gains and losses (debt instruments)

•	Financial assets designated at FVOCI with no recycling of cumulative gains and losses upon derecognition (equity instruments)

•	Financial assets at FVPL

Financial Assets at Amortized Cost (Debt Instruments)

The Company measures financial assets at amortized cost if both of the following conditions are met:

i.	The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows; and

ii.	The contractual terms of the financial asset give rise on specified dates to cash flows that are SPPI on the principal amount outstanding.

Financial assets at amortized cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Interest income, expected credit losses and foreign exchange gains or losses are recognized in profit or loss when the asset is derecognized, modified or impaired.

As at December 31, 2020 and 2019, the Company’s cash and cash equivalents, trade and other receivables, rental deposits under “Prepaid expenses and other current assets”, restricted cash and holdout deposit under “Other noncurrent assets” are included under this category (see Notes 4, 5, 7, 8 and 12).

Financial Assets at FVOCI (Debt Instruments)

The Company measures debt instruments at FVOCI if both of the following conditions are met:

i.	The financial asset is held within a business model with the objective of both holding to collect contractual cash flows and selling financial assets; and

ii.	The contractual terms of the financial asset give rise on specified dates to cash flows that are SPPI on the principal amount outstanding

For debt instruments at FVOCI, interest income, foreign exchange revaluation and impairment losses or reversals are recognized in profit or loss and computed in the same manner as for financial assets measured at amortized cost. The remaining fair value changes are recognized in OCI. Upon derecognition, the cumulative fair value change recognized in OCI is recycled to profit or loss.

Financial Assets Designated at FVOCI (Equity Instruments)

Upon initial recognition, the Company can elect to classify irrevocably its equity investments as equity instruments designated at FVOCI when they meet the definition of equity under IAS 32 Financial Instruments: Presentation and are not held for trading. The classification is determined on an instrument-by-instrument basis.

Gains and losses on these financial assets are never recycled to profit or loss. Dividends are recognized as other income in the statement of profit or loss when the right of payment has been established, except when the Company benefits from such proceeds as a recovery of part of the cost of the financial asset. Equity instruments designated at FVOCI are not subject to impairment assessment.

As at December 31, 2020 and 2019, the Company has no financial assets designated at FVOCI with no recycling of cumulative gains and losses upon derecognition.

Financial Assets at FVPL

Financial assets at FVPL include financial assets held for trading, financial assets designated upon initial recognition at FVPL, or financial assets mandatorily required to be measured at fair value. Financial assets are classified as held for trading if they are acquired for the purpose of selling or repurchasing in the near term. Derivatives are also classified as held for trading unless they are designated as effective hedging instruments. Financial assets with cash flows that are not SPPI are classified and measured at FVPL, irrespective of the business model. Notwithstanding the criteria for debt instruments to be classified at amortized cost or at FVOCI, as described above, debt instruments may be designated at FVPL on initial recognition if doing so eliminates, or significantly reduces, an accounting mismatch.

Financial assets at FVPL are carried in the statement of financial position at fair value with net changes in fair value recognized in profit or loss.

This category includes derivative instruments and listed equity investments which the Company had not irrevocably elected to classify at FVOCI. Dividends on listed equity investments are also recognized as other income in the statement of profit or loss when the right of payment has been established.

A derivative embedded in a hybrid contract, with a financial liability or non-financial host, is separated from the host and accounted for as a separate derivative if: the economic characteristics and risks are not closely related to the host; a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative; and the hybrid contract is not measured at FVPL. Embedded derivatives are measured at fair value with changes in fair value recognized in profit or loss. Reassessment only occurs if there is either a change in the terms of the contract that significantly modifies the cash flows that would otherwise be required or a reclassification of a financial asset out of the FVPL category.

A derivative embedded within a hybrid contract containing a financial asset host is not accounted for separately. The financial asset host together with the embedded derivative is required to be classified in its entirety as a financial asset at FVPL.

As at December 31, 2020 and 2019, the Company’s other short-term investments under “Financial assets at fair value through profit or loss” are included under this category. Short-term investments of the Company pertain to investment in Institutional Cash Reserve Fund (ICRF) with a local bank.

Derecognition of Financial Assets

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized when:

•	The rights to receive cash flows from the asset have expired; or

•

The Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party; and either (a) the Company has transferred substantially all the risks and rewards of the asset, or (b) the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Company has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if, and to what extent, it has retained the risks and rewards of ownership. When it has neither transferred nor retained substantially all of the risks and rewards of the asset, nor transferred control of the asset, the Company continues to recognize the transferred asset to the extent of its continuing involvement. In that case, the Company also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Company has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Company could be required to repay.

Impairment of Financial Assets

The Company recognizes an allowance for expected credit losses (ECLs) for all debt instruments not held at FVPL. ECLs are based on the probability-weighted estimate of the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next twelve months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL). ECLs are recognized in profit or loss.

For trade receivables and contract assets, the Company applies a simplified approach in calculating ECLs. Therefore, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date. The Company has established a provision matrix that is based on its historical credit loss experience, adjusted for current conditions and forecast of future economic conditions specific to the debtors and the economic environment.

For debt instruments at FVOCI, the Company applies the low credit risk simplification. The Company assumes that the credit risk on a financial instrument has not increased significantly since initial recognition if the instrument is determined to have low credit risk at the reporting date. At every reporting date, the Company evaluates whether the debt instrument is considered to have low credit risk using all reasonable and supportable information that is available without undue cost or effort. In making that evaluation, the Company reassesses the internal credit rating of the debt instrument. In addition, the Company considers that there has been a significant increase in credit risk when contractual payments are more than 30 days past due.

The Company may consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Generally, financial assets are written-off if past due for more than one year and are not subject to enforcement activity. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial assets disclosed in Note 25. The Company does not hold collateral as security.

Cash and Cash Equivalents

Cash includes cash on hand and in banks. Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash with original maturities of three months or less from the date of acquisition, and for which there is an insignificant risk of change in value. Cash in banks and cash equivalents earn interest at the respective bank rates.

Restricted Cash

This account represents restricted cash in banks as required in the casino Provisional License issued by PAGCOR and a lending bank of the Company. Restricted cash earns interest at the respective bank deposit rates.

Initial Recognition and Measurement of Financial Liabilities

Financial liabilities are classified, at initial recognition as at amortized cost, unless the Company irrevocably designate a financial liability as at FVPL.

All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs.

As at December 31, 2020 and 2019, the Company’s financial liabilities include trade and other payables (other than payables to the government and its agencies), short-term and long-term loans payable, lease liability, and current and noncurrent portion of accrued rent (see Notes 13, 14 and 21).

Subsequent Measurement of Financial Liabilities

The measurement of financial liabilities depends on their classification, as described below:

Financial Liabilities at FVPL

Financial liabilities at FVPL include financial liabilities held for trading and financial liabilities designated upon initial recognition as at FVPL.

Financial liabilities are classified as held for trading if they are incurred for the purpose of repurchasing in the near term. This category also includes derivative financial instruments entered into by the Company that are not designated as hedging instruments in hedge relationships as defined by IFRS 9. Separated embedded derivatives are also classified as held for trading unless they are designated as effective hedging instruments.

Gains or losses on liabilities held for trading are recognized in profit or loss.

Financial liabilities designated upon initial recognition at FVPL are designated at the initial date of recognition, and only if the criteria in IFRS 9 are satisfied. The Company has not designated any financial liability as at FVPL.

Loans and Borrowings

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortized cost using the EIR method. Gains and losses are recognized in profit or loss when the liabilities are derecognized as well as through the EIR amortization process.

Interest expense and foreign exchange revaluation are recognized in profit or loss.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included as finance costs in the statement of comprehensive income (loss).

This category generally applies to interest-bearing loans and borrowings.

Derecognition of Financial Liabilities

A financial liability is derecognized when the obligation under the liability is discharged or canceled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the recognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in the statement of comprehensive income (loss).

Offsetting Financial Instruments

Financial assets and financial liabilities are offset and the net amount is reported in the statements of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously. This is not generally the case with master netting agreements, and the related assets and liabilities are presented gross in the statements of financial position.

Fair Value Measurements

The Company measures a number of financial and nonfinancial assets and liabilities at fair value at each reporting date (see Note 24).

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or most advantageous market must be accessible to the Company.

The fair value of an asset or liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their best economic interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities;

•	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

•	Level 3: inputs for the asset or liability that are not based on observable market data.

For assets and liabilities that are recognized in the financial statements on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy by re-assessing the categorization at the end of each reporting period.

For the purpose of fair value disclosures, the Company has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy provided in Note 25.

Advances to Contractors and Suppliers

Advances to contractors and suppliers primarily represent advance payments to various vendors in relation to the construction and fit-out of the Company’s integrated resort project. It also includes advance payments made to various suppliers for certain supplies and materials for use in operations. Advances to contractors and suppliers are recorded at cost.

The Company classifies advances to contractors and suppliers as either current or noncurrent based on its expected future application. If the advances will be applied as payments for assets expected to be realized or intended to be sold or consumed in its normal operating cycle, the Company classifies the related advances as current. On the other hand, if the advances will be applied as payments for assets expected to be classified as property and equipment, the Company classifies the related advances as non-current.

Inventories

Inventories are valued at lower of cost or net realizable value (NRV). Cost is determined using the moving average method except for table cards inventory (presented as part of “Operating supplies”) where the first-in, first-out method is being utilized. NRV is based on estimated selling price less estimated cost to be incurred on completion and disposal. NRV of operating and other supplies is the current replacement cost.

Cost of inventories comprise all costs of purchase (including taxes, transport, and handling) net of trade discounts received and other costs incurred in bringing the inventories to their present location and condition.

Prepaid Expenses and Other Current Assets

Prepaid Expenses

Prepayments are carried at cost and are amortized on a straight-line basis, over the period of intended usage, which is equal to or less than twelve months or within the normal operating cycle. Prepayments include debt issuance costs related to undrawn long-term loans, prepaid insurance and prepaid rent.

Prepaid Operating Equipment

Operating equipment includes linen, glassware, silver and other kitchen wares, which are carried at cost. Items of operating equipment with expected period of consumption of one year or less are classified as current and are amortized according to its expected usage period. Bulk purchases of items of operating equipment with expected usage period of beyond one year are classified as noncurrent and are amortized only upon usage.

Value-added Tax (VAT)

Input VAT represents VAT imposed on the Company by its suppliers and contractors for the acquisition of goods and services required under Philippine taxation laws and regulations. Output VAT represents indirect taxes passed on to the Company’s customers resulting from sale of goods and services and other income, as applicable, and as required by the Philippine taxation laws and regulations. Input VAT is stated at its estimated realizable value.

Output VAT is presented net of input VAT in the financial statements and the resulting VAT payable is included as part of Output VAT under “Trade and other payables” in the statements of financial position and shall be remitted to applicable taxation authorities. When the resulting outcome is a net input VAT, it is included as part of Input VAT under “Prepaid expenses and other current assets” in the statements of financial position, which can be recovered as tax credit against future VAT liability of the Company.

Deferred input VAT represents input VAT on purchase of capital goods exceeding ₱1 million. The related input VAT is recognized over five years or the useful life of the capital goods, whichever is shorter. Deferred input VAT is stated at its estimated net realizable value. In addition, the above represents input VAT on the purchase of applicable services that are still outstanding at the end of the reporting date. This will be claimed as tax credit against output VAT upon payment of the related liability. On the other hand, deferred output VAT represents output VAT on services rendered that are still uncollected. This will be settled or remitted to the taxation authorities upon collection of the related receivables.

Revenues, expenses and assets are recognized net of the amount of VAT, except:

•

where the tax incurred on a purchase of assets or services is not recoverable from the taxation authority, in which case the tax is recognized as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

•	receivables and payables that are stated with the amount of tax included.

Creditable Taxes

Creditable taxes represents creditable withholding tax and creditable withholding VAT which are withheld by counterparties from the Company. These are recognized upon collection and are utilized as tax credits against income tax due and net output VAT due, respectively, as allowed by the Philippine taxation laws and regulations. Creditable taxes is presented under the “Prepaid expenses and other current assets” account in the statement of financial position. Creditable taxes is stated at its estimated NRV.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization and any accumulated impairment in value.

The initial cost of property and equipment comprises its construction cost or purchase price, including import duties, taxes and any directly attributable costs in bringing the asset to its working condition and location for its intended use. Such cost also includes major repairs only when it is probable that future economic benefits associated with the items will flow to the Company and the cost of the items can be measured reliably and excludes the costs of day-to-day servicing. Day-to-day servicing, such as repairs, maintenance and overhaul costs, are normally recognized as expense in the period the costs are incurred.

Construction in progress represents structures under construction and is stated at cost. This includes the costs of long-term construction and other direct costs. Borrowing costs that are directly attributable to the construction of property and equipment are capitalized during the construction period. Construction in progress is stated at cost, net of accumulated impairment losses, if any, and is not depreciated until such time that the relevant assets are ready for use.

Leasehold improvements are enhancements paid for by the lessee to a leased space. Leasehold improvements generally revert to the ownership of the lessor upon termination of the lease.

Depreciation and amortization, which commence when the assets are available for their intended use, are computed using the straight-line method over the estimated useful lives of the assets, or the term of lease for leasehold improvements and right- of-use assets, whichever is shorter.

Number of Years
Building	25 -50
Building improvements	10 - 20
Transportation equipment	5 - 15
Office and gaming equipment	3 - 15
Office and gaming furniture and fixtures	3 - 10
Leasehold improvements	5 - 15
Right-of-use assets	5 - 50

The remaining useful lives, residual values, and depreciation and amortization methods are reviewed and adjusted periodically, if appropriate, to ensure that such periods and methods of depreciation and amortization are consistent with the expected pattern of economic benefits from the items of property and equipment.

The carrying amounts of property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amounts may not be recoverable.

Fully depreciated assets are retained in the accounts until they are no longer in use.

An item of property and equipment is derecognized when either it has been disposed of or when it is permanently withdrawn from use and no future economic benefits are expected from its use or disposal. Any gain or loss arising from the retirement and disposal of an item of property and equipment (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the statements of comprehensive income in the period of retirement and disposal.

Intangible Assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired from business combinations is initially recognized at fair value on the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses.

Internally generated intangible assets, excluding capitalized development costs, are not capitalized and the related expenditure is reflected in profit or loss in the period in which the expenditure is incurred.

The useful lives of intangible assets are assessed as either finite or indefinite. The estimated useful life of software related intangible assets is determined to be five years.

Intangible assets with finite lives are amortized over the economic useful life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statement of comprehensive income (loss).

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually, either individually or at the cash-generating unit level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

An intangible asset is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the statements of comprehensive income when the asset is derecognized.

Impairment of Nonfinancial Assets

The Company assesses at each reporting date whether there is any indication that its nonfinancial assets may be impaired. When an indicator of impairment exists or when an annual impairment testing for an asset is required, the Company makes a formal estimate of the recoverable amount. Recoverable amount is the higher of an asset’s fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case the recoverable amount is assessed as part of the cash generating unit (CGU) to which it belongs. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs to sell, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded companies or other available fair value indicators.

An impairment loss is charged to operations within the statement of comprehensive income (loss) in the year in which it arises, unless the asset is carried at a revalued amount, in which case the impairment loss is charged to the revaluation increment of the said asset. For nonfinancial assets, an assessment is made at each reporting date as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such indication exists, the recoverable amount is estimated. A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. If that is the case, the carrying amount of the asset is increased to its recoverable amount. That increased amount cannot exceed the carrying amount that would have been determined, net of depreciation and amortization, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the statements of comprehensive income (loss) unless the asset is carried at a revalued amount, in which case the reversal is treated as a revaluation increase. After such a reversal, the depreciation and amortization expense is adjusted in future years to allocate the asset’s revised carrying amount, less any residual value, on a systematic basis over its remaining life.

Intangible assets with indefinite useful lives are tested for impairment annually, at the CGU level, as appropriate, and when circumstances indicate that the carrying value may be impaired.

Deposits for Future Stock Subscription

Deposits for future stock subscription refer to the payments made by stockholders of the Company on subscription to the increase in the authorized capital which cannot be directly credited to capital stock issued pending filing and approval by Philippine SEC of the amendment to the Articles of Incorporation increasing capital stock.

Under the SEC Financial Reporting Bulletin No. 006, as amended, an entity should not consider a deposit for future subscription as an equity instrument unless all of the following elements are present:

a.	There is a lack or insufficiency of authorized unissued shares of stock to cover the deposit;

b.	The entity’s BOD and stockholders have approved an increase in capital stock to cover the shares corresponding to the amount of the deposit (for which a deposit was received by the Company);

c.	The application for the approval of the proposed increase has been presented for filing or has been filed with the Philippine SEC.

If any or all of the foregoing elements are not present, the transaction should be recognized as a liability.

Capital Stock

Common stocks are classified as equity and measured at par value for all shares issued. Incremental costs directly attributable to the issuance of shares and share options are recognized as a deduction from equity, net of tax. Proceeds and/or fair value of considerations received in excess of par value are recognized as additional paid-in capital.

Preferred stocks are classified as equity if they are non-redeemable, or redeemable only at the Company’s option, and any dividends thereon are discretionary. Dividends thereon are recognized as distributions within equity upon approval by the Company’s BOD.

Preferred stocks are classified as a liability if they are redeemable on a specific date or at the option of the stockholders, or if dividend payments are not discretionary. Dividends thereon are recognized as part of “Finance charges” in the statements of comprehensive income(loss) as accrued.

Accumulated Deficit

Accumulated deficit represents the cumulative balance of net income or loss, dividend distributions, effect of changes in accounting policy and other capital adjustments.

Foreign Currency Transactions and Translation

Transactions in foreign currencies are translated to the respective functional currency of the Company using the exchange rate at the date the transaction first qualifies for recognition. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency using the exchange rate at the reporting date. The foreign currency gain or loss on monetary items is the difference between the amortized cost in the functional currency at the beginning of the year, adjusted for effective interest and payments during the year, and the amortized cost in foreign currency translated at the exchange rate at the reporting date.

Nonmonetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency using the exchange rate at the date the fair value was determined. Nonmonetary items in foreign currencies that are measured in terms of historical cost are translated using the exchange rate at the date of the initial transaction.

Foreign currency differences arising on translation are recognized in profit or loss, except for differences arising on the translation of FVOCI, a financial liability designated as an effective hedge of the net investment in a foreign operation or qualifying cash flow hedges, which are recognized in other comprehensive income.

In determining the spot exchange rate to be used on initial recognition of the related asset, expense or income on the derecognition of a non-monetary asset or non-monetary liability relating to advance consideration, the date of the transaction is the date in which the Company initially recognizes the non-monetary asset or non-monetary liability arising from the advance consideration. If there are multiple payments or receipts in advance, the Company determines the transaction date for each payment or receipt of advance consideration.

Revenue Recognition

Revenue from Contracts with Customers

The Company’s revenue from contracts with customers consist of gaming, hotel rooms, food and beverage, entertainment and other hotel revenue. Revenue from contracts with customers is recognized when control of the goods or services are transferred to the customer at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company has generally concluded that it is the principal in its revenue arrangements because it typically controls the goods or services before transferring them to the customer.

The Company considers whether there are other promises in the contract that are separate performance obligations to which a portion of the transaction price needs to be allocated (e.g., warranties, customer loyalty points). In determining the transaction price for the sale, the Company considers the effects of variable consideration, the existence of significant financing components, noncash consideration, and consideration payable to the customer (if any). Transaction price excludes amounts attributable to third party junket operators (see Note 3).

A.	Customer Loyalty Points Program

The Company has a customer loyalty points program, Reward Circle, which allows customers to accumulate gaming and lifestyle points. Gaming points are earned though gaming activities and can be used for gaming plays and redemption of non-gaming products and services. Lifestyle points, on the other hand, are earned through non-gaming spend and can only be used for redemption of non-gaming products and services. The loyalty points give rise to a separate performance obligation as they provide a material right to the customer.

When estimating the stand-alone selling price of the loyalty points, the Company considers the likelihood that the customer will redeem the points. The Company updates its estimates of the points that will be redeemed on a quarterly basis and any adjustments to the contract liability balance are charged against revenue.

Revenue is recognized upon redemption of products or availment of services by the customer.

B.	Complimentary Incentives Issued in Conjunction with Gaming Activities

In the Company’s casino operations, management, at its discretion, grants complimentary hotel accommodations or dining privileges in the outlets to customers to promote the business and to induce future gaming plays.

Revenues arising from these complimentary incentives are allocated from gaming revenue to the relevant revenue streams based on the stand-alone selling price of these complimentaries upon redemption.

C.	Variable Considerations

If the consideration in a contract includes a variable amount, the Company estimates the amount of consideration to which it will be entitled in exchange for transferring the goods to the customer using either the expected value method or most likely amount depending on which method better predicts the amount of consideration. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved.

Other Variable Considerations

The Company also provides other incentives and considerations such as progressive jackpot and rebates for its VIP and junket patrons which give rise to transaction price adjustments. A liability for progressive jackpot is recognized by the Company to accrue future jackpot hits of patrons and treated as a reduction of revenue transaction price. Rebates are given to certain patrons depending on its level of gaming activities.

A portion of the transaction price is allocated to gaming and lifestyle loyalty points, free plays and other material rights awarded to customers based on relative stand-alone selling price and recognized as a contract liability until redeemed.

D.	Significant Financing Components

Generally, the Company receives short-term advances from its customers. Using the practical expedient in IFRS 15, the Company does not adjust the promised amount of consideration for the effects of a significant financing component if it expects, at contract inception, that the period between the transfer of the promised good or service to the customer and when the customer pays for that good or service will be one year or less.

The Company also receives long-term advances from customers for the rental of hotel events and function rooms. The transaction price for such contracts is discounted, using the rate that would be reflected in a separate financing transaction between the Company and its customers at contract inception, to take into consideration the significant financing component.

The following specific recognition criteria must also be met before revenue is recognized:

Gaming

Gaming revenue is earned when gaming services are rendered to the patron and is measured by the aggregate net difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs and for chips in customers’ possession. The Company considers whether there are other promises in the contract that are separate performance obligations to which a portion of the transaction price needs to be allocated. Accordingly, a portion of gaming revenue is allocated to hotel, food and beverage revenue in relation to the complimentaries granted to patrons to incentivize future gaming.

The Company’s gaming revenue is reduced by the progressive jackpot and promotional allowances such as VIP and junket rebates (see Note 18).

Hotel, Food and Beverage

Revenue from hotel rooms are recognized when services are performed. Deposits received in advance from guests on rooms are recorded as part of “Other current liabilities” until services are provided to the guests.

Food and beverage revenue is recognized when services are performed or goods are sold. The transaction price of the food and beverage revenue is allocated to the performance obligation of delivering goods and services and lifestyle points earned in customer loyalty programs (see Note 18).

Retail and Others

Retail and other revenue include sale of various merchandise, entertainment, communication and transportation services to players and guests. Retail and other revenue is recognized when goods are provided or services are performed.

Contract Balances

Trade Receivables

A receivable represents the Company’s right to an amount of consideration that is unconditional (i.e. only the passage of time is required before payment of the consideration is due).

Contract Assets

A contract asset is the right to consideration in exchange for goods or services transferred to the customer. If the Company performs by transferring goods or services to a customer before the customer pays consideration or before payment is due, a contract asset is recognized for the earned consideration that is conditional.

Contract Liabilities

A contract liability is the obligation to transfer goods or services to a customer for which the Company has received consideration (or an amount of consideration is due) from the customer. If a customers pays consideration before the Company transfers goods or services to a customer, a contract liability is recognized when the payment is made of the payment is due (whichever is earlier). Contract liabilities are recognized as revenue when the Company performs under the contract.

Other Revenues and Income

Rental Revenue

Revenue from rentals is recognized on a straight-line basis over the lease terms. Contingent rents are recognized as revenue in the period in which they are earned. Deposits received in advance from lessees are recorded as part of “Other current liabilities” until the lease term has expired.

Interest Income

Revenue is recognized as the interest accrues, taking into account the effective yield on the asset.

Other Income

Other income, which regularly includes handling fees from casino patrons, is recognized when earned during the period.

Costs and Expenses

Costs and expenses are decreases in economic benefits during the accounting period in the form of outflows or decrease of assets or incurrence of liabilities that result in decreases in equity, other than those relating to distributions to equity participants. Costs and expenses are recognized when incurred.

Gaming Taxes

As a PAGCOR licensee, the Company is required to pay license fees on its gross gaming revenues on a monthly basis starting from the date the casino commences operations. These license fees are reported as part of taxes and licenses account under “Operating cost and expenses” in the statements of comprehensive income.

Employee Benefits

Short-term Employee Benefits

Short-term employee benefits are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Retirement Benefit Cost

The Company has an unfunded, non-contributory defined benefit plan covering all of its regular employees. Retirement benefit cost is determined based on the provisions of Republic Act (RA) 7641 Retirement Pay Law. The cost of employee benefits under the defined benefit plan is determined using the projected unit credit method.

Remeasurements, comprising of actuarial gains and losses, excluding amounts included in interest on the defined benefit liability are recognized through other comprehensive income (OCI) in the period in which they occur. Remeasurements are not reclassified to profit and loss in subsequent periods.

Net interest is calculated by applying the discount rate to the defined benefit liability or asset. The Company recognized the change in defined benefit obligation such as current service cost which is part of Personnel costs account under “Operating cost and expenses” and “Interest cost on retirement benefit liability” shown in the statements of comprehensive income.

Leases

The determination of whether an arrangement is, or contains, a lease is if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is conveyed when there is the right to direct the identified asset’s use and to obtain substantially all the economic benefits from that use.

Company as Lessee

The lessee applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. Upon lease commencement, the lessee recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

A.	Right-of-use Assets

The lessee recognizes right-of-use assets at commencement date of the lease when the underlying asset is available for use. Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial directs costs and lease payments made at or before commencement date less any lease incentives received.

Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the right-of-use assets. After lease commencement, right-of-use assets are measured at cost less accumulated depreciation and accumulated impairment.

If ownership of the leased asset transfers to the Company at the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the underlying asset.

The Company presents right-of-use assets that do not meet the definition of investment property under “Property and equipment”.

B.	Lease Liabilities

Lease liabilities are initially measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including insubstance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating the lease, if the lease term reflects the Company exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g., changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.

When the lease liability is remeasured, a corresponding adjustment is made to the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero. In the case of modification that is not accounted for as a separate lease and which decreases the scope of the lease, the carrying amount of the right-of-use asset is decreased to reflect partial or full termination and any gain or loss is recognized in profit or loss. A lease modification is accounted for as a separate lease if it adds the right-of-use to one or more underlying assets and the increase in consideration is commensurate with the stand-alone selling price for the increase in scope and any appropriate adjustments to reflect circumstances of the contract.

The Company presents lease liabilities in the statements of financial position. Lease liabilities for which there are already billings received are presented separately as “Accrued rent”.

C.	Short-term Leases and Leases of Low-value Assets

Short-term lease recognition exemption applies to leases that have a lease term of twelve months or less from the commencement date and do not contain a purchase option. Lease of low-value assets recognition exemption to leases of office equipment that are considered to be low value. Lease payments on short- term leases and leases of low-value assets are recognized as expense on a straight-line basis over the lease term.

Company as Lessor

Leases where the Company does not transfer substantially all the risks and benefits of ownership of the assets are classified as operating leases. Rent income from operating leases is recognized as income on a straight-line basis over the lease term. Initial direct costs incurred in negotiating an operating lease are added to the carrying amount of the leased asset and recognized as an expense over the lease term on the same basis as rent income. Contingent rents are recognized as income in the period in which they are earned.

Sale and Leaseback Transaction

A sale and leaseback transaction is one where an entity (the seller-lessee) transfers an asset to another entity (the buyer-lessor) for consideration and leases that asset back from the buyer-lessor.

When a seller-lessee has undertaken a sale and lease back transaction with a buyer-lessor, both the seller-lessee and the buyer-lessor must first determine whether the transfer qualifies as a sale. This determination is based on the requirements for satisfying a performance obligation in IFRS 15. The accounting treatment will vary depending on whether or not the transfer qualifies as a sale. This is described below:

Transfer of the asset is a sale

If the transfer of an asset by the seller-lessee satisfies the requirements of IFRS 15 to be accounted for as a sale of the asset:

•

the seller-lessee should measure the right-of-use asset arising from the leaseback at the proportion of the previous carrying amount of the asset that relates to the right of use retained by the seller-lessee. Accordingly, the seller-lessee should recognize only the amount of any gain or loss that relates to the rights transferred to the buyer-lessor; and

•	the buyer-lessor should account for the purchase of the asset applying applicable IFRSs, and for the lease applying the lessor accounting requirements inIFRS 16.

If either the fair value of the consideration for the sale of an asset does not equal the fair value of the asset or the payments for the lease are not at market rates, the following adjustments are required to measure the sale proceeds at fair value:

•	any below-market terms should be accounted for as a prepayment of lease payments; and

•	any above-market terms should be accounted for as additional financing provided by the buyer-lessor to the seller-lessee.

The Company should measure any potential adjustments required on the basis of the more readily determinable of (1) the difference between the fair value of the consideration for the sale and the fair value of the asset, and (2) the difference between the present value of the contractual payments for the lease and the present value of payments for the lease at market rates.

Transfer of the Asset Is Not A Sale

If the transfer of an asset by the seller-lessee does not satisfy the requirements of IFRS 15 to be accounted for as a sale of the asset:

•

the seller-lessee should continue to recognize the transferred asset and should recognize a financial liability equal to the transfer proceeds. It should account for the financial liability applying IFRS 9; and

•	the buyer-lessor should not recognize the transferred asset and should recognize a financial asset equal to the transfer proceeds. It should account for the financial asset applying IFRS 9.

Taxes

Current Income Tax

Current income tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Current income tax relating to items directly recognized in equity is recognized in equity and not in the statement of comprehensive income (loss). Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and established provision as appropriate.

Deferred Income Tax

Deferred tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

Deferred tax liabilities are recognized for all taxable temporary differences, except:

•

where the deferred tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•

in respect to taxable temporary differences associated with investments in shares of stock of subsidiaries, associates and interests in joint arrangements, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, carryforward benefits of unused tax credits from Minimum Corporate Income Tax (MCIT) over Regular Corporate Income Tax (RCIT) and unused Net Operating Loss Carry Over (NOLCO), to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carryforward benefits of MCIT and NOLCO can be utilized, except:

•

when the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•

in respect to deductible temporary differences associated with investments in shares of stock of subsidiaries, associates, and interests in joint arrangements, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

The measurement of deferred tax reflects the tax consequences that would follow the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

In determining the amount of current and deferred tax, the Company takes into account the impact of uncertain tax positions and whether additional taxes and interest may be due. The Company believes that its accruals for tax liabilities are adequate for all open tax years based on its assessment of many factors, including interpretation of tax laws and prior experience. This assessment relies on estimates and assumptions and may involve a series of judgments about future events. New information may become available that causes the Company to change its judgment regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact tax expense in the period that such a determination is made.

Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive income.

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period on which significant amounts of DTL and DTA are expected to be settled or recovered.

Related Parties

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions. This includes: (a) individuals owning, directly or indirectly through one or more intermediaries, control or are controlled by, or under common control with the Company; (b) subsidiaries; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that give them significant influence over the Company and close members of the family of any such individual; and (d) members of the key management of the Company.

Borrowing Costs

Borrowing costs are capitalized if they are directly attributable to the acquisition or construction of a qualifying asset. Qualifying assets are assets that necessarily take a substantial period of time to get ready for its intended use or sale. Capitalization of borrowing costs commences when the activities to prepare the asset are in progress and expenditures and borrowing costs are being incurred. Borrowing costs are capitalized until the assets are substantially ready for their intended use. If the resulting carrying amount of the asset exceeds its recoverable amount, an impairment loss is recognized. Borrowing costs include interest charges and other costs incurred in connection with the borrowing of funds, as well as exchange differences arising from foreign currency borrowings used to finance these projects to the extent that they are regarded as an adjustment to interest cost.

All other borrowing costs are expensed when incurred.

Provisions

Provisions are recognized when: (a) the Company has a present obligation (legal or constructive) as a result of past events; (b) it is probable (i.e., more likely than not) that an outflow of resources embodying economic benefits will be required to settle the obligation; and (c) a reliable estimate of the amount of the obligation can be made. If the effect of the time value of money is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessment of the time value of money and the risks specific to the liability.

Where discounting is used, the increase in the provision due to the passage of time is recognized as interest expense. Where some or all of the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset only when it is virtually certain that reimbursement will be received. The amount recognized for the reimbursement shall not exceed the amount of the provision. Provisions are reviewed at each reporting date and adjusted to reflect the current best estimate.

Contingencies

Contingent liabilities are not recognized in the financial statements. They are disclosed in the notes to the financial statements unless the possibility of an outflow of resources embodying economic benefits is remote. Contingent assets are not recognized in the financial statements but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable.

Earnings Per Share

The Company presents basic and diluted earnings (loss) per share for its shares.

Basic earnings (loss) per share (EPS) is calculated by dividing net income (loss) for the year attributable to equity holders of the Company by the weighted average number of shares outstanding during the year after giving retroactive effect to any stock dividend declarations.

Diluted earnings (loss) per share is computed in the same manner, adjusted for the effect of the shares issuable to qualified officers and employees under the Company’s stock incentive plan which are assumed to be exercised at the date of grant. Where the effect of the vesting of stock under the stock incentive plan is anti-dilutive, basic and diluted earnings per share are stated at the same amount.

Events After the Reporting Date

Post year-end events that provide additional information about the Company’s financial position at the reporting date (adjusting events) are reflected in the financial statements. Post year-end events that are not adjusting events are disclosed in the notes to the financial statements when material.

3.	Management’s Use of Judgments, Estimates and Assumptions

The preparation of the financial statements in accordance with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the amounts of assets, liabilities, income and expenses reported in the financial statements at the reporting date. However, uncertainty about these judgments, estimates and assumptions could result in an outcome that could require a material adjustment to the carrying amount of the affected asset or liability in the future.

Judgments and estimates are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions are recognized in the period in which the judgments and estimates are revised and in any future period affected.

Judgments

In the process of applying the Company’s accounting policies, management has made the following judgments apart from those including estimations and assumptions, which has the most significant effect on the amounts recognized in the financial statements.

Revenue from Contracts with Customers

The Company applied the following judgements that significantly affect the determination of the amount and timing of revenue from contracts with customers:

•	Determining the Timing of Satisfaction of Services

The Company concluded that revenue from rendering hotel accommodation services is to be recognized over time because the customer simultaneously receives and consumes the benefits provided by the Company. The fact that another entity would not need to re-perform the services that the Company has provided to date demonstrates that the customer simultaneously receives and consumes the benefits of the Company’s performance as it is performed.

•	Determining the Contract with Junket Operator as a Collaborator or as Principal-agent

The Company enters into contracts with junket operators to promote the Company and bring in gaming patrons in exchange for commissions. Although the consideration received by junkets is in the form of commissions, junket operators share the risk and rewards with the Company as the junket commission depends on the agreed turnover or revenue. Therefore, the Company determined that these junket operators do not fall as agents but are instead collaborators being the associates of the Company.

Accordingly, amounts such as commissions representing the share of junket operators in net gaming revenue are excluded from the Company’s revenues.

•	Consideration of Significant Financing Component in a Contract

The Company’s hotel and rental revenue allow customers to pay in advance upon reservation or signing of contract. The Company concluded that there is no significant financing component for those contracts where the customer elects to pay in advance considering the length of time between the customer’s payment and the actual rendering of services to the customer, as well as the prevailing interest rates in the market.

•	Determining Whether the Loyalty Points Provide Material Rights to Customers

The Company extends to its customers a loyalty points program, Reward Circle, which allows customers to accumulate points when they play in the Company’s gaming facility, dine in the outlets and entertainment areas and purchase products in the retail stores. The points can be redeemed subject to a minimum number of points obtained. The Company assessed whether the loyalty points provide a material right to the customer that needs to be accounted for as a separate performance obligation.

The Company determined that the loyalty points provide a material right that the customer would not receive without entering into the contract. The free products and services the customer would receive by exercising the loyalty points do not reflect the stand-alone selling price that a customer without an existing relationship with the Company would pay for those products. The customers’ right also accumulates as they avail additional products or services.

Determination of Functional Currency

The functional currency of the Company is the currency of the primary economic environment in which the Company operates. It is the currency that mainly influences the revenue from and cost of rendering services. Based on the economic substance of the underlying circumstance relevant to the Company, the functional and presentation currency of the Company is the PHP. For income tax purposes, exchange gains or losses are treated as taxable income or deductible expenses in the year such are realized.

Determination of Casino License’s Useful Life

The Company currently holds a Provisional License pending issuance of the Regular Casino License by PAGCOR upon completion of the construction plans within the Bagong Nayong Pilipino Manila Bay Tourism City and the land on which such development is located. Said Provisional License shall have the same terms and conditions as the Regular Casino License. The Regular Casino license is co-terminus with the PAGCOR’s franchise until July 11, 2033 and is expected to be renewed under the terms of the extension of the PAGCOR Charter. Accordingly, management has assessed that the Company’s casino license has an indefinite useful life.

Determining the Lease Term of Contracts with Renewal and Termination Options Company as Lessee

The Company determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.

The Company has several lease contracts that include extension and termination options. The Company applies judgement in evaluating whether it is reasonably certain whether or not to exercise the option to renew or terminate the lease. That is, it considers all relevant factors that create an economic incentive for it to exercise either the renewal or termination. After the commencement date, the Company reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to renew or to terminate (e.g., construction of significant leasehold improvements or significant customization to the leased asset).

The Company included the renewal period as part of the lease term for leases of properties. The Company typically exercises its option to renew for these leases because there will be a significant negative effect on operations if a replacement asset is not readily available.

Estimates and Assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. The Company based its assumptions and estimates on parameters available when the financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

Fair Value Measurements

A number of the Company’s accounting policies and disclosures require the measurement of fair values for both financial and nonfinancial assets and liabilities.

The Company has an established control framework with respect to the measurement of fair values. This includes a valuation team that has the overall responsibility for overseeing all significant fair value measurements, including Level 3 fair values. The valuation team regularly reviews significant unobservable inputs and valuation adjustments. If third party information is used to measure fair values, then the valuation team assesses the evidence obtained to support the conclusion that such valuations meet the requirements of IFRS, including the level in the fair value hierarchy in which such valuations should be classified.

The Company uses market observable data when measuring the fair value of an asset or liability. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques (see Note 2).

If the inputs used to measure the fair value of an asset or a liability can be categorized in different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy based on the lowest level input that is significant to the entire measurement.

The Company recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

The methods and assumptions used to estimate the fair values for both financial and nonfinancial assets and liabilities are discussed in Note 25.

Provision for Estimate of Credit Losses on Trade and Other Receivables

The Company uses a provision matrix to calculate ECLs for trade and other receivables. The provision matrix is initially based on the Company’s historical observed defaults and patron’s behavioral characteristics. The Company will calibrate the matrix to adjust the historical credit loss experience with forward-looking information.

At every reporting date, the historical observed defaults are updated and changes in the forward-looking estimates are analyzed. The assessment of the correlation between historical observed defaults, forecast economic conditions and ECLs is a significant estimate. The amount of ECLs is sensitive to changes in circumstances and of forecast economic conditions. The Company’s historical credit loss experience and forecast of economic conditions may also not be representative of customer’s actual default in the future. The information about the ECLs on the Company’s trade and other receivables is disclosed in Note 24.

In line with the ECL, the Company’s allowance for doubtful accounts pertaining to amounts owed by related parties as at December 31, 2020 and 2019 amounted to ₱218.88 million. As at December 31, 2020 and 2019, allowance for doubtful accounts pertaining to trade receivables amounted to ₱980.53 million and ₱182.62 million, respectively. The carrying amount of receivables amounted to ₱2.06 billion and ₱4.79 billion as at December 31, 2020 and 2019, respectively (see Note 5).

The COVID 19 pandemic has also adversely affected the financial condition of the Company’s customers wherein some have been experiencing financial difficulty and insolvency resulting to an increase in the impairment allowance of ₱862.41 million for the year 2020. As at December 31, 2020 and 2019, the Company has written-off trade receivables amounting to ₱64.50 million and ₱6.06 million, respectively (see Note 5).

NRV of Inventories

The Company writes down the cost of inventories whenever NRV of inventories becomes lower than cost due to damage, physical deterioration, obsolescence, change in price levels or other causes. The lower of cost and NRV of inventories is reviewed on a monthly basis to reflect the accurate valuation in the financial records. Inventories and supplies identified to be obsolete and unusable are also written off and charged as expense for the period.

There were no provision for inventory obsolescence as at December 31, 2020 and 2019. Inventories at cost amounted to ₱772.84 million and ₱747.56 million as at December 31, 2020 and 2019, respectively.

Estimated Useful Lives of Property and Equipment and Intangible Assets

The Company estimates the useful lives of property and equipment and intangible assets based on the period over which the assets are expected to be available for use. The estimated useful lives of property and equipment and intangible assets are reviewed periodically and are updated if expectations differ from previous estimates due to physical wear and tear, technical or commercial obsolescence and legal or other limits on the use of the assets.

In addition, estimation of the useful lives of property and equipment and intangible assets is based on collective assessment of industry practice, internal technical evaluation and experience with similar assets. It is possible, however, that future financial performance could be materially affected by changes in estimates brought about by changes in factors mentioned above. The amounts and timing of recorded expenses for any period would be affected by changes in these factors and circumstances. A reduction in the estimated useful lives of property and equipment and intangible assets would increase the recorded costs and expenses and decrease noncurrent assets.

There were no changes in the estimated useful lives of the Company’s property and equipment and intangible assets as at December 31, 2020 and 2019.

The aggregate book value of property and equipment (excluding construction in progress), net of accumulated depreciation and amortization amounted to ₱133.79 billion and ₱136.39 billion as at December 31, 2020 and 2019, respectively (see Note 10).

Net right-of-use assets included under property and equipment amounted to ₱20.72 billion and ₱21.29 billion as at December 31, 2020 and 2019, respectively (see Notes 10 and 21).

The aggregate book value of intangible assets, net of accumulated amortization amounted to ₱464.22 million and ₱622.85 million as at December 31, 2020 and 2019, respectively (see Note 11).

Estimated Useful Life of Operating Equipment

Bulk purchases of operating equipment items are estimated to be consumed over a period of two to three years. This estimation is reviewed periodically and could change significantly due to physical wear and tear, technical or commercial obsolescence and legal or other limits on the use of the assets. Management will increase the amortization charges where period of consumption is less than the previously estimated period of consumption.

The carrying value of the Company’s operating equipment amounted to ₱5 million and ₱147.78 million as at December 31, 2020 and 2019, respectively. The amount includes noncurrent operating equipment recognized under “Other noncurrent assets” amounting to ₱0.04 million and ₱3.65 million as at December 31, 2020 and 2019, respectively (see Notes 7 and 12).

Estimated Retirement Benefits

The Company’s obligation and cost for retirement benefits is dependent on the selection of certain assumptions used by the Company’s actuary in calculating such amounts. Those assumptions include, among others, discount rates and expected rate of salary increase. A significant change in any of these actuarial assumptions may generally affect the recognized retirement benefit cost and the carrying amount of the retirement benefit liability. The amount of retirement benefit liability and retirement benefit cost and an analysis of the movements in the estimated present value and assumptions used are disclosed in Note 16.

Estimating Stand-alone Selling Price - Reward Circle Loyalty Program

The Company estimates the stand-alone selling price of the loyalty points awarded under Reward Circle. The stand-alone selling price of the loyalty points issued is calculated by multiplying to the estimated redemption rate and to the monetary value assigned to the loyalty points. In estimating the redemption rate, the Company considers breakage which represents the portion of the points issued that will never be redeemed. The Company applies statistical projection methods in its estimation using customers’ historical redemption patterns as the main input. The redemption rate is updated regularly and the liability for the unredeemed points is adjusted accordingly.

In estimating the value of the points issued, the Company considers the mix of products that will be available in the future in exchange for loyalty points and customers’ preferences. The Company ensures that the value assigned to the loyalty points is commensurate to the stand-alone selling price of the products and services eligible for redemption. As earned points issued under the program do not expire, estimates of the stand-alone selling price are subject to significant uncertainty. Any significant changes in customers’ redemption patterns will impact the estimated redemption rate.

Incremental Borrowing Rate for Leases

The Company uses the incremental borrowing rate to measure lease liabilities as the interest rate implicit in the lease cannot be readily determined. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow over a similar term the funds necessary to obtain an asset of a similar value to the right-of-use assets in a similar economic environment.

The incremental borrowing rate reflects what the Company “would have to pay”, which requires estimation when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease. The Company estimates the incremental borrowing rate using observable inputs such as market interest rates and the Company’s stand-alone credit rating.

Realizability of Deferred Tax Assets

The Company reviews its deferred tax assets at each reporting date and reduces the carrying amount to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax assets to be utilized. The Company’s assessment on the recognition of deferred tax assets on deductible temporary differences and carryforward benefits of MCIT, NOLCO, retirement benefit costs, net unrealized foreign exchange losses and deferred rent is based on the projected taxable income in the following periods.

The Company has recognized deferred tax assets pertaining to NOLCO, net unrealized foreign exchange losses, allowance for doubtful accounts, accrued and unearned rent, deferred income, lease liabilities, right-of-use assets and retirement benefit costs, amounting to ₱2.76 billion and ₱2.82 billion as at December 31, 2020 and 2019, respectively (see Note 22).

As at December 31, 2020 and 2019, the Company has unrecognized deferred tax asset pertaining to NOLCO amounting to ₱4.38 billion and ₱2.99 billion, respectively. The Company has not derecognized its deferred tax asset on NOLCO as at December 31, 2020.

Impairment of Nonfinancial Assets

IFRS requires that an impairment review be performed on prepaid expenses and other current assets, advances to contractors and suppliers, property and equipment, intangible assets and other noncurrent assets excluding holdout deposit, when events or changes in circumstances indicate that the carrying amount may not be recoverable. Determining the recoverable amounts of these assets requires the estimation of cash flows expected to be generated from the continued use and ultimate disposition of such assets. While it is believed that the assumptions used in the estimation of fair values reflected in the financial statements are appropriate and reasonable, significant changes in these assumptions may materially affect the assessment of recoverable amounts and any resulting impairment loss could have a material adverse impact on the financial performance.

In 2019, the Company recorded settlement expense amounting to ₱336.63 million as a result of a litigation related to a terminated construction in progress and related advances to contractor (see Note 9).

The Company’s operations were adversely affected in 2020 by the COVID 19 pandemic and the measures taken to contain it. These measures, which included a lockdown period of three months, constituted a triggering event leading to an impairment test in the Company’s non-financial assets. The test did not result in the impairment of the Company’s non-financial assets hence no impairment loss and write-off on prepaid expenses and other current assets, advances to contractors and suppliers, intangible assets and other noncurrent assets excluding holdout deposit, was recognized as at December 31, 2020. There is also no impairment loss recognized in 2019.

The carrying amount of prepaid expenses and other current assets excluding rental deposits amounted to ₱1.40 billion and ₱1.72 billion as at December 31, 2020 and 2019 respectively (see Note 7).

The carrying amount of advances to contractors and suppliers under noncurrent assets as at December 31, 2020 and 2019 amounted to ₱2.77 billion and ₱3.30 billion, respectively (see Note 9).

The carrying amount of property and equipment amounted ₱163.30 billion and ₱164 billion as at December 31, 2020 and 2019, respectively (see Note 10). In addition, the carrying amount of intangible assets amounted to ₱464.22 million and ₱622.85 million as at December 31, 2020 and 2019, respectively (see Note 11).

As at December 31, 2020 and 2019, the carrying amount of other noncurrent assets excluding holdout deposit amounted to ₱9.69 million and ₱11.34 million, respectively (see Note 12).

4.	Cash and Cash Equivalents

Cash and cash equivalents consist of:

	Note	2020		2019
Cash on hand		₱	1,770,411,397	₱	2,873,021,172
Cash in banks	8		1,631,399,041		2,800,004,290
Short-term investments			2,130,055		664,498,816

	24	₱	3,403,940,493	₱	6,337,524,278

Cash in banks earn interest at the respective bank deposit rates. Short-term investments are made for varying periods of up to three months depending on the immediate cash requirements of the Company and earn interest at the prevailing short-term investment rates.

Interest income earned from cash and cash equivalents in 2020 and 2019 amounted to ₱2.52 million and ₱27.36 million, respectively.

5.	Trade and Other Receivables

Trade and other receivables consist of:

	Note	2020		2019
Trade receivables:
Gaming		₱	1,938,742,408	₱	2,399,303,557
Non-gaming			67,715,393		129,438,878
Amounts owed by:
Third parties			200,786,145		1,689,774,761
Related parties	15		875,049,029		878,483,744
Advances to officers and employees			91,592,199		15,101,711
Other receivables			86,347,222		76,411,967

	24		3,260,232,396		5,188,514,618
Less: Allowance for doubtful accounts	24		(1,199,407,505)		(401,501,730)

		₱	2,060,824,891	₱	4,787,012,888

Gaming trade receivables pertain to casino markers issued to junket operators and VIP premium patrons. Casino markers refer to credits granted to member-patrons which are non-interest bearing and are normally settled within 30 days, unless extension of credit terms is approved.

Non-gaming trade receivables mainly include hotel receivables settled by guests upon check-out. This also includes receivable from tenants in various retail locations and credit card transactions which are normally collected within 30 to 45 days.

Amounts owed by third parties include receivables from shared service cost and various transactions made by the Company to certain third parties. This also includes the income from ceded leased property rights of the Company on the sold property of Eagle I Landholdings, Inc. (Eagle I) in 2018 (see Note 15b). In 2019, the Company recognized receivables from a contractor due to a project termination amounting to ₱486.87 million (see Note 9), of which ₱86.63 million remains outstanding as of December 31, 2020.

Advances to officers and employees primarily pertain to cash advances which are normally settled within one year through salary deduction or liquidation.

In 2020 and 2019, the Company assessed that certain trade receivables relating to casino markers and amounts owed by related parties as impaired and accordingly, provided allowance for doubtful accounts.

The movement of allowance for doubtful accounts follows:

	Note	2020		2019
Trade receivables:
Beginning balance		₱	182,622,301	₱	5,770,596
Additions	19		862,407,332		182,914,109
Write-off			(64,501,557)		(6,062,404)

			980,528,076		182,622,301
Amounts owed by related parties			218,879,429		218,879,429

Ending balance	24	₱	1,199,407,505	₱	401,501,730

All other receivables are neither past due nor impaired and the Company believes that no additional allowance for doubtful accounts should be provided as at December 31, 2020 and 2019.

6.	Inventories

Inventories consist of:

	2020		2019
At cost:
Food and beverage	₱	331,827,993	₱	361,368,117
Operating supplies		427,424,274		371,608,459
Retail merchandise		13,585,515		14,579,847

	₱	772,837,782	₱	747,556,423

Inventories at cost approximate NRV as at December 31, 2020 and 2019. Inventories charged to cost of sales and presented as part of food, beverage and retail account under “Operating cost and expenses”, amounted to ₱172.72 million and ₱656.83 million in 2020 and 2019, respectively (see Note 19). No inventory obsolescence was incurred in 2020 and 2019.

7.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of:

	Note	2020		2019
Advances to suppliers	9	₱	126,350,325	₱	179,466,187
Input VAT:
Current			999,986,726		1,006,451,907
Deferred			973,800		2,639,476
Creditable taxes			15,654,331		11,539,590
Prepaid expenses			249,705,249		371,103,936
Current portion of prepaid operating equipment	12		4,955,893		144,129,796
Rental deposits	21, 24		64,289,603		64,213,415

		₱	1,461,915,927	₱	1,779,544,307

Current advances to suppliers which relate to advance payments on the purchase of gaming, food and beverage inventories and other operating goods and services are expected to be applied against billings for the next 12 months (see Note 9). On the other hand, prepaid expenses consisting of rentals, licenses and permits, among others, and current portion of prepaid operating equipment are expected to be amortized within one year.

8.	Restricted Cash

Escrow Account

The Company established an escrow account in compliance with the terms and conditions of its Casino Provisional License. The account shall cover the total initial amount of US$100 million with a maintaining balance of US$50 million (see Notes 14, 24, and 25).

All funds for the construction of the Company’s hotel, casino and resort project passed through the account and all drawdowns from the account was applied to the said project. If the funds in the escrow account fall below the maintaining balance at any given time, the Company shall deposit no later than 15 calendar days from the date the escrow fell below maintaining balance, such funds to achieve the maintaining balance. Otherwise, conditions in the Casino Provisional License may apply.

On June 27, 2016, the Company acquired a short-term interest-bearing loan amounting to US$50 million with BDO Unibank, Inc. (BDO). With the consent of PAGCOR, the Company secured said loan using the escrow account (see Note 14).

As at December 31, 2020 and 2019, the Company has ₱2.41 billion and ₱2.55 billion, respectively, in its escrow account securing said short-term loan.

Asia United Bank Dollar Account

On September 14, 2018, Asia United Bank Corporation (AUB) granted the Company a short-term loan amounting to ₱1.62 billion (see Note 14). Principal amount is payable on lump sum upon due date with a non-repriceable interest rate. Securing said loan is the US$30.99 million AUB dollar account of the Company that has been assigned as collateral. On January 25, 2019, the Company has fully repaid the AUB loan.

The AUB dollar account, which is the security for said loan has been released from restriction and is part of cash in banks under “Cash and cash equivalents” amounting to ₱266.28 million as at December 31, 2019. On March 6, 2020, the AUB dollar account was closed.

Interest on Restricted Cash

Interest income on escrow account for December 31, 2020 and 2019 amounted to ₱15.60 million and ₱25.57 million, respectively.

9.	Advances to Contractors and Suppliers

Advances to contractors and suppliers pertain to advance payments made to various vendors for gaming equipment, casino and hotel furniture and fixtures, operating equipment, other gaming and hotel equipment, construction and fit-out related to the integrated resort project as at December 31, 2020 and 2019. Advance payments for certain supplies for use in the operations of the Company are classified as current (see Note 7). Advances to contractors and suppliers that will be applied to future billings on property and equipment are classified as non-current.

In 2017, a project with a contractor was terminated and subjected to litigation to recover certain advances to contractor and construction costs under Construction in progress in “Property and equipment” amounting to ₱823.5 million, net of retention payable. In 2019, the case was settled and the Company has recorded the settlement expense amounting to ₱336.63 million for the unrecovered portion (see Note 3).

Additionally, a receivable from said contractor amounting to ₱486.87 million was set-up in 2019 to recover the initially paid advances (see Note 5).

10.	Property and Equipment

Property and equipment consist of:

2020	Note	Building		Transportation Equipment		Leased Transportation Equipment		Office Equipment, Furniture and Fixtures		Gaming Equipment		Gaming Furniture and Fixtures		Leasehold Improvements		Right-of-Use Assets (Note 21)		Construction in Progress		Total
Cost
Beginning balance		₱	104,735,083,227	₱	487,836,363	₱	—	₱	13,915,714,244	₱	6,153,540,934	₱	440,964,048	₱	156,053,170	₱	21,726,855,894	₱	27,607,849,954	₱	175,223,897,834
Additions			155,058,981		1,496,128		—		448,346,947		85,092,159		29,052,121		—		—		4,948,360,090		5,667,406,426
Disposals			—		—		—		(68,393,229)		(10,857,337)		—		—		—		—		(79,250,566)
Reclassification			2,994,476,367		—		—		55,278,048		—		—		—		—		(3,049,754,415)		—

Ending balance			107,884,618,575		489,332,491		—		14,350,946,010		6,227,775,756		470,016,169		156,053,170		21,726,855,894		29,506,455,629		180,812,053,694

Accumulated Depreciation and Amortization
Beginning balance			3,778,902,471		157,232,814		—		3,567,146,866		2,933,447,906		201,826,754		141,868,989		441,230,325		—		11,221,656,125
Depreciation and amortization	19		2,772,823,271		96,848,815		—		1,716,493,244		1,075,872,664		90,749,469		11,202,192		459,484,402		—		6,223,474,057
Capitalized amortization			—		—		—		—		—		—		—		118,578,802		—		118,578,802
Disposals			—		—		—		(39,092,393)		(8,174,858)		—		—		—		—		(47,267,251)

Ending balance			6,551,725,742		254,081,629		—		5,244,547,717		4,001,145,712		292,576,223		153,071,181		1,019,293,529		—		17,516,441,733

Carrying Amount at December 31, 2020		₱	101,332,892,833	₱	235,250,862	₱	—	₱	9,106,398,293	₱	2,226,630,044	₱	177,439,946	₱	2,981,989	₱	20,707,562,365	₱	29,506,455,629	₱	163,295,611,961

2019	Note	Building		Transportation Equipment		Leased Transportation Equipment		Office Equipment, Furniture and Fixtures		Gaming Equipment		Gaming Furniture and Fixtures		Leasehold Improvements		Right-of-Use Assets (Note 21)		Construction in Progress		Total
Cost
Beginning balance		₱	91,131,027,597	₱	304,125,819	₱	256,627,259	₱	11,980,538,361	₱	5,708,740,447	₱	379,044,219	₱	151,621,170	₱	—	₱	33,531,926,722	₱	143,443,651,594
Effect of adoption of IFRS 16	22		—		—		—		—		—		—		—		13,951,047,395		—		13,951,047,395

Beginning balance, as adjusted			91,131,027,597		304,125,819		256,627,259		11,980,538,361		5,708,740,447		379,044,219		151,621,170		13,951,047,395		33,531,926,722		157,394,698,989
Additions			101,683,033		183,710,544		—		211,061,796		485,553,673		61,919,829		4,432,000		7,775,808,499		9,782,993,689		18,607,163,063
Disposals			—		—		(256,627,259)		(75,583,773)		(40,753,186)		—		—		—		—		(372,964,218)
Write-off of CIP	9		—		—		—		—		—		—		—		—		(405,000,000)		(405,000,000)
Reclassification			13,502,372,597		—		—		1,799,697,860		—		—		—		—		(15,302,070,457)		—

Ending balance			104,735,083,227		487,836,363		—		13,915,714,244		6,153,540,934		440,964,048		156,053,170		21,726,855,894		27,607,849,954		175,223,897,834

Accumulated Depreciation and Amortization
Beginning balance			1,248,623,267		97,632,677		75,087,235		1,716,722,067		1,834,072,082		113,954,864		124,129,461		—		—		5,210,221,653
Depreciation and amortization	19		2,530,279,204		59,600,137		38,438,115		1,893,160,525		1,120,431,634		87,871,890		17,739,528		337,779,304		—		6,085,300,337
Capitalized amortization			—		—		—		—		—		—		—		103,451,021		—		103,451,021
Disposals			—		—		(113,525,350)		(42,735,726)		(21,055,810)		—		—		—		—		(177,316,886)

Ending balance			3,778,902,471		157,232,814		—		3,567,146,866		2,933,447,906		201,826,754		141,868,989		441,230,325		—		11,221,656,125

Carrying Amount at December 31, 2019		₱	100,956,180,756	₱	330,603,549	₱	—	₱	10,348,567,378	₱	3,220,093,028	₱	239,137,294	₱	14,184,181	₱	21,285,625,569	₱	27,607,849,954	₱	164,002,241,709

Sale and Leaseback of Transportation Equipment

On August 11, 2017, the Company executed a Deed of Sale for certain transportation equipment in favor of BDO Leasing and Finance, Inc. (BLFI) for consideration of ₱245.68 million. Subsequently on August 14, 2017, the Company as lessee entered into a leaseback transaction with BLFI as lessor for a period until February 14, 2022. The lease is payable in arrears for 18 quarters beginning November 2017.

The cost and accumulated depreciation of transportation equipment disposed of and leased back amounted to ₱219.51 million and ₱38.82 million, respectively. The total gain on sale and leaseback amounted to ₱16.43 million and is recognized by the Company on a straight-line basis over the lease term of the transportation equipment.

In 2019, the Company has pre-terminated the loan from BLFI and has fully amortized the related deferred income from the sale and leaseback (see Note 14).

The Company’s Deferred income recognized as current and noncurrent liabilities under “Trade and other payables” and “Other noncurrent liabilities” and Gain on sale and leaseback of transportation equipment which is recognized as “Other income” are as follows:

	Note	2020		2019
Beginning balance		₱	—	₱	11,563,131
Gain on sale and leaseback			—		(11,563,131)

	14	₱	—	₱	—

Construction in Progress

Construction in progress pertains to the building facility being constructed for the Company’s operations. Costs incurred mainly include materials procurement, general construction charges, architectural design services, engineering consultancy and construction supervision services, interior design services, capitalized rent expense and borrowing costs.

As at December 31, 2020 and 2019, amortization of right-of-use assets related to the lease of land capitalized as part of Construction in Progress under “Property and equipment” amounted to ₱118.58 million and ₱103.45 million (see Note 21).

Further, in 2019, the Company has written-off a portion of Construction in Progress amounting to ₱405 million relating to a project with a contractor which was terminated in 2017 (see Notes 5 and 9).

Total finance charges from both loans and leases capitalized as part of Construction in Progress amounted to ₱544.42 million and ₱753.12 million in 2020 and 2019, respectively (see Notes 14 and 21).

11.	Intangible Assets

Intangible assets consists of:

	Note	2020		2019
Cost
Beginning balance		₱	1,239,154,893	₱	1,085,896,779
Additions			80,020,468		153,258,114

Ending balance			1,319,175,361		1,239,154,893

Accumulated Amortization
Beginning balance			616,307,032		386,219,520
Amortization	19		238,643,857		230,087,512

Ending balance			854,950,889		616,307,032

Net Carrying Amount		₱	464,224,472	₱	622,847,861

Intangible assets mostly pertain to software used in operations.

12.	Other Noncurrent Assets

Other noncurrent assets consist of:

	Note	2020		2019
Holdout deposit	24, 26	₱	100,000,000	₱	100,000,000
Deferred Input VAT			8,393,246		6,447,112
Noncurrent portion of prepaid operating equipment	7		43,519		3,645,454
Other deposits			1,250,000		1,250,000

		₱	109,686,765	₱	111,342,566

Hold-out deposit pertains to the performance assurance bond of the Company established in compliance with the requirements of the casino Provisional License. The account is restricted in view of its assignment as collateral security for the domestic standby letter of credit (LOC) facility of the Company with a trustee bank (see Note 26).

Noncurrent portion of prepaid operating equipment is expected to be amortized based on the period of expected usage of the asset.

13.	Trade and Other Payables

Trade and other payables consist of:

	Note	2020		2019
Trade payables	15h	₱	1,449,436,653	₱	1,633,000,328
Retention payable			2,723,407,552		2,827,230,935
Accrued expenses			1,971,887,770		1,465,753,017
Amounts owed to related parties	15		7,770,183,756		6,429,152,922
Gaming liabilities			3,479,331,367		6,243,347,665
Payables to government agencies			388,968,771		1,088,200,696
Refundable deposits			84,374,169		117,318,779
Other liabilities			67,680,512		58,261,885

		₱	17,935,270,550	₱	19,862,266,227

Accrued expenses relate to the following:

	2020		2019
Construction	₱	907,598,175	₱	338,127,262
Personnel expenses		324,591,871		411,882,060
Facilities administration		303,304,945		255,623,132
Gaming		187,887,813		219,227,559
Systems and equipment		111,380,934		88,575,603
Hospitality and retail		71,620,108		61,487,790
Interest		18,824,650		19,041,436
Marketing and promotions		18,190,600		45,518,035
Miscellaneous		37,495,424		26,270,140

	₱	1,980,894,520	₱	1,465,753,017

Trade payable, accrued expenses and refundable deposits are non-interest bearing and normally settled within one year.

Retention payable pertains to amount due to contractors of projects which are settled after certain post-construction conditions of the contract were fulfilled. In 2019, the Company incurred ₱182 million of interest expense due to the late release of retention to a contractor.

Gaming liabilities include patron deposit accounts, outstanding chips, provision for progressive jackpot liabilities, junket commissions and rebates and contract liabilities (see Note 18).

Payable to government agencies include license fees, withholding taxes and statutory contributions which are normally settled within 30 days from the end of the reporting period.

14.	Loans Payable and Lease Liability

Short-term Loans from Asia United Bank

On February 27, 2017, the Company was given a credit facility of up to ₱1.2 billion by AUB. For purpose of additional operating funds, the Company drawn the entire credit facility on April 26, 2017 with a term of 180 days and a variable interest rate, repriced quarterly. No security was provided by the Company for said facility.

On August 18, 2017, AUB increased the credit facility of the Company by ₱1.3 billion which the Company has drawn entirely on the same date under the same conditions as the initial loan with a term of 180 days maturing on February 14, 2018.

These loans were continuously rolled over upon maturity.

On September 14, 2018, the Company availed another short-term loan from AUB amounting to ₱1.62 billion maturing on November 27, 2018, and with anon-repriceable interest rate. Said loan was secured by the Company’s AUB dollar account (see Note 8). In 2019, the Company paid in full the aforementioned credit facility drawn and short-term loan with AUB.

On June 26, 2020, the Company obtained a new one-year term loan facility with AUB (AUB Omnibus Loan and Security Agreement or “AUB OLSA”) in the amount of US$50 million. The AUB OLSA is secured by a real estate mortgage over certain parcels of land, together with all improvements thereon, of Eagle I Landholdings Inc. (Eagle I).

The principal is payable in lump-sum upon maturity date, while, the interest is payable quarterly in arrears and repriced quarterly.

As at December 31, 2020 and 2019, the Company’s outstanding short-term loan with AUB amounted to ₱2.38 billion and nil, respectively.

Subsequent events

On May 7, 2021, the short-term AUB OLSA of US$50 million was converted into a three-year loan with maturity date of May 7, 2024. This is still secured by a real estate mortgage over certain parcels of land, together with all improvements thereon, of Eagle I.

Short-term Loans from BDO

On June 27, 2016, the Company acquired a short-term interest-bearing loan amounting to US$50 million with BDO as additional working capital for the continuous construction of the Company’s integrated resort project. The term of the loan is 91 days with a fixed interest rate. The loan is covered by a deed of assignment of the Company’s United States Dollar (USD; US$) Account in escrow with PAGCOR (see Notes 8 and 24).

The Company continuously rolled over said loan after its initial maturity date. The outstanding loan as at December 31, 2020 and 2019 amounted to ₱2.40 billion and ₱2.54 billion, respectively.

Long-term Loans from AUB

On June 27, 2019, the Company obtained with AUB a loan facility (AUB Long-term Loan Facility Agreement) with the amount of up to $100 million or its Peso equivalent converted based on the appropriate exchange rate. Initial drawdown amounting to $76 million was made on the same date. Proceeds of the borrowings shall be for partially financing the construction project of the integrated resort, refinancing existing short-term lines with AUB and for financing general corporate purposes.

The principal and interest are payable in 18 quarters with successive quarterly installments based on the repayment schedule starting on March 28, 2020 until June 28, 2024. Interest shall be adjusted with the quarterly interest repricing.

On October 18, 2019 the Company made its final drawdown from the AUB Long-term Loan Facility Agreement amounting to $24 million following the terms and conditions as set out in the agreement.

As at December 31, 2020 and 2019, balance of long-term loan from AUB classified as long-term, net of unamortized transaction cost and current portion follows:

	2020	2019
Beginning balance	$100,000,000	$—
Drawdown during the year	—	100,000,000
Repayment of loan	(11,000,000)	—

	89,000,000	100,000,000
Less: Unamortized transaction cost
Beginning balance	1,116,200	—
Transaction cost on drawdown	—	1,287,635
Amortization during the year	(386,518)	(171,435)

	729,682	1,116,200

Long-term loans payable - net	88,270,318	98,883,800
Less: Current portion of long-term loans payable - net	20,000,000	11,000,000

Noncurrent portion of long-term loans payable - net	$68,270,318	$87,883,800

The Peso equivalent of the dollar denominated long-term loan from AUB, net of unamortized transaction cost as at December 31, 2020 and 2019 follows:

	2020		2019
Current portion	₱	944,124,207	₱	538,252,541
Non-current portion		3,293,436,878		4,478,597,638

Long-term loans payable - net	₱	4,237,561,085	₱	5,016,850,179

Scheduled principal payments for the long-term loans payable as at December 31, 2020 are as follows:

Year Ending December 31	Amount
2021	$20,000,000
2022	22,500,000
2023	30,000,000
2024	16,500,000

Total	$89,000,000

Debt Covenant Compliance

The Company’s Loan Facility contains certain restrictive covenants that require the Company to comply with specified financial ratios and other financial tests at semiannual measurement dates.

AUB Long-term Loan Facility Agreement requires the Company to maintain certain financial ratios annually such as debt-to-equity and debt service coverage ratios based on the audited financial statements. As at December 31, 2020, the Company has met the required financial ratios of the AUB Long-term Loan Facility Agreement (see Note 24).

Sale and Leaseback Transaction with BLFI

On August 11, 2017, the Company executed a Deed of Sale for certain transportation equipment in favor of BLFI for a consideration of ₱245.68 million. Subsequently on August 14, 2017, the Company as lessee entered into a leaseback transaction with BLFI as lessor for a period until February 14, 2022. The lease is payable in arrears for 18 quarters beginning November 2017.

In June 2019, the Company repurchased a certain type of vehicle included in the leaseback agreement at a gain of ₱0.42 million. Subsequently, at the latter part of 2019, the Company fully settled the loan from BLFI at a pre-termination amount of ₱134.15 million and recognized loss on sale and leaseback amounting to ₱0.79 million. Deferred income on sale and leaseback has also been fully amortized due to the pre-termination (see Note 10).

As at December 31, 2020 and 2019, the Company has no lease liability arising from the sale and leaseback transaction. Additionally, deferred gain on sale and leaseback recorded under “Trade and other payables” and “Other noncurrent liabilities” amounted to nil as at December 31, 2020 and 2019.

Interest and Finance Charges on Loans

Interest expense and amortization of transaction costs related to these short-term and long-term loans are as follows:

	Note	2020		2019
Capitalized in construction in progress under “Property and equipment”	10	₱	63,798,762	₱	285,828,891
Interest and finance charges under “Statements of Comprehensive Income”			278,305,138		252,010,474

		₱	342,103,900	₱	537,839,365

15.	Related Party Transactions

In the normal course of business, the Company transacts with companies considered as related parties. Following are the significant related party transactions:

					Outstanding Balance
Category/Transaction	Year	Note	Amount of the Transaction		Amounts Owed by Related Parties		Amounts Owed to Related Parties		Lease Liability		Accrued Rent		Terms	Conditions
Parent Company
● Amounts owed by	2020	15a	₱	49,200	₱	656,377,769	₱	—	₱	—	₱	—	Collectible on demand;	Unsecured;
related party	2019			651,759,261		651,759,261		—		—		—	non-interest bearing	no impairment
● Amounts owed to	2020	15a		—		—		355,140,093		—		—	Payable on demand;	Unsecured
related party	2019			13,733,004		—		355,140,093		—		—	non-interest bearing
Ultimate Parent Company
● Amounts owed by	2020	15a		2,288,533		14,331		—		—		—	Collectible on demand;	Unsecured;
related party	2019			27,590,996		2,302,864		—		—		—	non-interest bearing	no impairment
● Amounts owed to	2020	15a, c, d, h		1,332,024,084		—		7,406,036,913		—		—	Payable on demand;	Unsecured
related party	2019			2,574,370,198		—		6,074,012,829		—		—	non-interest bearing
Other Related Parties
● Amounts owed by	2020	15e		11,111		218,656,929		—		—		—	Collectible on demand;	Unsecured;
related parties	2019			11,111		218,668,040		—		—		—	non-interest bearing	impaired
● Amounts owed to	2020	15j		9,006,750		—		9,006,750		—		—	Collectible on demand;	Unsecured;
related party	2019			—		—		—		—		—	non-interest bearing	impaired
● Rent	2020	15b		1,473,069,951		—		—		25,883,568,769		3,088,777,269	Payable over the	Unsecured
	2019			1,339,563,336		—		—		25,309,596,357		1,615,707,318	lease term
● Shared services	2020	15f, g		7,644,000		—		—		—		—	Collectible on demand;	Unsecured;
	2019			5,832,000		5,753,579		—		—		—	non-interest bearing	no impairment

TOTAL	2020		₱	—	₱	875,049,029	₱	7,770,183,756	₱	25,883,568,769	₱	3,088,777,269

TOTAL	2019		₱	—	₱	878,483,744	₱	6,429,152,922	₱	25,309,596,357	₱	1,615,707,318

a.

The Company has non-interest-bearing receivables from and payables to its related parties for purposes of additional working capital as at December 31, 2020 and 2019. Receivables and payables are settled on demand through cash payments or offsetting arrangements.

b.

On January 1, 2012, the Company entered into a 22-year lease agreement with Eagle I for the lease of parcels of land used in the construction of the Company’s integrated resort project renewable upon mutual agreement of both parties. The Company is an indirect subsidiary of UEC. Eagle I is 40%-owned by Brontia Limited, which is a subsidiary of TRAL. The leased property with a total aggregate area of 305,132 square meters is located at Asia World City Complex, Barangay Tambo, Parañaque City. Monthly rental fees of ₱375,000 is subject to an escalation in which annual rent should be at least 3% of the prevailing value of the property as determined by an independent appraiser acceptable to both parties starting January 1, 2015 and every three years thereafter (see Note 21).

On December 5, 2016, the Company and Eagle I agreed to revise the lease contract fixing the monthly rental fees at ₱110 million with an annual escalation of 3% starting January 1, 2017.

On December 21, 2018, the Company and Eagle I entered into a Memorandum of Agreement with a Third Party Buyer (the “Buyer”) whereby the Company agreed to release its leasehold rights over a certain parcel of land with an area of 19,952 square meters to allow Eagle I to sell the said parcel of land to the Buyer. The Company’s release of its leasehold rights was subject to a consideration amounting to ₱1.64 billion, inclusive of VAT, as compensation to the Company. Consequently, the lease contract which previously included the said parcel of land was amended to modify the rental fee to ₱109 million per month beginning January 1, 2019 with an escalation rate of 3% beginning January 1, 2020, and annually thereafter. The term of the lease has also been extended to 50 years from the commencement of the original lease contract or until December 31, 2061, among other amendments (see Note 21).

Under IFRS 16, accrued rent now pertains to lease liability for which billings are already received. The movement of accrued rent related to this lease is as follows:

	Note	2020		2019
Balance at beginning of year	21	₱	1,615,707,318	₱	4,720,507,427
Effect of initial adoption of IFRS 16			—		(4,444,363,445)
Rentals during the year	10, 21		1,473,069,951		1,339,563,336

Balance at end of year	21	₱	3,088,777,269	₱	1,615,707,318

On February 14, 2020, Eagle I and the Company entered into a Memorandum of Agreement (MOA) with a certain buyer, a Philippine corporation, to sell portion of the land leased by the Company equivalent to 36,610 sqm. The Company also agrees to waive its leasehold rights over the leased land for a consideration specified in the MOA upon completion of the sale transaction. As at December 31, 2020, the sale transaction is not yet completed.

Subsequent Events

On March 8, 2021, the Company, together with Eagle I, notified the buyer of the termination of the MOA dated February 14, 2020 due to nonpayment of the amounts stipulated in the MOA. The buyer replied through a letter dated March 19, 2021 expressing its willingness to terminate the MOA effective March 31, 2021 and also requested the non-forfeiture of the initial payment made. There has been no final decision made on the request.

c.

On August 24, 2015, the Company entered into a Master Contribution Agreement with TRAL and UEC where the latter agreed to contribute funds to the Company in separate tranches through TRAL in exchange for the Company’s shares to be issued in favor of TRAL. In 2018, several funding from UEC in favor of TRAL were received by the Company totaling ₱56.14 billion and were recorded as deposit for future subscription (see Note 17).

d.

On December 26, 2017, UEC transferred cash to the Company amounting to USD$20 million for purpose of additional working capital. As at December 31, 2020 and 2019, the funding amounted to Php1.06 billion and Php1.12 billion, respectively.

Subsequent Events

In 2021, the Company received several cash funding from UEC totaling USD$40 million. The purpose of these fundings is for additional working capital for operations and construction.

e.

In February and March 2014, Tiger Resorts Property Management Incorporated (Tiger II), a related party by virtue of common officer/director, obtained loans totaling US$140 million from a local bank. The Company and Tiger II entered into an agreement to pass on the interest on the loans since the proceeds were used in the construction of the Company’s integrated resort. In 2016, Tiger II settled in full the loan from the local bank. As at December 31, 2020 and 2019, the passed-on interest is considered impaired by the Company.

f.

In 2014, the Company, Eagle I entered into a two-year reimbursement agreement subject to automatic renewal for another year unless otherwise terminated. Under the agreement, the Company shall provide administrative support services to the related parties. This was recorded as “Other income” in the statements of comprehensive income.

g.

On November 7, 2019, the Company entered into an agreement with Asiabest Group International Inc. (ABG), an entity under common control, whereas the Company would be providing certain administrative support and advisory services in connection with its operations. ABG was incorporated and registered with the SEC on October 23, 1970 and was listed in the Philippine Stock Exchange (PSE) on July 10, 1979. ABG is an entity wherein TRAL owned two hundred million (200,000,000) common shares representing two-thirds of its outstanding capital stock.

h.

The Company purchased from UEC and Aruze Philippines Manufacturing, Inc. (APMI) certain machines and equipment in 2020 and 2019 totaling ₱812.14 million and ₱626.88 million, respectively. As at December 31, 2020 and 2019, trade payables to UEC and APMI related to these purchases amounted to ₱2.58 billion and ₱64.65 million, respectively.

APMI is indirectly owned by the former chairman and chief executive officer of the Company (see Note 19). Trade payables related to these purchases are unsecured.

i.

On December 6, 2018, UEC entered into a Note Purchase Agreement to issue privately-placed three-year corporate Notes to raise additional funding for the continuous construction of Okada Manila and for the repayment of borrowings. The Notes are secured by a Guarantee and Collateral Agreement (GCA) on December 11, 2018 with the Company (TRLEI) as one of the Subsidiary Guarantors. The Subsidiary Guarantors jointly and severally, unconditionally and irrevocably guaranteed UEC’s performance of its obligations under the Notes and the Note Purchase Agreement in favor of the note purchasers and other secured parties.

j.	In 2020, the Company and Eagle I entered into an agreement that the Company will pay Eagle I a guarantee fee as consideration for the mortgage of the properties of Eagle I for the AUB OLSA.

k.	Key management compensation, which are all short-term employee benefits, presented under “Personnel costs” amounted to ₱688.36 million and ₱748.85 million in 2020 and 2019, respectively.

16.	Retirement Benefit Cost

The Company has an unfunded, non-contributory defined benefit retirement plan covering its full time employees. The cost of providing benefits is valued every year by a professionally qualified independent actuary in compliance with the revised IAS 19. Benefits are dependent on years of service and the employees’ compensation and are determined using the projected unit credit method.

The following tables summarize the components of net retirement benefit cost recognized in profit or loss and OCI and movements in present value of the retirement benefit liability as at December 31, 2020 and 2019:

	2020		2019
Beginning balance	₱	116,452,779	₱	56,044,249

Settlement loss		55,397,292		—
Current service cost		34,137,826		26,809,384
Interest expense on retirement		4,472,037		4,231,341

Retirement benefit cost		94,007,155		31,040,725

Benefits paid during the year		(1,810,344)		(1,370,690)
Settlements		(67,998,775)		—
Actuarial loss (gain) from changes in:
Demographic assumptions		(74,548,693)		(2,591,274)
Experience adjustments		21,241,585		4,626,282
Financial assumptions		(9,595,628)		28,703,487

Retirement benefit cost charged to OCI		(62,902,736)		30,738,495

Ending balance	₱	77,748,079	₱	116,452,779

In 2020 and 2019, the Company capitalized retirement benefit cost amounting to ₱0.03 million and ₱0.20 million, respectively, as part of Construction in progress under “Property and equipment”. Retirement benefit cost recorded under “Operating cost and expenses” in 2020 and 2019 amounted to ₱34.10 million and ₱28.18 million, respectively (see Notes 19 and 20). Interest cost on retirement in 2020 and 2019 amounted to ₱4.47 million and ₱4.23 million, respectively.

The principal assumptions used in determining retirement benefit liability are shown below:

	2020	2019
Discount rate	3.95%	5.23%
Salary increase rate	2.00%	2.00%

The sensitivity analysis below has been determined based on reasonably possible changes of each significant assumption on the retirement benefits liability as of the end of each reporting date, assuming all other assumptions were held constant:

	Increase (Decrease)	2020	2019
Discount rate	+1% of actual rate	(₱8,355,474)	(₱13,796,001)
	-1% of actual rate	10,054,078	16,531,284
Salary increase	+1% of actual rate	10,156,018	16,924,262
Rate	-1% of actual rate	(8,577,784)	(14,322,495)

It should be noted that the changes assumed to be reasonably possible at the valuation dates are open to subjectivity, and do not consider more complex scenarios in which changes other than those assumed may be deemed to be more reasonable.

The maturity profile of the Company’s undiscounted benefit payments as at December 31, 2020 and 2019 follows:

	2020		2019
Less than one year	₱	7,456,503	₱	3,649,739
Two to five years		25,633,463		35,311,900
More than five years to 10 years		78,965,411		128,506,420

Total expected payments	₱	112,055,377	₱	167,468,059

The weighted average duration of the defined retirement benefits liability is 11.8 years and 13.0 years as at December 31, 2020 and 2019, respectively.

17.	Capital Stock

This account consists of:

	2020			2019
	Shares	Amount		Shares	Amount
Authorized stock at ₱1 par:
Common
Balance at beginning and end of the year	35,300,000	₱	35,300,000	35,300,000	₱	35,300,000
Preferred
Balance at beginning and end of the year	10,300,000,000		10,300,000,000	10,300,000,000		10,300,000,000

		₱	10,335,300,000		₱	10,335,300,000

	2020			2019
	Shares	Amount		Shares	Amount
Subscribed and paid-up:
Common
Balance at beginning and end of the year	8,825,000	₱	8,825,000	8,825,000	₱	8,825,000
Preferred
Balance at beginning and end of the year	8,690,920,507		8,690,920,507	8,690,920,507		8,690,920,507
Issuance	—		—	—		—

	8,690,920,507		8,690,920,507	8,690,920,507		8,690,920,507

		₱	8,699,745,507		₱	8,699,745,507

Authorized Capital Stock

The authorized capital stock of the Company is composed of common and preferred shares which carry the following features:

a.	Each of the common share and redeemable preferred share is entitled to one vote.

b.	Subject to the provisions of the law, the preferred shares are redeemable at the option of the Company and the minimum redemption price will be at the subscription price.

c.	In the event of liquidation of the Company, the redeemable preferred shares will receive an amount to the extent of the subscription price first before common shares.

d.	Each of the common share and redeemable preferred share shall receive the same amount of dividends, as declared by the BOD.

e.

The Company has the option to convert the redeemable preferred shares to common shares. Alternatively, the Company has the option to convert the common shares to redeemable preferred shares. The conversion rate will be determined based on the Company’s net asset value as at the most recent balance sheet date.

On December 22, 2017, the Company issued 3,836,861,000 redeemable preferred shares to TRAL at an issue price of ₱10 per share. The issued shares were in consideration of the Deposit for future subscription from cash transferred by UEC totaling ₱38.37 billion on November 22 and December 22, 2016 and on April 12, 2017 (see Note 15c).

In anticipation of the additional funding to the Company, the BOD on its April 2, 2018 regular meeting, approved the increase of the Company’s authorized capital stock to ₱20 billion which is composed of 35,300,000 common shares and 19,964,700,000 redeemable preferred shares both at ₱1 par value pending application and approval by the Philippine SEC.

In 2018, several funding rounds were received by the Company totaling ₱56.14 billion for the account of TRAL and recorded under the Deposit for future subscription (see Note 15c). As at December 31, 2020, the Company has not yet filed its application for the increase in authorized capital to PSEC.

18.	Revenue

The Company’s operations and revenue streams are those described in the latest annual financial statements. The Company’s revenue is derived from contract with customers and is disaggregated by major service and product lines and timing of revenue recognition as set out on the table below:

	2020		2019
Type of Services and Products
Gaming revenue - net	₱	10,023,457,163	₱	25,320,422,233

Hotel rooms revenue		212,799,603		964,625,604
Food and beverage revenue		371,655,106		1,433,644,312

Hotel, food and beverage revenue - net		584,454,709		2,398,269,916

Retail and entertainment revenue		21,435,439		238,514,527
Other hotel revenue		26,390,345		108,023,154

Retail and others, excluding rental revenue		47,825,784		346,537,681

Total revenue from contracts with customers	₱	10,655,737,656	₱	28,065,229,830

Timing of Revenue Recognition
Services and products transferred at a point in time	₱	10,442,938,053	₱	27,100,604,226
Services transferred over time		212,799,603		964,625,604

Total revenue from contracts with customers	₱	10,655,737,656	₱	28,065,229,830

Rental revenue from operating lease agreement with various retail concessionaires amounted to ₱54.89 million and ₱110.52 million in 2020 and 2019, respectively. Rental revenue is recognized in accordance with IFRS 16 in 2020 and in 2019.

In 2020 and 2019, the Company has allocated ₱120.73 million and ₱419.08 million, respectively, from gaming revenue to hotel, food and beverage revenue arising from complimentary incentives based on its stand-alone selling price.

Gaming revenue is also reduced by liabilities of the Company pertaining to progressive jackpots and rebates. Moreover, a portion of the revenue is allocated to the contract liabilities for points earned in the customer loyalty program and free plays.

As at December 31, 2020 and 2019, the Company’s rebates do not involve estimation uncertainty.

Contract liabilities as at December 31 are as follows:

	2020		2019
Promotional allowance:
Earned points - gaming and non-gaming	₱	156,062,498	₱	150,033,448
Free plays		50,859,432		45,257,461

Total contract liabilities under “Trade and other payables”	₱	206,921,930	₱	195,290,909

19.	Operating Costs and Expenses

This account consists of:

	Note	2020		2019
Depreciation and amortization	10, 11, 21	₱	6,462,117,914	₱	6,315,387,849
Personnel costs	16, 20		4,336,835,463		6,794,236,188
Taxes, licenses and fees	26		3,310,140,603		8,626,324,570
Doubtful accounts	5		862,407,332		182,914,109
Repairs and maintenance			714,571,932		978,142,119
Operating supplies			585,973,972		1,116,601,854
Utilities			572,802,299		852,675,858
Marketing and promotions			442,638,042		957,863,880
Insurance			399,523,719		265,222,718
Outside services			222,001,291		536,113,316
Food, beverage and retail	6		172,719,886		656,829,270
Professional fees			105,894,341		188,814,954
Communication and transportation			105,386,179		146,177,903
Rent	21		49,430,160		54,334,573
Donations			5,500,000		5,000,000
Others			175,511,832		344,072,703

		₱	18,523,454,965	₱	28,020,711,864

In 2020, the Company incurred expenses related to COVID-19 amounting to ₱115.45 million which comprise of operating and cleaning supplies for sanitary purposes, testing, and transportation.

20.	Personnel Costs

Personnel costs comprise the following:

	Note	2020		2019
Salaries and wages		₱	2,898,611,409	₱	4,873,454,455
Employee benefits			1,348,724,311		1,892,606,072
Settlement loss	16		55,397,292		—
Retirement benefit cost	16		34,102,451		28,175,661

	19	₱	4,336,835,463	₱	6,794,236,188

21.	Leases

The Company has entered into various lease agreements, among others:

Company as Lessee - Operating Lease

a.

On January 1, 2012, the Company entered into a 22-year lease agreement with Eagle I for the lease of the land used in the construction of the Company’s integrated resort project in Barangay Tambo and Don Galo, Parañaque City as discussed in Note 11. Effective January 2, 2019, the lease term has been extended to 50 years expiring on December 31, 2061 (see Note 15b).

In 2019, the Company and Eagle I restated and further amended the 2012 Contract of Lease to reflect the specific areas subject of the lease. Effective October 1, 2019, this amendment caused the increase in the total leasable areas from 285,180 square meters to 311,491 square meters with a relative increase in the monthly lease contractual payments, subject to an escalation rate of 3% beginning January 1, 2020. The lease term remained unchanged (see Note 15b).

As at December 31, 2020 and 2019, lease liability in relation to Eagle I lease amounted to ₱25.88 billion and ₱25.31 billion, respectively. On the other hand, right-of-use asset net of amortization amounted to ₱19.56 billion and ₱20.04 billion as at December 31, 2020 and 2019, respectively.

b.

On July 10, 2012, the Company signed a contract to lease parcels of land with PAGCOR (2012 Contract of Lease). The leased property has a total area of approximately 40,057 square meters. The leased property forms part of the “Entertainment City” which is being developed into a world-class, self-contained, 24/7 family-oriented entertainment and gaming complex which offers complete facilities for total entertainment, leisure and gaming experience. The lease period will expire on July 11, 2033, unless sooner revoked or canceled. Upon the expiration of the lease period and provided that the term of the PAGCOR Charter shall have been extended with substantially the same terms and conditions as the current PAGCOR Charter, then PAGCOR and the Company shall have the option to renew the contract for a period which shall be co-terminus with the period of the extended term of the PAGCOR Charter and under substantially the same terms and conditions. Annual lease rental shall increase by two and a half percent (2.5% escalation rate) starting on the 16th year of the lease period and every year thereafter.

PAGCOR did not return to the Company a signed copy of the 2012 Contract of Lease for the 40,057 square meters. On March 16, 2017, the Company and PAGCOR both signed the contract of lease for 27,165 square meters out of the total leased property, with the rentals pro-rated according to the area. The March 16, 2017 contract of lease has substantially the same terms and conditions as the 2012 Contract of Lease.

On February 22, 2019, the Company and PAGCOR signed an addendum to the March 16, 2017 contract of lease to cover an additional 7,485 square meters of the total leased property.

As at December 31, 2020 and 2019, lease liability in relation to PAGCOR lease amounted to ₱667.49 million and ₱702.33 million, respectively. On the other hand, right-of-use asset net of amortization amounted to ₱743.39 million and ₱801 million as at December 31, 2020 and 2019, respectively.

On June 6, 2016, the Company entered into a contract to lease parcels of land in Mausonon Island, El Nido, Palawan covering approximately 453,890 square meters for a period of 25 years subject to renewal. The lease is intended for the development of another resort project of the Company.

As at December 31, 2020 and 2019, lease liability in relation to Mausonon lease amounted to ₱341.20 million and ₱311.64 million, respectively. On the other hand, right-of-use asset net of amortization amounted to ₱280.22 million and ₱293.95 million as at December 31, 2020 and 2019, respectively.

In 2016 and 2017, the Company entered into several lease agreements as lessee for warehouse rentals in Batangas and Cavite, Philippines.

As at December 31, 2020 and 2019, lease liability in relation to warehouse leases amounted to ₱131.82 million and ₱156.92 million, respectively. On the other hand, right-of-use asset net of amortization amounted to ₱120.63 million and ₱150.20 million as at and December 31, 2020 and 2019, respectively.

c.	Various short-term and low-value leases were entered into by the Company as the lessee for purposes such as office spaces, equipment and vehicle rental.

Rent expense under IFRS 16 in 2020 and 2019 incurred in relation to these leases totaled ₱49.43 million and ₱54.33 million, respectively (see Note14). Rental deposits as at December 31, 2020 and 2019 amounted to ₱64.29 million and ₱64.21 million, respectively.

The carrying amount of right-of-use assets and the movements during the period are as follows:

	Note	Land		Warehouse		Total
Balance as at January 1, 2020		₱	21,135,422,988	₱	150,202,581	₱	21,285,625,569
Amortization during the period			(548,493,532)		(29,569,672)		(578,063,204)

Balance as at December 31, 2020	10		20,586,929,456	₱	120,632,909	₱	20,707,562,365

	Note	Land		Warehouse		Total
Balance as at January 1, 2019		₱	—	₱	—	₱	—
IFRS 16 transition adjustments			13,771,275,143		179,772,252		13,951,047,395

			13,771,275,143		179,772,252		13,951,047,395
Additions during the year			7,775,808,499		—		7,775,808,499
Amortization during the year			(411,660,654)		(29,569,671)		(441,230,325)

Balance as at December 31, 2019	10	₱	21,135,422,988	₱	150,202,581	₱	21,285,625,569

The carrying amount of lease liabilities and the movements during the period are as follows:

	2020		2019
Beginning balance	₱	26,480,490,482	₱	180,844,833
IFRS 16 transition adjustments		—		18,267,526,485

		26,480,490,482		18,448,371,318
Additions made		—		169,104,993
Eagle I lease modification		—		7,582,097,372
Accretion of interest		603,532,979		461,761,632
Payments made		(59,944,648)		(180,844,833)

Ending balance	₱	27,024,078,813	₱	26,480,490,482

Lease cost recognized in accordance with IFRS 16 in 2020 and 2019 under these lease agreements are distributed as follows:

	Note	2020		2019
Right-of-use assets amortization	10	₱	118,578,802	₱	103,451,021
Interest expense on lease liabilities	10		480,620,817		467,286,981

Lease costs capitalized under “Property and equipment”			599,199,619		570,738,002

Right-of-use assets amortization	10		459,484,402		337,779,304
Interest expense on lease liabilities			1,672,358,933		1,462,979,426
Expense relating to short-term leases	19		18,951,362		17,600,433
Expense relating to low-value assets	19		30,478,798		36,734,140

Lease costs under “Operating costs and expenses”			2,181,273,495		1,855,093,303

		₱	2,780,473,114	₱	2,425,831,305

Following are the future minimum rental commitments up to the expiry date of the operating leases:

	2020		2019
Not later than one year	₱	1,680,914,855	₱	1,610,082,510
Later than one year but not later than five years		7,087,219,131		6,924,938,512
Later than five years		112,826,288,178		114,669,483,651

	₱	121,594,422,164	₱	123,204,504,673

Company as Lessee - Finance Lease

On August 14, 2017, the Company as lessee entered into a leaseback transaction with BLFI as lessor for a period until February 14, 2022. The lease is payable in arrears for 18 quarters beginning November 2017. The Company has fully settled the loan from BLFI in 2019 (see Note 14).

As at December 31, 2020 and 2019, the future minimum rental commitments up to the expiry date of the finance lease and its present value amounted to nil.

Company as Lessor

The Company entered into short-term operating lease agreements with various retail companies that generated rent income amounting to ₱54.89 million and ₱111.09 million in 2020 and 2019, respectively which is recognized as “Rental revenue” under the Retail and Others account in the Statements of comprehensive income.

Rent receivable on these operating leases amounted to ₱42.09 million and ₱6.98 million as at December 31, 2020 and 2019, respectively.

Future minimum rental commitments of the Company’s operating leases as a lessor is determined to be within one year from December 31, 2020 due to its short-term nature.

22.	Income Taxes

There is no current income tax expense in 2020 and 2019 since the Company is in a gross loss and net taxable loss position on non-gaming operations. As discussed in Notes 1 and 26, the casino operations is subject to license fees at certain rates in lieu of all taxes.

The reconciliation of provision for (benefit from) income tax computed at the statutory income tax rates to the income tax benefit recognized in profit or loss is as follows:

	2020		2019
Loss before income tax		(₱9,063,308,624)	(₱1,779,271,228)

Income tax benefit at 30%		(₱2,718,992,587)	(₱533,781,368)
Adjustment for income subjected to lower tax rates		284,259,701	401,183,255
Addition to (reduction in) income tax resulting from the tax effects of:
Movement in unrecognized and derecognized NOLCO		1,386,725,461	1,616,607,950
Expired NOLCO		1,131,636,869	548,715,228
Casino-related and other nondeductible (taxable) expenses		(34,276,793)	(3,358,356,061)
Interest income subjected to final tax		(5,436,823)	(15,878,641)

Total tax provision/(benefit)	₱	43,915,828	(₱1,341,509,637)

The components of the Company’s recognized net deferred tax asset are as follows:

	2020		2019
Lease liabilities	₱	6,984,798,274	₱	6,254,265,080
NOLCO		1,233,746,132		1,233,746,132
Retirement benefit costs		13,430,981		18,166,634
Unearned rent income		11,568,245		11,083,792
Foreign exchange loss - net		—		193,855,034
Allowance for doubtful accounts		—		65,663,828

Deferred tax assets		8,243,543,632		7,776,780,500

Right-of-use assets		(5,284,888,589)		(4,958,583,472)
Foreign exchange gain - net		(184,706,470)		—
Rent receivable		(12,626,410)		(2,092,589)

Deferred tax liabilities		(5,482,221,469)		(4,960,676,061)

	₱	2,761,322,163	₱	2,816,104,439

Movement in the Company’s recognized and unrecognized deferred tax asset pertaining to NOLCO in 2020 and 2019 are as follows:

	2020		2019
Recognized	₱	1,233,746,132	₱	1,233,746,132
Unrecognized
Beginning balance		2,990,880,955		1,374,273,005
Current year NOLCO		2,518,362,329		2,165,323,178
Expiration of NOLCO		(1,131,636,869)		(548,715,228)

		4,377,606,415		2,990,880,955

	₱	5,611,352,547	₱	4,224,627,087

The Company expects to utilize its deferred tax assets from recognized NOLCO in future transactions that may generate taxable income.

As at December 31, 2020, the Company has available NOLCO which can be claimed as deduction against future taxable income subject to regular corporate income tax rate of 30% as follows:

Year Incurred	Amount		Expired		Balance		Expiry Date
2020	₱	8,394,541,097		₱ —	₱	8,394,541,097	2025
2019		7,217,743,928		—		7,217,743,928	2022
2018		3,092,223,469		—		3,092,223,469	2021
2017		3,772,122,895		3,772,122,895		—	2020

Total	₱	22,476,631,389	₱	3,772,122,895	₱	18,704,508,494

The movements of the net deferred tax assets are accounted for as follows:

December 31, 2020	Balance at Beginning of Year		Recognized in Profit or Loss		Recognized in OCI		Balance at End of Year
Items Recognized in Profit or Loss
Lease liabilities	₱	6,254,265,080	₱	730,533,194	₱	—	₱	6,984,798,274
NOLCO		1,233,746,132		—		—		1,233,746,132
Retirement benefit costs		15,281,803		6,130,795		—		21,412,598
Unearned rent income		11,083,792		484,454		—		11,568,246
Allowance for doubtful accounts		65,663,829		(65,663,829)		—		—
Rent receivable		(2,092,589)		(10,533,821)		—		(12,626,410)
Foreign exchange loss (gain) - net		193,855,034		(378,561,504)		—		(184,706,470)
Right-of-use assets		(4,958,583,472)		(326,305,117)		—		(5,284,888,589)

		2,813,219,609		(43,915,828)		—		2,769,303,781
Items Directly Recognized in OCI
Remeasurement loss (gain)		2,884,830		—		(10,866,448)		(7,981,618)

	₱	2,816,104,439		(₱43,915,828)		(₱10,866,448)	₱	2,761,322,163

December 31, 2019	Balance at Beginning of Year		Recognized in Profit or Loss		Recognized in OCI		Balance at End of Year
Items Recognized in Profit or Loss
Lease liabilities	₱	—	₱	6,254,265,080	₱	—	₱	6,254,265,080
NOLCO		1,233,746,132		—		—		1,233,746,132
Foreign exchange loss - net		141,328,840		52,526,194		—		193,855,034
Allowance for doubtful accounts		65,663,829		—		—		65,663,829
Retirement benefit costs		7,913,586		7,368,217		—		15,281,803
Unearned rent income		11,684,239		(600,447)		—		11,083,792
Accrued rent expense under IAS 17		11,373,346		(11,373,346)		—		—
Rent receivable		—		(2,092,589)		—		(2,092,589)
Right-of-use assets		—		(4,958,583,472)		—		(4,958,583,472)

		1,471,709,972		1,341,509,637		—		2,813,219,609
Items Directly Recognized in OCI
Remeasurement loss (gain)		(1,910,375)		—		4,795,205		2,884,830

	₱	1,469,799,597	₱	1,341,509,637	₱	4,795,205	₱	2,816,104,439

Extension of NOLCO period

Pursuant to Section 4 of Bayanihan II and as implemented under RR 25-2020, the net operating losses of a business or enterprise incurred for taxable years 2020 and 2021 can be carried over as a deduction from gross income for the next five consecutive taxable years following the year of such loss.

Corporate Recovery and Tax Incentives for Enterprises Act

Corporate Recovery and Tax Incentives for Enterprises Act (CREATE) otherwise known as CREATE have salient provisions which include changes to the Corporate Income Tax.

Under CREATE, corporate taxpayers shall prepare their annual income tax return for the calendar year 2020 (CY2020) using the pro-rated CIT rate for CY2020 reckoned from July 1, 2020 (retrospective effect). As at December 31, 2020, the CREATE bill is still pending ratification by both the Philippine Congress and Senate, and consequently pending approval of the President of the Republic of the Philippines.

As such, the Company has assessed that the proposed tax law is not enacted or substantively enacted as of December 31, 2020. For financial reporting purposes, the enactment of CREATE after the reporting date is deemed a non-adjusting subsequent event.

23.	Basic/ Diluted Earnings Per Share

The basic earnings (loss) per share is calculated by dividing net profit (loss) for the year by the weighted average number of common shares outstanding for the year. Diluted earnings per share is calculated in the same manner, adjusted for the dilutive effect of any potential common shares.

The calculation of basic and diluted earnings per share is based on the following:

	Note	2020	2019
Net loss		(₱9,107,224,452)	(₱437,761,591)
Number of outstanding common shares used in the calculation of earnings per share	17	8,825,000	8,825,000

Basic earnings (loss) per share		(1,031.98)	(49.61)

Diluted earnings (loss) per share		(1,031.98)	(49.61)

24.	Financial Risk and Capital Management Objectives and Policies

The Company’s principal financial instruments comprise of cash and cash equivalents, trade and other receivables excluding advances to officers and employees, rental deposits under “Prepaid expenses and other current assets”, restricted cash, holdout deposit under “Other noncurrent assets”, trade and other payables, short-term loans payable and current and noncurrent portion of accrued rent, lease liability and long-term loans payable. The main purpose of these financial instruments is to finance the Company’s operations.

The significant risk arising from the Company’s financial instruments are liquidity risk, market risk and credit risk. The BOD reviews and approves policies for managing each of these risks.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its obligations when they fall under difficult circumstances. The risk arises from the Company’s financial liabilities. The Company’s objective is to maintain a level of cash sufficient to finance the Company’s operations and to mitigate the effects of fluctuations in cash flows.

The following tables summarize the maturity profile of the Company’s financial liabilities and financial assets held for liquidity purposes, based on contractual undiscounted payments.

	2020
	On Demand or Less than 3 Months		3 to 12 Months		More than One Year		Total
Financial Liabilities
Trade and other payables[1]:
Retention payable	₱	2,723,407,552	₱	—	₱	—	₱	2,723,407,552
Accrued expenses		1,980,894,520		—		—		1,980,894,520
Amounts owed to related parties		7,761,177,006		—		—		7,761,177,006
Trade payables		1,449,436,653		—		—		1,449,436,653
Gaming liabilities		3,479,331,367		—		—		3,479,331,367
Refundable deposits		27,930,358		56,443,811		—		84,374,169
Other current liabilities		54,111,853		—		—		54,111,853
Short-term loans payable		4,784,065,854		—		—		4,784,065,854
Current portion of:
Accrued rent		3,088,777,269		—		—		3,088,777,269
Lease liability		6,999,451		58,174,619		—		65,174,070
Long-term loans payable		—		944,124,207		—		944,124,207
Noncurrent portion of:
Lease liability		—		—		26,958,904,743		26,958,904,743
Long-term loans payable[2]		—		—		3,314,484,000		3,314,484,000

	₱	25,356,131,883	₱	1,058,742,637	₱	30,273,388,743	₱	56,688,263,263

Financial Assets
Cash	₱	3,403,940,493	₱	—	₱	—	₱	3,403,940,493
Trade and other receivables[3]		2,188,112,120		837,529,627		142,998,450		3,168,640,197
Rental deposits under “Prepaid expenses and other current assets”		—		64,289,603		—		64,289,603
Restricted cash		2,413,492,519		—		—		2,413,492,519
Holdout deposit		—		—		100,000,000		100,000,000

	₱	8,005,545,132	₱	901,819,230	₱	242,998,450	₱	9,150,362,812

[1]	Excluding payables to government agencies and deferred income totaling ₱402,537,430.
[2]	Excluding prepaid transaction cost amounting to ₱21,047,122.
[3]	Excluding advances to officers and employees amounting to ₱91,592,199.

	2019
	On Demand or Less than 3 Months		3 to 12 Months		More than One Year		Total
Financial Liabilities
Trade and other payables[1]:
Retention payable	₱	2,827,230,935	₱	—	₱	—	₱	2,827,230,935
Accrued expenses		1,465,753,017		—		—		1,465,753,017
Amounts owed to related parties		6,428,279,916		—		—		6,428,279,916
Trade payables		1,633,873,334		—		—		1,633,873,334
Gaming liabilities		6,243,347,665		—		—		6,243,347,665
Refundable deposits		66,901,596		50,417,183		—		117,318,779
Other current liabilities		47,148,172		—		—		47,148,172
Short-term loans payable		2,537,200,000		—		—		2,537,200,000
Current portion of:
Accrued rent		1,615,707,318				—		1,615,707,318
Lease liability		15,893,441		44,896,973		—		60,790,414
Long-term loans payable[2]		—		538,252,541		—		538,252,541
Noncurrent portion of:
Accrued rent		—		—		—		—
Lease liability		—		—		26,419,700,068		26,419,700,068
Long-term loans payable		—		—		4,516,216,000		4,516,216,000

	₱	22,881,335,394	₱	633,566,697	₱	30,935,916,068	₱	54,450,818,159

Financial Assets
Cash	₱	6,337,524,278	₱	—	₱	—	₱	6,337,524,278
Trade and other receivables[3]		5,173,412,907		—		—		5,173,412,907
Rental deposits under “Prepaid expenses and other current assets”		—		64,213,415		—		64,213,415
Restricted cash		2,548,204,075		—		—		2,548,204,075
Holdout deposit		—		—		100,000,000		100,000,000

	₱	14,059,141,260	₱	64,213,415	₱	100,000,000	₱	14,223,354,675

[1]	Excluding payables to government agencies and deferred income totaling ₱1,099,314,409.
[2]	Excluding prepaid transaction cost amounting to ₱37,618,362.
[3]	Excluding advances to officers and employees amounting to ₱15,101,711.

Market Risk

Market risk is the risk of loss to future earnings, to fair values or to future cash flows that may result from changes in the price of a financial instrument. The value of a financial instrument may change as a result of changes in foreign currency exchange rates, interest rates and other price risk. Financial instruments affected by market risk include cash in banks and cash equivalents, trade and other receivables excluding advances to officers and employees, rental deposits under “Prepaid expenses and other current assets”, restricted cash and holdout deposit under “Other noncurrent assets”, trade and other payables and short-term loans payable.

Foreign Currency Risk

Foreign currency risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in current foreign exchange rates. The Company’s foreign currency risk results primarily from USD, Hong Kong Dollar (HKD; HK$) and Japanese yen (JPY; JP¥) denominated transactions. It is the Company’s objective to minimize foreign currency exposures through natural hedges. To further mitigate the risk, the Company monitors the level of exposure to foreign currency denominated transactions.

The Company’s foreign currency denominated financial assets and liability (translated in PHP) as at December 31, 2020 and 2019 are as follows:

	2020				2019
	Amount in Foreign Currency		Peso Equivalent		Amount in Foreign Currency		Peso Equivalent
Financial Assets
Cash	US$	16,980,012	₱	815,651,863	US$	29,643,553	₱	1,504,232,456
	HK$	6,036,520		37,387,189	HK$	109,136,016		711,152,110
	JP¥	127,508,840		59,023,842	JP¥	309,128,383		143,095,528
Trade and other receivables	US$	79,086		3,798,953	US$	79,086		4,013,117
	HK$	19,382,738		120,046,988	HK$	97,450,000		635,003,690
Restricted cash	USD$	50,242,885		2,413,467,237	USD$	50,216,357		2,548,178,827

				3,449,376,072				5,545,675,728

Financial Liabilities
Trade and other payables	US$	151,650,258		7,284,671,777	US$	117,648,083		347,206,751
	HK$	31,621,042		195,844,922	HK$	53,283,624		469,712,820
	JP¥	1,050,282,692		486,175,858	JP¥	1,014,717,692		5,969,934,340
Short-term loans payable	US$	120,000,000		5,764,320,000	US$	61,000,000		3,095,384,000
Long-term loans	US$	69,000,000		3,314,484,000	US$	89,000,000		4,516,216,000

				17,045,496,557				14,398,453,911

				(₱13,596,120,485)				(₱8,852,778,183)

The exchange rates as at December 31, 2020 and 2019 were ₱48.036 and ₱50.744, respectively, per USD; ₱0.463 per JPY; and ₱6.194 and ₱6.516, respectively, per HKD.

The following table demonstrates the sensitivity to a reasonable possible change in the foreign exchange rate, with all other variables held constant, of the Company’s profit before tax. There is no impact on equity other than those already affecting pretax income.

	Currency	Increase/ Decrease	Sensitivity of Pretax Income
2020	USD	0.10	(₱27,334,827)
		(0.50)	136,674,137
	JPY	0.01	(4,613,869)
		(0.01)	6,459,417
	HKD	0.03	(186,054)
		(0.10)	620,178

2019	USD	0.70	(₱131,396,361)
		(0.50)	93,854,544
	JPY	0.01	(7,055,893)
		(0.01)	7,055,893
	HKD	(0.10)	15,330,239
		0.10	(15,330,239)

The change in currency rate is based on the Company’s best estimate of expected change considering historical trends and experiences. An increase in foreign exchange rate would mean that the PHP weakens against USD, JPY and HKD, while a decrease in foreign exchange rate would mean that the PHP strengthens against USD, JPY and HKD.

Credit Risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to credit risk principally from the Company’s financial assets which comprise of cash in banks and cash equivalents, trade and other receivables excluding advances to officers and employees, rental deposits under “Prepaid expenses and other current assets”, restricted cash and holdout deposit under “Other noncurrent assets”.

The Company assesses the credit quality of the Company’s financial assets that are neither past due nor impaired based on their historical experience with the corresponding counterparties and are classified as follows:

•

Grade A pertains to cash and cash equivalents, restricted cash and holdout deposit that are transacted with reputable banks, receivables from counterparties that can be collected as the need arises and rental deposits related to its lease contracts for which the Company has contractual right to receive refund at termination of the lease contract;

•	Grade B pertains to receivables from counterparties who pay upon due date;

•	Grade C pertains to receivables from counterparties which, per history, pay after due dates.

The Company classifies all its financial assets that are neither past due nor impaired under Grade A as at December 31, 2020 and 2019.

Cash in Banks and Cash Equivalents

Credit risk from balances with banks and financial institutions is managed by the Company’s Treasury Department in accordance with the Company’s policy. Investments of surplus funds are made only with approved counterparties and within credit limits assigned to each counterparty. Counterparty credit limits are reviewed by the Company’s BOD prior to any investments. The limits are set to minimize the concentration of risks and therefore mitigate ECL through a counterparty’s potential failure to make payments.

The Company’s gross maximum exposure to credit risk is equivalent to the carrying amounts of its financial assets. The maximum exposure to credit risk as at December 31, 2020 and 2019 is as follows:

	Note	2020		2019
Cash in banks and cash equivalents	4	₱	1,633,529,096	₱	3,464,503,106
Restricted cash	8		2,413,492,519		2,548,204,075
Holdout deposit	12		100,000,000		100,000,000

		₱	4,147,021,615	₱	6,112,707,181

The Company does not expect ECL on cash in banks and cash equivalents as these financial assets are transacted with reputable banks which can be collected on demand, except if subject to restrictions related to the terms of the casino Provisional License.

Trade Receivables

Patron credit risk is managed principally by the Company’s Credit and Collections Department subject to the Company’s established policy, procedures and control relating to customer credit risk management. Credit quality of a customer is assessed based on an extensive credit rating scorecard and individual credit limits are defined in accordance with this assessment. Outstanding customer receivables and contract assets are regularly monitored.

In estimating ECL, the Company applies both a specific assessment of each patron and a provision matrix for collective assessment as appropriate. The calculation reflects the probability-weighted outcome, the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions. The assessment considers its own historical credit loss experience since the start of commercial operations, and historical experience of comparable entities to the extent information is available without undue cost or effort, with the same counterparties or other customers sharing similar credit risk profiles.

The Company considers certain qualitative criteria in determining the ECL, among others:

a.	The borrower’s financial condition including when it is experiencing financial difficulty, insolvency or in a compromising health condition;

b.	The borrower is in breach of credit marker agreement; and

c.	It is becoming probable that the borrower will enter bankruptcy or other financial reorganization.

The Company has assessed and currently does not expect that the effects of any adjustments for forecasts of future economic conditions could be material.

Generally, trade receivables are written-off if the Credit and Collections Department specifically identified a patron account to be uncollectible. Impairment analysis of trade receivables are subject to the approval of the Credit Committee comprising of higher-level management of the Company. The maximum exposure to credit risk at the reporting date is the carrying value of the trade receivables. The Company does not hold any collateral or other credit enhancements to cover this credit risk.

The aging of the Company’s trade receivables as at December 31, 2020 and 2019 is as follows:

	2020		2019
On Demand or less than 3 months	₱	1,025,929,724	₱	2,233,704,718
3 to 12 months		837,529,627		295,037,717
More than one Year		142,998,450		—

	₱	2,006,457,801	₱	2,528,742,435

As at December 31, 2020 and 2019, the Company’s trade receivables amounted to ₱2.01 billion and ₱2.53 billion, respectively. These trade receivables are rated as Grade A and are expected to be collected fully from the Company’s patrons and customers except for certain accounts which were subject to a provision for doubtful accounts of ₱980.53 million and ₱182.62 million as at December 31, 2020 and 2019, respectively. The provision for doubtful accounts is equal to the Company’s ECL.

Other Receivables and Rental Deposits

Other receivables and rental deposits mainly composed of the receivables from third parties and related parties. As at December 31, 2020 and 2019, receivables from third parties amounted to ₱200.79 million and ₱1.69 billion, respectively. Receivables from related parties amounted to ₱875.05 million and ₱878.48 million as at December 31, 2020 and 2019, respectively.

The Company’s gross maximum exposure to credit risk is equivalent to the carrying amounts of its financial assets. The maximum exposure to credit risk as at December 31, 2020 and 2019 for other receivables and rental deposits is as follows:

	2020		2019
Other receivables:
Third parties	₱	200,786,145	₱	1,689,774,761
Related parties		875,049,029		878,483,744
Advances to officers and employees		91,592,199		15,101,711
Other receivables		86,347,222		76,411,967
Rental deposits under “prepaid expenses and other current assets		64,289,603		64,213,415

	₱	1,318,064,198	₱	2,723,985,598

The Company manages and controls credit risk by setting limits on the amount of risk that the Company is willing to accept for individual counterparties and by monitoring exposure in relation to such limits. In estimating ECL, the Company applies specific assessment of each counterparty by considering certain qualitative criteria such as the counterparty’s financial condition including when it is experiencing financial difficulty or is insolvent or it is becoming probable that the counterparty will enter bankruptcy or other financial reorganization. The assessment also considers its own historical credit loss experience with the specific counterparty and historical experience of comparable entities to the extent information is available without undue cost or effort, with the same sharing similar credit risk profiles. The calculation reflects the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions.

The Company has assessed and currently does not expect that the effects of any adjustments for forecasts of future economic conditions could be material.

The Company considers certain qualitative criteria in determining if a certain counterparty is in default:

a.	Actual failure to pay;

b.	Inability of the counterparty to repay in a reasonable period of time; and

c.	Adverse changes to the overall viability of the counterparty’s operations.

In 2017, the Company assessed that certain amounts owed by related parties amounting to ₱218.88 million as individually impaired and accordingly, provided allowance for doubtful accounts. Except as mentioned, it is determined that the Company’s other receivables and rental deposits that are neither past due nor impaired are rated as Grade A as at December 31, 2020 and 2019 as these are collectible on demand from the counterparties in case of the other receivables and upon termination of rental contract in case of the rental deposits.

Generally, other receivables and rental deposits are written-off if it was specifically identified that is uncollectible. The Company does not hold any collateral or other credit enhancements to cover this credit risk.

Capital Management

The Company maintains a sound capital base to ensure its ability to continue as a going concern, thereby continue to provide returns to shareholders and benefits to other stakeholders and to maintain an optimal capital structure to reduce cost of capital.

The Company manages its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Company may adjust the dividend payment to stockholders, return capital to stockholders or issue new shares.

The total capital considered by the Company is the total equity and deposits for future stock subscription (see Note 15c) as at December 31, 2020 and 2019 as shown in the statements of financial position.

The Company monitors capital on the basis of debt-to-equity ratio in order to comply with the casino Provisional License. In addition, the Company’s AUB Long-term Loan Facility requires compliance with certain ratios as defined in the loan covenant.

The Company’s strategy is to maintain sustainable ratios. As at December 31, 2020 and 2019, the Company is in compliance with the debt-to-equity ratio as required under the casino Provisional License (see Notes 14 and 26). The AUB Long-term Loan Facility has also met the required financial ratios as at December 31, 2020 and 2019 (see Note 14).

There were no changes in the Company’s approach to capital management during the year.

Further, the Company had no material non-cash investing nor non-cash financing activities for the years ended December 31, 2020 and 2019.

The changes in the Company’s liabilities arising from financing activities for December 31, 2020 and 2019 are as follows:

	2020
	Liabilities										Long-term		Deposits for		Equity
	Short-term Loans Payable		Interest Payable		Lease Liability - current		Long-term Loans Payable - current		Lease Liability - noncurrent		Loans Payable - noncurrent		Future Stock Subscription		Capital Stock		Additional Paid-in Capital		Total
Balance as at January 1, 2020	₱	2,537,200,000	₱	19,041,436	₱	60,790,414	₱	538,252,541	₱	26,419,700,068	₱	4,478,597,638	₱	56,135,327,408	₱	8,699,745,507	₱	78,171,956,571	₱	177,060,611,583

Deposit for future stock subscription
Loans:
Repayment of loans		(533,723,500)		—		—		—		—		—		—		—		—		(533,723,500)
Availment of loans, net of transaction costs		2,503,600,000		—		—		—		—		—		—		—		—		2,503,600,000
Interest paid		—		(271,601,079)		—		—		—		—		—		—		—		(271,601,079)
Payment of rent		—		—		(59,944,648)		—		—		—		—		—		—		(59,944,648)

Total changes from financing cash flows		1,969,876,500		(271,601,079)		(59,944,648)		—		—		—		—		—		—		1,638,330,773

Effect of changes in foreign exchange rates		(332,068,500)		—		—		—		—		(170,604,000)		—		—		—		(502,672,500)

Other changes
Capitalized borrowing cost		—		55,556,913		—		—		—		—		—		—		—		55,556,913
Interest expense:
Loans		—		247,258,347		—		—		—		—		—		—		—		247,258,347
Lease liabilities		—		—		—		—		603,532,979		—		—		—		—		603,532,979
Reclassification of loan liability from noncurrent to current		625,256,334		—		—		405,871,666		—		(1,031,128,000)		—		—		—		—
Transaction cost of loans		372,760		(31,046,791)		—		—		—		—		—		—		—		(30,674,031)
Reclassification of transaction cost from noncurrent to current		(16,571,240)		—		—		—		—		16,571,240		—		—		—		—
Reclassification of lease liability from current to noncurrent		—		—		64,328,304		—		(64,328,304)		—		—		—		—		—
Payment of final taxes		—		(384,176)		—		—		—		—		—		—		—		(384,176)

Total Liability-related changes		609,057,854		271,384,293		64,328,304		405,871,666		539,204,675		(1,014,556,760)		—		—		—		875,290,032

Balance as at December 31, 2020	₱	4,784,065,854	₱	18,824,650	₱	65,174,070	₱	944,124,207	₱	26,958,904,743	₱	3,293,436,878	₱	56,135,327,408	₱	8,699,745,507	₱	78,171,956,571	₱	179,071,559,888

	2019
	Liabilities										Long-term	Deposits for	Equity
	Short-term Loans Payable		Interest Payable		Lease Liability - current		Long-term Loans Payable - current		Lease Liability - noncurrent		Loans Payable - noncurrent	Future Stock Subscription	Capital Stock		Additional Paid-in Capital		Total
Balance as at January 1, 2019, as previously stated	₱	6,770,175,000	₱	31,283,101	₱	—	₱	—	₱	180,844,833	₱ —	₱ 56,135,327,408	₱	8,699,745,507	₱	78,171,956,571	₱	149,989,332,420
Reclassification		—		—		51,864,932		—		(51,864,932)	—	—		—		—		—
Impact of IFRS 16 adoption		—		—		—		—		18,267,526,486	—	—		—		—		18,267,526,486

Balance as at January 1, 2019, as restated		6,770,175,000		31,283,101		51,864,932		—		18,396,506,387	—	56,135,327,408		8,699,745,507		78,171,956,571		168,256,858,906

Deposit for future stock subscription		—		—		—		—		—	—	—		—		—		—
Loans:
Repayment of loans		(6,622,100,000)		—		—		—		—	—	—		—		—		(6,622,100,000)
Availment of loans, net of transaction costs		2,613,570,000		—		—		—		—	5,042,070,000	—		—		—		7,655,640,000
Interest paid		—		(722,856,457)		—		—		—	—	—		—		—		(722,856,457)
Sale and leaseback:														—		—
Repayment for sale and leaseback		—		—		(83,121,389)		—		(97,389,977)	—	—		—		—		(180,511,366)
Proceeds from sale and leaseback		—		—		(333,467)		—		—	—	—		—		—		(333,467)
Issuance of preferred shares		—		—		—		—		—	—	—		—		—		—

Total changes from financing cash flows		(4,008,530,000)		(722,856,457)		(83,454,856)		—		(97,389,977)	5,042,070,000	—		—		—		129,838,710

Effect of changes in foreign exchange rates		(224,445,000)		—		—		—		—	30,259,577	—		—		—		(194,185,423)

Other changes
Capitalized borrowing cost		—		283,758,469		—		—		—	—	—		—		—		283,758,469
Capitalized amortization of debt discount		—		—		—		—		—	2,070,423	—		—		—		2,070,423
Interest expense:		—										—		—
Loans		—		252,010,474		—		—		—	—	—		—		—		252,010,474
Lease liabilities		—		—		94,627,608		—		367,134,023	—	—		—		—		461,761,631
Others		—		182,000,000		—		—		—	—	—		—		—		182,000,000
Reclassification of loan liability from noncurrent to current		—		—		—		558,184,000		—	(558,184,000)	—		—		—		—
Transaction cost of loans		—		(6,765,550)		—		—		—	(57,549,821)	—		—		—		(64,315,371)

	2019
	Liabilities										Long-term		Deposits for		Equity
	Short-term Loans Payable		Interest Payable		Lease Liability - current		Long-term Loans Payable - current		Lease Liability - noncurrent		Loans Payable - noncurrent		Future Stock Subscription		Capital Stock		Additional Paid-in Capital		Total
Reclassification of transaction cost from noncurrent to current	₱	—	₱	—	₱	—	₱	(19,931,459)	₱	—	₱	19,931,459	₱	—	₱	—	₱	—	₱	—
Reclassification of lease liability from current to noncurrent		—		—		(12,106,101)		—		12,106,101		—		—		—		—		—
PAGCOR additional lease		—		—		9,858,831		—		159,246,162		—		—		—		—		169,104,993
Amendment of Eagle I lease		—		—		—		—		7,582,097,372		—		—		—		—		7,582,097,372
Payment of final taxes		—		(388,601)		—		—		—		—		—		—		—		(388,601)

Total Liability-related changes		—		710,614,792		92,380,338		538,252,541		8,120,583,658		(593,731,939)		—		—		—		8,868,099,390

Balance as at December 31, 2019	₱	2,537,200,000	₱	19,041,436	₱	60,790,414	₱	538,252,541	₱	26,419,700,068	₱	4,478,597,638	₱	56,135,327,408	₱	8,699,745,507	₱	78,171,956,571	₱	177,060,611,583

25.	Fair Value Measurement

IFRS 13 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values are obtained from quoted market prices, discounted cash flow models and option pricing models, as appropriate.

Due to the short term nature of the Company’s financial assets and financial liabilities such as cash and cash equivalents, trade and other receivables (excluding advances to officers and employees), rental deposits under “Prepaid expenses and other current assets”, restricted cash, holdout deposit, trade and other payables excluding payables to government agencies, and short-term loans payable, their carrying amounts approximate fair values as at December 31, 2020 and 2019.

Estimated fair value of long-term loans payable is based on the average interest rate repriced under the terms of Loan Facility.

26.	Commitments and Contingencies

a.	Commitments

i.	Provisional License

On August 5, 2008, PAGCOR granted the Company a Provisional License to establish and operate a casino for both local and foreign patrons who are at least 21 years of age. The Provisional License took effect upon the Company’s compliance with laws governing enterprises engaged in all forms of gaming operations, and shall be valid until the issuance of the Regular Casino Gaming License for the Bagong Nayong Filipino Manila Bay Tourism City Project. PAGCOR shall issue the Regular Casino Gaming License upon completion of the Project and approval of the report detailing the actual total project cost.

The Company is required to comply with certain terms and conditions under the Provisional License and failure to comply may result to certain penalties. In addition, the Company established an escrow account in compliance with the Provisional License (see Note 8 and 14).

Letter of Credit

Pursuant to Article III, Section 2 Performance Assurance in the casino Provisional License, the Company established a performance assurance bond in the form of an LOC with a trustee bank in favor of PAGCOR which the latter may withdraw in cases defined under the Provisional License. As at December 31, 2020 and 2019, the Company has an outstanding LOC covering a period until January 31, 2021 and 2020, respectively, amounting to ₱100 million.

License Fees

Pursuant to Article IV, Section 20 License Fees in the casino Provisional License, the Company must remit to PAGCOR on a monthly basis, license fees at certain rates, in lieu of all taxes with reference to the income component of the Gross Gaming Revenue.

In addition, the Company shall incorporate and register a foundation for the restoration of cultural heritage and shall be funded by the Company in a monthly basis by setting 2% of the total gross gaming revenue generated from non-junket tables.

PAGCOR may also collect a fee from the Company equivalent to 5% ofnon-gaming revenue received from all food and beverage, retail and entertainment outlets. All revenues of hotel operations should not be subject to the 5% fee except rental income received from retail concessionaires.

Total PAGCOR fees paid in 2020 and 2019 amounted to ₱2.99 billion and ₱8 billion, respectively.

ii.	Capital Commitments in the Construction of Building

By the terms of the Provisional License, the Company made an investment commitment of at least US$1.0 billion for the integrated resort project. The Company has already exceeded its minimum investment commitment of US$1.0 billion for the integrated resort project as at December 31, 2020 and 2019.

b.	Contingencies

The Company, in the ordinary course of business, is a party to certain cases or claims under protest pending with administrative bodies or the courts including cases filed by and against Mr. Kazuo Okada, a former officer/director, the outcome of which are not presently determinable.

Other than those and certain labor cases, the Company is not aware of any pending or threatened litigation, claims or assessments or unasserted claims of assessments that are required by IAS 37 Provisions, Contingent Liabilities and Contingent Assets to be accrued or disclosed in the financial statements.

27.	Other Subsequent Events

a.	Investment in Subsidiaries

Okada Manila International, Inc.

Okada Manila International, Inc. (“OMI”) was incorporated and registered with the Philippine SEC on March 10, 2021. OMI is a wholly-owned subsidiary of the Company.

On May 20, 2021, the Philippine SEC has approved OMI’s amendment to its Articles of Incorporation to include the amended primary purpose which is to acquire, own, maintain, operate and/or manage hotels (city and resort), inns, apartments, private clubs, pension houses, convention halls, lodging houses, restaurants, cocktail bars, and gaming and entertainment business including casino-entertainment complexes with casino, hotel, retail and amusement areas and themed development components.

On June 9, 2021, OMI has entered into a Deed of Accession with TRLEI, whereas OMI accedes to the rights, title, interest and obligations of TRLEI, under the Provisional License, subject to the terms and conditions and to the approval of Philippine Amusement Gaming Corporation (PAGCOR). On its letter dated June 29, 2021, PAGCOR approved the Deed of Accession between TRLEI and OMI effectively making OMI as a Co-Licensee in the Provisional License granted by PAGCOR to TRLEI.

Tigerdia Inc.

Tigerdia Inc. (“Tigerdia”) was incorporated and registered with the Philippine SEC on January 14, 2021. Tigerdia is also a wholly-owned subsidiary of the Company.

Tigerdia’s primary purpose as stated in its Articles of Incorporation is to provide project management, consulting and administrations services with respect to the organizing, managing and executing projects such as but not limited to land use and development among others and for this purpose to hire, employ, retain or otherwise contract with engineers, architects, designers, landscapers, and other professionals, providing all necessary machinery, equipment and supplies, apparatus, appliances and other works and devices necessary thereon and to act as project manager in connection with the promotion, development, improvement, rehabilitation, administration, management, control and supervision of every kind of commercial undertaking or venture.

b.	Special Purpose Acquisition Company (SPAC) Transaction

On March 29, 2021, UEC announced that it was considering listing the Philippine integrated resort business on a US Stock Exchange through a transaction with a US listed SPAC.

On October 15, 2021, UEC announced that the board of directors of UEC, TRAL and other group companies had approved the merger of OMI with a SPAC listed on the US NASDAQ, 26 Capital Acquisition Corp. This merger would result in OMI becoming a listed company on NASDAQ.

Prior to the implementation of the merger, UEC will implement a reorganization to make the Company a wholly-owned subsidiary of OMI.

As part of the merger, SPAC shareholders will be allowed to exchange their shares of the SPAC for American Depositary Shares (ADS) representing the common shares of OMI. Holders of warrants of the SPAC will receive warrants that are convertible into the OMI ADS.

The merger is conditional on, among others, approval of the merger by shareholders of the SPAC, approval for the OMI ADS and the OMI warrants, which will be issued in connection with the merger, to be listed on the NASDAQ, the registration statements under the US Securities Act related to the issuance of OMI ADS and OMI warrants being effective, and the completion of the Reorganization Prior to the merger. The closing of the merger and the listing are expected to be completed no later than June 2022.

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.

Doing Business under the Name and Style of Okada Manila

(A Wholly-owned Subsidiary of Tiger Resort Asia Limited)

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION

	Note	September 30, 2021 (Unaudited)		December 31, 2020 (Audited)
ASSETS
Current Assets
Cash and cash equivalents	4	₱	2,233,655,198	₱	3,403,940,493
Financial asset at fair value through profit or loss			401,563,412		1,096,575
Trade and other receivables	5		1,681,205,850		2,060,824,891
Inventories			696,788,952		772,837,782
Prepaid expenses and other current assets			1,506,154,416		1,461,915,927
Restricted cash	6		2,559,764,334		2,413,492,519

Total Current Assets			9,079,132,162		10,114,108,187

Noncurrent Assets
Advances to contractors and suppliers	7		2,589,759,039		2,770,129,509
Property and equipment - net	8, 17		161,021,702,734		163,295,611,961
Intangible assets - net	9		356,157,173		464,224,472
Deferred tax asset - net	18		2,006,717,626		2,761,322,163
Other noncurrent assets	10		107,394,183		109,686,765

Total Noncurrent Assets			166,081,730,755		169,400,974,870

Total Assets		₱	175,160,862,917	₱	179,515,083,057

LIABILITIES AND EQUITY
Current Liabilities
Trade and other payables		₱	19,716,901,558	₱	17,935,270,550
Short-term loans payable	11		2,547,950,000		4,784,065,854
Accrued rent	12, 17		4,011,702,744		3,088,777,269
Current portion of:
Lease liability	11, 17		51,622,149		65,174,070
Long-term loans payable - net	11		1,331,261,430		944,124,207

Total Current Liabilities			27,659,437,881		26,817,411,950

Non current Liabilities
Noncurrent portion of:
Lease liability	11, 17		27,346,749,881		26,958,904,743
Long-term loans payable - net	11		4,885,000,557		3,293,436,878
Retirement benefit liability	13		106,782,812		77,748,079
Deposits for future stock subscription			56,135,327,408		56,135,327,408
Other noncurrent liabilities			27,216,622		27,016,496

Total Noncurrent Liabilities			88,501,077,280		86,492,433,604

Total Liabilities			116,160,515,161		113,309,845,554

Equity
Capital stock	14		8,699,745,507		8,699,745,507
Additional paid-in capital			78,171,956,571		78,171,956,571
Other comprehensive gain on remeasurement of retirement benefit liability	13		40,163,957		40,163,957
Deficit			(27,911,518,279)		(20,706,628,532)

Total Equity			59,000,347,756		66,205,237,503

Total Liabilities and Equity		₱	175,160,862,917	₱	179,515,083,057

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.

Doing Business under the Name and Style of Okada Manila

(A Wholly-owned Subsidiary of Tiger Resort Asia Limited)

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE LOSS

	Nine Months Ended September 30,
	Note	2021		2020
REVENUES
Gaming	15	₱	8,251,831,934	₱	7,193,207,599
Hotel, food and beverage			447,073,243		447,260,238
Retail and others	17		32,358,037		58,826,434

			8,731,263,214		7,699,294,271
OPERATING COSTS AND EXPENSES	16		12,590,491,154		13,934,104,499

LOSS FROM OPERATIONS			(3,859,227,940)		(6,234,810,228)

OTHER INCOME (CHARGES) - Net
Interest and finance charges	11, 17		(1,478,794,128)		(1,426,960,080)
Foreign exchange gains (loss) - net			(909,706,432)		487,259,356
Write-off of construction in progress	8		(214,306,219)		—
Interest cost on retirement			(2,233,490)		—
Gain (loss) on disposal of property and equipment - net			(1,253,424)		2,969,358
Interest income	4, 6		543,749		17,333,378
Others			14,692,674		29,045,702

			(2,591,057,270)		(890,352,286)

LOSS BEFORE INCOME TAX			(6,450,285,210)		(7,125,162,514)
PROVISION FOR DEFERRED INCOME TAX			754,604,537		—

NET LOSS	20		(7,204,889,747)		(7,125,162,514)
OTHER COMPREHENSIVE LOSS (GAIN) - NET OF TAX
Items that will not be reclassified to profit or loss in subsequent periods
Remeasurement loss (gain) on retirement benefit liability			—		—

TOTAL COMPREHENSIVE LOSS			(₱7,204,889,747)		(₱7,125,162,514)

Basic Earnings (Loss) Per Share	20		(816.42)		(807.38)

Diluted Earnings (Loss) Per Share	20		(816.42)		(807.38)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.

Doing Business under the Name and Style of Okada Manila

(A Wholly-owned Subsidiary of Tiger Resort Asia Limited)

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

	Capital Stock		Additional Paid-in Capital		Other Comprehensive Gain (Loss) on Remeasurement of Retirement Benefit Liability		Deficit	Total
Balance at December 31, 2019	₱	8,699,745,507	₱	78,171,956,571		(₱11,872,332)	(₱11,599,404,080)	₱	75,260,425,666

Net loss		—		—		—	(7,125,162,514)		(7,125,162,514)

Balance at September 30, 2020	₱	8,699,745,507	₱	78,171,956,571		(₱11,872,332)	(₱18,724,566,594)	₱	68,135,263,152

Balance at December 31, 2020	₱	8,699,745,507	₱	78,171,956,571	₱	40,163,957	(₱20,706,628,532)	₱	66,205,237,503

Net loss		—		—		—	(7,204,889,747)		(7,204,889,747)

Balance at September 30, 2021	₱	8,699,745,507	₱	78,171,956,571	₱	40,163,957	(₱27,911,518,279)	₱	59,000,347,756

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.

Doing Business under the Name and Style of Okada Manila

(A Wholly-owned Subsidiary of Tiger Resort Asia Limited)

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30
	Note	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Loss before income tax		(₱6,450,285,210)	(₱7,125,162,514)
Adjustments for:
Depreciation and amortization	8, 9	4,707,833,191	4,824,125,089
Interest expense	11, 17	1,478,794,128	1,426,960,080
Write-off of construction in progress		214,306,219	—
Provision (reversal) for doubtful accounts	5	(13,877,014)	625,094,464
Unrealized foreign exchange gains - net		1,040,250,364	(503,838,880)
Retirement benefit cost	13	33,009,308	26,611,537
Interest income - net	4, 6	(543,749)	(20,462,253)
Loss (gain) on asset disposal	8	1,253,424	(2,969,358)
Revaluation of short-term investments		(466,837)	(15,956)

Operating income before working capital changes		1,010,273,824	(749,657,791)
Decrease (increase) in:
Trade and other receivables	5	401,305,853	1,305,642,299
Advances to contractors and suppliers	7	180,370,470	352,715,285
Inventories		75,909,999	(63,435,597)
Prepaid expenses and other current assets		(79,571,791)	273,705,809
Other noncurrent assets	10	2,249,063	(799,845)
Increase (decrease) in:
Trade and other payables	11, 17	561,095,426	(3,742,653,253)
Other noncurrent liabilities	11	200,126	51,460,677

Net cash generated from (used in) operations		2,151,832,970	(2,573,022,416)
Interest received - net	4, 6	543,818	20,462,357
Retirement benefits paid		(3,982,540)	—

Net cash flows provided by (used in) operating activities		2,148,394,248	(2,552,560,059)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of property and equipment	8	(1,565,191,522)	(3,748,501,397)
Acquisitions of intangible assets	9	(68,523,141)	(40,494,118)
Placement of financial assets at fair value through profit or loss		(400,000,000)	—

Cash flows used in investing activities		(2,033,714,663)	(3,788,995,515)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans:
Availment of:
Short-term loans payable		—	2,503,600,000
Long-term loans payable	11	2,401,350,000	—
Repayment of loans	11	(3,172,280,625)	(293,268,500)
Interest paid	11	(161,962,958)	(202,835,829)
Payment of transaction cost		(56,942,951)	(38,915,879)
Payment of rent		(326,663,226)	(27,949,072)

Net cash flows (used in) provided by financing activities		(1,316,499,760)	1,940,630,720

Forward

	Nine Months Ended September 30
	Note	2021		2020
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS		₱	177,806,694		(₱181,973,107)

NET(DECREASE) IN CASH AND CASH EQUIVALENTS			(1,024,013,480)		(4,582,897,961)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD
Cash and cash equivalents	4		3,403,940,493		6,337,524,278
Restricted cash	6		2,413,492,519		2,548,204,075

			5,817,433,012		8,885,728,353

CASH AND CASH EQUIVALENTS AT END OF PERIOD
Cash and cash equivalents	4		2,233,655,198		1,857,735,676
Restricted cash	6		2,559,764,334		2,445,094,716

		₱	4,793,419,532	₱	4,302,830,392

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.

Doing Business under the Name and Style of Okada Manila

(A Wholly-owned Subsidiary of Tiger Resort Asia Limited)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

1.	Corporate Information

General Information

Tiger Resort, Leisure and Entertainment, Inc. Doing Business under the Name and Style of Okada Manila (the “Company”) was incorporated and registered with the Philippine Securities and Exchange Commission (SEC) on June 13, 2008. The principal activities of the Company are to acquire, own, maintain, operate and/or manage hotels (city and resort), inns, apartments, private clubs, pension houses, convention halls, lodging houses, restaurants, cocktail bars (provided that such cocktail bars are inside the hotels or inns and will only cater to clients or customers of such hotels or inns), casinos, other similar recreational or amusement places, gaming pools, and any and all services and facilities necessary, suitable, convenient, related or incident to the accomplishment of the above purposes (excluding ownership of land).

The Company is wholly-owned by Tiger Resort Asia Limited (TRAL or the Parent Company), a foreign Company incorporated in Hong Kong while its ultimate parent Company is Universal Entertainment Corporation (UEC), a foreign company incorporated in Japan and listed in the Tokyo Stock Exchange. Majority of the shares of UEC is owned by Okada Holdings, Ltd., a foreign company incorporated in Hong Kong Special Administrative Region.

The registered office address of the Company and its subsidiaries is at Okada Manila, New Seaside Drive, Entertainment City, Barangay Tambo, Parañaque City 1701, Metro Manila.

Consolidated Subsidiaries

Okada Manila International, Inc.

Okada Manila International, Inc. (“OMI”) was incorporated and registered with the Philippine SEC on March 10, 2021. OMI is a wholly-owned subsidiary of the Company.

On May 20, 2021, the Philippine SEC has approved OMI’s amendment to its Articles of Incorporation to include the amended primary purpose which is to acquire, own, maintain, operate and/or manage hotels (city and resort), inns, apartments, private clubs, pension houses, convention halls, lodging houses, restaurants, cocktail bars, and gaming and entertainment business including casino-entertainment complexes with casino, hotel, retail and amusement areas and themed development components.

On June 9, 2021, OMI has entered into a Deed of Accession with the Company, whereas OMI accedes to the rights, title, interest and obligations of the Company, under the Provisional License, subject to the terms and conditions and to the approval of Philippine Amusement Gaming Corporation (PAGCOR). On its letter dated June 29, 2021, PAGCOR approved the Deed of Accession between the Company and OMI effectively making OMI as a Co-Licensee in the Provisional License granted by PAGCOR to the Company.

The Company subscribed to 2,500,000 common shares and 7,500,000 preferred shares of OMI both at P=1 par value.

Tigerdia Inc.

Tigerdia Inc. (“Tigerdia”) was incorporated and registered with the Philippine SEC on January 14, 2021. Tigerdia is also a wholly-owned subsidiary of the Company.

Tigerdia’s primary purpose as stated in its Articles of Incorporation is to provide project management, consulting and administrations services with respect to the organizing, managing and executing projects such as but not limited to land use and development among others and for this purpose to hire, employ, retain or otherwise contract with engineers, architects, designers, landscapers, and other professionals, providing all necessary machinery, equipment and supplies, apparatus, appliances and other works and devices necessary thereon and to act as project manager in connection with the promotion, development, improvement, rehabilitation, administration, management, control and supervision of every kind of commercial undertaking or venture.

The Company subscribed to 250,000 common shares of Tigerdia at P=100 par value.

Philippine Economic Zone Authority (PEZA) Registration

The Company is a PEZA-registered Tourism Economic Zone Enterprise with Registration Certificate No. 12-03-T dated April 17, 2012, as amended on December 22, 2015. The Company’s registered activities are limited to the establishment and operation of the hotel and resort project and the importation of raw materials, machinery, equipment, tools, goods, wares, articles, or merchandise directly used in its registered operations at the Ecozone.

As a PEZA-registered entity, the Company is entitled to the following incentives:

a)

Four-year Income Tax Holiday (ITH) on income solely derived from servicing foreign clients; b) Tax and duty-free importation of capital equipment for the technical feasibility and operation of the Company’s registered activity in accordance with the guidance issued by the PEZA Board for importations by PEZA Ecozone Tourism Enterprises; and c) Value-added tax (VAT) zero-rating on local purchases of goods and services, excluding gaming operations. Upon expiry of the ITH period, the Company shall pay the five percent Gross Income Tax (5% GIT) on income solely derived from servicing foreign clients, in lieu of all national and local taxes.

Waiver of ITH Incentive

In a special meeting of the Board of Directors (BOD) on November 7, 2017, the Company decided to waive its four-year ITH incentive and immediately avail of the 5% GIT effective December 30, 2016. Said decision of the Company was submitted to PEZA and was approved on November 27, 2017.

Casino Provisional License

On August 5, 2008, the Company was granted a Provisional License by PAGCOR. The Provisional License is co-terminus with the franchise of PAGCOR as provided under Section 10 of Presidential Decree No. 1869, otherwise known as the PAGCOR Charter. The Provisional License is valid until the issuance of the regular casino gaming license. Further details of the terms and commitments under the Provisional License are included in Notes 5, 7 and 16.

Under the Notice to Commence Casino Operations granted by PAGCOR, the Company opened doors and started its commercial operations under the brand name Okada Manila on December 30, 2016.

Money Changer/Foreign Exchange Dealer Registration

On October 19, 2018, the Company has been registered to operate as a Money Changer/Foreign Exchange Dealer under Money Service Business (MSB) Registration No. 60-00731-0-00000 granted by the Bangko Sentral ng Pilipinas (BSP) pursuant to Subsection 4511N.2 of the Manual of Regulations for Non-Bank Financial Institutions. Subsequently on January 21, 2019, the Company started its MSB operations which mainly provides foreign exchange services to its patrons.

Effectivity of Revised Corporation Code

On 20 February 2019, Republic Act (RA) No. 11232 or the Revised Corporation Code of the Philippines (Revised Code) was signed into law. The Revised Code expressly repeals Batas Pambansa Blg. 68 or the Corporation Code of the Philippines, and aims to improve the ease of doing business in the country. The Revised Code took effect on February 23, 2019.

Among the amendments of the Revised Code that is relevant to the Company is Section 11, Corporate Term, which repeals the prior fifty (50) year maximum corporate term to perpetual term unless its articles of incorporation provide otherwise. The Company deemed further that other amendments and new provisions contained in the revised Code are not material to the Company.

PAGCOR’s Directive for Suspension of Gaming Operations

In the wake of the declaration of Novel Corona Virus Disease-2019 (COVID-19) as a global pandemic, PAGCOR directed casinos to “temporarily cease gaming operations from March 15, 2020 up to April 14, 2020 or until the community quarantine is lifted. The Company fully and satisfactorily complied with the instructions.

To ensure stringent safety measures, the Company put in place certain operational controls such as stricter hygiene protocols, physical distancing, temperature scanning and quarantine of individuals exhibiting symptoms of the illness to reduce the contagion effects of COVID-19. Furthermore, regular disinfection and daily decontamination are being performed on the property.

On June 4, 2020, the Company was granted permission to resume gaming operations on a “dry/trial run” and opened its casino to junket operators and selected patrons. On August 24, 2020, the gaming operations started accepting carded patrons subject to compliance with the 30% venue capacity required by the Interagency Task Force on the Management of Emerging Infectious Diseases (IATF). Further expansion of gaming operations was implemented on October 1, 2020, pursuant to PAGCOR’s directives and IATF’s restrictions on physical distancing and hygiene protocols which are being strictly observed to date.

The measures imposed have adversely affected the operations and caused some losses to the Company during the implementation of the quarantine. The specific impact to the Company are included in Note 3 but the overall degree to which COVID-19 affects the Company is highly uncertain and cannot be predicted as the same is dependent as to when normal economic and operating conditions can resume.

To address such uncertainties, the Company has undertaken and continues to explore various measures to mitigate the adverse impact of COVID-19. These immediate measures include deferment or reduction in capital expenditures and rationalization of operating expenses and streamlining and reduction of personnel expenses. In this regard, the Company has sufficient liquidity to meet the uncertainties and rationalization and it has the capability of raising additional funds should it need to do so. In view of this, the Company has assessed that it continues and will continue to be a going concern. The going concern basis of presentation assumes that the Company will continue in operation for at least a period of one year after the date these condensed consolidated financial statements are issued and contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Special Purpose Acquisition Company (SPAC) Transaction

On March 29, 2021, UEC announced that it was considering listing the Philippine integrated resort business on a US Stock Exchange through a transaction with a US listed SPAC.

On October 15, 2021, UEC announced that the board of directors of UEC, TRAL and other group companies had approved the merger of OMI with a SPAC listed on NASDAQ, 26 Capital Acquisition Corp. This merger would result in OMI becoming a listed company on NASDAQ.

Prior to the implementation of the merger, UEC will implement a reorganization to make the Company a wholly-owned subsidiary of OMI.

As part of the merger, SPAC shareholders will be allowed to exchange their shares of the SPAC for American Depositary Shares (ADS) representing the common shares of OMI. Holders of warrants of the SPAC will receive warrants that are convertible into the OMI ADS.

The merger is conditional on, among others, approval of the merger by shareholders of the SPAC, approval for the OMI ADS and the OMI warrants, which will be issued in connection with the merger, to be listed on the NASDAQ, the registration statements under the US Securities Act related to the issuance of OMI ADS and OMI warrants being effective, and the completion of the Reorganization Prior to the merger. The closing of the merger and the listing are expected to be completed no later than June 2022.

Issuance of Financial Statements

The unaudited condensed consolidated interim financial statements of the Company as at September 30, 2021 and December 31, 2020 and for the nine months ended September 30, 2021 and 2020 were authorized for issue by the BOD on December 3, 2021.

2.	Basis of Preparation, Statement of Compliance, Changes in Accounting Policies and Disclosures and Summary of Accounting Policies

Basis of Preparation

These unaudited condensed consolidated interim financial statements for the nine months ended September 30, 2021 have been prepared in accordance with International Accounting Standards (IAS) 34, Interim Financial Reporting and should be read in conjunction with the Company’s last annual financial statements as at and for the year ended December 31, 2020 (last annual financial statements). They do not include all of the information required for a complete set of financial statements prepared in accordance with International Financial Reporting Standards (IFRS). However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Company’s financial position and performance since the last annual financial statements. IFRS includes both standard titles IFRS and IAS and interpretations from International Financial Reporting Interpretations Committee (IFRIC) as issued by the International Accounting Standards Board (IASB).

Basis of Measurement

The unaudited condensed consolidated interim financial statements have been prepared under the historical cost basis, except for the following:

•	Retirement benefit liability which is measured at the fair value of plan assets less present value of defined benefit obligation, and

•	Financial assets measured at fair value through profit and loss.

All amounts are presented in Philippine peso (PHP), which is also the Company’s functional currency. All financial information has been rounded to the nearest PHP, except when otherwise indicated.

Changes in Accounting Policies and Disclosures

The accounting policies adopted are consistent with those followed in preparation of the Company’s annual financial statements for the year ended December 31, 2020, except that the Company has adopted the following “amendments” to IFRS and IAS which are effective for the Company beginning January 1, 2021.

The Company has initially adopted the Interest Rate Benchmark Reform - Phase 2 (Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 Insurance Contract and IFRS 16 Leases). These amendments do not have an impact to the Company’s condensed consolidated interim financial statements.

A number of new standards and amendments to standards are effective for annual periods beginning after January 1, 2021 and earlier application is permitted. The Company has not early adopted any of the forthcoming new or amended standards in preparing these condensed consolidated interim financial statements.

Summary of Accounting Policies

The accounting policies applied in these condensed consolidated interim financial statements are the same as those applied in the Company’s financial statements for the year ended December 31, 2020.

Fair Value Measurements

The Company measures a number of financial and nonfinancial assets and liabilities at fair value at each reporting date.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or most advantageous market must be accessible to the Company.

The fair value of an asset or liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their best economic interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the condensed consolidated interim financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

• Level 1:	quoted prices (unadjusted) in active markets for identical assets or liabilities;

• Level 2:	inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

• Level 3:	inputs for the asset or liability that are not based on observable market data.

For assets and liabilities that are recognized in the consolidated financial statements on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy by re-assessing the categorization at the end of each reporting period.

For the purpose of fair value disclosures, the Company has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy provided in Note 20.

3.	Management’s Use of Judgments, Estimates and Assumptions

No significant changes in accounting estimates, management judgements and assumptions have occurred compared to the significant accounting judgements, estimates and assumptions discussed in the financial statements as of and for the fiscal year ended December 31, 2020.

Unless stated otherwise the condensed consolidated interim financial statements as of and for the nine month period ended September 30, 2021 are presented on a basis consistent with the accounting policies and specific considerations set out in the financial statements for the Company as of and for the year ended December 31, 2020 and should be read in conjunction with these, as the condensed consolidated interim financial statements are an update of that information considering significant changes in the reporting period and disclosures explicitly required by IAS 34.

Provision for Estimated Credit Losses (ECL) on Trade and Other Receivables

The Company uses a provision matrix to calculate ECLs for trade and other receivables. The provision matrix is initially based on the Company’s historical observed defaults and patron’s behavioral characteristics. The Company will calibrate the matrix to adjust the historical credit loss experience with forward-looking information.

At every reporting date, the historical observed defaults are updated and changes in the forward-looking estimates are analyzed. The assessment of the correlation between historical observed defaults, forecast economic conditions and ECLs is a significant estimate. The amount of ECLs are sensitive to changes in circumstances and of forecast economic conditions. The Company’s historical credit loss experience and forecast of economic conditions may also not be representative of customer’s actual default in the future. The information about the ECLs on the Company’s trade and other receivables is disclosed in Note 19.

In line with the ECL, the Company’s allowance for doubtful accounts pertaining to amounts owed by related parties as at September 30, 2021 and December 31, 2020 amounted to ₱218.66 million to ₱218.88 million, respectively. As at September 30, 2021 and December 31, 2020, allowance for doubtful accounts pertaining to trade receivables amounted to ₱974.35 million and ₱980.53 million, respectively. The carrying amount of receivables amounted to ₱1.68 billion and ₱2.06 billion as at September 30, 2021 and December 31, 2020, respectively (see Note 5).

The COVID 19 pandemic has also adversely affected the financial condition of the Company’s customers wherein some have been experiencing financial difficulty and insolvency resulting to an increase in the impairment allowance of ₱862.41 million for the year 2020. During the period, ₱13.88 million of provision for doubtful accounts were reversed. As at September 30, 2021 and December 31, 2020, the Company has written-off trade receivables amounting to ₱5.21 million and ₱64.50 million, respectively.

NRV of Inventories

The Company writes down the cost of inventories whenever NRV of inventories becomes lower than cost due to damage, physical deterioration, obsolescence, change in price levels or other causes. The lower of cost and NRV of inventories is reviewed on a monthly basis to reflect the accurate valuation in the financial records. Inventories and supplies identified to be obsolete and unusable are also written off and charged as expense for the period.

There were no provision for inventory obsolescence as at September 30, 2021 and December 31, 2020. Inventories at cost amounted to ₱696.79 million and ₱772.84 million as at September 30, 2021 and December 31, 2020, respectively.

Estimated Useful Life of Operating Equipment

Bulk purchases of operating equipment items are estimated to be consumed over a period of two to three years. This estimation is reviewed periodically and could change significantly due to physical wear and tear, technical or commercial obsolescence and legal or other limits on the use of the assets. Management will increase the amortization charges where period of consumption is less than the previously estimated period of consumption.

The carrying value of the Company’s operating equipment amounted to ₱5.30 million and ₱5 million as at September 30, 2021 and December 31, 2020, respectively. The amount includes noncurrent operating equipment recognized under “Other noncurrent assets” amounting to nil and ₱0.04 million as at September 30, 2021 and December 31, 2020, respectively.

4.	Cash and Cash Equivalents

Cash and cash equivalents consist of:

	Note	2021		2020
Cash on hand		₱	1,489,111,811	₱	1,770,411,397
Cash in banks			742,282,982		1,631,399,041
Short-term investments			2,260,405		2,130,055

		₱	2,233,655,198	₱	3,403,940,493

Cash in banks earn interest at the respective bank deposit rates. Short-term investments are made for varying periods of up to three months depending on the immediate cash requirements of the Company and earn interest at the prevailing short-term investment rates.

Interest income earned from cash and cash equivalents for the nine months ended September 30, 2021 and 2020 amounted to ₱0.53 million and ₱2.33 million, respectively.

5.	Trade and Other Receivables

In 2021 and 2020, the Company assessed that certain trade receivables relating to casino markers and amounts owed by related parties as impaired and accordingly, provided allowance for doubtful accounts.

The movement of allowance for doubtful accounts follows:

	September 30, 2021		December 31, 2020
Trade receivables:
Beginning balance	₱	980,528,076	₱	182,622,301
Additions (reversals)		(965,193)		862,407,332
Write-off		(5,209,132)		(64,501,557)

		974,353,751		980,528,076
Amounts owed by related parties
Beginning balance		218,879,429		218,879,429
Reversal		(224,001)		—

		218,655,428		218,879,429

Ending balance	₱	1,193,009,179	₱	1,199,407,505

All other receivables are neither past due nor impaired and the Company believes that no allowance for doubtful accounts should be provided as at September 30, 2021 and December 31, 2020.

6.	Restricted Cash

Escrow Account

The Company established an escrow account in compliance with the terms and conditions of its casino Provisional License. The account shall cover the total initial amount of US$100 million with a maintaining balance of US$50 million (see Note 11 and 19).

All funds for the construction of the Company’s hotel, casino and resort project passed through the account and all drawdowns from the account was applied to the said project. If the funds in the escrow account fall below the maintaining balance at any given time, the Company shall deposit no later than 15 calendar days from the date the escrow fell below maintaining balance, such funds to achieve the maintaining balance. Otherwise, conditions in the casino Provisional License may apply.

On June 27, 2016, the Company acquired a short-term interest-bearing loan amounting to US$50 million with BDO Unibank, Inc. (BDO). With the consent of PAGCOR, the Company secured said loan using the escrow account (see Note 11).

As at September 30, 2021 and December 31, 2020, the Company has ₱2.56 billion and ₱2.41 billion, respectively, in its escrow account securing said short-term loan.

Asia United Bank Dollar Account

On September 14, 2018, Asia United Bank Corporation (AUB) granted the Company a short-term loan amounting to ₱1.62 billion (see Note 11). Principal amount is payable on lump sum upon due date with a non-repriceable interest rate. Securing said loan is the US$30.99 million AUB dollar account of the Company that has been assigned as collateral. On January 25, 2019, the Company has fully paid the AUB loan.

The AUB dollar account, which is the security for said loan has been released from restriction and is part of cash in banks under “Cash and cash equivalents” amounting to ₱266.28 million as at December 31, 2019. On March 6, 2020, the AUB dollar account was closed.

Interest on Restricted Cash

Interest income on escrow account for the nine months ended September 30, 2021 and 2020 amounted to ₱0.01 million and ₱15 million, respectively.

7.	Advances to Contractors and Suppliers

Advances to contractors and suppliers pertain to advance payments made to various vendors for gaming equipment, casino and hotel furniture and fixtures, operating equipment, other gaming and hotel equipment, construction and fit-out related to the integrated resort project as at September 30, 2021 and December 31, 2020. Advance payments for certain supplies for use in the operations of the Company are classified as current. Advances to contractors and suppliers that will be applied to future billings on property and equipment are classified as non-current.

Advances to contractors and suppliers amounted to ₱2.59 billion and ₱2.77 billion, September 30, 2021 and December 31, 2020, respectively.

8.	Property and Equipment

Property and equipment consist of:

September 30, 2021	Note	Building		Transportation Equipment		Leased Transportation Equipment		Office Equipment, Furniture and Fixtures		Gaming Equipment		Gaming Furniture and Fixtures		Leasehold Improvements		Right-of-Use Assets (Note 17)		Construction in Progress		Total
Cost
Beginning balance		₱	107,884,618,575	₱	489,332,491	₱	—	₱	14,350,946,010	₱	6,227,775,756	₱	470,016,169	₱	156,053,170	₱	21,726,855,894	₱	29,506,455,629	₱	180,812,053,694
Additions			58,236,929		215,600		—		287,458,454		36,043,765		2,290,179		4,500,000		—		2,176,012,371		2,564,757,298
Write-off of Construction in Progress (CIP)			—		—		—		—		—		—		—		—		(214,306,219)		(214,306,219)
Disposals			—		—		—		(902,031)		(12,292,251)		(58,400)		—		—		—		(13,252,682)
Reclassification			1,545,382		—		—		54,261,409		—		—		—		—		(55,806,791)		0

Ending balance			107,944,400,886		489,548,091		—		14,691,763,842		6,251,527,270		472,247,948		160,553,170		21,726,855,894		31,468,161,781		183,149,252,091

Accumulated Depreciation and Amortization
Beginning balance			6,551,725,742		254,081,629		—		5,244,547,717		4,001,145,712		292,576,223		153,071,181		1,019,293,529		—		17,516,441,733
Depreciation and amortization	14		2,135,187,654		71,867,186		—		1,086,021,394		816,650,439		70,795,709		4,695,304		346,025,065		—		4,531,242,751
Capitalized amortization			—		—		—		—		—		—		—		87,522,338		—		87,522,338
Disposals			—		—		—		(485,726)		(7,129,888)		(41,851)		—		—		—		(7,657,465)

Ending balance			8,686,913,396		325,948,815		—		6,330,083,385		4,810,666,263		363,330,081		157,766,485		1,452,840,932		—		22,127,549,357

Carrying Amount at September 30, 2021		₱	99,257,487,490	₱	163,599,276	₱	—	₱	8,361,680,457	₱	1,440,861,007	₱	108,917,867	₱	2,786,685	₱	20,274,014,962	₱	31,468,161,781	₱	161,021,702,734

December 31, 2020	Note	Building		Transportation Equipment		Leased Transportation Equipment		Office Equipment, Furniture and Fixtures		Gaming Equipment		Gaming Furniture and Fixtures		Leasehold Improvements		Right-of-Use Assets (Note 17)		Construction in Progress		Total
Cost
Beginning balance		₱	104,735,083,227	₱	487,836,363	₱	—	₱	13,915,714,244	₱	6,153,540,934	₱	440,964,048	₱	156,053,170	₱	21,726,855,894	₱	27,607,849,954	₱	175,223,897,834
Additions			155,058,981		1,496,128		—		448,346,947		85,092,159		29,052,121		—		—		4,948,360,090		5,667,406,426
Disposals			—		—		—		(68,393,229)		(10,857,337)		—		—		—		—		(79,250,566)
Reclassification			2,994,476,367		—		—		55,278,048		—		—		—		—		(3,049,754,415)		—

Ending balance			107,884,618,575		489,332,491		—		14,350,946,010		6,227,775,756		470,016,169		156,053,170		21,726,855,894		29,506,455,629		180,812,053,694

Accumulated Depreciation and Amortization
Beginning balance			3,778,902,471		157,232,814		—		3,567,146,866		2,933,447,906		201,826,754		141,868,989		441,230,325		—		11,221,656,125
Depreciation and amortization			2,772,823,271		96,848,815		—		1,716,493,244		1,075,872,664		90,749,469		11,202,192		459,484,402		—		6,223,474,057
Capitalized amortization			—		—		—		—		—		—		—		118,578,802		—		118,578,802
Disposals			—		—		—		(39,092,393)		(8,174,858)		—		—		—		—		(47,267,251)

Ending balance			6,551,725,742		254,081,629		—		5,244,547,717		4,001,145,712		292,576,223		153,071,181		1,019,293,529		—		17,516,441,733

Carrying Amount at December 31, 2020		₱	101,332,892,833	₱	235,250,862	₱	—	₱	9,106,398,293	₱	2,226,630,044	₱	177,439,946	₱	2,981,989	₱	20,707,562,365	₱	29,506,455,629	₱	163,295,611,961

Construction in Progress

Construction in progress pertains to the building facility being constructed for the Company’s operations. Costs incurred mainly include materials procurement, general construction works, architectural design services, engineering consultancy and construction supervision services, interior design services, capitalized rent expense and borrowing costs.

For the nine months ended September 30, 2021 and 2020, amortization ofright-of-use assets related to the lease of land capitalized as part of Construction in Progress under “Property and equipment” amounted to ₱87.52 million and ₱88.71 million (see Notes 8 and 17).

Total finance charges from both loans and leases capitalized as part of Construction in Progress amounted to ₱419.15 million and ₱407.71 million for the nine months ended September 30, 2021 and 2020, respectively (see Notes 11 and 17).

On May 2021, the BOD has approved the write-off of Construction in Progress amounting to ₱214.31 million. The total cost for the project was assessed to be unrecoverable as of that date.

9.	Intangible Assets

Movement of the account follows:

	Note	September 30, 2021		December 31, 2020
Cost
Beginning balance		₱	1,319,175,361	₱	1,239,154,893
Additions			68,523,141		80,020,468

Ending balance			1,387,698,502		1,319,175,361

Accumulated Amortization
Beginning balance			854,950,889		616,307,032
Amortization	16		176,590,440		238,643,857

Ending balance			1,031,541,329		854,950,889

Net Carrying Amount		₱	356,157,173	₱	464,224,472

Intangible assets mostly pertain to software mainly used in operations.

10.	Other Noncurrent Assets

Other noncurrent assets include hold-out deposit amounting to ₱100 million as at September 30, 2021 and December 31, 2020 which pertains to the performance assurance bond of the Company established in compliance with the requirements of the casino Provisional License. The account is restricted in view of its assignment as collateral security for the domestic standby letter of credit (LOC) facility of the Company with a trustee bank (see Note 19).

11.	Loans Payable

Loans from Asia United Bank

On June 26, 2020, the Company obtained a new one-year term loan facility with AUB (AUB Omnibus Loan and Security Agreement or “AUB OLSA”) in the amount of US$50 million. The AUB OLSA is secured by a real estate mortgage over certain parcels of land, together with all improvements thereon, of Eagle I Landholdings Inc. (Eagle I).

The principal is payable in lump-sum upon maturity date, while, the interest is payable quarterly in arrears and repriced quarterly.

As at December 31, 2020, the Company’s outstanding short-term loan with AUB amounted to ₱2.38 billion.

On May 7, 2021, the short-term AUB OLSA of US$50 million was converted into a three-year loan with maturity date of May 7, 2024. This is still secured by a real estate mortgage over certain land properties of Eagle I.

As at September 30, 2021, the Company’s outstanding long-term loan with AUB amounted to ₱2.52 billion.

Short-term Loans from BDO

On June 27, 2016, the Company acquired a short-term interest-bearing loan amounting to US$50 million with BDO as additional working capital for the continuous construction of the Company’s integrated resort project. The term of the loan is 91 days with a fixed interest rate. The loan is covered by a deed of assignment of the Company’s United States Dollar (USD; US$) Account in escrow with PAGCOR (see Note 8).

The Company continuously rolled over said loan after its initial maturity date. The outstanding loan as at September 30, 2021 and December 31, 2020 amounted to ₱2.55 billion and ₱2.40 billion, respectively.

Long-term Loans from AUB

On June 27, 2019, the Company obtained with AUB a loan facility (AUB Long-term Loan Facility Agreement) with the amount of up to $100 million or its Peso equivalent converted based on the appropriate exchange rate. Initial drawdown amounting to $76 million was made on the same date. Proceeds of the borrowings shall be for partially financing the construction project of the integrated resort, refinancing existing short-term lines with AUB and for financing general corporate purposes.

The principal and interest are payable in 18 quarters with successive quarterly installments based on the repayment schedule starting on March 28, 2020 until June 28, 2024. Interest shall be adjusted with the quarterly interest repricing.

On October 18, 2019 the Company made its final drawdown from the AUB Long-term Loan Facility Agreement amounting to $24 million following the terms and conditions as set out in the agreement.

As at September 30, 2021 and December 31, 2020, balance of long-term loan from AUB classified as long-term, net of unamortized transaction cost and current portion follows:

	September 30, 2021	December 31, 2020
Beginning balance	$89,000,000	$100,000,000
Drawdown during the period	—	—
Repayment of loan	(15,000,000)	(11,000,000)

	74,000,000	89,000,000
Less: Unamortized transaction cost
Beginning balance	729,682	1,116,200
Transaction cost on drawdown	—	—
Amortization during the period	(248,715)	(386,518)

	480,967	729,682

	September 30, 2021	December 31, 2020
Long-term loans payable - net	$73,519,033	$88,270,318
Less: Current portion of long-term loans payable - net	20,000,000	20,000,000

Noncurrent portion of long-term loans payable - net	$53,519,033	$68,270,318

The Peso equivalent of the dollar long-term loan from AUB, net of unamortized transaction cost as at September 30, 2021 and December 31, 2020 follows:

	September 30, 2021		December 31, 2020
Current portion	₱	1,005,774,551	₱	944,124,207
Non-current portion		2,740,681,873		3,293,436,878

Long-term loans payable - net	₱	3,746,456,424	₱	4,237,561,085

Debt Covenant Compliance

The Company’s Loan Facility contains certain restrictive covenants that require the Company to comply with specified financial ratios and other financial tests at annual measurement dates.

AUB Long-term Loan Facility Agreement requires the Company to maintain certain financial ratios annually such as debt-to-equity and debt service coverage ratios based on the Company’s annual audited financial statements. As at December 31, 2020, the Company has met the required financial ratios of the AUB Long-term Loan Facility Agreement.

Scheduled principal payments for the long-term loans payable as at September 30, 2021 are as follows:

Amount
2021	$5,000,000
2022	22,500,000
2023	30,000,000
2024	16,500,000

Total	$74,000,000

Interest and Finance Charges on Loans

Interest expense and amortization of transaction costs related to these short-term and long-term loans are as follows:

	Note	September 30, 2021		September 30, 2020
Capitalized in construction in progress under “Property and equipment”	8	₱	51,368,891	₱	46,543,523
Interest and finance charges under “Statements of Comprehensive Income”			237,889,331		197,005,257

		₱	289,258,222	₱	243,548,780

12.	Related Party Transactions

In the normal course of business, the Company transacts with companies considered as related parties. Following are the significant related party transactions:

					Outstanding Balance
Category/Transaction	Period	Note	Amount of the Transaction		Amounts Owed by Related Parties		Amounts Owed to Related Parties		Lease Liability		Accrued Rent		Terms	Conditions
Parent Company
◾ Amounts owed by related party	2021	12a	₱	331,113	₱	656,708,882	₱	—	₱	—	₱	—	Collectible on demand;	Unsecured;
	2020			229,436		656,377,769		—		—		—	non-interest bearing	no impairment
◾ Amounts owed to related party	2021	12a		5,907,493		—		349,232,599		—		—	Payable on demand;	Unsecured
	2020			3,145,548		—		355,140,093		—		—	non-interest bearing
Ultimate Parent Company
◾ Amounts owed by related party	2021	12a		14,331		—		—		—		—	Collectible on demand;	Unsecured;
	2020			—		14,331		—		—		—	non-interest bearing	no impairment
◾ Amounts owed to related party	2021	12a, c, d, h		2,578,239,197		—		9,984,276,110		—		—	Payable on demand;	Unsecured
	2020			3,060,763,527		—		7,406,036,913		—		—	non-interest bearing
Other Related Parties
◾ Amounts owed by related parties	2021	12e		(1,500)		218,655,429		—		—		—	Collectible on demand;	Unsecured;
	2020			11,111		218,656,929		—		—		—	non-interest bearing	impaired
◾ Amounts owed to related party	2021	12j		14,880,281				23,887,031		—		—	Payable over the	Unsecured
	2020			9,006,750				9,006,750		—		—	lease term
◾ Rent	2021	12b		916,802,551		—		—		26,311,082,098		4,005,579,819	Collectible on demand;	Unsecured;
	2020			1,104,802,463		—		—		25,883,568,769		3,088,777,269	non-interest bearing	no impairment
◾ Shared services	2021	12f, g		2,988,658		—		—		—		—	Collectible on demand;	Unsecured;
	2020			4,421,522		—		—		—		—	non-interest bearing	no impairment

TOTAL	2021		₱	—	₱	875,755,097	₱	10,357,395,740	₱	26,311,082,098	₱	4,005,579,819

TOTAL	2020		₱	—	₱	875,049,029	₱	7,770,183,756	₱	25,883,568,769	₱	3,088,777,269

a.

The Company has non-interest-bearing receivable from and payable to its related parties for purposes of additional working capital as at September 30, 2021 and December 31, 2020. Receivables and payables are settled on demand through cash payments or offsetting arrangements.

b.

On January 1, 2012, the Company entered into a 22-year lease agreement with Eagle I for the lease of parcels of land used in the construction of the Company’s integrated resort project renewable upon mutual agreement of both parties. The Company is an indirect subsidiary of UEC. Eagle I is 40%-owned by Brontia Limited, which is a subsidiary of TRAL. The leased property with a total aggregate area of 305,132 square meters is located at Asia World City Complex, Barangay Tambo, Parañaque City. Monthly rental fees of ₱375,000 is subject to an escalation in which annual rent should be at least 3% of the prevailing value of the property as determined by an independent appraiser acceptable to both parties starting January 1, 2015 and every three years thereafter (see Note 17).

On December 5, 2016, the Company and Eagle I agreed to revise the contract of lease fixing the monthly rental fees at ₱110 million with an annual escalation of 3% starting January 1, 2017.

On December 21, 2018, the Company and Eagle I entered into a Memorandum of Agreement with a Third Party Buyer (the “Buyer”) whereby the Company agreed to release its leasehold rights over a certain parcel of land with an area of 19,952 square meters to allow Eagle I to sell the said parcel of land to the Buyer. The Company’s release of its leasehold rights was subject to a consideration amounting to ₱1.64 billion, inclusive of VAT, as compensation to the Company. Consequently, the lease contract which previously included the said parcel of land was amended to modify the rental fee to ₱109 million per month beginning January 1, 2019 with an escalation rate of 3% beginning January 1, 2020, and annually thereafter. The term of the lease has also been extended to 50 years from the commencement of the original lease contract or until December 31, 2061, among other amendments (see Note 17).

Under IFRS 16, accrued rent now pertains to lease liability for which billings are already received. The movement of accrued rent related to this lease is as follows:

	Note	September 30, 2021		December 31, 2020
Balance at beginning of period	16	₱	3,088,777,269	₱	1,615,707,318
Rentals during the period	7, 16		1,137,946,535		1,473,069,951
Payments during the period			(221,143,985)		—

Balance at end of period	16	₱	4,005,579,819	₱	3,088,777,269

On February 14, 2020, Eagle I and the Company entered into a Memorandum of Agreement (MOA) with a certain buyer, a Philippine corporation, to sell portion of the land leased by the Company equivalent to 36,610 sqm subject to certain conditions. The Company also agreed to waive its leasehold rights over the leased land subject to payment of consideration specified in the MOA upon completion of the sale transaction.

On March 8, 2021, the Company, together with Eagle I, notified the buyer of the termination of the MOA dated February 14, 2020 due to nonpayment of the amounts stipulated in the MOA. The buyer replied through a letter dated March 19, 2021 expressing its willingness to terminate the MOA effective March 31, 2021 and also requested the non-forfeiture of the initial payment made. As at September 30, 2021, there has been no final decision made on the request.

c.

On August 24, 2015, the Company entered into a Master Contribution Agreement with TRAL and UEC where the latter agreed to contribute funds to the Company in separate tranches through TRAL in exchange for the Company’s shares to be issued in favor of TRAL. In 2018, several funding from UEC in favor of TRAL were received by the Company totaling ₱56.14 billion and were recorded as deposit for future subscription.

d.	On December 26, 2017, UEC transferred cash to the Company amounting to USD$20 million for purpose of additional working capital.

Additionally, during the period, the Company received several rounds of cash funding from UEC totaling USD$40 million. The purpose of these rounds of funding is for additional working capital for operations and payment for construction.

As at September 30, 2021 and December 31, 2020, the total funding received from UEC amounted to ₱7.12 billion and ₱1.06 billion, respectively.

e.

In February and March 2014, Tiger Resorts Property Management Incorporated (Tiger II), a related party by virtue of common officer/director, obtained loans totaling US$140 million from a local bank. The Company and Tiger II entered into an agreement to pass on the interest on the loans since the proceeds were used in the construction of the Company’s integrated resort. In 2016, Tiger II settled in full the loan from the local bank. As at September 30, 2021 and December 31, 2020, the passed-on interest is considered impaired by the Company.

f.

In 2014, the Company, Eagle I entered into a two-year reimbursement agreement subject to automatic renewal for another year unless otherwise terminated. Under the agreement, the Company shall provide administrative support services to the related parties. This was recorded as “Other income” in the statements of comprehensive income.

g.

On November 7, 2019, the Company has entered into an agreement with Asiabest Group International Inc. (ABG), an entity under common control, whereas the Company would be providing certain administrative support and advisory services in connection with its operations. ABG was incorporated and registered with the SEC on October 23, 1970 and was listed in the Philippine Stock Exchange (PSE) on July 10, 1979. ABG is an entity wherein TRAL owned two hundred million (200,000,000) common shares representing two-thirds of its outstanding capital stock.

h.

The Company purchased from UEC and Aruze Philippines Manufacturing, Inc. (APMI) certain machines and equipment in 2020 and 2019 totaling ₱106.95 million and ₱812.14 million, respectively. As at September 30, 2021 and December 31, 2020, trade payables to UEC and APMI related to these purchases amounted to ₱2.84 billion and ₱2.58 billion, respectively.

APMI is indirectly owned by the former chairman and chief executive officer of the Company (see Note 16). Trade payables related to these purchases are unsecured.

i.

On December 6, 2018, UEC entered into a Note Purchase Agreement to issue privately-placed three-year corporate Notes to raise additional funding for the continuous construction of Okada Manila and for the repayment of borrowings. The Notes are secured by a Guarantee and Collateral Agreement (GCA) on December 11, 2018 with the Company as one of the Subsidiary Guarantors. The Subsidiary Guarantors jointly and severally, unconditionally and irrevocably guaranteed UEC’s performance of its obligations under the Notes and the Note Purchase Agreement in favor of the note purchasers and other secured parties.

j.	In 2020, the Company and Eagle I entered into an agreement that the Company will pay Eagle I a guarantee fee as consideration for the mortgage of the properties of Eagle I for the AUB OLSA.

k.

Key management compensation, which are all short-term employee benefits, presented under “Personnel costs” amounted to ₱327.08 million and ₱562.04 million for the nine months ended September 30, 2021 and 2020, respectively.

13.	Retirement Benefit Cost

The Company has an unfunded, non-contributory defined benefit retirement plan covering its regular employees. The cost of providing benefits is valued every year by a professionally qualified independent actuary in compliance with the revised IAS 19. Benefits are dependent in the years of service and the employees’ compensation and are determined using the projected unit credit method. The Company’s actuarial valuation is performed annually every year-end. There is no significant change in fair value of plan assets from December 31, 2020 to September 30, 2021.

The following tables summarize the components of net retirement benefit cost recognized in profit or loss and OCI and movements in present value of the retirement benefit liability as at September 30, 2021 and December 31, 2020:

	September 30, 2021		December 31, 2020
Beginning balance	₱	77,748,079	₱	116,452,779

Settlement loss		—		55,397,292
Current service cost		26,801,243		34,137,826
Interest expense on retirement		2,233,490		4,472,037

Retirement benefit cost		29,034,733		94,007,155

Benefits paid during the period		—		(1,810,344)
Settlements		—		(67,998,775)
Actuarial loss (gain) from changes in:
Demographic assumptions		—		(74,548,693)
Experience adjustments		—		21,241,585
Financial assumptions		—		(9,595,628)

Retirement benefit cost charged to OCI		—		(62,902,736)

Ending balance	₱	106,782,812	₱	77,748,079

For the periods ended September 30, and 2021 and 2020, the Company capitalized retirement benefit cost amounting to ₱0.008 million and ₱0.013 million, respectively, as part of Construction in progress under “Property and equipment”.

14.	Capital Stock

As of September 30, 2021, the Company had common and preferred stock authorized of 35,300,000 and 10,300,000,000 shares, respectively with ₱1 par value.

In anticipation of the additional funding to the Company, the BOD on its April 2, 2018 regular meeting, approved the increase of the Company’s authorized capital stock to ₱20 billion which is composed of 35,300,000 common shares and 19,964,700,000 redeemable preferred shares both at ₱1 par value pending application and approval by the Philippine SEC.

15.	Revenue

The Company’s operations and revenue streams are those described in the latest annual financial statements. The Company’s revenue is derived from contract with customers and is disaggregated by major service and product lines and timing of revenue recognition as set out on the table below:

	September 30, 2021		September 30, 2020
Type of Services and Products
Gaming revenue - net	₱	8,251,831,934	₱	7,193,207,599

Hotel rooms revenue		119,574,010		173,141,720
Food and beverage revenue		327,499,233		274,118,518

Hotel, food and beverage revenue - net		447,073,243		447,260,238

Retail and entertainment revenue		7,076,707		18,580,811
Other hotel revenue		19,139,369		20,612,191

Retail and others, excluding rental revenue		26,216,076		39,193,002

Total revenue from contracts with customers	₱	8,725,121,253	₱	7,679,660,839

Timing of Revenue Recognition
Services and products transferred at a point in time	₱	8,605,547,243	₱	7,506,519,119
Services transferred over time		119,574,010		173,141,720

Total revenue from contracts with customers	₱	8,725,121,253	₱	7,679,660,839

Rental revenue from operating lease agreement with various retail concessionaires amounted to ₱6.14 million and ₱19.63 million for the nine months ended September 30, 2021 and 2020, respectively. Rental revenue is recognized in accordance with IFRS 16.

For the nine months ended September 30, 2021 and 2020, the Company has allocated ₱158.76 million and ₱82.39 million, respectively, from gaming revenue to hotel, food and beverage revenue arising from complimentary incentives based on its stand-alone selling price.

Gaming revenue is also reduced by liabilities of the Company pertaining to progressive jackpots and rebates. Moreover, a portion of the revenue is allocated to the contract liabilities for points earned in the customer loyalty program and free plays.

As at September 30, 2021 and 2020, the Company’s rebates do not involve estimation uncertainty.

Contract liabilities as at September 30, 2021 and December 31, 2020 are as follows:

	September 30, 2021		December 31, 2020
Promotional allowance:
Earned points - gaming and non-gaming	₱	168,086,217	₱	156,062,498
Free plays		58,346,774		50,859,432

Total contract liabilities under “Trade and other payables”	₱	226,432,991	₱	206,921,930

16.	Operating Costs and Expenses

This account consists of:

	Note	September 30, 2021		September 30, 2020
Depreciation and amortization	8, 9, 17	₱	4,707,833,191	₱	4,824,125,089
Personnel costs			2,799,536,573		3,328,248,761
Taxes, licenses and fees			2,668,206,007		2,420,055,298
Utilities			522,272,112		397,629,478
Repairs and maintenance			403,574,023		594,760,335
Insurance			367,867,512		287,805,039
Operating supplies			288,003,748		541,333,883
Marketing and promotions			188,179,314		285,763,127
Outside services			177,354,656		175,225,213
Food, beverage and retail			171,520,238		124,439,397
Professional fees			148,383,718		65,846,051
Communication and transportation			67,245,735		85,896,580
Rent	17		18,611,104		33,471,533
(Recoveries) doubtful accounts			(13,877,014)		625,094,464
Others			75,780,237		144,410,251

		₱	12,590,491,154	₱	13,934,104,499

In 2020, the Company incurred expenses related to COVID-19 amounting to ₱115.45 million which comprise of operating and cleaning supplies for sanitary purposes, testing, and transportation.

17.	Leases

The carrying amount of right-of-use assets and the movements during the period are as follows:

	Note	Land		Warehouse		Total
Balance as at January 1, 2021		₱	20,586,929,456	₱	120,632,909	₱	20,707,562,365
Amortization during the period			(411,370,149)		(22,177,254)		(433,547,403)

Balance as at September 30, 2021	8	₱	20,175,559,307	₱	98,455,655	₱	20,274,014,962

	Note	Land		Warehouse		Total
Balance as at January 1, 2020		₱	21,135,422,988	₱	150,202,581	₱	21,285,625,569
Amortization during the period			(548,493,532)		(29,569,672)		(578,063,204)

Balance as at December 31, 2020	8	₱	20,586,929,456	₱	120,632,909	₱	20,707,562,365

The carrying amount of lease liabilities and the movements during the period are as follows:

	September 30, 2021		December 31, 2020
Beginning balance	₱	27,024,078,814	₱	26,480,490,482
Accretion of interest		431,536,726		603,532,979
Payments made		(57,243,510)		(59,944,648)

Ending balance	₱	27,398,372,030	₱	27,024,078,813

Lease cost recognized in accordance with IFRS 16 for the nine months ended September 30, 2021 and 2020 under these lease agreements are distributed as follows:

	Note	September 30, 2021		September 30, 2020
Right-of-use assets amortization	8	₱	87,522,338	₱	88,708,917
Interest expense on lease liabilities	8		367,779,242		361,170,140

Lease costs capitalized under “Property and equipment”			455,301,580		449,879,057

Right-of-use assets amortization	8		346,025,065		344,838,486
Interest expense on lease liabilities			1,275,172,716		1,249,490,537
Expense relating to short-term leases			4,962,985		10,059,393
Expense relating to low-value assets			13,648,119		23,412,140

Lease costs under “Operating costs and expenses”			1,639,808,885		1,627,800,556

		₱	2,095,110,465	₱	2,077,679,613

Following are the future minimum rental commitments up to the expiry date of the operating leases:

	September 30, 2021		December 31, 2020
Not later than one year	₱	1,697,745,928	₱	1,680,914,855
Later than one year but not later than five years		7,228,949,716		7,087,219,131
Later than five years		111,376,273,331		112,826,288,178

	₱	120,302,968,975	₱	121,594,422,164

Company as Lessor

The Company entered into short-term operating lease agreements with various retail companies that generated rent income amounting to ₱6.14 million and ₱19.63 million in for the nine months ended September 30, 2021 and 2020, respectively which is recognized as “Rental revenue” under the Retail and Others account in the Statements of comprehensive income.

Rent receivable on these operating leases amounted to ₱42.09 million as at September 30, 2021 and December 31, 2020.

Future minimum rental commitments of the Company’s operating leases as a lessor is determined to be within one year from September 30, 2021 due to its short-term nature.

18.	Income Taxes

In interim periods for the nine months ended September 30, 2021 and September 30, 2020, current and deferred taxes are determined based on the domestic tax rates and tax legislations of the Company, which are expected to be in force when the liability will be settled or the asset will be realized. Deferred taxes also include the recognition of assets for reductions in tax resulting in subsequent years from the expected use of existing unused tax losses (or similar items), as far as the realization can be expected with a sufficient degree of certainty.

The Company’s effective tax rate for the nine months ended September 30, 2021 was 16.8% (nine month period ended September 30, 2020: 19.7%). The change in effective tax rate was caused mainly by the benefit arising from a previous unrecognized tax loss.

There is no current income tax expense for the periods ended September 30, 2021 and 2020 since the Company is in a gross loss and net taxable loss position on non-gaming operations. As discussed in Notes 1 and 20, the casino operations is subject to license fees at certain rates in lieu of all taxes.

The Company expects to utilize its deferred tax assets from recognized NOLCO in future transactions that may generate taxable income.

As at September 30, 2021 and December 31, 2020, the Company has available Net Operating Loss Carry Over (NOLCO) which can be claimed as deduction against future taxable income subject to regular corporate income tax rate of 25% as follows:

Year Incurred	Amount		Expired		Balance		Expiry Date
2020	₱	8,394,541,097	₱	—	₱	8,394,541,097	2025
2019		7,217,743,928		—		7,217,743,928	2022
2018		3,092,223,469		—		3,092,223,469	2021
2017		3,772,122,895		3,772,122,895		—	2020

Total	₱	22,476,631,389	₱	3,772,122,895	₱	18,704,508,494

Extension of NOLCO period

Pursuant to Section 4 of Bayanihan II and as implemented under RR 25-2020, the net operating losses of a business or enterprise incurred for taxable years 2020 and 2021 can be carried over as a deduction from gross income for the next five consecutive taxable years following the year of such loss.

Corporate Recovery and Tax Incentives for Enterprises Act

Corporate Recovery and Tax Incentives for Enterprises Act (CREATE) otherwise known as CREATE have salient provisions which include changes to the Corporate Income Tax.

Under CREATE, corporate taxpayers shall prepare their annual income tax return for the calendar year 2020 (CY2020) using the pro-rated CIT rate for CY2020 reckoned from July 1, 2020 (retrospective effect). As at December 31, 2020, the CREATE bill is still pending ratification by both the Philippine Congress and Senate, and consequently pending approval of the President of the Republic of the Philippines.

On March 26, 2021, the President of the Philippines has approved the Corporate Recovery and Tax Incentives for Enterprises or the CREATE Act, with nine (9) provisions vetoed by the President. Below are the salient features of the CREATE Act that are relevant to the Company.

a)

Corporate income tax rate is reduced from 30% to 20% for domestic corporations with net taxable income not exceeding P5 million and with total assets not exceeding P100 million. All other domestic corporations and resident foreign corporations will be subject to 25% income tax. Said reductions are effective July 1, 2020.

b)	The imposition of improperly accumulated earnings tax has been repealed.

c)

Definition of reorganization for purposes of applying the tax free exchange provision under Section 40(C)(2) is expanded. Prior BIR ruling or confirmation shall not be required for purposes of availing the tax exemption of the exchange.

19.	Fair Value Measurement

IFRS 13 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values are obtained from quoted market prices, discounted cash flow models and option pricing models, as appropriate.

Due to the short term nature of the Company’s financial assets and financial liabilities such as cash and cash equivalents, trade and other receivables (excluding advances to officers and employees), rental deposits under “Prepaid expenses and other current assets”, restricted cash, holdout deposit, trade and other payables excluding payables to government agencies, and short-term loans payable, their carrying amounts approximate fair values as at September 30, 2021 and December 31, 2020.

Estimated fair value of long-term loans payable is based on the average interest rate repriced under the terms of Loan Facility.

20.	Basic/Diluted Earnings Per Share

The basic earnings (loss) per share is calculated by dividing net profit (loss) for the period by the weighted average number of common shares outstanding for the period. Diluted earnings per share is calculated in the same manner, adjusted for the dilutive effect of any potential common shares.

The calculation of basic and diluted earnings per share is based on the following:

	September 30, 2021	September 30, 2020
Net loss	(₱7,204,889,747)	(₱7,125,162,514)
Number of outstanding common shares used in the calculation of earnings per share	8,825,000	8,825,000

Basic earnings (loss) per share	(₱816.42)	(₱807.38)

Diluted earnings (loss) per share	(₱816.42)	(₱807.38)

21.	Commitments and Contingencies

a.	Commitments

i.	Provisional License

On August 5, 2008, PAGCOR granted the Company a Provisional License to establish and operate a casino for both local and foreign patrons who are at least 21 years of age. The Provisional License took effect upon the Company’s compliance with laws governing enterprises engaged in all forms of gaming operations, and shall be valid until the issuance of the Regular Casino Gaming License for the Bagong Nayong Filipino Manila Bay Tourism City Project. PAGCOR shall issue the Regular Casino Gaming License upon completion of the Project and approval of the report detailing the actual total project cost.

The Company is required to comply with certain terms and conditions under the Provisional License and failure to comply may result to certain penalties. In addition, the Company established an escrow account in compliance with the Provisional License (see Notes 6 and 11).

Letter of Credit

Pursuant to Article III, Section 2 Performance Assurance in the casino Provisional License, the Company established a performance assurance bond in the form of an LOC with a trustee bank in favor of PAGCOR which the latter may withdraw in cases defined under the Provisional License. As at September 30, 2021 and December 31, 2020, the Company has an outstanding LOC covering a period until January 26, 2022 and January 31, 2021, respectively, amounting to ₱100 million.

License Fees

Pursuant to Article IV, Section 20 License Fees in the casino Provisional License, the Company must remit to PAGCOR on a monthly basis, license fees at certain rates, in lieu of all taxes with reference to the income component of the Gross Gaming Revenue.

In addition, the Company shall incorporate and register a foundation for the restoration of cultural heritage and shall be funded by the Company in a monthly basis by setting 2% of the total gross gaming revenue generated from non-junket tables.

PAGCOR may also collect a fee from the Company equivalent to 5% of non-gaming revenue received from all food and beverage, retail and entertainment outlets. All revenues of hotel operations should not be subject to the 5% fee except rental income received from retail concessionaires.

Total PAGCOR fees paid in during the nine months ended September 30, 2021 and 2020 amounted to ₱2.34 billion and ₱2.2 billion, respectively.

ii.	Capital Commitments in the Construction of Building

By the terms of the Provisional License, the Company made an investment commitment of at least US$1.0 billion for the integrated resort project. The Company has already exceeded its minimum investment commitment of US$1.0 billion for the integrated resort project as at September 30, 2021 and December 31, 2020.

b.	Contingencies

The Company, in the ordinary course of business, is a party to certain cases or claims under protest pending with administrative bodies or the courts, including labor cases and cases filed by and against Mr. Kazuo Okada, a former officer/director, the outcome of which are not presently determinable.

Other than those, the Company is not aware of any pending or threatened litigation, claims or assessments or unasserted claims of assessments that are required by IAS 37 Provisions, Contingent Liabilities and Contingent Assets to be accrued or disclosed in the financial statements.

22.	Other Subsequent Events

In preparing the condensed consolidated financial statements through September 30, 2021, the Company has evaluated subsequent events for recognition and disclosure through December 3, 2021, the date that these condensed consolidated financial statements and accompanying notes were available for issuance.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and the Board of Directors of

26 Capital Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of 26 Capital Acquisition Corp. (the “Company”) as of December 31, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 24, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 24, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

January 19, 2021

26 CAPITAL ACQUISITION CORP.

BALANCE SHEET

December 31, 2020

Assets:
Current asset - cash	$174,193
Deferred offering costs	125,550

Total assets	$299,743

Liabilities and Stockholder’s Equity
Accrued expenses	$761
Promissory note - related party	275,000

Total current liabilities	275,761

Commitments and Contingencies
Stockholder’s Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized, 6,900,000 shares issued and outstanding(1)(2)	690
Additional paid-in capital	24,310
Accumulated deficit	(1,018)

Total stockholder’s equity	23,982

Total Liabilities and Stockholder’s Equity	$299,743

(1)	Includes up to 900,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. (See Note 7)
(2)	Share amounts have been retroactively restated to reflect the 20% stock dividend for the shares of Class B common stock in January 2021 (see Note 5).

The accompanying notes are an integral part of the financial statements.

26 CAPITAL ACQUISITION CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operating costs	$1,018

Net loss	$(1,018)

Basic and diluted weighted average shares outstanding, Class B(1)(2)	6,000,000

Basic and diluted net loss per share, Class B	$(0.00)

(1)	Excludes up to 900,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).
(2)	Share amounts have been retroactively restated to reflect the 20% stock dividend for the shares of Class B common stock in January 2021 (see Note 5).

The accompanying notes are an integral part of the financial statements.

26 CAPITAL ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM AUGUST 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares(1)(2)	Amount
Balance as of August 24, 2020 (inception)	—	$—	$—	$—	$—
Class B common stock issued to Sponsor	6,900,000	690	24,310	—	25,000
Net loss	—	—	—	(1,018)	(1,018)

Balance as of December 31, 2020	6,900,000	$690	$24,310	$(1,018)	$23,982

(1)	Includes up to 900,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).
(2)	Share amounts have been retroactively restated to reflect the 20% stock dividend for the shares of Class B common stock in January 2021 (see Note 5).

The accompanying notes are an integral part of the financial statements.

26 CAPITAL ACQUISITION CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash flows from operating activities:
Net loss	$(1,018)
Changes in current assets and liabilities:
Accrued expenses	761

Net cash used in operating activities	(257)

Cash flows from financing activities:
Deferred offering costs	(88,050)
Proceeds from issuance of promissory note to Sponsor	262,500

Net cash provided by financing activities	174,450

Net change in cash	174,193
Cash, beginning of period	—

Cash, end of the period	$174,193

Supplemental disclosure of cash flow information:
Deferred offering costs paid by Sponsor in exchange for issuance of Class B common stock	$25,000

Deferred offering costs paid through promissory note - related party	$12,500

The accompanying notes are an integral part of the financial statements.

26 CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

26 Capital Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated as a Delaware corporation on August 24, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to the Business Combination.

The Company has selected December 31 as its fiscal year end.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 24, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the proposed public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below).

The Company’s sponsor is 26 Capital Holdings LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 24,000,000 units at $10.00 per unit (the “Units”) (or 27,600,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of 6,800,000 warrants (or up to 7,520,000 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Warrants”) at a price of $1.00 per warrant in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering. Each Unit consists of one share of Class A common stock, and one-half redeemable warrant to purchase one share of Class A common stock at a price of $11.50 per whole share. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Private Warrants, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Public Offering, management has agreed that an aggregate of $10.00 per Unit sold in the Proposed Public Offering will be held in a trust account (“Trust Account”) and may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act which only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within 24 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors which would have higher priority than the claims of the Company’s public stockholders.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will have 24 months from the closing of the Proposed Public Offering to consummate a Business Combination (the “Combination Period”). However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if the Company fails to complete the initial business combination within the Combination Period, and (iv) not sell any of their founder shares or public shares to the Company in any tender offer the Company undertakes in connection with a proposed initial business combination.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that its Sponsor would be able to satisfy those obligations.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of December 31, 2020, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor that are sufficient to fund until the earlier of the consummation of the Proposed Public Offering and a minimum one year from the date of issuance of these financial statements.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Deferred Offering Costs

Deferred offering costs consist of legal expenses, registration fees, accounting costs, and audit fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss by the weighted average number of shares of Class B common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 900,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period presented.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed to be immaterial for the period from August 24, 2020 (inception) through December 31, 2020. Deferred tax assets were de minimus as of December 31, 2020.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Proposed Public Offering

In the Proposed Public Offering, the Company will offer for sale up to 24,000,000 Units, (or 27,600,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each unit that the Company is offering has a price of $10.00 and consists of one share of Class A common stock, and one-half warrant to purchase one share of Class A common stock. Each warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of this offering and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

Note 4 — Private Placement

The Company’s Sponsor has agreed to purchase an aggregate of 6,800,000 warrants (or 7,520,000 warrants if the over-allotment option is exercised in full) at a price of $1.00 per warrant, for an aggregate purchase price of $6,800,000, or $7,520,000 if the over-allotment option is exercised in full. The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Company’s initial business combination, and (iii) they may be exercised by the holders on a cashless basis.

The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

The Company’s Sponsor has agreed to (i) waive its redemption rights with respect to its founder shares and public shares in connection with the completion of the Company’s initial business combination, (ii) waive its redemption rights with respect to its founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to offer redemption rights in connection with any proposed initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, (iii) waive its rights to liquidating distributions from the trust account with respect to its founder shares if the Company fails to complete its initial business combination within 24 months from the closing of this offering, and (iv) not sell any of its founder shares or public shares to the Company in any tender offer the Company undertakes in connection with a proposed initial business combination. In addition, the Company’s Sponsor has agreed to vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of the Company’s initial business combination.

Note 5 — Related Party Transactions

Founder Shares

In August 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 5,750,000 shares of Class B common stock. In January 2021, the Company effected a stock dividend of 0.2 shares for each founder share outstanding, resulting in an aggregate of 6,900,000 founder shares outstanding and held by the Sponsor (up to 900,000 of which are subject to forfeiture by our sponsor if the underwriters’ over-allotment option is not exercised in full).

The Sponsor has agreed not to transfer, assign or sell its founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On August 27, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and due at the earlier of March 31, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of offering proceeds not held in the trust account. As of December 31, 2020, the Company had drawn down $275,000 under the promissory note with the Sponsor to be used for a portion of the expenses of this offering.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. At December 31, 2020, no such Working Capital Loans were outstanding.

Administrative Service Fee

The Company has agreed to pay its Sponsor, commencing on the date of the consummation of the offering, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Company’s Business Combination or its liquidation, the Company will cease paying these monthly fees.

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the founder shares, private placement warrants, and warrants that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriters Agreement

The underwriters have a 45-day option to purchase up to an additional 3,600,000 units to cover over-allotments, if any.

The underwriters will be entitled to a cash underwriting discount of two percent (2%) of the gross proceeds of the Proposed Public Offering, or $4,800,000 (or up to $5,520,000 if the underwriters’ over-allotment is exercised in full). Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the Proposed Public Offering held in the Trust Account upon the completion of the Company’s initial business combination subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7 — Stockholder’s Equity

Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At December 31, 2020, there were no shares of preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue a total of 100,000,000 Class A common shares at par value of $0.0001 each. At December 31, 2020, there were no shares of Class A Common Stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue a total of 10,000,000 Class B common shares at par value of $0.0001 each. In August 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 5,750,000 shares of Class B common stock. In January 2021, the Company effected a stock dividend of 0.2 shares for each founder share outstanding, resulting in an aggregate of 6,900,000 founder shares outstanding and held by the Sponsor (up to 900,000 of which are subject to forfeiture by our sponsor if the underwriters’ over-allotment option is not exercised in full). As of December 31, 2020, there were 6,900,000 Class B common shares issued and outstanding.

The Company’s initial stockholders have agreed not to transfer, assign or sell their founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The shares of Class B common stock will automatically convert into shares of the Company’s Class A common stock at the time of its initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered and related to the closing of the initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote.

Warrants — No warrants are currently outstanding. Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s sponsor or its affiliates, without taking into account any founder shares held by the Company’s sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of 12 months from the closing of this offering or 30 days after the completion of its initial business combination, and will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 19, 2021 the date that the financial statements were issued. Other than described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

In January 2021, the Company effected a stock dividend of 0.2 shares for each founder share outstanding, resulting in an aggregate of 6,900,000 founder shares outstanding and held by the Sponsor (up to 900,000 of which are subject to forfeiture by our sponsor if the underwriters’ over-allotment option is not exercised in full). The financial statements have been retroactively restated to reflect the stock dividend occurred in January 2021.

26 CAPITAL ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current asset - Cash	$311,463	$174,193
Prepaid expenses	305,507	—
Deferred offering costs	—	125,550

Total current assets	616,970	299,743
Investments held in Trust Account	275,011,574	—

Total Assets	$275,628,544	$299,743

Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)
Current liabilities:
Accrued offering costs and expenses	$272,662	$761
Due to related party	10,000	—
Promissory note - related party	—	275,000

Total current liabilities	282,662	275,761

Warrant liability	19,297,023	—
Deferred underwriting discount	9,625,000	—

Total liabilities	29,204,685	275,761

Commitments and Contingencies
Class A common stock subject to possible redemption, 27,500,000 shares and 0 shares at redemption value at September 30, 2021 and December 31, 2020, respectively	275,000,000	—
Stockholders’ (Deficit) Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none shares issued and outstanding (excluding 27,500,000 shares and 0 shares at redemption value of $10.00) at September 30, 2021 and December 31, 2020, respectively	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,875,000 shares and 6,900,000 (1) shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	688	690
Additional paid-in capital	—	24,310
Accumulated deficit	(28,576,829)	(1,018)

Total Stockholders’ (Deficit) Equity	(28,576,141)	23,982

Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$275,628,544	$299,743

(1)	Included up to 900,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. (See Note 6)

The accompanying notes are an integral part of these unaudited condensed financial statements.

26 CAPITAL ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30, 2021	For the Nine Months Ended September 30, 2021	For the Period from August 24, 2020 (Inception) through September 30, 2020
Formation and operating costs	$573,575	$1,193,649	$761

Loss from operations	(573,575)	(1,193,649)	(761)

Other income (expense)
Offering expenses related to warrant issuance	—	(1,021,001)	—
Loss on sale of private placement warrants	—	(2,422,739)	—
Unrealized gain on change in fair value of warrants	8,482,545	8,599,904	—
Trust interest income	4,225	11,574	—

Total other income (expense)	8,486,770	5,167,738	—

Net Income (Loss)	$7,913,195	$3,974,089	$(761)

Weighted average shares outstanding, basic and diluted - Class A common stock	27,500,000	25,680,147	—

Basic and diluted net income per share - Class A common stock	$0.23	$0.12	$—

Weighted average shares outstanding, basic and diluted - Class B common stock	6,875,000	6,814,103	6,000,000

Basic and diluted net income (loss) per common share - Class B common stock	$0.23	$0.12	$(0.00)

The accompanying notes are an integral part of these unaudited condensed financial statements.

26 CAPITAL ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	—	$—	6,900,000	$690	$24,310	$(1,018)	$23,982

Forfeiture of 25,000 shares by initial stockholders	—	—	(25,000)	(2)	2	—	—
Accretion for Class A common stock to redemption amount	—	—	—	—	(24,312)	(32,549,900)	(32,574,212)
Net income	—	—	—	—	—	1,790,042	1,790,042

Balance as of March 31, 2021 (unaudited), as restated	—	$—	6,875,000	$688	$—	$(30,760,876)	$(30,760,188)
Net loss	—	—	—	—	—	(5,729,148)	(5,729,148)

Balance as of June 30, 2021 (unaudited), as restated	—	$—	6,875,000	$688	$—	$(36,490,024)	$(36,489,336)
Net income	—	—	—	—	—	7,913,195	7,913,195

Balance as of September 30, 2021 (unaudited)	—	$—	6,875,000	$688	$—	$(28,576,829)	$(28,576,141)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of August 24, 2020 (inception)	—	$—	—	$—	$—	$—	$—

Class B common stock issued to Sponsor	—	—	6,900,000	690	24,310	—	25,000
Net loss	—	—	—	—	—	(761)	(761)

Balance as of September 30, 2020 (unaudited)	—	$—	6,900,000	$690	$24,310	$(761)	$24,239

The accompanying notes are an integral part of these unaudited condensed financial statements.

26 CAPITAL ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30, 2021	For the Period from August 24, 2020 (Inception) through September 30, 2020
Cash Flows from Operating Activities:
Net income (loss)	$3,974,089	$(761)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on investments held in Trust Account	(11,574)	—
Unrealized gain on change in fair value of warrants	(8,599,904)	—
Offering expenses related to warrant issuance	1,021,001	—
Loss on sale of private placement warrants	2,422,739	—
Changes in current assets and current liabilities:
Prepaid expenses	(305,507)	—
Due to related party	10,000	—
Accounts payable	397,451	761

Net cash used in operating activities	(1,091,705)	—

Cash Flows from Investing Activities:
Marketable securities held in Trust Account	(275,000,000)	—

Net cash used in investing activities	(275,000,000)	—

Cash Flows from Financing Activities:
Proceeds from IPO, net of underwriters’ fees	269,500,000	—
Proceeds from private placement	7,500,000	—
Proceeds from issuance of promissory note to Sponsor	—	262,500
Repayment of promissory note to related party	(275,000)	—
Payments of offering costs	(496,025)	—

Net cash provided by financing activities	276,228,975	262,500

Net change in cash	137,270	262,500
Cash, beginning of the period	174,193	—

Cash, end of the period	$311,463	$262,500

Supplemental disclosure of noncash investing and financing activities:

Deferred underwriting commissions charged to additional paid-in capital	$9,625,000	$—

Forfeiture of 25,000 shares by initial stockholders	$2	$—

Deferred offering costs paid by Sponsor in exchange for issuance of Class B common stock	$—	$25,000

Deferred offering costs paid through promissory note - related party	$—	$12,500

The accompanying notes are an integral part of these unaudited condensed financial statements.

26 CAPITAL ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Organization and General

26 Capital Acquisition Corp. (the “Company”) is a blank check company incorporated as a Delaware corporation on August 24, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

As of September 30, 2021, the Company had not commenced any operations. All activity for the period from August 24, 2020 (inception) through September 30, 2021 relates to the Company’s formation and the IPO, which is described below, and, since the closing of the IPO, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the proceeds derived from the IPO and will recognize changes in the fair value of warrant liability as other income (expense).

The Company’s sponsor is 26 Capital Holdings LLC, a Delaware limited liability company (the “Sponsor”).

Financing

The registration statement for the Company’s IPO was declared effective on January 14, 2021 (the “Effective Date”). On January 20, 2021, the Company consummated the IPO of 27,500,000 units (including 3,500,000 units subject to the underwriters’ over-allotment option) (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $275,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 7,500,000 Private Placement Warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor (“Private Placement”), generating total gross proceeds of $7,500,000.

Transaction costs amounted to $15,621,025 consisting of $5,500,000 of underwriting discount, $9,625,000 of deferred underwriting discount, and $496,025 of other offering costs.

Trust Account

Following the closing of the IPO on January 20, 2021, $275,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a Trust Account and may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act which only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, the proceeds deposited in the Trust Account will not be released from the Trust Account until the earliest of (a) the completion of the Company’s initial Business Combination, (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s Public Shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of the IPO (the “Combination Period”), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors which would have higher priority than the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the Private Warrants, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

If the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares and Public Shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their founder shares and Public Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Combination Period, and (iv) not sell any of their founder shares or Public Shares to the Company in any tender offer the Company undertakes in connection with a proposed initial Business Combination.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that its Sponsor would be able to satisfy those obligations.

Liquidity and Capital Resources

As of September 30, 2021, the Company had approximately $0.3 million in its operating bank account, and working capital of approximately $0.3 million.

Prior to the completion of the IPO, the Company’s liquidity needs had been satisfied through a payment from the Sponsor of $25,000 (see Note 6) for the founder shares to cover certain offering costs and the loan under an unsecured promissory note from the Sponsor of $275,000 (see Note 6). The promissory note from the Sponsor was paid in full as of January 20, 2021. Subsequent to the consummation of the IPO and Private Placement, the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the Private Placement not held in the Trust Account.

In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans, as defined below (see Note 6). As of September 30, 2021, there were no amounts outstanding under any Working Capital Loans.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2 — Restatement of Previously Issued Financial Statements

In connection with the preparation of the Company’s financial statements as of September 30, 2021, management determined it should restate its previously reported financial statements. The Company previously determined the Class A common stock subject to possible redemption to be equal to the redemption value of $10.00 per Class A common stock while also taking into consideration its charter’s requirement that a redemption cannot result in net tangible assets being less than $5,000,001. Upon review of its financial statements for the period ended September 30, 2021, the Company reevaluated the classification of the Class A common stock and determined that the Class A common stock issued during the IPO and pursuant to the exercise of the underwriters’ overallotment can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control under ASC 480-10-S99. Therefore, management concluded that the carrying value should include all Class A common stock subject to possible redemption, resulting in the Class A common stock subject to possible redemption being classified as temporary equity in its entirety. As a result, management has noted a reclassification adjustment related to temporary equity and permanent equity. This resulted in an adjustment to the initial carrying value of the Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

In connection with the change in presentation for the Class A common stock subject to redemption, the Company also restated its earnings per share calculation to allocate net income (loss) pro rata to Class A and Class B common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of common stock share pro rata in the income (loss) of the Company.

There has been no change in the Company’s total assets, liabilities or operating results.

The impact of the restatement on the Company’s financial statements is reflected in the following table.

	As Previously Reported	Adjustments	As Restated
Balance Sheet at March 31, 2021 (unaudited)
Class A common stock subject to possible redemption	$239,239,810	$35,760,190	$275,000,000
Class A common stock	358	(358)	—
Class B common stock	688	—	688
Additional paid-in capital	3,209,932	(3,209,932)	—
Retained earnings (Accumulated deficit)	1,789,024	(32,549,900)	(30,760,876)

Total stockholders’ equity (deficit)	$5,000,002	$(35,760,190)	$(30,760,188)

Number of Class A common stock subject to redemption	23,923,981	3,576,019	27,500,000

Statement of Operations for the three months ended March 31, 2021 (unaudited)
Weighted average shares outstanding of Class A common stock	27,500,000	(5,805,556)	21,694,444
Basic and diluted net income per share, Class A common stock	$0.00	$0.06	$0.06
Weighted average shares outstanding of Class B common stock	6,583,333	106,945	6,690,278
Basic and diluted net income per share, Class B common stock	$0.27	$(0.21)	$0.06

Statement of Cash Flows for the three months ended March 31, 2021 (unaudited)
Initial value of Class A common stock subject to possible redemption	$234,005,970	$(234,005,970)	$—
Change in value of Class A common stock subject to possible redemption	5,233,840	(5,233,840)	—
Initial classification of warrant liability	$25,474,188	$(25,474,188)	$—

	As Previously Reported	Adjustments	As Restated
Balance Sheet at June 30, 2021 (unaudited)
Class A common stock subject to possible redemption	$233,510,660	$41,489,340	$275,000,000
Class A common stock	415	(415)	—
Class B common stock	688	—	688
Additional paid-in capital	8,939,025	(8,939,025)	—
Accumulated deficit	(3,940,124)	(32,549,900)	(36,490,024)

Total stockholders’ equity (deficit)	$5,000,004	$(41,489,340)	$(36,489,336)

Number of Class A common stock subject to redemption	23,351,066	4,148,934	27,500,000

Statement of Operations for the three months ended June 30, 2021 (unaudited)
Weighted average shares outstanding of Class A common stock	27,500,000	—	27,500,000
Basic and diluted net income (loss) per share, Class A common stock	$0.00	$(0.17)	$(0.17)
Weighted average shares outstanding of Class B common stock	6,875,000	—	6,875,000
Basic and diluted net loss per share, Class B common stock	$(0.83)	$0.66	$(0.17)

Statement of Operations for the six months ended June 30, 2021 (unaudited)
Weighted average shares outstanding of Class A common stock	27,500,000	(2,886,740)	24,613,260
Basic and diluted net income (loss) per share, Class A common stock	$0.00	$(0.13)	$(0.13)
Weighted average shares outstanding of Class B common stock	6,877,624	(94,475)	6,783,149
Basic and diluted net loss per share, Class B common stock	$(0.57)	$0.44	$(0.13)

Statement of Cash Flows for the six months ended June 30, 2021 (unaudited)
Initial value of Class A common stock subject to possible redemption	$234,005,970	$(234,005,970)	$—
Change in value of Class A common stock subject to possible redemption	(495,310)	495,310	—
Initial classification of warrant liability	$25,474,188	$(25,474,188)	$—

Note 3 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021 or for any future interim periods.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 8-K, the final prospectus, and the Form 10-Q, filed by the Company with the SEC on January 26, 2021, January 19, 2021, May 17, 2021 and August 16, 2021, respectively.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021 and December 31, 2020.

Investments Held in Trust Account

At September 30, 2021, the Trust Account held $275,011,574 in treasury funds.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses are estimated to approximate the carrying values as of September 30, 2021 due to the short maturities of such instruments.

The fair value of Private Placement Warrants is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Placement Warrants is classified as Level 3. See Note 7 for additional information on assets and liabilities measured at fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation of $250,000. At September 30, 2021 and December 31, 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480-10-S99 “Classification and Measurement of Redeemable Securities.” Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stocks are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that is considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2021, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheet.

Under ASC 480-10-S99, the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A common stock resulted in charges against additional paid-in capital and accumulated deficit.

At September 30, 2021, the Class A common stock reflected in the condensed balance sheet are reconciled in the following table:

Gross proceeds	$275,000,000
Less: proceeds allocated to Public Warrants	(17,974,188)
Less: Class A common stock issuance costs	(14,600,024)
Add: accretion of carrying value to redemption value	32,574,212

Class A common stock subject to possible redemption	275,000,000

Net Income Per Share of Common Stock

The Company has two classes of stock, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of stock. The 21,250,000 potential common stock for outstanding warrants to purchase the Company’s stock were excluded from diluted earnings per share for the three and nine months ended September 30, 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income per common stock is the same as basic net income per common stock for the periods presented. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of common stock:

	For the Three Months Ended September 30, 2021		For the Nine Months Ended September 30, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per share:
Numerator:
Allocation of net income	$6,330,556	$1,582,639	$3,140,715	$833,374

Denominator:
Weighted-average shares outstanding	27,500,000	6,875,000	25,680,147	6,814,103
Basic and diluted net income per share	$0.23	$0.23	$0.12	$0.12

Offering Costs associated with the IPO

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date. Offering costs are allocated to the separable financial instruments issued in the IPO based on a relative fair value basis compared to total proceeds received. Offering costs associated with warrant liabilities is expensed, and offering costs associated with the Class A common stock are charged to the stockholders’ equity.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the unaudited condensed statements of operations. Derivative assets and liabilities are classified on the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are a derivative instrument.

FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A common stock and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A common stock.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Deferred tax assets were de minimis at September 30, 2021.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, cash flows and/or search for a target company, the specific impact is not readily determinable as of the date of the condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed financial statements. In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt -debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. Management is currently evaluating the new guidance but does not expect the adoption of this guidance to have a material impact on the Company’s financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Note 4 — IPO

Pursuant to the IPO on January 20, 2021, the Company sold 27,500,000 Units (including 3,500,000 units subject to the underwriters’ over-allotment option) at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half warrant to purchase one share of Class A common stock (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Each Public Warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the IPO and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

An aggregate of $10.00 per Unit sold in the IPO was held in the Trust Account and will be held as cash or invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment

Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act which only in direct U.S. government treasury obligations. As of September 30, 2021, $275,000,000 of the IPO proceeds was held in the Trust Account.

Public Warrants

Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any founder shares held by the Company’s Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of 12 months from the closing of the IPO or 30 days after the completion of its initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable, and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

Once the warrants become exercisable, the Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Note 5 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 7,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,500,000, in a private placement (the “Private Placement”).

The Private Placement Warrants are identical to the Public Warrants except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Company’s initial Business Combination, and (iii) they may be exercised by the holders on a cashless basis.

The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

The Company’s Sponsor has agreed to (i) waive its redemption rights with respect to its founder shares and Public Shares in connection with the completion of the Company’s initial Business Combination, (ii) waive its redemption rights with respect to its founder shares and Public Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to offer redemption rights in connection with any proposed initial Business Combination or to redeem 100% of the Company’s Public Shares if the Company does not complete its initial Business Combination within the Combination Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, (iii) waive its rights to liquidating distributions from the Trust Account with respect to its founder shares if the Company fails to complete its initial Business Combination within the Combination Period, and (iv) not sell any of its founder shares or Public Shares to the Company in any tender offer the Company undertakes in connection with a proposed initial Business Combination. In addition, the Company’s Sponsor has agreed to vote any founder shares held by them and any Public Shares purchased during or after the IPO (including in open market and privately negotiated transactions) in favor of the Company’s initial Business Combination.

Note 6 — Related Party Transactions

Founder Shares

In August 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 5,750,000 shares of Class B common stock. In January 2021, the Company effected a stock dividend of 0.2 shares for each founder share outstanding, resulting in an aggregate of 6,900,000 founder shares outstanding and held by the Sponsor (up to 900,000 of which are subject to forfeiture by the Sponsor if the underwriters’ over-allotment option is not exercised in full). On January 20, 2021, the Sponsor forfeited 25,000 founder shares to the extent that the over-allotment option was not exercised in full by the underwriters, resulting in an aggregate of 6,875,000 founder shares outstanding.

The Sponsor has agreed not to transfer, assign or sell its founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial

Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On August 27, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing, unsecured and due at the earlier of March 31, 2021 or the closing of the IPO. The loan would be repaid upon the closing of the IPO out of offering proceeds not held in the Trust Account. On January 20, 2021, the Company repaid $275,000 to the Sponsor. As of September 30, 2021, there were no remaining amounts outstanding.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. At September 30, 2021 and December 31, 2020, no such Working Capital Loans were outstanding.

Administrative Service Fee

The Company has agreed to pay its Sponsor, commencing on January 14, 2021, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Company’s Business Combination or its liquidation, the Company will cease paying these monthly fees. As of September 30, 2021, the Company has recorded $30,000 and $86,452 for the three and nine months ended September 30, 2021. As of September 30, 2021, the Company owed a balance of $10,000 to it Sponsor and its recorded on the balance sheet as due to related party.

Note 7 — Recurring Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of September 30, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	September 30, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable securities held in Trust Account	$275,011,574	$275,011,574	$—	$—

Liabilities:
Warrant Liability	$19,297,023	$11,470,250	$—	$7,826,773

Initial Measurement — Public Warrants

The estimated fair value of the Public Warrants on January 20, 2021 was determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. Once the warrants become exercisable, the Company may redeem the outstanding warrants when the price per common stock equals or exceeds $18.00. The assumptions used in calculating the estimated fair values represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The key inputs into the Monte Carlo simulation model for the Public Warrants were as follows at initial measurement:

Input	January 20, 2021 (Initial Measurement)
Expected term (years)	5.58
Expected volatility	24.4%
Risk-free interest rate	0.54%
Fair value of the common stock price	$9.23

Subsequent Measurement — Public Warrants

The Public Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants for the nine months ended September 30, 2021 is classified as Level 1 due to the use of an observable market quote in an active market.

As of September 30, 2021, the aggregate value of Public Warrants was $11,470,250.

Initial Measurement — Private Placement Warrants

The estimated fair value of the Private Placement Warrants on January 20, 2021 is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants were as follows at initial measurement:

Input	January 20, 2021 (Initial Measurement)
Expected term (years)	5.58
Expected volatility	24.4%
Risk-free interest rate	0.54%
Fair value of the common stock price	$9.23

Subsequent Measurement — Private Placement Warrants

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants were as follows at September 30, 2021:

Input	September 30, 2021
Expected term (years)	5.54
Expected volatility	17.3%
Risk-free interest rate	1.07%
Fair value of the common stock price	$9.72

The following table sets forth a summary of the changes in the fair value of the warrant liability for the nine months ended September 30, 2021:

	Private Placement Warrant	Public Warrant	Warrant Liability
Fair value as of January 1, 2021	$—	$—	$—
Initial fair value of warrant liability upon issuance at IPO	9,922,739	17,974,188	27,896,927
Revaluation of warrant liability included in other expense within the unaudited condensed statements of operations for the nine months ended September 30, 2021	(2,095,966)	(6,503,938)	(8,599,904)

Fair value as of September 30, 2021	$7,826,773	$11,470,250	$19,297,023

Note 8 — Commitments and Contingencies

Registration Rights

The holders of the founder shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement signed on January 14, 2021. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriting Agreement

The underwriters had a 45-day option beginning January 14, 2021 to purchase up to an additional 3,600,000 Units to cover over-allotments, if any.

On January 20, 2021, the underwriter partially exercised the over-allotment option to purchase 3,500,000 Units, and paid a fixed underwriting discount in aggregate of $5,500,000. Additionally, the underwriters were entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO held in the Trust Account, or $9,625,000, upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

Note 9 — Stockholders’ Equity

Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At September 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue a total of 100,000,000 Class A common stock at par value of $0.0001 each. As of September 30, 2021 and December 31, 2020, there were no shares of Class A common stock issued and outstanding, excluding 27,500,000 and 0 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue a total of 10,000,000 Class B common stock at par value of $0.0001 each. In August 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 5,750,000 shares of Class B common stock. In January 2021, the Company effected a stock dividend of 0.2 shares for each founder share outstanding, resulting in an aggregate of 6,900,000 founder shares outstanding and held by the Sponsor (up to 900,000 of which were subject to forfeiture by the Sponsor if the underwriters’ over-allotment option is not exercised in full). On January 20, 2021, the Sponsor forfeited 25,000 founder shares to the extent that the over-allotment option was not exercised in full by the underwriters. As of September 30, 2021 and December 31, 2020, there were 6,875,000 and 6,900,000 Class B common shares issued and outstanding, respectively.

The Company’s initial stockholders have agreed not to transfer, assign or sell their founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The shares of Class B common stock will automatically convert into shares of the Company’s Class A common stock at the time of its initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Other than as described below and the restatement discussed in Note 2, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

On October 15, 2021, the Company entered into an Agreement and Plan of Merger and Share Acquisition (the “Merger and Share Acquisition Agreement”) with Tiger Resort Asia Ltd., a Hong Kong private limited company (“TRA”), Tiger Resort, Leisure and Entertainment Inc., a Philippine corporation and a subsidiary of TRA (“TRLEI”), Okada Manila International Inc., a Philippine corporation which is currently a subsidiary of TRLEI (“OMI”), and Project Tiger Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of OMI (“Merger Sub” and with TRA, TRLEI, and OMI, the “UEC Parties”).

The Merger and Share Acquisition Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Merger and Share Acquisition Agreement, the “Transactions”), following the Reorganization and the Subscription (each as defined below):

(a) at the closing of the transactions contemplated by the Merger and Share Acquisition Agreement (the “Closing”), Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly-owned subsidiary of OMI (the “Merger”); and

(b) as a result of the Merger, among other things, all outstanding shares of common stock of the Company immediately prior to Closing (except with respect to certain specified shares) will be converted into and shall for all purposes represent only the right to subscribe for and purchase, pursuant to the Subscription Agreement (as defined herein) and a letter of transmittal and subscription confirmation, one validly issued, fully paid and non-assessable American depository share of OMI upon the exercise of such subscription right. Each American depositary share of OMI will represent one share of common stock of OMI.

Prior to the Closing, TRA will effect a reorganization of parts of its business (the “Reorganization”) in accordance with the Merger and Share Acquisition Agreement. Pursuant to the Reorganization, among other matters, OMI will become a direct subsidiary of TRA, TRLEI will become a wholly-owned direct subsidiary of OMI, and intercompany receivables (other than ordinary course trade receivables) due from TRLEI to TRA and certain of its affiliates will be contributed to OMI.

Prior to Closing, but after the redemption of certain shares of the Company, the Company will, as agent acting on behalf of its stockholders, subscribe for OMI American depository shares representing shares of common stock of OMI, at a price equal to their par value of 0.05 Philippine pesos, with the cash payment for such American depositary shares being deemed made by and on behalf of the applicable stockholders of the Company (the “Subscription”). In order to fund the cash payment on behalf the applicable stockholders, the Company will, prior to Closing, declare and pay a cash dividend on the shares of common stock of the Company in the amount of 0.05 Philippine pesos per share of common stock of the Company, which amount will either be paid by the Company to OMI in accordance with the Subscription Agreement or paid to holders of the Company’s shares of common stock who elect not to participate in the Subscription (but have not elected to have their shares redeemed by the Company).

The Transactions are subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (a) the absence of any order by a governmental authority of competent jurisdiction preventing the consummation of the Transactions, (b) the approval of the Merger, the Subscription and related matters by the stockholders of the Company, (c) the effectiveness of the registration statement filed by OMI with the SEC in connection with the Transactions, (d) the receipt of approval for listing of OMI’s American depository shares on NASDAQ, (e) the completion of the Reorganization, (f) the amendment of OMI’s organizational documents in accordance with the Merger and Share Acquisition Agreement, and (g) the dividend to fund the Subscription shall have been declared, or alternative financing for the Subscription arranged.

The Merger and Share Acquisition Agreement may be terminated at any time prior to the Closing (a) by mutual written consent of the parties, (b) by either the Company or the UEC Parties in certain other circumstances set forth in the Merger and Share Acquisition Agreement, including, a breach by the other party or parties of their representations and warranties or covenants that would prevent the satisfaction of certain closing conditions, and (c) by either the Company or the UEC Parties (i) if any governmental authority shall have issued an order preventing consummation of the Transactions, (ii) in the event the Closing does not occur by July 1, 2022, and (iii) stockholders of the Company do not approve the Transactions as outlined in the Merger and Share Acquisition Agreement.

Annex A

AGREEMENT AND PLAN OF MERGER AND SHARE ACQUISITION

BY AND AMONG

TIGER RESORT ASIA LTD.,

OKADA MANILA INTERNATIONAL, INC.,

PROJECT TIGER MERGER SUB, INC.

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.,

AND

26 CAPITAL ACQUISITION CORP.

DATED AS OF OCTOBER 15, 2021

EXHIBITS

A	Reorganization Step Plan
B	Form of Subscription Agreement
C	Form of Registration Rights Agreement
D	Form of Certificate of Merger
E	Form of Parent Organizational Documents

AGREEMENT AND PLAN OF MERGER AND SHARE ACQUISITION

This AGREEMENT AND PLAN OF MERGER AND SHARE ACQUISITION (this “Agreement”), dated as of October 15, 2021, is made by and among Tiger Resort Asia Ltd., a Hong Kong private limited company (“TRA”), Tiger Resort, Leisure and Entertainment, Inc., a Philippine corporation and a subsidiary of TRA (the “Company”), Okada Manila International, Inc., a Philippine corporation which is currently a subsidiary of the Company (“Parent”), Project Tiger Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and 26 Capital Acquisition Corp., a Delaware corporation (“SPAC”). Each of TRA, the Company, Parent, Merger Sub, and SPAC are referred to individually to as a “Party” and collectively as the “Parties”.

RECITALS

A. WHEREAS, prior to the Effective Time (as defined below), TRA will effect a reorganization of parts of its business (the “Reorganization”) in accordance with the steps set forth in Exhibit A (as may be amended in accordance with this Agreement, the “Reorganization Step Plan”);

B. WHEREAS, SPAC is a blank check company formed for purposes of effecting a merger or other Business Combination (as defined below) with one or more operating businesses;

C. WHEREAS, the SPAC, acting as agent, wishes to, on behalf of and for the account of its shareholders, invest in Parent, through facilitating the acquisition by its shareholders of shares of Parent, and in furtherance thereof, following the SPAC Shareholder Redemption but prior to Closing, Parent and SPAC will enter into a subscription agreement substantially in the form set forth on Exhibit B (the “Subscription Agreement”), pursuant to which SPAC shall, on behalf of its shareholders, subscribe for Parent ADSs representing Parent Common Shares, at par value, with the cash payment therefore being deemed made by and on behalf of the applicable holders of SPAC Shares (the “Subscription”) at the Effective Time; and

D. WHEREAS, to fund the cash payment on behalf of SPAC’s shareholders under the Subscription Agreement, prior to Closing, SPAC will declare and pay a cash dividend on the SPAC Shares in the amount of 0.05 PHP per SPAC Share (the “Subscription Dividend”), which amount will either be paid and applied by SPAC as subscription payment to Parent in accordance with the Subscription Agreement or paid to SPAC’s shareholders (such payments, the “Use of Proceeds”).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

1.1	Certain Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Action” means any claim, action, suit, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.

“ADS Depositary” has the meaning set forth in Section 3.4(a).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alternative Subscription Funding Process” has the meaning set forth in Section 6.19.

“Alternative Transaction” has the meaning set forth in Section 6.8.

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Governmental Authority or representative of a Governmental Authority or commercial entity to obtain a business advantage.

“Anti-Money Laundering Laws” means any applicable Laws relating to fraud or money laundering.

“Antitrust Laws” means all Philippine and U.S. federal, state and other foreign, if any are applicable, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Audited Company Financial Statements” has the meaning set forth in Section 4.6.

“Available Cash” means the amount of funds (i) raised by SPAC after the date hereof (net of expenses) plus (ii) contained in the Trust Account as of immediately prior to the Closing, net of all payments required to be made in connection with the SPAC Shareholder Redemption.

“BSP” means Bangko Sentral ng Pilipinas (the Philippine Central Bank) or its legal successor.

“Business Combination” has the meaning set forth in SPAC’s Organizational Documents.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City, Tokyo and Manila are open for the general transaction of business.

“CDL” has the meaning set forth in ARTICLE 4.

“Certificate of Merger” has the meaning set forth in Section 3.2.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Software” means Software that is generally available to the public and that has been licensed pursuant to standard end-user licenses.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Benefit Plan” means any employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of a Group Company or any beneficiary or dependent thereof that is sponsored or maintained by a Group Company or to which a Group Company contributes or is obligated to contribute, whether or not written, including without limitation any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

“Company Common Shares” has the meaning set forth in Section 4.3(a).

“Company Equity Value” means $2,500,350,350.00.

“Company Financial Statements” has the meaning set forth in Section 4.6.

“Company’s Knowledge” means, as it relates to the Company or any other Group Company, as of the applicable date, the actual knowledge, after reasonable due inquiry of their direct reports, of Byron Yip and Hans Van Der Sande.

“Company Preferred Shares” has the meaning set forth in Section 4.3(a).

“Company Shares” has the meaning set forth in Section 4.3(a).

“Company Subsidiary” means a Subsidiary of the Company.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

“Covenant End Date” has the meaning set forth in Section 6.1.

“COVID-19” means the novel coronavirus known as SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety, cleaning, vaccination requirement or any other Law, Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19.

“Deferred Underwriting Fees” means the amount of deferred underwriting or placement fees and expenses incurred in connection with SPAC’s initial public offering which will become payable upon consummation of a Business Combination.

“Deposit Agreement” means the Deposit Agreement to be entered into by and among Parent, the ADS Depositary and all holders and beneficial owners of Parents ADSs.

“DGCL” means the Delaware General Corporation Law.

“Dissenting Shares” has the meaning set forth in Section 2.6.

“Effective Time” has the meaning set forth in Section 3.2.

“Enforceability Exceptions” has the meaning set forth in Section 4.2.

“Environmental Laws” means all applicable Laws concerning pollution or protection of the environment or human health and safety (as related to exposure to hazardous substances), including all those relating to the generation, handling, transportation, treatment, storage, disposal, distribution, labeling, discharge, release, control, or cleanup of any hazardous materials.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 3.4(b).

“Exchange Fund” has the meaning set forth in Section 3.4(b).

“Exchange Ratio” has the meaning set forth in Section 2.5(d).

“Excluded Shares” has the meaning set forth in Section 2.5(b).

“Form F-4” means the registration statement on Form F-4 of Parent with respect to the Parent ADSs and the Parent Common Shares represented thereby to be issued in connection with the Transactions.

“Form F-6” means the registration statement on Form F-6 of the ADS Depositary with respect to the Parent ADSs to be issued in connection with the Transactions.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any domestic or foreign national (including with respect to the Philippines or the United States of America), federal, state, provincial or local governmental, regulatory, supervisory or administrative authority or entity or body, or any subdivision thereof, including any agency, division, instrumentality or commission or any judicial or arbitral body.

“Group Company Material Adverse Effect” means any event, effect, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to (a) have a material adverse effect upon the financial condition, business or results of operations of the Group Companies, taken as a whole, or (b) prevent or materially impair the ability of the Group Companies to consummate the Transactions; provided that none of the following (or the results thereof) shall constitute or be taken into account, either alone or in combination in determining whether a Group Company Material Adverse Effect has occurred: (i) any change in interest rates or any conditions generally affecting the United States, the Philippines or global economy or credit, securities, currency, financial, banking or capital markets (including any disruption thereof and any decline in the price of any security or any market index) in the United States, the Philippines or elsewhere in the world; (ii) any change generally affecting the industries in which the Group Companies operate; (iii) any local, national or international political or social conditions, including the threatening or engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, civil unrest, riots, civil disobedience, sabotage, domestic instability or outbreak or escalation of hostilities, or any epidemic, pandemic, outbreak of disease or illness or public health event (including COVID-19 and any COVID-19 Measures), or any facilities closures or other operational disruptions that occur as a result thereof; (iv) changes or prospective changes in IFRS, PFRS or other applicable accounting or regulatory standards or principles, or in the enforcement, implementation or authoritative interpretations thereof; (v) changes or prospective changes in any applicable Law or any COVID-19 Measures, or in each case any binding interpretation thereof; (vi) any earthquake, hurricane, tornado, flood, tsunami, volcanic eruption, typhoon, lightning, hail storm, blizzard, drought, flood, cyclone, arctic frost, mudslide, wildfire or other natural disaster, act of god or force majeure event; (vii) the execution, announcement, pendency, performance or consummation of this Agreement and the Transactions (including by reason of the identity of SPAC), and the impact on or any loss of employees, customers, suppliers, landlords, partners or collaborators, relationships with Governmental Authorities or other business relationships resulting from any of the foregoing; (viii) the compliance with the express terms of this Agreement or the taking of (or failure to take) any action required (or restricted) by this Agreement or taken with the prior written consent of SPAC (or failure to take any action which SPAC withheld consent to), including the impact thereof (provided that the exceptions in this clause (viii) shall not be deemed to apply to Section 3.4 or, to the extent related thereto, Section 6.2(a)); or (ix) any failure by any Group Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the underlying causes of such failure may be considered in determining whether a Group Company Material Adverse Effect has occurred to the extent not otherwise excluded from being taken into account pursuant to this definition); and provided, further, that the events set forth in the foregoing clauses (i), (ii), (iii), (iv) and (v) may be taken into account in determining whether there has been a Group Company Material Adverse Effect to the extent that such events have a disproportionate adverse effect on the Group Companies, taken as a whole, or their business relative to other participants in the industry in which the Group Companies operate, but only to the extent of the incremental disproportionate effect on the Group Companies, taken as a whole, relative to similarly situated companies in the industry in which the Group Companies conduct their respective operations.

“Group Companies” means, collectively, Parent, Merger Sub, the Company and each of its Subsidiaries.

“IFRS” means the International Financial Reporting Standards.

“Incentive Equity Plan” has the meaning set forth in Section 6.15(a).

“Indebtedness” means, with respect to any Person as of any time, without duplication: (a) all indebtedness for borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for borrowed money; (b) indebtedness evidenced by any note, bond, debenture or other debt security, in each case, as of such time of such Person; (c) obligations of such Person for the deferred purchase price of property or equipment (other than trade payables incurred in the ordinary course of business); (d) all obligations as lessee that are required to be capitalized in accordance with PFRS, IFRS or GAAP, as applicable to such Person and based on such Person’s historical practice; (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, to the extent drawn or claimed against; (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person; (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any indebtedness of such Person; and (h) all obligations of the type referred to in clauses (a)—(g) of this definition of any other Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include (i) any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary (subject to shares held by directors) of such Person or between any two or more wholly owned Subsidiaries (subject to shares held by directors) of such Person, (ii) any obligations under any ground leases for real property or (iii) or any guarantees of the Indebtedness of non-UEC Parties entered into by any UEC Parties that will terminate prior to or at Closing.

“Information Privacy and Security Requirements” means all of the following relating to the Processing of Personal Information or otherwise relating to privacy, data protection, cyber security, breach notification or data localization: (a) all applicable Laws, including, for clarity, any rules or regulations promulgated thereunder; (b) contractual obligations of the Group Companies, including with respect to the Payment Card Industry Data Security Standard, if applicable; and (c) all posted policies, notices, and other outside disclosures of the Group Companies.

“Intellectual Property Rights” means all intellectual property or proprietary rights, including all: (a) patents, inventions, utility, models and industrial design registrations, and all applications for the foregoing (including any divisionals, continuations, continuations-in-part, provisionals, renewals, reissues, or re-examinations thereof); (b) trademarks, service marks, trade names, slogans, logos, trade dress, Internet domain names, social media accounts, web sites and similar designations of source or origin, including all registrations or applications for registration of the foregoing, together with all goodwill associated with the foregoing; (c) copyrights, copyrightable works and other works of authorship, including registered copyrights and applications therefor, and moral rights; (d) Software; and (e) trade secrets and other confidential or proprietary information, including know-how, processes, methods, techniques, business and marketing plans, and customer and supplier lists.

“IP Agreements” has the meaning set forth in Section 4.13(c).

“Law” means federal, state, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction judgment decree, ruling or other similar requirement with binding legal effect enacted, adopted, promulgated or applied by a Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 4.8(b).

“Leases” has the meaning set forth in Section 4.8(b).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or any other burden, option or encumbrance of any kind. For the avoidance of doubt, the term “Lien” shall not be deemed to include any non-exclusive license of Intellectual Property Rights.

“Listing Application” has the meaning set forth in Section 6.12(b).

“Lookback Date” means the date that is three years prior to the date hereof; provided that it will mean the date that is four years prior to the date hereof for purposes of Section 4.13.

“LOT/Subscription Confirmation” has the meaning set forth in Section 3.4(c).

“Material Contracts” has the meaning set forth in Section 4.9(a).

“Merger” has the meaning set forth in Section 2.2.

“Merger Sub” has the meaning set forth in the preamble to this Agreement

“Most Recent Company Financial Statements” has the meaning set forth in Section 4.6.

“Nasdaq” means the Nasdaq Global Select Market, or such other tier of Nasdaq as the Parties may agree (such consent not to be unreasonably withheld, conditioned or delayed).

“NCM” has the meaning set forth in Section 5.15.

“Non-Party Affiliates” has the meaning set forth in Section 9.15.

“Okada Manila Lease” means that certain contract of lease dated as of February 8, 2012 by and between Eagle I Landholdings, Inc. and the Company, regarding the ground lease of the property known as Manila Bay Resort (also known as the Okada Manila Resort & Casino), as the same has been and may in the future be amended from time to time.

“Opt Out Election” has the meaning set forth in Section 3.4(c).

“Order” means any settlement agreements or similar written agreements with any Governmental Authority and any and orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority.

“Organizational Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Organizational Documents”

of a corporation are its certificate of incorporation and by-laws, the “Organizational Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Organizational Documents” of a limited liability company are its operating agreement and certificate of formation.

“Owned Intellectual Property” has the meaning set forth in Section 4.13(a).

“Parent” has the meaning set forth in the preamble to this Agreement.

“Parent ADS” means an American depositary share or receipt of Parent representing one Parent Common Share.

“Parent Common Shares” has the meaning set forth in Section 4.3(c).

“Parent Contribution” has the meaning set forth in Section 6.19.

“Parent Preferred Shares” has the meaning set forth in Section 4.3(c).

“Parent Securities” has the meaning set forth in Section 4.3(d).

“Parent Shares” has the meaning set forth in Section 4.3(c).

“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

“Permits” means all permits, licenses, Consents, privileges, authorizations, registrations, filings, concessions, grants, franchises, certificates, exemptions, variances, waivers and other approvals issued or required by any Governmental Authority.

“Permitted Liens” means: (a) mechanic’s, materialmen’s, carriers’, repairers’ and other Liens arising in the ordinary course of business that are not material in amount or nature or are for amounts that are not yet delinquent or are being contested in good faith; (b) Liens for current Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Financial Statements in accordance with PFRS; (c) defects or imperfections of title, encumbrances and restrictions on real property (including easements, covenants, rights of way, encroachments, conditions, matters that would be apparent from a survey of record, and similar restrictions of record) that do not materially interfere with the Group Companies’ present use or occupancy of such real property; (d) Liens securing the Indebtedness of the Group Companies; (e) zoning, building codes, entitlement and other land use and Laws (including Environmental Laws) regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property or the operation of the business of the Group Companies; (f) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable; and (g) other Liens incurred in connection with workers’ compensation, unemployment insurance or other types of social security and (h) other Liens that do not materially interfere with the Group Companies’ present uses or occupancy of the applicable assets of the Group Companies.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

“Personal Information” means any information that identifies or could be used to identify or otherwise relating to an individual or household.

“PFIC” has the meaning set forth in Section 4.16(d).

“PFRS” has the meaning set forth in Section 4.6.

“PHP” means Philippine Pesos.

“PIPE Financing” has the meaning set forth in Section 6.16.

“PIPE Investors” has the meaning set forth in Section 6.16.

“Process” or “Processing” means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection, disposal or disclosure or other activity regarding or other operations (or set of operations) performed on data or sets of data (whether electronically or in any other form or medium).

“Redeemed Shares” has the meaning set forth in Section 2.5(c).

“Registration Rights Agreement” means an agreement substantially in the form attached as Exhibit C.

“Reorganization” has the meaning set forth in the recitals to this Agreement.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, public relations advisors and consultants of such Person

“Required Parent Financial Statements” has the meaning set forth in Section 6.13(e).

“Required SPAC Shareholder Approval” has the meaning set forth in Section 5.2.

“Required SPAC Shareholder Proposal” has the meaning set forth in Section 6.13(a).

“Restricted Person” means any Person that is: (a) listed on, or owned or controlled, directly or indirectly, by a Person listed on, a Sanctions List; (b) a government of a Sanctioned Country; (c) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country; or (d) resident or located in, operating from, or organized under the Laws of, a Sanctioned Country.

“Sanctioned Country” means any country or other territory that is, or whose government is, the subject of comprehensive Sanctions generally prohibiting dealings with such country or territory, which, as of the date hereof, consists of Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine.

“Sanctions” means economic or financial sanctions or trade embargoes administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means the United States or any other Governmental Authority with jurisdiction over any member of the Group Company and the respective governmental institutions of any of the foregoing, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, the U.S. Department of State and any other agency of the U.S. government.

“Sanctions List” means any of the lists of specifically designated nationals or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time.

“Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002.

“SDL” has the meaning set forth in Article 5.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Software” means all (a) computer programs, including software implementations of algorithms, models and methodologies, whether in source code or object code, (b) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (c) related documentation.

“Solvent” when used with respect to any Person or group of Persons on a combined basis, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person (or group of Persons on a combined basis) will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person (or group of Persons on a combined basis) on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person (or group of Persons on a combined basis) will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged and (c) such Person (or group of Persons on a combined basis) will be able to pay its liabilities, including contingent and other liabilities, as they mature, immediately following Closing.

“SPAC” has the meaning set forth in the preamble to this Agreement.

“SPAC Balance Sheet Date” has the meaning set forth in Section 5.7.

“SPAC Board Recommendation” means the recommendation by SPAC’s Board of Directors that the SPAC’s shareholders approve and adopt this Agreement and approve the Required SPAC Shareholder Proposal and the other SPAC Shareholder Matters.

“SPAC Class A Common Shares” has the meaning set forth in Section 5.4(a).

“SPAC Class B Common Shares” has the meaning set forth in Section 5.4(a).

“SPAC’s Knowledge” means, as it relates to SPAC, as of the applicable date, the actual knowledge, after reasonable due inquiry of their direct reports, of Jason Ader and John Lewis.

“SPAC Material Adverse Effect” means any event, effect, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to (a) have a material adverse effect upon the financial condition, business, or results of operations of SPAC, or (b) prevent or materially impair the ability of SPAC to consummate the Transactions; provided that none of the following (or the results thereof) shall constitute or be taken into account, either alone or in combination in determining whether a SPAC Material Adverse Effect has occurred: (i) any change in interest rates or any conditions generally affecting the United States, the Philippines or global economy or credit, securities, currency, financial, banking or capital markets (including any disruption thereof and any decline in the price of any security or any market index) in the United States, the Philippines or elsewhere in the world; (ii) any change generally affecting the industries in which SPAC operates; (iii) any local, national or international political or social conditions, including the threatening or engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, civil unrest, riots, civil disobedience, sabotage, domestic instability or outbreak or escalation of hostilities, or any epidemic, pandemic, outbreak of disease or illness or public health event (including COVID-19 and any COVID-19 Measures), or any facilities closures or other operational disruptions that occur as a result thereof; (iv) changes or prospective changes in GAAP or other applicable accounting or regulatory standards or principles, or in the enforcement, implementation or authoritative interpretations thereof; (v) changes or prospective changes in any applicable Law or any COVID-19 Measures, or in each case any binding interpretation thereof; (vi) any earthquake, hurricane, tornado, flood, tsunami, volcanic eruption, typhoon, lightning, hail storm, blizzard, drought, flood, cyclone, arctic frost, mudslide, wildfire or other natural disaster, act of god or force majeure event; (vii) the execution, announcement, pendency, performance or consummation of this Agreement and the Transactions (including by reason of the identity of the Group Companies), and the impact on or any loss of employees, customers, suppliers, landlords, partners or collaborators, relationships with Governmental Authorities or other business relationships resulting from any of the foregoing; (viii) the compliance with the express terms of this Agreement or the taking of (or failure to take) any action required (or restricted) by this Agreement or taken with the prior written consent of the UEC Parties (or failure to take any action which the UEC Parties withheld consent to), including the impact thereof; or (ix) any failure by SPAC to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the underlying causes of such failure may be considered in determining whether a SPAC Material Adverse Effect has occurred to the extent not otherwise excluded from being taken into account pursuant to this definition); and provided, further, that the events set forth in the foregoing clauses (i), (ii), (iii), (iv) and (v) may be taken into account in determining whether there has been a SPAC Material Adverse Effect to the extent that such events have a disproportionate adverse effect on SPAC or its business relative to other participants in the industry in which SPAC operates, but only to the extent of the incremental disproportionate effect on SPAC relative to similarly situated companies in the industry in which SPAC conducts its operations.

“SPAC Merger Consideration” has the meaning set forth in Section 2.5(d).

“SPAC SEC Documents” has the meaning set forth in Section 5.5.

“SPAC Shareholder Matters” has the meaning set forth in Section 6.13(a).

“SPAC Shareholder Redemption” has the meaning set forth in Section 6.13(a).

“SPAC Shares” has the meaning set forth in Section 5.4(a).

“SPAC Warrants” has the meaning set forth in Section 5.4(a).

“Special Meeting” means a meeting of the holders of SPAC Shares to be held for the purposes of approving the SPAC Shareholder Matters.

“Sponsor” means 26 Capital Holdings LLC.

“Sponsor Director” has the meaning set forth in Section 6.7(b).

“Subscription” has the meaning set forth in the recitals.

“Subscription Agreement” has the meaning set forth in the recitals.

“Subscription Dividend” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to any Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Surviving Entity” has the meaning set forth in Section 2.2.

“Tax” means any U.S. federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental (under Section 59A of the Codes as it existed prior to its repeal or any similar provision of Law), customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee or other withholding, or other tax, including any interest, penalties, fines or additions to tax in respect of the foregoing (whether disputed or not).

“Tax Return” means any U.S. federal, state, local or foreign tax return, declaration, statement, report, schedule, form or information return in respect of Taxes required to be filed with any Governmental Authority (including any related work papers), including any amendment to any of the foregoing.

“Termination Date” has the meaning set forth in Section 8.1(d).

“TRA” has the meaning set forth in the preamble to this Agreement.

“Transactions” means the transactions contemplated by this Agreement, including the Reorganization, the Merger, the Subscription, the Subscription Dividend.

“Transaction Documents” means, collectively, each agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby, including this Agreement, the documents necessary to implement the Reorganization, the Subscription Agreement and the Registration Rights Agreement.

“Transaction Expenses” means, without duplication, the aggregate amount of all out-of-pocket fees and expenses (whether or not yet invoiced), actually incurred by, or on behalf of, or to be paid by, a Party in connection with the or otherwise relating to the negotiation, preparation or execution hereof or any documents or agreements contemplated hereby or the performance or consummation of the Transactions and, if applicable, the PIPE Financing, in each case, by, or on behalf of, or to be paid by such Party as of the Closing, including: (a) any and all filing fees payable by a Party to any Governmental Authorities whose approval is required for the Transactions; (b) and the reasonable fees and expenses of any Representatives engaged by, or on behalf of such Party in connection with the Transactions and, if applicable, the PIPE Financing; and (c) with respect to SPAC, the payment of Deferred Underwriting Fees and the repayment of any Working Capital Loans (excluding any Working Capital Loans that, by their terms, are canceled in connection with the Closing).

“Trust Account” has the meaning set forth in Section 5.13(a).

“Trust Agreement” has the meaning set forth in Section 5.13(a).

“Trustee” has the meaning set forth in Section 5.13(a).

“UEC Parties” means TRA, Parent, Merger Sub and the Company.

“Use of Proceeds” has the meaning set forth in the recitals.

“Willful Breach” means, with respect to any covenant of a Party, an action or omission by such Party in material breach of such covenant that the breaching party intentionally takes (or intentionally fails to take) with actual knowledge that such action or omission would cause such material breach of such covenant.

“Working Capital Loans” means any loan made to SPAC by Sponsor or any other Person to fund its ordinary course operations (including in connection with the Transactions and, if applicable, the PIPE Financing).

1.2	Interpretation.

(a) Unless the context of this Agreement otherwise requires:

(i)	words of any gender or no gender include both genders;

(ii)	words importing the singular shall also include the plural, and vice versa;

(iii)

the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement;

(iv)	words importing the singular shall also include the plural, and vice versa;

(v)	the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(vi)	all references to articles, sections, exhibits or schedules are to Articles, Sections, Exhibits and Schedules of this Agreement;

(vii)	the phrase “to the extent” means the degree to which a thing extends (rather than if);

(viii)	the word “or” is disjunctive but not necessarily exclusive;

(ix)	the words “dollar” or “$” shall mean U.S. dollars;

(x)	the word “day” means a calendar day unless Business Day is expressly specified;

(xi)	all accounting terms used herein and not defined expressly defined shall have the meanings ascribed to them in PFRS, IFRS or GAAP, as applicable;

(xii)	references to any Person include the successors and permitted assigns of that Person;

(xiii)	references to from or through any date mean, unless otherwise specified, from and including or through and including, respectively;

(xiv)

references to (i) any statute shall include all regulations promulgated thereunder and (ii) any statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing such statute or regulation;

(xv)	references to any contract or agreement shall include all amendments thereto; and

(xvi)	references to any time and date shall mean the time and date in Manila, unless otherwise specified.

(b) If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

(c) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than 11:59 p.m. (Manila time) two Business Days prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished, either by use of a the virtual “data room” set up by the other Party in connection with the Transactions or by delivery to such Party or its legal counsel via electronic mail.

ARTICLE 2

REORGANIZATION; MERGER

2.1	The Reorganization.

On or prior to the Closing Date and prior to the Effective Time, TRA shall cause the Reorganization to occur substantially in accordance with the Reorganization Step Plan, including executing and filing all necessary and appropriate documents, in form and substance reasonably acceptable to SPAC, with the appropriate Governmental Authorities. TRA and its Representatives shall give SPAC and its Representatives a reasonable opportunity to review any documents associated with the Reorganization and shall consider, in good faith, any comments thereto. Any amendments to the Reorganization Step Plan shall only be made by the mutual agreement of the Parties (not to be unreasonably withheld, conditioned or delayed).

2.2	The Merger.

On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into SPAC (the “Merger”) at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and SPAC shall continue as the surviving entity of the Merger (the “Surviving Entity”) and shall become a wholly owned Subsidiary of Parent. The Merger shall have the effects specified in the DGCL.

2.3	Effects of the Merger.

The Merger shall have the effects set forth in Section 251 of the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of SPAC and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of SPAC and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Entity.

2.4	Organizational Documents; Directors; Officers.

(a) Organizational Documents. At the Effective Time, by virtue of the Merger, the certificate of incorporation and bylaws of the Surviving Entity will be amended to be identical to the certificate of incorporation and bylaws of Merger Sub (except the name of such entity shall continue to be the name of the SPAC and the registered agent and registered office in Delaware of such entity shall continue to be the registered agent and registered office of the SPAC) until thereafter supplemented or amended in accordance with their terms and the DGCL.

(b) Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Entity, each to hold office in accordance with the Surviving Entity’s Organizational Documents until such director’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(c) Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Entity, each to hold office in accordance with the Surviving Entity’s Organizational Documents until such officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

2.5	Effect on the Securities.

At the Effective Time, by virtue of the Merger and without any action on the part of any Party, the holder of any SPAC Shares or SPAC Warrants or any other Person, the following shall occur:

(a) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Entity.

(b) Cancelation of Certain SPAC Shares. All SPAC Shares that are owned by SPAC, Merger Sub or any Subsidiary of SPAC immediately prior to the Effective Time (the “Excluded Shares”) shall automatically be canceled and no consideration shall be delivered or deliverable in exchange therefor.

(c) Treatment of Redeemed Shares. Each SPAC Share for which a valid SPAC Shareholder Redemption has been made and that is issued and outstanding immediately prior to the Effective Time (the “Redeemed Shares”) shall automatically be canceled and shall solely receive the payment to which such SPAC Share is entitled pursuant to the terms of the SPAC Shareholder Redemption and, for clarity, the Redeemed Shares shall not be entitled to receive the Subscription Dividend or otherwise participate in the Alternative Subscription Funding Process.

(d) Conversion of SPAC Shares. Each SPAC Share issued and outstanding immediately prior to the Effective Time (except for Excluded Shares, Redeemed Shares and Dissenting Shares) shall be converted into and shall for all purposes represent only the right to subscribe for and purchase, pursuant to the Subscription Agreement and the LOT/Subscription Confirmation, one validly issued, fully paid and non-assessable Parent ADS (the “Exchange Ratio”) upon exercise of such subscription right (such right to subscribe for Parent ADS, the “SPAC Merger Consideration”). As of the Effective Time, the SPAC Shares shall cease to be outstanding and shall cease to exist and each holder of any SPAC Shares shall cease to have any rights with respect thereto, except the right to receive, in accordance with this Section 2.5, the SPAC Merger Consideration.

(e) Treatment of SPAC Warrants. At the Effective Time, each SPAC Warrant that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become a warrant to purchase Parent ADSs, and Parent shall assume each such SPAC Warrant in accordance with its terms (as in effect as of the date of this Agreement). All rights with respect to SPAC Shares under SPAC Warrants assumed by Parent shall thereupon be converted into rights with respect to Parent ADSs. Accordingly, from and after the Effective Time: (i) each SPAC Warrant assumed by Parent may be exercised solely for Parent ADSs; (ii) the number of Parent ADSs subject to each SPAC Warrant assumed by Parent shall be determined by multiplying (A) the number of SPAC Shares that were subject to such SPAC Warrant, as in effect immediately prior to the Effective Time by (B) the Exchange Ratio and rounding the resulting number down to the nearest whole number of Parent ADSs; (iii) the per share exercise price for the Parent ADSs issuable upon exercise of each SPAC Warrant assumed by Parent shall be determined by dividing (A) the per share exercise price of SPAC Shares subject to such SPAC Warrant, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any SPAC Warrant assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such SPAC Warrant shall otherwise remain unchanged; provided that, to the extent provided under the terms of a SPAC Warrant, such SPAC Warrant assumed by Parent in accordance with this Section 2.5(e) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Shares and/or Parent ADSs subsequent to the Effective Time.

2.6	Dissenters Rights.

Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, SPAC Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders of the SPAC who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal or dissenters’ rights for such SPAC Shares in accordance with Section 262 of the DGCL, and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of appraisal rights (the “Dissenting Shares”), shall not be converted into, and such stockholders shall have no right to receive, the applicable SPAC Merger Consideration in respect of each SPAC Share unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Any stockholder of SPAC who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such SPAC Shares under Section 262 of the DGCL, shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the applicable SPAC Merger Consideration in respect of each SPAC Share, without any interest thereon, upon surrender, if applicable, and the Surviving Entity shall remain liable for payment of the SPAC Merger Consideration for such SPAC Shares. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL, the right to receive the cash amount of the Subscription Dividend, and as provided in the previous sentence.

ARTICLE 3

CLOSING TRANSACTIONS

3.1	Closing.

The closing of the Transactions (the “Closing”), shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing as promptly as practicable (and in any event no later than 10:00 a.m. Eastern Time on the second Business Day following the satisfaction) or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article 7 (other than those conditions which are to be satisfied by the delivery of documents or the taking of any other action at the Closing by any Party, but subject to the satisfaction or waiver of such conditions at the Closing), or (b) at such other place, time or date as the Parties may mutually agree in writing. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

3.2	Effective Time.

Subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Parties shall cause the certificate of merger, in substantially the form attached hereto as Exhibit D (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The Merger shall become effective at the time that the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and time as specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

3.3	Deliveries at the Closing.

(a) Deliveries by Parent. At the Closing, Parent shall deliver or cause to be delivered:

(i)	to SPAC, the closing certificates required to be delivered by or on behalf of Parent pursuant to Section 7.3(c);

(ii)	to SPAC, a counterpart for each Transaction Document to which Parent is a party, including the Subscription Agreement;

(iii)

to SPAC, an affidavit dated as of the Closing Date, in the form and substance required under Treasury Regulation Section 1.897-2(h), stating that none of the Group Companies is nor has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and

(iv)

to the ADS Depositary, such number of Parent Common Shares as are sufficient to enable the Parent or ADS Depositary to deposit with the Exchange Agent Parent ADSs in an amount sufficient to satisfy the Subscriptions under the Subscription Agreement assuming all holders of SPAC Shares entitled to receive the SPAC Merger Consideration under Section 2.5(c) exercise their right to subscribe for Parent ADSs pursuant to the Subscription Agreement.

(b) Deliveries by SPAC. At the Closing, SPAC shall deliver or cause to be delivered:

(i)	to Parent, the closing certificates required to be delivered by or on behalf of SPAC pursuant to Section 7.2(d);

(ii)	to Parent, a counterpart for each Transaction Document to which SPAC is a party, including the Subscription Agreement; and

(iii)	to Parent (immediately after the Closing), the aggregate purchase price under the Subscription Agreement.

(c) Transaction Expenses. On the Closing Date, concurrently with the Effective Time, Parent and the Surviving Entity shall pay or cause to be paid by wire transfer of immediately available funds all Transaction Expenses incurred by SPAC or by the Group Companies. For purposes of clarity, the payment of Transaction Expenses shall not include any Working Capital Loan that is canceled in accordance with its terms in connection with the Closing.

3.4	Exchange Procedures.

(a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to SPAC to act as the depositary for the Parent ADSs (the “ADS Depositary”) and shall enter into a customary deposit agreement, in form and substance reasonably acceptable to SPAC, with the ADS Depositary for purposes of holding the Parent Common Shares underlying the Parent ADS.

(b) Prior to the Effective Time, Parent shall appoint an exchange agent that is reasonably satisfactory to SPAC (the “Exchange Agent”) and enter into an exchange agent agreement, in form and substance reasonably agreed by Parent and SPAC with the Exchange Agent, for the purpose of exchanging SPAC Shares for the SPAC Merger Consideration and to effect the Subscription pursuant to the Subscription Agreement, including the distribution of Parent ADSs to holders of SPAC Shares who are Buyers (as defined in the Subscription Agreement) under the Subscription Agreement. At the Effective Time, (i) Parent shall deposit with the Exchange Agent, for the benefit of holders of SPAC Shares, for exchange in accordance with the Subscription Agreement and this Section 3.4 through the Exchange Agent, American depositary receipts evidencing (or evidence of Parent ADSs in book entry form representing) the Parent ADSs pursuant to the Subscription Agreement (the “Exchange Fund”) and (ii) SPAC shall deposit with the Exchange Agent, for the benefit of holders of SPAC Shares, the proceeds of the Subscription Dividend. Parent agrees to make available, directly or indirectly, to the Exchange Agent from time to time as needed additional cash sufficient to pay any dividends or other distributions to which such holders are entitled pursuant to this ARTICLE 3.

(c) Promptly after the Effective Time (and in any event no more than two Business Days following the Closing Date), Parent shall cause the Exchange Agent to mail or otherwise deliver, to each holder of SPAC Shares, a letter of transmittal and subscription confirmation in such form and substance as reasonably agreed to between Parent and SPAC (the “LOT/Subscription Confirmation”), with the terms and conditions of such LOT/Subscription Confirmation to be consistent with the terms hereof and with the terms of the Subscription Agreement, together with a request that each holder of SPAC Shares deliver a duly executed LOT/Subscription Confirmation, together with any other customary documents contemplated thereby, to the Exchange Agent as promptly as practicable. The LOT/Subscription Confirmation shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper completion of all requirements specified in the LOT/Subscription Confirmation. The LOT/Subscription Confirmation shall further permit each holder of SPAC Shares to elect to either: (i) confirm the holder’s election to participate in the Subscription Agreement, or (ii) decline to participate in the Subscription Agreement (the election in this clause (ii), an “Opt Out Election”). In the event of an Opt Out Election by a holder of SPAC Shares, the Exchange Agent shall return the corresponding Parent ADSs to Parent for cancelation, and such the holder’s portion of the Subscription Dividend shall be paid by the Exchange Agent to such holder. Until a duly executed LOT/Subscription Confirmation has been delivered as contemplated by this Section 3.4(c), from and after the Closing, each former holder of SPAC Shares shall be deemed at all times to represent only the right to receive upon delivery of such LOT/Subscription Confirmation the consideration to which such holder of SPAC Shares is entitled pursuant to this Agreement.

(d) Each holder of SPAC Shares that have been converted into the right to receive the SPAC Merger Consideration shall be entitled to receive, on (i) surrender to the Exchange Agent of a certificate representing such shares, together with a properly completed and duly executed LOT/Subscription Confirmation, or (ii) receipt of a LOT/Subscription Confirmation and an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, the SPAC Merger Consideration in respect of each SPAC Share so represented (including any dividends and distributions with respect to the Share Consideration as contemplated by this Article 3). The Parent ADSs issued in accordance with the Subscription Agreement, at Parent’s option, shall be in uncertificated book-entry form, unless a physical American depository receipt evidencing such Parent ADSs is requested by a holder of SPAC Shares or is otherwise required under applicable Law.

(e) If any portion of the SPAC Merger Consideration or the Parent ADSs receivable pursuant to the Subscription Agreement is to be paid to a Person other than the Person in whose name the applicable SPAC Shares are registered, it shall be a condition to such payment that (i) either a certificate representing such shares shall be properly endorsed or shall otherwise be in proper form for transfer or such nook-entry shares shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any stamp duty, stamp duty reserve tax, transfer or similar Taxes required as a result of such payment to a Person other than the registered holder of such shares or establish to the satisfaction of the Exchange Agent that such stamp duty, stamp duty reserve tax, transfer or similar Taxes have been paid or are not payable.

(f) From and after the Effective Time, there shall be no further registration of transfers of SPAC Shares thereafter on the records of SPAC. If, after the Effective Time, SPAC Shares are presented to Parent, the Surviving Entity or the Exchange Agent for any reason, they shall be canceled and exchanged for the SPAC Merger Consideration with respect thereto in accordance with the procedures set forth in, or as otherwise contemplated by, this ARTICLE 3.

(g) Any portion of the Exchange Fund that remains unclaimed by the holders of SPAC Shares 12 months following the Closing Date shall be delivered to Parent or as otherwise instructed by Parent, and any such holder who has not exchanged its shares for the SPAC Merger Consideration in accordance with this Section 3.4 prior to that time shall thereafter look only to Parent for payment of the SPAC Merger Consideration, without any interest thereon. Notwithstanding the foregoing, Parent and its Subsidiaries shall not be liable to any holder of SPAC Shares for any amounts properly paid to a public official in compliance with applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of SPAC Shares immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(h) At least three Business Days prior to the Closing Date and in any event not earlier than the time that holders of SPAC Shares may no longer elect redemption in accordance with the SPAC Shareholder Redemption, SPAC shall prepare and deliver to Parent a statement setting forth: (i) the Available Cash, (ii) the number of SPAC Shares to be converted into the SPAC Merger Consideration; and (iii) a good faith estimate of the amount of, and payment instructions for, the Transaction Expenses incurred by SPAC, in each case, including reasonable supporting detail therefor.

(i) At least three Business Days prior to the Closing Date, Parent shall prepare and deliver to SPAC a statement setting forth a good faith estimate of the amount of, and payment instructions for, the Transaction Expenses incurred by the Group Companies, in each case, including reasonable supporting detail therefor.

3.5	Parent ADSs Held by TRA.

Parent and TRA will, in consultation with SPAC, take all actions necessary to provide that, as of the Effective Time, TRA will hold a number of Parent Common Shares or Parent ADSs (at TRA’s election), rounded to the nearest whole share, equal to the Company Equity Value divided by $10.00, and will hold no other Parent Securities. Such actions may include, as appropriate, issuing new Parent ADSs or Parent Common Shares, surrendering Parent Common Shares for cancelation, and/or combining or dividing Parent Common Shares.

3.6	Fractional ADSs.

Notwithstanding anything to the contrary contained herein, no fractional Parents ADSs will be issued by virtue of this Agreement or the Transactions.

3.7	Equitable Adjustments.

If, between the date of this Agreement and the Closing, the SPAC Shares or the Parent Common Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of such shares will be appropriately adjusted to provide to TRA and the holders of SPAC Shares, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided that this Section 3.8 shall not (a) be construed to permit the Parties to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement or (b) apply to the Reorganization or any other Transaction to the extent consummated in accordance with the terms contemplated by this Agreement and/or such Transaction Document, as applicable.

3.8	Withholding Tax.

Parent or Merger Sub (or their respective agents) shall be entitled to deduct and withhold from the SPAC Merger Consideration otherwise payable pursuant to this Agreement to any holder of SPAC Shares such amount as Parent or Merger Sub is required to deduct and withhold with respect to such payment under the Code, or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld and timely paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of SPAC Shares in respect of which such deduction and withholding was made. In the event that Parent or Merger Sub (or their respective agents) determines that withholding from the payments made under this Agreement is required under applicable Tax Law and permitted under this Agreement, the Parent or Merger Sub (or their respective agents) will so notify the recipient of such payment, at least three Business Days prior to the Closing Date (or, if applicable, the subsequent date that the applicable payment is to be made) to provide such recipient with the reasonable opportunity to provide any form or documentation or take such other steps in order to avoid such withholding.

3.9	Tax Treatment.

For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the Parties shall prepare and file all Tax Returns consistent with the treatment of both: (i) the Reorganization and the Mergers, if taken together, as a transaction governed by Section 351 of the Code and the Treasury Regulations thereunder (or comparable provisions of state and local Tax law); and (ii) the Merger, if taken alone, as a reorganization pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder (or comparable provisions of state and local Tax law). The Parties agree to adopt this Agreement as a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and each Party agrees not to take any position inconsistent on the tax treatment described in this Section 3.9 on any Tax Return (and, for the avoidance of doubt, the Parties agree to cooperate in filing any Tax Returns required to obtain an exemption under Section 367(a) of the Code, as provided in the Treasury Regulations thereunder, including in connection with the filing of any Tax Return as required pursuant to Treas. Reg. 1.367(a)-3(c)(6) or 1.367(a)-3(c)(7)), or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. Notwithstanding anything to the contrary in this Agreement or the Subscription Agreement, the Subscription, the Subscription Dividend and the Parent Contribution are intended to be disregarded for U.S. federal income tax purposes.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE UEC PARTIES

Except as set forth in the disclosure letter delivered to SPAC on the date hereof and constituting an integral part of this Agreement (the “CDL”) each UEC Party hereby represents and warrants to SPAC as of the date of this Agreement (except that those representations and warranties that are made as of a specific date are true and correct only as of such date) that the following statements set forth in this Article 4 are true and correct:

4.1	Organization.

(a) The Company is a corporation duly organized and validly existing under the Laws of the Philippines and has all requisite power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted in all material respects. The Company has the requisite power and authority to own, operate and lease all of its properties, rights and assets and to conduct its business as it is now being conducted and is duly licensed or qualified and in good standing as applicable in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to have such power and authority or to be duly qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Group Company Material Adverse Effect.

(b) The Company has made available to SPAC true, complete and correct copies of the Organizational Documents of each of the Group Companies as of the date hereof, each of which is in full force and effect. None of the Group Companies are in material violation of their respective organizational documents.

(c) Each of TRA, Parent and Merger Sub is a corporation, duly organized and validly existing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now being conducted in all material respects.

4.2	Authority.

Each UEC Party has all requisite corporate power and authority to: (i) execute and deliver this Agreement and each other Transaction Document to which it is a party; (ii) perform its obligations hereunder and thereunder; and (iii) consummate the Transactions. The execution and delivery of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder and the consummation of the Transactions, have been duly authorized by all requisite corporate action of each UEC Party, and no other proceeding (including by its equityholders) on the part of any UEC Party is necessary to authorize this Agreement or such other Transaction Documents or to consummate the Transactions. Each UEC Party has duly executed and delivered this Agreement, and each other Transaction Document to which it is a party when executed and delivered by such UEC Party will be duly executed and delivered. This Agreement constitutes, and each other Transaction Document to which it is a party will constitute (assuming the due and valid authorization, execution and delivery hereof and thereof by each of the other applicable parties hereto and thereto), the legal, valid and binding obligation of each UEC Party, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at Law or in equity) (the “Enforceability Exceptions”).

4.3	Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists of (i) 35,300,000 shares of common stock, par value 1 PHP per share (the “Company Common Shares”), of which 8,825,000 shares are issued and outstanding, and (ii) 10,300,000,000 shares of redeemable preferred stock, par value ₱1 per share (the “Company Preferred Shares” and together, with the Company Common Shares, the “Company Shares”), of which 8,690,920,507 shares are issued and outstanding. All outstanding Company Shares (A) have been duly authorized and validly issued and are fully paid and non-assessable and (B) are owned, beneficially by TRA free and clear of all Liens, except for Permitted Liens and restrictions under applicable securities Laws.

(b) Except as set forth in Section 4.3(a), as of the date hereof there are no: (i) shares of capital stock of or other voting or equity interests in the Company; (ii) securities of the Company convertible into or exercisable or exchangeable for shares of capital stock or other voting or equity interests in the Company; (iii) options, warrants, subscription rights or other rights or agreements, commitments or understandings to acquire from the Company, or other obligation of the Company to issue, transfer or sell, any shares of capital stock or other voting or equity interests in the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in the Company; or (iv) stock appreciation, phantom stock, profit participation or similar rights with respect to any shares of capital stock or any other equity securities of the Company to which the Company is bound. Neither the Company nor any of its Subsidiaries have any authorized or outstanding bonds, debentures, notes or other Indebtedness for which the holders thereof have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matter on which the equity holders of the Company or any of its Subsidiaries may vote.

(c) As of the date hereof, the authorized capital stock of Parent consists of (i) 25,000,000 shares of common stock, par value 1.00 PHP (the “Parent Common Shares”), of which 2,500,000 shares are issued and outstanding, and (ii) 75,000,000 shares of preferred stock, par value 1 PHP per share (the “Parent Preferred Shares” and together, with the Parent Common Shares, the “Parent Shares”), of which 7,500,000 are issued and outstanding. All outstanding Parent Shares (A) have been duly authorized and validly issued and are fully paid and non-assessable and (B) are owned, beneficially by TRA free and clear of all Liens, except for Permitted Liens and restrictions under applicable securities Laws.

(d) Except as set forth in Section 4.3(c), as of the date hereof there are no: (i) shares of capital stock of or other voting or equity interests in Parent; (ii) securities of Parent convertible into or exercisable or exchangeable for shares of capital stock or other voting or equity interests in Parent; (iii) options, warrants, subscription rights or other rights or agreements, commitments or understandings to acquire from Parent, or other obligation of Parent to issue, transfer or sell, any shares of capital stock or other voting or equity interests in the Parent or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in Parent; or (iv) stock appreciation, phantom stock, profit participation or similar rights with respect to any shares of capital stock or any other equity securities of Parent to which Parent is bound (collectively, and with the Parent Shares, the “Parent Securities”). Neither Parent nor any of its Subsidiaries have any authorized or outstanding bonds, debentures, notes or other Indebtedness for which the holders thereof have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matter on which the equityholders of Parent or any of its Subsidiaries may vote.

(e) Other than as may be expressly set forth in their respective Organizational Documents, there are no outstanding obligations of the Group Companies or TRA to repurchase, redeem or otherwise acquire any debt or equity securities of any Group Company. Neither TRA nor any Group Company is a party to any stockholders agreement, voting agreement, proxy, voting trust or similar agreement with respect to their respective equity securities, and there are no other contracts restricting or otherwise relating to the voting of such securities.

4.4	Company Subsidiaries.

(a) Each Company Subsidiary as of the date of this Agreement, its respective jurisdiction of organization, its respective equity holders and percentage ownership are identified on Schedule 4.4(a) of the CDL. Each of the Company Subsidiaries is a corporation, partnership or other legal entity, as the case may be, duly organized and validly existing under the Laws of its respective jurisdiction of organization. Each Company Subsidiary has all requisite corporate, partnership or other legal entity power and authority to own, lease and operate its properties and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Group Company Material Adverse Effect. Each Company Subsidiary is in good standing under the Laws of its respective jurisdiction of organization and is duly qualified and in good standing (if applicable) as a foreign corporation duly authorized to do business in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so duly qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Group Company Material Adverse Effect.

(b) All of the issued and outstanding shares or other ownership interests of each of the Company Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable (to the extent such concepts are applicable) and are owned, directly or indirectly, by the Company free and clear of all Liens, except for Permitted Liens and restrictions under applicable securities Laws. Except as set forth in Schedule 4.4(b) of the CDL, as of the date hereof there are no: (i) shares of capital stock of or other voting or equity interests in any Company Subsidiary; (ii) securities of any Company Subsidiary convertible into or exercisable or exchangeable for shares of capital stock or other voting or equity interests in any Company Subsidiary; (iii) options, warrants, subscription rights or other rights or agreements, commitments or understandings to acquire from any Company Subsidiary, or other obligation of any Company Subsidiary to issue, transfer or sell, any shares of capital stock or other voting or equity interests in any Company Subsidiary or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Company Subsidiary; or (iv) stock appreciation, phantom stock, profit participation or similar rights with respect to any shares of capital stock or any other equity securities of any Company Subsidiary to which such Company Subsidiary is bound. There are no outstanding obligations of any Company Subsidiary to repurchase, redeem or otherwise acquire any of its debt or equity securities.

(c) None of the Group Companies own any shares of capital stock of or other voting or equity interests in (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other voting or equity interests in) any other Person (other than another Group Company).

4.5	No Conflicts; Consents and Approvals.

(a) The execution, delivery and performance by each UEC Party of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions do not and will not (with or without the giving of notice, the lapse of time, or both) result in: (i) assuming compliance with the matters referred to in Section 4.5(b), any violation or breach of any Law applicable to such UEC Party or any of the properties or assets of such UEC Party or the violation or revocation of any required Permit from any Governmental Authority; (ii) except as set forth in Schedule 4.5(a) of the CDL, any violation or breach of, any termination or modification of any right, or the triggering or acceleration of any payments or rights under, or require a Consent under, any Material Contract or the creation of any Lien upon any of the properties or assets of the Group Companies; or (iii) any violation of the Organizational Documents of the UEC Parties, except in the case of clauses (i) and (ii), to the extent that the occurrence of any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Group Company Material Adverse Effect.

(b) Other than: (i) the approvals of BSP and the Governmental Authorities in respect of the Reorganization; (ii) the filing of the Certificate of Merger; and (iii) those Consents set forth in Schedule 4.5(b) of the CDL, assuming the accuracy of the representations and warranties set forth in Section 5.3, no Consent of any Governmental Authorities is required to be obtained by any UEC Party in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents or the consummation of the Transactions, except where the failure to obtain such Consents would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the UEC Parties to perform or comply with on a timely basis any of their respective material obligations under this Agreement or to consummate the Transactions.

4.6	Financial Statements.

The Company has made available to SPAC copies of (a) the audited financial statements of the Company for the fiscal years ended December 31, 2019 and 2020, together with the reports thereon by the Company’s accountants (in each case, including statements of financial position, comprehensive income, changes in equity and cash flows) (the “Audited Company Financial Statements”) and (b) the unaudited financial statements of the Company for the nine month period ended September 30, 2021 (including statements of financial position and comprehensive income) (the “Most Recent Company Financial Statements” and, together with the Audited Company Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in all material respects from the books and records of the Company and in accordance with Philippine Financial Reporting Standards (“PFRS”) applied on a consistent basis (except as may be indicated in the notes thereto and, in the case of the Most Recent Company Financial Statements, for the absence of footnotes and normal year-end adjustments). The Company Financial Statements present fairly in all material respects the financial position, results of operations and cash flows of the Company at and for the respective periods indicated.

4.7	Absence of Undisclosed Liabilities.

None of the Group Companies have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, in each case, that would be required by PFRS to be set forth on the statement of the consolidated financial position of the Group Companies, except: (a) as reflected on and reserved against in the Company Financial Statements; (b) liabilities and obligations incurred since December 31, 2020 in the ordinary course of business or in connection with a COVID-19 Measure (none of which is a material liability for breach of contract, tort, or infringement or a claim or lawsuit or an environmental liability); (c) executory obligations of the Company under the agreements, contracts, leases and licenses to which they are a party, including the Material Contracts (other than as a result of a material breach of or default under such agreements, contracts, leases and licensees); and (d) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Group Company Material Adverse Effect.

4.8	Assets; Real Property.

(a) Title to Assets. Except as would not reasonably be expected to be material to the Group Companies, the Group Companies have good and valid title to, or otherwise have the right to use pursuant to a binding, valid and enforceable lease, license or similar contractual arrangement, all of their material assets reflected on the books of the Group Companies as owned by a Group Company, in each case free and clear of any Liens other than Permitted Liens. The assets of the Group Companies constitute all of the material assets that are necessary and sufficient for the operation of the business of the Group Companies as presently operated in all material respects.

(b) Leased Real Property. Schedule 4.8(b) of the CDL lists (i) all real property leased by the Group Companies under leases that provide for annual base rent payable by the Group Companies in excess of $100,000 (the “Leased Real Property”). Except as would not reasonably be expected to be materially adverse to the Group Companies, (a) the applicable Group Company has a valid and enforceable leasehold interest in each Leased Real Property free and clear of all Liens (other than Permitted Liens) and (b) subject to the Enforceability Exceptions, each Lease is in full force and effect and, to the Company’s Knowledge, is enforceable against the landlord and the registered owners of such property.

(c) Owned Real Property. Except as set forth on Schedule 4.8(c) of the CDL, none of the Group Companies owns any real property.

4.9	Contracts.

(a) Schedule 4.9 of the CDL lists all Material Contracts. The term “Material Contracts” means all of the following types of contracts, agreements or arrangements (whether written or oral) to which the Group

Companies are a party or by which the Group Companies or any of their respective properties or assets are legally bound as of the date hereof:

(i)	any contract, agreement or arrangement relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) with respect to an amount in excess of $10,000,000;

(ii)

any joint venture, partnership, limited liability company or other collaboration contracts, agreements or arrangements, in each case that would be reasonably expected to result in the receipt or payment of an amount in excess of $10,000,000 in any given calendar year;

(iii)

any contract, agreement, arrangement or series of related contracts, agreements or arrangement(s), including any option agreement, relating to the acquisition or disposition of any business or capital stock of any other Person or any material real property (whether by merger, sale of stock, sale of assets or otherwise), in each case since the Lookback Date, where the purchase price was in an amount in excess of $10,000,000 and for which any material liability or obligation of the Group Companies remains outstanding;

(iv)

any contract, agreement or arrangement that limits in any material respect the freedom of the Group Companies to compete in any line of business or with any Person or in any area, excluding confidentiality agreements and agreements that contain confidentiality or employee non-solicitation covenants entered into in the ordinary course;

(v)

any lease under which (A) the Group Companies are lessees of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (B) the Group Companies are lessors or sublessors of, or makes available for use by any third party, any tangible personal property owned or leased by the Group Companies, in each case, which has future required scheduled payments in excess of $10,000,000 in any calendar year;

(vi)

any contract, agreement or arrangement (other than (A) employment, consulting, advisory or compensation-related agreements or Company Benefit Plans, (B) agreements entered into in the ordinary course and (C) agreements between any Group Companies) between any Group Company and any Affiliate of the Company;

(vii)

any settlement agreement entered into within the 12 months immediately prior to the date hereof with any Person pursuant to which the Group Companies are obligated to pay consideration in excess of $10,000,000;

(viii)	any agreement with any Governmental Authority under which payments of $10,000,000 or more were made to the Group Companies during the twelve-month period ended on June 30, 2021;

(ix)	the IP Agreements; or

(x)

any agreement under which (A) any Person (other than the Group Companies) has directly guaranteed any liabilities or obligations of any Group Company or (B) any Group Company has directly guaranteed any material liabilities or obligations of any other Person (other than the Group Companies), in each case other than endorsements for the purpose of collection.

(b) True, correct and complete copies of each Material Contract have been made available to SPAC. Subject to the Enforceability Exceptions and except as would not reasonably be expected to have, individually or in the aggregate, a Group Company Material Adverse Effect, (i) each such Material Contract is a valid and binding agreement of the applicable Group Company party thereto and is in full force and effect as to the applicable Group Company party thereto and, to the Company’s Knowledge, as to each other party thereto and (ii) none of the Group Companies and, to the Company’s Knowledge, any other party thereto is in default or breach under any such Material Contract, and none of the Group Companies has received any written claim or notice of default or material breach under any such Material Contract.

4.10	Vendors.

Schedule 4.10 of the CDL lists the names of each of the 10 largest vendors of the Group Companies, taken as a whole, for the 12-month period ended June 30, 2021. As of the date hereof, none of the Group Companies has received any notice stating that any such Material Vendor has ceased, or intends to cease, to supply goods or services to the Group Companies or to otherwise terminate or materially and adversely reduce or modify its relationship with the Group Companies.

4.11	Labor.

Except as set forth on Schedule 4.11 of the CDL, none of the Group Companies is a party to or is otherwise bound by any collective bargaining agreement labor contract, or similar agreement with any labor union, trade union, works counsel, or other employee representative, and, there are no labor unions or other organizations or groups representing, purporting to represent or attempting to represent any employees of the Group Companies. To the Company’s Knowledge: (a) there is no pending or threatened strike, slowdown, picketing or work stoppage by, or lockout of, or other similar labor dispute, activity or organizing campaign with respect to any employees of the Group Companies that would reasonably be expected to be material to the Group Companies and no such dispute, activity or campaign has occurred since the Lookback Date; (b) each Group Company is, and since the Lookback Date has been, in compliance in all material respects, with all applicable Laws and contracts respecting labor and employment, employment practices, terms and conditions of employment, wages and hours and occupational safety and health; and (c) there are no material pending or threatened Actions against or affecting any Group Company relating to the alleged violation of any Laws pertaining to labor relations, employment or employment practices, including unfair labor practice charges.

4.12	Employee Benefit Plans and Related Matters.

(a) Schedule 4.12(a) of the CDL lists all material Company Benefit Plans. With respect to each Company Benefit Plan, the Company has made available to SPAC true, correct and complete copies of, as applicable: (i) such Company Benefit Plan document (or, if not written, a written summary of its material terms); (ii) the summary plan description and all summaries of material modifications (in each case, whether or not required to be furnished under applicable Law); (iii) any trust agreements, insurance contracts and other funding vehicles; (iv) the most recent actuarial report, if any; and (v) the most recent financial report, if any.

(b) No Company Benefit Plan is subject to Laws of the United States. All Company Benefit Plans are and have been established, registered (where required) and administered, in each case, in all material respects: (i) in accordance with all applicable Laws; and (ii) in accordance with their terms. To the Company’s Knowledge, no fact or circumstance exists which could adversely affect the tax-preferred or tax-exempt status (if there is any such tax-preferred or tax-exempt status) of any Company Benefit Plan.

(c) With respect to each Company Benefit Plan, all material contributions or payments (including all employer contributions, employee contributions or premium payments) required to be made by the terms of each such Company Benefit Plan and applicable Law have been made in accordance with applicable Law, and all such material contributions or payments that are not yet due have been made, paid or properly accrued in the Financial Statements in accordance with PFRS applied on a consistent basis. With respect to each Company Benefit Plan that is required to be funded pursuant to the terms of such Company Benefit Plan and applicable Law, as of the date hereof, the amount by which the fair market value of the assets of any Company Benefit Plan is less than the actuarial present value of all accrued benefits under such Company Benefit Plan (whether or not vested), if applicable, is fully reflected in the Financial Statements based upon generally accepted local accounting and actuarial practices and procedures, regardless of whether required by PFRS.

(d) Except as would not reasonably be expected to result, either directly or indirectly, in material liability to the Group Companies, (i) other than routine claims for benefits, there are no pending or, to the Company’s

Knowledge, threatened claims by or on behalf of any participant or any Governmental Authority in any of the Company Benefit Plans, or otherwise involving any Company Benefit Plan or the assets of any Company Benefit Plan and (ii) there have been no breaches of fiduciary duty with respect to any Company Benefit Plan. None of the Company Benefit Plans is presently under audit or examination (nor has notice been received by the Company of a potential audit or examination) by any Governmental Authority.

(e) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in conjunction with any other event) result in, cause the accelerated vesting of, funding of, or increase the amount or value of, any compensatory payment or benefit to any current or former employee, officer or director of any Group Company (other than payment of ordinary course compensation to current employees, officers or directors, in each case, for services performed for any Group Company in the ordinary course of business).

4.13	Intellectual Property.

(a) Owned IP. Schedule 4.13(a) of the CDL lists material issuances, registrations and applications for issuance or registration of Intellectual Property Rights, including Internet domain names and social media accounts, owned or pending or registered in the name of any of the Group Companies. (i) The Group Companies exclusively own all right, title, and interest in and to all the material Intellectual Property Rights they own or purport to own, including each of the items set forth on Schedule 4.13(a) of the CDL (collectively, the “Owned Intellectual Property”), in each case free and clear of all Liens, except for Permitted Liens, (ii) the Group Companies have the legal right to use, all other material Intellectual Property Rights used in or necessary to the conduct of the business of the Group Companies as presently conducted in all material respects (collectively, the “Company Intellectual Property”), free and clear of all Liens, except for Permitted Liens (provided that the foregoing will not be read as a representation of non-infringement), (iii) the material registered Owned Intellectual Property is subsisting, and to the Company’s Knowledge, valid and enforceable, (iv) there are no Orders or settlements that restrict the Company’s use or ownership of any material Owned Intellectual Property and (v) the Group Companies have taken commercially reasonable actions to maintain, protect and enforce the material Owned Intellectual Property.

(b) Non-Infringement. The operation of the business of the Group Companies as currently conducted does not infringe, misappropriate, or otherwise violate, and has not since the Lookback Date infringed misappropriated, or otherwise violated, any Intellectual Property Rights of any third party, except as would not reasonably be expected to have, individually or in the aggregate, a Group Company Material Adverse Effect. Since the Lookback Date, none of the Group Companies has received any notice that it is infringing on or has misappropriated or otherwise violated the Intellectual Property Rights of any Person (including any demand or request from a third party that the Group Companies license any Intellectual Property Rights) and, to the Company’s Knowledge, no Person is infringing upon or misappropriating or otherwise violating any of the material Owned Intellectual Property in any material respect.

(c) IP Agreements. Schedule 4.13(a) of the CDL lists material contracts to which the Group Companies are a party (other than contracts for Commercial Software) that relate to: (i) the Group Companies’ licensing or grant of other rights (except where such grant of other rights is incidental to a supply, manufacturing or similar arrangement) with respect to the Owned Intellectual Property; (ii) any Person licensing or granting any other rights to the Group Companies with respect to any Intellectual Property Rights; (iii) the ownership or development of any Company Intellectual Property; and (iv) the Group Companies’ ability to use, enforce, or disclose any Company Intellectual Property (collectively, the “IP Agreements”).

(d) Employees and Contractors. Each current and former employee, consultant, and independent contractor that has materially aided in creating material Owned Intellectual Property has entered into a valid and enforceable written agreement with the Group Companies pursuant to which such Person (i) assigns to the Group Companies all Intellectual Property Rights created by such Person in the course of such Person’s employment or other engagement by the Group Companies (except where such rights arise in the Group Companies by operation of law) and (ii) is prohibited from using or disclosing confidential information of the Group Companies, and to the Company’s Knowledge, no such current or former employee, consultant, or independent contractor of the Group Companies is in violation of any such agreement.

(e) Data Security and Privacy. Since the Lookback Date, to the Company’s Knowledge, the business of the Group Companies have not experienced any material incident in which Personal Information was acquired or otherwise accessed without authorization, and none of the Group Companies has received any written notices or complaints from any regulatory authority with respect to any such incident. Except as would not reasonably be expected to be material to the Group Companies as a whole, (i) the Group Companies are and, since the Lookback Date, have been in compliance with all Information Privacy and Security Requirements; (ii) the Group Companies maintain commercially reasonable administrative, physical and technical measures to protect the confidentiality, integrity, availability and security of Personal Information used or relied upon by the Group Companies in the conduct of their businesses.

4.14	Permits; Compliance with Law.

Except as would not reasonably be expected to be material to the Group Companies as a whole:

(a) (i) each Group Company (and each of their respective officers and directors that may reasonably be considered in the process of determining the suitability of any of the Group Companies for an approval by any Governmental Authority with regulatory control or jurisdiction over gambling, betting and/or gaming activities and operations, if any) holds, and at all times since the Lookback Date has held, all Permits necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets; (ii) each such Permit has been duly obtained and is in full force and effect; (iii) each Group Company is, and since the Lookback Date, has been, in compliance with all such Permits; (iv) since the Lookback Date, no Group Company has received any notice of non-compliance or alleged non-compliance with any applicable Permit; and (v) to the Company’s Knowledge, no suspension or cancelation of any Permit is threatened by any Governmental Authority;

(b) (i) the Group Companies are, and have been since the Lookback Date, in material compliance with all applicable Laws and Orders and (ii) since the Lookback Date, neither any Group Company nor, to the Company’s Knowledge, any other Person, has received any written notice of any material non-compliance or alleged non-compliance with any applicable Law or Order;

(c) since the Lookback Date no Governmental Authority has initiated or, to the Company’s Knowledge, threatened any Action with respect to the business or operations of any Group Company;

(d) the Company and, to the Company’s Knowledge, any directors or officer acting for or on behalf of the Company, currently complies, and since the Lookback Date has complied, in all material respects with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws; and

(e) no Group Company or, to the Company’s Knowledge, any of their respective directors or officers: (i) is or was a Restricted Person; (ii) conducts or has conducted any business, or engages or has engaged in, making or receiving any contribution of funds, goods or services to or for the benefit of any Restricted Person; (iii) deals or has dealt in, or otherwise engages or has engaged in any transaction related to, any property or interests in property blocked pursuant to any applicable Sanctions; (iv) engages or has engaged in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any of the foregoing clauses of this 4.14(e); or (v) has received written notice of any Action involving it with respect to Sanctions.

4.15	Litigation.

Except as set forth on Schedule 4.15 of the CDL, as of the date of this Agreement, (a) there are no pending or, to the Company’s Knowledge, threatened Actions against the Group Companies or any of their respective properties or assets, and (b) there are no outstanding Orders against the Group Companies or any of their respective properties or assets, except, in each case, as would not reasonably be expected to be material to the Group Companies taken as a whole.

4.16	Taxes.

(a) Filing and Payment. All material Tax Returns required to be filed by, on behalf of or with respect to the Group Companies have been duly and timely filed and are complete and correct in all material respects. All material Taxes (whether or not reflected on such Tax Returns) required to be paid by or with respect to the Group Companies have been duly and timely paid. All material Taxes required to be withheld by the Group Companies have been duly and timely withheld, and such withheld Taxes have been either paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

(b) Procedure and Compliance. Except as set forth on Schedule 4.16(b) of the CDL, as of the date hereof: (i) no written agreement waiving or extending the statute of limitations or the period of assessment or collection of any material Taxes with respect to the Group Companies has been filed or entered into with (or been requested by) any Governmental Authority that is still in effect; (ii) no Tax Return reflecting material Taxes of the Group Companies is under audit or examination by any Governmental Authority; (iii) no Governmental Authority has asserted in writing any deficiency, claim or issue with respect to material Taxes against the Group Companies with respect to any taxable period for which the period of assessment or collection remains open, which has not been resolved; (iv) each Group Company has no liability for a material amount of unpaid Taxes which has not been accrued for or reserved on the Company’s Financial Statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of the Group Companies in the ordinary course of business and (v) all reports have been duly submitted and all conditions have been met in order to continuously avail of all tax incentives, tax holidays and preferential rates being enjoyed by the Group Companies with any applicable Governmental Authorities.

(c) Permanent Establishment. No claim has been made in writing (nor to the Company’s Knowledge has any claim been made) by any Governmental Authority in a jurisdiction in which any Group Company does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(d) Passive Foreign Investment Company. None of the Group Companies were a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for the taxable period ending December 31, 2020, and no Group Company expects to be a PFIC for the taxable period ending December 31, 2021.

(e) Closing Agreements and Consolidation. None of the Group Companies: (i) has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law), in either case that would be binding upon the Group Companies after the Closing Date; (ii) is or has been during the past three years a member of any affiliated, consolidated, combined or unitary group that includes any Person other than the Group Companies for purposes of filing Tax Returns on net income; or (iii) has any liability for the Taxes of any Person (other than the Group Companies) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor, or by contract (other than any commercial contract the principal purpose for which is not the allocation or sharing of Taxes).

(f) Liens. There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Group Companies.

(g) Income Shifting. None of the Group Companies will be required to include any material item or amount of income in, or exclude any material item or amount of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or improper use of a method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of Tax Law); (iii) prepaid amount received on or prior to the Closing Date; or (iv) installment sale or open transaction disposition made on or prior to the Closing Date.

(h) Entity Classification. Each Group Company is, and at all times since its formation has been, properly classified in the manner set forth on Schedule 4.16(h) of the CDL for U.S. federal and applicable state Tax purposes.

(i) Non-Income Taxes. Each Group Company is registered for the purposes of sales Tax, use Tax, transfer Taxes, value added Taxes or any similar Tax in all jurisdictions where it is required by law to be so registered, in each case in all material respects, and has complied in all material respects with all requirements relating to such Taxes.

(j) Tax Treatment. The Company (i) has not taken any action, and it is not aware of any fact or circumstance that would reasonably be expected to prevent the Reorganization and the Merger, if taken together, from qualifying as an exchange governed by Section 351 of the Code and the Treasury Regulations thereunder; (ii) has not taken any action, and it is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger, if taken alone, from qualifying as a reorganization pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder; and (iii) has no plan or intent for the Surviving Entity to distribute more than two-thirds (2/3rds) of SPAC’s cash assets.

4.17	Absence of Changes.

Since December 31, 2020, there has been no Group Company Material Adverse Effect.

4.18	Insurance.

Except as would not reasonably be expected to have, individually or in the aggregate, a Group Company Material Adverse Effect, (a) all policies of insurance maintained by the Group Companies as of the date hereof are in full force and effect and all premiums due with respect to such insurance policies have either been paid or adequate provisions for the payment by the Group Companies thereof have been made; (b) as of the date hereof, to the Company’s Knowledge, no written notice of cancelation, termination or revocation or other written notice that any such insurance policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations thereunder has been received by any Group Company; and (c) none of the Group Companies are in breach or default under any such policy.

4.19	Environmental Matters.

Except as would not reasonably be expected to have, individually or in the aggregate, a Group Company Material Adverse Effect:

(a) the Group Companies are, and since the Lookback Date have been, in compliance in all respects with all applicable Environmental Laws and are in possession of, and in compliance in all respects with all Permits required under applicable Environmental Laws;

(b) since the Lookback Date, none of the Group Companies has received from any Governmental Authority any written notice of violation or alleged violation of any Environmental Law;

(c) no Action is pending or, to the Company’s Knowledge, threatened against the Group Companies arising under or relating to non-compliance with any Environmental Law; and

(d) since the Lookback Date, none of the Group Companies (nor any of their respective predecessors or controlled Affiliates) has (i) treated, stored, disposed of, arranged for the disposal of, transported, handled, or released, or exposed any Person to, any hazardous substances, or (ii) to the Company’s Knowledge, owned or operated any facility or property (including the Leased Real Property) which during the time the Group Companies owned or operated such facility or property was contaminated by any hazardous substances, in each case, so as to give rise to any current or future liability (including any obligation to conduct any investigation or remediation) for the Group Companies under applicable Environmental Laws.

4.20	Brokers.

There is no investment banker, broker or finder retained by or authorized to act on behalf of TRA or the Group Companies who might be entitled to any fee or commission from SPAC or any of its Affiliates (including, after the Closing, the Surviving Entity and its Subsidiaries) upon consummation of the Transactions.

4.21	Transactions with Affiliates.

Except for employment-related arrangements (cash or equity), Schedule 4.21 of the CDL lists all material contracts and agreements to or by which the Group Companies, on the one hand, and any officer or director of the Group Companies or any Affiliate of the Company (other than the Company’s Subsidiaries), on the other hand, are parties or are otherwise bound.

4.22	Indebtedness.

As of the date hereof, other than as set forth on Schedule 4.22 of the CDL, none of the Group Companies have any Indebtedness.

4.23	Solvency.

None of the UEC Parties are entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of SPAC or the Group Companies. Each UEC Party is Solvent as of the date of this Agreement and, assuming the satisfaction of the Parties’ conditions to consummate the transactions contemplated hereby, TRA and each of the Group Companies (on both a stand-alone and on a combined basis) will, after giving effect to all of the Transactions, including the payments required made in connection with the consummation of the Transactions and all related fees and expenses, be Solvent on and after the Closing Date.

4.24	No Prior Operations of Parent or Merger Sub.

Parent has not engaged in any material business activities or conducted any material operations or incurred any material obligations or liabilities, other than as contemplated by this Agreement. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

4.25	Parent Common Shares and Parent ADS.

When issued and delivered in accordance with the terms of this Agreement, the Parent ADSs issued as part of the SPAC Merger Consideration will have been validly issued in accordance with the terms of, and will entitle the holders thereof to the rights specified in, the Deposit Agreement and will be fully paid and nonassessable and the issuance thereof will be free of preemptive rights. Parent has authority to issue the Parent Common Shares represented by such Parent ADSs and, when issued and delivered in accordance with the terms of this

Agreement, such Parent Common Shares will have been validly issued and will be fully paid and the issuance thereof will be free of preemptive rights.

4.26	Disclosure Documents.

(a) The information relating to the UEC Parties that is provided in writing by any of the UEC Parties or any of their respective Representatives for inclusion or incorporation by reference in the Form F-4, the Form F-6 or the Proxy Statement/Prospectus will not (i) in the case of the Form F-4 and the Form F-6, at the time the Form F-4 or the Form F-6 or any amendment or supplement thereto becomes effective and at the time of the Special Meeting or (ii) in the case of the Proxy Statement/Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to the holders of SPAC Shares and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) Notwithstanding the foregoing provisions of this Section 4.26, no representation or warranty is made by any UEC Party with respect to any third party data or other information or statements made or incorporated by reference in the Form F-4, the Form F-6 or the Proxy Statement/Prospectus that were not supplied by or on behalf of a UEC Party.

4.27	No Other Representations and Warranties.

EACH OF THE UEC PARTIES ACKNOWLEDGES THAT, OTHER THAN AS SET FORTH IN ARTICLE 5 (AS MODIFIED BY THE SDL) AND IN THE CERTIFICATES OR OTHER AGREEMENTS OR INSTRUMENTS DELIVERED PURSUANT HERETO, NONE OF SPAC OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, EQUITYHOLDERS, AGENTS OR REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION PROVIDED OR MADE AVAILABLE TO THE UEC PARTIES OR ANY OF THEIR RESPECTIVE AGENTS, REPRESENTATIVES OR AFFILIATES PRIOR TO THE EXECUTION OF THIS AGREEMENT. THE REPRESENTATIONS AND WARRANTIES MADE BY SPAC IN ARTICLE 5 (AS MODIFIED BY THE SDL) ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS, WARRANTIES AND STATEMENTS, INCLUDING ANY IMPLIED WARRANTIES AND OMISSIONS (EACH OF WHICH ARE HEREBY DISCLAIMED).

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SPAC

Except (a) as set forth in the disclosure letter delivered to the Company on the date hereof and constituting an integral part of this Agreement (the “SDL”) and (b) as otherwise disclosed in the SPAC SEC Documents filed prior to the date hereof (other than any forward-looking disclosures contained in the “Forward Looking Statements” and “Risk Factors” sections of the SPAC SEC Documents, but including any historical or factual matters disclosed in such sections), SPAC hereby represents and warrants to each of the UEC Parties as of the date of this Agreement (except that those representations and warranties that are made as of a specific date are true and correct only as of such date), the following statements set forth in this ARTICLE 5 are true and correct:

5.1	Organization.

SPAC is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted, except where the failure to have such power or authority would not prevent or materially delay the consummation of the Transactions.

5.2	Authority.

SPAC has all necessary power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the Transactions. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of SPAC, and, except for the approval of the Required SPAC Shareholder Proposal by the affirmative vote of the holders of a majority of the outstanding SPAC Class A Common Stock and the SPAC Class B Common Stock, voting together as a single class (the “Required SPAC Shareholder Approval”), no other proceeding on the part of SPAC is necessary to authorize this Agreement or such other Transaction Documents or to consummate the Transactions. This Agreement has been, and each other Transaction Document to which SPAC is a party when executed will be, duly and validly executed and delivered by SPAC and constitutes or will constitute a valid, legal and binding agreement of SPAC (assuming the due and valid authorization, execution and delivery hereof and thereof by each of the other applicable parties hereto and thereto), enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

5.3	No Conflicts; Consents and Approvals.

(a) The execution, delivery and performance by SPAC of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions do not and will not (with or without the giving of notice, the lapse of time, or both) result in: (i) assuming compliance with the matters referred to in Section 5.3(b), any violation or breach of any Law applicable to SPAC or any of the properties or assets of SPAC or the violation or revocation of any required Permit from any Governmental Authority; (ii) except as set forth in Schedule 5.3(a) of the SDL, any violation or breach of, any termination or modification of any right, or the triggering or acceleration of any payments or rights under, or require a Consent under, any material contract or the creation of any Lien upon any of the properties or assets of SPAC; or (iii) any violation of the Organizational Documents of SPAC, except in the case of clauses (i) and (ii), to the extent that the occurrence of any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

(b) Other than: (i) the approvals of BSP and the Governmental Authorities in respect of the Reorganization; (ii) the filing of the Certificate of Merger; and (iii) those Consents set forth in Schedule 5.3(b) of the SDL, assuming the accuracy of the representations and warranties set forth in Section 4.5, no Consent of any Governmental Authorities is required to be obtained by SPAC in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents or the consummation of the Transactions, except where the failure to obtain such Consents would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to perform or comply with on a timely basis any of their respective material obligations under this Agreement or to consummate the Transactions.

5.4	Capitalization.

(a) As of the date hereof, the authorized capital stock of SPAC consists of: (a) 100,000,000 shares of Class A common stock, par value $0.001 per share (the “SPAC Class A Common Shares”), of which 27,500,000 shares are issued and outstanding; (b) 10,000,000 shares of Class B common stock, par value $0.001 per share (the “SPAC Class B Common Shares” and, together with the SPAC Class A Common Shares, the “SPAC Shares”), of which 6,875,000 shares are issued and outstanding; and (c) 1,000,000 shares of preferred stock, par value $0.001 per share, of which none are outstanding. As of the date hereof, 21,250,000 SPAC Shares are subject to outstanding warrants (the “SPAC Warrants”). All outstanding SPAC Shares been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth above, as of the date hereof, there are no: (i) shares of capital stock of or other voting or equity interests in SPAC; (ii) securities of SPAC convertible into or exercisable or exchangeable for shares of capital stock or other voting or equity interests in SPAC; (iii) options, warrants, subscription rights or other rights or agreements, commitments or understandings to acquire from SPAC, or other obligation of SPAC to issue, transfer or sell, any shares of capital stock or other voting or equity interests in the SPAC or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in SPAC; or (iv) stock appreciation, phantom stock, profit participation or similar rights with respect to any shares of capital stock or any other equity securities of SPAC to which SPAC is bound. SPAC does not have any authorized or outstanding bonds, debentures, notes or other Indebtedness for which the holders thereof have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matter on which the holders of SPAC Shares may vote.

(b) As of the date hereof, other than as set forth on Schedule 5.4(b) of the SDL, SPAC does not have any Indebtedness.

5.5	SPAC SEC Filings.

SPAC has timely filed or furnished all reports, schedules, forms, registration statements and other documents required to be filed or furnished by SPAC with the SEC (together with any documents furnished during such period by SPAC to the SEC on a voluntary basis on Current Reports on Form 8-K and any reports, schedules, forms, registration statements and other documents filed with the SEC subsequent to the date hereof, collectively, the “SPAC SEC Documents”). Each of the SPAC SEC Documents, as amended prior to the date of this Agreement, complied (and each SPAC SEC Document filed subsequent to the date hereof will comply) in all material respects with, to the extent in effect at the time of filing or furnishing, the requirements of the Securities Act and the Exchange Act applicable to such SPAC SEC Documents, and none of the SPAC SEC Documents when filed or furnished or, if amended prior to the date of this Agreement, as of the date of such amendment, contained, or with respect to SPAC SEC Documents filed subsequent to the date hereof, will contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no unresolved comments received from the SEC staff with respect to the SPAC SEC Documents on or prior to the date hereof. To SPAC’s Knowledge, none of the SPAC SEC Documents filed on or prior to the date hereof is subject to ongoing SEC review or investigation.

5.6	Financial Statements.

(a) The condensed financial statements (including all related notes thereto) included in the SPAC SEC Documents (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared from the books and records of SPAC, were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and, in the case of the unaudited financial statements included therein, for the absence of footnotes and normal year-end adjustments) and present fairly in all material respects the condensed financial position, results of operations and cash flows of SPAC at and for the respective periods indicated (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to the absence of information or notes not required by GAAP or the SEC’s rules and regulations to be included in interim or unaudited financial statements).

(b) Except as not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, SPAC has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15) as required by Rules 13a-15 and 15d-15 under the Exchange Act. SPAC’s disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by SPAC in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to SPAC’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither SPAC (including any employee of SPAC) nor SPAC’s independent auditors have identified or been made aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees who have a role in SPAC’s internal control over financial reporting or preparation of financial statements or (iii) any claim or allegation regarding any of the foregoing.

(c) Each director and executive officer of SPAC has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC.

5.7	Absence of Undisclosed Liabilities.

SPAC does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, in each case, that would be required by GAAP to be set forth in the condensed balance sheet of SPAC, except: (a) as reflected on and reserved against in the most recent condensed balance sheet included in the SPAC SEC Documents (the “SPAC Balance Sheet Date”) or in the notes thereto (if any); (b) liabilities and obligations incurred since the SPAC Balance Sheet Date in the ordinary course of business or in connection with a CIVD-19 Measure (none of which is a material liability for breach of contract, tort, or infringement or a claim or lawsuit or an environmental liability); (c) executory obligations of SPAC under the agreements, contracts, leases and licenses to which it is a party (other than as a result of a material breach of or default under such agreements, contracts, leases and licensees); and (d) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

5.8	Permits; Compliance with Law.

Except as would not reasonably be expected to be mater to SPAC:

(a) (i) SPAC holds, and at all times since January 14, 2021 has held, all of the Permits necessary for the lawful conduct of its business and ownership of its properties, right and assets; (ii) each such Permit has been duly obtained and is in full force and effect; (iii) SPAC is, and since January 14, 2021, has been in compliance with all such Permits, and since January 14, 2021, SPAC has not received any written notice of any non-compliance or alleged non-compliance with any applicable Permit; and (iv) to SPAC’s Knowledge, no suspension or cancelation of any Permit is threatened by any Governmental Authority;

(b) (i) SPAC is, and since January 14, 2021, has been, in material compliance with all applicable Laws and Orders and (ii) since January 14, 2021, neither SPAC nor, to SPAC’s Knowledge, any other Person, has received any written notice of any material non-compliance or alleged non-compliance with any applicable Law or Order;

(c) since the January 14, 2021, no Governmental Authority has initiated or, to the SPAC’s Knowledge, threatened any Action with respect to the business or operations of SPAC;

(d) SPAC and, to SPAC’s Knowledge, any directors or officer acting for or on behalf of SPAC, currently complies, and since January 14, 2021 has complied, in all material respects with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws; and

(e) Neither SPAC nor, to SPAC’s Knowledge, any of its directors or officers: (i) is or was a Restricted Person; (ii) conducts or has conducted any business, or engages or has engaged in, making or receiving any contribution of funds, goods or services to or for the benefit of any Restricted Person; (iii) deals or has dealt in, or otherwise engages or has engaged in any transaction related to, any property or interests in property blocked pursuant to any applicable Sanctions; (iv) engages or has engaged in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any of the foregoing clauses of this Section 5.8(e); or (v) has received written notice of any Action involving it with respect to Sanctions.

5.9	Litigation.

Except as set forth on Schedule 5.9 of the SDL, as of the date of this Agreement, (a) there are no pending, or to SPAC’s Knowledge, threatened Actions against SPAC or any of its properties or assets, and (b) there are no outstanding Orders against SPAC or any of its properties or assets, except, in each case, as would not result in material liability to SPAC.

5.10	Absence of Changes.

Since January 14, 2021, there has been no SPAC Material Adverse Effect.

5.11	Brokers.

There is no investment banker, broker or finder retained by or authorized to act on behalf of SPAC (or any of its Affiliates) who might be entitled to any fee or commission from the Parties’ or any of their respective Affiliates upon consummation of the Transactions.

5.12	Transactions with Affiliates.

Except for employment-related arrangements (cash or equity), Schedule 5.12 of the SDL lists all agreements, arrangements and other commitments or transactions of any kind to or by which SPAC, on the one hand, and any officer, director or Affiliate of SPAC, on the other hand, are parties or are otherwise bound or affected.

5.13	Trust Agreement.

(a) As of September 30, 2021, SPAC had $275,011,745.36 invested in a trust account (the “Trust Account”), maintained by J.P. Morgan Chase Bank, N.A., pursuant to the Investment Management Trust Agreement, dated January 14, 2021 (the “Trust Agreement”), by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”), which agreement is on file with the SPAC SEC Documents. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, SPAC’s Organizational Documents and SPAC’s final prospectus dated January 14, 2021. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. SPAC has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the date hereof, there are no claims or proceedings pending with respect to the Trust Account. As of the Closing, the obligations of SPAC to dissolve or liquidate pursuant to SPAC’s Organizational Documents shall terminate, and, as of the Closing, SPAC shall have no obligation whatsoever pursuant to SPAC’s Organizational Documents to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions. To SPAC’s Knowledge, as of the date hereof, following the Closing, no shareholder of SPAC shall be entitled to receive any amount from the Trust Account except to the extent such shareholder shall have elected to have its SPAC Class A Common Shares redeemed pursuant to the SPAC Shareholder Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC and, to the knowledge of SPAC, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of SPAC, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters, contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the SPAC SEC Documents to be inaccurate, or (ii) entitle any Person (other than the holders of SPAC Shares who shall have elected to redeem their SPAC Class A Common Shares pursuant to the SPAC Shareholder Redemption).

(b) As of the date hereof, assuming the accuracy of the representations and warranties of the UEC Parties contained herein and the compliance by the UEC Parties with their obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Closing Date.

5.14	Business Activities.

(a) Since its incorporation, SPAC has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination.

(b) Except for this Agreement and the Transactions, SPAC does not have any interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

5.15	Listing.

The SPAC Shares are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the Nasdaq Capital Market (“NCM”) under the symbol “ADERU”. SPAC’s Class A Common Shares are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on NCM under the symbol “ADER”. The SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on NCM under the symbol “ADERW”. There is no Action pending or, to SPAC’s Knowledge, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister any of the foregoing or to terminate the listing of SPAC on NCM. SPAC is, and since January 14, 2021 has been, in compliance in all material respects with the listing and corporate governance requirements of the Nasdaq.

5.16	Taxes.

(a) Filing and Payment. All material Tax Returns required to be filed by, on behalf of or with respect to SPAC have been duly and timely filed and are complete and correct in all material respects. All material Taxes (whether or not reflected on such Tax Returns) required to be paid by or with respect to SPAC have been duly and timely paid. All material Taxes required to be withheld by SPAC have been duly and timely withheld, and such withheld Taxes have been either paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

(b) Procedure and Compliance. As of the date hereof: (i) no written agreement waiving or extending the statute of limitations or the period of assessment or collection of any material Taxes with respect to SPAC has been filed or entered into with (or been requested by) any Governmental Authority that is still in effect; (ii) no Tax Return reflecting material Taxes of SPAC is under audit or examination by any Governmental Authority; (iii) no Governmental Authority has asserted in writing any deficiency, claim or issue with respect to material Taxes against SPAC with respect to any taxable period for which the period of assessment or collection remains open, which has not been resolved and (iv) SPAC has no liability for a material amount of unpaid Taxes which has not been accrued for or reserved on SPAC’s Financial Statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of SPAC in the ordinary course of business; and (v) all reports have been duly submitted and all conditions have been met in order to continuously avail of all tax incentives, tax holidays and preferential rates being enjoyed by SPAC with any applicable Governmental Authorities.

(c) Permanent Establishment. No claim has been made in writing (nor to SPAC’s Knowledge has any claim been made) by any Governmental Authority in a jurisdiction in which SPAC does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(d) Passive Foreign Investment Company. SPAC was not a PFIC for the taxable period ending December 31, 2020, and does not expect to be a PFIC for the taxable period ending December 31, 2021 or in any future taxable year.

(e) Closing Agreements and Consolidation. SPAC has not: (i) received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law), in either case that would be binding upon SPAC after the Closing Date; (ii) been during the past three years a member of any affiliated, consolidated, combined or unitary group that includes any Person other than SPAC for purposes of filing Tax Returns on net income; or (iii) had any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor, or by contract (other than any commercial contract entered into the ordinary course of business and the principal purpose for which is not the allocation or sharing of Taxes).

(f) Liens. There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the SPAC.

(g) Income Shifting. SPAC will not be required to include any material item or amount of income in, or exclude any material item or amount of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or improper use of a method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of Tax Law); (iii) prepaid amount received on or prior to the Closing Date; or (iv) installment sale or open transaction disposition made on or prior to the Closing Date.

(h) Entity Classification. SPAC is, and at all times since its formation has been, properly classified in the manner set forth on Section 5.10 of the CDL for U.S. federal and applicable state Tax purposes.

(i) Non-Income Taxes. SPAC is registered for the purposes of sales Tax, use Tax, transfer Taxes, value added Taxes or any similar Tax in all jurisdictions where it is required by law to be so registered, in each case in all material respects, and has complied in all material respects with all requirements relating to such Taxes.

(j) Tax Treatment. SPAC (i) has not taken any action, and it is not aware of any fact or circumstance that would reasonably be expected to prevent the Reorganization and the Merger, if taken together, from qualifying as an exchange governed by Section 351 of the Code and the Treasury Regulations thereunder, (ii) has not taken any action, and it is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger, if taken alone, from qualifying as a reorganization pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder, and (iii) has no plan or intent for the Surviving Entity to distribute more than two-thirds (2/3rds) of SPAC’s cash assets.

5.17	Disclosure Documents.

(a) The information relating to SPAC that is provided in writing by SPAC or any of its Representatives for inclusion or incorporation by reference in the Form F-4, the Form F-6 or the Proxy Statement/Prospectus will not

(i) in the case of the Form F-4 and the Form F-6, at the time the Form F-4 or the Form F-6 or any amendment or supplement thereto becomes effective and at the time of Special Meeting or (ii) in the case of the Proxy Statement/Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to the holders of SPAC Shares and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) Notwithstanding the foregoing provisions of this Section 5.17, no representation or warranty is made by SPAC with respect to information or statements made or incorporated by reference in the Form F-4, the Form F-6 or the Proxy Statement/Prospectus that were not supplied by or on behalf of SPAC.

5.18	No Other Representations and Warranties.

SPAC ACKNOWLEDGES THAT, OTHER THAN AS SET FORTH IN ARTICLE 4 (AS MODIFIED BY THE CDL) AND IN THE CERTIFICATES OR OTHER AGREEMENTS OR INSTRUMENTS DELIVERED PURSUANT HERETO, NONE OF THE UEC PARTIES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, EQUITYHOLDERS, AGENTS OR REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION PROVIDED OR MADE AVAILABLE TO SPAC OR ANY OF ITS AGENTS, REPRESENTATIVES OR AFFILIATES PRIOR TO THE EXECUTION OF THIS AGREEMENT. THE REPRESENTATIONS AND WARRANTIES MADE BY THE UEC PARTIES IN ARTICLE 4 (AS MODIFIED BY THE CDL) ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS, WARRANTIES AND STATEMENTS, INCLUDING ANY IMPLIED WARRANTIES AND OMISSIONS (EACH OF WHICH ARE HEREBY DISCLAIMED).

ARTICLE 6

COVENANTS

6.1	Conduct of Business of the UEC Parties.

Except as contemplated by this Agreement (including the Reorganization and any PIPE Financing) or as required by applicable Law or any COVID-19 Measures, from and after the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms (such date, the “Covenant End Date”), the UEC Parties shall and shall cause each other Group Company to, except as consented to in writing by SPAC (which consent shall not be unreasonably withheld, conditioned or delayed), (a) conduct its business in all material respects in the ordinary course of business, consistent with past practice but subject to COVID-19 Measures and (b) use commercially reasonable efforts to preserve (i) substantially intact the business organization of the Group Companies and (ii) in all material respects the present commercial relationships with key Persons with whom the Group Companies do business. Without limiting the generality of this Section 6.1, except as contemplated by this Agreement (including the Reorganization and any PIPE Financing) or as required by applicable Law, from and after the date hereof until the Covenant End Date, the UEC Parties (to the extent they are Group Companies) shall not, and shall not permit any of the Group Companies to, directly or indirectly, do any of the following except as consented to in writing by SPAC (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) split, combine or reclassify any of their capital stock, or declare any dividend on any class of their capital stock;

(b) authorize for issuance, issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents;

(c) merge or consolidate with any Person;

(d) acquire any material assets or series of related assets, individually or in a series of related transactions, in excess of $10,000,000, other than in the ordinary course of business;

(e) make any change to its Organizational Documents;

(f) sell, lease, license, pledge, otherwise dispose of, any material properties or material assets in excess of $10,000,000 in the aggregate, other than (i) in the ordinary course of business or (ii) in connection with the Okada Manila Lease;

(g) materially change accounting policies or procedures, except as required by applicable Law or by PFRS or IFRS;

(h) make, rescind or change any material Tax election or amend any material Tax Return, settle any material Tax claim or assessment or change its residence for any Tax purpose, in each case except as required by applicable Law;

(i) take any action that would reasonably be expected to (i) prevent the Reorganization and the Merger, taken together, from qualifying as an exchange governed by Section 351 of the Code and the Treasury Regulations thereunder and (ii) prevent the Merger from qualifying as a reorganization pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder;

(j) terminate (other than for cause) any executive officer;

(k) except as required pursuant to the terms of any Company Benefit Plan, employment or consulting agreement, or collective bargaining agreement in effect as of the date of this Agreement, or in connection with the management bonus plan contemplated by Section 6.15(b): (i) materially increase in the aggregate the compensation and benefits provided to employees and directors; (ii) grant any equity- or equity-based awards; or (iii) become a party to, establish or adopt any collective bargaining agreement or similar agreement or arrangement with a labor union, labor organization or other employee-representative body;

(l) except as set forth on Schedule 6.1(l) of the CDL, incur or assume any Indebtedness, or issue or sell any debt securities or warrants or other rights to acquire any debt securities, other than incurring indebtedness for borrowed money (which can come from Universal Entertainment Corporation or another Person) in an aggregate amount not to exceed $50,000,000; or

(m) enter into any binding agreement committing it to take any of the foregoing actions.

6.2	Conduct of Business of SPAC.

Except as contemplated by this Agreement (including the Reorganization and any PIPE Financing), the Organizational Documents of SPAC or as required by applicable Law, from and after the date hereof until the Covenant End Date, SPAC shall, except as consented to in writing by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (a) conduct its business in all material respects in the ordinary course of business, consistent with past practice and (b) use commercially reasonable efforts to preserve substantially intact its business organization and to preserve in all material respects the present commercial relationships with key Persons with whom it does business. Without limiting the generality of this Section 6.2, except as contemplated by this Agreement (including the Reorganization and any PIPE Financing) or as required by applicable Law, from and after the date hereof until the Covenant End Date, SPAC shall not, directly or indirectly, do any of the following except as consented to in writing by the Company (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) split, combine or reclassify any of its capital stock;

(b) authorize for issuance, issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents;

(c) merge or consolidate with any Person;

(d) acquire any material assets other than in the ordinary course of business;

(e) make any change to its Organizational Documents;

(f) sell, lease, license, pledge, abandon or otherwise dispose of, any material properties or material assets, other than in the ordinary course of business;

(g) materially change accounting policies or procedures, except as required by applicable Law or by GAAP;

(h) make, rescind or change any material Tax election or amend any material Tax Return, settle any material Tax claim or assessment or change its residence for any Tax purpose, in each case except as required by applicable Law;

(i) take any action that would reasonably be expected to (i) prevent the Reorganization and the Merger, taken together, from qualifying as an exchange governed by Section 351 of the Code and the Treasury Regulations thereunder and (ii) prevent the Merger from qualifying as a reorganization pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder;

(j) incur or assume any Indebtedness or issue or sell any debt securities or warrants or other rights to acquire any debt securities, other than (i) incurring indebtedness for borrowed money in an aggregate amount not to exceed $50,000 and (ii) Working Capital Loans in an aggregate amount not to exceed $1,500,000;

(k) take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other Transactions; or

(l) enter into any binding agreement committing it to take any of the foregoing actions.

6.3	Access to Information.

From and after the date hereof until the Covenant End Date, upon reasonable advance notice, and subject to restrictions contained in any confidentiality agreement to which SPAC or any Group Company is subject, each Group Company shall provide to SPAC and its Representatives, and SPAC shall provide to each Group Company and its Representatives, in each case, during normal business hours reasonable access to all books and records of the Group Companies or SPAC, as applicable (in a manner so as to not interfere with the normal business operations of such Person). All of such information, and all information provided by any Party prior to the date hereof in connection with the evaluation, structuring and negotiation of the Transactions, shall be treated as confidential information and will not, except as required by applicable Law or legal process, be disclosed by the recipient (other than to its Representatives who need to know such information in connection with parties’ efforts to consummate the Transactions) in any manner whatsoever and will not be used by the recipient for any purpose other than seeking to consummate the Transactions. Notwithstanding anything to the contrary set forth in this Agreement, during the period from the date hereof until the Covenant End Date, neither the Company nor any of its Affiliates (including the Group Companies), nor SPAC nor any of its Affiliates shall be required to provide access or to disclose information where such access or disclosure: (a) would violate any contract or Law to which it is a party or is subject or which it reasonably determined upon the advice of counsel could result in the loss of the ability to successfully assert attorney-client and work product privileges; (b) if the Company or any of its Affiliates, on the one hand, and SPAC or any of its Affiliates, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; (c) if either Party hereto reasonably determines, in light of COVID-19 or COVID-19 Measures, that such access would jeopardize the health and safety of any employee (provided that such Party shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable access or disclosure); or (d) if it reasonably determines upon the advice of counsel that such information should not be so disclosed due to its competitively sensitive nature.

6.4	Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective as promptly as practicable the Transactions (including the satisfaction, but not waiver, of the closing conditions set forth in Article 7 and the approval by the applicable Governmental Authorities of the amend and restate the Organizational Documents of Parent). All of the filing fees under any Antitrust Laws or other filings with Governmental Authorities in connection with the Reorganization will be paid in full by the UEC Parties. Each Party shall make an appropriate filings and notices, if necessary, pursuant to all applicable Antitrust Laws with respect to the Transactions promptly (and in any event, within 30 days after the date of this Agreement) and shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to any such Laws. Without limiting the foregoing, (i) SPAC, on the one hand, and the UEC Parties, on the other hand, and in each case including their respective Affiliates, shall not take any action that has or may have the effect of extending any waiting period or comparable period under any applicable Antitrust Laws or enter into any agreement with any Governmental Authority not to consummate the Transactions, except with the prior written consent of the other Party, and (ii) except for conduct remedies in respect of the operation of the businesses of the Group Companies which are not, individually or in the aggregate, material to the operation of the businesses of the Group Companies, the UEC Parties shall not be obligated to: (A) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of (x) any entities, assets or facilities of any Group Company after the Closing or (y) any entity, facility or asset of TRA or its Affiliates before or after the Closing; (B) terminate, amend or assign existing relationships and contractual rights and obligations; or (C) amend, assign or terminate existing licenses or other agreements.

(b) In the event any Action by a Governmental Authority or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the Parties agree to cooperate and use all reasonable efforts to defend against such Action and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

(c) The Parties shall permit counsel for any other Party reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed written communication to any Governmental Authority relating to the Transactions. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Authority in connection with the Transactions unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Authority, gives the other Party the opportunity to attend and participate in such meeting or discussion.

6.5	Public Announcements.

SPAC, on the one hand, and the UEC Parties, on the other hand, shall not issue any press releases or make any public statements with respect to this Agreement or the Transactions without the prior written consent of the other Party, respectively, except as may be required by applicable Law or the rules or regulations of any applicable securities exchange or Governmental Authority to which the relevant Party (or its Affiliate) is subject, in which case the Party required to make the release or announcement shall use its commercially reasonable efforts to allow each other Party reasonable time to comment on such release or announcement in advance of any issuance. Each of SPAC and UEC intend to make a separate press releases announcing the execution and delivery of this Agreement, but no such press release shall be issued prior to the written approval (email being sufficient) of each of TRA and SPAC.

6.6	No Claim Against the Trust Account.

The UEC Parties acknowledge that they have read SPAC’s final prospectus, dated January 14, 2021 and other SPAC SEC Documents, the SPAC’s Organizational Documents and the Trust Agreement, and understands that SPAC has established the Trust Account described therein for the benefit of SPAC’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The UEC Parties further acknowledge that, if the Transactions, or, in the event of termination of this Agreement, another Business Combination, are not consummated by January 14, 2023 or such later date as approved by the holders of SPAC Shares to complete a Business Combination, SPAC will be obligated to return to its shareholders the amounts being held in the Trust Account. Accordingly, the UEC Parties hereby waive any past, present or future claim of any kind against, and any right to access, the Trust Account or to collect from the Trust Account any monies that may be owed to them by SPAC or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever; provided that nothing herein shall serve to limit or prohibit the UEC Party’s right to pursue a claim against SPAC or any of its Affiliates for legal relief against assets held outside the Trust Account (including from and after the consummation of a Business Combination other than as contemplated by this Agreement) or pursuant to Section 9.14 for specific performance or other injunctive relief. This Section 6.6 shall survive the termination of this Agreement for any reason.

6.7	Indemnification; Directors’ and Officers’ Insurance.

(a) The UEC Parties agree that all rights to indemnification, exculpation and advancement of expenses existing as of the date of this Agreement in favor of the directors, officers, employees, fiduciaries, trustees and agents of each SPAC, as provided in SPAC’s Organizational Documents or otherwise in effect as of the date hereof with respect to any matters occurring prior to the Closing Date, shall survive the Transactions and shall continue in full force and effect and that the UEC Parties, from and after the Closing, shall cause the Group Companies to perform and discharge the Group Companies’ obligations to provide such indemnification, exculpation and advancement of expenses. To the maximum extent permitted by applicable Law, such indemnification shall be mandatory rather than permissive, and the UEC Parties, from and after the Closing, shall cause the Group Companies to advance expenses in connection with such indemnification as provided in SPAC’s Organizational Documents as in effect as of the date hereof or other applicable agreements. The indemnification, liability limitation, exculpation or advancement of expenses provisions of SPAC’s Organizational Documents shall not be amended, repealed or otherwise modified after the Closing Date in any manner that would adversely affect the rights thereunder of individuals who, as of the Closing Date or at any time prior to the Closing Date, were directors, officers, employees, fiduciaries, trustees or agents of SPAC, unless such modification is required by applicable Law.

(b) Notwithstanding anything to the contrary in this Section 6.7, the UEC Parties agree that any indemnification, advancement of expenses or insurance available to any of the directors, officers, employees, fiduciaries, trustees and agents of SPAC by virtue of such Person’s service as a partner or employee of any investment fund or manager of any investment fund that is an Affiliate of SPAC on or prior to the Closing Date (any such Person, a “Sponsor Director”) shall be secondary to the indemnification, advancement of expenses and insurance to be provided by the Group Companies pursuant to this Section 6.7 and that the Surviving Entity and the Group Companies, and their respective Subsidiaries: (i) shall be the primary indemnitors of first resort for Sponsor Directors pursuant to this Section 6.7; (ii) shall be fully responsible for the advancement of expenses, indemnification and exculpation from liabilities with respect to Sponsor Directors which are addressed by this Section 6.7; and (iii) shall not make any claim for contribution, subrogation or any other recovery of any kind in respect of any other indemnification or insurance available to any Sponsor Director with respect to any matter addressed by this Section 6.7.

(c) The UEC Parties shall (or shall cause the Group Companies to), at the UEC Party’s cost and expense, purchase a “tail” policy providing employees’, fiduciaries’, trustees’, directors’ and officers’ liability insurance coverage for a period of six years after the Closing Date for the benefit of those Persons who are covered by the SPAC’s employees’, fiduciaries’, trustees’, directors’ and officers’ liability insurance policies as of the date hereof or at the Closing, with respect to matters occurring prior to the Closing. Such a policy shall provide coverage that is at least equal to the coverage provided under the Group Companies’ current employees’, fiduciaries’, trustees’, directors’ and officers’ liability insurance policies; provided that the Group Companies may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage with respect to matters occurring prior to the Closing Date.

(d) If UEC Parties or any Group Company or any of their respective successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any individual, corporation or other entity, then in each such case, proper provisions shall be made so that the successors or assigns of such UEC Party or such Group Company shall assume all of the obligations set forth in this Section 6.7.

(e) The directors, officers, employees, fiduciaries, trustees and agents of SPAC entitled to the indemnification, liability limitation, advancement of expenses, exculpation and insurance set forth in this Section 6.7 are intended to be third party beneficiaries of this Section 6.7. This Section 6.7 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of the UEC Parties.

6.8	Exclusive Dealing.

During the period from the date of this Agreement until the Covenant End Date, the Parties shall not, and the Parties shall cause their respective Affiliates not to, and shall direct their respective Representatives not to: (a) solicit, initiate discussions or engage in discussions with any Person, other than the other Parties hereto or their respective Affiliates, relating to the possible transaction involving any material portion of the equity or assets of the Group Companies (whether by way of merger, purchase of equity, recapitalization, purchase of assets, loan or otherwise) or an alternative Business Combination (as applicable, an “Alternative Transaction”); (b) provide non-public information or documentation with respect to the Group Companies or SPAC, as applicable, to any Person, other than SPAC, the Group Companies or their respective Affiliates or Representatives, relating to an Alternative Transaction; or (c) enter into any definitive agreement with any Person, other than SPAC, the Group Companies or their respective Affiliates, effecting an Alternative Transaction.

6.9	Transfer Taxes.

All transfer, capital gains, donor’s Taxes, documentary stamp Taxes, recording fees and other similar Taxes (including any penalties, surcharges or interest due to late payment) that are incurred and/or are imposed on any of the Parties by any Governmental Authority in connection with the Transactions shall be borne by the Parent when due. Unless otherwise required by applicable law, the Parent shall, at its own expense, timely file any and all necessary Tax Returns or other document with respect to such Taxes or fees.

6.10	No UEC Party Stockholder Approval.

The UEC Parties shall not take any action which would cause the vote of the holders of any class or series of capital stock or other equity interests of any parent company of TRA to be necessary to adopt this Agreement or to consummate any of the Transactions.

6.11	Takeover Statutes.

If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Law becomes or is deemed to be applicable to the Transactions, then each of Party hereto and their respective boards of directors shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

6.12	Stock Exchange Listing.

(a) SPAC Listing. From the date hereof through the Closing, SPAC shall use reasonable best efforts to ensure SPAC remains listed as a public company on, and for SPAC Shares to be listed on, the NCM.

(b) Listing Application. In connection with the consummation of the Transactions, Parent shall use its reasonable best efforts to cause the Parent ADSs and Parent Warrants to be listed for trading on the Nasdaq, including by submitting prior to the Closing an initial listing application with the Nasdaq (the “Listing Application”). Each of Parent and SPAC will use their respective reasonable best efforts to: (i) cause the Listing Application, when filed, to comply in all material respects with all legal requirements applicable thereto; (ii) respond as promptly as reasonably practicable to and resolve all comments received from the Nasdaq or its staff concerning the Listing Application; and (iii) have the Listing Application approved by Nasdaq as promptly as practicable after such filing. No submission of, or amendment or supplement to, the Listing Application, or response to Nasdaq comments with respect thereto, will be made by Parent without providing SPAC a reasonable opportunity to review and comment thereon. Each of Parent and SPAC will promptly notify one another upon the receipt of any comments from Nasdaq or any request from Nasdaq for amendments or supplements to the Listing Application and will, as promptly as practicable after receipt thereof, provide the other with copies of all material correspondence between it and its Representatives, on the one hand, and Nasdaq, on the other hand, and all written comments with respect to the Listing Application received from the Nasdaq and advise the other on any oral comments with respect to the Listing Application received from Nasdaq. Parent will advise SPAC, promptly after Parent receives notice thereof, of the time of the approval of the Listing Application and the approval of the Parent ADSs and Parent Warrants for listing on the Nasdaq, subject only to official notice of issuance.

6.13	Preparation of Certain Filings; SEC Matters.

(a) As promptly as practicable following the execution and delivery of this Agreement, SPAC and Parent shall use reasonable best efforts to prepare or cause to be prepared, and shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either SPAC or Parent, as applicable): (i) the Form F-4, which Parent shall file with the SEC, in connection with the registration under the Securities Act of the Parent ADSs to be issued under this Agreement and the Parent Common Shares represented thereby and the effect of the Transactions on the SPAC Warrants; (ii) the Form F-6, which the ADS Depositary shall file with the SEC; and (iii) the Proxy Statement/Prospectus, which will be filed by SPAC with the SEC and which will be included in the Form F-4 as a prospectus and which will be used as a proxy statement for the Special Meeting with respect to, among other things: (A) providing holders of SPAC Shares with the opportunity to redeem SPAC Class A Common Shares (effective upon the consummation of the Transactions) by delivering an election to redeem in respect of such shares not later than 5:00 p.m. Eastern Time on the date that is at least two Business Days prior to the date of the Special Meeting (the “SPAC Shareholder Redemption”); and (B) soliciting proxies from holders of SPAC Shares to vote at the Special Meeting, as adjourned or postponed, in favor of: (1) the adoption of this Agreement and approval of the Transactions, including the Subscription, the Subscription Dividend, the Use of Proceeds, and the appointment of SPAC to act on behalf of the holders of SPAC Shares under the Subscription Agreement (such proposal, the “Required SPAC Shareholder Proposal”); (2) the adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement/Prospectus, the Form F-4 or correspondence related thereto; (3) any other proposals the Parties agree are necessary or desirable to consummate the Transactions; and (4) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (clauses (1) through (4), collectively, the “SPAC Shareholder Matters”). Without the prior written consent of Parent, the SPAC Shareholder Matters shall be the only matters (other than procedural matters) which SPAC shall propose to be acted on by holders of SPAC Shares at the Special Meeting, as adjourned or postponed.

(b) Each of Parent and SPAC shall: (A) use its reasonable best efforts to cause the Form F-4, the Form F-6 and the Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to have the Form F-4 and the Form F-6 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form F-4 and the Form F-6 effective as long as is necessary to consummate the Transactions; (B) furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Form F-4, the Form F-6 and the Proxy Statement/Prospectus; and (C) use reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to holders of SPAC Shares promptly after the Form F-4 and the Form F-6 are declared effective under the Securities Act.

(c) Each of SPAC and Parent shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned), any response to comments of the SEC or its staff with respect to the Form F-4, the Form F-6 and the Proxy Statement/Prospectus and any amendment to the Form F-4, the Form F-6 and the Proxy Statement/Prospectus filed in response thereto. If SPAC or Parent becomes aware that any information contained in the Form F-4, the Form F-6 or the Proxy Statement/Prospectus shall have become false or misleading in any material respect or that the Form F-4, the Form F-6 or the Proxy Statement/Prospectus is required to be amended in order to comply with applicable Law, then (A) such Party shall promptly inform the other Parties, and (B) SPAC and Parent shall cooperate fully and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned) an amendment or supplement to the Form F-4, the Form F-6 and the Proxy Statement/Prospectus. SPAC and Parent shall use reasonable best efforts to cause the Form F-4, the Form F-6 and the Proxy Statement/Prospectus as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of SPAC Shares, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and SPAC’s Organizational Documents. Each of Parent and SPAC shall provide the other Parties with copies of any written comments, and shall inform such other Parties of any oral comments, that such Party receives from the SEC or its staff with respect to the Form F-4, the Form F-6 and the Proxy Statement/Prospectus promptly after the receipt of such comments and shall give the other Parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(d) SPAC shall file the Proxy Statement/Prospectus on Schedule 14A in accordance with the rules and regulations of the Exchange Act. SPAC and Parent shall use reasonable best efforts to, as promptly as practicable (A) establish the record date for, duly call, give notice of, convene and hold the Special Meeting in accordance with applicable Law and (B) cause the Proxy Statement/Prospectus to be disseminated to holders of SPAC Shares in compliance with applicable Law.

(e) Parent agrees to, as promptly as practicable, provide the following in connection with the initial filing of the Form F-4, the Form F-6 and Proxy Statement/Prospectus with the SEC: (A) audited financial statements, including consolidated statements of income, members’ equity and cash flows of the Company and its Subsidiaries for the years ended December 31, 2020 and 2019 and consolidated balance sheets as of December 31, 2020 and 2019, in each case, prepared in accordance with IFRS and Regulation S-X and audited in accordance with the auditing standards of the PCAOB, prepared in accordance with IFRS and Regulation S-X; (B) unaudited financial statements, including a consolidated statement of income, members’ equity and cash flows of the Company and its Subsidiaries for the nine-month periods ended September 30, 2021 and 2020 and a consolidated balance sheets as of September 30, 2021 and 2020, in each case, prepared in accordance with IFRS and Regulation S-X; and (C) pro forma financial statements giving effect to the Transactions that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) (such financial statements, collectively, the “Required Parent Financial Statements”). The Parties shall be available to, and shall use reasonable best efforts to make their Representatives available to, in each case, during normal business hours and upon reasonable advanced notice, the other Parties and their Representatives in connection with (I) the drafting of the Form F-4, the Form F-6 and Proxy Statement/Prospectus, and (II) responding in a timely manner to comments on the Form F-4, the Form F-6 and Proxy Statement/Prospectus from the SEC.

(f) From and after the date on which Proxy Statement/Prospectus is mailed to holders of SPAC Shares, if either SPAC or any UEC Party, or any of their respective Affiliates, officers or directors, discovers that the Form F-4, the Form F-6 or the Proxy Statement/Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly inform the other Parties and each of the Parties shall cooperate reasonably in connection with (i) preparing an appropriate amendment or supplement describing or correcting such information or statements and (ii) promptly filing with the SEC and, to the extent required by Law, disseminating such information to holders of SPAC Shares.

6.14	Special Meeting.

SPAC shall use its reasonable best efforts to market and promote (subject to compliance with applicable Laws) the Transactions to holders of SPAC Shares and to obtain the approval of SPAC Shareholder Matters at the Special Meeting, as adjourned or postponed, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of SPAC Shareholder Matters and taking all other actions (in SPAC’s discretion or reasonably requested by the UEC Parties) necessary or advisable to secure the approval of SPAC Shareholder Matters. SPAC shall include the SPAC Board Recommendation in the Proxy Statement/Prospectus. The board of directors of SPAC shall not change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the SPAC Board Recommendation for any reason. SPAC agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the SPAC Shareholder Matters shall not be affected by any intervening event or circumstance, and SPAC agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting, and submit for the approval of holders of SPAC Shares, the SPAC Shareholder Matters, regardless of any intervening event or circumstance. Notwithstanding anything to the contrary contained in this Agreement, SPAC shall be entitled to (and, in the case of the following clauses (ii) and (iii), at the request of the Company, shall) postpone or adjourn the Special Meeting for a period of no longer than 10 days (without the Company’s prior written consent): (i) to ensure that any supplement or amendment to the Proxy Statement/Prospectus that the board of directors of SPAC has determined in good faith is required by applicable Law is disclosed to holders of SPAC Shares and for such supplement or amendment to be promptly disseminated to holders of SPAC Shares prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus), there are insufficient SPAC Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (iii) in order to solicit additional proxies from holders of SPAC Shares for purposes of obtaining approval of the Required SPAC Shareholder Proposal; provided that in the event of any such postponement or adjournment, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved; provided, further, that in no event shall SPAC postpone or adjourn the Special Meeting more than three times without Parent’s prior consent.

6.15	Incentive Equity; Management Transaction Pool.

(a) Prior to the Closing Date, Parent shall approve and, as promptly as possible following the Closing Date, adopt an incentive equity plan to incentivize its and its Subsidiaries’ directors, officers and other employees with a total pool of awards of Parent common stock not exceeding 10% of the aggregate number of Parent Common Shares outstanding at the Closing (the “Incentive Equity Plan”), with the form of the Incentive Equity Plan to be agreed between Parent and SPAC. As soon as practicable following the Closing, Parent shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Parent Common Shares issuable under the Incentive Equity Plan.

(b) Prior to the Closing, Parent shall, in consultation with SPAC, approve and adopt a management bonus plan, to be effective as of and conditional upon the occurrence of the Closing, providing for up to 750,000 Parent ADSs, with such Parent ADSs to be allocated by Parent, in consultation with SPAC, to executives and management of the Company.

(c) For avoidance of doubt, neither the Incentive Equity Plan nor Parent ADSs associated with the management bonus plan shall be included in the calculation of the holdings of Parent ADSs or Parent Common Shares by TRA pursuant to Section 3.5.

6.16	PIPE Subscriptions.

The Parties shall, and shall cause their respective Affiliates to, use reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable (a) to obtain executed subscription agreements, which shall have terms, and be in a form, mutually agreed by both SPAC and Parent, from investors mutually selected by SPAC and Parent (the “PIPE Investors”) pursuant to which the PIPE Investors commit to make private investments in public equity in the form of Parent ADS (or such other securities mutually agreed to by both SPAC and Parent) at the Closing in an amount to be mutually agreed by the Parties (the “PIPE Financing”), and (b) to consummate the PIPE Financing substantially concurrently with the Closing. From the date hereof until the Closing Date, SPAC and the Company shall, and shall cause their respective financial advisors and legal counsel to, keep each other and their respective financial advisors and legal counsel reasonably informed with respect to the PIPE Financing.

6.17	Parent Organizational Documents.

The relevant UEC Parties shall, as promptly as practicable after the date hereof, amend and restate the Organizational Documents of Parent to be consistent with those set forth in Exhibit E, as may be further amended by mutual consent of Parent and SPAC (such consent not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law or stock exchange listing rules.

6.18	Okada Manila Lease.

The Parties agree that prior to the Closing the Okada Manila Lease shall be amended or otherwise modified as mutually agreed by the Parties hereto (such agreement not to be unreasonably withheld, conditioned or delayed) to exclude undeveloped land on the opposite side of the road surrounding the leased land where the Company building is located.

6.19	Subscription Dividend.

Prior to the Closing, SPAC shall declare a dividend in the amount of 0.05 PHP per SPAC Share, with a record date of immediately prior to the Effective Time. SPAC shall hold such dividend in trust for its shareholders and shall remit such dividend to Parent immediately after the Closing in connection with the performance of its and its shareholders’ obligations under the Subscription Agreement. SPAC shall ensure that the Subscription Dividend complies with all applicable DGCL requirements, including the availability of surplus after giving effect to the SPAC Shareholder Redemption. Immediately following the Subscription, Parent shall contribute the Subscription amount to SPAC as a capital contribution (the “Parent Contribution”). If SPAC is unable to ensure that the Subscription Dividend is compliant with the DGCL, then the parties shall negotiate in good faith to determine an alternative procedure for funding the payment obligations under the Subscription Agreement, which may include a loan by SPAC to the holders of SPAC Shares (an “Alternative Subscription Funding Process”) and all references to the Subscription Dividend shall refer to the Alternative Subscription Funding Process, mutandis mutatis.

6.20	Board Issues.

(a) In connection with the consummation of the Transactions, SPAC shall deliver to the UEC Parties at Closing written resignations of each of the members of the board of directors of SPAC and each of the officers of SPAC to be effective at the Effective Time.

(b) As of the Effective Time, the board of directors of Parent shall be set at seven members, with five designated by TRA and two designated by SPAC. SPAC shall use commercially reasonable efforts to designate individuals who will be considered independent directors pursuant to applicable Law and stock exchange listing rules.

6.21	PFIC.

The UEC Parties shall use commercially reasonable efforts to prevent any Group Company from becoming a PFIC. In the event that the UEC Parties determine that a Group Company is classified as a PFIC, UEC Parties shall promptly notify the equityholders of Parent in writing of such determination, and timely provide in such taxable year and any subsequent taxable year (i) all information that a person making a “qualified electing fund” election (as defined in the Code) is required to obtain for U.S. federal income tax purposes, and (ii) a “PFIC Annual Information Statement” as described in U.S. Treasury Regulations Section 1.1295-1 (or any successor Internal Revenue Service release or U.S. Treasury Regulation), including all representations and statements required by such statement.

ARTICLE 7

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

7.1	Conditions to the Obligations of the Parties.

The obligations of the Parties to consummate the Transactions are subject to the satisfaction (or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists) of the following conditions:

(a) no Order (including a temporary restraining Order or preliminary injunction) issued by a Governmental Authority of competent jurisdiction preventing the consummation of the Transactions shall be in effect;

(b) the Required SPAC Shareholder Approval shall have been obtained;

(c) the Form F-4 and the Form F-6 shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Form F-4 or the Form F-6, and no proceeding seeking a stop order shall have been initiated or threatened by the SEC which remains pending;

(d) the Parent ADSs and Parent Warrants (and the Parent ADSs represented thereby) shall be approved for listing on Nasdaq upon official notice of issuance thereof;

(e) the Reorganization, including the receipt of any approval of BSP and any other Governmental Authority required in connection thereof, shall have been completed in accordance with the Reorganization Step Plan (as the same may be modified in accordance with the terms of this Agreement);

(f) the Organizational Documents of Parent shall have been amended in accordance with Section 6.17; and

(g) the Subscription Dividend shall have been declared and distributed (or the Alternative Subscription Funding Process shall have been implemented) and the obligations under the Subscription Agreement shall be performed (or will be performed simultaneously with the Closing).

7.2	Other Conditions to the Obligations of SPAC.

The obligations of SPAC to consummate the Transactions are subject to the satisfaction or waiver by SPAC of the following further conditions:

(a) (i) each of the representations and warranties of the UEC Parties contained in Section 4.1(a), Section 4.2, Section 4.4 and Section 4.20 shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date; (ii) the representations and warranties contained in Section 4.25 shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date; and (iii) each of the representations and warranties of the Company set forth in Article 4 other than those listed in clauses (i) and (ii) of this Section 7.2(a) (provided, in each case, that the qualifications as to “materiality” and “Group Company Material Adverse Effect” (and similar qualifications) contained in such representations and warranties shall not be given effect (other than in Section 4.9(a))) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date, except to the extent (A) in the case of clauses (i) and (ii), such representations and warranties are made on and as of a specified date, in which case the same shall on the Closing Date be true and correct as of the specified date and (B) in the case of clause (ii), the failure of such representations and warranties to be true and correct as of such dates would not have a Group Company Material Adverse Effect;

(b) each of the UEC Parties shall have performed in all material respects with all covenants required to be performed by it under this Agreement on or prior to the Closing Date; provided that, for purposes of this clause (b), a covenant the UEC Parties shall only be deemed to have not been performed if the UEC Parties have materially breached such material covenant and failed to cure within thirty (30) days after written notice thereof from SPAC;

(c) no event or events shall have occurred since the date of this Agreement which individually or in the aggregate constitutes a Group Company Material Adverse Effect; and

(d) each of the UEC Parties shall have delivered to SPAC a certificate of an authorized officer of such UEC Party, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(a), Section 7.2(b), and Section 7.2(c) have been satisfied.

7.3	Other Conditions to the Obligations of the UEC Parties.

The obligations of the UEC Parties to consummate the Transactions are subject to the satisfaction or waiver by the UEC Parties of the following further conditions:

(a) (i) each of the representations and warranties of SPAC contained in Section 5.1, Section 5.2, Section 5.4 and Section 5.11 shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date and (ii) each of the representations and warranties of SPAC set forth in Article 5 other than those listed in clause (i) of this Section 7.3(a) (provided, in each case, that the qualifications as to “materiality” and “SPAC Material Adverse Effect” (and similar qualifications) contained in such representations and warranties shall not be given effect) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date, except to the extent (A) in the case of clauses (i) and (ii), such representations and warranties are made on and as of a specified date, in which case the same shall on the Closing Date be true and correct as of the specified date and (B) in the case of clause (iii), the failure of such representations and warranties to be true and correct as of such dates would not have a SPAC Material Adverse Effect;

(b) SPAC shall have performed in all material respects with all covenants required to be performed with by it under this Agreement on or prior to the Closing Date; provided that, for purposes of this clause (b), a covenant SPAC shall only be deemed to have not been performed if SPAC materially breached such material covenant and failed to cure within thirty (30) days after written notice thereof from the UEC Parties;

(c) no event or events shall have occurred since the date of this Agreement which individually or in the aggregate constitutes a SPAC Material Adverse Effect; and

(d) SPAC shall have each delivered to the UEC Parties a certificate of an authorized officer of SPAC, as applicable, dated as of the Closing Date, to the effect that the conditions specified in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied.

7.4	Frustration of Closing Conditions.

No Party may rely on the failure of any condition set forth in this ARTICLE 7 to be satisfied if such failure was caused by such Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 6.4.

ARTICLE 8

TERMINATION

8.1	Termination.

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a) by mutual written consent of the Parties;

(b) by SPAC, if (i) any of the representations and warranties of the UEC Parties set forth in ARTICLE 4 shall not be true and correct such that the condition to Closing set forth in Section 7.2(a)) would not be satisfied and the breach or breaches causing such representations or warranties not to be so true and correct is not cured, if capable of being cured, within the earlier of (A) 30 days after written notice thereof is delivered to the UEC Parties by SPAC and (B) two Business Days prior to the Termination Date, or (ii) if any of the covenants of the Company set forth in this Agreement shall not have been performed and complied with such that the condition to Closing set forth in Section 7.2(b) would not be satisfied and the failure to comply or perform with such covenants is not cured, if capable of being cured, within the earlier of (A) 30 days after written notice thereof is delivered to the UEC Parties by SPAC and (B) two Business Days prior to the Termination Date; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 8.1(b) if SPAC is then in material breach of any of its representations, warranties, covenants or other agreements hereunder such that it would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied;

(c) by TRA, if (i) any of the representations and warranties of SPAC set forth in ARTICLE 5 shall not be true and correct such that the condition to Closing set forth in Section 7.3(a) would not be satisfied and the breach or breaches causing such representations or warranties not to be so true and correct is not cured, if capable of being cured, within the earlier of (A) 30 days and after written notice thereof is delivered to SPAC by any of the UEC Parties and (B) two Business Days prior to the Termination Date, or (ii) if any of the covenants of SPAC set forth in this Agreement shall not have been performed and complied with such that the condition to Closing set forth in Section 7.3(b) would not be satisfied and the failure to comply or perform with such covenants is not cured, if capable of being cured, within the earlier of (A) 30 days after written notice thereof is delivered to SPAC by any of the UEC Parties and (B) two Business Days prior to the Termination Date; provided that TRA shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if it is then in material breach of any of its representations, warranties, covenants or other agreements hereunder such that it would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied;

(d) by either TRA or SPAC, if the Transactions shall not have been consummated by July 1, 2022 (the “Termination Date”); provided that a Party shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if the failure to consummate the Transactions by such date is primarily the result of a breach by such Party or its Affiliates of it representations, warranties, obligations or covenants under this Agreement;

(e) by either SPAC or TRA, if any Governmental Authority shall have issued an Order permanently enjoining, restraining or otherwise prohibiting the Transactions and such Order shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to a Party if the issuance of such Order was primarily due to the failure of such Party to comply with agreements or covenants in this Merger Agreement; or

(f) by either SPAC or TRA if the Required SPAC Shareholder Approval is not obtained at the Special Meeting.

8.2	Effect of Termination.

(a) In the event of the termination of this Agreement pursuant to Section 8.1, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of any Party or their respective Non-Party Affiliates) with the exception of (i) the provisions of this Section 8.2, Section 6.6 and ARTICLE 9 each of which provisions shall survive such termination and remain valid and binding obligations of the Parties and (ii) any liability of any Party for any Willful Breach of this Agreement prior to such termination. The Parties acknowledge that the agreements contained in this Section 8.2 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement.

(b) In the event that this Agreement is terminated pursuant to Section 8.1(b) or Section 8.1(d) (if, at such time, SPAC could have terminated pursuant to Section 8.1(b)), Parent shall reimburse all reasonable and documented out-of-pocket Transaction Expenses (other than Deferred Underwriting Fees, any fees and expenses associated with SPAC’s initial public offering and ordinary course operating expenses not directly related to the Transactions, and repayment of Working Capital Loans) incurred by SPAC; provided, in no event shall the Parent’s reimbursement of such Transaction Expenses exceed, in the aggregate, $5,000,000. The payment of such Transactions Expenses shall be made or on behalf of Parent by wire transfer of immediately available funds within three Business Days after SPAC delivers to Parent a statement setting forth the amount of, and payment instructions for, such Transaction Expenses incurred by SPAC, in each case, including reasonable supporting detail therefor.

(c) The Parties acknowledge that the agreements contained in this Section 8.2 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement.

ARTICLE 9

MISCELLANEOUS

9.1	Entire Agreement; Assignment; Amendment.

This Agreement, together with all exhibits and schedules hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof, and together with the other

Transaction Documents, (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) shall not be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of TRA and SPAC. Any attempted assignment of this Agreement not in accordance with the terms of this Section 9.1 shall be void. This Agreement may be amended or modified only by a written agreement executed and delivered by the Parties. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any amendment by any Party or Parties effected in a manner which does not comply with this Section 9.1 shall be void.

9.2	Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by E-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

To SPAC:
26 Capital Acquisition Corp.
701 Brickell Avenue
Suite 1550,
Miami, Florida 33131
Attention:	Jason Ader
E-mail:	jader@aderinv.com

with a copy (which shall not constitute notice to SPAC) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention:	Jeffrey Symons
E-mail:	jeffrey.symons@srz.com

  To the UEC Parties:

Universal Entertainment Corporation
Ariake Frontier Building A 3-7-26 Ariake
Koto-ku, Tokyo 135-0063, Japan
Japan
Attention:	Toji Takeuchi
E-mail:	toji.takeuchi@hq.universal-777.com
Tiger Resort, Leisure and Entertainment, Inc.
New Seaside Drive, Entertainment City, Barangay Tambo
Paranaque City 1701 Metro Manila, Philippines
Attention:	Hans Van Der Sande
E-mail:	hans.vandersande@okadamanila.com

with a copy (which shall not constitute notice to the UEC Parties) to:

Baker McKenzie LLP
Ark Hills Sengokuyama Mori Tower, 28th Floor
1-9-10, Roppongi, Minato-ku
Tokyo 106-0032
Japan
Attention:	Ryutaro Oka
E-mail:	ryutaro.oka@bakermckenzie.com
Attention:	Akifusa Takada
E-mail:	akifusa.takada@bakermckenzie.com

Baker McKenzie LLP
452 Fifth Avenue
New York, New York 10018
United States
Attention:	Derek Liu
E-mail:	derek.liu@bakermckenzie.com
Attention:	Michelle Heisner
E-mail:	michelle.heisner@bakermckenzie.com
Attention:	Steven Canner
E-mail:	steven.canner@bakermckenzie.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9.3	Governing Law.

This Agreement, together with any and all disputes or Actions arising out of or relating to this Agreement, whether sounding in contract, tort or statute, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

9.4	Fees and Expenses.

Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own Transaction Expenses incurred in connection with this Agreement and the Transactions; provided that, if the Closing shall occur, Parent shall pay (or reimburse) all Transaction Expenses incurred by SPAC and the Group Companies in connection with this Agreement and the Transactions.

9.5	Construction.

The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of its authorship of any provision of this Agreement.

9.6	Exhibits and Schedules.

All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. Any item disclosed in any Schedule referenced by a particular Section in this Agreement shall be deemed to have been disclosed with respect to every other Section in this Agreement if the relevance of such disclosure to such other sections is reasonably apparent on its face. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning given to such term in this Agreement.

9.7	Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 6.7 and Section 9.15, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

9.8	Extension; Waiver.

At any time prior to the Closing, TRA may: (a) extend the time for the performance of any of the obligations or other acts of SPAC contained herein; (b) waive any inaccuracies in the representations and warranties of SPAC contained herein or in any document, certificate or writing delivered by SPAC pursuant hereto; or (c) waive compliance by SPAC with any of the agreements or conditions contained herein, as applicable. At any time prior to the Closing, SPAC may: (i) extend the time for the performance of any of the obligations or other acts of any of the UEC Parties contained herein; (ii) waive any inaccuracies in the representations and warranties of the UEC Parties contained herein or in any document, certificate or writing delivered by any of the UEC Parties pursuant hereto; or (iii) waive compliance by the UEC Parties with any of the agreements or conditions contained herein, as applicable. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

9.9	Severability.

Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.10	Counterparts; Facsimile Signatures.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

9.11	Non-Survival of Representations, Warranties and Covenants.

The representations and warranties of the UEC Parties and SPAC contained in this Agreement and in any certificate delivered pursuant hereto shall terminate and be of no further force or effect at Closing (and no Party shall have liability thereunder at or after the Closing). The covenants and agreements of the UEC Parties and SPAC contained in this Agreement that by their terms are to be performed prior to the Closing shall terminate and be of no further force or effect at Closing (and no Party shall have liability thereunder at or after the Closing). Notwithstanding the foregoing, nothing herein shall be deemed to limit the liability of a Party for actual fraud by such Party.

9.12	WAIVER OF JURY TRIAL.

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.13	Jurisdiction and Venue.

Each of the Parties: (a) submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or U.S. federal court within the State of Delaware) (and appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement; (b) agrees that all claims in respect of such action or Action may be heard and determined in any such court; and (c) agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Each Party agrees that service of summons and complaint or any other process that might be served in any action may be made on such Party by sending or delivering a copy of the process to the Party to be served at the address of the Party and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law. Each Party agrees that a final, non-appealable judgment in any action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

9.14	Remedies.

Any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not fully and timely perform their respective obligations under or in connection with this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that, prior to the valid termination of this Agreement pursuant to Section 8.1, the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without proof of damages and without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. In any dispute arising out of or related to this Agreement or any other Transaction Document contemplated hereby, or any Transaction, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

9.15	Non-Recourse.

All claims or causes of action (whether in contract or in tort, in Law or in equity) that may be based upon, arise out of or relate to this Agreement or the other Transaction Documents, or the negotiation, execution or performance of this Agreement or the other Transaction Documents (including any representation or warranty made in or in connection with this Agreement or the other Transaction Documents or as an inducement to enter into this Agreement or the other Transaction Documents), may be made only against the entities that are expressly identified as parties hereto and thereto. No Person who is not a named party to this Agreement or the other Transaction Documents, including any past, present or future director, officer, employee, incorporator, member, partner, stockholder, equityholder, Affiliate, agent, attorney or representative of any named party to this Agreement or the other Transaction Documents (collectively, “Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or such other Transaction Documents (as the case may be) or for any claim based on, in respect of, or by reason of this Agreement or such other Transaction Document (as the case may be) or the negotiation or execution hereof or thereof; and each Party waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. Non-Party Affiliates are expressly intended as third party beneficiaries of this provision of this Agreement.

[Signature Pages to Follow.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written

[ENTITY]

By:

Name:

Title:

By:

Name:

Title:

Exhibit A

Reorganization Step Plan

Exhibit B

Form of Subscription Agreement

Exhibit C

Form of Registration Rights Agreement

Exhibit D

Form of Certificate of Merger

Exhibit E

Form of Parent Organizational Documents

Annex A-1

Execution Version

AMENDMENT NO. 1 TO THE

AGREEMENT AND PLAN OF MERGER AND SHARE ACQUISITION

This AMENDMENT NO.1 (this “Amendment”), dated as of February 15, 2022, to that certain Agreement and Plan of Merger and Share Acquisition, dated as of October 15, 2021 (the “Agreement”), by and among Tiger Resort Asia Ltd. (“TRA”), Tiger Resort, Leisure and Entertainment, Inc. (the “Company”), Okada Manila International, Inc. (which, pending approval by the Philippine Securities and Exchange Commission, is changing its name to UE Resorts International, Inc.) (“Parent”), Project Tiger Merger Sub, Inc. (“Merger Sub”), and 26 Capital Acquisition Corp. (“SPAC”). Capitalized terms used and not otherwise defined in this letter agreement will have the meanings ascribed to such terms in the Agreement.

A.    WHEREAS, the Parties desire to provide for issuance of Parent Common Shares rather than Parent ADSs in connection with the SPAC Merger Consideration and SPAC Warrants;

B.    WHEREAS, SPAC’s Board of Directors has (a) determined that this Amendment is advisable, fair to and in the best interest of SPAC and its shareholders, (b) approved this Amendment, and (c) resolved to recommend the adoption of the Agreement, as amended by this Amendment, by SPAC’s shareholders;

C.    WHEREAS, Parent’s Board of Directors has determined it is advisable for Parent to enter into this Amendment and has approved this Amendment, and Parent, as the sole shareholder of Merger Sub, has approved and adopted this Amendment; and

D.    WHEREAS, the Parties desire to amend certain terms of the Agreement in accordance with Section 9.1 of the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and intending to be legally bound hereby, the Parties agree as follows:

Section 1 Amendments to the Merger Agreement. The Agreement is hereby amended and modified as follows:

(a)    all references to “Parent ADS” and “Parent ADSs” in Section 2.5(d), Section 2.5(e), Section 3.4(b), Section 3.4(c), Section 3.4(d), Section 3.4(e), Section 3.6, Section 4.25, Section 6.12(b), Section 6.13(a), Section 6.15(b), Section 6.15(c), Section 6.15(d) and Section 7.1(d) of the Agreement are hereby replaced with “Parent Common Share” and “Parent Common Shares”, respectively;

(b)    recital C is hereby amended to delete the words “Parent ADSs representing”;

(c)    Section 1.1 of the Agreement is hereby amended to delete the definitions of “ADS Depositary”, “Deposit Agreement”, “Form F-6” and “Parent ADS”;

(d)    the phrase “the Parent ADSs and the Parent Common Shares” as used in the definition of “Form F-4” in Section 1.1 of the Agreement is hereby replaced with “the Parent Common Shares”;

(e)    Section 2.5(e) of the Agreement is hereby amended to delete the words “and/or Parent ADSs” from the last line of thereof;

A-1-1

(f)    Section 3.3(a)(iv) of the Agreement is hereby amended in its entirety to read: “to the Exchange Agent, such number of Parent Common Shares in an amount sufficient to satisfy the Subscriptions under the Subscription Agreement assuming all holders of SPAC Shares entitled to receive the SPAC Merger Consideration under Section 2.5(c) exercise their right to subscribe for Parent Common Shares pursuant to the Subscription Agreement”;

(g)    Section 3.4(a) of the Agreement is hereby deleted and replaced with “[Reserved.]”;

(h)    the phrase “American depository receipts” as used in Section 3.4(b) and Section 3.4(d) of the Agreement is hereby replaced with “share certificates”;

(i)    Section 3.5 of the Agreement is hereby amended to (i) delete the words “or Parent ADSs (at TRA’s election)” and “Parents ADSs or” and (ii) replace the title thereof with “Parent Common Shares Held by TRA.”;

(j)    the title of Section 3.6 of the Agreement is hereby replaced with “Fractional Shares.”;

(k)    Section 4.25 of the Agreement is hereby amended to (i) delete the words “in accordance with the terms of, and will entitle the holders thereof to the rights specified in, the Deposit Agreement” and “represented by such Parent ADSs” and (ii) replace the title thereof with “Parent Common Shares.”;

(l)    the references to the “Form F-6” is hereby deleted from Section 4.26, Section 5.17, Section 6.13(b), Section 6.13(c), Section 6.13(e), Section 6.13(f) and Section 7.1(c);

(m)    Section 6.13(a)(ii) of the Agreement is hereby deleted and replaced with “[reserved]”; and

(n)    Section 6.15(c) of the Agreement is hereby amended to delete the words “Parents ADSs or”.

Section 2. Other Transaction Documents. The Parties further agree that the other Transaction Documents shall be amended, as applicable, to refer to Parent Common Shares, rather than Parent ADSs.

Section 3. Impediments. In the event that any Governmental Authority or other Person of competent jurisdiction issues any Law or Order that prevents, or denies any authorization needed to enable, the issuance of Parent Common Shares rather than Parent ADSs in connection with the SPAC Merger Consideration and SPAC Warrants, the Agreement shall be read as if it had not been amended hereby and the Parties shall revert to the issuance of Parent ADSs.

Section 4. Confirmation of Agreement. Except as expressly modified pursuant to this Amendment, all of the terms, conditions and other provisions of the Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

Section 5. Representations. All references to the Agreement in Section 4.2, Section 4.5, Section 5.2 and Section 5.3 of the Agreement shall be read to include this Amendment and the representations and warranties made in such Sections shall be made as of the date of the Agreement and as of the date of this Amendment.

Section 6. Miscellaneous. The provisions of Article 9 of the Agreement shall apply to this Amendment mutatis mutandis, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Page Follows]

A-1-2

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above.

Tiger Resort Asia Ltd.

By:
Name:	Kenshi Asano
Title:	Director

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger and Share Acquisition]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above.

Tiger Resort, Leisure and Entertainment, Inc.

By:
Name:	Byron Yip
Title:	President and Chief Operating Officer

Okada Manila International, Inc.

By:
Name:	Byron Yip
Title:	President

Project Tiger Merger Sub, Inc.

By:
Name:	Byron Yip
Title:	President and Director

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger and Share Acquisition]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above.

26 Capital Acquisition Corp.

By:
Name:	Jason Ader
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger and Share Acquisition]

Annex B

FORM OF SHARE SUBSCRIPTION AGREEMENT

This SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into effective as of [month] [day], 202     (the “Effective Date”) by and between:

Okada Manila International, Inc., a corporation duly organized and existing under the laws of the Philippines (the “Company”) with SEC Registration No. 2021030008487-06, and registered address at New Seaside Drive, Entertainment City, Brgy. Tambo, Parañaque City; and

26 Capital Acquisition Corp., a corporation organized and existing under the laws of Delaware (“SPAC”), acting as agent for, and on behalf of each stockholder of SPAC which has not elected to redeem its interests in the SPAC, assert appraisal rights or effect an Opt Out Election (as defined in that Certain Agreement and Plan of Merger and Share Acquisition, dated as of October 15, 2021, by and among the Company, Tiger Resort Asia Ltd., a company incorporated in Hong Kong (“TRA”), Project Tiger Merger Sub, Inc., a Delaware corporation, Tiger Resort, Leisure and Entertainment Inc., a Philippine corporation, and SPAC (the “Merger and Share Acquisition Agreement”), (each such stockholder of SPAC, a “Buyer” and collectively, the “Buyers”).

The Company, SPAC, and, upon their execution of a Letter of Transmittal and Subscription Confirmation (except those exercising their Opt Out Election), each Buyer, are collectively referred to as the “Parties,” and each individually as a “Party”.

Recitals

A.

Pursuant to the transactions contemplated by the Merger and Share Acquisition Agreement, SPAC wishes, on behalf of, and acting as agent for the Buyers, to subscribe for American depositary shares (“ADRs”) representing newly issued shares of common stock of the Company (the “Company Shares”).

B.

To fund the payment on behalf of the Buyers under this Agreement, prior to Closing (as defined in the Merger and Share Acquisition Agreement), SPAC will declare and pay a dividend on the outstanding SPAC Shares (as defined in the Merger and Share Acquisition Agreement) in the amount of 0.05 Philippine Pesos (“PHP”) per SPAC Share (the “Subscription Dividend”), which amount will be paid to the Company on behalf, and for the account of the Buyers.

C.

In connection with the Merger and Share Acquisition Agreement, the Company desires to issue and sell to the Buyers, and the Buyers (as represented herein by the SPAC), desire to subscribe for and purchase, conditioned upon the Closing, ADRs representing newly issued Company Shares, upon the terms and subject to the conditions set forth in this Agreement.

D.

A majority of the Buyers have authorized SPAC to act as agent and represent the Buyers in executing this Agreement, and each Buyer will have an opportunity to either agree to the subscription and issuance contemplated by this Agreement, or to decline to participate in the subscription and issuance contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1 Sale and Transfer

1.1 Sale. The Company hereby agrees to issue and sell to the Buyers, and the Buyers, as represented by the SPAC, hereby agrees to subscribe for and purchase from the Company, ADRs representing validly issued, fully paid, non-assessable Company Shares (the “Subscription”). The number of Company Shares to be issued pursuant to the Subscription shall be              (the “Issued Shares”) and shall be delivered in the form of ADRs representing the Issued Shares. The Subscription is conditioned upon the occurrence of the Closing and, as to each Buyer, the delivery of the LOT/Subscription Confirmation (as defined in the Merger and Share Acquisition Agreement).

1.2 Purchase Price. In consideration for the Subscription, the Buyers shall pay to the Company an amount equal to 0.05 PHP per share multiplied by the number of Issued Shares, in cash (the “Purchase Price”).

1.3 Payment. The cash payment of the Purchase Price shall be made via delivery of the proceeds of the Subscription Dividend by SPAC, acting as an agent, on behalf of and for the account of the Buyers, by wire transfer of immediately available funds (in either PHP or in US dollars, using the exchange rate published by Bloomberg as of the close of business in New York City on the business day immediately prior to the date of payment) to an account designated by the Company. The payment shall be made immediately after the Closing. Notwithstanding anything to the contrary in this Agreement, the Subscription, Subscription Dividend and the Parent Contribution (as defined in the Merger and Share Acquisition Agreement) are intended to be disregarded for U.S. federal income tax purposes.

1.4 Confirmation. The Subscription shall be confirmed by each Buyer, with respect to such Buyer, via its execution and delivery of the LOT/Subscription Confirmation confirming its election to participate in the Subscription Agreement, and its individual subscription to the ADRs representing the Issued Shares attributable to the Buyer. Until a LOT/Subscription Confirmation is executed by a Buyer, the Issued Shares attributable to such Buyer will be held in trust by the Exchange Agent. If a Buyer either (i) elects the Opt Out Election within the LOT/Subscription Confirmation, or (ii) has not delivered a LOT/Subscription Confirmation within [one] year of the Closing Date (each, a “Cancelation Event”), then the Subscription will be canceled solely with respect to such Buyer, and the Buyer shall be entitled to receive solely its portion of the Subscription Dividend and shall have no further entitlements to any Company Shares. A Buyer that is subject to a Cancelation Event shall not have any rights or obligations or liabilities under this Agreement, and shall be deemed to have never become a party to this Agreement.

Section 2 Representations and Warranties. Each Party acknowledges and agrees that, except as expressly set forth in the Merger and Share Acquisition Agreement, no other Party is making any representations or warranties, express or implied, with respect to the Issued Shares.

Section 3 Miscellaneous

3.1 Beneficial Ownership. It is the intention of the Parties that the sale of the ADRs representing the Issued Shares shall be effective as of the Closing Date, from and after which date each Buyer shall be the beneficial owner of such ADRs for all purposes and to the extent that registered ownership of such ADRs is not transferred to the Buyers (or its broker or other nominee) as of the Closing Date, the Company shall hold such ADRs as nominee or trustee for the benefit of the Buyers until such ADRs have been formally registered in the name of Buyer (or its broker or other nominee). It is the intention of the Parties that all the benefits and burdens of ownership of the ADRs representing the Issued Shares shall transfer to Buyers on the Closing Date. Notwithstanding the foregoing, if there is a Cancelation Event with respect to any Buyer, then such Buyer shall lose all rights under this Section 3.1.

3.2 Further Assurances. Each Party shall perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in and otherwise give effect to this Agreement.

3.3 Governing Law. The laws of Delaware (excluding its rules governing conflicts of laws that would result in the application of the laws of another jurisdiction), shall govern the construction, interpretation and other matters arising out of or in connection with this Agreement (whether arising in contract, tort, equity or otherwise), except to the extent that mandatory provisions under Philippine law apply to the subscription of the Shares.

3.4 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force, if the essential terms and conditions of this Agreement for each Party remain valid, binding and enforceable. The Parties shall then use all reasonable endeavors to replace the invalid or unenforceable provision(s) by a valid, legal and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid, illegal or unenforceable provision.

3.5 Entire Agreement. This Agreement, including the exhibits hereto, the Merger and Share Acquisition Agreement, and all documents contemplated by the Merger and Share Acquisition Agreement, together constitute the final agreement between the Parties, and is the complete and exclusive statement of the Parties’ agreement on the matters contained herein. Notwithstanding the foregoing, the Parties contemplate that they may desire to enter into or execute transfer instruments of various kinds consistent with, but in some cases duplicative of, this Agreement in order to effect the transfer of the Shares and to facilitate the registration (if required) of such transfer with local governmental authorities having jurisdiction over the Company.

3.6 Counterparts. The Parties may execute this Agreement in counterparts, each of which constitutes an original as against the Party that signed it, and all of which together constitute one agreement. The signatures of both Parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending Party’s signature is as effective as signing and delivering the counterpart in person.

3.7 Headings. The captions, titles and headings included in this Agreement are for convenience only, and do not affect this Agreement’s construction or interpretation. When a reference is made in this Agreement to a Section, such reference will be to a section of this Agreement unless otherwise indicated.

3.8 Amendments. This Agreement may not be amended, supplemented or otherwise modified except by a written instrument executed by each of the Parties hereto.

(Signature page follows)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the Effective Date.

Okada Manila International, Inc.

By:
Name:
Title:

26 Capital Acquisition Corp.

By:
Name:
Title:

[Signature Page to Subscription Agreement]

Annex C

ARTICLES OF INCORPORATION

of

UE RESORTS INTERNATIONAL, INC.

KNOW ALL MEN BY THESE PRESENTS:

We, all of legal age, majority of whom are residents of the Republic of the Philippines, have this day voluntarily agreed to form a stock corporation under the laws of the Philippines.

AND WE HEREBY CERTIFY THAT

FIRST: The name of the said Corporation shall be

UE RESORTS INTERNATIONAL, INC.

SECOND: The purpose for which the Corporation is formed is:

PRIMARY PURPOSE

To invest in, purchase, or otherwise acquire and own, hold, use, sell, assign, lease, transfer, mortgage, pledge, exchange, or otherwise dispose of personal property of every kind and description, including buildings, shares of stock, membership certificates, bonds, debentures, notes, evidences of indebtedness, and other securities or obligations of any corporation or association, whether domestic or foreign, for whatever lawful purpose the same may have been organized, and to pay therefor in money or by exchanging therefor stocks, bonds, property or other evidences of indebtedness or securities of this or any other corporation, stocks, bonds, debentures, contracts or obligations; to receive, collect and dispose of the interest, dividends, and income arising from such personal property, and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, including all voting powers of any stock so owned, provided that the Corporation shall not engage as a stockbroker or dealer in securities

SECONDARY PURPOSES

1. To invest in, purchase, or otherwise acquire and own, hold, use, sell, assign, lease, transfer, mortgage, pledge, exchange, or otherwise dispose of personal property of every kind and description, including buildings, shares of stock, membership certificates, bonds, debentures, notes, evidences of indebtedness, and other securities or obligations of any corporation or association, whether domestic or foreign, for whatever lawful purpose the same may have been organized, and to pay therefor in money or by exchanging therefor stocks, bonds, property or other evidences of indebtedness or securities of this or any other corporation, stocks, bonds, debentures, contracts or obligations; to receive, collect and dispose of the interest, dividends, and income arising from such personal property, and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, including all voting powers of any stock so owned, provided that the Corporation shall not engage as a stockbroker or dealer in securities;

2. To borrow or raise money, from not more than 19 lenders, including stockholders (unless otherwise with prior approval or license from the Securities Exchange Commission, if such approval or license is required under applicable law), necessary to meet the financial requirements of the business of said corporation by the issuance of warrants, options, derivatives and other forms of securities, bonds, promissory notes and other evidences of indebtedness, and to secure the repayment of any such bonds, promissory notes and other evidences of indebtedness by mortgage, pledge, deed of trust or lien upon the properties of said corporation;

3. To invest and deal with the money and properties of the Corporation in such manner as may from time to time be considered wise or expedient for the advancement of its interests;

4. To aid in any manner any corporation, association, or trust estate, domestic or foreign, or any firm or individual, in which the Corporation, whether directly or indirectly or through other corporations or otherwise, holds or owns (i) any shares of stock or (ii) any bonds, debentures, notes, securities, evidences of indebtedness, contracts, or obligations; without acting as a stockbroker or dealer in securities;

5. To enter into any lawful arrangement for sharing profits, union of interest, unitization or farm out agreement, reciprocal concession, or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of this Corporation;

6. To acquire or obtain from any government or authority, national, provincial, municipal or otherwise, or any corporation, company or partnership or person, such charter, contracts, franchise, privileges, exemption, licenses and concessions as may be conducive to any of the objects of the Corporation;

7. To establish and operate one or more branch offices or agencies and to carry on any or all of its operations and business without any restrictions as to place or amount including the right to hold, purchase or otherwise acquire, lease, mortgage, pledge and convey or otherwise deal in and with real and personal property anywhere within the Philippines;

8. To distribute the surplus profits of the Corporation to the stockholders thereof in kind, namely, properties of the Corporation, particularly any shares of stock, debentures or securities of other companies belonging to this Corporation;

9. To provide support, financial or otherwise, to the undertakings in which the Corporation has a participating interest or which form a part of the group of companies to which the Corporation belongs;

10. To render on an occasional basis assistance in any form (including advances, loans, credits, guarantees or granting of security) to third parties other than the group of companies to which the Corporation belongs, subject to the condition that such assistance falls within the Corporation’s best interest. The Corporation may participate in the creation, development, management and control of any company or enterprise, either directly or indirectly, which have similar objects or whose objects are closely related to its own;

11. To guarantee obligations of other entities in which the Corporation has lawful interest;

12. To acquire, own, maintain, operate and/or manage hotels (city and resort), inns, apartments, private clubs, pension houses, convention halls, lodging houses, restaurants, cocktail bars, and gaming and entertainment business, including casino-entertainment complexes with casino, hotel, retail and amusement areas and themed development components;

13. To engage in, operate, conduct and maintain the business of shared services, customer support and business process outsourcing services, management, operations and business support functions, and IT and IT-enabled services, including back-office operations and support, accounting and finance, human resources, and coding functions, technology and facilities maintenance support and services, and support for all aspects of the business and operations of affiliates and related companies and operations; and (As amended by majority vote of the Board of Directors and ratified by the affirmative vote of the stockholders representing at least two-thirds (2/3) of the outstanding capital stock of the Corporation at their joint special meeting held on 17 May 2021)

14. To do or cause to be done any one or more of the acts and things herein set forth as its purposes, within or without the Philippines, and in any and all foreign countries, and to do everything necessary, desirable or incidental to the accomplishment of the purposes or the exercise of any one of more of the powers herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of this Corporation.

THIRD: The principal office of the Corporation shall be located at New Seaside Drive, Entertainment City, Brgy. Tambo, Paranaque City 1701, Manila.

FOURTH: The term for which the Corporation is perpetual

FIFTH: The names, nationalities, and residences of the incorporators of the Corporation are as follows:

Name	Nationality	Address
Takako Okada	Japanese	***

Kenji Sugiyama	Japanese	***

SIXTH: That the number of directors of the Corporation shall be seven (7) , which shall consist of such number of regular and independent directors as the stockholders may elect from time to time, and in no case shall the number of directors be less than two, and that the names, nationalities, and residences of the directors who are to serve until their successors are elected and qualified as provided by the by-laws are as follows:

Name	Nationality	Residence	Passport Number/ Philippine TIN
Takako Okada	Japanese	***	***

Kenji Sugiyama	Japanese	***	***

SEVENTH: The authorized capital stock of the Corporation is [One Hundred Million Pesos (PhP 100,000,000.00))] which is divided into:

a)	[Five Hundred Million (500,000,000)] Common Shares with a par value of Five Centavos (PhP0.05) per share; and

b)	[Seventy Five Million (75,000,000)] Preferred Shares with a par value of One Peso (PhP[1.00]) per share.

The shares shall have the features below.

a)	Each of the Common Shares is entitled to one vote.

b)	Holders of Common Shares and Preferred Shares shall not have any pre-emptive right.

c)

In the event of the liquidation of the Corporation, the Preferred Shares may receive an amount equal to such liquidation preference as may be attributable to it, and before the Common Shares shall receive their share during the liquidation.

d)

Preferred Shares may be issued from time to time in one or more series as the Board of Directors may determine, and authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article Seventh, to establish and designate series of Preferred Shares and to fix the number of shares to be included in each such series and the relative rights, preferences and limitations of the shares of each such series. To the extent not set forth in this Article Seventh, the terms of each such series shall be specified in the resolution or resolutions adopted by the Board of Directors pursuant to the authority hereinbefore granted providing for the issuance of such shares, which resolution or resolutions shall be recorded with the Philippine Securities and Exchange Commission and thereupon be deemed a part of these Articles of Incorporation. Without limiting the generality of the foregoing, the authority of the Board of Directors shall include the determination, which respect to each series of Preferred Shares, of the following:

1.	the number of shares to constitute such series and the distinctive designations thereof;

2.

the dividend rate, if any, on the shares of such series (which, if and to the extent the Board of Directors, in its sole discretion, shall deem appropriate under the circumstances, shall be fixed considering the rate of return on similar securities at the time of issuance of such shares), the terms and conditions upon which and the periods with respect to which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

3.

whether or not the shares of such series shall be redeemable, the limitations with respect to such redemptions, the time or times when and the manner in which such shares shall be redeemable (including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed) and the price or prices at which such shares shall be redeemable;

4.

whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation ;

5.

the rights to which the holders of shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and if voluntary, may vary at different dates;

6.

whether or not the shares of such series shall be convertible into or exchangeable for shares of stock of any other class, or classes, or any other series of the same class, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion and exchange and the method, if any, of adjusting the same, and any other terms or conditions of such conversion or exchange;

7.	the status of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation on conversion or exchange; and

8.	any other rights, preferences or limitations of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.

e)

All Preferred Shares shall be of equal rank, preference and priority and shall be identical in all respects regardless of series, except as to voting rights and other terms which may be specified by the Board of Directors pursuant to the provisions of clause (c) of this Article Seventh.

f)

The holders of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefore, preferential cash dividends at the rate, under the terms and conditions, for the periods and on the dates fixed by the resolution or resolutions of the Board of Directors, pursuant to authority hereinbefore granted in this clause (c) of this Article Seventh for each series, and no more, before any dividends on the Common Shares shall be paid or set apart for payment with respect to the same dividend period.

g)

All Preferred Shares of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and, when the stated dividends are not paid in full, all series of Preferred Shares shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, provided, however, that any two or more series of Preferred Shares may differ from each other as to the existence and extent of the right to cumulative dividends as aforesaid.

h)

In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of the shares of each series of Preferred Shares then outstanding shall be entitled to receive out of the net assets of the Corporation the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holders of shares of each such series on such voluntary or involuntary liquidation, dissolution, distribution of assets or winding up, as the case may be, together with all dividends (whether or not earned) accrued or in arrears, for every share of their holdings of Preferred Shares, before any distribution or payment shall be made to the holders of the Common Shares, and shall be entitled to no other or further distribution.

i)

All Preferred Shares of all series shall be of equal rank, preference and priority as to the net assets of the Corporation or proceeds thereof to which the same shall be entitled upon voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation. If, upon any liquidation, dissolution, distribution of assets or winding up, as the case may be, the net assets of the Corporation or proceeds thereof distributable among the holders of the Preferred Shares of all series shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amount which would be payable if all amounts payable thereon were paid in full.

j)

Preferred Shares may be issued and sold by the corporation for such lawful consideration not less than the par value thereof as the Board of Directors shall determine. The ownership of Preferred Shares shall not entitle the owner thereof to any right (other than such right, if any, as the Board of Directors in its discretion may from time to time grant) to subscribe for or to purchase or to have offered to him for subscription or purchase any shares of any class of stock or other securities of the corporation.

The Corporation may at any time issue, options or warrants, and sell or dispose of any part of the stock or of any securities convertible into or carrying options or warrants to purchase stock of the Corporation, whether out of the unissued authorized capital stock or future increases thereof, pursuant to a resolution of its Board of Directors to such persons and upon such terms as such Board may deem proper, without first offering such stock or securities or any part thereof to existing stockholders. No stockholder shall because of stock ownership in the Corporation, have a pre-emptive or other right to the unissued authorized capital stock or future issuances thereof.

For the purposes of this Article Seventh neither the consolidation nor merger of the Corporation with or into any other corporation, nor any sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution, distribution of assets or winding up of the Corporation within the meaning of the provisions of this Article Seventh, unless the Board of Directors of the Corporation elects to treat such transaction as a liquidation, dissolution, distribution of assets or winding up of the Corporation.

EIGHTH: The amount of said capital stock which has been actually subscribed and fully paid-up as of the date of incorporation of the Corporation is Ten Million Philippine Peso (PhP 10,000,000.00) following persons have subscribed for the following number of shares and the amount of capital stock subscribed and paid-in to their subscriptions is indicated opposite their respective names:

Name	Citizenship	No. of Shares Subscribed	Amount Subscribed (In PhP)		Amount Paid (in PhP)
Tiger Resort, Leisure and Entertainment Inc.	Hong Kong	2,499,998 common shares	PhP	2,499,998.00	PhP	2,499,998.00

		7,500,000 preferred shares	PhP	7,500,000.00	PhP	7,500,000.00

Takako Okada	Japanese	1 common share	PhP	1.00	PhP	1.00

Kenji Sugiyama	Japanese	1 common share	PhP	1.00	PhP	1.00

Total			PhP	10,000,000	PhP	10,000,000

NINTH: No issuance or transfer of shares of stock of the Corporation which would reduce the stock ownership of Filipino citizens to less than the percentage of the outstanding capital stock required by law to be owned by Filipino citizens shall be allowed or permitted to be recorded in the books of the Corporation. This restriction shall be printed or indicated in all the certificates of stock to be issued by the Corporation.

TENTH: That Kenji Sugiyama has been elected by the subscribers as Treasurer of the Corporation to act as such until his successor is duly elected and qualified in accordance with the by-laws. As such Treasurer, he has been authorized to receive for and in the name of the Corporation, all subscriptions paid in by the subscribers.

ELEVENTH: That the incorporators undertake to change the name of the Corporation immediately upon receipt of notice from the Commission that another corporation, partnership or person has acquired prior right to the use of such name, that the name has been declared not distinguishable from a name already registered or reserved for the use of another Corporation, or that it is contrary to law, public morals, good customs or public policy.

IN WITNESS WHEREOF, we have hereunto set our hands, this                              at                                     , Philippines.

KENJI SUGIYAMA Passport No.: ***	TAKAKO OKADA Passport No.: ***

SIGNED IN THE PRESENCE OF:

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)

                                                         ) S.S.

BEFORE ME, a Notary Public for and in City of                                 , Philippines, this                                      personally appeared:

Name	Competent Proof of Identity	Expiry/Place Issued
TAKAKO OKADA	***	***

KENJI SUGIYAMA	***	***

all known to me and to me known to be the same persons who executed the foregoing Articles of Incorporation and they acknowledged to me that the same is their free and voluntary act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and at the place first above-written.

Doc. No.                ;

Page No.                ;

Book No.                ;

Series of 2020.

BY-LAWS

OF

UE RESORTS INTERNATIONAL, INC.

ARTICLE I

SUBSCRIPTION, ISSUANCE AND TRANSFER OF SHARES

Section 1. Subscriptions — Subscribers to the capital stock of the Corporation shall pay to the Corporation the subscription value or price of the stock in accordance with the terms and conditions prescribed by the Board of Directors. Unpaid subscriptions shall not earn interest unless determined by the Board of Directors.

Section 2. Certificate — Each stockholder shall be entitled to one or more certificates for such fully paid stock subscription in his name in the books of the Corporation. The certificates shall contain the matters required by law and the Articles of Incorporation. They shall be in such form and design as may be determined by the Board of Directors and numbered consecutively. The certificates, which must be issued in consecutive order, shall bear the signature of the President, manually countersigned by the Secretary, and sealed with the corporate seal.

Section 3. Transfer of Shares — Subject to the restrictions, terms and conditions contained in the Articles of Incorporation, shares may be transferred, sold, ceded, assigned or pledged by delivery of the certificates duly indorsed by the stockholder, his attorney-in-fact, or other legally authorized person. The transfer shall be valid and binding on the Corporation only upon record thereof in the books of the Corporation, cancellation of the certificate surrendered to the Secretary, and issuance of a new certificate to the transferee.

No shares of stock against which the Corporation holds unpaid claim shall be transferable in the books of the Corporation.

All certificates surrendered for transfer shall be stamped “Cancelled” on the face thereof, together with the date of cancellation, and attached to the corresponding stub with the certificate book.

The person, firm or corporation in whose name the stock stands on the books of the Corporation, whether individually or as trustee, pledgee, or otherwise, may be recognized and treated by the Corporation as the absolute owner of the stock, and the Corporation shall in no event be obliged to deal with or to recognize the rights or interests of other persons in such stock or in any part thereof.

Section 4. Lost Certificates — In case any certificate for the capital stock of the Corporation is lost, stolen, or destroyed, a new certificate may be issued in lieu thereof in accordance with the procedure prescribed under Section 73 of the Corporation Code.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Regular Meetings — The regular meetings of stockholders, for the purpose of electing directors and for the transaction of such business as may properly come before the meeting shall be held on last Thursday of May of each year, if a legal holiday, then on the day following. The Board of Directors may, for good cause, postpone a regular meeting of stockholders to a reasonable date.

Section 2. Special Meeting — The special meetings of stockholders, for any purpose or purposes, may at any time be called by any of the following: (a) the Board of Directors, at its own instance, or at the written request of stockholders representing a majority of the outstanding voting capital stock; or b) the President.

Section 3. Place of Meeting — Stockholders meetings, whether regular or special, shall be held in the principal office of the Corporation or at any place designated by the Board of Directors in the city or municipality where the principal office of the Corporation is located or by remote communication, or other alternative modes of communication, as may be allowed under applicable laws and regulations.

Section 4. Notice of Meeting — Notice of stockholder meetings, which should state the date, time and place of the meeting, must be sent to every stockholders at least twenty one (21) calendar days prior to the scheduled meeting.

Notices of regular or special meetings may be sent by the Secretary by personal delivery or by mail in the period stated above, to each stockholder of record at his last known post office address, by email or facsimile transmission or by publication in a newspaper of general circulation, or such other manner as may be allowed by the Securities and Exchange Commission (SEC). The notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. In case of special meetings, only matters stated in the notice can be the subject of motions or deliberations at such meeting. (As amended by majority vote of the Board of Directors and ratified by the affirmative vote of the shareholders representing at least two-thirds (2/3) of the outstanding capital stock of the Corporation at their joint special meeting held on 17 May 2021)

No failure or irregularity of notice of any regular meetings at which all the stockholders are present or represented without protest or challenge as to the legality or irregularity of said meeting, shall invalidate such meeting or any proceedings thereat.

When the meeting of stockholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the reconvened meeting, any business may be acted that might have been transacted on the original date of the meeting.

In case of postponement of stockholders’ regular meetings, written notice shall be sent to all stockholders of record at least two (2) weeks prior to the date of the meeting.

Unless the meeting notice provided for remote attendance, if a stockholder intends to participate in a meeting through remote communication, he/she shall notify in advance the President and the Secretary of his/her intention. The Secretary shall note such fact in the Minutes of the meeting.

Section 5. Quorum — Unless otherwise provided by law, in all regular or special meetings of stockholders, a majority of the outstanding capital stock entitled to vote on the matters to be considered must be present or represented in order to constitute a quorum. If no quorum is constituted, the meeting shall be adjourned until the requisite amount of stock shall be present.

A stockholder who participates through remote communication shall be deemed present for purposes of quorum.

Section 6. Conduct of Meeting — Meetings of stockholders shall be presided over by the President, or if none of the foregoing is in office and present and acting, by a chairman to be chosen by a majority of the stockholders. The Secretary shall act as secretary of every meeting, but if not present, the chairman of the meeting shall appoint a secretary of the meeting. The chairman of the meeting may adjourn the meeting from time to time, without notice other than that announced at the meeting.

Section 7. Manner of Voting — Except where the law provides for a higher voting requirement, in all regular or special meetings of stockholders, a resolution of the stockholders shall be deemed to have been adopted if it is approved, or assented to in writing (if allowed under the law) by a majority of the outstanding capital stock entitled to vote on such resolution at a meeting in which there is a quorum.

Stockholders may vote in person or by proxy executed in writing by the stockholders or his duly authorized attorney-in-fact, or through remote communication which shall include, but is not limited to, teleconferencing, videoconferencing, or other alternatives modes of communication. Unless otherwise provided in the proxy, it shall be valid only for the meeting at which it has been presented to the secretary.

All proxies must be in the hands of the secretary at least 7 calendar days before the meeting. Such proxies filed with the Secretary may be revoked by the stockholders either in an instrument in writing duly presented and recorded with the Secretary prior to a scheduled meeting or by their personal presence at the meeting.

Unless the notice of meeting provides an earlier period, all proxies may be validated on the date, at the place, and before the time, of the regular or special meeting of the stockholders.

There shall be a presumption of regularity in the execution of proxies and the same shall be accepted in the absence of a timely and valid challenge.

If the name of the proxy is left in blank, the person to whom it is given, or the corporation receiving the proxy is at liberty to fill in any name he/it chooses.

A proxy executed by a corporation shall be in the form of a board resolution duly certified by the Secretary or in a proxy form executed by a duly authorized corporate officer. If executed in a proxy form, it is presumed that the corporate officer who signed and executed the proxy is duly authorized to do so.

Proxies need not be notarized, and if signed abroad need not be authenticated.

A stockholder may also vote through remote communication or in absentia.

Section 8. Closing of Transfer Books of Fixing of Record Date — For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend, or of making a determination of stockholders for any other proper purpose, the Board of Directors may provide that the Stock and Transfer Book be closed for a stated period, but not to exceed, in any case, twenty (20) days. If the Stock and Transfer Book be closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such Book shall be closed for at least ten (10) working days immediately preceding such meeting. In lieu of closing the Stock and Transfer Book, the Board of Directors may fix in advance a date as the record date, which shall in no case be more than twenty (20) days prior to the date on which the particular action requiring such determination of stockholders is to be taken, except in instances where applicable rules and regulations provide otherwise.

Section 8.1. Advance Notice of Stockholder Proposals — Any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 8.1 of Article II in writing to the Secretary even if such matter is already (i) the subject of any notice to the stockholders from the Board of Directors or (ii) the subject of a press release reported by a national news service or in a document filed by the Corporation with the U.S. Securities and Exchange Commission (the disclosures described in clause (ii), “Public Disclosure”). To be timely, a Proposing Stockholder’s notice of a proposal for a meeting must be delivered to or mailed and received at the principal office of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

a) Notice Requirements — For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the stockholder meeting:

(i) a brief description of the business desired to be brought before the annual meeting;

(ii) the reasons for conducting such business at the annual meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment);

(iv) any substantial interest in such business of such stockholder and the beneficial owner (such term having the meaning ascribed to it under Rule 13d-3 promulgated under the U.S. Securities and Exchange Act of 1934, as amended), if any, on whose behalf the business is being proposed;

(v) a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and

(vi) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made;

(vii) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five (5) business days after the record date for such meeting;

(viii) a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five (5) business days after the record date for such meeting;

(ix) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(x) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

(xi) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

b) Effect of Noncompliance. The chairman of the stockholder meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 8.1 of Article II. If any business was not made or proposed in compliance with this Section 8.1 of Article II, then except as otherwise provided by law, the chairman of the stockholder meeting shall have the power and duty to declare that such proposed other business shall not be transacted. Notwithstanding anything in these By-laws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business at a meeting pursuant to this Section 8.1 of Article II does not provide the information required under this Section 8.1 of Article II to the Corporation, including any updated information required by Section 8.1 of Article II, within five (5) business days after the record date for such meeting, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business, then such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the Corporation.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers of the Board — Unless otherwise provided by law, the corporate powers of the Corporation shall be exercised, all business conducted and all property of the Corporation controlled and held by the Board of Directors to be elected, by and from among the stockholders. Without prejudice to such general powers and such other powers as may be granted by law, the Board of Directors shall have the following express powers:

a) From time to time, to make and change rules and regulations not inconsistent with these By-Laws for the management of the Corporation’s business and affairs;

b) To purchase, receive, take or otherwise acquire in any lawful manner, for and in the name of the Corporation, any and all properties, rights, interests or privileges, including securities and bonds of other corporations, as the transaction of the business of the Corporation may reasonably or necessarily require, for such consideration and upon such terms and conditions as the Board may deem proper or convenient;

c) To invest the funds of the Corporation in another corporation or business or for any other purposes other than those for which the Corporation was organized, whenever in the judgment of the Board of Directors the interests of the Corporation would thereby be promoted, subject to such stockholders’ approval as may be required by law;

d) To incur such indebtedness as the Board may deem necessary and, for such purpose, to make and issue evidence of such indebtedness including, without limitation, notes, deeds of trust, instruments, bonds, debentures, or securities, subject to such stockholders’ approval as may be required by law, and/or pledge, mortgage, or otherwise encumber all or part of the properties and rights of the Corporation;

e) To guarantee, for and on behalf of the Corporation, obligations of other corporations or entities in which has lawful interest;

f) To make provisions for the discharge of the obligations of the Corporation as they mature, including payment of any property, or in stocks, bonds, debentures, or other securities of the Corporation lawfully issued for the purpose;

g) To sell, lease, exchange, assign, transfer or otherwise, dispose of any property, real or personal, belonging to the Corporation whenever in the Board’s judgment, the Corporation’s interest would thereby be promoted;

h) To establish pension, retirement, bonus, profit-sharing, or other types of incentives or compensation plans for the employees, including officers and directors of the Corporation and to determine the persons to participate in any such plans and the amount of their respective participations;

i) To prosecute, maintain, defend, compromise or abandon any lawsuit in which the Corporation or its officers are either plaintiffs or defendants in connection with the business of the Corporation, and likewise, to grant installments for the payments or settlement of whatsoever debts payable to the Corporation;

j) To delegate, from time to time, any of the powers of the Board which may lawfully be delegated in the course of the current business or businesses of the Corporation to any standing or special committee or to any officer or agent and to appoint any person to be agent of the Corporation with such powers (including the power to sub-delegate), and upon such terms, as may be deemed fit;

k) To resolve doubts as to the meaning, interpretation and/or application of these By-Laws and supply the omissions thereof, and give an account to the stockholders at their regular meeting;

l) To authorize the issuance of shares out of the authorized but unissued capital stock of the Corporation;

m) To determine whether any part of the surplus profits of the Corporation available for declaration as dividends shall be declared as dividends;

n) To determine and prescribe the qualifications, duties, term of office, compensation, remuneration, incentives and other benefits of officers and/or employees pursuant thereto, to appoint or elect or enter into contract with such officers and/or employees, under such terms and conditions as the Board may determine to be in the best interest of the Corporation;

o) To enter into any transaction, obligation or contract and perform such acts and execute such deeds, as it may deem essential for the proper administration of the Corporation’s property, business and affairs or the accomplishment of any of the purposes for which the Corporation was organized; and

p) To implement these by-laws and to act on any matter not covered by these By-Laws, provided such matter does not require the approval or consent of the stockholders under any existing law, rules or regulation.

Section 1.1 Independent Directors. — The Board of Directors shall be comprised of individuals meeting the requirements of applicable laws and stock exchange rules.

Section 2. Election and Term — The Board of Directors shall be elected during each regular meeting of the stockholders and shall hold office for one (1) year and until their successors are elected and qualified.

Section 3. Vacancies — Any vacancy occurring in the Board of Directors other than by removal by the stockholders or by expiration of term, may be filled by the vote of at least a majority of the remaining directors, if still constituting a quorum; otherwise, the vacancy must be filled by the stockholders at a regular or at any special meeting of stockholders called for the purpose. A director so elected to fill a vacancy shall be elected only for the unexpired term of his predecessor in office.

Any directorship to be filled by reason of an increase in the number of directors shall be filled only by an election at a regular or at a special meeting of the stockholders duly called for the purpose, or in the same meeting authorizing the increase of directors if so stated in the notice of the meeting.

The vacancy resulting from the removal of a director by the stockholders in the manner provided by law may be filled by election at the same meeting of stockholders without further notice, or at any regular or at any special meeting of stockholders called for the purpose, after giving notice as prescribed in these By-Laws.

When the vacancy prevents the remaining directors from constituting a quorum and emergency action is required to prevent grave, substantial, and irreparable loss or damage to the Corporation, the vacancy may be temporarily filled from among the officers of the Corporation by unanimous vote of the remaining directors. The action by the designated director shall be limited to the emergency action necessary, and the term shall cease within a reasonable time from the termination of the emergency or upon election of the replacement director, whichever comes earlier. The Corporation must notify the Securities and Exchange Commission within three (3) days from the creation of the emergency board, stating therein the reason for its creation.

Section 4. Meetings — Regular meetings of the Board of Directors shall be held on such dates and at such times and places as the President, or upon the request of a majority of the directors, and shall be held at such places as may be designated in the notice, or through teleconferencing or video conferencing in accordance with the rules of the Securities and Exchange Commission. Special meetings of the Board may be called at any time by the President, or upon the request of a majority of the directors, and shall be held at such places as may be designated in the notice, or through teleconferencing or video conferencing in accordance with the rules of the Securities and Exchange Commission.

If a director intends to participate in a meeting through remote communication, he/she shall notify in advance the President and the Secretary of his/her intention. The Secretary shall note such fact in the Minutes of the meeting.

Section 5. Notice — Notice of the regular or special meeting of the Board of Directors, specifying the date, time and place of the meeting, shall be communicated by the Secretary to each director personally, or by telephone, telex, telegram, email or facsimile transmission or by written or oral message at least two (2) days prior to the scheduled meeting. A director may waive this requirement, either expressly or impliedly.

Section 6. Quorum — In any meeting of the Board of Directors, there must be present at least a majority of the number of the Board of Directors provided in the Articles of Incorporation for a quorum to exist.

All resolutions of the Board of Directors, except for the filling of vacancies on the Board of Directors, which may be filled by the vote of at least the majority of the then-remaining directors, shall require the affirmative vote of a majority of the directors constituting a quorum.

Section 7. Conduct of the Meetings — Meetings of the Board of Directors shall be presided over by the President or if none of the foregoing is in office and present and acting, by any other director chosen by the Board. The Secretary shall act as secretary of every meeting, if not present, the chairman of the meeting, shall appoint a secretary of the meeting. Meetings of the Board of Directors and Board Committees may be held by teleconferencing, videoconferencing, or such other means allowed by law, regulations or official issuances of the relevant government agencies.

In case of a need to vote in any item or matter in the agenda, the chairman of the meeting shall direct the Secretary to note the vote of each director. A director participating in the meeting via remote communication may cast his vote through electronic mail, messaging service or such other manner as may be permitted under the rules and regulations of the Securities and Exchange Commission. The vote shall be sent to the President and the Secretary for notation.

In case of matters needing the immediate action of the Board or any Board Committee, the President may direct the Secretary to secure the required action from the Board via email. The Secretary shall provide all materials required for the Board to act on the matter presented, shall note the vote and comments, if any, of each member and prepare a report for the signature of the members of the Board. The report generated shall constitute the minutes of the meeting of the Board or Committee. (As amended by majority vote of the Board of Directors and ratified by the affirmative vote of the shareholders representing at least two-thirds (2/3) of the outstanding capital stock of the Corporation at their joint special meeting held on 17 May 2021)

Section 8. Compensation — By resolution of the Board of Directors, each director shall receive a reasonable per diem allowance for his attendance at each meeting of the Board of Directors. Compensation of each director shall be determined in such manner as the Board of Directors may deem proper, subject to the approval of stockholders representing at least a majority of the outstanding capital stock at a regular or special meeting of the stockholders.

Section 8.1. Director Nominations — All nominations for election of directors by stockholders shall be submitted in writing to the Board of Directors through the President and the Secretary at the Corporation’s principal place of business at least ninety (90) working days before the regular or special meeting of stockholders for the purpose of electing directors. The Nomination and Compensation Committee may, from time to time, set forth procedures for the nomination of directors for election by the stockholders, including information that must be furnished to the Corporation in connection therewith. The Nomination and Compensation Committee may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

All nominations for appointment of a director by the Board of Directors to fill a vacancy in the Board of Directors for any cause or reason whatsoever, other than removal by the stockholders or by expiration of term of office, shall be submitted in writing to the Nomination and Compensation Committee through the President and the Secretary at the corporation’s principal place of business at least thirty (30) working days before the meeting of the Board of Directors for the afore stated purpose.

ARTICLE IV

OFFICERS

Section 1. Election/Appointment — Immediately after their election, the Board of Directors shall formally organize by electing the President, the Secretary, the Treasurer, and the Compliance Officer at said meeting.

The Board may, from time to time, appoint such other officers as it may determine to be necessary or proper.

Any two (2) or more positions may be held concurrently by the same person, except that no one shall act as President and Treasurer or President and Secretary at the same time.

Section 2. President — The President, who shall be a director, shall have administration and direction of the day-to-day business affairs of the Corporation. He shall exercise the following duties and responsibilities:

a) To preside at the meetings of the Board of Directors and of the stockholders;

b) To initiate and develop corporate objectives and policies and formulate long range projects, plans and programs for the approval of the Board of Directors, including those for executive training, development and compensation;

c) To have general supervision and management of the business affairs and property of the Corporation;

d) To ensure that the administrative and operational policies of the Corporation are carried out under his supervision and control;

e) Subject to guidelines prescribed by law, to appoint remove, suspend or discipline employees of the Corporation, prescribe their duties, and determine their salaries;

f) To oversee the preparation of the budgets and the statements of accounts of the Corporation;

g) To prepare such statements and reports of the Corporation as may be required of him by law;

h) To represent the Corporation at all functions and proceedings;

i) To execute on behalf of the Corporation all contracts, agreements and other instruments affecting the interests of the Corporation, which require the approval of the Board of Directors, except as otherwise directed by the Board of Directors;

j) To make reports to the Board of Directors and stockholders;

k) To sign certificates of stock; and

1) To perform such other duties as are incident to his office or are entrusted to him by the Board of Directors.

The President may assign the exercise or performance of any of the foregoing powers, duties and functions to any other officer(s), subject always to his supervision and control.

Section 3. The Secretary — The Secretary must be a resident and a citizen of the Philippines. He shall be the custodian of and shall maintain the corporate books and records and shall be the recorder of the Corporation’s formal actions and transactions. He shall exercise the following duties and responsibilities:

a) To record or see to the proper recording of the minutes and transactions of all meetings of the directors and the stockholders and to maintain minute books of such meetings in the form and manner required by law;

b) To keep or cause to be kept record books showing the details required by law with respect to the stock certificates of the Corporation, including ledgers and transfer books showing all shares of the Corporation subscribed, issued and transferred;

c) To keep the corporate seal and affix it to all papers and documents requiring a seal, and to attest by his signature all corporate documents requiring the same;

d) To attend to the giving and serving of all notices of the Corporation required by law or these By-Laws to be given;

e) To certify to such corporate acts, countersign corporate documents or certificates, and make reports or statements as may be required of him by law or by government rules and regulations;

f) To act as the inspector at the election of directors and, as such, to determine the number of shares of stock outstanding and entitled to vote, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and to receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote. The Secretary may assign the exercise or performance of any or all of the foregoing duties, powers and functions to any other person or persons, subject always to his supervision and control; and

g) To perform such other duties as are incident to his office or as may be assigned to him by the Board of Directors or the President.

Section 4. The Treasurer — The Treasurer of the Corporation shall be its chief financial officer and the custodian of its funds, securities and property. He shall exercise the following duties and responsibilities:

a) To keep full and accurate accounts of receipts and disbursements in the books of the Corporation;

b) To have custody of, and be responsible for, all the funds, securities and bonds of the Corporation;

c) To deposit in the name and, to the credit of the Corporation, in such bank as may be designated from time to time by the Board of Directors, all the moneys, funds, securities, bonds, and similar valuable effects belonging to the Corporation which may come under his control;

d) To render annual statements showing the financial condition of the Corporation and such other financial reports as the Board of Directors or the President may from time to time require;

e) To prepare such financial reports, statements, certifications and other documents, which may, from time to time, be required by government rules and regulations and to submit the same to the proper government agencies; and

f) To exercise such powers and perform such duties and functions as may be assigned to him by the Board of Directors or the President.]

Section 5. Term of Office — The term of office of each officer shall be for the period prescribed under their respective employment agreement with the Corporation.

Section 6. Vacancies — If any position of the officers becomes vacant by reason of death, resignation, disqualification or for any other cause, the Board of Directors may elect a successor who shall hold office for the unexpired term.

Section 7. Nomination and Compensation Committee — The Board of Directors shall create a Nomination and Compensation Committee composed of at least three (3) Directors, a majority of whom shall be independent Directors. Meetings of the Nomination and Compensation Committee shall be presided over by a chairman, who shall be an independent Director.

The directors and officers shall receive such remuneration as the Nomination and Compensation Committee may determine. In addition, the Nomination and Compensation Committee may act, by majority of all its members, on such specific matters within their competence of, and as may be delegated by the Board of Directors, provided that in all transactions for the consideration of the Nomination and Compensation Committee, at least 3 Directors are present and vote on the matter presented. Unless otherwise prohibited by law or regulation, a director shall not be precluded from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Meetings of the Nomination and Compensation Committee may be held in person or by remote communication.

During every meeting of the Board of Directors, the Nomination and Compensation Committee shall report in summary form all matters acted upon by it, all of which matters shall be deemed to be acts of the Board of Directors. The Secretary is authorized to certify to all such acts of the Nomination and Compensation Committee.

Section 8. Executive Committee — The Board of Directors may create an Executive Committee composed of at least three (3) Directors.

The Executive Committee may act, by majority of all its members, on such specific matters within their competence of, and as may be delegated by the Board of Directors, provided that in all transactions for the consideration of the Committee, at least 3 Directors are present and vote on the matter presented.

Meetings of the Executive Committee may be held in person or by remote communication.

During every meeting of the Board of Directors, the Executive Committee shall report in summary form all matters acted upon by it, all of which matters shall be considered ratified unless otherwise expressly revoked. The Secretary is authorized to certify to all such acts of the Executive Committee as if it were the acts of the Board. (As amended by majority vote of the Board of Directors and ratified by the affirmative vote of the stockholders representing at least two-thirds (2/3) of the outstanding capital stock of the Corporation at their joint special meeting held on 17 May 2021)

Section 9. Audit Committee — The Board of Directors shall create an Audit Committee composed of at least three (3) Directors, each of whom shall be an independent Director.

The Audit Committee may act, by majority of all its members, on such specific matters within their competence of, and as may be delegated by the Board of Directors, provided that in all transactions for the consideration of the Audit Committee, at least 3 Directors are present and vote on the matter presented.

The Audit Committee shall:

a) be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered public accounting firm must report directly to the Audit Committee;

b) establish procedures for:

(i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

(ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

c) have the authority to engage independent counsel and other advisers, as the Audit Committee determines necessary to carry out its duties;

d) be provided by the Corporation with appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of:

(i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation;

(ii) compensation to any advisers employed by the Audit Committee under paragraph (c) above; and

(iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Meetings of the Audit Committee may be held in person or by remote communication.

During every meeting of the Board of Directors, the Audit Committee shall report in summary form all matters acted upon by it, all of which shall be deemed to be acts of the Board of Directors. The Secretary is authorized to certify to all such acts of the Audit Committee.

Section 10. Other committees. — The Board of Directors may create committees and other bodies, as may be required under applicable law, it may deem necessary or advisable in respect of the affairs of the corporation The membership, powers, duties, functions and responsibilities of such committees and bodies shall be prescribed by the Board of Directors or specified in the Manual on Corporate Governance. The members of such committees and bodies shall be appointed by the Board of Directors for a term co-terminus with that of the Board of Directors that appoints them unless sooner terminated or removed.

ARTICLE V

OFFICES

Section 1. The principal office of the Corporation shall be located at the place stated in the Third Article of the Articles of Incorporation. The Corporation may have such other branch offices, either within or outside the Philippines as the Board of Directors may designate or as the business of the Corporation may, from time to time, require.

ARTICLE VI

AUDIT OF BOOKS, FISCAL YEAR AND DIVIDENDS

Section 1. External Auditors — At the regular stockholders’ meeting, the external auditor or auditors of the Corporation for the ensuing year shall be appointed. The external auditor or auditors shall examine, verify and report on the earnings and expenses of the Corporation and shall certify the remuneration of the external auditor or auditors, as determined by the Board of Directors.

Section 1.1. Scope of work — The External Auditors or the lead, engagement or coordinating audit partner having the primary responsibility for the audit or reviewing the audit of the corporation’s financial accounts shall be rotated no less frequently then as required by applicable laws and stock exchange rules.

Section 1.2 Reporting — The External Auditor shall report directly to the Audit Committee.

Section 2. Fiscal Year — The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

Section 3. Dividends — Dividends shall be declared and paid out of the unrestricted retained earnings which shall be payable in cash, property, or stock to all stockholders on the basis of outstanding stock held by them, as often and at such times as the Board of Directors may determine and in accordance with law and applicable rules and regulations.

ARTICLE VII

INDEMNIFICATION

Section 1. Indemnification — Subject to the terms of any indemnification agreement entered into by the Corporation and a director or officer, the Corporation shall indemnify every director or officer and his heirs, executors and administrators against all costs and expenses reasonably incurred by such person in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by this corporation) to which he may be, or is made, a party by reason of his being or having been a director or officer of the Corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding, to be liable for acts or omissions that involve malice, gross negligence, misconduct, or breach of fiduciary duty.

ARTICLE VIII

SEAL

Section 1. Form and Inscriptions — The corporate seal shall be determined by the Board of Directors.

ARTICLE IX

Miscellaneous

Section 1. Amendments — These By-Laws may be amended or repealed by the Board of Directors and the stockholders representing a majority of the outstanding capital stock entitled to vote at any stockholders’ meeting called for that purpose. However, the power to amend, modify, repeal or adopt new By-Laws may be delegated to the Board of Directors by the affirmative vote of stockholders representing not less than two-thirds of the outstanding capital stock; provided, however, that any such delegation of powers to the Board of Directors to amend, repeal or adopt new By-Laws may be revoked only by the vote of the stockholders representing a majority of the outstanding capital stock entitled to vote at a regular or special meeting.

Section 1.1 — Interpretation — Reference to “he”, “him” and “his” in these By-Laws are intended to be gender neutral and refer to the masculine as well as to the feminine and neuter genders.

IN WITNESS WHEREOF, we, the undersigned stockholders have adopted the foregoing By-Laws and have hereunto affixed our signatures this                             at                             , Philippines.

KENJI SUGIYAMA Passport No.: ***	TAKAKO OKADA Passport No.: ***

Annex D

Okada Manila

Gaming Market Study

Manila, the Philippines

Prepared for:

26 Capital Acquisition Corp.

October 2021

The Innovation Group

7852 South Elati St, Suite 103

Littleton, CO 80120

www.theinnovationgroup.com

List of Tables

List of Figures

EXECUTIVE SUMMARY

The Innovation Group was commissioned by 26 Capital Acquisition Corp. for an up-to-date gaming market assessment and analysis on the Okada Manila casino resort in the Entertainment City, Metro Manila, the Philippines.

Taking into account the competitive factors and COVID-19 impacts, The Innovation Group conducted extensive research and created models to evaluate potential gaming demand, visitation, and revenues for Okada Manila with iGaming potential also covered. The market fundamentals, recent tourism trends, competitive gaming landscape, and other market dynamics were incorporated into the study. The modeling and analyses were based upon a collective set of recovery factors and forecast scenarios to address sensitivity. The potential patronage includes existing gamers in local markets, visitors to the country and the city, and gaming patrons who are induced to visit the property by Okada Manila’s outstanding offerings and guest service, including high net worth VIP players.

Sustainable Growth in Asian Gaming Markets

Asian gaming markets remain a highly attractive investment area with substantial untapped growth potential. Gaming markets in Asia have sustained promising growth in the years prior to the global pandemic. In 2019, the aggregate GGR in Asian markets reached nearly eight times the Las Vegas Strip GGR.

Figure 1: Asia GGR and Las Vegas Strip GGR (in US$ billions)

Source: Macau DICJ, PAGCOR, company filings, The Innovation Group, and Center for Gaming Research at UNLV Asia GGR includes combined GGR for Philippines, Macau, Singapore, South Korea, Malaysia, Cambodia, and Vietnam

Healthy Market Fundamentals prior to COVID-19

Prior to the global pandemic, the Philippine gaming market has experienced robust growth. Land-based casino GGR grew from US$1.3 billion to over US$4.3 billion between 2012-2019 at a CAGR of nearly 19% for eight years in a row.

Figure 2: Philippine Land-based Casino GGR 2012-2020 ($US Billions)

Source: PAGCOR, company financial filings, The Innovation Group

COVID-19 has severely impacted the gaming market in the Philippines, with protective measures still in place continuing to restrict international travel and other leisure activities. However, market fundamentals in the Philippines and its key feeder markets, i.e., South Korea, China, Japan, Singapore, and Taiwan, had all remained healthy in pre-2020 years, boding well for strong recovery and future growth once the pandemic is over.

Forecast Approach and Consideration Factors

Within the context of a post-COVID era, our analysis considers factors that have been derived from research, and models are created to evaluate potential gaming demand, visitation, and revenues. Two hypothetical scenarios of extremity were established in the modeling process, and the forecast utilizes these two hypothetical extremes as “bookends” in our attempt to reach realistic estimates on pace of recovery from COVID-19 and future growth of gaming revenues at Okada Manila.

Additionally, business disruption by the global pandemic is an unprecedented situation and the Philippine gaming market conditions are still in great flux. A dynamic set of recovery factors and three forecast cases (high, medium, and low) are adopted to assess different demand responses for each gaming segment, in order to account for uncertainties regarding the recovery and future growth.

Table 1: Recovery Factors and Forecast Cases

	Local Demand Recovery Factors	Tourist Demand Recovery Factors	Supply Constraint Impacts
High Case	Quick	Quick	Minimal
Medium Case	Moderate	Moderate	Moderate
Low Case	Slow	Slow	Heavy

Source: The Innovation Group

Figure 3: Forecast of Recovery Paces

Source: The Innovation Group

Okada Manila GGR Forecast

Recognizing distinct preferences and sentiments of gaming patrons, gaming revenue in each segment is likely to recover and grow at differing rates. We used a stratified model to account for distinct characteristics in each gaming segment. Local gaming is anticipated to recover more quickly, as local patrons have easier access to the property to meet their pent-up entertainment demand. Base tourism gamers are expected to respond more gradually, due to international travel policy constraints and added travel requirements. VIP and induced premium players are likely to benefit from assisted travel arrangements, thus resulting in quicker recovery than base players, although they may still need to take extra steps to travel to the Philippines.

Table 2: Stratified GGR Forecast for Okada Manila

(in USD thousands)	2021	2022	2023	2024	2025	2026
Local Gaming (high case)	$68,362	$119,686	$172,551	$189,469	$205,241	$229,049
Base Tourism (low case)	$46,906	$145,104	$223,236	$255,787	$293,919	$329,235
Induced Tourism (medium case)	$35,379	$209,633	$323,064	$370,362	$422,901	$472,696
VIP (medium case)	$205,207	$312,046	$399,498	$416,306	$431,807	$481,897

Total	$355,853	$786,469	$1,118,349	$1,231,923	$1,353,868	$1,512,877

Source: The Innovation Group

Additionally, we estimate the Philippine inland/domestic iGaming market (currently serving VIP and premium players only) to be approximately $50 million to $65 million, of which we forecast Okada Manila to capture approximately 35%, or $18 million to $23 million in a normative year. The following table presents the total GGR forecast for Okada Manila, including iGaming revenue.

Table 3: Total GGR Forecast for Okada Manila

(in USD thousands)	2021	2022	2023	2024	2025	2026
Local Gaming	$68,362	$119,686	$172,551	$189,469	$205,241	$229,049
Base Tourism	$46,906	$145,104	$223,236	$255,787	$293,919	$329,235
Induced Tourism	$35,379	$209,633	$323,064	$370,362	$422,901	$472,696
VIP	$205,207	$312,046	$399,498	$416,306	$431,807	$481,897
iGaming	$0	$10,563	$22,500	$25,875	$26,781	$27,718

Total	$355,853	$797,031	$1,140,849	$1,257,798	$1,380,649	$1,540,595

Source: The Innovation Group

Okada Manila Total Revenue Forecast

Based on comparable properties and The Innovation Group’s industry experience in relevant markets, the non-gaming revenue at Okada Manila is expected to be at approximately 10% of total revenue in early years within the forecast scope, which is then anticipated to gradually increase to 16% in later years.

Table 4: Total Gross Revenue Forecast for Okada Manila

(in USD thousands)	2021	2022	2023	2024	2025	2026
Land-based GGR	$355,853	$786,469	$1,118,349	$1,231,923	$1,353,868	$1,512,877
iGaming GGR	$0	$10,563	$22,500	$25,875	$26,781	$27,718
Non-Gaming Revenue	$35,585	$95,644	$159,719	$188,670	$220,904	$261,901

Total Gross Revenue	$391,438	$892,675	$1,300,568	$1,446,467	$1,601,553	$1,802,496

Source: The Innovation Group

Okada Manila EBITDA Forecast

We used our proprietary operating models to conduct the margin analysis and to assess the upside EBITDA potential. Actual 2019 EBITDA for Okada Manila was $134 million. Our analysis finds that the property can attain steady-state EBITDA levels in excess of $516 million annually in year 5, a difference of approximately $382 million. To bridge this gap, we have identified several opportunity areas for revenue enhancement and cost savings. The broad areas of opportunity and corresponding bridge from 2019 actual to 2025 EBITDA projection are reflected in the waterfall below.

Figure 4: EBITDA Bridge — 2019 Actual to 2025 EBITDA Projection

Source: The Innovation Group

The following table presents the EBITDA forecast for Okada Manila.

Table 5: Okada Manila EBITDA Forecast

(in USD thousands)	2021	2022	2023	2024	2025	2026
REVENUES:
Land-based GGR	355,853	786,469	1,118,349	1,231,923	1,353,868	1,512,877
iGaming GGR	—	10,563	22,500	25,875	26,781	27,718
Non-Gaming Revenue	35,585	95,644	159,719	188,670	220,904	261,901

TOTAL GROSS REVENUES	391,438	892,675	1,300,568	1,446,467	1,601,553	1,802,496

MAJOR EXPENSE CATEGORIES:
Rolling Chip Commissions	108,092	153,679	220,002	232,160	250,526	274,900
Points and Freeplay	24,469	54,079	76,899	84,709	93,094	104,027
Gaming Taxes	63,103	157,809	228,707	255,990	284,756	322,076
Payroll and Benefits	81,641	115,580	143,493	155,135	167,627	183,180
F&B Comps	11,657	23,637	31,722	33,279	35,658	39,335
Hotel Comps	9,508	20,630	28,995	31,639	34,606	38,578
Retail Comps	1,771	3,292	4,128	4,061	4,195	4,539
G&A	17,305	20,961	29,698	32,412	35,598	39,933
Marketing	14,734	19,379	28,893	32,840	36,806	41,707
Utilities	13,035	15,454	21,582	23,269	25,396	28,396
Gaming Operations	6,108	13,499	19,196	21,145	23,238	25,967
Repairs and Maintenance	10,297	12,915	18,711	20,798	23,055	25,984
Security	6,815	8,547	12,384	13,765	15,259	17,197
IT	5,066	6,354	9,206	10,232	11,343	12,783
Progressive Jackpots + Misc TG COS	2,630	5,813	8,267	9,106	10,008	11,183
Hotel Operations	1,942	2,436	3,530	3,923	4,349	4,902
Finance	1,048	1,315	1,905	2,117	2,347	2,645
Cove Cost of Sales	885	1,110	1,608	1,788	1,982	2,234
Other	416	522	757	841	933	1,051
F&B Operations	353	443	642	714	791	892
iGaming Expense	—	5,281	11,250	12,938	13,390	13,859
Property Tax and Insurance	9,150	9,425	9,708	9,999	10,299	10,608

TOTAL EXPENSES	390,027	652,160	911,282	992,859	1,085,256	1,205,975

EBITDA	1,411	240,515	389,285	453,608	516,297	596,521
EBITDA Margin	0.4%	26.9%	29.9%	31.4%	32.2%	33.1%

Source: The Innovation Group

INTRODUCTION

The Innovation Group was commissioned by 26 Capital Acquisition Corp. (“26 CAC”, or “the Client”) for an up-to-date gaming market assessment and analysis on the Okada Manila casino resort complex located in the Entertainment City, Metro Manila, the Philippines.

Within the context of a post-COVID era, despite wide variation in potential outcomes and epidemiological views on the extent and duration of the pandemic, we recognize that understanding the baseline prospects for recovery and future growth in the market will assist 26 Capital Acquisition Corp. in making sound decisions.

Taking into account the competitive factors and COVID-19 impacts, The Innovation Group conducted extensive research and created models to evaluate potential gaming demand, visitation, and revenues for Okada Manila with online gaming (or “iGaming”) potential also covered. The market fundamentals including economics and demographics in the Philippines and key feeder countries in the region, recent tourism trends, competitive gaming landscape, and other market dynamics were incorporated into the study. The potential patronage includes existing gamers in local markets, current visitors to the country and the city, and gaming patrons who are induced to visit the property by the outstanding gaming facilities and exceptional guest service, including high net worth VIP players.

Our modeling and analyses are based upon a collective set of assumptions, as this is an unprecedented situation and conditions are still in great flux. However, with a dynamic set of recovery factors and forecast scenarios to address sensitivity, the forecast for Okada Manila’s gaming revenue recovery and future growth can help quantify what gaming business volumes would likely be in a post-COVID era.

ECONOMIC AND DEMOGRAPHIC REVIEW

A region’s economic health and growth potential are indicative of its ability to grow and support the gaming and IR markets. In this section, the specific economic and demographic characteristics of the market area that will affect future demand are analyzed in order to evaluate the area’s ability to support Okada Manila.

While Okada Manila is located in the Philippines, our analysis will also focus on the key feeder countries such as South Korea, China, Japan, and Taiwan, as these countries represent the top sources of inbound tourists for casinos in the Philippines and contribute to a significant portion of gross gaming revenue (GGR) within the Philippines.

The Philippines

The analysis will evaluate the domestic potential to draw new sources of gaming demand, as well as to continue its support of existing gaming developments in the country. It is noted that while we present information regarding the local population, we recognize that the local market segment accounts for a relatively small portion of the overall gaming demand for Okada Manila. Economic and demographic information for the Philippines is published by the Philippine Statistics Authority, and the majority of data is collected and categorized on the regional level.

Population

Officially known as the Republic of the Philippines, this island country consists of 7,640 islands that are categorized under three geographical divisions from north to south: Luzon, Visayas, and Mindanao. According to 2020 census data, the Philippines total population reached 109.0 million, increasing by a compound annual growth rate (CAGR) of approximately 1.5% from 2015 to 2020. Metro Manila, also known as the National Capital Region, is the most populous and densely populated region of the Philippines with an estimated population of nearly 13.5 million people as of 2020.

Table 6: Philippine Population by Region (000’s)

	2010	2015	2020	% Of 2020 Total	CAGR 2015-2020
National Capital Region (Metro Manila)	11,856	12,877	13,484	12.4%	0.9%
Cordillera Administrative Region	1,648	1,722	1,798	1.6%	0.9%
Ilocos	5,070	5,026	5,301	4.9%	1.1%
Cagayan Valley	3,395	3,451	3,686	3.4%	1.3%
Central Luzon	9,902	11,218	12,422	11.4%	2.1%
Calabarzon	11,249	14,415	16,195	14.9%	2.4%
Mimaropa Region	2,775	2,963	3,229	3.0%	1.7%
Bicol	5,656	5,797	6,082	5.6%	1.0%
Western Visayas	4,400	7,536	7,955	7.3%	1.1%
Central Visayas	5,524	7,397	8,082	7.4%	1.8%
Eastern Visayas	4,357	4,440	4,547	4.2%	0.5%
Zamboanga Peninsula	3,417	3,630	3,876	3.6%	1.3%
Northern Mindanao	4,231	4,689	5,023	4.6%	1.4%
Davao Region	4,437	4,893	5,244	4.8%	1.4%
Soccsksargen	3,889	4,545	4,901	4.5%	1.5%
Autonomous Region in Muslim Mindanao	3,383	3,781	4,404	4.0%	3.1%
Caraga	2,529	2,597	2,805	2.6%	1.6%

Total	92,338	100,981	109,035		1.5%

Source: Philippine Statistics Authority; *The Negros Island Region (NIR) was abolished through Executive Order No. 38 “Revoking Executive Order No. 183 (s. 2015) which Created a Negros Island Region and for Other Purposes”, signed by President Rodrigo Roa Duterte on 07 August 2017. The abolition of NIR reverted the provinces, cities, municipalities, and barangays of Negros Occidental and City of Bacolod to Region VI (Western Visayas) and Negros Oriental to Region VII (Central Visayas); The Innovation Group

Economy

The Philippine economy has been growing consistently for decades. It is the estimated to be the world’s 27th largest economy by nominal gross domestic product (GDP), and the 10th largest economy in Asia, per IMF 2021 statistics. The Philippines is grouped under a second tier for emerging markets, or newly industrialized countries. Much of the industrial sector is based on processing and assembly operations of electronics, usually from foreign multinational companies. Primary exports include semiconductors and electronic products, transport equipment, garments, copper products, and petroleum products. The Philippine economy weathered the 2008-2009 global recession better than its neighboring peers due to its lower dependence on exports.

As shown in the following table, the gross regional domestic product (GRDP) of the Philippines grew by a CAGR of 6.6% from 2015 to 2019 before it decreased by 9.6% in 2020 due to the impacts of COVID-19.

Table 7: Philippine Gross Regional Domestic Product

(000’s)	2015	2016	2017	2018	2019	2020	CAGR 2015-2019	2019-2020 % Change
National Capital Region	$98,274	$105,365	$111,255	$117,452	$125,728	$113,047	6.4%	-10.1%
Cordillera Administrative Region	$5,242	$5,387	$5,894	$6,227	$6,499	$5,856	5.5%	-9.9%
Ilocos	$9,818	$10,613	$11,205	$11,869	$12,733	$11,754	6.7%	-7.7%
Cagayan Valley	$6,580	$6,899	$7,439	$7,778	$8,313	$7,491	6.0%	-9.9%
Central Luzon	$32,707	$35,301	$38,970	$41,660	$44,112	$37,978	7.8%	-13.9%
Calabarzon	$44,366	$47,406	$51,059	$54,681	$57,198	$51,213	6.6%	-10.5%
Mimaropa Region	$6,180	$6,488	$6,898	$7,489	$7,813	$7,219	6.0%	-7.6%
Bicol	$8,724	$9,349	$9,865	$10,545	$11,412	$10,453	6.9%	-8.4%
Western Visayas	$14,453	$15,312	$16,580	$17,374	$18,461	$16,674	6.3%	-9.7%
Central Visayas	$19,363	$20,799	$22,276	$23,855	$25,333	$22,823	6.9%	-9.9%
Eastern Visayas	$7,124	$8,140	$8,388	$8,977	$9,480	$8,755	7.4%	-7.6%
Zamboanga Peninsula	$6,652	$6,989	$7,207	$7,664	$8,017	$7,596	4.8%	-5.2%
Northern Mindanao	$13,541	$14,611	$15,482	$16,587	$17,522	$16,616	6.7%	-5.2%
Davao Region	$13,342	$14,575	$15,858	$16,997	$18,198	$16,808	8.1%	-7.6%
Soccsksargen	$7,619	$7,960	$8,584	$9,177	$9,494	$9,090	5.7%	-4.3%
Caraga	$4,956	$5,263	$5,581	$5,869	$6,186	$5,740	5.7%	-7.2%
Autonomous Region in Muslim Mindanao	$3,875	$4,009	$4,414	$4,755	$5,033	$4,937	6.8%	-1.9%

Total	$302,816	$324,466	$346,955	$368,957	$391,532	$354,050	6.6%	-9.6%

Source: Philippine Statistics Authority; Exchange Rate:1 PHP = .0202 USD; The Innovation Group

Income

The latest survey results from the Philippine Statistics Authority showed that the average annual household income in 2018 was approximately US$6,000. In comparison, the average annual family expenditure for the same year was US$4,500. Hence, a Filipino family has savings of US$1,500 in a year, on average. All regions showed increases in the average annual family income at 2018 Philippine peso prices. It is important to note, the 2018 Tax Reform for Acceleration and Inclusion Law (“TRAIN Law”) is anticipated to result in an increase in average take-home pay for Filipino workers.

Average family income within the Philippines has experienced a positive trajectory in recent years, boding well for a growing consumer market. The following table displays average annual family income by decile in 2015 and 2018 — the two most recent years the Philippine Statistics Authority completed its Family Income and Expenditure Survey. As displayed in the table below, the national average income was approximately PHP267,000 or USD5,900 in 2015. This figure increased by a CAGR of roughly 5.5% (in PHP-terms) through 2018, reaching PHP 313,000 or USD6,000 in 2018. The positive trend in average Filipino incomes bodes well for the country’s gaming market, as increases in incomes generally lead to increases in discretionary spending.

Table 8: Philippine Average Annual Family Income by Decile

Decile	2015			2018			2015-2018 CAGR (PHP)
	PHP		USD*	PHP		USD**
First	₱	86,000	$1,892	₱	113,455	$2,156	9.7%
Second	₱	114,000	$2,508	₱	144,336	$2,742	8.2%
Third	₱	133,000	$2,926	₱	168,161	$3,195	8.1%
Fourth	₱	156,000	$3,432	₱	197,297	$3,749	8.1%
Fifth	₱	182,000	$4,004	₱	225,028	$4,276	7.3%
Sixth	₱	218,000	$4,796	₱	262,593	$4,989	6.4%
Seventh	₱	259,000	$5,698	₱	308,372	$5,859	6.0%
Eighth	₱	320,000	$7,040	₱	370,817	$7,046	5.0%
Ninth	₱	415,000	$9,130	₱	475,967	$9,043	4.7%
Tenth	₱	786,000	$17,292	₱	867,411	$16,481	3.3%

National Average	₱	267,000	$5,874	₱	313,348	$5,954	5.5%

Source: Philippine Statistics Authority, 2012 and 2015 Family Income and Expenditure Survey; *Exchange Rate:1 PHP = .022 USD; ** Exchange Rate:1 PHP = .019 USD, The Innovation Group

Unemployment

Unemployment within the Philippines has on average been decreasing since 2014. The estimated unemployment rate for the country in 2019 was 4.5%, the lowest over the last four years. Despite the decline in the unemployment rate, wealth is still somewhat concentrated in the upper classes of society, implying the potential of high-end market segments.

Table 9: Philippines Annual Estimated Unemployment Rate by Region

	2014	2016	2017	2018	2019
National Capital Region	10.4%	6.6%	7.4%	6.6%	4.6%
Cordillera Administrative Region	5.5%	4.5%	4.3%	4.1%	2.8%
Ilocos	8.4%	6.3%	8.9%	6.8%	5.2%
Cagayan Valley	3.7%	3.1%	3.2%	3.0%	3.6%
Central Luzon	8.3%	6.6%	6.6%	5.8%	4.7%
Calabarzon	8.2%	7.2%	7.0%	6.6%	5.8%
Mimaropa Region	4.6%	4.1%	4.8%	4.7%	3.7%
Bicol	6.2%	4.7%	4.6%	4.9%	4.8%
Western Visayas	6.0%	4.9%	5.4%	5.3%	4.2%
Central Visayas	6.0%	5.0%	4.5%	5.3%	4.3%
Eastern Visayas	N/A	4.5%	4.4%	4.2%	4.3%
Zamboanga Peninsula	3.7%	3.9%	4.0%	4.1%	1.9%
Northern Mindanao	5.8%	5.3%	5.3%	4.1%	3.5%
Davao Region	5.8%	4.5%	4.9%	4.3%	4.1%
Soccsksargen	3.6%	4.2%	4.0%	3.9%	4.1%
Caraga	5.8%	5.1%	5.1%	4.1%	4.6%
Autonomous Region In Muslim Mindanao	3.5%	3.8%	3.4%	3.8%	6.6%

Total	6.8%	5.5%	5.7%	5.3%	4.5%

Source: Philippine Statistical Authority; Annual Labor and Employment Status; 2015 Data is unavailable

Metro Manila (National Capital Region)

Metro Manila is officially known as the National Capital Region, made up of 16 cities as well as the municipality of Pateros. Metro Manila continues to be the economic epicenter for the Philippines. In 2020, the region generated nearly 31.9% of the countries GRDP. As displayed in the following two tables, from 2015 to 2019 population and GRDP have increased by CAGR’s of 0.9% and 6.4%, respectively, while unemployment has decreased during those year, boding well for the local gaming segments.

Table 10: National Capital Region Population by City/Municipality

	2010	2015	2020	2020% of Total	CAGR 2015-2020
Caloocan City	1,489,040	1,583,978	1,661,584	12.3%	1.0%
City of Las Pinas	552,573	588,894	606,293	4.5%	0.6%
City of Makati	529,039	582,602	629,616	4.7%	1.6%
City of Malabon	353,337	365,525	380,522	2.8%	0.8%
City of Mandaluyong	328,699	386,276	425,758	3.2%	2.0%
City of Manila	1,652,171	1,780,148	1,846,513	13.7%	0.7%
City of Marikina	424,150	450,741	456,059	3.4%	0.2%
City of Muntinlupa	459,941	504,509	543,445	4.0%	1.5%
City of Navotas	249,131	249,463	247,543	1.8%	-0.2%
City of Paranague	588,126	665,822	689,992	5.1%	0.7%
City of Pasig	669,773	755,300	803,159	6.0%	1.2%
City of San Juan	121,430	122,180	126,347	0.9%	0.7%
City of Valenzuela	575,356	620,422	714,978	5.3%	2.9%
Pasay City	392,869	416,522	440,656	3.3%	1.1%
Pateros	64,147	63,840	65,227	0.5%	0.4%
Quezon City	2,761,720	2,936,116	2,960,048	22.0%	0.2%
Taguig City	644,473	804,915	886,722	6.6%	2.0%

Total	11,855,975	12,877,253	13,484,462		0.9%

Source: Philippine Statistics Authority, The Innovation Group

Table 11: National Capital Region GRDP & Unemployment (Constant 2018 Prices)

	2015		2016		2017		2018		2019		2020		CAGR 2015-2019
GRDP (billion Pesos)	₱	4,865	₱	5,216	₱	5,508	₱	5,814	₱	6,224	₱	5,596	6.4%
Unemployment (%)		N/A		6.6%		7.4%		6.6%		4.6%		N/A	N/A

Source: Philippine Statistics Authority, The Innovation Group

China

The People’s Republic of China, located in East Asia, covers approximately 9.6 million square kilometers, making it the world’s second-largest country by land area. China is bordered by 14 countries including Afghanistan, Bhutan, Burma, India, Kazakhstan, North Korea, Kyrgyzstan, Laos, Mongolia, Nepal, Pakistan, Russia, Tajikistan, and Vietnam. While China does not share a land border with South Korea, the country’s North and Northeast regions share a sea border with South Korea.

The People’s Republic of China is a single-party state and is governed by the Chinese Communist Party. The government exercises jurisdiction over 22 provinces, five autonomous regions, four direct-controlled municipalities, and two primarily autonomous special administrative regions (Hong Kong and Macau).

Population

The most recent statistical data available comes from the National Bureau of Statistics of China. The following sections discuss population statistics of China and its regions.

As of 2020, China was the most populous country in the world, with a population of nearly 1.4 billion, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and Taiwan Province. Given the fact that China’s population has been extremely large for quite some time, it is not surprising that the population has remained relatively stable over the previous five years. From 2015 to 2020, the population has increased at a CAGR of 0.5%. As shown in the following chart, the population growth by region varies slightly from that of the entire country. Zhejiang, located in the eastern region, increased by the highest CAGR of 3.1% over the last five years. Followed by Guangdong increasing by 3.0% CAGR.

Table 12: Chinese Population by Region

(10,000’s)	2015	2016	2017	2018	2019*	2020	CAGR 2015-2020
Beijing	2,171	2,173	2,171	2,154	2,145	2,189	0.2%
Tianjin	1,547	1,562	1,557	1,560	1,559	1,387	-2.2%
Hebei	7,425	7,470	7,520	7,556	7,599	7,461	0.1%
Shanxi	3,664	3,682	3,702	3,718	3,736	3,492	-1.0%
Inner Mongolia	2,511	2,520	2,529	2,534	2,541	2,405	-0.9%
Liaoning	4,382	4,378	4,369	4,359	4,350	4,259	-0.6%
Jilin	2,753	2,733	2,717	2,704	2,690	2,407	-2.6%
Heilongjiang	3,812	3,799	3,789	3,773	3,760	3,185	-3.5%
Shanghai	2,415	2,420	2,418	2,424	2,426	2,487	0.6%
Jiangsu	7,976	7,999	8,029	8,051	8,077	8,475	1.2%
Zhejiang	5,539	5,590	5,657	5,737	5,812	6,457	3.1%
Anhui	6,144	6,196	6,255	6,324	6,389	6,103	-0.1%
Fujian	3,839	3,874	3,911	3,941	3,975	4,154	1.6%
Jiangxi	4,566	4,592	4,622	4,648	4,676	4,519	-0.2%
Shandong	9,847	9,947	10,006	10,047	10,097	10,153	0.6%
Henan	9,480	9,532	9,559	9,605	9,642	9,937	0.9%
Hubei	5,852	5,885	5,902	5,917	5,933	5,775	-0.3%
Hunan	6,783	6,822	6,860	6,899	6,938	6,644	-0.4%
Guangdong	10,849	10,999	11,169	11,346	11,524	12,601	3.0%
Guangxi	4,796	4,838	4,885	4,926	4,971	5,013	0.9%
Hainan	911	917	926	934	943	1,008	2.0%
Chongqing	3,017	3,048	3,075	3,102	3,129	3,205	1.2%
Sichuan	8,204	8,262	8,302	8,341	8,381	8,367	0.4%
Guizhou	3,530	3,555	3,580	3,600	3,623	3,856	1.8%
Yunnan	4,742	4,771	4,801	4,830	4,860	4,721	-0.1%
Tibet	324	331	337	344	351	365	2.4%
Shaanxi	3,793	3,813	3,835	3,864	3,890	3,953	0.8%
Gansu	2,600	2,610	2,626	2,637	2,651	2,502	-0.8%
Qinghai	588	593	598	603	608	592	0.1%
Ningxia	668	675	682	688	695	720	1.5%
Xinjiang	2,360	2,398	2,445	2,487	2,533	2,585	1.8%

National Total	137,462	138,271	139,008	139,538	**140,005	141,178	0.5%

Source: National Bureau of Statistics; *2019 Population by Region Estimates; **2019 National Total from National Bureau of Statistics Press Release; Note: statistics do not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan Province, The Innovation Group

Economy

China is the world’s second-largest economy, trailing only the United States based on Gross Domestic Product (GDP) output. In 2019, China’s GDP reached US$14.3 trillion. From 2015 to 2019, China’s economy increased by a CAGR of 7.4%. From 2019 to 2020, the country’s GDP increased 3.1% reaching US$14.7 billion.

Table 13: Chinese Historical GDP (Current US$)

	2015	2016	2017	2018	2019	2020	CAGR 2015-2019
China GDP (Billions)	$11,062	$11,233	$12,310	$13,895	$14,280	$14,723	7.4%
Growth (%)		1.5%	9.6%	12.9%	2.8%	3.1%
GDP Per Capita	$8,067	$8,148	$8,879	$9,977	$10,217	$10,500	6.1%
Growth (%)		1.0%	9.0%	12.4%	2.4%	2.8%

Source: The World Bank, The Innovation Group

The fact that China’s GDP per capita remains relatively low is primarily due to the large population and can be misleading if taken at face value. According to the United Nation’s Statistical Division, there were over 300 million middle-class Chinese citizens in 2017, or roughly the entire population of the United States. This number is estimated to grow to 630 million by 2027. Moreover, Chinese consumers spent US$3.7 trillion in 2015 and could be as high as US$6.4 trillion by 2025, according to data compiled by the Demand Institute, a global think tank focusing on consumer behavior research.

Outbound Tourism

Coinciding with the strong growth of China’s economy and middle class, the number of Chinese citizens traveling internationally has increased significantly over the past several years, growing by a CAGR of 7.7% from 2014 to 2019. Chinese outbound visitors reached 155 million in 2019 and has been growing strongly.

According to a survey by CLSA Ltd. (formerly known as Credit Lyonnais Securities Asia), given the rapidly growing middle class and their spending power, relaxation of visa requirements, and growing of outbound flights, outbound mainland Chinese tourist numbers would reach 200 million by 2022 if there were no pandemic-related impacts. As of today, China’s outbound tourists are still less than 10% of the country’s total population, which suggests huge potential in the outbound travel market.

Table 14: Chinese Outbound Tourists

Year	Tourists (Millions)
2014	107
2015	117
2016	122
2017	130
2018	150
2019	155

CAGR	7.7%

Source: Ministry of Culture and Tourism of People’s Republic of China

Today’s Chinese outbound tourists desire for new experiences ranging from sightseeing to food, to hotels, to gaming and shopping, and these tourists will become increasingly savvy and independent in demanding high quality experiences and service, boding well for the success of the Okada Manila development given the resort’s quality offerings, market position, and the level of services provided onsite.

Asian Tourist Spots among Top Destinations

According to Nielsen, a global measurement and data analytics company, Asian destinations were the most popular destinations among Chinese tourists due to numerous favorable considerations, such as simpler visa procedures, more affordable prices, and convenient transportation. Southeast Asian countries (including the Philippines) are among their top choices, followed by Western European countries and North America.

Figure 5: Most Popular Destinations for Outbound Chinese Tourists

Source: Nielsen

Notes:	1.	SAR: Special Administrative Region
2.	For this analysis, Taiwan is accounted separately from Mainland China
3.	The Asian regions refer to the combined regions of East Asia, South Asia, and Southeast Asia, excluding the three regions of Hong Kong, Macao, and Taiwan.

Strong Spending Power of Outbound Chinese Tourists

In terms of average spending, outbound Chinese tourist consumption has risen steadily. In 2017, outbound Chinese tourists averaged US$5,565 per person, with estimates for 2018 average spending expected to reach US$5,715 — a growth of 3% year-over-year. In terms of on-location spending (excluding tour group costs and the major transportation costs to and from the destination) at the travel destination, Chinese tourists spent an average of US$3,064 per person on their most recent overseas travels.

Figure 6: Spending of Chinese Outbound Tourists

Source: Nielsen

China’s High Net Worth Individuals (HNWI)

According to Bain & Company, the number of Chinese with at least RMB 10 million yuan (approximately US$1.5 million) in investable assets increased from around 300,000 in 2008 to more than 2.2 million in 2019.

Figure 7: China’s High Net Worth Individuals with Investable Assets Greater than RMB 10M

CAGR	2008-18	2012-14	2014-15	2016-18	2018-19
RMB 10M-50M	20%	21%	22%	11%	11%
RMB 50M-100M	17%	8%	25%	17%	7%
>RMB 100M	33%	32%	31%	19%	18%

Total Over 10M	21%	21%	23%	12%	11%

Source: Bain & Company

Republic of Korea (South Korea)

South Korea is located in the southern part of the Korean peninsula. It shares land borders with North Korea and overseas borders with Japan to the east and northeastern region of China to the west. The country is divided into nine provinces, including one special province (Jeju) with a more autonomous provincial government. Within the regular provinces, there are six metropolitan cities, representing the first-level administrative divisions from South Korea and one special city (Seoul) as well as one special self-governing city (Sejong).

Population

Korea’s population has grown slightly over the last nine years at a CAGR of approximately 0.5% and reached 51.8 million in 2019. The table below shows population by region. In absence of official data, the 2018 and 2019 regional populations were calculated with growth rates published by Statistics Korea.

Table 15: Korean Population by Region

(000’s)	2010	2015	2016	2017	2018*	2019*	CAGR
Seoul	9,763	9,806	9,802	9,799	9,730	9,692	-0.1%
Busan	3,513	3,440	3,427	3,413	3,392	3,369	-0.5%
Daegu	2,456	2,461	2,460	2,459	2,449	2,435	-0.1%
Incheon	2,518	2,913	2,946	2,978	2,987	3,002	2.0%
Gwangju	1,414	1,502	1,512	1,523	1,517	1,517	0.8%
Daejeon	1,439	1,535	1,547	1,560	1,544	1,532	0.7%
Ulsan	1,045	1,166	1,177	1,188	1,181	1,188	1.4%
Gyeonggi-do	10,341	12,672	12,970	13,276	13,541	13,744	3.2%
Gangwon-do	1,461	1,522	1,524	1,527	1,525	1,525	0.5%
Chungcheongbuk-do	1,454	1,603	1,613	1,623	1,633	1,641	1.4%
Chungcheongnam-do	1,879	2,133	2,154	2,175	2,194	2,201	1.8%
Jeollabuk-do	1,779	1,833	1,830	1,826	1,819	1,830	0.3%
Jeollanam-do	1,815	1,796	1,784	1,771	1,769	1,766	-0.3%
Gyeongsangbuk-do	2,595	2,682	2,680	2,678	2,672	2,667	0.3%
Gyeongsangnam-do	3,041	3,340	3,366	3,392	3,399	3,402	1.3%
Jeju-do	531	623	632	640	656	663	2.5%

Total Population	49,410	51,010	51,270	51,420	51,630	51,779	0.5%

Source: Statistics Korea; *2018 & 2019 region population calculated based on growth rates from Statistics Korea; The Innovation Group

Economy

Over the past 50 years, the South Korean economy has grown substantially, emerging as a global high-tech industrialized economic leader. In the 1960s, the South Korean GDP per capita was comparable to poorer Asian and African countries. The country now represents the 14th largest economy according to the CIA World Factbook. Korea’s GDP decreased by 4.5% from 2018 to 2019 but has grown by a CAGR of 3.0% from 2015 to 2019.

Table 16: Korea Historical GDP (Current US$)

	2015	2016	2017	2018	2019	CAGR 2015-2019
Korea GDP (Millions)	$1,465,773	$1,500,112	$1,623,901	$1,724,846	$1,646,739	3.0%
Growth (%)		2.3%	8.3%	6.2%	-4.5%
GDP per Capita	$28,732	$29,289	$31,617	$33,423	$31,846	2.6%
Growth (%)		1.9%	7.9%	5.7%	-4.7%

Source: The World Bank, The Innovation Group

The South Korean economy is heavily dependent on exports, which account for approximately 50% of the country’s GDP and represents one of the country’s primary long-term economic challenges. Other long-term challenges include a rapidly aging population, an inflexible labor market, and dominance of large conglomerate companies such as Hyundai and Samsung.

Since the late 1990s, South Korean culture (specifically, the South Korean “pop” culture) has been spread throughout Asia and the rest of the world. The Korean Wave, also commonly known as Hallyu, refers to the increase in popularity and export of South Korean culture. In recent years, Hallyu has been driven by the hugely popular Korean pop, or “K-pop,” videos.

Outbound Tourism

South Korea is one of Asia’s “economic tigers”, and with the strengthening economy international travel has become possible for large numbers of people, but a long-haul trip remains a major commitment for most Koreans. After falling by 30% in the wake of the 2007-2008 financial crisis, outbound international trips finally set a new record of 22.4 million in 2016. Outbound trips have grown by an average of 10% per year since 1991. From 2015 to 2019, Korean international departures have continued to increase by a CAGR of 10.4%. Although this is substantially higher than that in the neighboring countries, it still has a lot of room for growth by world standards in relation to GDP per capita, boding well for prospective Korean visitation to the Philippines.

The Philippines has been a popular tourist destination for outbound Korean tourists for decades. In fact, many Koreans are attracted to the low cost of English-language education and abundance of leisure amenities, with the warmer climate as another motivating factor. The Philippines is also a popular destination for retired Koreans on fixed pensions. The Philippine government actively promotes the settlement of Korean retirees in the country to help boost the local economy, resulting in a rapidly increasing number of Korean expatriates living in the country, especially in the National Capital Region.

Table 17: Korean Outbound Tourism

	2015	2016	2017	2018	2019	CAGR
International Departures (000’s)	19,310	22,383	26,496	28,696	28,714	10.4%
International Expenditures (US$M)	$27,957	$29,817	$34,453	$38,022	$34,844	5.7%

Source: World Bank, The Innovation Group

The major contributions to South Korea’s continued growth are the expansion of low-cost carriers for international destinations and the strong value of the Korean won. The local low-cost carriers significantly contributed to more affordable overseas travel by increasing the number of routes and destinations. Along with flight sales, sales of tour packages that included low-cost carriers also enjoyed high popularity for price-conscious consumers who mostly travelled for leisure. South Koreans’ positive perception of overseas travel and the abundance of information sharing through mass media and social media are expected to continue to boost growth of outbound tourism in the coming years.

Japan

The East Asian Island nation of Japan is located in the Pacific Ocean. The country’s islands are positioned to the east of China, North Korea, South Korea, and Russia. Taiwan lies to the south of Japan in the East China Sea separating the two countries. Japan and South Korea are separated by the Sea of Japan. The Korea and Tsushima Straits represent the channels of water (split by the Tsushima Island) that separate the two countries. The Japanese islands with the closest proximity to South Korea include Tsushima, Kyushu, Shikoku, and the southeastern region of Honshu (Chugoku). Japan is governed by a parliamentary government with a constitutional monarchy and is divided regionally into 47 prefectures. The country’s current Prime Minister is Yoshihide Suga.

Population

As of 2019, Japan had an estimated population of 126.2 million people. The population has remained essentially flat, decreasing at a CAGR (2015 to 2019) of 0.2%.

Table 18: Japanese Population by Region

(000’s)	2015	2016	2017	2018	2019	CAGR
Hokkaido	5,382	5,376	5,355	5,286	5,250	-0.6%
Tohoku (North Honshu)	8,983	8,996	8,941	8,755	8,669	-0.9%
Kanto (Mideast Honshu)	41,022	42,609	42,609	41,407	43,464	1.5%
Chubu (Midwest Honshu)	21,460	21,385	21,331	21,286	21,216	-0.3%
Kansai (South Honshu)	22,541	22,476	22,429	22,365	22,308	-0.3%
Chugoku (Southeast Honshu)	7,438	7,403	7,377	7,325	7,282	-0.5%
Shikoku	3,845	3,861	3,842	3,756	3,721	-0.8%
Kyushu & Okinawa	14,450	14,418	14,389	14,311	14,257	-0.3%

Total	127,095	126,524	126,524	126,443	126,167	-0.2%

Source: Ministry of Internal Affairs and Communications of Japan, The Innovation Group

Economy

Japan has the world’s third largest economy trailing only the United States and China. In 2019, Japan produced a GDP of nearly US$5.1 trillion, representing a CAGR of 3.6% since 2015. The countries GDP per Capita over the same time period increased by a CAGR of 3.8%.

Table 19: Japan Historical GDP (Current US$)

	2015	2016	2017	2018	2019	CAGR 2015-2019
Japan GDP (Millions)	$4,389,476	$4,922,538	$4,866,864	$4,954,807	$5,064,873	3.6%
Growth (%)		12.1%	-1.1%	1.8%	2.2%
GDP per Capita	$34,524	$38,762	$38,387	$39,159	$40,113	3.8%
Growth (%)		12.3%	-1.0%	2.0%	2.4%

Source: The World Bank, The Innovation Group

Whereas the growth of Japan’s economy is slowing, the country continues to represent one of the world’s most developed markets. The country’s GDP per Capita, US$40,100 in 2019, is among the top 25 worldwide.

Outbound Tourism

Historically, Japan has been, and still is, one of the top 15 outbound tourism markets in the world. The number of Japanese travelers visiting locations outside of Japan totaled 20.1 million in 2019, growing by a CAGR of 5.5% since 2015. International expenditures over the same time period increased by a CAGR of 5.8% with travelers from Japan spending approximately $29.1 billion when traveling abroad.

Table 20: Japan Outbound Tourism

	2015	2016	2017	2018	2019	CAGR 2015-2019
International departures (000’s)	16,214	17,116	17,197	18,945	20,081	5.5%
International expenditures (US$M)	$23,254	$25,853	$25,773	$28,116	$29,130	5.8%

Source: OECD, The Innovation Group

The increase of direct flight routes by popular airlines such as Japan Airlines and All Nippon Airways (ANA) as well as lowering costs of flying are expected to contribute to increased overseas travel. Although Japanese outbound tourism is expected to grow slower relative to neighboring countries (especially China), they are still one of the largest groups of tourists outside of Asia and cannot be overlooked.

Taiwan

Taiwan, known officially as the Republic of China, is a sovereign state in East Asia. The country is composed of islands bordering the East China Sea, South China Sea, and Taiwan Strait. It is located to the north of the Philippines and is off the southeastern coast of China.

Taiwan is governed by a multiparty democratic government. In 2000, the country underwent its first peaceful transfer of power from the Nationalist Party to the Democratic Progressive Party. According to the CIA World Factbook, the dominant political issue in Taiwan continues to be the management of sensitive relations between the country and China — specifically the question of Taiwan’s status to China. Taiwan is divided into 13 counties, three municipalities, and six special municipalities.

Population

The most recent statistical data available comes from the Statistical Network of the Republic of China. In 2020, Taiwan had an estimated population of nearly 23.6 million people. Similar to Japan, Taiwan’s population has remained relatively stable, increasing by a CAGR (2015-2020) of just 0.1%.

Taiwan’s major international airports are located in Taoyuan, Taipei, Kaohsiung, and Taichung. These areas, including both cities and counties, account for over 44.4% of Taiwan’s total population. Thus, over 10.6 million Taiwanese citizens have a mode of transportation for international travel. Additionally, the combined population in these areas has grown at a CAGR (2015-2020) of 0.3%, more than double the growth rate of the overall population. The following table shows the largest Taiwanese cities by population.

Table 21: Taiwanese Population

(000’s)	2015	2016	2017	2018	2019	2020	CAGR (2015-2020)
New Taipei City	3,971	3,979	3,987	3,996	4,019	4,030	0.3%
Taipei City	2,705	2,696	2,683	2,669	2,645	2,608	-0.7%
Taoyuan City	2,106	2,148	2,188	2,221	2,249	2,266	1.5%
Taichung City	2,744	2,767	2,787	2,804	2,815	2,818	0.5%
Tainan City	1,886	1,886	1,887	1,884	1,881	1,876	-0.1%
Kaohsiung City	2,779	2,779	2,777	2,774	2,773	2,767	-0.1%
Taiwan Province	7,157	7,137	7,112	7,090	7,068	7,048	-0.3%
Fuchien Prov.	145	148	150	152	153	154	1.1%

Total	23,492	23,540	23,571	23,589	23,603	23,566	0.1%

Source: Statistical Network of the Republic of China, The Innovation Group

Economy

In 2019, Taiwan produced a GDP of US$612.2 billion, increasing by a CAGR of 3.4% since 2015. From 2019 to 2020, Taiwan saw year on year growth of 9.2% to the country’s GDP and 4.0% to GDP per capita, with little impact of COVID-19 due to its effective protective measures again the pandemic.

Table 22: Taiwanese Historical GDP (Current US$)

	2015	2016	2017	2018	2019	2020	CAGR 2015-2019
Taiwan GDP (US$B)	$534.5	$543.1	$590.7	$609.2	$612.2	$668.5	3.4%
Growth (%)		1.6%	8.8%	3.1%	0.5%	9.2%
GDP per Capita	$22,753	$23,071	$25,062	$25,780	$25,873	$26,910	3.3%
Growth (%)		1.4%	8.6%	2.9%	0.4%	4.0%

Source: Statista, The Innovation Group

Outbound Tourism

The growth of Taiwanese citizens traveling internationally has been relatively stable leading into 2020, as shown in the following figure. International departures for Taiwan have grown by a CAGR of 6.7% from 2015 to 2019. Over 17.1 million Taiwanese citizens traveled internationally in 2019.

Figure 8: Taiwanese International Tourism (000’s)

Source: Tourism Bureau of the Republic of China MOTC, The Innovation Group

TOURISM

Given Okada Manila’s current gaming revenue mix and market position, tourism (especially international tourism) is anticipated to continue to be a critical factor for the property. In this section, some of the specific tourism market characteristics are reviewed and analyzed.

The Philippines

In 2019, the Philippines welcome nearly 8.3 million international visitor arrivals, as reported by the Philippine Department of Tourism. As displayed in the following chart and table, total visitation to the country increased over the ten years from 2010 to 2019 by a CAGR of 9.9%. Over the years since 2010, visitation to the country had increased steadily without any decrease until 2020. Due to the impacts of the COVID-19 pandemic, total international arrivals decreased by 85.1% year over year in 2020. International tourism to the county is anticipated to rebound following control of the pandemic and easing of travel restrictions, although the timing of which remains to be seen.

Figure 9: Number of International Visitor Arrivals to the Philippines (000’s)

Source: Philippine Department of Tourism, The Innovation Group

Table 23: Mix of International Visitor Arrivals to the Philippines (000’s)

Year	South Korea	USA	Japan	China	Australia	Taiwan	Rest of World	Total
2010	741	600	359	187	147	142	1,344	3,520
2011	925	625	375	243	171	182	1,397	3,917
2012	1,031	653	412	251	191	217	1,518	4,273
2013	1,166	675	434	426	213	139	1,629	4,681
2014	1,175	723	464	395	225	143	1,709	4,833
2015	1,340	779	496	491	241	178	1,836	5,361
2016	1,475	869	535	676	251	229	1,931	5,967
2017	1,608	958	584	968	259	237	2,006	6,621
2018	1,624	1,034	632	1,258	280	242	2,098	7,168
2019	1,989	1,064	683	1,743	286	327	2,168	8,261
2020	339	212	137	170	55	49	521	1,483

CAGR 2010-2019	11.6%	6.6%	7.4%	28.1%	7.6%	9.7%	5.5%	9.9%
% Change 2019-2020	-83.0%	-80.1%	-79.9%	-90.2%	-80.7%	-85.1%	-76.0%	-82.1%

Source: Philippine Department of Tourism, The Innovation Group

In 2019, international travelers visiting the Philippines spent approximately US$11.5 billion, increasing by a CAGR of approximately a 15.7% since 2015 and accounting for approximately 12.1% of the country’s total exports, making international tourism a significant component of the economy. It is expected that the industry would be able to obtain strong support on recovery from the government when the pandemic is under control.

According to the Survey of Tourism Establishments conducted by the Philippine Statistics Authority, the major “tourism characteristic activities” include accommodation; food and beverages; road, water and air transport; transport equipment rental; travel agencies and other reservation service activities; cultural activities; sports and recreational activities; financial and insurance activities; and health and wellness. It is interesting to note that based on the 2019 Philippine Tourism Industry Report by the Philippine Statistics Authority, the majority (nearly 60% of total in 2019) of international visitors to the country are holiday/leisure tourists, followed by business travelers and those visiting friends and relatives, which bodes well for the leisure and hospitality establishments in the country including the casinos.

The visitor’s average daily expenditure increased by 17.3% from 2018 to 2019, with the average spend of over $128 per day in 2019. The average length of stay also increased over the same years by 4.6% with the average length of stay in 2019 at 9.42 nights.

Table 24: Visitor Average Daily Expenditures and Length of Stay

Year	Average Daily Expenditure (USD)	Average Length of Stay (nights)
2018	$109.42	9.07
2019	$128.35	9.42

% Change	17.3%	4.6%

Source: Philippine Statistical Authority, The Innovation Group

Korea is the top source of international tourism, followed by China, USA, Japan, and Australia. While Korea represents the top source of arrivals, China represents the strongest growth driver for tourism to the Philippines with a CAGR of 34.9% from 2017 to 2019. The table below shows the volume of visitors for each of the top ten markets for 2017 to 2019.

Figure 10: Top 10 Visitor Source Markets 2017-2019 (000’s)

Source: Philippine Department of Tourism, The Innovation Group

As shown in the table, while the top ten countries of origin have remained the same since 2017, there has been some changes within the individual rankings of the top ten source markets. For example, the strong growth of Taiwanese tourist arrivals fueled Taiwan to surpass Australia to be the fifth highest country of origin in 2019. The Philippine gaming market benefits from its central location within the Pacific Rim region, which is easily accessible from such major tourism feeder markets as China, South Korea, Japan, Taiwan, Malaysia, and Singapore where residents tend to have higher propensity towards casino gaming.

Metro Manila

As part of the National Capital Region of the Philippines, Metro Manila is one of the top tourist destinations in the Philippines. Using passenger arrivals to the Ninoy Aquino International Airport as a proxy for tourism growth in Metro Manila reveals that the area has seen strong tourism growth in recent years. From 2014 to 2019, prior to the pandemic, total passenger movement increased at a CAGR of 7.1% with the international passenger subset increasing at a faster pace with a CAGR of 9.3%, suggesting a sizeable and rapidly-growing visitor pool for the gaming establishments in the Entertainment City including Okada Manila.

Table 25: Ninoy Aquino International Airport Passengers

(000’s)	2014	2015	2016	2017	2018	2019	2020	CAGR 2014-2019	% Change 2019-2020
Domestic	18,020	19,414	20,578	21,065	22,081	22,914	5,599	4.9%	-75.6%
International	15,996	16,490	18,938	20,958	22,974	24,984	5,547	9.3%	-77.8%

Total	34,016	35,904	39,516	42,022	45,054	47,898	11,146	7.1%	-76.7%

Source: Civil Aviation Authority of The Philippines, The Innovation Group

ASIAN GAMING ENVIRONMENT

Casinos throughout the Asia Pacific area have traditionally relied on foreign customers. Casinos are currently prohibited in China, Hong Kong, Taiwan, Indonesia, Thailand, and Japan1. South Korea has foreign-only casinos, with the exception of Kangwon Land Casino which, however, is located in such a remote area that many Koreans often choose to travel overseas to visit casinos. Malaysia’s remote Genting Highland Casino is nominally off-limits to Malaysian Muslims.

The major centers for gaming in Asia are Macau, Singapore, South Korea, and the Philippines, which benefit from the restrictions listed above. Cambodia, Laos, and Vietnam have also developed casinos targeting foreign gamers. In the meanwhile, Australia and Las Vegas capture a portion of premium players from Asia. China remains the single largest gaming source market.

Overview of Asian Gaming Markets

Due to the fact that many gaming enthusiasts are not able to legally gamble in their own countries, casinos throughout Asia rely a great deal on inbound tourists and junket play (or other forms of volume-incentivized play based on rolling chips). Most gamers in Asia travel to Macau, Singapore, Philippines, and South Korea where casinos are benefitting from the restrictions instituted by other Asian countries. In 2019, the gross gaming revenue in Asia reached nearly eight times the revenue at the Las Vegas Strip, as shown in the following chart.

Figure 11: Asia Gaming Revenue and Las Vegas Strip Gaming Revenue (in US$ billions)

Source: Macau DICJ, PAGCOR, company filings, The Innovation Group, and Center for Gaming Research at UNLV Asia GGR includes combined GGR for Philippines, Macau, Singapore, South Korea, Malaysia, Cambodia, and Vietnam

Macau is the most notable of all gaming markets. It currently has more casinos than any other Asian jurisdiction and is continuously expanding in terms of supply. Macau generated a record GGR in 2013 of US$45.1 billion, more than four times that in the entire state of Nevada during the same period of time. Although GGR in Macau has contracted from its peak in more recent years, it continues to dwarf the other gaming markets in the region.

[1]

Although Japan’s casino implementation law was enacted in July 2018, the industry consensus is that the first casino in the county is unlikely to open before 2027, due to challenges during the planning stages and a large number of uncertain factors.

Figure 12: Asian Casino Gaming GGR 2017-2019 (in USD billions)

Source: Various company filings, government filings, and investment bank reports

It is important to note that while the GGR contraction in 2020 was largely due to the global pandemic that resulted in community lockdowns, international travel restrictions, and suspended casino operations, there is also an increasingly higher pressure from the Chinese government against corruption and graft that scared off high rollers and decimated the junket system in the region. Additionally, the planned implementation of China’s digital RMB may lead to greater government scrutiny and tighter control over money flows, resulting in a challenging operating environment for casinos. Such measures have slowed down the recovery in many Asian gaming markets. For example, the majority of visitation to Macau in early 2021 was from low-gaming-spend base tourists in groups during the period of slowly-recovering GGR. These lower-spending — although higher-margin — customers were also being deterred by a variety of factors including tighter visa policies and increased oversight of UnionPay cards that many gamblers use to access funds in Macau.

On the other hand, Asian casino gaming markets undoubtedly remains one of the most attractive consumption plays and continue to be a highly attractive investment area with tremendous untapped growth potential. Emerging destination and regional markets, such as the Entertainment City in Manila, are expected to lead growth going forward as demand diversifies away from “traditional” gaming destinations such as Macau and Singapore, as suggested by data shown in the following chart.

Figure 13: Continued Demand Diversification Away from Traditional Gaming Destinations

Source: Various company filings, analyst reports, and The Innovation Group

Casino Gaming Tax Regime

Gaming tax rates and structure have a significant impact on the potential profit of casino resorts and the return on investment of development projects. A successful gaming tax regime not only attracts optimal capital investment, but also derives adequate tax revenues to provide ample funding for tourism promotion, regulatory oversight, and other social and public needs. The chart below illustrates the effective gaming tax rates of major gaming markets in the Asia Pacific region.

Figure 14: Gaming Tax Rates in Major APAC Gaming Markets

* Tiered tax rate structure becomes effective from March 2022

Source: Government agency and gaming authority websites

It is important to note that the Philippine land-based casino gaming tax regime remains most competitive within the Asia Pacific region. Additionally, casino GGR is not subject to corporate income tax in the Philippines. These competitive advantages over casinos in other jurisdictions will enable Okada Manila to allocate more resources to customer acquisition and/or capital improvements for great operating performance.

Casino Wage and Labor Costs

The Philippines possess a competitive workforce for the gaming industry. The local workforce tends to be comprised of fast learners who have the passion to work in most entertainment and hospitality settings. Additionally, English is one of the official languages and is used as the primary medium of instruction in the country’s education system, making training and development sessions more effective. Meanwhile, labor costs in the Philippines remain among the most competitive in the ASEAN2 countries. According to Willis Towers Watson’s Global 50 Remuneration Planning Report, the Philippine labor cost is very competitive compared to its neighbors, which works to its advantage in terms of attracting foreign investments and setting up new operations in the country. Similar to the favorable gaming tax regime in the Philippines, the wage rate in the country’s casinos also offers a great competitive advantage relative to most of the other Asian gaming markets.

[2]

Association of Southeast Asian Nations, an intergovernmental organization of ten Southeast Asian countries: Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, the Philippines, Singapore, Thailand, and Vietnam.

The following table presents the average dealer salaries in the Philippines, Singapore, and Macau. Casinos in the Philippines have a significantly lower labor burden relative to Singapore and Macau — the 2019 average monthly salary for casino dealers in the Philippines is approximately $500 and $1,750 less than that for dealers in Singapore and Macau, respectively, contributing to desirable operating margins and investment returns.

Figure 15: Average Monthly Salary for Casino Dealers in 2019 (USD)

Source: The Innovation Group

Exemplary Asian Gaming Markets

Macau

Macau is the oldest and largest casino destination in Asia. Gaming and hospitality are the center of Macau’s economy, which primarily depends on foreign tourism over its local population of approximately 640,445 residents (World Bank 2019 data). Tourists from Mainland China, Hong Kong, and Taiwan make a considerable impact on the economy of Macau, as gaming is illegal in these locations, but transportation from these locations to Macau is fairly simple.

According to the Macau Gaming Inspection and Coordination Bureau (also known by its Portuguese acronym as “DICJ”), the Macau market consists of 41 casinos dispersed amongst Macau Peninsula, Taipa Island, and the Cotai Strip. The casinos house 17,009 slot machines and 6,739 gaming tables as of December 2019, with the total hotel room count at approximately 38,300 citywide. Due to the COVID-19 pandemic, the position supply understandably decreased in 2020, as summarized in the table below. The casino operations are operated by six gaming concessionaires: S.J.M. Holdings, Galaxy Entertainment Group, Melco Resorts & Entertainment, MGM China, Sands China, and Wynn Macau.

Table 26: Macau Gaming Positions

	2014	2015	2016	2017	2018	2019	2020	CAGR 2014- 2019	Y/Y 2019- 2020
# Of Casinos	35	36	38	40	41	41	41	3.2%	0.0%
Room count	27,904	28,409	36,278	37,100	38,700	38,282	35,142	6.5%	-8.2%
Table count	5,711	5,824	6,169	6,419	6,588	6,739	6,080	3.4%	-9.8%
Slot count	13,064	13,918	14,400	15,622	16,059	17,009	8,854	5.4%	-47.9%
Revenue (USD Bn)	$43.9	$28.5	$27.4	$33.2	$37.9	$36.3	$7.6	-3.8%	-79.1%

Source: Macau Gaming Board (DICJ), Company Financials, The Innovation Group

Effective in September 2009, Macau restricted junket commissions to 1.25% of rolling chip volume (or approximately 50% of revenue). Prior to the restriction, the market average was 1.35%, although in some cases the rate went as high as 1.50%. Rolling chip volumes are used by casinos to measure the volume of VIP business transacted and represents the aggregate amount of bets players make. The rolling chips are non-negotiable but can be transferred to negotiable chips when winning bets are paid out. This method was specifically designed for VIP players to allow casinos to calculate the commission payable to gaming promoters.

Singapore

Singapore passed casino legislation in 2005 and awarded two gaming licenses to Las Vegas Sands Corporation (LVS) and Genting Resorts Worldwide. LVS operates on nearly 51 acres at Marina Bay, the city-state’s new downtown. The Genting Casino is part of a 1,235-acre resort and residential development plan for the resort island of Sentosa. Development costs for each of these casinos reportedly exceeded US$4.5 billion. Casinos are restricted to 15,000 square meters per property or approximately 2,500 gaming positions. The legislation for legalized gaming in Singapore incorporates limits on the accessibility of local residents to the casino by imposing entry fees, with gamers able to opt for either an annual fee or a per visit entry fee.

In April 2019, the Singaporean Government approved the first major expansion of the two IRs in the city-state, involving S$9.0 billion (approximately US$6.7 billion) new investment in both gaming and non-gaming amenities, as well as increased casino entry fees and gaming taxes. The additional investment by the IRs represents almost two-thirds their initial investment. In view of the substantial investment, the government has also extended the duopoly period of the licenses to the end of 2030. This latest move by the government is seen as a long-term positive for the two operators, given the region’s increasingly competitive gaming market, despite an increase in casino entry levy for locals and tax increases.

The chart below depicts the gaming revenue levels at both Marina Bay Sands (MBS) and Resort World Sentosa (RWS) from 2011 to 2020.

Figure 16: MBS & RWS Gaming Revenue Trends 2014-2020 ($US Billions)

Source: Company financial filings

CASINO GAMING LANDSCAPE IN THE PHILIPPINES

Land-based casino gaming in the Philippines was legalized in 1976 by then President Ferdinand Marcos with the creation of the Philippine Amusement and Gaming Corporation (PAGCOR), a government-owned and controlled entity and the de facto gaming regulator in the country, as a result of the compelling need for the government to intervene in the proliferation of unlicensed casinos and underground bookmaking operations that conducted games of chance in a rampant manner.

Philippine Gaming Jurisdictions

Since the establishment of PAGCOR, the industry has grown steadily over the past few decades and has successfully secured its position among the top three gaming markets in Asia. In the broad terms of gaming, there are four jurisdictions in the Philippines:

1.	PAGCOR for land-based casino gaming, whereas its relatively new Philippine Offshore Gaming Operator (POGO) and Philippines Inland Gaming Operator (PIGO) for online gaming

2.	the Philippine Charity Sweepstakes Office (PCSO) primarily administering lotteries

3.	the Cagayan Special Economic Zone (CEZA) that regulates gaming in the Cagayan Valley region, and

4.	the Aurora Special Economic Zone and Freeport Authority (APECO) for gaming activities in its region

Except PCSO, all jurisdictions are authorized to regulate and operate casino gaming, as well as grant licenses to other entities.

So far, PAGCOR has been the most prolific with a large number of casinos of its own and the responsibility for regulating other properties it granted licenses to — for example, the large-scale integrated resorts within Entertainment City in Metro Manila. Related to land-based casino gaming, PAGCOR’s contribution to the overall casino count in the Philippines makes the country second only to Macau for the total number of gaming venues in Asia. Its properties are also known by the commercial brand name, Casino Filipino. Casino Filipino operates gaming venues in six locations across the Philippines and has a further 33 so-called “satellite” sites across the country. As of the end of 2019, the Casino Filipino chain offered a total of 475 live gaming tables and nearly 9,700 electronic gaming machines.

Besides Entertainment City, there are other notable areas in the scope of casino gaming. The Clark Freeport Zone, a redevelopment of the former U.S. airbase about 40 miles north of Metro Manila, is home to multiple casinos, including Royce Casino, Midori Casino, and Widus Hotel & Casino. Thunderbird Resorts & Casinos operate both Thunderbird Poro Point, the only five-star hotel resort in Northern Luzon, and Thunderbird Rizal, located east of Metro Manila and near Laguna Lake.

In late August 2021, the Philippine government lifted its declared January 2018 moratorium on new casinos and will start accepting new casino license applications. However, it was specifically clarified that no further casinos would be permitted in the Entertainment City, other than projects already in development. While additional competition can be expected elsewhere in the country (such as Cebu and the popular holiday island of Boracay) in the years to come, given accessibility, travel time, airlift capacity, and lack of a critical mass of quality casino resorts in locations other than Entertainment City, lifting the moratorium is unlikely to have a measurable impact on Okada Manila. Additionally, in gaming markets even close to Manila (such as the Clark Freeport Zone), investment capital has not been forthcoming relative to Entertainment City in the past decade or so. Therefore, such changes are not expected to have a material impact on the forecast for Okada Manila.

Philippine Casino Gaming Market Size

The Philippines represents a fast-growing, attractive, and differentiated gaming market within the Asia Pacific region. The country is easily accessible from major countries including China, Korea, and Japan among others.

The country’s land-based casino gaming market has experienced strong growth in recent years, reaching US$4.3 billion in 2019. The following chart displays the historical GGR for the Philippine market that increased at a CAGR of approximately 18.7% from 2012 to 2019.

Figure 17: Philippine Land-based Casino GGR 2012-2020 ($US Billions)

Source: PAGCOR, company financial filings, The Innovation Group

The following chart illustrates the market share breakdown for the Philippines gaming market including casinos, electronic gaming sites, and offshore gaming. As of 2019, Entertainment City casinos accounted for approximately 72.6% of total GGR within the Philippines.

Figure 18: Philippine GGR Market Share, 2019

Source: PAGCOR, company financial filings, The Innovation Group

Entertainment City in Metro Manila

The Entertainment City district in Parañaque, National Capital Region, is a truly remarkable pride and joy of the country in terms of gaming and leisure activities. PAGCOR awarded four provisional licenses in 2008 for IR development on a 100-hectare land plot on Manila Bay, which is now known as Entertainment City.

Opened in 2013, Bloomberry Resorts Corp.’s Solaire Resort & Casino was the first IR in the zone. The property was designed by Las Vegas-based Steelman Partners to host world-class entertainment and leisure amenities. It was followed by City of Dreams Manila in late 2014 that offers another prominent set of lodging, gaming, and leisure products. In late 2016, Okada Manila opened its large-scale gaming and leisure complex with a wide range of facilities. The fourth licensee, Resorts World Westside City (formerly known as Resorts World Bayshore) is under development to present one more set of renowned brands in the gaming and hospitality industry in the near future. The map below shows the location of these properties relative to the Ninoy Aquino International Airport (IATA code: MNL).

Figure 19: Map of Entertainment City

Source: OpenStreetMap contributors.

As displayed in the chart below, Entertainment City is an attractive gaming destination well connected by a large number of flights to many of the Asia Pacific region’s most populous and prosperous cities within a 4-hour flight time.

Figure 20: Four-Hour Flight Time to Entertainment City

Source: The Innovation Group

Entertainment City, along with Macau and Las Vegas, arguably represent the world’s top casino clusters. While these destinations have varying degrees of dependency on gambling — with Las Vegas perhaps representing the most diversified — the presence of casinos has undoubtedly shaped all the three into top tourist destinations.

In most industries, demand is the driver of supply. In the case of destination tourism markets, however, the lack of critical mass can often hinder growth and limit demand. Given this critical mass concept, The Innovation Group has found that the addition of gaming supply in destination type markets results in a “cluster effect,” more formally known as agglomeration. As we see, the existence of a critical mass of high-end properties and amenities in Entertainment City has created the “cluster” effect, providing international guests with an attractive option for travel and gaming entertainment in the country, and boosting strong economic growth by incremental jobs, additional market drivers, significant new infrastructure developments, and higher household incomes.

COVID-19 Protective Measures and Impacts

On February 2, 2020, the Philippine government issued the first temporary travel ban on visitors from China, Hong Kong, and Macau, aiming to curb the spread of COVID-19. On March 15, 2020, the Philippine government enacted an Enhanced Community Quarantine (ECQ) to prevent the spread of COVID-19 on Metro Manila, suspending all the PAGCOR and private gaming operations effective immediately. The lockdown of Metro Manila was originally set to end April 14 with the month-long suspension of gaming operations in Metro Manila, however, after assessing the spread of the virus, all casino in Metro Manila were ordered to remained closed until

May 14, 2020. Upon further reviews, the casino reopening date was pushed back further and gaming operations remained closed for over five months.

In late August 2020, reopening of casinos gradually started at no more than 30% of each property’s capacity. Okada Manila reopened on September 9, after a closure period of nearly six months in 2020. Prior to reopening, gaming facilities implemented new innovative cleaning and prevention procedures.

In order to control the second wave of the pandemic, the Philippine government enacted the second Enhanced Community Quarantine on March 29, 2021, closing all casinos in Metro Manila. Originally, the second ECQ was set to be in place until April 4, however, the quarantine period extended through late May 2021 when casinos were allowed to resume operations, again, at up to 30% capacity.

As of July 2021, the Philippines continued to maintain a travel ban into the country, with the exception of Philippine nationals, resident permit holders, and those traveling for essential reasons who are from low-risk countries. Non-vaccinated travelers allowed into the country under the current travel ban must quarantine for ten days and complete a COVID-19 test on the seventh day. Those fully vaccinated are subject to shorter quarantine periods with seven days of quarantine and a COVID-19 test on the fifth day.

Due to the highly contagious Delta variant of COVID-19, the Philippine government ordered the National Capital Region to be again placed under the strictest Enhanced Community Quarantine for two weeks starting on August 6, 2021. Under the ECQ, all indoor tourist attractions, including casinos, were ordered to shut down. This is the third time Metro Manila entered ECQ and it is anticipated to remain under modified enhanced community quarantine (MECQ) through early September 2021, with all gaming operations within the Entertainment City remaining suspended.

Figure 21: Timeline of Philippine Protective Measures against COVID-19

Source: The Innovation Group

LAND-BASED GAMING MARKET ANALYSIS

This section describes our process of assessing the prospective gaming demand and revenue for Okada Manila. Within the context of a post-COVID era and taking the competitive factors and COVID-19 impacts into account, the analysis considers factors that have been derived from primary and secondary research on gamers both within and out of the major market region. Relevant models were established to evaluate potential gaming demand, visitation, and revenues, and the economic and demographic background of the region, tourism trends, competitive landscape, and other market dynamics were also incorporated into the study.

Major Gaming Market Segments

The major market segments for the Okada Manila gaming market analysis are defined as follows:

1.	Local Gaming — For the purpose of this analysis, The Innovation Group considered the local gaming eligible population (aged at 21+ and income-eligible) in the country.

2.

Base Tourism Mass — the base tourism market is a function of the existing tourism market to the Philippines, including a stabilized growth factor for the forecast period. The market includes a capture of international tourists who are traveling to the Philippines, as well as domestic Filipino travelers that decide to visit a casino.

3.	Induced Premium Mass — this market segment represents a more serious player who is driven to the casino with the primary purpose of gaming and plays at a higher limit with cash.

4.	VIP — this market segment includes the highest-value players as well as hosted play. These players are incentivized via the rolling chip program and are housed in the resort accommodations.

Methodology and Approach

Modeling For Mass Play

For the local and tourist mass segments, studies of gamer behavior have shown that both propensity and frequency of gaming are inversely related to travel distance to a gaming venue. As travel times increase, both the percentage of persons who gamble at that location and the number of times they visit the gaming venue decrease. This is offset, to some extent, by the tendency of a patron to spend more during a visit if they have traveled further to reach the gaming venue, all other things being equal. Gaming behavior also varies based on the availability and quality of the gaming experience. The following is a discussion of the component variables of the gaming market analysis:

•

Propensity. Propensity measures the percentage of financially eligible adults who will participate in gaming within a given geographic unit. This varies based upon a number of factors, which include the number of gaming venues available in the region, their type and games permitted (i.e. slot clubs or full-service gaming venues with machines and table games), availability of other entertainment and leisure options, and most importantly, distance from a gaming venue.

•

Frequency. Frequency is a measure of the average number of times individuals with a propensity to participate in gaming within a market will actually do so during the course of a given year. Like propensity, this tends to decline with distance from the market center or venue and with the degree of competition from other entertainment options. As an example, average inner-ring frequencies range between 12 and 20 per year in mature U.S. gaming markets.

•

Win per Visit (WPV). WPV reflects the gaming venue’s average gaming win per player visit for a given market segment. WPV tends to increase in proportion to distance traveled as gamers who travel longer distances tend to make fewer trips per year with a higher budget for each trip. WPV also varies based on income level and the specific facility attributes such as the degree of overcrowding and the slot portfolio mix.

The basic formulas for calculating gamer revenue from these segments are presented below,

•	Adult Population x Propensity x Frequency = Gamer Visits

•	Gamer Visits x Win per Visit = Gross Gaming Revenue

Modeling For VIP Play

Regarding the VIP segment, The Innovation Group utilized our proprietary Global VIP Gaming Trip Allocation Model to assess the VIP gaming revenue potential. The model employs the principle of “attraction”, or an “attraction factor” to allocate potential VIP trips on a global basis. The general form of the equation is that attraction is directly related to a measure of availability and attractiveness, such as the size of the casino, the number of gaming units, and quality of service/amenities, and inversely related to the square of the travel distance/time. The expected interaction between gaming venue i and market area j is shown as:

where Ni = the number of gaming positions in a casino i, Pj = the age-eligible population in market area j, dij = the distance between casino i and market area j, and k = an attraction factor relating to the quality and amenities to be found at each gaming venue in comparison to the competing set of venues. When this formulation is applied to each gaming venue, gaming trips generated from any given area is then distributed among all the competing venues.

To distribute the VIP population bases appropriately from country to country, we used airport locations as a VIP traveling overseas for a gaming trip would likely utilize an international airport as a point of origin. To then allocate trips, each of these market areas was assigned a unique set of propensity and frequency factors. Gamer visits were then generated from airport locations within each of the areas based on these factors. The gamer visits generated were then distributed among the competitors based upon the size of each facility, its attractiveness, and the relative distance from the GPS coordinates in question. In other words, the gravity model calculated the probabilistic distribution of gamer visits from each market area to each of the gaming locations in the market. The model includes all major VIP gaming destinations with competing casinos that have the potential to attract patrons or siphon off visits from Okada Manila.

Two Hypothetical Scenarios to Cross Over

In order to assess the pace of recovery from COVID-19 and future growth of gaming revenues at Okada Manila, two hypothetical high and low scenarios of extremity were established in the modeling process:

1)

Fully Normalized Scenario — this is the ceiling scenario which assumes that there were no impact of the pandemic and that the healthy pre-COVID growth trends in 2019 would continue into the following years.

2)	Fully Impacted Scenario — the floor scenario with the assumption that COVID-19 impacts would continue as they are experienced today and keep suppressing business volumes through the forecast period.

The Innovation Group’s forecast utilizes these two hypothetical extremes as “bookends” in our attempt to reach realistic recovery pace and growth rate that land between the two hypothetical ends. More details will be provided in the following sections.

Fully Normalized Scenario

Local Market

The local market within the Philippines has been segmented by region for the nine regions that currently offer casino gaming. The following table shows the market areas and their total populations as well as gamer populations (21+ and financially eligible) as of 2021.

Table 27: 2021 Philippine Local Market Population (000’s)

Market	Total Population	Gamer Population
Bicol	6,082	3,207
Calabarzon	16,195	8,539
Central Luzon	12,422	6,550
Central Visayas	8,082	4,261
Davao Region	5,244	2,765
Ilocos	5,301	2,795
National Capital Region	13,484	7,110
Soccsksargen	4,901	2,584
Western Visayas	7,955	4,194

Total	79,667	42,006

Source: The Innovation Group

In setting the propensity and frequency rates for the local segment, a qualitative assessment of the market area was made based on comparable markets. A base propensity was established within each market based on how mature the gaming market is and how well-developed the gaming facilities are within each respective region.

Table 28: Philippine Local Market Propensity and Frequency — Fully Normalized

Market	Propensity	Frequency
Bicol	5.4%	1.1
Calabarzon	8.4%	3.0
Central Luzon	10.9%	4.0
Central Visayas	7.4%	2.0
Davao Region	5.4%	1.1
Ilocos	6.4%	1.5
National Capital Region	12.2%	5.0
Soccsksargen	5.4%	1.1
Western Visayas	5.4%	1.1

Source: The Innovation Group

Utilizing the market metrics described above, The Innovation Group then calculated the projected gaming revenue derived by the local market. The population of each region was projected based on historical growth rates and applied to the propensity and frequency figures as described previously. Additionally, WPV is varied based on the current WPV trends in the market, as well as average income level. These figures were then applied to the population projections to determine the total gaming revenue derived from the local market areas. The following table provides the forecasted Philippine local market potential in the Fully Normalized Scenario for the third year of our forecast period (2023).

Table 29: Philippine Local Market GGR Calculation — 2023, Fully Normalized

Local market	2023 Gamer Population* (000s)	Propensity	Frequency	Win Per Visit ($)	Local Market Gaming Revenue ($000s)
Bicol	3,452	5.4%	1.1	$69	$14,218
Calabarzon	9,318	8.4%	3.0	$77	$181,806
Central Luzon	7,126	10.9%	4.0	$84	$262,316
Central Visayas	4,624	7.4%	2.0	$84	$57,823
Davao Region	2,988	5.4%	1.1	$70	$12,510
Ilocos	3,012	6.4%	1.5	$77	$22,401
National Capital Region	7,650	12.2%	5.0	$105	$492,362
Soccsksargen	2,797	5.4%	1.1	$70	$11,708
Western Visayas	4,520	5.4%	1.1	$77	$20,813

Total	45,487	8.3%	3.2	$90	$1,075,955

Source: The Innovation Group

*Over 21 years of age and financially eligible

The forecasted local segment potential GGR of the Philippine market is presented in the next table.

Table 30: Philippine Local Market GGR Forecast — Fully Normalized

	2021	2022	2023	2024	2025
Visits (000)	11,195	11,587	11,934	12,173	12,356
WPV (US$)	$82	$86	$90	$95	$99

GGR (US$ 000)	$919,837	$994,873	$1,075,955	$1,152,348	$1,228,115

Source: The Innovation Group

Base Tourism Market

The base tourism segment is a function of the existing tourism market to the Philippines. It includes a capture of general international tourists and domestic Filipino travelers who are not induced by gaming facilities but decide to visit a casino for leisure and entertainment purposes.

While all international visitors to the Philippines are assumed to be overnight visitors and are included in the tourism base to capture, approximately 65% of domestic Philippine travelers are assumed to be financially eligible and to visit a region with gaming available during their domestic travel. Additionally, approximately 82% of all these visitors are assumed to be age eligible (21+) for gaming. Thus the international age-eligible visitor base for 2019 totaled at 6.7 million visitors. Including domestic tourism (but excluding overseas Filipinos), the total base tourism gamer pool 2019 was about 20.8 million. The following table illustrates the age-eligible visitation breakdown by country of origin.

Table 31: 2019 Base Tourism to Capture for Philippine Gaming Market

Market	Total Visitors	65% of Domestic Travelers	% of Age 21+	2019 Base Tourism Potential Gamer Pool
Domestic	26,345,940	17,124,861	82.0%	14,042,386
South Korea	1,989,000	n/a	82.0%	1,630,980
China	1,743,000	n/a	82.0%	1,429,260
Japan	683,000	n/a	82.0%	560,060
Other Asia	1,190,415	n/a	82.0%	976,140
USA	1,064,000	n/a	82.0%	872,480
Other America	263,870	n/a	82.0%	216,373
Europe	803,603	n/a	82.0%	658,954
Oceania	352,798	n/a	82.0%	289,294
Rest of World	98,791	n/a	82.0%	81,009

Total	34,534,417	17,124,861	82.0%	20,756,937

Source: Philippine Department of Tourism, The Innovation Group

To determine the growth for each country/region of origin, we utilized outbound tourism forecasts compiled by the World Tourism Organization (WTO) to assume a stabilized growth rate. This stabilized rate was calculated by taking the total tourism growth trend to all destinations out of each respective region/country, as reported by the WTO prior to the pandemic. Based on the pre-COVID tourism trends in the Philippines discussed previously in this report, as well as the estimated growth rates, The Innovation Group forecasted the following tourism arrivals to the Philippines for the fully normalized scenario, where the overall base tourism is estimated to increase by a CAGR of approximately 5.4% from 2021 to 2026.

Table 32: Forecast of Total Visitors (000s) — Fully Normalized

Country of Origin	2021	2022	2023	2024	2025	2026	CAGR 2021-2026
Domestic	28,622	29,833	31,095	32,411	33,782	35,211	4.2%
South Korea	2,424	2,675	2,953	3,260	3,598	3,972	10.4%
China	2,248	2,553	2,900	3,294	3,741	4,249	13.6%
Japan	802	869	941	1,020	1,105	1,197	8.3%
Other Asia	1,319	1,388	1,461	1,538	1,619	1,704	5.3%
USA	1,185	1,251	1,320	1,393	1,470	1,552	5.5%
Other America	294	311	328	346	366	386	5.6%
Europe	832	847	861	876	892	907	1.8%
Oceania	365	372	378	385	392	398	1.8%
Rest of World	102	104	106	108	110	112	1.8%

Total	38,194	40,202	42,344	44,631	47,074	49,688	5.4%

Source: Philippine Department of Tourism; The Innovation Group

The fully normalized base tourism data above is used to calculate the total base tourism gaming revenue in the Philippine market by establishing propensities and win per visit.

Our propensity projections are based on trends in other markets which show that, where the main purpose of a tourist’s visit is not gaming related, propensities tend to range between 10% and 15%. The distance to country calculation is based on actual flight travel times for flights arriving to the Philippines from various countries. This methodology was used under the assumption that tourists traveling longer distances tend to stay longer than those from closer distances, and therefore have more time to frequent the gaming establishment. Once distance is established, a factor is calculated to create a premium or discount to the base propensity. Additional items that factor into total visitation to the gaming venue include whether the country has established gaming venues nearby, and the desire of the individuals in that country to gamble.

Average WPV is based on comparable actuals results within gaming markets. This number was also triangulated across markets based on the current level of tourism spending compared to the global average, with an estimated growth rate based on GDP per capita growth for each country.

The gaming metrics (propensity, frequency, and win per visit figures) were then applied to the projected base tourism visits to calculate the total gaming revenue derived from the base tourism segment. The following table shows the calculations for base tourism market segment in 2023.

Table 33: Philippine Base Tourism Market GGR Calculation — 2023, Fully Normalized

Country of Origin	Total Visitors (000)	Potential Gamer Population (000)	Base Tourist Propensity	Base Tourist Frequency	WPV ($)	Base Tourism Market GGR ($000)
Domestic	31,095	16,574	12.2%	2.0	$143	$580,634
South Korea	2,953	2,421	13.9%	2.0	$434	$299,681
China	2,900	2,378	15.0%	2.0	$491	$358,723
Japan	941	772	12.6%	1.6	$523	$82,919
Other Asia	1,461	1,198	9.8%	1.7	$438	$88,462
USA	1,320	1,082	5.3%	1.4	$312	$24,429
Other America	328	269	2.3%	1.4	$428	$3,578
Europe	861	706	1.8%	1.4	$302	$5,241
Oceania	378	310	7.2%	1.4	$389	$11,906
Rest of World	106	87	2.3%	1.4	$296	$797

Total	42,344	25,798	11.8%	2.0	$243	$1,456,370

Source: The Innovation Group

The following table provides the potential of the base tourism gaming segment from 2021 to 2025 in the fully normalized scenario.

Table 34: Philippine Base Tourism Market GGR Forecast — Fully Normalized

	2021	2022	2023	2024	2025
Visits (000)	5,324	5,644	5,990	6,362	6,765
WPV (US$)	$209	$224	$243	$264	$286

GGR (US$ 000)	$1,113,816	$1,266,806	$1,456,370	$1,676,510	$1,932,494

Source: The Innovation Group

Induced Tourism Market

The induced tourism segment consists of gaming patrons from major base tourism countries of original who have come to the area primarily for the purpose of casino gaming. This group is incremental to the base tourism segment that was discussed above, but is still within the same current tourist markets.

As this group is incremental to the base tourism segment, we calculated the incremental portion of visitation by reviewing other markets that experienced a similar situation of the introduction of a major, differentiated gaming resort (or resorts) into the market. These markets included Singapore, Macau, and the Philippines (after the introduction of Resorts World Manila, arguably the first integrated resort in the country). These markets were chosen because 1) they experienced additions of resort gaming facilities that created positive changes for the gaming and tourist markets; 2) they provided detailed data points by tourist country of origin; and 3) the gaming database information available allowed for analysis on the impacts at a more granular level. We reviewed how tourism from different countries of origin grew from the years prior to the expansion to the growth of the same countries of origin after. The result of this process was the “Induced Growth Ratio” that was used to project the growth in the market in this tourist segment.

Utilizing a similar methodology, we also calculated the subsequent growth rates in tourism in these same markets after the expanded gaming operations to determine the “post induced growth ratio.” To calculate the total incremental induced growth rate, the induced growth ratio described above is simply multiplied by the existing base tourism growth rate.

WPV was calculated similarly to the base tourist win per visit and is based on historic WPV of comparable gaming markets around the globe. Average household incomes and GDP per capita were metrics that were used to adjust the WPV by market. The growth was established utilizing the historical growth in GDP per capita for each country analyzed.

Table 35: Calculation of Incremental Induced Rate

Country	A Stabilized Tourism Growth Rate	B Induced Growth Ratio	C = A x B. Incremental Induced Rate	D Post Induced Growth Ratio	E = Ax D Post Induced Growth Rate
Domestic	4.2%	0.05	0.2%	0.82	2.1%
South Korea	10.4%	0.51	5.3%	1.43	3.7%
China	13.6%	0.51	7.0%	0.07	2.2%
Japan	8.3%	0.51	4.3%	1.63	2.7%
Other Asia	5.3%	0.33	1.7%	1.00	1.5%
USA	5.5%	0.20	1.1%	0.82	1.0%
Other America	5.6%	0.20	1.1%	1.00	1.0%
Europe	1.8%	0.20	0.4%	1.23	1.0%
Oceania	1.8%	0.30	0.5%	1.75	1.5%
Rest of World	1.8%	0.10	0.2%	0.01	0.5%

Source: The Innovation Group

The following table illustrates the build up to induced tourism gamers in the Philippines for 2021 in the fully normalized scenario, based on the total incremental induced rate calculated above.

Table 36: Calculation of Induced Tourism Visits to the Philippines — 2021, Fully Normalized

Country of Origin	Year 2021 Base Tourists 21+ (000)	Total Incremental Induced Rate	2021 Induced Tourists (000)	Frequency	2021 Induced Gamer Visits (000)
Domestic	15,256	0.2%	32	2.4	77
South Korea	1,987	5.3%	106	2.4	256
China	1,844	7.0%	128	2.4	311
Japan	657	4.3%	28	1.9	54
Other Asia	1,082	1.7%	19	2.0	38
USA	972	1.1%	11	1.6	17
Other America	241	1.1%	3	1.6	4
Europe	682	0.4%	2	1.6	4
Oceania	300	0.5%	2	1.6	3
Rest of World	84	0.2%	0	1.6	0

Total	23,104	1.4%	331	2.3	763

Source: The Innovation Group

With the induced tourism projections, the following table illustrates the calculation for the fully normalized induced tourism GGR in the initial year of the forecast period (2021).

Table 37: Calculation of Induced Tourism GGR — 2021, Fully Normalized

Country of Origin	2021 Induced Gamer Visits (000)	Win per Visit ($)	Induced Tourism GGR ($000)
Domestic	77	$521	$39,853
South Korea	256	$1,670	$427,724
China	311	$1,924	$597,628
Japan	54	$1,986	$107,844
Other Asia	38	$1,616	$60,719
USA	17	$1,263	$21,874
Other America	4	$1,572	$6,836
Europe	4	$1,194	$4,589
Oceania	3	$1,557	$3,941
Rest of World	0	$1,131	$267

Total	763	$1,665	$1,271,275

Source: The Innovation Group

The following table displays the calculation which applies the post-induced growth rate in determining induced tourism GGR revenue in year 3 of the forecast scope.

Table 38: Calculation of Induced Tourism GGR — 2023, Fully Normalized

Country of Origin	2021 Induced Gamer Visits (000)	Post-Induced Growth Rate	2023 Induced Gamer Visits (000)	Win per Visit ($)	Induced Tourism GGR ($000)
Domestic	77	2.1%	80	$585	$46,661
South Korea	256	3.7%	275	$1,877	$516,816
China	311	2.2%	325	$2,162	$701,971
Japan	54	2.7%	57	$2,231	$127,870
Other Asia	38	1.5%	39	$1,816	$70,284
USA	17	1.0%	18	$1,419	$25,072
Other America	4	1.0%	4	$1,766	$7,835
Europe	4	1.0%	4	$1,341	$5,259
Oceania	3	1.5%	3	$1,750	$4,562
Rest of World	0	0.5%	0	$1,271	$303

Total	763	2.7%	805	$1,872	$1,506,634

Source: The Innovation Group

The forecasted performance of the induced tourism gaming segment for 2021 through 2025 in the fully normalized scenario is summarized in the table below.

Table 39: Philippine Induced Tourism Market GGR Forecast — Fully Normalized

	2021	2022	2023	2024	2025
Visits (000)	763	784	805	826	848
WPV (US$)	$1,665	$1,758	$1,872	$1,995	$2,125

GGR (US$ 000)	$1,271,275	$1,377,408	$1,506,634	$1,648,076	$1,802,899

Source: The Innovation Group

VIP Gaming Market

Globally, the VIP category is constantly being redefined, but by any measure this category will represent the very highest value players in the region. This segment includes both typical junket or “rolling-chip” VIP players and high-end players who have been placed on a rolling commission program by the casino management or recruited through the international marketing initiatives. The typical casino win from these players is usually $10,000 per day or above. While daily casino win per player from these two subsegments may appear close to each other, the in-house direct channel usually yields a higher profit margin due to saving from commissions and other incentive expenses paid to intermediate agents.

To assess the VIP gaming market potential, The Innovation Group utilized our proprietary Global VIP Gaming Trip Allocation Model to simulate distributed VIP trips for Okada Manila. The model employs the principle of distance and attraction factors to allocate potential VIP trips on a global basis.

We first calibrated the VIP visitation/trips, GGR, and WPV for the key VIP markets in the region (such as Macau, Singapore, Philippines, South Korea, etc.) in 2019 by country of origin. These metrics are based on the actual database statistics we have accumulated in many markets and through our wide network of market experts who provided best possible estimates of many VIP markets. Utilizing the calibrated model, we projected the demand for future years and took into consideration changes in outbound visitation and wealth distribution, access to markets, and updates in supply of new resorts. These factors reflect current market dynamics and trends of VIP volume. The expansion and improvement to resort quality in the emerging markets were also taken into consideration.

In addition to growing the position counts and adding in new market components, we also assumed growth in win per visit to weigh in inflation and the growth of wealth in developing countries. The Innovation Group examined the forecasted GDP growth figures provided by the International Monetary Fund (IMF) to establish the growth of WPV figures. Countries were divided into A, B, C and D tiers based upon forecasted GDP growth. The following table shows the growth tiers which each feeder market belongs to.

Table 40: Feeder Market Growth Tier

Market	Growth Tier	Market	Growth Tier
China — Beijing	A	Russia	B
China — Shanghai	A	Scandinavia	C
China — Other Provinces	A	Singapore	B
Australia	C	Taiwan	C
Brazil	B	Thailand	A
Canada	C	United Arab Emirates	C
Germany	D	United States	B
Great Britain	C	Additional South American Countries	B
India	A	Additional Middle East	D
Japan	D	Additional Western Europe	D
Korea	B	Additional Eastern Europe	B
Philippines	A	Additional African Countries	B
Portugal	D	Additional Western and Central Asia	A

Source: The Innovation Group

The forecasted GDP growth and estimated win per visit growth for each tier, in light of the recent market trends discussed earlier in this report, are presented in the following table.

Table 41: VIP WPV Growth by Tier

Tier	Forecast GDP Growth	Estimated WPV Growth
A	5% and above	4.00%
B	3%-5%	2.50%
C	1%-3%	1.50%
D	0%-1%	0.35%

Source: The Innovation Group

We also assumed growth in the VIP visitation rate to represent increased gaming propensity. Due to growing availability of high quality gaming products and the increase in wealth, especially in developing countries, the growth of VIP visitation rate was also tiered based upon GDP and segmented into A, B, C, and D tiers. The following chart displays each tier’s visitation rate growth.

Table 42: VIP Visitation Growth by Tier

Tier	Forecast GDP Growth	Estimated Visitation Growth
A	5% and above	3.50%
B	3%-5%	2.00%
C	1%-3%	0.80%
D	0%-1%	0.15%

Source: The Innovation Group

The model’s outcome shows that approximately $1.16 billion in VIP GGR can be generated by a total of 44,666 VIP gaming trips, in the fully normalized scenario, in year 3 of the forecast period.

Table 43: Philippine VIP Market GGR Forecast — 2023, Fully Normalized

Feeder Market	VIP Trips	VIP GGR (US$000)
China — Beijing Catchment	11,173	$299,761
China — Shanghai Catchment	10,338	$274,461
China — Other Provinces	8,074	$209,431
Korea	5,360	$135,231
Japan	3,319	$80,969
Other Asia	3,663	$91,049
Europe	371	$9,541
Americas	209	$5,404
Rest of World	2,157	$52,118

Total	44,666	$1,157,965

Source: The Innovation Group

For the China market, arguably the most important VIP feeder market for Okada Manila, we adopted the concept of “catchment” in the analysis. A catchment is essentially a gateway metropolitan area, together with the surrounding provinces, that has two or more major international airports, well-developed road systems, and other ground transportation systems (such as high-speed trains) that connect the metropolitan area and other major cities in the catchment. Since most VIP players in China reside in the central city of the catchment, it will allows Okada Manila to utilize and strengthen the work relationships in a more effective and efficient manner.

The following table provides the forecasted VIP market GGR for 2021 — 2025 in the fully normalized scenario.

Table 44: Philippine Induced Tourism Market GGR Forecast — Fully Normalized

	2021	2022	2023	2024	2025
Visits (000)	42	43	45	46	46
WPV (US$)	$23,827	$25,332	$25,925	$26,460	$26,933

GGR (US$ 000)	$1,002,196	$1,100,659	$1,157,965	$1,206,684	$1,251,615

Source: The Innovation Group

Summary of Hypothetical Scenarios

To reiterate, the fully normalized scenario assumes no impact of the pandemic and that the healthy pre-COVID growth trends in 2019 would continue into the following years, whereas the fully impacted scenario assumes COVID-19 impacts would continue as they are experienced today and keep suppressing business volumes through the forecast period. Both scenarios are deemed hypothetical.

Fully Normalized

The following table summarizes the GGR by segment for the fully normalized scenario.

Table 45: Philippine Casino Gaming GGR Forecast — Fully Normalized

(in USD thousands)	2021	2022	2023	2024	2025
Local Gaming	$919,837	$994,873	$1,075,955	$1,152,348	$1,228,115
Base Tourism	$1,113,816	$1,266,806	$1,456,370	$1,676,510	$1,932,494
Induced Tourism	$1,271,275	$1,377,408	$1,506,634	$1,648,076	$1,802,899
VIP	$1,002,196	$1,100,659	$1,157,965	$1,206,684	$1,251,615

Total	$4,307,123	$4,739,746	$5,196,923	$5,683,619	$6,215,123

Source: The Innovation Group

Fully Impacted

With similar methodology and approaches, the models for gaming market assessment in the fully impacted scenario are comparable to those in the fully normalized scenario, but the inputs and assumptions of which have accounted for protective measures against COVID-19 and the associated restrictions, such as community quarantines, suspension of casino operations, reduced capacity, travel restrictions, limited air service, and other relevant factors. The models assume that the pandemic were to continue and such measures would keep suppressing business volume through the years in the forecast period.

The following table summarizes the GGR by segment for the fully impacted scenario.

Table 46: Philippine Casino Gaming GGR Forecast — Fully Impacted

(in USD thousands)	2021	2022	2023	2024	2025
Local Gaming	$462,899	$536,384	$679,545	$746,276	$813,284
Base Tourism	$224,092	$246,346	$271,064	$297,108	$324,395
Induced Tourism	$153,070	$162,817	$172,360	$182,474	$195,069
VIP	$626,789	$729,699	$1,000,405	$1,091,554	$1,170,940

Total	$1,466,849	$1,675,246	$2,123,373	$2,317,411	$2,503,689

Source: The Innovation Group

Market Share of Okada Manila

Okada Manila is the largest integrated resort in the Philippines. We utilized a modified market share capture model to establish the property’s market share for each gaming segment in the two scenarios. We began with the property’s fair share at 13.9%, which is Okada Manila’s total gaming position count3 (approximately 5,000) as a

[3]	1 slot = 1 position and 1 table = 6 positions.

percentage of all gaming positions available (approximately 36,000) in 2019 in the Philippines. The actual penetration in each gaming segment usually deviates from fair share in that the casino can be either more competitive (higher than fair share) or less competitive (lower than fair share) than other properties in any particular market segment because of pricing point, access, customer perception, or cultural preference among other factors.

Given Okada Manila’s market positioning relative to other casinos in Manila (and the country), we established the following market share rates.

Table 47: Market Share of Okada Manila

	As % of Total PH Market		As % of Entertainment City Market
	Initial	Stabilized	Initial	Stabilized
Local Gaming	11.5%	17.5%	15.4%	22.7%
Base Tourism	16.1%	24.9%	21.4%	32.2%
Induced Tourism	17.0%	27.5%	22.6%	35.6%
VIP	27.6%	37.1%	36.8%	48.1%

Total	19.6%	27.3%	25.8%	35.3%

Source: The Innovation Group

Except the local gaming segment, Okada Manila is expected to penetrate higher than fair share in all segments — this represents a premium over the fair share based on the property’s superior market positioning, robust marketing efforts, and high quality facilities and service level relative to the competition. For the local segment, the property’s market share is discounted as it may not be the choice of some local gamers with limited budget. Moreover, Okada Manila’s market share is anticipated to increase over time from relatively lower penetration in initial years, as gaming operations at the property were ramping up before disrupted by COVID-19.

Recovery Factors and Recovery Pace

Business disruption by the global pandemic is an unprecedented situation, and the Philippine gaming market conditions are still in great flux. In order to account for uncertainties regarding the pace of recovery from the pandemic and growth rate in post-COVID years, we adopted a set of recovery factors and introduced three forecast cases (high, medium, and low) to assess different demand responses for each gaming segment.

Recovery Factors

We began with the following three factors to which we applied different recovery rates. The percentage weight of each factor is based on Okada Manila’s operating characteristics. Tourist factors (weighted at 65%) are more impactful than local factors (at 30%) in that GGR generated by tourist segments such as base tourism, induced tourism, and VIP substantially outweigh that by local segments. Social distancing and capacity constraints (at 5%) are expected to have lower impacts, given the large gaming capacity at Okada Manila.

Table 48: Market Share of Okada Manila

Weight on GGR Recovery
Demand Factors
Local Employment, Income, and Perception of Safety	30%
Tourist Sentiment, Arrivals, and Leisure Spending	65%

Supply Factors
Social Distancing and Capacity Constraints	5%

Source: The Innovation Group

Another dimension of sensitivity, i.e., high case, medium case, and low case, was established in the models to address the market dynamics and variables in a range of recovery and growth scenarios.

Table 49: Demand and Supply Recovery Cases

	Local Demand Recovery Factors	Tourist Demand Recovery Factors	Supply Constraint Impacts
High Case	Quick	Quick	Minimal
Medium Case	Moderate	Moderate	Moderate
Low Case	Slow	Slow	Heavy

Source: The Innovation Group

Forecast of Recovery Pace

In the recovery forecast model, we analyzed the pace of recovery by quarter4 in order to better account for pent-up demand and player sensitivity/safety concerns. For example, initial quarters in the recovery period are expected to experience higher recovery rates due to pent-up demand, but the recovery is likely to decelerate in later quarters.

The results are expressed as a percentage of 2019 actual GGR. We note that Okada Manila’s 2019 GGR level was used as a benchmark to illustrate the estimated pace of recovery, rather than the property’s assumed performance at full capacity for revenue forecast purpose. We realize that Okada Manila was not at its operating potential in 2019; therefore, once fully recovered to 100% of the 2019 GGR level, gaming revenues are then expected to outgrow the 2019 level with reasonable growth rates seen at comparable properties prior to the pandemic. The following table presents the forecast of recovery paces for distinct cases.

[4]	The quarterly forecasts are not based on calendar quarters; rather, they are three-month increments from when the pandemic becomes under control and the related constraints are lifted.

Table 50: Forecast of Recovery Paces

	Local Factors	Tourist Factors	Supply Constraints	Weighted Average	Local Factors	Tourist Factors	Supply Constraints	Weighted Average	Local Factors	Tourist Factors	Supply Constraints	Weighted Average	Local Factors	Tourist Factors	Supply Constraints	Weighted Average

	1st Quarter Opened				2nd Quarter Opened				3rd Quarter Opened				4th Quarter Opened
High Case	70.0%	55.0%	80.0%	60.8%	85.0%	70.0%	95.0%	75.8%	100.0%	85.0%	100.0%	90.3%	100.0%	100.0%	100.0%	100.0%
Medium Case	50.0%	35.0%	65.0%	41.0%	62.0%	47.0%	77.0%	53.0%	74.0%	59.0%	89.0%	65.0%	86.0%	71.0%	100.0%	77.0%
Low Case	30.0%	20.0%	50.0%	24.5%	39.0%	29.0%	59.0%	33.5%	48.0%	38.0%	68.0%	42.5%	57.0%	47.0%	77.0%	51.5%

	5th Quarter Opened				6th Quarter Opened				7th Quarter Opened				8th Quarter Opened
High Case	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Medium Case	93.5%	78.5%	100.0%	84.1%	100.0%	86.0%	100.0%	90.9%	100.0%	93.5%	100.0%	95.8%	100.0%	100.0%	100.0%	100.0%
Low Case	64.0%	54.0%	84.0%	58.5%	71.0%	61.0%	91.0%	65.5%	78.0%	68.0%	98.0%	72.5%	85.0%	75.0%	100.0%	79.3%

	9th Quarter Opened				10th Quarter Opened				11th Quarter Opened				12th Quarter Opened
High Case	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Medium Case	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Low Case	91.0%	81.0%	100.0%	85.0%	97.0%	87.0%	100.0%	90.7%	100.0%	93.0%	100.0%	95.5%	100.0%	99.0%	100.0%	99.4%

Source: The Innovation Group

Figure 22: Forecast of Recovery Paces

Source: The Innovation Group

Aggregate Forecast Results

Incorporating the two hypothetical bookend (fully normalized and fully impacted) scenarios for the Philippine gaming market, Okada Manila’s anticipated market share, the recovery factors, and the recovery pace by each forecast case as previously stated, we arrived at the following aggregate forecast results by case for 2021 through 2026.

Table 51: Okada Manila Aggregate Forecast Results by Case

	High Case
(in USD thousands)	2021	2022	2023	2024	2025	2026
Local Gaming	$68,362	$119,686	$172,551	$189,469	$205,241	$229,049
Base Tourism	$49,389	$201,471	$331,208	$395,982	$470,790	$525,401
Induced Tourism	$36,292	$243,728	$376,068	$431,286	$490,234	$547,101
VIP	$205,207	$312,046	$399,498	$416,306	$431,807	$481,897

Total	$359,249	$876,931	$1,279,325	$1,433,042	$1,598,072	$1,783,449

	Medium Case
(in USD thousands)	2021	2022	2023	2024	2025	2026
Local Gaming	$64,924	$86,200	$132,616	$151,952	$174,605	$195,585
Base Tourism	$46,906	$145,104	$223,236	$255,787	$293,919	$329,235
Induced Tourism	$34,466	$175,538	$270,059	$309,437	$355,567	$398,290
VIP	$194,887	$224,742	$345,758	$396,173	$455,234	$509,932

Total	$341,183	$631,585	$971,668	$1,113,349	$1,279,325	$1,433,042

	Low Case
(in USD thousands)	2021	2022	2023	2024	2025	2026
Local Gaming	$60,842	$56,362	$96,146	$131,754	$147,584	$164,704
Base Tourism	$43,956	$94,875	$161,846	$221,785	$248,434	$277,252
Induced Tourism	$32,299	$114,775	$195,793	$268,304	$300,542	$335,405
VIP	$182,633	$146,947	$250,674	$343,510	$384,784	$429,419

Total	$319,730	$412,959	$704,460	$965,353	$1,081,344	$1,206,780

Source: The Innovation Group

Okada Manila GGR Forecast

We recognize that gaming patrons in each segment have distinct preferences and sentiments. Consequently, gaming revenue from each segment is likely to recover and grow at differing rates, whereas these rates remain statis between segments in the aggregate forecast presented in the previous section. Therefore, we stratified the aggregate forecast results to account for distinct characteristics in each gaming segment.

Local gaming is anticipated to recover more quickly and thus is set in High Case. Local patrons have easier access to the property to meet their pent-up entertainment demand, as seen in other comparable local markets. Base tourism is in Medium Case — relatively slower recovery and mild growth — due to international travel policy constraints, added travel requirements, and critical recovery of air service. Induced tourism is set in Medium-High Case and VIP is in High Case. These two prioritized segments are expected to benefit from assisted travel arrangements and robust incentive offerings in post-COVID years to serve their latent pent-up demand, although they may still need to take extra steps to travel to the Philippines. The following table presents the stratified GGR forecast (excluding online gaming) for Okada Manila.

Table 52: Stratified GGR Forecast for Okada Manila

(in USD thousands)	2021	2022	2023	2024	2025	2026
Local Gaming (high case)	$68,362	$119,686	$172,551	$189,469	$205,241	$229,049
Base Tourism (medium case)	$46,906	$145,104	$223,236	$255,787	$293,919	$329,235
Induced Tourism (medium-high case)	$35,379	$209,633	$323,064	$370,362	$422,901	$472,696
VIP (high case)	$205,207	$312,046	$399,498	$416,306	$431,807	$481,897

Total	$355,853	$786,469	$1,118,349	$1,231,923	$1,353,868	$1,512,877

Source: The Innovation Group

IGAMING MARKET FORECAST

In this section we summarize the iGaming market in the Philippines, including recent license issuance, and forecast the iGaming revenue of Okada Manila in two scenarios: (1) domestic VIP only, as regulations currently allow, and (2) full domestic market.

iGaming Market Summary

Offering iGaming has only been permitted in the Philippines since 2019. PAGCOR, the Philippines gaming regulator issued 60 Philippines Offshore Gaming Operator (“POGO”) licenses to casino operators looking to monetize gaming demand outside the Philippines. POGOs, which are often run by Chinese corporations, have been under pressure from Philippines agencies due to several controversies involving immigration, bribery, and other crimes, in addition to pressure from China which claims the POGOs are illegally offering iGaming to Chinese consumers. PAGCOR recently affirmed that more than half of all POGOs have moved from the Philippines to other offshore jurisdictions, such as Laos, Cambodia, and Vietnam. Okada Manila does not have a POGO license.

In response to the COVID-19 pandemic, PAGCOR began issuing a limited number of Philippines Inland Gaming Operator (“PIGO”) licenses to casinos for the purpose of offering iGaming to casino VIPs only. Indeed, Philippine gamblers who play online must abide by weekly betting limits and prove a threshold annual income. PIGO licenses were issued in late 2020 or early 2021 to technology provider DFNN, Okada Manila, Solaire Resort & Casino, and Resorts World Manila. City of Dreams Manila is expected to obtain a license soon.

DFNN, a technology provider in the Philippines that was issued PAGCOR’s first PIGO license in December 2020, has reported approximately US$4 million in iGaming revenue in the first half of 2021, with no meaningful onshore market competition so far, tempering all expectations of how well the PIGO licensees might perform.

iGaming Market Forecast

To estimate Okada Manila’s revenue and EBITDA from its PIGO license, we examined several data points.

1.

Studying U.S. and world markets, the most robust iGaming market in a jurisdiction with meaningful brick-and-mortar (B&M) gaming we found was New Jersey, which achieved iGaming revenue in 2020 of approximately $970 million, whereas NJ’s brick-and-mortar market revenue is typically approximately $2.5 billion. In other words, during a pandemic year, the iGaming market was approximately 40% of the brick-and-mortar market. In pre-pandemic years, the iGaming market had matured to approximately 20% of the B&M market. Therefore, when considering the Philippines market, we believe that 20% of the land-based gaming market is a reasonable target for iGaming revenues in years not impacted by COVID-related closures, with some upside while casinos are closed.

2.	H2 Gambling Capital estimates that approximately EU117 million in iCasino revenue was attained by offshore iCasino operators from Philippines consumers in 2019.

3.

Taxes and fees on iGaming revenue are approximately 47.5% of GGR. Additionally, operators will incur marketing costs (including discounts and rebates), technology costs, compliance costs, labor cost associated with live dealers, and other overhead expenses. Based on this we believe a margin of 10%-30% is achievable.

According to our land-based gaming market study, the Philippine VIP gaming market was approximately US$1.3 billion in the years prior to COVID-related shutdowns. Of this, we estimate that approximately 15%-20% was from onshore (domestic) players, or approximately US$195-260 million. Based on the revenue comparables, we believe that at steady state the Philippines may achieve an iGaming revenue of 25% of its brick-and-mortar revenue, which, restricted to domestic VIPs only, will amount to approximately US$50-65 million in a normative year. We forecast Okada Manila to capture approximately 35% of this market, or approximately US$18-23 million.

Philippines iGaming Forecast — VIP Only
Total Estimated Philippines VIP Market	$1.3 billion
Estimated Percentage of VIP Market — Domestic	15% - 20%

Estimated Domestic Philippines VIP Market	$195m - $260m

Size of iGaming Market relative to VIP Market	0.25

Estimated Size Philippines VIP iGaming Market	$50m - $65m

Forecasted OM Capture	35%

Implied Okada Manila VIP iGaming GGR	$18m - $23m

Moreover, there is upside potential if the market opens up more broadly, assuming that the number of operators remains approximately limited to those with PIGO licenses today, while noting that offshore operators will continue to operate and have already penetrated the market. With mass market and premium mass revenues, including slots, nearly double VIP revenues at Okada Manila in our future year forecasts, and more concentrated domestically, we believe that there could be a potential improvement in iGaming revenues of approximately US$100 million or more.

To cross check this market size estimate ($115 million in an open market), we look at New Jersey’s market and adjust win per adult by the difference in GDP per capita. In this way, we see that a $115 million GGR in an open market corresponds to a likely market share of 20%-40%, which is in line with expectations. Or reframed, a 30% market share corresponds to an iGaming revenue of $85 million to $169 million.

Philippines iGaming Forecast — Open Market
US GDP Per Capita 2020	$63,544
Philippines GDP Per Capita 2020	$3,299

GDP Per Capita — Multiplier	.052x

NJ Approx Win Per Adult 2020	$142.9
NJ Approx Win Per Adult 2019	$71.5

Range of Philippines Win Per Adult	$3.71 - $7.43

Approximate Philippines Adult Population	76 million
Total Range of Philippines iGaming Revenue	$283m - $565m

Implied iGaming Okada Manila Share at $115m GGR	20% - 41%
Implied Okada Manila iGaming GGR at 30% Share	$85m - $169m

The following table contains our forecast for Okada Manila’s iGaming revenue over the first five full years of operations. The market is expected to grow from $10.6 million in initial year to stabilized market size of $25.9 million after two years, and an annual spend growth rate of 3.5% per year is forecast for the period.

Table 53: iGaming GGR Forecast for Okada Manila

(in USD thousands)	2021	2022	2023	2024	2025	2026
Inflation Rate			3.5%	3.5%	3.5%	3.5%
Fully Stabilized		$16,250	$25,000	$25,875	$26,781	$27,718
Ramp-up Coeff	n/a	0.7	0.9	1.0	1.0	1.0

GGR Forecast	$0	$10,563	$22,500	$25,875	$26,781	$27,718

Source: The Innovation Group

REVENUE AND EBTIDA FORECAST

Revenue Forecast

Incorporating the land-based gaming and iGaming revenue streams, the table below presents the total GGR forecast for Okada Manila.

Table 54: Gross Gaming Revenue Forecast for Okada Manila

(in USD thousands)	2021	2022	2023	2024	2025	2026
Local Gaming	$68,362	$119,686	$172,551	$189,469	$205,241	$229,049
Base Tourism	$46,906	$145,104	$223,236	$255,787	$293,919	$329,235
Induced Tourism	$35,379	$209,633	$323,064	$370,362	$422,901	$472,696
VIP	$205,207	$312,046	$399,498	$416,306	$431,807	$481,897
iGaming	$0	$10,563	$22,500	$25,875	$26,781	$27,718

Total GGR	$355,853	$797,031	$1,140,849	$1,257,798	$1,380,649	$1,540,595

Source: The Innovation Group

Based on comparable properties and The Innovation Group’s industry experience in relevant markets, we assumed the non-gaming revenue at Okada Manila to be at approximately 10% of total revenue in early years within the forecast scope, which is anticipated to gradually increase to 16% in later years.

Table 55: Total Gross Revenue Forecast for Okada Manila

(in USD thousands)	2021	2022	2023	2024	2025	2026
Land-based GGR	$355,853	$786,469	$1,118,349	$1,231,923	$1,353,868	$1,512,877
iGaming GGR	$0	$10,563	$22,500	$25,875	$26,781	$27,718
Non-Gaming Revenue	$35,585	$95,644	$159,719	$188,670	$220,904	$261,901

Total Gross Revenue	$391,438	$892,675	$1,300,568	$1,446,467	$1,601,553	$1,802,496

Source: The Innovation Group

EBITDA Improvement Opportunities

We used our proprietary operating models to conduct the margin analysis and to assess the upside EBITDA potential. The scope of work undertaken involves four key themes: revenue opportunities, expense savings from optimized gaming segment mix and best practices, labor cost controls, and margin benefits of scale to reach steady-state EBITDA, i.e., a bridge between 2019 EBITDA levels and year-5 (2025) EBITDA levels.

Actual 2019 EBITDA for Okada Manila was $134 million. Our analysis finds that the property can attain steady-state EBITDA levels in excess of $516 million annually in year 5, a difference of approximately $382 million. To bridge this gap, we have identified several opportunity areas for revenue enhancement and cost savings. Our ramp-up forecasts attainment of this goal — along with five years of 4.0% inflation. The broad areas of opportunity and corresponding bridge from 2019 actual to 2025 EBITDA projection are reflected in the waterfall below.

Figure 23: EBITDA Bridge — 2019 Actual to 2025 EBITDA Projection

Source: The Innovation Group

Land-based Revenue Growth to Contribute +$113.3m in 2025 EBITDA

At 2019 margins, the growth of land-based GGR from 2019 levels to 2025 levels is expected to contribute $113.3 million to EBITDA in 2025.

Changes in Gaming and Non-Gaming Mix to Contribute +$14.4m

The weight of non-gaming revenues, especially those with higher margin (such as beverage sales at bars and nightclubs), is expected to gradually increase over the years from 2021 to 2025. This is anticipated to contribute approximately $14.4 million to 2025 EBITDA.

Changes in VIP and Mass Gaming Mix to Contribute +$139.5m

Okada Manila has been pursuing a shift from junket business to in-house direct high roller play. In-house high rollers still play on rolling chip programs; however, the commission/rebate rates are lower than those through junkets. Reduced weight of junket and increased high roller gaming revenue improves margin by reducing costly commissions and marketing costs such as comps, although partially offset higher taxes on mass gaming revenue.

Reductions in Payroll and Payroll-related Benefits to Contribute +$86.4m

We estimate that benefit saving of approximately $25 million from strategic eliminations during the pandemic will remain in effect. Additionally, a total of approximately $61 million in saving is anticipated from margin improvement through leveraging scale and non-variable job positions. Labor cost is projected to account for 10.8% of total gross revenue, in contrast to nearly 15% of total gross revenue in 2019.

Other Margin Benefits of Scale to Contribute $15.0m

This category of opportunities cover margin improvement by leveraging fixed costs in General/Administrative, Repairs/Maintenance, Utilities, and other operating areas. A total of approximately $15 million is anticipated to contribute to 2025 EBITDA.

Addition of iGaming to Contribute $14.0m

With the PIGO license secured, Okada Manila is ready to roll out its offering of online gaming to domestic VIP and premium players, which is expected to contribute $14 million to 2025 EBITDA.

EBITDA Forecast

The following table presents the EBITDA forecast for Okada Manila.

Table 56: Okada Manila EBITDA Forecast

(in USD thousands)	2021	2022	2023	2024	2025	2026
REVENUES:
Land-based GGR	355,853	786,469	1,118,349	1,231,923	1,353,868	1,512,877
iGaming GGR	—	10,563	22,500	25,875	26,781	27,718
Non-Gaming Revenue	35,585	95,644	159,719	188,670	220,904	261,901

TOTAL GROSS REVENUES	391,438	892,675	1,300,568	1,446,467	1,601,553	1,802,496

MAJOR EXPENSE CATEGORIES:
Rolling Chip Commissions	108,092	153,679	220,002	232,160	250,526	274,900
Points and Freeplay	24,469	54,079	76,899	84,709	93,094	104,027
Gaming Taxes	63,103	157,809	228,707	255,990	284,756	322,076
Payroll and Benefits	81,641	115,580	143,493	155,135	167,627	183,180
F&B Comps	11,657	23,637	31,722	33,279	35,658	39,335
Hotel Comps	9,508	20,630	28,995	31,639	34,606	38,578
Retail Comps	1,771	3,292	4,128	4,061	4,195	4,539
G&A	17,305	20,961	29,698	32,412	35,598	39,933
Marketing	14,734	19,379	28,893	32,840	36,806	41,707
Utilities	13,035	15,454	21,582	23,269	25,396	28,396
Gaming Operations	6,108	13,499	19,196	21,145	23,238	25,967
Repairs and Maintenance	10,297	12,915	18,711	20,798	23,055	25,984
Security	6,815	8,547	12,384	13,765	15,259	17,197
IT	5,066	6,354	9,206	10,232	11,343	12,783
Progressive Jackpots + Misc TG COS	2,630	5,813	8,267	9,106	10,008	11,183
Hotel Operations	1,942	2,436	3,530	3,923	4,349	4,902
Finance	1,048	1,315	1,905	2,117	2,347	2,645
Cove Cost of Sales	885	1,110	1,608	1,788	1,982	2,234
Other	416	522	757	841	933	1,051
F&B Operations	353	443	642	714	791	892
iGaming Expense	—	5,281	11,250	12,938	13,390	13,859
Property Tax and Insurance	9,150	9,425	9,708	9,999	10,299	10,608

TOTAL EXPENSES	390,027	652,160	911,282	992,859	1,085,256	1,205,975

EBITDA	1,411	240,515	389,285	453,608	516,297	596,521
EBITDA Margin	0.4%	26.9%	29.9%	31.4%	32.2%	33.1%

Source: The Innovation Group

DISCLAIMER

Certain information included in this report contains forward-looking estimates, projections and/or statements. The Innovation Group has based these projections, estimates and/or statements on our current expectations about future events. These forward-looking items include statements that reflect our existing beliefs and knowledge regarding the operating environment, existing trends, existing plans, objectives, goals, expectations, anticipations, results of operations, future performance and business plans.

Further, statements that include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or other words or expressions of similar meaning have been utilized. These statements reflect our judgment on the date they are made and we undertake no duty to update such statements in the future.

Although we believe that the expectations in these reports are reasonable, any or all of the estimates or projections in this report may prove to be incorrect. To the extent possible, we have attempted to verify and confirm estimates and assumptions used in this analysis. However, some assumptions inevitably will not materialize as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties and unanticipated events and circumstances, which may occur. Consequently, actual results achieved during the period covered by our analysis will vary from our estimates and the variations may be material. As such, The Innovation Group accepts no liability in relation to the estimates provided herein.

Annex E

DELAWARE GENERAL CORPORATION LAW

Section 262 Appraisal Rights.

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)

Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)

Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)

If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to §228 or §253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)

Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)

Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)

At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)

After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)

The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex F

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [    ], 2021, is made and entered into by and among Okada Manila International, Inc., a Philippine corporation (the “Company”), Tiger Resort Asia Ltd., a company incorporated in Hong Kong (“TRA”), 26 Capital Holdings LLC, a Delaware limited liability company (the “Sponsor”) and, together with TRA and any other Person who hereafter becomes a party to this Agreement pursuant to Section 5.2 hereof, a “Holder” and collectively the “Holders”), solely for purposes of Section 5.8 hereof, 26 Capital Acquisition Corp., a Delaware corporation (“SPAC”) and, solely for purposes of Section 5.2 and Section 5.8 hereof (and related definitions), the individuals identified on the signature pages hereto as the “Insiders” (the “Insiders”). Capitalized terms used and not otherwise defined herein will have the meanings ascribed to such terms in the Merger and Share Acquisition Agreement (as defined below).

RECITALS

WHEREAS, SPAC and the Sponsor have entered into that certain Registration Rights Agreement, dated as of January 14, 2021 (the “Prior RRA”);

WHEREAS, SPAC, the Sponsor and the Insiders have entered into that certain letter agreement, dated as of January 14, 2021 (the “Insider Letter”);

WHEREAS, in connection with the consummation of the transactions (the “Business Combination”) contemplated by the Agreement and Plan of Merger and Share Subscription, dated as of October 15, 2021, by and among TRA, the Company, Project Tiger Merger Sub, Inc., a Delaware corporation, Tiger Resort, Leisure and Entertainment, Inc., a Philippine corporation, and SPAC (the “Merger and Share Acquisition Agreement”), each of SPAC, the Sponsor and the Insiders, as applicable, desire that, effective upon the Effective Time (as defined below), each of the Prior RRA and the Insider Letter shall be canceled and terminated in its entirety and shall be of no further force and effect;

WHEREAS, this Agreement is being executed concurrently with the entry in the Merger and Share Acquisition Agreement and will become effective upon the Effective Time (as defined below); and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of premises and the mutual promises contained herein and in the Merger and Share Subscription Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“ADS” means an American depositary share or receipt of the Company representing one share of Common Stock.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after

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consultation with U.S. securities counsel to the Company: (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading; (b) would not be required to be made at such time if the Registration Statement were not being filed; and (c) the Company has a bona fide business purpose for not making such information public.

“Agreement” has the meaning given in the preamble hereto.

“Board” means the Board of Directors of the Company.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means a share of common stock, with par value per share to be set at 0.05 PHP, of the Company.

“Company” has the meaning given in the preamble hereto.

“Demand Registration” has the meaning given in Section 2.1(a).

“Demanding Holder” has the meaning given in Section 2.1(a).

“Effective Time” means the effective time of the Merger.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time.

“Foreign Private Issue” has the meaning set forth in Rule 3b-4 promulgated under the Exchange Act.

“Form F-1” has the meaning given in Section 2.1(a).

“Form F-3” has the meaning given in Section 2.3.

“Insider Letter” has the meaning given in the recitals hereto.

“Insiders” has the meaning given in the preamble hereto.

“Holders” has the meaning given in the preamble hereto.

“Lock-up Period” means the period beginning on the Effective Time and continuing to and including the date that is the earlier of (a) the one year anniversary of the Effective Time; (b) the date on which the Stock Price of the ADSs equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-trading day period commencing at least 150 days after the Effective Time; or (c) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their ADSs or shares of Common Stock for cash, securities or other property.

“Maximum Number of Securities” has the meaning given in Section 2.1(d).

“Merger and Share Acquisition Agreement” has the meaning given in the recitals hereto.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

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“Permitted Transferees” means any Person to whom a Holder of Registrable Securities or an Insider is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period or Private Placement Lock-up Period, as the case may be, under this Agreement and any other applicable agreement between such Person and the Company, and to any transferee thereafter.

“Piggyback Registration” has the meaning given in Section 2.2(a).

“Private Placement Lock-up Period” means, with respect to Private Placement Warrants that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, and any of the ADSs or shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending 30 days after the Effective Time.

“Private Placement Warrants” means the 7,500,000 warrants purchased from SPAC by the Sponsor in a private placement transaction that occurred simultaneously with the closing of SPAC’s initial public offering and any Working Capital Warrants.

“Pro Rata” has the meaning given in Section 2.1(d).

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” means: (a) the Private Placement Warrants (including any ADSs or shares of the Common Stock issued or issuable upon the exercise of any such Private Placement Warrants); (b) any outstanding share of the Common Stock or any other equity security (including the ADSs or shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the Effective Time or received pursuant to the transactions contemplated by the Merger and Share Acquisition Agreement; and (c) any other equity security of the Company issued or issuable with respect to any such ADSs or share of the Common Stock described in clauses (a) through (b) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the ADSs or Common Stock is then listed;

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(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(f) reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” has the meaning given in Section 2.1(a).

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Sponsor” has the meaning given in the preamble hereto.

“Sponsor Registrable Securities” means the Registrable Securities held by the Sponsor and its Permitted Transferees.

“Stock Price” means the volume-weighted average closing price of one ADS reported as of 4:00 p.m., New York, New York time on any Trading Day after the Effective Time, as reported by Bloomberg Financial L.P. using the AQR function (or, if not reported there in another authoritative source selected by the Board.

“TRA Registrable Securities” means the Registrable Securities held by TRA and its Permitted Transferees.

“Trading Day” means any day on which ADSs are tradeable on the principal securities exchange or securities market on which ADSs are then traded.

“Transfer” means the: (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Registrable Security; (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Registrable Security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

F-4

“Working Capital Warrants” means up to $1,500,000 of Working Capital Loans that are convertible into warrants at a price of $1.00 per warrant.

ARTICLE II

REGISTRATIONS

Section	2.1 Demand Registration.

(a) Request for Registration. Subject to the provisions of Section 2.1(d) and Section 2.4 hereof, at any time and from time to time on or after the Effective Time, the Holders of at least a majority in interest of the then-outstanding number of (i) the Sponsor Registrable Securities or (ii) the TRA Registrable Securities (in either case, as applicable, the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within 10 days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than 45 days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of three Registrations pursuant to a Demand Registration made by the Holders of the Sponsor Registrable Securities under this Section 2.1(a) with respect to any or all of their Registrable Securities; provided that a Registration shall not be counted for such purposes unless a Form F-1 or any similar long-form registration statement that may be available at such time (“Form F-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form F-1 Registration have been sold, in accordance with Section 3.1 of this Agreement; and, provided, further, that, for purposes of clarity, there is no limit on the number of Demand Registrations that that can be made by the Holders of TRA Registrable Securities.

(b) Effective Registration. Notwithstanding the provisions of Section 2.1(a) above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (A) such stop order or injunction is removed, rescinded or otherwise terminated, and (B) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five days, of such election; and provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

(c) Underwritten Offering. Subject to the provisions of Section 2.1(d) and Section 2.4 hereof, if a majority-in-interest of the applicable Demanding Holders so advise the Company as part of their Demand

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Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.1(c) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration and approved by the Company (such approval not to be unreasonably withheld, conditioned or delayed).

(d) Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the applicable Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that such Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other ADSs or Common Stock or other equity securities that the Company desires to sell and the ADSs or Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the applicable Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to Section 2.2(a)hereof, without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the ADSs, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the ADSs, Common Stock or other equity securities of other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(e) Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under Section 2.1(a) shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.1(e).

Section	2.2 Piggyback Registration.

(a) Piggyback Rights. If, at any time after the Effective Time, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other

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obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company, including pursuant to Section 2.1 hereof), other than a Registration Statement: (i) filed in connection with any employee stock option or other benefit plan; (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders; (iii) for an offering of debt that is convertible into equity securities of the Company; or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than 10 days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five days after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.2(a) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the equity securities that the Company desires to sell, taken together with: (i) the equity securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder; (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof; and (iii) the equity, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(A) if the Registration is undertaken for the Company’s account, the Company shall include in any such Registration: (I) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (II) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (I), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a) hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (III) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (I) and (II), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(B) if the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration: (I) first, the Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (II) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (I), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a), pro rata based on the number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (III) third, to the extent that the Maximum Number of

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Securities has not been reached under the foregoing clauses (I) and (II), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (IV) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (I), (II) and (III), the Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

(c) Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2(c).

(d) Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

Section 2.3 Registrations on Form F-3. Any Holder of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form F-3 or any similar short form registration statement that may be available at such time (“Form F- 3”); provided that the Company shall not be obligated to effect such request through an Underwritten Offering. Within five days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form F-3, the Company shall promptly give written notice of the proposed Registration on Form F-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form F-3 shall so notify the Company, in writing, within 10 days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than 12 days after the Company’s initial receipt of such written request for a Registration on Form F-3, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided that the Company shall not be obligated to effect any such Registration pursuant to Section 2.3 hereof if (a) a Form F-3 is not available for such offering or (b) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000.

Section 2.4 Restrictions on Registration Rights. If: (a) during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a Company initiated Registration, and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 2.1(a) and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (b) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (c) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration

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Statement at such time, including if such Registration would necessitate the Company to make an Adverse Disclosure, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that the filing of such Registration Statement shall be deferred and stating which of clauses (a), (b) and (c) is applicable. In such event, the Company shall have the right to defer such filing for a period of not more than 30 days; provided that the Company shall not defer its obligation in this manner more than twice in any 12-month period, provided, further, that such limitation shall not apply to a deferral under clause (b) above.

ARTICLE III

COMPANY PROCEDURES

Section 3.1 General Procedures. If, at any time on or after the Effective Time, the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

(a) prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any participating Holder or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(d) prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

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(f) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) at least five days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities and its counsel, including providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

(i) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

(j) permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided, further, that the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable Law;

(k) obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

(l) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

(m) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(n) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

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(o) if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering;

(p) if the Company is no longer a Foreign Private Issuer, the Company shall use commercially reasonable efforts to convert any outstanding Registration Statement on Form F-1 or Form F-3, as applicable, into a Registration Statement on Form S-1 or Form S-3, as applicable, as soon as practicable thereafter, but no later than the date that the Company is no longer permitted to make filings as a Foreign Private Issuer (and thereafter references in this Agreement to Form F-1 or Form F-3 will be read as references to Form S-1 or Form s-3, as applicable); and

(q) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by, the Holders in connection with such Registration.

Section 3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3 Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 30 days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

Section 3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request,

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all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by Law, each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein) or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulations promulgated thereunder applicable to the Company and relating to any action or inaction of the Company in connection therewith. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by Law, shall indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c) Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to

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pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

(e) If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided that the liability of any Holder under this Section 4.1(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 4.1(a), (b) and (c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1(e) from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. Any notice or communication under this Agreement must be in writing and given by: (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (b) delivery in person or by courier service providing evidence of delivery; or (c) transmission by hand delivery, or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to:             , and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its

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address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective 30 days after delivery of such notice as provided in this Section 5.1.

Section 5.2 Assignment; Lock-Up; No Third Party Beneficiaries.

(a) This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

(b) Prior to the expiration of the Lock-up Period or the Private Placement Lock-up Period, as applicable, no Holder of Sponsor Registrable Securities or Insider may (i) Transfer any Registrable Securities (including, for the avoidance of doubt, any such securities received pursuant to the transactions contemplated by the Merger and Share Acquisition Agreement) held by such Person as of the Effective Time or (ii) assign or delegate such Person’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Person to a Permitted Transferee (but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement). Notwithstanding the foregoing, the following Transfers are permitted: (i) to SPAC’s current or former officers or directors, any affiliate or family member of any of SPAC’s current or former officers or directors or any affiliate of the Sponsor or to any member(s) of the Sponsor or any of their affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of the Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; or (vi) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; provided that in each case these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein. Solely with respect to this Section 5.2(b), a Registrable Security shall continue to be a Registrable Security notwithstanding the provisos contained in the definition of “Registrable Security” that would otherwise cause such security to cease to qualify.

(c) This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

(d) This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2(b) hereof.

(e) No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

Section 5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

Section 5.4 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement shall be governed and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed in the State of New York (without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York).

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(b) Each of the parties hereto: (i) submits to the exclusive jurisdiction of the United States federal and state courts located in New York County, New York in any Action arising out of or relating to this Agreement; (ii) agrees that all claims in respect of such action or Action may be heard and determined in any such court; and (iii) agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party hereto with respect thereto. Each party hereto agrees that service of summons and complaint or any other process that might be served in any action may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 5.1; provided that nothing in this Section 5.4(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law. Each party hereto agrees that a final, non-appealable judgment in any action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

(c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 5.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of each of the Sponsor Registrable Securities and the TRA Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 5.6 Other Registration Rights. The Company represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other Person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Section 5.7 Term. This Agreement shall become effective upon the Effective Time and shall terminate upon the earlier of (i) January 14, 2031 or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the

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Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5 and Article IV shall survive any termination.

Section 5.8 Termination of Prior RRA and Insider Letter. Effective as of the Effective Time, this Agreement shall supersede and replace in its entirety the terms and conditions of the Prior RRA and the Insider Letter, each of which shall be null and void and of no further force or effect, without any action or notice on the part of the parties thereto.

Section 5.9 Termination of Merger and Share Acquisition Agreement. In the event that the Merger and Share Acquisition Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect, except for Article IV and Section 5.1 and Section 5.4, which shall survive such termination.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:
Okada Manila International, Inc.

By:
Name:
Title:

TRA:
Tiger Resort Asia Ltd.

By:
Name:
Title:

SPONSOR:
26 Capital Holdings LLC

By:
Name:
Title:

SPAC:
26 Capital Acquisition Corp.

By:
Name:
Title:

INSIDERS:

By:
Name: Jason Ader

By:
Name: John Lewis

By:
Name: Rafi Ashkenazi

By:
Name: Gregory S. Lyss

By:
Name: Joseph Kaminkow

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of directors and officers

Under OMI’s by-laws, subject to the terms of any indemnification agreement entered into by OMI and a director or officer, OMI shall indemnify every director or officer and his heirs, executors and administrators against all costs and expenses reasonably incurred by such person in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by OMI) to which he may be, or is made, a party by reason of his being or having been a director or officer of OMI, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding, to be liable for acts or omissions that involve malice, gross negligence, misconduct, or breach of fiduciary duty.

Item 21. Exhibits.

(a)    The following exhibits are filed as part of this registration statement, including those incorporated herein by reference:

Exhibit Number	Description

2.1†	Merger and Share Acquisition Agreement, dated as of October 15, 2021, by and among TRA, OMI, Merger Sub, TRLEI and 26 Capital (included as Annex A to the proxy statement/prospectus).

2.2	Amendment No. 1 to the Merger and Share Acquisition Agreement, dated as of February 15, 2022, by and among TRA, OMI, Merger Sub, TRLEI and 26 Capital (included as Annex A-1 to the proxy statement/prospectus).

3.1	Amended Articles of Incorporation and Amended By-Laws of OMI.

3.2	Form of Amended Articles of Incorporation and Amended By-Laws of OMI (included as Annex C to the proxy statement/prospectus).

3.3	Form of Amended and Restated Certificate of Incorporation of 26 Capital.

3.4	By Laws of the 26 Capital.

4.1	Specimen Unit Certificate of 26 Capital.

4.2	Specimen Class A Common Stock Certificate of 26 Capital.

4.3	Specimen Warrant Certificate of 26 Capital.

4.4	Specimen Common Share Certificate of OMI.

4.5*	Form of OMI Warrant.

4.6	Form of Registration Rights Agreement, by and among OMI, the Sponsor and TRA (included as Annex F to the proxy statement/prospectus).

5.1	Opinion of Quisumbing Torres as to the validity of the OMI common shares to be issued.

8.1	Form of Opinion of Milbank LLP regarding certain U.S. income tax matters.

10.1	Form of Subscription Agreement, by and between OMI and the subscribers party thereto (included as Annex B to the proxy statement/prospectus).

10.2	Share Incentive Plan.

10.3	PAGCOR Lease (including addendum).

10.4	Eagle I Lease (including amendment).

10.5**	Shen Long Lease (including addenda).

Exhibit Number	Description

21.1	List of subsidiaries of OMI.

23.1	Consent of UHY LLP, independent registered public accounting firm for OMI.

23.2	Consent of WithumSmith+Brown, PC, independent registered accounting firm for 26 Capital.

23.3	Consent of Quisumbing Torres (included in Exhibit 5.1).

23.4	Consent of The Innovation Group, as Independent Consultant.

23.5	Consent of Milbank LLP (included in Exhibit 8.1).

24.1	Power of attorney (included on signature page to the initial filing of this Registration Statement).

99.1*	Form of proxy for special meeting.

99.2	Consent of Jun Fujimoto to be named as a director.

99.3	Consent of Jason Ader to be named as a director.

99.4	Consent of Masayoshi Miyanaga to be named as a director.

99.5	Consent of Ira Raphaelson to be named as a director.

107	Filing Fee Table

*	To be filed by amendment.
**

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(10)(iv). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(5)

That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

(i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(ii)	To arrange or provide for a facility in the United States for purposes of responding to such requests.

(9)	To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 will not be furnished; provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(10)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on the 22nd day of February, 2022.

OKADA MANILA INTERNATIONAL, INC.

By:	/s/ Byron Yip
Name: Byron Yip
Title: President, COO and Director

POWER OF ATTORNEY

Each of the undersigned executive officers and directors of Okada Manila International, Inc., hereby severally constitutes and appoints Byron Yip and Hans Van Der Sande as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 413 or 462 under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Takako Okada	Director	February 22, 2022
Takako Okada

/s/ Kenji Sugiyama	Director	February 22, 2022
Kenji Sugiyama

/s/ Manuel M. Lazaro	Director	February 22, 2022
Manuel M. Lazaro

/s/ Kenshi Asano	Director	February 22, 2022
Kenshi Asano

/s/ Byron Yip	President, COO and Director	February 22, 2022
Byron Yip	(Principal Executive Officer)

/s/ Toji Takeuchi	Director	February 22, 2022
Toji Takeuchi

/s/ Hans Van Der Sande	Treasurer, CFO and Director	February 22, 2022
Hans Van Der Sande	(Principal Financial and Accounting Officer)

/s/ James Lorenzana	Director	February 22, 2022
James Lorenzana

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized U.S. representative of Okada Manila International, Inc. has signed this registration statement in the City of New York, State of New York, on the 22nd day of February, 2022.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.